================================================================================

                          MORGAN STANLEY CAPITAL I INC.
                                  as Depositor,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               as Master Servicer,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              as Special Servicer,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   as Trustee,

                                       and

                               ABN AMRO BANK N.V.,
                                 as Fiscal Agent

                         POOLING AND SERVICING AGREEMENT

                            Dated as of March 1, 2004

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                   ARTICLE I

                                  DEFINITIONS

Section 1.1     Definitions....................................................9
Section 1.2     Calculations Respecting Mortgage Loans........................84
Section 1.3     Calculations Respecting Accrued Interest......................84
Section 1.4     Interpretation................................................85
Section 1.5     ARD Loans.....................................................85
Section 1.6     Certain Matters with respect to Loan Pairs and A/B
                   Mortgage Loans.............................................86

                                   ARTICLE II

                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

Section 2.1     Conveyance of Mortgage Loans..................................87
Section 2.2     Acceptance by Trustee.........................................90
Section 2.3     Seller's Repurchase of Mortgage Loans for Material
                   Document Defects and Material Breaches of
                   Representations and Warranties.............................92
Section 2.4     Representations and Warranties................................98
Section 2.5     Conveyance of Interests.......................................99

                                   ARTICLE III

                                THE CERTIFICATES

Section 3.1     The Certificates..............................................99
Section 3.2     Registration.................................................100
Section 3.3     Transfer and Exchange of Certificates........................101
Section 3.4     Mutilated, Destroyed, Lost or Stolen Certificates............107
Section 3.5     Persons Deemed Owners........................................107
Section 3.6     Access to List of Certificateholders' Names and
                   Addresses.................................................107
Section 3.7     Book-Entry Certificates......................................108
Section 3.8     Notices to Clearing Agency...................................111
Section 3.9     Definitive Certificates......................................111

                                   ARTICLE IV

                                    ADVANCES

Section 4.1     P&I Advances by Master Servicer..............................112

Section 4.1A    P&I Advances with Respect to Non-Serviced Mortgage Loans
                   and Serviced Pari Passu Mortgage Loans....................113
Section 4.2     Servicing Advances...........................................114
Section 4.3     Advances by the Trustee and the Fiscal Agent.................114
Section 4.4     Evidence of Nonrecoverability................................116
Section 4.5     Interest on Advances; Calculation of Outstanding
                   Advances with Respect to a Mortgage Loan..................117
Section 4.6     Reimbursement of Advances and Advance Interest...............117
Section 4.7     Fiscal Agent Termination Event...............................119
Section 4.8     Procedure Upon Termination Event.............................120
Section 4.9     Merger or Consolidation of Fiscal Agent......................120
Section 4.10    Limitation on Liability of the Fiscal Agent and Others.......120
Section 4.11    Indemnification of Fiscal Agent..............................121

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

Section 5.1     Collections..................................................122
Section 5.2     Application of Funds in the Certificate Account and
                   Interest Reserve Account..................................126
Section 5.3     Distribution Account and Reserve Account.....................135
Section 5.4     Trustee Reports..............................................137
Section 5.5     Trustee Tax Reports..........................................139

                                   ARTICLE VI

                                  DISTRIBUTIONS

Section 6.1     Distributions Generally......................................139
Section 6.2     International Plaza Pari Passu Loan REMIC....................140
Section 6.3     REMIC I......................................................140
Section 6.4     REMIC II.....................................................141
Section 6.5     REMIC III....................................................149
Section 6.6     Allocation of Realized Losses, Expense Losses and
                   Shortfalls Due to Nonrecoverability.......................155
Section 6.7     Net Aggregate Prepayment Interest Shortfalls.................158
Section 6.8     Adjustment of Servicing Fees.................................158
Section 6.9     Appraisal Reductions.........................................158
Section 6.10    Compliance with Withholding Requirements.....................159
Section 6.11    Prepayment Premiums..........................................159

                                   ARTICLE VII

           CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE LUXEMBOURG
                                  PAYING AGENT

Section 7.1     Duties of the Trustee and the Fiscal Agent...................160
Section 7.2     Certain Matters Affecting the Trustee and the Fiscal
                   Agent.....................................................162
Section 7.3     The Trustee and the Fiscal Agent Not Liable for
                   Certificates or Interests or Mortgage Loans...............163
Section 7.4     The Trustee and the Fiscal Agent May Own Certificates........165
Section 7.5     Eligibility Requirements for the Trustee and the Fiscal
                   Agent.....................................................165
Section 7.6     Resignation and Removal of the Trustee or the Fiscal
                   Agent.....................................................165
Section 7.7     Successor Trustee or Fiscal Agent............................167
Section 7.8     Merger or Consolidation of Trustee or Fiscal Agent...........167
Section 7.9     Appointment of Co-Trustee, Separate Trustee, Agents or
                   Custodian.................................................168
Section 7.10    Authenticating Agents........................................170
Section 7.11    Indemnification of Trustee and the Fiscal Agent..............170
Section 7.12    Fees and Expenses of Trustee and the Fiscal Agent............172
Section 7.13    Collection of Moneys.........................................172
Section 7.14    Trustee To Act; Appointment of Successor.....................173
Section 7.15    Notification to Holders......................................175
Section 7.16    Representations and Warranties of the Trustee and the
                   Fiscal Agent..............................................175
Section 7.17    Fidelity Bond and Errors and Omissions Insurance Policy
                   Maintained by the Trustee and the Fiscal Agent............177
Section 7.18    Appointment of Luxembourg Paying Agent; Notification to
                   Certificateholders........................................177

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 8.1     Servicing Standard; Servicing Duties.........................178
Section 8.2     Fidelity Bond and Errors and Omissions Insurance Policy
                   Maintained by the Master Servicer.........................181
Section 8.3     Master Servicer's General Power and Duties...................181
Section 8.4     Primary Servicing and Sub-Servicing..........................188
Section 8.5     Servicers May Own Certificates...............................188
Section 8.6     Maintenance of Hazard Insurance, Other Insurance, Taxes
                and Other....................................................188
Section 8.7     Enforcement of Due-On-Sale Clauses; Assumption
                   Agreements; Due-On-Encumbrance Clause.....................191
Section 8.8     Trustee to Cooperate; Release of Trustee Mortgage Files......195
Section 8.9     Documents, Records and Funds in Possession of Master
                   Servicer to be Held for the Trustee for the Benefit
                   of the Certificateholders.................................196

Section 8.10    Servicing Compensation.......................................196
Section 8.11    Master Servicer Reports; Account Statements..................198
Section 8.12    Annual Statement as to Compliance............................200
Section 8.13    Annual Independent Public Accountants' Servicing Report......200
Section 8.14    CMSA Operating Statement Analysis Reports Regarding the
                   Mortgaged Properties......................................201
Section 8.15    Other Available Information and Certain Rights of the
                   Master Servicer...........................................202
Section 8.16    Rule 144A Information........................................204
Section 8.17    Inspections..................................................204
Section 8.18    Modifications, Waivers, Amendments, Extensions and
                   Consents..................................................205
Section 8.19    Specially Serviced Mortgage Loans............................208
Section 8.20    Representations, Warranties and Covenants of the Master
                   Servicer..................................................209
Section 8.21    Merger or Consolidation......................................210
Section 8.22    Resignation of Master Servicer...............................210
Section 8.23    Assignment or Delegation of Duties by Master Servicer........211
Section 8.24    Limitation on Liability of the Master Servicer and
                   Others....................................................211
Section 8.25    Indemnification; Third-Party Claims..........................214
Section 8.26    Exchange Act Reporting.......................................216
Section 8.27    Compliance with REMIC Provisions.............................218
Section 8.28    Termination..................................................218
Section 8.29    Procedure Upon Termination...................................220
Section 8.30    Operating Adviser Contact with Master Servicer and
                   Special Servicer..........................................222

                                   ARTICLE IX

        ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS
                               BY SPECIAL SERVICER

Section 9.1     Duties of Special Servicer...................................222
Section 9.2     Fidelity Bond and Errors and Omissions Insurance Policy
                   of Special Servicer.......................................224
Section 9.3     Sub-Servicers................................................224
Section 9.4     Special Servicer General Powers and Duties...................225
Section 9.5     "Due-on-Sale" Clauses; Assignment and Assumption
                   Agreements; Modifications of Specially Serviced
                   Mortgage Loans; Due-On-Encumbrance Clauses................228
Section 9.6     Release of Mortgage Files....................................232
Section 9.7     Documents, Records and Funds in Possession of Special
                   Servicer To Be Held for the Trustee.......................233
Section 9.8     Representations, Warranties and Covenants of the Special
                   Servicer..................................................234
Section 9.9     Standard Hazard, Flood and Comprehensive General
                   Liability Insurance Policies..............................235
Section 9.10    Presentment of Claims and Collection of Proceeds.............237

Section 9.11    Compensation to the Special Servicer.........................237
Section 9.12    Realization Upon Defaulted Mortgage Loans....................239
Section 9.13    Foreclosure..................................................241
Section 9.14    Operation of REO Property....................................241
Section 9.15    Sale of REO Property.........................................244
Section 9.16    Realization on Collateral Security...........................245
Section 9.17    Reserved.....................................................246
Section 9.18    Annual Officer's Certificate as to Compliance................246
Section 9.19    Annual Independent Accountants' Servicing Report.............246
Section 9.20    Merger or Consolidation......................................246
Section 9.21    Resignation of Special Servicer..............................247
Section 9.22    Assignment or Delegation of Duties by Special Servicer.......248
Section 9.23    Limitation on Liability of the Special Servicer and
                   Others....................................................248
Section 9.24    Indemnification; Third-Party Claims..........................250
Section 9.25    Reserved.....................................................252
Section 9.26    Special Servicer May Own Certificates........................252
Section 9.27    Tax Reporting................................................252
Section 9.28    Application of Funds Received................................252
Section 9.29    Compliance with REMIC Provisions.............................252
Section 9.30    Termination..................................................253
Section 9.31    Procedure Upon Termination...................................256
Section 9.32    Certain Special Servicer Reports.............................258
Section 9.33    Special Servicer to Cooperate with the Master Servicer
                   and Trustee...............................................259
Section 9.34    Reserved.....................................................260
Section 9.35    Reserved.....................................................260
Section 9.36    Sale of Defaulted Mortgage Loans.............................260
Section 9.37    Operating Adviser; Elections.................................263
Section 9.38    Limitation on Liability of Operating Adviser.................264
Section 9.39    Duties of Operating Adviser..................................265

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

Section 10.1    Termination of Trust Upon Repurchase or Liquidation of
                   All Mortgage Loans........................................268
Section 10.2    Procedure Upon Termination of Trust..........................269
Section 10.3    Additional Trust Termination Requirements....................270

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

Section 11.1    Limitation on Rights of Holders..............................271
Section 11.2    Access to List of Holders....................................272
Section 11.3    Acts of Holders of Certificates..............................273

                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

Section 12.1    REMIC Administration.........................................274
Section 12.2    Prohibited Transactions and Activities.......................279
Section 12.3    Modifications of Mortgage Loans..............................279
Section 12.4    Liability with Respect to Certain Taxes and Loss of
                   REMIC Status..............................................279
Section 12.5    Class S Grantor Trust........................................280

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

Section 13.1    Binding Nature of Agreement..................................281
Section 13.2    Entire Agreement.............................................281
Section 13.3    Amendment....................................................281
Section 13.4    GOVERNING LAW................................................283
Section 13.5    Notices......................................................283
Section 13.6    Severability of Provisions...................................284
Section 13.7    Indulgences; No Waivers......................................284
Section 13.8    Headings Not to Affect Interpretation........................284
Section 13.9    Benefits of Agreement........................................284
Section 13.10   Special Notices to the Rating Agencies.......................285
Section 13.11   Counterparts.................................................286
Section 13.12   Intention of Parties.........................................286
Section 13.13   Recordation of Agreement.....................................288
Section 13.14   Rating Agency Monitoring Fees................................288

                             EXHIBITS AND SCHEDULES

EXHIBIT A-1      Form of Class A-1 Certificate
EXHIBIT A-2      Form of Class A-2 Certificate
EXHIBIT A-3      Form of Class A-3 Certificate
EXHIBIT A-4      Form of Class A-4 Certificate
EXHIBIT A-5      Form of Class B Certificate
EXHIBIT A-6      Form of Class C Certificate
EXHIBIT A-7      Form of Class D Certificate
EXHIBIT A-8      Form of Class E Certificate
EXHIBIT A-9      Form of Class F Certificate
EXHIBIT A-10     Form of Class G Certificate
EXHIBIT A-11     Form of Class H Certificate
EXHIBIT A-12     Form of Class J Certificate
EXHIBIT A-13     Form of Class K Certificate
EXHIBIT A-14     Form of Class L Certificate
EXHIBIT A-15     Form of Class M Certificate
EXHIBIT A-16     Form of Class N Certificate
EXHIBIT A-17     Form of Class O Certificate
EXHIBIT A-18     Form of Class P Certificate
EXHIBIT A-19     Form of Class Q Certificate
EXHIBIT A-20     Form of Class S Certificate
EXHIBIT A-21     Form of Class R-I Certificate
EXHIBIT A-22     Form of Class R-II Certificate
EXHIBIT A-23     Form of Class R-III Certificate
EXHIBIT A-24     Form of Class R-IP Certificate
EXHIBIT A-25     Form of Class X-1 Certificate
EXHIBIT A-26     Form of Class X-2 Certificate
EXHIBIT B-1      Form of Initial Certification of Trustee (Section 2.2)
EXHIBIT B-2      Form of Final Certification of Trustee (Section 2.2)
EXHIBIT C        Form of Request for Release
EXHIBIT D-1      Form of Transferor Certificate for Transfers to Definitive
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2A     Form I of Transferee Certificate for Transfers of Definitive
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-2B     Form II of Transferee Certificate for Transfers of Definitive
                    Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3A     Form I of Transferee Certificate for Transfers of Interests in
                    Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT D-3B     Form II of Transferee Certificate for Transfers of Interests in
                    Book-Entry Privately Offered Certificates (Section 3.3(c))
EXHIBIT E-1      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT E-2      Form of Transfer Affidavit and Agreement (Section 3.3(e))
EXHIBIT F        Form of Regulation S Certificate
EXHIBIT G-1      Reserved
EXHIBIT G-2      Reserved

EXHIBIT H        Form of Exchange Certification
EXHIBIT I        Form of Euroclear Bank or Clearstream Bank Certificate
                    (Section 3.7(d)
EXHIBIT J        List of Loans as to Which Excess Servicing Fees Are Paid
                    ("Excess Servicing Fee")
EXHIBIT K        Form of Mortgage Loan Purchase Agreement
EXHIBIT L        Form of Inspection Report
EXHIBIT M        Form of Monthly Certificateholders Reports (Section 5.4(a))
EXHIBIT N        Form of CMSA Operating Statement Analysis Report
EXHIBIT O        Reserved
EXHIBIT P        Reserved
EXHIBIT Q        Reserved
EXHIBIT R        Reserved
EXHIBIT S-1      Form of Power of Attorney to Master Servicer (Section 8.3(c))
EXHIBIT S-2      Form of Power of Attorney to Special Servicer (Section 9.4(a)
EXHIBIT T        Form of Debt Service Coverage Ratio Procedures
EXHIBIT U        Form of Assignment and Assumption Submission to Special
                    Servicer (Section 8.7(a))
EXHIBIT V        Form of Additional Lien, Monetary Encumbrance and Mezzanine
                    Financing Submission Package to the Special Servicer
                    (Section 8.7(e))
EXHIBIT W        Restricted Servicer Reports
EXHIBIT X        Unrestricted Servicer Reports
EXHIBIT Y        Investor Certificate (Section 5.4(a))
EXHIBIT Z        Form of Notice and Certification Regarding Defeasance of
                    Mortgage Loans
EXHIBIT AA       Form of Wells Fargo primary servicing agreement
                    (Section 8.29(b))
EXHIBIT BB       Controlling Class Certificateholder's Reports Checklist
EXHIBIT CC       Form of Performance Certification (Section 8.26 (b))

SCHEDULE I       MSMC Loan Schedule
SCHEDULE II      Reserved
SCHEDULE III     Reserved
SCHEDULE IV      Reserved
SCHEDULE V       Reserved
SCHEDULE VI      List of Escrow Accounts Not Currently Eligible Accounts
                    (Section 8.3(e))
SCHEDULE VII     Certain Escrow Accounts for Which a Report Under Section 5.1(g)
                    is Required
SCHEDULE VIII    List of Mortgagors that are Third-Party Beneficiaries Under
                    Section 2.3(a)
SCHEDULE IX -
SCHEDULE XVI     Rates Used in Determination of Class X Pass-Through Rates
                    ("Class X-1 Strip Rate" and "Class X-2 Strip Rate")
SCHEDULE XVII    Mortgage Loans Secured by Mortgaged Properties Covered by an
                    Environmental Insurance Policy
SCHEDULE XVIII   List of Mortgage Loans that have Scheduled Payments after the end of a Collection Period
SCHEDULE XIX     Methodology for Calculating Realized Losses

          THIS POOLING AND SERVICING AGREEMENT is dated as of March 1, 2004 (this "Agreement") between MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the "Depositor"), WELLS FARGO BANK, NATIONAL ASSOCIATION, as master servicer (the "Master Servicer"), GMAC COMMERCIAL MORTGAGE CORPORATION, as special servicer (the "Special Servicer"), LASALLE BANK NATIONAL ASSOCIATION, as trustee of the Trust (the "Trustee") and ABN AMRO BANK N.V., only in its capacity as a fiscal agent pursuant to Article IV hereof (the "Fiscal Agent").

                              PRELIMINARY STATEMENT

          On the Closing Date, the Depositor will acquire the Mortgage Loans from Morgan Stanley Mortgage Capital Inc., as seller ("MSMC"), and will be the owner of the Mortgage Loans and the other property being conveyed by it to the Trustee for inclusion in the Trust which is hereby created. On the Closing Date, the Depositor will acquire (i) the REMIC I Regular Interests and the REMIC I Residual Interest as consideration for its transfer to the Trust of the Majority Mortgage Loans and the International Plaza Pari Passu Loan REMIC Regular Interest (and the related International Plaza Pari Passu Loan documents); (ii) the REMIC II Regular Interests and the Class R-II Certificates as consideration for its transfer of the REMIC I Regular Interests to the Trust; and (iii) the REMIC III Certificates (other than the portion of the Class S Certificates representing Excess Interest) as consideration for its transfer of the REMIC II Regular Interests to the Trust and the portion of the Class S Certificates representing Excess Interest as consideration for its transfer to the Trust of the Excess Interest. The Depositor has duly authorized the execution and delivery of this Agreement to provide for the foregoing and the issuance of (A) the REMIC I Regular Interests and the REMIC I Residual Interest representing in the aggregate the entire beneficial ownership of REMIC I, (B) the REMIC II Regular Interests and the Class R-II Certificates representing in the aggregate the entire beneficial ownership of REMIC II and (C) the REMIC III Certificates representing in the aggregate the entire beneficial ownership of REMIC III and, in the case of the Class S Certificates, the Class S Grantor Trust. All covenants and agreements made by the Depositor and the Trustee herein with respect to the Mortgage Loans and the other property constituting the Trust are for the benefit of the Holders of the International Plaza Pari Passu Loan REMIC Regular Interest, the REMIC I Regular Interests, the REMIC II Regular Interests, the Residual Certificates, the REMIC Regular Certificates and the Class S Certificates to the extent of their interest in the Excess Interest. The Class R-I Certificates shall represent ownership of the REMIC I Residual Interest. The Class R-IP Certificates represents ownership of the International Plaza Pari Passu Loan REMIC Residual Interest. The parties hereto are entering into this Agreement, and the Trustee is accepting the trusts created hereby, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

          The Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will be offered for sale pursuant to the prospectus (the "Prospectus") dated December 9, 2003, as supplemented by the preliminary prospectus supplement dated February 9, 2004 (together with the Prospectus, the "Preliminary Prospectus Supplement"), and as further supplemented by the final prospectus supplement dated February 20, 2004 (together with the Prospectus, the "Final Prospectus Supplement"), and the Class X-1, Class X-2, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be offered for sale pursuant to a Private Placement Memorandum dated February 20, 2004.

          The following sets forth the Class designation, Pass-Through Rate, initial Aggregate Certificate Balance (or initial Notional Amount) and Final Scheduled Distribution Date for each Class of REMIC I Regular Interests and the REMIC I Residual Interest comprising the interests in REMIC I, each Class of REMIC II Regular Interests and the Class R-II Certificates comprising the interests in REMIC II and each Class of REMIC III Certificates comprising the interests in REMIC III created hereunder:

                    INTERNATIONAL PLAZA PARI PASSU LOAN REMIC

          The International Plaza Pari Passu Loan REMIC Regular Interest relates to the International Plaza Pari Passu Loan. The International Plaza Pari Passu Loan REMIC Regular Interest has a pass-through rate equal to the International Plaza Pari Passu Loan REMIC Net Mortgage Rate (it being understood that the Master Servicing Fee and the Trustee Fee shall have been paid to the party entitled thereto by the International Plaza Pari Passu Loan REMIC), a principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date (as herein defined) of the International Plaza Pari Passu Loan, and a "latest possible maturity date" of January 8, 2008. The International Plaza Pari Passu Loan REMIC Residual Interest is represented by the Class R-IP Certificate, has been designated as the sole Class of residual interests in the International Plaza Pari Passu Loan REMIC and has no Certificate Balance and no Pass-Through Rate, but is entitled to receive the proceeds of any assets remaining in the International Plaza Pari Passu Loan REMIC after the International Plaza Pari Passu Loan REMIC Regular Interest has been paid in full.

                                    REMIC I

          Each REMIC I Regular Interest (a "Corresponding REMIC I Regular Interest") will relate to a specific Mortgage Loan. Each Corresponding REMIC I Regular Interest will have a pass-through rate equal to the REMIC I Net Mortgage Rate of the related Mortgage Loan an initial principal amount (the initial "Certificate Balance") equal to the Scheduled Principal Balance as of the Cut-Off Date of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates, and a "latest possible maturity date" set to the Maturity Date of the Mortgage Loan to which the Corresponding REMIC I Regular Interest relates; provided that in the case of the International Plaza Pari Passu Loan, the Corresponding REMIC I Regular Interest has a pass-through rate equal to the REMIC I Net Mortgage Rate of the International Plaza Pari Passu Loan REMIC Regular Interest, an initial principal amount (the initial "Certificate Balance") equal to the initial Certificate Balance of the International Plaza Pari Passu Loan REMIC Regular Interest, and a "latest possible maturity date" of January 8, 2008. The REMIC I Residual Interest will be represented by the Class R-I Certificate, will be designated as the sole Class of residual interests in REMIC I and will have no Certificate Balance and no Pass-Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC I after all Classes of REMIC I Regular Interests have been paid in full.

                                    REMIC II

          The REMIC II Regular Interests have the pass-through rates and Certificate Balances set forth in the definition thereof. The Class R-II Certificates will be designated as the sole Class of residual interests in REMIC II and will have no Certificate Balance and no Pass-

Through Rate, but will be entitled to receive the proceeds of any assets remaining in REMIC II after all Classes of REMIC II Regular Interests have been paid in full.

                                    REMIC III

                               Initial Aggregate
  REMIC III        Initial        Certificate
   Regular          Pass-      Principal Balance
   Interest        Through        or Notional           Final Scheduled
 Designation       Rate(a)           Amount          Distribution Date(b)
--------------     -------     -----------------     --------------------
Class A-1           3.10%        $  113,860,000        January 13, 2009
Class A-2           4.05%        $  319,750,000        July 13, 2010
Class A-3           4.49%        $  145,475,000        June 13, 2013
Class A-4           4.80%        $  547,150,000        January 13, 2014
Class X-1(c)        0.12%        $1,324,982,421        November 13, 2015
Class X-2(d)        1.30%        $1,258,818,000        March 13, 2012
Class B             4.83%        $   16,562,000        January 13, 2014
Class C             4.88%        $   16,562,000        February 13, 2014
Class D             4.90%        $   13,250,000        February 13, 2014
Class E             4.92%        $   19,875,000        February 13, 2014
Class F             4.96%        $   13,250,000        February 13, 2014
Class G             4.99%        $   16,562,000        February 13, 2014
Class H             5.10%        $   16,562,000        February 13, 2014
Class J             5.20%        $   11,594,000        February 13, 2014
Class K             5.65%        $   23,187,000        February 13, 2014
Class L             5.08%        $    6,625,000        February 13, 2014
Class M             5.08%        $    6,625,000        February 13, 2014
Class N             5.08%        $    6,625,000        February 13, 2014
Class O             5.08%        $    4,968,000        February 13, 2014
Class P             5.08%        $    3,313,000        February 13, 2014
Class Q             5.08%        $    3,312,685        February 13, 2014
Class S (f)         5.08%        $   19,874,736        November 13, 2015
Class R-III(g)       N/A              N/A                      N/A

(a) On each Distribution Date after the initial Distribution Date, the Pass-Through Rate for each Class of Certificates will be determined as described herein under the definition of "Pass-Through Rate." The initial Pass-Through Rates shown above are approximate for the Class B, C, D, E, F, G, X-1 and X-2 Certificates.

(b) The Final Scheduled Distribution Date for each Class of Certificates assigned a rating is the Distribution Date on which such Class is expected to be paid in full, assuming that timely payments (and no prepayments) will be made on the Mortgage Loans in accordance with their terms (except that each ARD Loan will be prepaid in full on its Anticipated Repayment Date).

(c) Each Class X-1 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-1 Certificates are comprised of the following regular interests:

     (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class A-1 Certificates;

     (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule IX for such Distribution Date and (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule X for such Distribution Date and (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule X for such Distribution Date and (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XI for such Distribution Date and (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XII for such Distribution Date and (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIII for such Distribution Date and (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3 Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIII for such Distribution Date and (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4A Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIII for such Distribution Date and (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4B Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIV for such Distribution Date and (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4C Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XV for such Distribution Date and (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4D Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XVI for such Distribution Date and (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XVI for such Distribution Date and (ii) the Pass-Through Rate of the Class B Certificates;

     (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XVI for such Distribution Date and (ii) the Pass-Through Rate of the Class C Certificates;

     (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XVI for such Distribution Date and (ii) the Pass-Through Rate of the Class D Certificates;

     (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-3 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XVI for such Distribution Date and (ii) the Pass-Through Rate of the Class E Certificates;

     (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XV for such Distribution Date and (ii) the Pass-Through Rate of the Class E Certificates;

     (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIV for such Distribution Date and (ii) the Pass-Through Rate of the Class E Certificates;

     (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIV for such Distribution Date and (ii) the Pass-Through Rate of the Class F Certificates;

     (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIII for such Distribution Date and (ii) the Pass-Through Rate of the Class F Certificates;

     (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XIII for such Distribution Date and (ii) the Pass-Through Rate of the Class G Certificates;

     (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XII for such Distribution Date and (ii) the Pass-Through Rate of the Class G Certificates;

     (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XII for such Distribution Date and (ii) the Pass-Through Rate of the Class H Certificates;

     (24) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XI for such Distribution Date and (ii) the Pass-Through Rate of the Class H Certificates;

     (25) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificate and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XI for such Distribution Date and (ii) the Pass-Through Rate of the Class J Certificates;

     (26) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule XI for such Distribution Date and (ii) the Pass-Through Rate of the Class K Certificates;

     (27) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule X for such Distribution Date and (ii) the Pass-Through Rate of the Class K Certificates;

     (28) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class L Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class L Certificates;

     (29) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M-2 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule X for such Distribution Date and (ii) the Pass-Through Rate of the Class M Certificates;

     (30) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M-1 Component and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule IX for such Distribution Date and (ii) the Pass-Through Rate of the Class M Certificates;

     (31) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class N Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the greater of (i) the rate shown on
     Schedule IX for such Distribution Date and (ii) the Pass-Through Rate of the Class N Certificates;

     (32) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class O Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class O Certificates;

     (33) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class P Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class P Certificates;

     (34) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class Q Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class Q Certificates; and

     (35) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class S Certificates and (B) one twelfth of the excess (if any) of (x) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date over (y) the Pass-Through Rate of the Class S Certificates.

(d) Each Class X-2 Certificate represents ownership of multiple "regular interests" in REMIC III. The Class X-2 Certificates are comprised of the following regular interests:

     (1) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (2) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-1C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-1 Certificates;

     (3) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (4) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (5) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (6) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-2D Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-2 Certificates;

     (7) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-3 Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-3 Certificates;

     (8) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4A Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (9) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4B Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (10) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4C Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XV for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (11) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class A-4D Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XVI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class A-4 Certificates;

     (12) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class B Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XVI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class B Certificates;

     (13) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class C Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XVI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class C Certificates;

     (14) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class D Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XVI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class D Certificates;

     (15) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-3 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XVI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class E Certificates;

     (16) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XV for such

     Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class E Certificates;

     (17) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class E-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class E Certificates;

     (18) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIV for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class F Certificates;

     (19) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class F-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class F Certificates;

     (20) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XIII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class G Certificates;

     (21) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class G-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class G Certificates;

     (22) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XII for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class H Certificates;

     (23) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class H-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class H Certificates;

     (24) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class J Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class J Certificates;

     (25) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule XI for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class K Certificates;

     (26) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class K-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class K Certificates;

     (27) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class L Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class L Certificates;

     (28) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M-2 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule X for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class M Certificates;

     (29) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class M-1 Component and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class M Certificates; and

     (30) the right to receive, on each Distribution Date, the product of (A) the Certificate Balance of the Class N Certificates and (B) one twelfth of the excess (if any) of (i) the lesser of (x) the rate shown on Schedule IX for such Distribution Date and (y) the Weighted Average REMIC I Net Mortgage Rate on such Distribution Date, over (ii) the Pass-Through Rate of the Class N Certificates;

     After the Distribution Date in September, 2005, payments made in respect of the Class A-1B Component, Class M-1 Component and Class N Certificates shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2006, payments made in respect of the Class A-1C Component, Class A-2A Component, Class K-1 Component, Class L Certificates and Class M-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2007, payments made in respect of the Class A-2B Component, Class H-1 Component, Class J Certificates and Class K-2

     Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2008, payments made in respect of the Class A-2C Component, Class G-1 Component and Class H-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2009, payments made in respect of the Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class F-1 Component and Class G-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2010, payments made in respect of the Class A-4B Component, Class E-1 Component and Class F-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates. After the Distribution Date in September, 2011, payments made in respect of the Class A-4C Component and Class E-2 Component shall not be included in the calculation of the amount paid in respect of the Class X-2 Certificates.

(e) Each Class S Certificate represents ownership of one REMIC III Regular Interest (entitled to the principal and interest set forth above). In addition, each Class S Certificate will be entitled to Excess Interest (which will not be a part of any REMIC Pool). The parties intend that (i) the portion of the Trust representing the Excess Interest and the Excess Interest Sub-account shall be treated as a grantor trust under subpart E of
     Part 1 of subchapter J of Chapter 1 of Subtitle A of the Code and (ii) the Class S Certificates (other than the portion thereof consisting of a REMIC III Regular Interest) shall represent undivided beneficial interests in the portion of the Trust consisting of the entitlement to receive Excess Interest (the "Class S Grantor Trust").

(f) The Class R-III Certificates will be entitled to receive the proceeds of any remaining assets in REMIC III after the principal amounts of all Classes of Certificates have been reduced to zero and any Realized Losses previously allocated thereto (and any interest thereon) have been reimbursed.

          As of the Cut-Off Date, the Mortgage Loans had an Aggregate Principal Balance of $1,324,982,421.

          The International Plaza Pari Passu Loan REMIC Regular Interest will be held as an asset of REMIC I, and the International Plaza Pari Passu Loan REMIC Residual Interest is the sole class of "residual interests" in the International Plaza Pari Passu Loan REMIC and is represented by the Class R-IP Certificates.

          As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the first paragraph of Section 12.1(a) hereof (including the Majority Mortgage Loans and the International Plaza Pari Passu Loan REMIC Regular Interest) to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC I"). The REMIC I Regular Interests will be designated as the "regular interests" in REMIC I and the REMIC I Residual Interest will be designated as the sole Class of "residual interests" in REMIC I and will be represented by the Class R-I Certificates.

          As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the second paragraph of Section 12.1(a) hereof consisting of the REMIC I Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC II"). The REMIC II Regular Interests will be designated as the "regular interests" in REMIC II and the Class R-II Certificates will be designated as the sole Class of "residual interests" in REMIC II for purposes of the REMIC Provisions.

          As provided herein, with respect to the Trust, the Trustee will make an election for the segregated pool of assets described in the third paragraph of Section 12.1(a) hereof consisting of the REMIC II Regular Interests to be treated for federal income tax purposes as a real estate mortgage investment conduit ("REMIC III"). The REMIC III Regular Interests (and, in the case of the Class S Certificates, the Class S REMIC Interest represented by the Class S Certificates) will be designated as the "regular interests" in REMIC III and the Class R-III Certificates (together with the REMIC Regular Certificates, the "REMIC III Certificates") will be designated as the sole Class of "residual interests" in REMIC III for purposes of the REMIC Provisions.

                                    ARTICLE I

                                   DEFINITIONS

          Section 1.1 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

          "A Note" means, with respect to any A/B Mortgage Loan, the mortgage note that is senior in right of payment to the related B Note to the extent set forth in the related Intercreditor Agreement.

          "A/B Loan Custodial Account" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of a related B Note. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

          "A/B Mortgage Loan" means any mortgage loan serviced under this Agreement that is divided into a senior mortgage note and a subordinated mortgage note, which senior mortgage note is included in the Trust. References herein to an A/B Mortgage Loan shall be construed to refer to the aggregate indebtedness under the related A Note and the related B Note. Notwithstanding the first sentence of this definition, there are no A/B Mortgage Loans in the Trust.

          "Accountant" means a person engaged in the practice of accounting who is Independent.

          "Accrued Certificate Interest" means with respect to each Distribution Date and any Class of Interests or Principal Balance Certificates, other than the Class X Certificates, the Class R-I Certificates, the Class R-II Certificates, the Class R-III Certificates and the Class R-IP Certificates, interest accrued during the Interest Accrual Period relating to such Distribution Date on the Aggregate Certificate Balance of such Class or Interest as of the close of business on the immediately preceding Distribution Date at the respective rates per annum set forth in the definition of the applicable Pass-Through Rate for each such Class. Accrued Certificate Interest on the Class X-1 Certificates for each Distribution Date will equal the Class X-1 Interest Amount. Accrued Certificate Interest on the Class X-2 Certificates for each Distribution Date will equal the Class X-2 Interest Amount.

          "Acquisition Date" means the date upon which, under the Code (and in particular the REMIC Provisions and Section 856(e) of the Code), the Trust or a REMIC Pool is deemed to have acquired a Mortgaged Property (or an interest therein, in the case of the Mortgaged Properties securing any A/B Mortgage Loan, Non-Serviced Mortgage Loan, Non-Serviced Companion Mortgage Loan and Loan Pair).

          "Additional Review Period" has the meaning set forth in Section
9.4(d).

          "Additional Trust Expense" means any of the following items: (i) Special Servicing Fees, Work-Out Fees and Liquidation Fees (to the extent not collected from the related Mortgagor), (ii) Advance Interest that cannot be paid in accordance with Section 4.6(c); (iii) amounts paid to indemnify the Master Servicer, the Special Servicer, any applicable Non-Serviced Mortgage Loan Master Servicer, any applicable Non-Serviced Mortgage Loan Special Servicer, the Trustee, the Fiscal Agent (or any other Person) pursuant to the terms of this Agreement; (iv) to the extent not otherwise paid, any federal, state, or local taxes imposed on the Trust or its assets and paid from amounts on deposit in the Certificate Account or Distribution Account and (v) to the extent not otherwise included in the calculation of a Realized Loss and not covered by indemnification by one of the parties hereto or otherwise, any other unanticipated cost, liability, or expense (or portion thereof) of the Trust (including costs of collecting such amounts or other Additional Trust Expenses) that the Trust has not recovered, and in the judgment of the Master Servicer (or Special Servicer, in the case of a Specially Serviced Mortgage Loan) will not, recover from the related Mortgagor or Mortgaged Property or otherwise, including a Modification Loss described in clause (ii) of the definition thereof; provided, however, that, in the case of an A/B Mortgage Loan, "Additional Trust Expense" shall not include any of the foregoing amounts that have been recovered from the related Mortgagor or Mortgaged Property as a result of the subordination of the related B Note. Notwithstanding anything to the contrary, "Additional Trust Expenses" shall not include allocable overhead of the Master Servicer, the Special Servicer, any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer, the Trustee, the Certificate Registrar or the Fiscal Agent, such as costs for office space, office equipment, supplies and related expenses, employee salaries and related expenses, and similar internal costs and expenses.

          "Administrative Cost Rate" means the sum of the Master Servicing Fee Rate, the Excess Servicing Fee Rate, the Trustee Fee Rate and in the case of any Non-Serviced Mortgage Loan, the related Pari Passu Loan Servicing Fee Rate.

          "Advance" means either a P&I Advance or a Servicing Advance.

          "Advance Interest" means interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent on outstanding Advances (other than Unliquidated Advances) pursuant to Section 4.5 of this Agreement and any interest payable to any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Trustee or any Non-Serviced Mortgage Loan Fiscal Agent with respect to Pari Passu Loan Nonrecoverable Advances pursuant to
Section 4.4(b) hereof.

          "Advance Rate" means a per annum rate equal to the Prime Rate as published in the "Money Rates" section of The Wall Street Journal from time to time or such other publication as determined by the Trustee in its reasonable discretion.

          "Advance Report Date" means the second Business Day prior to each Distribution Date.

          "Adverse REMIC Event" means any action that, under the REMIC Provisions, if taken or not taken, as the case may be, would either (i) endanger the status of any REMIC Pool as a REMIC or (ii) subject to Section 9.14(e), result in the imposition of a tax upon the income of any REMIC Pool or any of their respective assets or transactions, including (without limitation) the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on prohibited contributions set forth in Section 860G(d) of the Code.

          "Affiliate" means, with respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Aggregate Certificate Balance" means the aggregate of the Certificate Balances of the Principal Balance Certificates, the International Plaza Pari Passu Loan REMIC Regular Interest, the REMIC I Regular Interests or the REMIC II Regular Interests, as the case may be, at any date of determination. With respect to a Class of Principal Balance Certificates, the International Plaza Pari Passu Loan REMIC Regular Interest, REMIC I Regular Interests or REMIC II Regular Interests, Aggregate Certificate Balance shall mean the aggregate of the Certificate Balances of all Certificates or Interests, as the case may be, of that Class at any date of determination.

          "Aggregate Principal Balance" means, at the time of any determination and as the context may require, the aggregate of the Scheduled Principal Balances for all Mortgage Loans.

          "Agreement" means this Pooling and Servicing Agreement and all amendments and supplements hereto.

          "Alamo Quarry Market & Quarry Crossing Companion Loan" means, with respect to the Mortgage Loan identified on the Mortgage Loan Schedule as Mortgage Loan No. 15, the notes secured by the related Mortgage on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Pari Passu Loan. The Alamo Quarry Market & Quarry Crossing Companion Loan is not a "Mortgage Loan."

          "Alamo Quarry Market & Quarry Crossing Pari Passu Loan" means the Mortgage Loan identified on the Mortgage Loan Schedule as Mortgage Loan No. 15, which is secured by the related Mortgage on a pari passu basis with the Alamo Quarry Market & Quarry Crossing Companion Loan. The Alamo Quarry Market & Quarry Crossing Pari Passu Loan is a "Mortgage Loan."

          "Anticipated Repayment Date" means, with respect to the ARD Loans, the anticipated maturity date set forth in the related Mortgage Note.

          "Appraisal" means an appraisal by an Independent licensed MAI appraiser having at least five years experience in appraising property of the same type as, and in the same geographic area as, the Mortgaged Property being appraised, which appraisal complies with the Uniform Standards of Professional Appraisal Practices and states the "market value" of the subject property as defined in 12 C.F.R. Section 225.62.

          "Appraisal Event" means, with respect to any Mortgage Loan or Loan Pair, not later than the earliest of (i) the date 120 days after the occurrence of any delinquency in payment with respect to such Mortgage Loan or Loan Pair if such delinquency remains uncured, (ii) the date 30 days after receipt of notice that the related Mortgagor has filed a bankruptcy petition or the related Mortgagor has become the subject of involuntary bankruptcy proceedings or the related Mortgagor has consented to the filing of a bankruptcy proceeding against it or a receiver is appointed in respect of the related Mortgaged Property, provided such petition or appointment is still in effect, (iii) the date that is 30 days following the date the related Mortgaged Property becomes an REO Property and (iv) the effective date of any modification to a Money Term of a Mortgage Loan or Loan Pair, other than an extension of the date that a Balloon Payment is due for a period of less than six months from the original due date of such Balloon Payment.

          "Appraisal Reduction" means, with respect to any Required Appraisal Loan with respect to which an Appraisal or internal valuation is performed pursuant to Section 6.9, an amount equal to the excess of (A) the sum, as of the first Determination Date that is at least 15 days after the date on which the Appraisal or internal valuation is obtained or performed, of (i) the Scheduled Principal Balance of such Mortgage Loan or Loan Pair (or, in the case of an REO Property, the related REO Mortgage Loan) less the principal amount of any guaranty or surety bond with a rating of at least "BBB-" (or its equivalent) by a nationally recognized statistical rating organization and the undrawn principal amount of any letter of credit or debt service reserve, if applicable, that is then securing such Mortgage Loan or Loan Pair, (ii) to the extent not previously advanced by the Master Servicer, the Trustee or the Fiscal Agent, all accrued and unpaid interest on such Mortgage Loan or Loan Pair at a per annum rate equal to the Mortgage Rate, (iii) all unreimbursed Advances (including Unliquidated Advances) and interest on Advances (other than Unliquidated Advances) at the Advance Rate with respect to such Mortgage Loan or Loan Pair, and (iv) to the extent funds on deposit in any applicable Escrow Accounts are not sufficient therefor, and to the extent not previously advanced by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and other amounts which were required to be deposited in any Escrow Account (but were not deposited) in respect of such Mortgaged Property or REO Property, as the case may be, over (B) 90% of the Appraised Value (net of any prior mortgage liens) of such Mortgaged Property or REO Property as determined by such Appraisal or internal valuation, as the case may be, plus the full amount of any escrows held by or on behalf of the Trustee as security for the Mortgage Loan or a Loan Pair (less the estimated amount of the obligations anticipated to be payable in the next twelve months to which such escrows relate). Each Appraisal or internal valuation for a Required Appraisal Loan shall be updated annually for so long as an Appraisal Reduction exists. The Appraisal Reduction for each Required Appraisal Loan will be recalculated based on subsequent Appraisals, internal valuations or updates. Any Appraisal Reduction for any Mortgage Loan or Loan Pair shall be reduced to reflect any Realized Principal Losses on the Required Appraisal Loan or Loan Pair. Each Appraisal Reduction will be reduced to zero as of the date the related Mortgage Loan or Loan Pair is brought current under the then current terms of the Mortgage Loan or Loan Pair for at least three consecutive months, and no Appraisal Reduction will exist as to any Mortgage Loan or Loan Pair after it has been paid in full, liquidated, repurchased or otherwise disposed of. Any Appraisal Reduction in respect of any Non-Serviced Mortgage Loan shall be calculated in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement based upon the applicable allocation of the items set forth in clauses (A) and (B) above between the Non-Serviced Mortgage Loans and the related Non-Serviced Companion Mortgage Loans and all other related pari passu loans. Any Appraisal Reduction in respect of any Loan Pair shall be allocated, as between a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, pro rata according to their respective Principal Balances.

          "Appraised Value" means, (i) with respect to any Mortgaged Property (other than the Mortgaged Property relating to a Non-Serviced Mortgage Loan), the appraised value thereof determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent appraiser selected by the Master Servicer or the Special Servicer, as applicable or, in the case of an internal valuation performed by the Special Servicer pursuant to Section 6.9, the value of the Mortgaged Property determined by such internal valuation and
(ii) with respect to the Mortgaged Property relating to a Non-Serviced Mortgage Loan, the portion of the appraised value allocable thereto.

          "ARD Loan" means any Mortgage Loan designated as such on the Mortgage Loan Schedule.

          "Assignment of Leases" means, with respect to any Mortgage Loan, any assignment of leases, rents and profits or equivalent instrument, whether contained in the related Mortgage or executed separately, assigning to the holder or holders of such Mortgage all of the related Mortgagor's interest in the leases, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of the related Mortgaged Property as security for repayment of such Mortgage Loan.

          "Assignment of Mortgage" means an assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the transfer of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law.

          "Assumed Scheduled Payment" means: (i) with respect to any Balloon Mortgage Loan or any B Note as to which advancing is required hereunder for its Maturity Date (provided that such Mortgage Loan or B Note has not been paid in full, and no Final Recovery Determination or other sale or liquidation has occurred in respect thereof, on or before the end of the Collection Period in which such Maturity Date occurs) and for any subsequent Due Date therefor as of which such Mortgage Loan or such B Note remains outstanding and part of the Trust, if no Scheduled Payment (other than the related delinquent Balloon Payment) is due for such Due Date, the scheduled monthly payment of principal and/or interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment that would have been due in respect of such Mortgage Loan or such B Note on such Due Date, if it had been required to continue to accrue interest in accordance with its terms, and to pay principal in accordance with the amortization schedule in effect immediately prior to, and without regard to the occurrence of, its most recent Maturity Date (as such may have been extended in connection with a bankruptcy or similar proceeding involving the related Mortgagor or a modification, waiver or amendment of such Mortgage Loan or such B Note granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof), and (ii) with respect to any REO Mortgage Loan for any Due Date therefor as of which the related REO Property remains part of the Trust, the scheduled monthly payment of principal and interest deemed to be due in respect thereof on such Due Date equal to the Scheduled Payment (or, in the case of a Balloon Mortgage Loan or B Note described in the preceding clause of this definition, the Assumed Scheduled Payment) that was due in respect of the related Mortgage Loan or the related B Note on the last Due Date prior to its becoming an REO Mortgage Loan. The amount of the Assumed Scheduled Payment for any A Note or B Note shall be calculated solely by reference to the terms of such A Note or B Note, as applicable (as modified in connection with any bankruptcy or similar proceeding involving the related Mortgagor or pursuant to a modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Master Servicer or the Special Servicer pursuant to the terms hereof) and without regard to the remittance provisions of the related Intercreditor Agreement.

          "Authenticating Agent" means any authenticating agent serving in such capacity pursuant to Section 7.10.

          "Authorized Officer" means any Person that may execute an Officer's Certificate on behalf of the Depositor.

          "Available Advance Reimbursement Amount" has the meaning set forth in
Section 4.6(a).

          "Available Distribution Amount" means, with respect to any Distribution Date, an amount equal to the aggregate of (a) all amounts on deposit in the Distribution Account as of the commencement of business on such Distribution Date that represent payments and other collections on or in respect of the Mortgage Loans and any REO Properties that were received by the Master Servicer or the Special Servicer through the end of the related Collection Period exclusive of (i) any such amounts that were deposited in the Distribution Account in error, (ii) amounts that are payable or reimbursable to any Person other than the Certificateholders (including amounts payable to the Master Servicer in respect of unpaid Master Servicing Fees, the Special Servicer in respect of unpaid Special Servicer Compensation, the Trustee in respect of unpaid Trustee Fees, or to the parties entitled thereto in respect of the unpaid Excess Servicing Fees), (iii) amounts that constitute Prepayment Premiums, (iv) if such Distribution Date occurs during January, other than in a leap year, or February of any year, the Interest Reserve Amounts with respect to Interest Reserve Loans deposited in the Interest Reserve Account, (v) in the case of each REO Property related to an A/B Mortgage Loan or Loan Pair, all amounts received with respect to such A/B Mortgage Loan or Loan Pair that are required to be paid to the holder of the related B Note or Serviced Companion Mortgage Loan, as applicable, pursuant to the terms of the related B Note or Serviced Companion Mortgage Loan, as applicable, and the related Intercreditor Agreement or Loan Pair Intercreditor Agreement (which amounts will be deposited into the related A/B Loan Custodial Account or Serviced Companion Mortgage Loan Custodial Account, as applicable, pursuant to Section 5.1(c) and withdrawn from such accounts pursuant to Section 5.2(a)) and (vi) Scheduled Payments collected but due on a Due Date subsequent to the related Collection Period and (b) if and to the extent not already among the amounts described in clause (a), (i) the aggregate amount of any P&I Advances made by the Master Servicer, the Trustee or the Fiscal Agent for such Distribution Date pursuant to Section 4.1 and/or
Section 4.3 (and any P&I Advances made by the Greenwich 2003-C2 Master Servicer in respect of the Wells Fargo Tower Pari Passu Loan), (ii) the aggregate amount of any Compensating Interest payments made by the Master Servicer for such Distribution Date pursuant to the terms hereof, and (iii) if such Distribution Date occurs in March of any year, commencing March 2005, the aggregate of the Interest Reserve Amounts then held on deposit in the Interest Reserve Account in respect of each Interest Reserve Loan.

          "B Note" means, with respect to any A/B Mortgage Loan, the related subordinated Mortgage Note not included in the Trust, which is subordinated in right of payment to the related A Note to the extent set forth in the related Intercreditor Agreement. There are no B Notes in the Trust.

          "Balloon Mortgage Loan" means a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note that provides for Scheduled Payments based on an amortization schedule that is significantly longer than its term to maturity and that is expected to have a remaining principal balance equal to or greater than 5% of its original principal balance as of its stated maturity date, unless prepaid prior thereto.

          "Balloon Payment" means, with respect to any Balloon Mortgage Loan, B Note or Serviced Companion Mortgage Loan, the Scheduled Payment payable on the Maturity Date of such Mortgage Loan, B Note or Serviced Companion Mortgage Loan.

          "Bankruptcy Loss" means a loss arising from a proceeding under the United States Bankruptcy Code or any other similar state law or other proceeding with respect to the Mortgagor of, or Mortgaged Property under, a Mortgage Loan, including, without limitation, any Deficient Valuation Amount or losses, if any, resulting from any Debt Service Reduction Amount for the month in which the related Remittance Date occurs.

          "Base Interest Fraction" means, with respect to any Principal Prepayment of any Mortgage Loan that provides for payment of a Prepayment Premium, and with respect to any Class of Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on that Class of Certificates and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to the Principal Prepayment (or the current Discount Rate if not used in such calculation) and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Discount Rate used in calculating the Prepayment Premium with respect to that Principal Prepayment (or the current Discount Rate if not used in such calculation), provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If the Discount Rate referred to above is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction will equal zero.

          "Benefit Plan Opinion" means an Opinion of Counsel satisfactory to the Trustee and the Master Servicer to the effect that any proposed transfer will not (i) cause the assets of the Trust to be regarded as plan assets for purposes of the Plan Asset Regulations or (ii) give rise to any fiduciary duty on the part of the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar or the Fiscal Agent.

          "Book-Entry Certificates" means certificates evidencing a beneficial interest in a Class of Certificates, ownership and transfer of which shall be made through book entries as described in Section 3.7; provided, that after the occurrence of a condition whereupon book-entry registration and transfer are no longer authorized and Definitive Certificates are to be issued to the Certificate Owners, such certificates shall no longer be "Book-Entry Certificates."

          "Business Day" means any day other than (i) a Saturday or a Sunday,
(ii) a legal holiday in New York, New York, Chicago, Illinois, San Francisco, California or the principal cities in which the Special Servicer, the Trustee or the Master Servicer conducts servicing or trust operations, or (iii) a day on which banking institutions or savings associations in New York, New York, Chicago, Illinois or San Francisco, California are authorized or obligated by law or executive order to be closed.

          "Cash Liquidation" means, as to any Defaulted Mortgage Loan other than a Mortgage Loan with respect to which the related Mortgaged Property became REO Property, the sale of such Defaulted Mortgage Loan. The Master Servicer shall maintain records in accordance with the Servicing Standard (and, in the case of Specially Serviced Mortgage Loans, based on the written reports with respect to such Cash Liquidation delivered by the Special Servicer to the Master Servicer), of each Cash Liquidation.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601, et seq.).

          "Certificate Account" means one or more separate accounts established and maintained by the Master Servicer (or any Sub-Servicer on behalf of the Master Servicer) pursuant to Section 5.1(a), each of which shall be an Eligible Account.

          "Certificate Balance" means, with respect to any Certificate or Interest (other than the Class X Certificates and the Residual Certificates) as of any Distribution Date, the maximum specified dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the initial principal amount set forth on the face of such Certificate (in the case of a Certificate), or as ascribed thereto herein (in the case of an Interest), minus (A)(i) the amount of all principal distributions previously made with respect to such Certificate pursuant to Section 6.5(a) or deemed to have been made with respect to such Interest pursuant to Section 6.2(a) or
Section 6.3(a), as the case may be, (ii) all Realized Losses allocated or deemed to have been allocated to such Interest or Certificate in reduction of Certificate Balance pursuant to Section 6.6, and plus (B) an amount equal to the amounts identified in clause (I)(C) of the definition of Principal Distribution Amount, such increases to be allocated to the Principal Balance Certificates or Interests in sequential order (i.e. to the most senior Class first), in each case up to the amount of Realized Losses previously allocated thereto and not otherwise reimbursed hereunder. The Certificate Balance of the Class A-1A Component, the Class A-1B Component and the Class A-1C Component shall equal the Certificate Balance of the REMIC II Regular Interest A-1A, the REMIC II Regular Interest A-1B and the REMIC II Regular Interest A-1C, respectively. The Certificate Balance of the Class A-2A Component, Class A-2B Component, Class A-2C Component and the Class A-2D Component shall equal the Certificate Balance of the REMIC II Regular Interest A-2A, the REMIC II Regular Interest A-2B, the REMIC II Regular Interest A-2C and the REMIC II Regular Interest A-2D, respectively. The Certificate Balance of the Class A-4A Component, the Class A-4B Component, the Class A-4C Component and the Class A-4D Component shall equal the Certificate Balance of the REMIC II Regular Interest A-4A, the REMIC II Regular Interest A-4B, the REMIC II Regular Interest A-4C and the REMIC II Regular Interest A-4D, respectively. The Certificate Balance of the Class E-1 Component, the Class E-2 Component and the Class E-3 Component shall equal the Certificate Balance of the REMIC II Regular Interest E-1, the REMIC II Regular Interest E-2 and the REMIC II Regular Interest E-3, respectively. The Certificate Balance of the Class F-1 Component and the Class F-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest F-1 and the REMIC II Regular Interest F-2, respectively. The Certificate

Balance of the Class G-1 Component and the Class G-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest G-1 and the REMIC II Regular Interest G-2, respectively. The Certificate Balance of the Class H-1 Component and the Class H-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest H-1 and the REMIC II Regular Interest H-2, respectively. The Certificate Balance of the Class K-1 Component and the Class K-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest K-1 and the REMIC II Regular Interest K-2, respectively. The Certificate Balance of the Class M-1 Component and the Class M-2 Component shall equal the Certificate Balance of the REMIC II Regular Interest M-1 and the REMIC II Regular Interest M-2, respectively.

          "Certificate Owner" means, with respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate, as may be reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

          "Certificate Register" has the meaning set forth in Section 3.2.

          "Certificate Registrar" means the registrar appointed pursuant to
Section 3.2 and initially shall be the Trustee.

          "Certificateholders" has the meaning set forth in the definition of "Holder."

          "Certificates" means, collectively, the REMIC III Certificates, the Class R-I Certificates, the Class R-II Certificates and the Class R-IP Certificates.

          "Certification Parties" has the meaning set forth in Section 8.26(b).

          "Certifying Person" has the meaning set forth in Section 8.26(b).

          "Class" means, with respect to the International Plaza Pari Passu Loan REMIC Regular Interest, the REMIC I Interests, REMIC II Interests or REMIC III Certificates, any Class of such Certificates or Interests.

          "Class A-1 Certificates," "Class A-2 Certificates," "Class A-3 Certificates," "Class A-4 Certificates," "Class X-1 Certificates," "Class X-2 Certificates," "Class B Certificates," "Class C Certificates," "Class D Certificates," "Class E Certificates," "Class F Certificates," "Class G Certificates," "Class H Certificates," "Class J Certificates," "Class K Certificates," "Class L Certificates," "Class M Certificates," "Class N Certificates," "Class O Certificates," "Class P Certificates," "Class Q Certificates," "Class S Certificates," "Class R-I Certificates," "Class R-II Certificates," "Class R-III Certificates" or "Class R-IP Certificates," mean the Certificates designated as "Class A-1," "Class A-2," "Class A-3," "Class A-4," "Class X-1," "Class X-2," "Class B," "Class C," "Class D," "Class E," "Class F," "Class G," "Class H," "Class J," "Class K," "Class L," "Class M," "Class N," "Class O," "Class P," "Class Q," "Class S," "Class R-I," "Class R-II," "Class R-III" and "Class R-IP" respectively, on the face thereof, in substantially the form attached hereto as Exhibits.

          "Class A Certificates" means the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates and the Class A-4 Certificates, collectively.

          "Class A-1A Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1A.

          "Class A-1B Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1B.

          "Class A-1C Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-1 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-1C.

          "Class A-2A Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2A.

          "Class A-2B Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2B.

          "Class A-2C Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2C.

          "Class A-2D Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-2 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-2D.

          "Class A-4A Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4A.

          "Class A-4B Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4B.

          "Class A-4C Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4C.

          "Class A-4D Component" means a component of the beneficial interest in REMIC III evidenced by the Class A-4 Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest A-4D.

          "Class E-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest E -1.

          "Class E-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest E -2.

          "Class E-3 Component" means a component of the beneficial interest in REMIC III evidenced by the Class E Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest E -3.

          "Class F-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest F -1.

          "Class F-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class F Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest F-2.

          "Class G-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest G-1.

          "Class G-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class G Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest G-2.

          "Class H-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-1.

          "Class H-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class H Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest H-2.

          "Class K-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest K-1.

          "Class K-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class K Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest K-2.

          "Class M-1 Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest M-1.

          "Class M-2 Component" means a component of the beneficial interest in REMIC III evidenced by the Class M Certificates, which component represents a Certificate Balance equal to the Certificate Balance of the REMIC II Regular Interest M-2.

          "Class S Grantor Trust" means that portion of the Trust consisting of the Class S Grantor Trust Interest.

          "Class S Grantor Trust Interest" means that portion of the rights represented by the Class S Certificates that evidences beneficial ownership of the Excess Interest and the Excess Interest Sub-account, as described in Section 12.5(a) hereof.

          "Class S REMIC Interest" means that portion of the rights represented by the Class S Certificates that evidences a regular interest in REMIC III, which rights consist of the rights to the distributions described in Section 6.5 hereof and all other rights of the Holders of the Class S Certificates other than those comprising the Class S Grantor Trust.

          "Class X Certificates" means the Class X-1 Certificates and the Class X-2 Certificates.

          "Class X-1 Interest Amount" means, with respect to any Distribution Date and the related Interest Accrual Period, interest equal to the product of
(i) one-twelfth of a per annum rate equal to the weighted average of the Class X-1 Strip Rates for the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-1 Notional Amount for such Distribution Date.

          "Class X-1 Notional Amount" means, with respect to any Distribution Date, the aggregate of the Certificate Balances of the Principal Balance Certificates as of the close of business on the preceding Distribution Date.

          "Class X-1 Strip Rate" means, with respect to any Class of Certificates (other than the Class A-1, Class A-2, Class A-4, Class E, Class F, Class G, Class H, Class K, Class M, Class X and the Residual Certificates), the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class A-4A Component, Class A-4B Component, the Class A-4C Component, the Class A-4D Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class G-1 Component, the Class G-2 Component, the Class H-1 Component, the Class H-2 Component, the Class K-1 Component, the Class K-2 Component, the Class M-1 Component and the Class M-2 Component:

          (A) for any Distribution Date occurring on or before September, 2005, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates, Class M-1 Component, Class M-2 Component and Class N Certificates, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule IX attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (B) for any Distribution Date occurring after September, 2005 and on or before September, 2006, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class M-1 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates and Class M-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule X attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (C) for any Distribution Date occurring after September, 2006 and on or before September, 2007, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XI attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (D) for any Distribution Date occurring after September, 2007 and on or before September, 2008, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class H-1 Component, Class J Certificates, Class K-2 Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component and Class H-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (E) for any Distribution Date occurring after September, 2008 and on or before September, 2009, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class G-1 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-2 Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component and Class G-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XIII attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (F) for any Distribution Date occurring after September, 2009 and on or before September, 2010, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class F-1 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-2 Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component and Class F-2 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XIV attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (G) for any Distribution Date occurring after September, 2010 and on or before September, 2011, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class E-1 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-2 Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-2 Component and Class E-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XV attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components;

          (H) for any Distribution Date occurring after September, 2011 and on or before March, 2012, the excess, if any, of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) (x) in the case of the Class A-1A Component, Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class E-1 Component, Class E-2 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-2 Component, Class K-1 Component, Class L Certificates, Class M-1 Component, Class M-2 Component, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates, the Pass-Through Rate for such Class of Certificates or such Component and (y) in the case of the Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates and Class E-3 Component, the greater of (1) the rate per annum corresponding to such Distribution Date as set forth on Schedule XVI attached hereto and (2) the Pass-Through Rate for such Class of Certificates or Components; and

          (I) for any Distribution Date occurring after March, 2012, and for any Class of Certificates or Components, the excess of (i) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (ii) the Pass-Through Rate for each such Class of Certificates or Component. In no event will any Class X-1 Strip Rate be less than zero.

          "Class X-2 Interest Amount" means,

          (A) with respect to any Distribution Date occurring on or before September, 2005 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates, Class M-1 Component, Class M-2

Component and Class N Certificates, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Components immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (B) with respect to any Distribution Date occurring after September, 2005 and on or before the Distribution Date in September, 2006 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class X-2 Strip Rates for the Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates and Class M-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (C) with respect to any Distribution Date occurring after September, 2006 and on or before the Distribution Date in September, 2007 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (D) with respect to any Distribution Date occurring after September, 2007 and on or before the Distribution Date in September, 2008 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component and Class H-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (E) with respect to any Distribution Date occurring after September, 2008 and on or before the Distribution Date in September, 2009 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C

Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component and Class G-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (F) with respect to any Distribution Date occurring after September, 2009 and on or before the Distribution Date in September, 2010 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component and Class F-2 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (G) with respect to any Distribution Date occurring after September, 2010 and on or before the Distribution Date in September, 2011 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-2 Component and Class E-3 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date;

          (H) with respect to any Distribution Date occurring after September, 2011 and on or before the Distribution Date in March, 2012 and the related Interest Accrual Period, interest equal to the product of (i) one-twelfth of a per annum rate equal to the weighted average of the Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates and Class E-3 Component, weighted on the basis of the respective Certificate Balances of such Classes of Certificates or such Component immediately prior to such Distribution Date and (ii) the Class X-2 Notional Amount for such Distribution Date.

          "Class X-2 Notional Amount" means,

          (A) with respect to any Distribution Date occurring on or before the Distribution Date in September, 2005, the aggregate of the Certificate Balances of the Class A-1B Component, Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates, Class M-1 Component, Class M-2 Component and Class N Certificates as of the close of business on the preceding Distribution Date,

          (B) with respect to any Distribution Date after the Distribution Date in September, 2005 and on or before the Distribution Date in September, 2006, the aggregate of the Certificate Balances of the Class A-1C Component, Class A-2A Component, Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates, Class K-1 Component, Class K-2 Component, Class L Certificates and Class M-2 Component as of the close of business on the preceding Distribution Date,

          (C) with respect to any Distribution Date after the Distribution Date in September, 2006 and on or before the Distribution Date in September, 2007, the aggregate of the Certificate Balances of the Class A-2B Component, Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component, Class H-1 Component, Class H-2 Component, Class J Certificates and Class K-2 Component as of the close of business on the preceding Distribution Date,

          (D) with respect to any Distribution Date after the Distribution Date in September, 2007 and on or before the Distribution Date in September, 2008, the aggregate of the Certificate Balances of the Class A-2C Component, Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component, Class G-1 Component, Class G-2 Component and Class H-2 Component as of the close of business on the preceding Distribution Date,

          (E) with respect to any Distribution Date after the Distribution Date in September, 2008 and on or before the Distribution Date in September, 2009, the aggregate of the Certificate Balances of the Class A-2D Component, Class A-3 Certificates, Class A-4A Component, Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component, Class F-1 Component, Class F-2 Component and Class G-2 Component as of the close of business on the preceding Distribution Date,

          (F) with respect to any Distribution Date after the Distribution Date in September, 2009 and on or before the Distribution Date in September, 2010, the aggregate of the Certificate Balances of the Class A-4B Component, Class A-4C Component, Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates, Class E-1 Component, Class E-2 Component, Class E-3 Component and Class F-2 Component as of the close of business on the preceding Distribution Date,

          (G) with respect to any Distribution Date after the Distribution Date in September, 2010 and on or before the Distribution Date in September, 2011, the aggregate of the Certificate Balances of the Class A-4C Component, Class A-4D Component, Class B

Certificates, Class C Certificates, Class D Certificates, Class E-2 Component and Class E-3 Component as of the close of business on the preceding Distribution Date,

          (H) with respect to any Distribution Date after the Distribution Date in September, 2011 and on or before the Distribution Date in March, 2012, the aggregate of the Certificate Balances of the Class A-4D Component, Class B Certificates, Class C Certificates, Class D Certificates and Class E-3 Component as of the close of business on the preceding Distribution Date, and

          (I) with respect to any Distribution Date occurring after the Distribution Date in Mach, 2012, zero.

          "Class X-2 Strip Rate" means,

          (A) for any Distribution Date occurring on or before September, 2005, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule IX attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (B) for any Distribution Date occurring after September, 2005 and on or before September, 2006, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule X attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (C) for any Distribution Date occurring after September, 2006 and on or before September, 2007, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XI attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (D) for any Distribution Date occurring after September, 2007 and on or before September, 2008, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (E) for any Distribution Date occurring after September, 2008 and on or before September, 2009, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIII attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over
(y) the Pass-Through Rate for such Class of Certificates or Component;

          (F) for any Distribution Date occurring after September, 2009 and on or before September, 2010, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XIV attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (G) for any Distribution Date occurring after September, 2010 and on or before September, 2011, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XV attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component;

          (H) for any Distribution Date occurring after September, 2011 and on or before March, 2012, with respect to those components of the Class X-2 Notional Amount outstanding immediately prior to the related Distribution Date, the excess, if any, of (x) the lesser of (i) the rate per annum corresponding to such Distribution Date as set forth in Schedule XVI attached hereto and (ii) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date over (y) the Pass-Through Rate for such Class of Certificates or Component; and

          (I) for any Distribution Date occurring after March, 2112, the Class X-2 Strip Rate for any Certificate or Component will be equal to zero.

          "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the 1934 Act, which initially shall be the Depository.

          "Clearstream Bank" means Clearstream Bank, societe anonyme.

          "Closing Date" means March 2, 2004.

          "CMSA" means the Commercial Mortgage Securities Association, or any association or organization that is a successor thereto. If neither such association nor any successor remains in existence, "CMSA" shall be deemed to refer to such other association or organization as may exist whose principal membership consists of servicers, trustees, certificateholders, issuers, the placement agent and underwriters generally involved in the commercial mortgage loan securitization industry, which is the principal such association or organization in the commercial mortgage loan securitization industry and whose principal purpose is the establishment of industry standards for reporting transaction-specific information relating to commercial mortgage pass-through certificates and commercial mortgage-backed bonds and the commercial mortgage loans and foreclosed properties underlying or backing them to investors holding or owning such certificates or bonds, and any successor to such other association or organization. If an organization or association described in one of the preceding sentences of this definition does not exist, "CMSA" shall be deemed to refer to such other association or organization as shall be selected by the Master Servicer and reasonably acceptable to the Trustee, the Special Servicer and the majority certificateholder of the Controlling Class.

          "CMSA Operating Statement Analysis Report" means a report which is one element of the CMSA Methodology for Analyzing and Reporting Property Income Statements and which is substantially in the form of Exhibit N.

          "CMSA Reports" means the Restricted Servicer Reports and the Unrestricted Servicer Reports, collectively.

          "Code" means the Internal Revenue Code of 1986, as amended, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form and proposed regulations thereunder, to the extent that, by reason of their proposed effective date, such proposed regulations would apply to the Trust.

          "Collection Period" means, with respect to any Distribution Date, the period beginning on the day after the Determination Date in the month preceding the month of such Distribution Date (or in the case of the first Distribution Date, the Cut-Off Date) and ending on the Determination Date in the month in which the Distribution Date occurs.

          "Commission" has the meaning set forth in Section 8.26(a).

          "Compensating Interest" means with respect to any Distribution Date, an amount equal to the lesser of (A) the excess of (i) Prepayment Interest Shortfalls incurred in respect of the Mortgage Loans other than the Specially Serviced Mortgage Loans resulting from (x) voluntary Principal Prepayments on such Mortgage Loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) or (y) to the extent that the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan documents, involuntary Principal Prepayments during the related Collection Period over (ii) the aggregate of Prepayment Interest Excesses resulting from Principal Prepayments on the Mortgage Loans (but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan) during the same Collection Period and (B) the aggregate of the portion of the aggregate Master Servicing Fee accrued at a rate per annum equal to 2 basis points for the related Collection Period calculated in respect of all the Mortgage Loans (including REO Mortgage Loans but not including any B Note, Non-Serviced Companion Mortgage Loan or Serviced Companion Mortgage Loan), plus any investment income earned on the amount prepaid prior to such Distribution Date.

          "Component" means any of the Class A-1A Component, the Class A-1B Component, the Class A-1C Component, the Class A-2A Component, the Class A-2B Component, the Class A-2C Component, the Class A-2D Component, the Class A-4A Component, the Class A-4B Component, the Class A-4C Component, the Class A-4D Component, the Class E-1 Component, the Class E-2 Component, the Class E-3 Component, the Class F-1 Component, the Class F-2 Component, the Class G-1 Component, the Class G-2 Component, the Class H-1 Component, the Class H-2 Component, the Class K-1 Component, the Class K-2 Component, the Class M-1 Component and the Class M-2 Component.

          "Condemnation Proceeds" means any awards resulting from the full or partial condemnation or any eminent domain proceeding or any conveyance in lieu or in anticipation thereof with respect to a Mortgaged Property by or to any governmental, quasi-governmental authority or private entity with condemnation powers other than amounts to be applied to the restoration, preservation or repair of such Mortgaged Property or released to the related Mortgagor in accordance with the terms of the Mortgage Loan and (if applicable) its related B Note or Serviced Companion Mortgage Loan. With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Condemnation Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or A/B Mortgage Loan, only the portion of such amounts payable to the holder of the Serviced Pari Passu Mortgage Loan or the A Note, as applicable, shall be included in Condemnation Proceeds.

          "Controlling Class" means the most subordinate Class of REMIC Regular Certificates outstanding at any time of determination; provided, that, if the aggregate Certificate Balance of such Class is less than 25% of the initial Certificate Balance of such Class as of the Closing Date, the Controlling Class shall be the next most subordinate Class of REMIC Regular Certificates outstanding. As of the Closing Date, the Controlling Class will be the Class S Certificates.

          "Controlling Person" means, with respect to any Person, any other Person who "controls" such Person within the meaning of the 1933 Act.

          "Corporate Trust Office" means, with respect to the presentment and surrender of Certificates for the final distribution thereon or the presentment and surrender of Certificates for any other purpose, the principal corporate trust office of the Certificate Registrar. The principal corporate trust office of the Trustee is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc. Series 2004-HQ3 and the office of the Certificate Registrar is presently located at 135 South LaSalle Street, Suite 1625, Chicago, IL 60603, Attention: Asset-Backed Securities Trust Services Group-- Morgan Stanley Capital I Inc. Series 2004-HQ3, or at such other address as the Trustee or Certificate Registrar may designate from time to time by notice to the Certificateholders, the Depositor, the Master Servicer and the Special Servicer.

          "Corresponding REMIC I Regular Interest" means with respect to each Majority Mortgage Loan and the International Plaza Pari Passu Loan REMIC Regular Interest, the REMIC I Regular Interest having an initial Certificate Balance equal to the Principal Balance of such Mortgage Loan outstanding as of the Cut-Off Date, after taking into account all principal and interest payments made or due prior to the Cut-Off Date (or in the case of the International Plaza Pari Passu Loan REMIC Regular Interest, an initial principal amount (the initial "Certificate Balance") equal to the Certificate Balance of the International Plaza Pari Passu Loan REMIC Regular Interest).

          "Corresponding REMIC II Regular Interest" means (i) with respect to each Class of Certificates other than the Class A-1 Certificates, Class A-2 Certificates, Class A-4 Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class K Certificates and Class M Certificates, the REMIC II Regular Interest having the same letter designation, (ii) with respect to the Class A-1 Certificates, the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B and REMIC II Regular Interest A-1C, (iii) with respect to the Class A-2 Certificates, the REMIC II Regular Interest A-2A, the REMIC II Regular Interest A-2B, the REMIC II Regular Interest A-2C and the REMIC II Regular Interest A-2D,

(iv) with respect to the Class A-4 Certificates, the REMIC II Regular Interest A-4A, the REMIC II Regular Interest A-4B, the REMIC II Regular Interest A-4C and REMIC II Regular Interest A-4D, (v) with respect to the Class E Certificates, the REMIC II Regular Interest E-1, the REMIC II Regular Interest E-2 and the REMIC II Regular Interest E-3, (vi) with respect to the Class F Certificates, the REMIC II Regular Interest F-1 and the REMIC II Regular Interest F-2, (vii) with respect to the Class G Certificates, the REMIC II Regular Interest G-1 and the REMIC II Regular Interest G-2, (viii) with respect to the Class H Certificates, the REMIC II Regular Interest H-1 and the REMIC II Regular Interest H-2, (ix) with respect to the Class K Certificates, the REMIC II Regular Interest K-1 and the REMIC II Regular Interest K-2 and (x) with respect to the Class M Certificates, the REMIC II Regular Interest M-1 and the REMIC II Regular Interest M-2.

          "Crossed Mortgage Loan" has the meaning set forth in Section 2.3(a).

          "Custodian" means the Trustee or any Person who is appointed by the Trustee at any time as custodian pursuant to Section 7.9 and who is unaffiliated with the Depositor and the Seller and satisfies the eligibility requirements of the Trustee as set forth in Section 7.5.

          "Customer" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Cut-Off Date" means the end of business on March 1, 2004. The Cut-Off Date for any Mortgage Loan that has a Due Date on a date other than the first day of each month shall be the end of business on March 1, 2004, and Scheduled Payments due in March 2004 with respect to Mortgage Loans not having Due Dates on the first of each month have been deemed received on March 1, 2004, not the actual day on which such Scheduled Payments were due.

          "Debt Service Coverage Ratio" means, with respect to any Mortgage Loan, as of any date of determination and for any period, the amount calculated for such date of determination in accordance with the procedures set forth in Exhibit T.

          "Debt Service Reduction Amount" means, with respect to a Due Date and the related Determination Date, the amount of the reduction of the Scheduled Payment which a Mortgagor is obligated to pay on such Due Date with respect to a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as a result of any proceeding under bankruptcy law or any similar proceeding (other than a Deficient Valuation Amount); provided, however, that in the case of an amount that is deferred, but not forgiven, such reduction shall include only the net present value (calculated at the related Mortgage Rate) of the reduction.

          "Defaulted Mortgage Loan" means a Mortgage Loan or Serviced Companion Mortgage Loan that is in default under the terms of the applicable Mortgage Loan documentation and for which any applicable grace period has expired.

          "Defeasance Collateral" means, with respect to any Defeasance Loan, the United States Treasury obligations required to be pledged in lieu of prepayment pursuant to the terms thereof.

          "Defeasance Loan" means any Mortgage Loan, Serviced Companion Mortgage Loan or B Note which requires or permits the related Mortgagor (or permits the holder of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note to require the related Mortgagor) to pledge Defeasance Collateral to such holder in lieu of prepayment.

          "Defective Mortgage Loan" has the meaning set forth in Section 2.3(a).

          "Deficient Valuation" means, with respect to any Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Mortgage Loan and any Loan Pair, a valuation by a court of competent jurisdiction of the Mortgaged Property (or, with respect to a Non-Serviced Mortgage Loan or a Serviced Pari Passu Mortgage Loan, the pro rata portion of the valuation allocable to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan, as applicable) relating to such Mortgage Loan, A/B Mortgage Loan or Loan Pair in an amount less than the then outstanding indebtedness under such Mortgage Loan, A/B Mortgage Loan or Loan Pair, which valuation results from a proceeding initiated under the United States Bankruptcy Code, as amended from time to time, and that reduces the amount the Mortgagor is required to pay under such Mortgage Loan, A/B Mortgage Loan or Loan Pair.

          "Deficient Valuation Amount" means (i) with respect to each Mortgage Loan (other than an A Note or a Serviced Pari Passu Mortgage Loan), any A/B Mortgage Loan and any Loan Pair, the amount by which the total amount due with respect to such Mortgage Loan, A/B Mortgage Loan or Loan Pair (excluding interest not yet accrued), including the Principal Balance of such Mortgage Loan, A/B Mortgage Loan or Loan Pair plus any accrued and unpaid interest thereon and any other amounts recoverable from the Mortgagor with respect thereto pursuant to the terms thereof, is reduced in connection with a Deficient Valuation and (ii) with respect to any A Note or Serviced Pari Passu Mortgage Loan, the portion of any Deficient Valuation Amount for the related A/B Mortgage Loan or Loan Pair, as applicable, that is borne by the holder of the A Note or Serviced Pari Passu Mortgage Loan, as applicable, under the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable.

          "Definitive Certificates" means Certificates of any Class issued in definitive, fully registered, certificated form without interest coupons.

          "Deleted Mortgage Loan" means a Mortgage Loan which is repurchased from the Trust pursuant to the terms hereof or as to which one or more Qualifying Substitute Mortgage Loans are substituted.

          "Depositor" means Morgan Stanley Capital I Inc., a Delaware corporation, and its successors in interest.

          "Depository" has the meaning set forth in Section 3.7(a).

          "Depository Agreement" means the Letter of Representations dated the Closing Date and by and among the Depositor, the Trustee and the Depository.

          "Determination Date" means, with respect to any Distribution Date, the earlier of (i) the 9th day of the month in which such Distribution Date occurs or, if such day is not a Business Day, the immediately preceding Business Day, and (ii) the 4th Business Day prior to the related Distribution Date, commencing April 7, 2004.

          "Directly Operate" means, with respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management of such REO Property, the holding of such REO Property primarily for sale to customers (other than a sale of an REO Property pursuant to and in accordance with Section 9.15) or the performance of any construction work thereon, in each case other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs, tenant improvements or capital expenditures with respect to such REO Property (including, without limitation, construction activity to effect repairs or in connection with leasing activity) or undertakes any ministerial action incidental thereto.

          "Discount Rate" means the rate which, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually. The "Treasury Rate," unless otherwise set forth in the Mortgage Loan documents, is the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15--Selected Interest Rates under the heading "U.S. government securities/Treasury constant maturities" for the week ending prior to the date of the relevant principal prepayment, of U.S. Treasury constant maturities with a maturity date (one longer and one shorter) most nearly approximating the maturity date (or the Anticipated Repayment Date, if applicable) of the Mortgage Loan prepaid. If Release H.15 is no longer published, the Master Servicer will select a comparable publication to determine the Treasury Rate.

          "Disqualified Organization" means any of (i) the United States, any State or any political subdivision thereof, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental unit), (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (unless such organization is subject to the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381 of the Code, and (v) any other Person so designated by the Master Servicer based upon an Opinion of Counsel that the holding of an ownership interest in a Residual Certificate by such Person may cause any of the REMICs, or any Person having an Ownership Interest in any Class of Certificates, other than such Person, to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

          "Distributable Certificate Interest" means, with respect to any Distribution Date and any Class of Certificates (other than the Residual Certificates) or Interests, the sum of (A) Accrued Certificate Interest in respect of such Class or Interest, reduced (to not less than zero) by (i) any Net Aggregate Prepayment Interest Shortfalls for such Class of Certificates or Interests, allocated on such Distribution Date to such Class or Interest pursuant to Section 6.7, and (ii) Realized Losses allocated on such Distribution Date to reduce the Distributable

Certificate Interest payable to such Class or Interest pursuant to Section 6.6, plus (B) the Unpaid Interest.

          "Distribution Account" means the Distribution Account maintained by the Trustee, in accordance with the provisions of Section 5.3, which account shall be an Eligible Account.

          "Distribution Date" means the 13th day of each month or, if such day is not a Business Day, the next succeeding Business Day, commencing April 13, 2004.

          "Due Date" means, with respect to a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note, the date on which a Scheduled Payment is due.

          "Eligible Account" means an account (or accounts) that is any of the following: (i) maintained with a depository institution or trust company whose
(A) commercial paper, short-term unsecured debt obligations or other short-term deposits are rated at least "A-1" by S&P and "P-1" by Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" by S&P (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") and at least "Aa2" by Moody's, if the deposits are to be held in the account more than 30 days or (ii) a segregated trust account or accounts maintained in the trust department of the Trustee or other financial institution having a combined capital and surplus of at least $50,000,000 and subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), or (iii) an account or accounts of a depository institution acceptable to each Rating Agency, as evidenced by Rating Agency Confirmation with respect to the use of any such account as the Certificate Account or the Distribution Account. Notwithstanding anything in the foregoing to the contrary, an account shall not fail to be an Eligible Account solely because it is maintained with Wells Fargo Bank, National Association or Wells Fargo Bank Iowa, N.A., each a wholly-owned subsidiary of Wells Fargo & Co., provided that such subsidiary's or its parent's (A) commercial paper, short-term unsecured debt obligations or other short-term deposits are at least "A-1" in the case of S&P, and "P-1" in the case of Moody's, if the deposits are to be held in the account for 30 days or less, or (B) long-term unsecured debt obligations are rated at least "AA-" (or "A" (without regard to any plus or minus), if the short-term unsecured debt obligations are rated at least "A-1") in the case of S&P and at least "Aa3" in the case of Moody's, if the deposits are to be held in the account for more than 30 days.

          "Eligible Investments" means any one or more of the following financial assets or other property:

               (i) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; provided that any obligation of FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be an Eligible Investment only if Rating Agency Confirmation is obtained with respect to such investment;

               (ii) demand or time deposits in, unsecured certificates of deposit of, money market deposit accounts of, or bankers' acceptances issued by, any depository institution or trust company (including the Trustee, the Master Servicer, the Special Servicer or any Affiliate of the Master Servicer, the Special Servicer or the Trustee, acting in its commercial capacity) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated "Prime-1" by Moody's and "A-1+" by S&P or the long-term unsecured debt obligations of such depository institution or trust company have been assigned a rating by each Rating Agency at least equal "Aa2" by Moody's and "AA-" by S&P or its equivalent or, in each case, if not rated by a Rating Agency, then such Rating Agency has issued a Rating Agency Confirmation;

               (iii) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of one year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above and where such repurchase obligation will mature prior to the Business Day preceding the next date upon which, as described in this Agreement, such amounts are required to be withdrawn from the Certificate Account and which meets the minimum rating requirement for such entity described above (or for which Rating Agency Confirmation is obtained with respect to such ratings);

               (iv) debt obligations (other than stripped bonds or stripped coupons) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof, which securities are rated "AA-" or its equivalent by each Rating Agency, unless otherwise specified in writing by the Rating Agency; provided that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the Certificate Account to exceed 5% of the sum of the aggregate Certificate Principal Balance of the Principal Balance Certificates and the aggregate principal amount of all Eligible Investments in the Certificate Account;

               (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) rated "Prime-1" by Moody's and "A-1+" by S&P (or for which Rating Agency Confirmation is obtained with respect to such ratings);

               (vi) units of investment funds (including money market funds) that are rated in the highest long-term category by Moody's, or if not rated by Moody's then Moody's has issued a Rating Agency Confirmation, and "AAAm" by S&P;

               (vii) guaranteed reinvestment agreements maturing within 365 days or less issued by any bank, insurance company or other corporation whose long-term unsecured debt rating is not less than "Aa2" by Moody's and "AA-" by S&P, or for which Rating Agency Confirmation is obtained with respect to such ratings;

               (viii) any money market funds (including those managed or advised by the Trustee or its affiliates) that maintain a constant asset value and that are rated "AAAm" or "AAAm-G" (or its equivalent rating) by S&P and "Aaa" (or its equivalent) by Moody's, and any other demand, money-market or time deposit, or any other obligation, security or investment, with respect to which Rating Agency Confirmation has been obtained; and

               (ix) such other investments bearing interest or sold at a discount, earning a return "in the nature of interest" within the meaning of Treasury Regulation Section 1.860G-2(g)(1)(i) (as evidenced by an Opinion of Counsel delivered to the Trustee by the Master Servicer at the Master Servicer's expense), as are acceptable to the Rating Agencies (as evidenced by Rating Agency Confirmation) and treated as "permitted investments" that are "cash flow investments" under Section 860G(a)(5) of the Code;

provided (A) such investment is held for a temporary period pursuant to Section 1.860G-2(g)(i) of the Treasury Regulations, (B) such investment is payable by the obligor in U.S. dollars, and (C) that no such instrument shall be an Eligible Investment (1) if such instrument evidences either (a) a right to receive only interest payments or only principal payments with respect to the obligations underlying such instrument or (b) a right to receive both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations, or (2) if it may be redeemed at a price below the purchase price or (3) if it is not treated as a "permitted investment" that is a "cash flow investment" under Section 860G(a)(5) of the Code; and provided, further, that any such instrument shall have a maturity date no later than the date such instrument is required to be used to satisfy the obligations under this Agreement, and, in any event, shall not have a maturity in excess of one year; any such instrument must have a predetermined fixed dollar of principal due at maturity that cannot vary or change; if rated, the obligation must not have an "r" highlighter affixed to its rating; interest on any variable rate instrument shall be tied to a single interest rate index plus a single fixed spread (if any) and move proportionally with that index; and provided, further, that no amount beneficially owned by any REMIC Pool (including any amounts collected by the Master Servicer but not yet deposited in the Certificate Account) may be invested in investments treated as equity interests for Federal income tax purposes. No Eligible Investments shall be purchased at a price in excess of par. For the purpose of this definition, units of investment funds (including money market funds) shall be deemed to mature daily.

          "Environmental Insurance Policy" shall mean, with respect to any Mortgage Loan or the related Mortgaged Property or REO Property, any insurance policy covering pollution conditions and/or other environmental conditions that is maintained from time to time in respect of such Mortgage Loan, Mortgaged Property or REO Property, as the case may be, for the benefit of, among others, the Trustee on behalf of the Certificateholders.

          "Environmental Laws" means any and all federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions, now or hereafter in effect, relating to health or the environment or to emissions, discharges or releases of chemical substances, including, without limitation, any and all pollutants, contaminants, petroleum or petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, urea-formaldehyde insulation, radon, industrial, toxic or hazardous substances or wastes, into the environment, including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, labeling, registration, treatment, storage, disposal, transport or handling of any of the foregoing substances or wastes or the clean-up or other remediation thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Account" means an account established by or on behalf of the Master Servicer pursuant to Section 8.3(e).

          "Escrow Amount" means any amount payable with respect to a Mortgage Loan (including an A/B Mortgage Loan) for taxes, assessments, water rates, Standard Hazard Insurance Policy premiums, ground lease payments, reserves for capital improvements, deferred maintenance, repairs, tenant improvements, leasing commissions, rental achievements, environmental matters and other reserves or comparable items.

          "Euroclear Bank" means Euroclear Bank, S.A./N.V., as operator of the Euroclear system.

          "Event of Default" has the meaning set forth in Section 8.28(a).

          "Excess Interest" means, with respect to an ARD Loan if an ARD Loan is not prepaid in full on or before its Anticipated Repayment Date, the excess, if any of (i) interest accrued at the rate of interest applicable to such Mortgage Loan after such Anticipated Repayment Date (plus any interest on such interest as may be provided for under the Mortgage Loan documents) over (ii) interest accrued at the rate of interest applicable to such Mortgage Loan before such Anticipated Repayment Date. Excess Interest on an ARD Loan is an asset of the Trust, but shall not be an asset of any REMIC Pool formed hereunder.

          "Excess Interest Sub-account" means an administrative account deemed to be a sub-account of the Distribution Account. The Excess Interest Sub-account shall not be an asset of any REMIC Pool.

          "Excess Liquidation Proceeds" means, with respect to any Mortgage Loan, the excess of (i) Liquidation Proceeds of a Mortgage Loan or related REO Property, over (ii) the amount that would have been received if a Principal Prepayment in full had been made with respect to such Mortgage Loan (or, in the case of an REO Property related to an A/B Mortgage Loan, a Principal Prepayment in full had been made with respect to both the related A Note and B Note, or, in the case of an REO Property related to a Loan Pair, a Principal Prepayment in full had been made with respect to both the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan) on the date such proceeds were received plus accrued and unpaid interest with respect to such Mortgage Loan and any and all expenses (including Additional Trust Expenses) with respect to such Mortgage Loan.

          "Excess Servicing Fee" means, with respect to the Mortgage Loans or the Serviced Companion Mortgage Loans for which an "excess servicing fee rate" is designated on the Mortgage Loan Schedule, the monthly fee payable to Wells Fargo Bank, National Association or its successors and assigns, as holder of excess servicing rights, which fee shall accrue on the Scheduled Principal Balance of each such Mortgage Loan immediately prior to the Due Date occurring in each month at the per annum rate (determined in the same manner as the applicable Mortgage Rate for such Mortgage Loan is determined for such month) specified on the Mortgage Loan Schedule (the "Excess Servicing Fee Rate"). The holder of excess servicing rights is entitled to Excess Servicing Fees only with respect to the Mortgage Loans or Serviced Companion Mortgage Loans as indicated on Exhibit J hereto.

          "Exchange Act" has the meaning set forth in Section 8.26(a).

          "Exchange Certification" means an Exchange Certification substantially in the form set forth in Exhibit H hereto executed by a holder of an interest in a Regulation S Global Certificate or a Rule 144A-IAI Global Certificate, as applicable.

          "Exemption" means each of the individual prohibited transaction exemptions granted by the United States Department of Labor to the Underwriters, as amended.

          "Expense Loss" means a loss realized upon payment by the Trust of an Additional Trust Expense.

          "Extension" has the meaning set forth in Section 9.15(a).

          "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

          "FHLMC" means the Federal Home Loan Mortgage Corporation, or any successor thereto.

          "FHLMC Audit Program" has the meaning set forth in Section 8.13.

          "Final Certification" has the meaning set forth in Section 2.2.

          "Final Judicial Determination" has the meaning set forth in Section 2.3(a).

          "Final Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

          "Final Recovery Determination" means a determination with respect to any Mortgage Loan, B Note or Serviced Companion Mortgage Loan by the Master Servicer in consultation with the Operating Adviser, or by the Special Servicer in the case of a Specially Serviced Mortgage Loan (including a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note that became an REO Property), in each case, in its good faith discretion, consistent with the Servicing Standard, that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, Purchase Proceeds and other payments or recoveries that the Master Servicer or the Special Servicer, as the case may be, expects to be finally recoverable on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note, without regard to any obligation of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to make payments from its own funds pursuant to Article IV hereof, have been recovered. The Special Servicer shall be required to provide the Master Servicer with prompt written notice of any Final Recovery Determination with respect to any Specially Serviced Mortgage Loan upon making such determination. The Master Servicer shall notify the Trustee of such determination and the Trustee shall deliver a copy of such notice to each Rating Agency.

          "Final Scheduled Distribution Date" means, for each Class of rated Certificates, the Distribution Date on which such Class would be paid in full if payments were made on the Mortgage Loans in accordance with their terms, except that ARD Loans are assumed to be repaid on their Anticipated Repayment Dates.

          "Fiscal Agent" means ABN AMRO Bank N.V., a banking association organized under the laws of the Netherlands and its permitted successors and assigns.

          "Fiscal Agent Termination Event" has the meaning set forth in Section 4.7.

          "FNMA" means the Federal National Mortgage Association, or any successor thereto.

          "Four Seasons-Los Angeles at Beverly Hills Loan" means the Mortgage Loan designated as Mortgage Loan No. 17 on the Mortgage Loan Schedule.

          "Four Seasons-Los Angeles at Beverly Hills Property" has the meaning set forth in Section 12.6.

          "Four Seasons-Los Angeles at Beverly Hills Senior Fee Mortgage Loan" has the meaning set forth in Section 12.6.

          "GIC Office Portfolio B Note" means, with respect to the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio B Note, which is a subordinated mortgage note that is not included in the Trust and is not serviced hereunder.

          "GIC Office Portfolio Companion Loan" means, collectively, the notes secured by the GIC Office Portfolio Pari Passu Mortgage on a pari passu basis with the GIC Office Portfolio Pari Passu Loan and which are not included in the Trust. No GIC Office Portfolio Companion Loan is a "Mortgage Loan." One of the GIC Office Portfolio Companion Loans is included in a trust fund created in connection with the issuance of the LB-UBS Trust 2004-C1, Commercial Mortgage Pass-Through Certificates, Series 2004-C1 and one of the GIC Office Portfolio Companion Loans is included in a trust fund created in connection with the issuance of the Morgan Stanley Capital I Trust 2004-TOP13, Commercial Mortgage Pass-Through Certificates, Series 2004-TOP13.

          "GIC Office Portfolio Loan Group" means, collectively, the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loan and the GIC Office Portfolio B Note.

          "GIC Office Portfolio Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan Nos. 2-13 on the Mortgage Loan Schedule and which is secured on a pari passu basis with the GIC Office Portfolio Companion Loans secured by the related Mortgaged Property pursuant to the GIC Office Portfolio Pari Passu Mortgage. The GIC Office Portfolio Pari Passu Loan is a "Mortgage Loan."

          "GIC Office Portfolio Pari Passu Mortgage" means the Mortgage securing the GIC Office Portfolio Companion Loan and the GIC Office Portfolio Pari Passu Loan and any other note secured by the related Mortgaged Property.

          "Global Certificate" means any Rule 144A-IAI Global Certificate, Regulation S Temporary Global Certificate or Regulation S Permanent Global Certificate.

          "Greenwich 2003-C2 Depositor" means the "depositor" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Greenwich Capital Commercial Funding Corp.

          "Greenwich 2003-C2 Fiscal Agent" means the "fiscal agent" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

          "Greenwich 2003-C2 Master Servicer" means the "master servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

          "Greenwich 2003-C2 Pooling and Servicing Agreement" means the pooling and servicing agreement dated as of December 23, 2003 by and between the Greenwich 2003-C2 Depositor, the Greenwich 2003-C2 Master Servicer, the Greenwich 2003-C2 Special Servicer, the Greenwich 2003-C2 Trustee and the Greenwich 2003-C2 Fiscal Agent, pursuant to which the Greenwich 2003-C2 Trust issued its Commercial Mortgage Pass-Through Certificates, Series 2003-C2.

          "Greenwich 2003-C2 Special Servicer" means the "special servicer" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

          "Greenwich 2003-C2 Trust" means the trust established pursuant to the Greenwich 2003-C2 Pooling and Servicing Agreement.

          "Greenwich 2003-C2 Trustee" means the "trustee" under the Greenwich 2003-C2 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

          "Holder" means the Person in whose name a Certificate is registered on the Certificate Register.

          "IAI Definitive Certificate" means, with respect to any Class of Certificates sold to Institutional Accredited Investors who are not Qualified Institutional Buyers, a Certificate in definitive, fully registered certificated form without interest coupons.

          "Independent" means, when used with respect to any Accountants, a Person who is "independent" within the meaning of Rule 2-01(B) of the Securities and Exchange Commission's Regulation S-X. Independent means, when used with respect to any other Person, a Person who (A) is in fact independent of another specified Person and any Affiliate of such other Person, (B) does not have any material direct or indirect financial interest in such other Person or any Affiliate of such other Person, (C) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions and (D) is not a member of the immediate family of a Person defined in clause
(B) or (C) above.

          "Independent Contractor" means, either (i) with respect to any Mortgage Loan (A) that is not a Specially Serviced Mortgage Loan, any Person designated by the Master Servicer (other than the Master Servicer, but which may be an Affiliate of the Master Servicer), or (B) that is a Specially Serviced Mortgage Loan, any Person designated by the Special Servicer that would be an "independent contractor" with respect to a REMIC within the meaning of Section 856(d)(3) of the Code if such REMIC were a real estate investment trust (except that the ownership test set forth in such Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of the Aggregate Certificate Balance or Notional Amount, as the case may be, of any Class of the Certificates (other than the Class R-III Certificates), a Percentage Interest of 35% or more in the Class R-III Certificates or such other interest in any Class of the Certificates or of the applicable REMIC as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee or the Trust) so long as such REMIC does not receive or derive any income from such Person and provided that the relationship between such Person and such REMIC is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer or the Special Servicer) upon receipt by the Trustee of an Opinion of Counsel, which shall be at the expense of the Person delivering such opinion to the Trustee, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Initial Certification" has the meaning set forth in Section 2.2.

          "Initial Deposit" means the amount of all collections made on the Mortgage Loans from the Cut-Off Date to and excluding the Closing Date.

          "Initial Review Period" has the meaning set forth in Section 9.4(d).

          "Inspection Report" means the report delivered by the Master Servicer or the Special Servicer, as the case may be, substantially in the form of Exhibit L hereto.

          "Institutional Accredited Investor" means an institutional accredited investor qualifying pursuant to Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act.

          "Insured Environmental Event" has the meaning set forth in Section 9.1(f).

          "Insurance Policies" means, collectively, any Standard Hazard Insurance Policy, flood insurance policy, title insurance policy, terrorism insurance policy or Environmental Insurance Policy relating to the Mortgage Loans or the Mortgaged Properties in effect as of the Closing Date or thereafter during the term of this Agreement.

          "Insurance Proceeds" means amounts paid by the insurer under any Insurance Policy, other than amounts required to be paid over to the Mortgagor pursuant to law, the related Mortgage Loan, the related Serviced Companion Mortgage Loan, the related B Note or the Servicing Standard. With respect to the Mortgaged Property securing any Non-Serviced Mortgage Loan or Non-Serviced Companion Mortgage Loan, only the portion of such amounts payable to the holder of the related Non-Serviced Mortgage Loan shall be included in Insurance Proceeds, and with respect to the Mortgaged Property securing any Loan Pair or A/B Mortgage Loan, only the portion of such amounts payable to the holder of the Serviced Pari Passu Mortgage Loan or the A Note, as applicable, shall be included in Insurance Proceeds.

          "Intercreditor Agreement" means, with respect to an A/B Mortgage Loan, the related intercreditor agreement by and between the holder of the related A Note and the holder of the related B Note relating to the relative rights of such holders of the respective A Note and B Note, as the same may be further amended from time to time in accordance with the terms thereof.

          "Interest" means a International Plaza Pari Passu Loan REMIC Interest, a REMIC I Interest or a REMIC II Interest, as applicable.

          "Interest Accrual Period" means, for any Distribution Date, with respect to all Classes of Certificates and Interests (other than the Residual Certificates), the period beginning on the first day of the month preceding the month in which such Distribution Date occurs and ending on the last day of the month preceding the month in which such Distribution Date occurs.

          "Interest Reserve Account" means that Interest Reserve Account maintained by the Master Servicer pursuant to Section 5.1(a), which account shall be an Eligible Account.

          "Interest Reserve Amount" has the meaning set forth in Section 5.1(d).

          "Interest Reserve Loans" shall mean the Mortgage Loans which bear interest other than on the basis of a 360-day year consisting of twelve (12) 30-day months.

          "Interested Person" means, as of any date of determination, the Master Servicer, the Special Servicer, the Depositor, the holder of any related Junior Indebtedness (with respect to any particular Mortgage Loan), a holder of 50% or more of the Controlling Class, the Operating Adviser, any Independent Contractor engaged by the Master Servicer or the Special Servicer pursuant to this Agreement, or any Person actually known to a Responsible Officer of the Trustee to be an Affiliate of any of them.

          "International Plaza Companion Loan" means the notes secured by the International Plaza Pari Passu Mortgage on a pari passu basis with the International Plaza Pari Passu Loan and which is not included in the Trust. The International Plaza Companion Loan is not a "Mortgage Loan."

          "International Plaza Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 22 on the Mortgage Loan Schedule and which is secured on a pari passu basis with the International Plaza Companion Loan and with any other note secured by the related Mortgaged Property pursuant to the International Plaza Pari Passu Mortgage. The International Plaza Pari Passu Loan is a "Mortgage Loan."

          "International Plaza Pari Passu Loan REMIC" means the segregated pool of assets consisting of the International Plaza Pari Passu Loan and all proceeds thereof for which a REMIC declaration has been made.

          "International Plaza Pari Passu Loan REMIC Interests" mean collectively, the International Plaza Pari Passu Loan REMIC Regular Interest and the International Plaza Pari Passu Loan REMIC Residual Interest.

          "International Plaza Pari Passu Loan REMIC Net Mortgage Rate" means, with respect to any Distribution Date, as to the International Plaza Pari Passu Loan REMIC Regular Interest, a rate per annum equal to the annualized rate that, when applied to the Principal Balance of the International Plaza Pari Passu Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of net interest that would have accrued during the related loan accrual period assuming a net interest rate equal to (a) the Mortgage Rate of the International Plaza Pari Passu Loan (without taking into account any default interest rate) as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date, minus (b) the Administrative Cost Rate, and assuming an interest accrual basis that is the same as the actual interest accrual basis of the International Plaza Pari Passu Loan, provided that
(i) the International Plaza Pari Passu Loan REMIC Net Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account relating to such Mortgage Loan and (ii) the International Plaza Pari Passu Loan REMIC Net Mortgage Rate for the loan accrual period relating to the Due Date in March in any year shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account.

          "International Plaza Pari Passu Loan REMIC Regular Interest" means, the uncertificated interest designated as the "regular interest" in the International Plaza Pari Passu Loan REMIC, which shall consist of, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of the International Plaza Pari Passu Loan (or, if applicable, the deemed Scheduled Principal Balance of any successor REO Loan), and which has a Pass-Through Rate equal to the International Plaza Pari Passu Loan REMIC Net Mortgage Rate. Payments and other collections of amounts received on or in respect to the International Plaza Pari Passu Loan (or any related REO Property) shall be deemed distributable on the International Plaza Pari Passu Loan REMIC Regular Interest.

          "International Plaza Pari Passu Loan REMIC Residual Interest" means the sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in the International Plaza Pari Passu Loan REMIC. The International Plaza Pari Passu Loan REMIC Residual Interest is represented by the Class R-IP Certificates.

          "International Plaza Pari Passu Mortgage" means the Mortgage securing the International Plaza Companion Loan and the International Plaza Pari Passu Loan and any other note secured by the related Mortgaged Property.

          "Junior Indebtedness" means any indebtedness of any Mortgagor that is secured by a lien that is junior in right of payment to the lien of the Mortgage securing the related Mortgage Note

          "Late Collections" means, with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note, all amounts received during any Collection Period, whether as late payments or as Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds, Purchase Proceeds or otherwise, that represent payments or collections of Scheduled Payments due but delinquent for a previous Collection Period and not previously recovered.

          "Late Fees" means a fee payable to the Master Servicer or the Special Servicer, as the case may be, to the extent actually collected from the Mortgagor as provided in the related Mortgage Loan, Serviced Companion Mortgage Loan or the related B Note in connection with a late payment made by such Mortgagor. References in this Agreement to Late Fees and default interest in respect of any Loan Pair or in respect of any Non-Serviced Mortgage Loan and its related Non-Serviced Companion Mortgage Loan shall mean only the portion thereof that is received by the Trust in accordance with the applicable Loan Pair Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement.

          "LB-UBS 2004-C1 Depositor" means the "depositor" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Structured Asset Securities Corporation II.

          "LB-UBS 2004-C1 Fiscal Agent" means the "fiscal agent" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is ABN AMRO Bank N.V.

          "LB-UBS 2004-C1 Master Servicer" means the "master servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Wachovia Bank, National Association.

          "LB-UBS 2004-C1 Pooling and Servicing Agreement" means the pooling and servicing agreement by and between the LB-UBS 2004-C1 Depositor, the LB-UBS 2004-C1 Master Servicer, the LB-UBS 2004-C1 Special Servicer, the LB-UBS 2004-C1 Trustee and the LB-UBS 2004-C1 Fiscal Agent, pursuant to which the LB-UBS 2004-C1 Trust issues its Commercial Mortgage Pass-Through Certificates, Series 2004-C1.

          "LB-UBS 2004-C1 Special Servicer" means the "special servicer" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is Lennar Partners, Inc.

          "LB-UBS 2004-C1 Trust" means the trust to be established pursuant to the LB-UBS 2004-C1 Pooling and Servicing Agreement.

          "LB-UBS 2004-C1 Trustee" means the "trustee" under the LB-UBS 2004-C1 Pooling and Servicing Agreement, which as of the date hereof is LaSalle Bank National Association.

          "Liquidation Expenses" means reasonable and direct expenses incurred by the Special Servicer on behalf of the Trust in connection with the liquidation of any Specially Serviced Mortgage Loan or REO Property acquired in respect thereof including, without limitation, reasonable legal fees and expenses in connection with a closing, brokerage commissions and conveyance taxes for such Specially Serviced Mortgage Loan. All Liquidation Expenses relating to disposition of the Specially Serviced Mortgage Loan shall be (i) paid out of income from the related REO Property, to the extent available, (ii) paid out of related proceeds from liquidation or (iii) advanced by the Master Servicer or the Special Servicer, subject to Section 4.4 and Section 4.6(e) hereof, as a Servicing Advance.

          "Liquidation Fee" means a fee equal to the product of (x) 1.0% and (y) the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property and any Condemnation Proceeds and Insurance Proceeds received by the Trust (other than Liquidation Proceeds received in connection with any Non-Serviced Mortgage Loan) for distribution to the Certificateholders and the holders of any Serviced Companion Mortgage Loans and B Notes; provided, however, that (i) in the case of a final disposition consisting of the repurchase of a Mortgage Loan or REO Property by the Seller pursuant to Section 2.3, such fee will only be paid by such Seller if repurchased after the date that is 180 days after the Seller receives notice of the breach or defect causing the repurchase and (ii) in the case of an A/B Mortgage Loan, such fee will not be payable if the holder of the related B Note exercises its option to purchase the A Note pursuant to the Intercreditor Agreement; provided, that this clause (ii) shall not be applicable if the holder of the related B Note has exercised its right to cure three consecutive monetary defaults under the Intercreditor Agreement and a monetary default occurs in the following month.

          "Liquidation Proceeds" means proceeds from the sale or liquidation of a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note or related REO Property, net of Liquidation Expenses and any related Advances and interest thereon (to the extent not otherwise paid pursuant to Section 4.6(c)) and with respect to the sale or liquidation of any REO Property related to the Non-Serviced Mortgage Loans and the Non-Serviced Companion Mortgage Loans, any portion of such amounts allocable to the applicable Non-Serviced Mortgage Loan.

          "Liquidation Realized Loss" means, with respect to each Mortgage Loan or REO Property, as the case may be, as to which a Cash Liquidation or REO Disposition has occurred, an amount equal to the sum, without duplication, of
(A) the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan) as of the date of the Cash Liquidation or REO Disposition, plus (B) unpaid interest and interest accrued thereon at the applicable Mortgage Rate, plus (C) any expenses (including Additional Trust Expenses) incurred in connection with such Mortgage Loan that have been paid or are payable or reimbursable to any Person, other than amounts included in the definition of "Liquidation Expenses" and amounts previously treated as Expense Losses attributable to principal (and interest thereon) minus the sum of (i) REO Income applied as recoveries of principal or interest on the related Mortgage Loan or REO Property, and (ii) Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, Late Collections and all other amounts recovered from the related Mortgagor and received during the Collection Period in which such Cash Liquidation or REO Disposition occurred and which are not required under any Intercreditor Agreement, any Loan Pair Intercreditor Agreement or Non-Serviced Mortgage Loan Intercreditor Agreement to be payable or reimbursable to any holder of a B Note, a Serviced Companion Mortgage Loan or a Non-Serviced Companion Mortgage Loan. REO Income, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds shall be applied first against any Additional Trust Expenses (to the extent not included in the definition of "Liquidation Expenses") for such Mortgage Loan, then against the unpaid interest on the Mortgage Loan, calculated as described in clause (B) above, and then against the Principal Balance of such Mortgage Loan, calculated as described in clause (A) above.

          "Loan Pair" means a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan, collectively.

          "Loan Pair Intercreditor Agreement" means, with respect to a Loan Pair, the related intercreditor agreement by and between the holders of the related Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan relating to the relative rights of such holders, as the same may be further amended from time to time in accordance with the terms thereof.

          "Loan-to-Value Ratio" means, as of any date with respect to a Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of such Mortgage Loan at the date of determination and the denominator of which is the value of the Mortgaged Property as shown on the most recent Appraisal or valuation of the Mortgaged Property which is available as of such date or, in the case of any Non-Serviced Mortgage Loan or Loan Pair, the allocable portion thereof.

          "Lock-Box Account" has the meaning set forth in Section 8.3(g).

          "Lock-Box Agreement" means, with respect to any Mortgage Loan, any lock-box agreement relating to such Mortgage Loan among the related Mortgagor, a depositary institution and the Master Servicer (or a Sub-Servicer on its behalf) pursuant to which a Lock-Box Account is created.

          "Losses" has the meaning set forth in Section 12.4.

          "Luxembourg Paying Agent" has the meaning set forth in Section 7.18.

          "Luxembourg Transfer Agent" has the meaning set forth in Section 7.18.

          "MAI" means Member of the Appraisal Institute.

          "Majority Mortgage Loan" shall mean any Mortgage Loan other than the International Plaza Pari Passu Loan.

          "Master Servicer" means Wells Fargo Bank, National Association and its permitted successors or assigns.

          "Master Servicer Consent Matters" has the meaning set forth in Section 8.3(a).

          "Master Servicer Indemnified Parties" has the meaning set forth in
Section 8.25(a).

          "Master Servicer Losses" has the meaning set forth in Section 8.25(a).

          "Master Servicer Remittance Date" means, for each Distribution Date, the Business Day immediately preceding such Distribution Date; provided, however, that for purposes of distributions by the Greenwich 2003-C2 Master Servicer to the Master Servicer on behalf of the Trust with respect to the Wells Fargo Tower Pari Passu Loan (and for no other purpose hereunder), the Master Servicer Remittance Date shall be the master servicer remittance date under the Greenwich 2003-C2 Pooling and Servicing Agreement.

          "Master Servicer Remittance Report" means a report prepared by the Master Servicer and in such media as may be agreed upon by the Master Servicer and the Trustee containing such information regarding the Mortgage Loans as will permit the Trustee to calculate the amounts to be distributed to the Certificateholders pursuant to this Agreement and to furnish the Monthly Certificateholders Report to Certificateholders required to be delivered hereunder and containing such additional information as the Master Servicer, the Trustee and the Depositor may from time to time mutually agree.

          "Master Servicing Fee" means for each calendar month, as to each Mortgage Loan, Serviced Companion Mortgage Loan and B Note (including REO Mortgage Loans and Defeasance Loans) but not as to any Non-Serviced Mortgage Loan (as to which there is no Master Servicing Fee payable to the Master Servicer under this Trust), an amount equal to the Master Servicing Fee Rate applicable to such month (determined in the same manner (other than the rate of accrual) as the applicable Mortgage Rate is determined for such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note immediately before the Due Date occurring in such month, subject to reduction in respect of Compensating Interest, as set forth in Section 8.10(c).

          "Master Servicing Fee Rate" means, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan and B Note (including any Mortgage Loan relating to an REO Property), the rate per annum specified as such on the Mortgage Loan Schedule. With respect to a Non-Serviced Mortgage Loan, no Master Servicing Fee Rate is charged by the Master Servicer, but the Pari Passu Loan Servicing Fee Rate is charged by the applicable Non-Serviced Mortgage Loan Master Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Material Breach" has the meaning set forth in Section 2.3(a).

          "Material Document Defect" has the meaning set forth in Section
2.3(a).

          "Maturity Date" means, with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as of any date of determination, the date on which the last payment of principal is due and payable thereunder, after taking into account all Principal Prepayments received and any Deficient Valuation, Debt Service Reduction Amount or modification of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note occurring prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note or (ii) any grace period permitted by such Mortgage Loan, B Note or Serviced Companion Mortgage Loan.

          "Modification Fee" means a fee, if any, collected from a Mortgagor by the Master Servicer in connection with a modification of any Mortgage Loan, Serviced Companion Mortgage Loan or B Note other than a Specially Serviced Mortgage Loan or collected in connection with a modification by the Special Servicer of a Specially Serviced Mortgage Loan.

          "Modification Loss" means, with respect to each Mortgage Loan, (i) a decrease in the Principal Balance of such Mortgage Loan as a result of a modification thereof in accordance with the terms hereof, (ii) any expenses connected with such modification, to the extent (x) reimbursable to the Trustee, the Special Servicer or the Master Servicer and (y) not recovered from the Mortgagor or (iii) in the case of a modification of such Mortgage Loan that reduces the Mortgage Rate thereof, the excess, on each Due Date, of the amount of interest that would have accrued at a rate equal to the original Mortgage Rate, over interest that actually accrued on such Mortgage Loan during the preceding Collection Period.

          "Money Term" means with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note, the Maturity Date, Mortgage Rate, Principal Balance, amortization term or payment frequency thereof or any provision thereof requiring the payment of a prepayment premium, yield maintenance charge or percentage premium in connection with a principal prepayment (and shall not include late fees or default interest provisions).

          "Monthly Additional Report on Recoveries and Reimbursements" means with respect to each Collection Period, a report prepared by the Master Servicer, in a format reasonably acceptable to the Special Servicer, the Trustee and the Certificate Registrar, that identifies the following with respect to such Collection Period, in all cases both on a loan-by-loan basis and in the aggregate:

               (a) the amount of any Advance (and accrued and unpaid Advance Interest thereon) that became a Workout-Delayed Reimbursement Amount during such Collection Period;

               (b)(i) the amount of any Workout-Delayed Reimbursement Amount that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during such Collection Period, (ii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the related Mortgage Loan received during the Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II), (iii) the extent to which any reimbursement of a Workout-Delayed Reimbursement Amount made during such Collection Period was made from principal collections on the remainder of the Mortgage Loans received during such Collection Period as contemplated by subsection (iii) of Section 5.2(a)(II) and (iv) the amount of any related Unliquidated Advances;

               (c) the amount of any Unliquidated Advances recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period;

               (d)(i) the amount of any Unliquidated Advance that became a Nonrecoverable Advance in the current Collection Period, and (ii) the amount of any Workout-Delayed Reimbursement Amount that arose in a prior Collection Period, was not reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in the current or a prior Collection Period (and therefore had not become an Unliquidated Advance) but which has became a Nonrecoverable Advance in the current Collection Period;

               (e) the amount of any Advance (and accrued and unpaid Advance Interest thereon), other than an amount described in clause (d) above, that became a Nonrecoverable Advance during such Collection Period;

               (f)(i) the amount of any Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) that was reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent during the current Collection Period, and (ii) the extent (if any) to which any reimbursement of a Nonrecoverable Advance (and accrued and unpaid Advance Interest thereon) was made from principal collections on the Mortgage Loans received during such Collection Period as contemplated by subsection (iv) of Section 5.2(a)(II);

               (g)(i) the amount of any Advance reimbursed to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent as a Nonrecoverable Advance in a prior Collection Period but recovered from the related Mortgagor or otherwise from the proceeds of the related Mortgage Loan or REO Property on behalf of the Trust during the current Collection Period (notwithstanding that it was previously determined to constitute a Nonrecoverable Advance) and (ii) the extent to which any such amount is an amount described by clause (I)(C) of the definition of Principal Distribution Amount; and

               (h) a reconciliation of Advance Interest accrued on any Workout-Delayed Reimbursement Amount or any Nonrecoverable Advance, any Late Fees and default interest collected during the related Collection Period and the amount of Late Fees and default interest that were applied to pay such Advance Interest.

          The preparation of each Monthly Additional Report on Recoveries and Reimbursements shall constitute a responsibility of the Master Servicer and shall not constitute a responsibility of any other party. Each Loan Periodic Update File prepared by the Master Servicer shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements. Notwithstanding anything in this Agreement that suggests otherwise, the Master Servicer shall not be required to deliver a Monthly Additional Report on Recoveries and Reimbursements (and no Loan Periodic Update File need be accompanied by any such report) with respect to any Collection Period for which all of the entries in the report would be "zero" or "not applicable."

          "Monthly Certificateholders Report" means a report provided pursuant to Section 5.4 by the Trustee monthly as of the related Determination Date generally in the form and substance of Exhibit M, which sets forth, to the extent applicable: (i) the amount, if any, of such distributions to the holders of each Class of Principal Balance Certificates applied to reduce the respective Certificate Balances thereof; (ii) the amount of such distribution to holders of each Class of Certificates allocable to (A) interest accrued at the respective Pass-Through Rates, less any Net Aggregate Prepayment Interest Shortfalls and
(B) Prepayment Premiums; (iii) the number of outstanding Mortgage Loans and the aggregate Principal Balance and Scheduled Principal Balance of the Mortgage Loans at the close of business on such Determination Date; (iv) the number and aggregate Scheduled Principal Balance of Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 or more days, (D) as to which foreclosure proceedings have been commenced, or (E) as to which bankruptcy proceedings have been commenced; (v) with respect to any REO Property included in the Trust, the Principal

Balance of the related Mortgage Loan as of the date of acquisition of the REO Property and the Scheduled Principal Balance thereof; (vi) as of the related Determination Date (A) as to any REO Property sold during the related Collection Period, the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be finally recoverable and the amount of the proceeds of such sale deposited into the Certificate Account, and
(B) the aggregate amount of other revenues collected by the Special Servicer with respect to each REO Property during the related Collection Period and credited to the Certificate Account, in each case identifying such REO Property by the loan number of the related Mortgage Loan; (vii) the Aggregate Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates before and after giving effect to the distribution made on such Distribution Date; (viii) the aggregate amount of Principal Prepayments made during the related Collection Period; (ix) the Pass-Through Rate applicable to each Class of Certificates for such Distribution Date; (x) the aggregate amount of the Master Servicing Fee, the Special Servicing Fee, the Excess Servicing Fees and the fees paid to the applicable Non-Serviced Mortgage Loan Master Servicer and the Non-Serviced Mortgage Loan Special Servicer solely as such fees relate to the Non-Serviced Mortgage Loans; (xi) the amount of Unpaid Interest and Realized Losses, if any, incurred with respect to the Mortgage Loans, including a breakout by type of such Realized Losses; (xii) the aggregate amount of Servicing Advances and P&I Advances outstanding separately stated that have been made by the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent and the aggregate amount of Servicing Advances and P&I Advances made by the applicable Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer in respect of the Non-Serviced Mortgage Loans and
(xiii) the amount of any Appraisal Reductions effected during the related Collection Period on a loan-by-loan basis and the total Appraisal Reductions in effect as of such Distribution Date (and in the case of the Non-Serviced Mortgage Loans, the amount of any appraisal reductions effected under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). In the case of information furnished pursuant to subclauses (i), (ii) and (xi) above, the amounts shall be expressed in the aggregate and as a dollar amount per $1,000 of original principal amount of the Certificates for all Certificates of each applicable Class.

          "Moody's" means Moody's Investors Service Inc. or its successor in interest.

          "Mortgage" means the mortgage, deed of trust or other instrument securing a Mortgage Note.

          "Mortgage File" means the mortgage documents listed below:

          (i) the original Mortgage Note bearing all intervening endorsements, endorsed in blank or endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit with a copy of the Mortgage Note attached thereto;

          (ii) the original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed) or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Depositor shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

          (iii) the originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon (which are reflected in the Mortgage Loan Schedule), or if such original modification, consolidation and extension agreements have been delivered to the appropriate recording office for recordation and either have not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or have been lost after recordation, true copies of such modifications, consolidations and extensions certified by the Seller together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (B) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

          (iv) an original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in blank or in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3;"

          (v) originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 45th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (B) in the case of an original intervening assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening assignment of Mortgage;

          (vi) if the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with (A) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (B) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3," which assignment may be effected in the related Assignment of Mortgage;

          (vii) the original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

          (viii) the original Title Insurance Policy or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within 180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

          (ix) (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee duly authorized and executed and delivered in connection with the Mortgage Loan;

          (x) copies of the related ground lease(s), if any, related to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

          (xi) copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement, any Non-Serviced Mortgage Loan Intercreditor Agreement and any Loan Pair Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related Serviced Companion Mortgage Loan and B
Note) related to any Mortgage Loan;

          (xii) either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Master Servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and this Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Master Servicer on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan, and this Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, the Master Servicer acknowledges that any letter of credit held by it shall be held in its capacity as agent of the Trust, and if the Master Servicer sells its rights to service the applicable Mortgage Loan, the Master Servicer will assign the applicable letter of credit to the Trust or at the direction of the Special Servicer (with respect to any Specially Serviced Mortgage Loan) to such party as the Special Servicer may instruct, in each case, at the expense of the Master Servicer. The Master Servicer shall indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

          (xiii) the original environmental indemnity agreement, if any, related to any Mortgage Loan;

          (xiv) third-party management agreements for all Mortgaged Properties operated as hotels and for all Mortgaged Properties securing Mortgage Loans with a Cut-Off Date Principal Balance equal to or greater than $20,000,000;

          (xv) any Environmental Insurance Policy;

          (xvi) any affidavit and indemnification agreement; and

          (xvii) with respect to any Non-Serviced Mortgage Loan, a copy of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          With respect to any Non-Serviced Mortgage Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing such Non-Serviced Mortgage Loan with respect to which the originals shall be required), including a copy of such Non-Serviced Mortgage Loan Mortgage.

          "Mortgage Loan" means a Mortgage Note secured by a Mortgage, and all amendments and modifications thereof, identified on the Mortgage Loan Schedule, as amended from time to time, provided that the term "Mortgage Loan" shall include any Defeasance Loan and any Non-Serviced Mortgage Loan (but shall not include any Non-Serviced Companion Mortgage Loan) but with respect to (i) any A/B Mortgage Loan, shall include the A Note (and shall not include the related B
Note) and (ii) any Loan Pair, shall include the Serviced Pari Passu Mortgage Loan (but shall not include the related Serviced Companion Mortgage Loan).

          "Mortgage Loan Purchase Agreement" means that certain Mortgage Loan Purchase Agreement between MSMC and the Depositor dated as of February 20, 2004 with respect to the MSMC Loans, a form of which is attached hereto as Exhibit K.

          "Mortgage Loan Schedule" or "Loan Schedule" means the schedule attached hereto as Schedule I, which identifies each MSMC Loan as such schedule may be amended from time to time pursuant to Section 2.3.

          "Mortgage Note" means the note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgage Rate" means, for a given Mortgage Loan, Serviced Companion Mortgage Loan or B Note, the per annum rate at which interest accrues on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

          "Mortgaged Property" means the real property, together with improvements thereto, securing the indebtedness of the Mortgagor under the related Mortgage Loan and, in the case of an A/B Mortgage Loan, the related B Note and, in the case of a Loan Pair, the related Serviced Companion Mortgage Loan.

          "Mortgagee" means, with respect to any Mortgage as of any date of determination, the mortgagee named therein as of such date.

          "Mortgagor" means the obligor on a Mortgage Note.

          "MSMC" has the meaning set forth in the Preliminary Statement hereto.

          "MSMC Loans" means, collectively, those Mortgage Loans sold to the Depositor pursuant to the Mortgage Loan Purchase Agreement and shown on Schedule I hereto.

          "Net Aggregate Prepayment Interest Shortfall" means for any Distribution Date, with respect to all Mortgage Loans which are not Specially Serviced Mortgage Loans, the excess, if any, of aggregate Prepayment Interest Shortfalls for such Mortgage Loans over the sum of (A) the Compensating Interest to be paid by the Master Servicer on such Distribution Date and (B) the aggregate Prepayment Interest Excesses for such Collection Period for all Mortgage Loans which are not Specially Serviced Mortgage Loans.

          "New Lease" means any lease of any REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

          "1933 Act" means the Securities Act of 1933, as amended.

          "1934 Act" means the Securities Exchange Act of 1934, as amended.

          "Nondisqualification Opinion" means a written Opinion of Counsel to the effect that a contemplated action will neither cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding nor cause a "prohibited transaction," "prohibited contribution" or any other tax (other than a tax on "net income from foreclosure property" permitted to be incurred under this Agreement) to be imposed on any REMIC Pool or the Trust.

          "Noneconomic Residual Interest" means a residual interest that is a "noneconomic residual interest" within the meaning of Treasury Regulation
Section 1.860E-1(c).

          "Non-Investment Grade Certificates" means each Class of Certificates that, at the time of transfer, is not rated in one of the four highest generic rating categories by at least one of Moody's or S&P.

          "Nonrecoverable Advance" means any of the following: (i) any Pari Passu Loan Nonrecoverable Advance (including interest accrued thereon at the Advance Rate) and (ii) the portion of any Advance (including interest accrued thereon at the Advance Rate) or Unliquidated Advance (not including interest thereon) previously made or proposed to be made by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, that, in its respective sole discretion, exercised in good faith and, with respect to the Master Servicer and the Special Servicer, taking into account the Servicing Standard, will not be or, in the case of a current delinquency, would not be, ultimately recoverable, from Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or Purchase Proceeds (or from any other collections) with respect to the related Mortgage Loan or Serviced Companion Mortgage Loan (and taking into consideration any Crossed Mortgage Loans) (in the case of Servicing Advances) or B Note (in the case of Servicing Advances) or REO Property (in the case of P&I Advances and Servicing Advances), as evidenced by an Officer's Certificate delivered pursuant to Section 4.4. Such Officer's Certificate shall be delivered to the Trustee (upon which the Trustee may conclusively rely) or to the Depositor (if the Trustee or the Fiscal Agent is delivering such Officer's Certificate) and (in either case) to the Special Servicer in the time periods as specified in Section
4.4 and shall include the information and reports set forth in Section 4.4. Absent bad faith, the Master Servicer's determination as to the recoverability of any Advance shall be conclusive and binding on the Certificateholders and, in the case of any B Note or Serviced Companion Mortgage Loan, the holder of such B Note or Serviced Companion Mortgage Loan, as applicable, and may, in all cases, be relied on by the Trustee and the Fiscal Agent; provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and shall deliver to the Master Servicer and the Trustee notice of such determination. Absent bad faith, any such determination shall be conclusive and binding on the Certificateholders, the Master Servicer, the Trustee and the Fiscal Agent. Absent bad faith, and pursuant to Section 4.1A of this Agreement, any determination as to the recoverability of any advance made with respect to any Non-Serviced Mortgage Loan by the Master Servicer or any Other Master Servicer shall be conclusive and binding on the Certificateholders and may, in all cases, be relied on by the Trustee, the Fiscal Agent and the Master Servicer. In making any nonrecoverability determination as described above, the relevant party shall be entitled (i) to consider (among other things) the obligations of the Mortgagor under the terms of the Mortgage Loan as it may have been modified, (ii) to consider (among other things) the related Mortgaged Properties in their "as is" then-current conditions and occupancies and such party's assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, (iii) to estimate and consider, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer (among other things), future expenses and (iv) to estimate and consider, consistent with the Servicing Standard (among other things), the timing of recovery to such party. In addition, the relevant party may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, update or change its nonrecoverability determinations at any time in accordance with the terms hereof and may, consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer, obtain from the Special Servicer any analysis, appraisals or other information in the possession of the Special Servicer for such purposes.

          "Non-Registered Certificate" means unless and until registered under the Securities Act, any Class X, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S or Residual Certificate.

          "Non-Serviced Companion Mortgage Loan" means the GIC Office Portfolio Companion Loan, the International Plaza Companion Loan and the Wells Fargo Tower Companion Loan.

          "Non-Serviced Mortgage Loan" means the GIC Office Portfolio Pari Passu Loan, the International Plaza Pari Passu Loan and the Wells Fargo Tower Pari Passu Loan.

          "Non-Serviced Mortgage Loan Fiscal Agent" means the applicable "fiscal agent" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Intercreditor Agreement" means, (i) with respect to Mortgage Loan Nos. 2-13, that certain co-lender agreement, dated December 10, 2003, by and between the holders of the GIC Office Portfolio Pari Passu Loan, the GIC Office Portfolio Companion Loan and the holders of the related subordinated note relating to the relative rights of such holders, as the same may be amended from time to time in accordance with the terms thereof,
(ii) with respect to Mortgage Loan No. 22, that certain co-lender agreement, dated July 9, 2003, by and between the holders of the International Plaza Pari Passu Loan and the International Plaza Companion Loan, as the same may be amended from time to time in accordance with the terms thereof and (iii) with respect to Mortgage Loan No. 16, that certain co-lender agreement, dated December 18, 2003, by and between the holders of the Wells Fargo Tower Pari Passu Loan and the Wells Fargo Tower Companion Loan, as the same may be amended from time to time in accordance with the terms thereof.

          "Non-Serviced Mortgage Loan Master Servicer" means the applicable "master servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Mortgage" means the GIC Office Portfolio Pari Passu Mortgage, the International Plaza Pari Passu Mortgage and the Wells Fargo Tower Pari Passu Mortgage, as applicable.

          "Non-Serviced Mortgage Loan Pooling and Servicing Agreement" means the LB-UBS 2004-C1 Pooling and Servicing Agreement, the Greenwich 2003-C2 Pooling and Servicing Agreement and the XLF-2003 Pooling and Servicing Agreement, as applicable.

          "Non-Serviced Mortgage Loan Special Servicer" means the applicable "special servicer" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Non-Serviced Mortgage Loan Trustee" means the applicable "trustee" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          "Notional Amount" means, as of any date of determination: (i) with respect to all of the Class X-1 Certificates as a Class, the Class X-1 Notional Amount as of such date of determination; (ii) with respect to any Class X-1 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-1 Notional Amount as of such date of determination;
(iii) with respect to all of the Class X-2 Certificates as a Class, the Class
X-2

Notional Amount as of such date of determination and (iv) with respect to any Class X-2 Certificate, the product of the Percentage Interest evidenced by such Certificate and the Class X-2 Notional Amount as of such date of determination.

          "Officer's Certificate" means (v) in the case of the Depositor, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, or any Senior Vice President, Vice President or Assistant Vice President, and by one or more of the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Depositor, or (w) in the case of the Master Servicer and the Special Servicer, any of the officers referred to above or an employee thereof designated as a Servicing Officer or Special Servicing Officer pursuant to this Agreement, (x) in the case of the Trustee or the Fiscal Agent, a certificate signed by a Responsible Officer, and
(y) in the case of the Seller, a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, any Managing Director or Director, the President, or any Executive Vice President, any Senior Vice President, Vice President, Second Vice President or Assistant Vice President.

          "Operating Adviser" shall mean the Person elected to serve as the Operating Adviser pursuant to Section 9.37(a).

          "Opinion of Counsel" means a written opinion of counsel addressed to the Trustee, reasonably acceptable in form and substance to the Trustee, and who is not in-house counsel to the party required to deliver such opinion but who, in the good faith judgment of the Trustee, is Independent outside counsel knowledgeable of the issues occurring in the practice of securitization with respect to any such opinion of counsel concerning the taxation, or status as a REMIC for tax purposes, of the Trust or any REMIC Pool.

          "Option Purchase Price" has the meaning set forth in Section 9.36(b) hereof.

          "Other Advance Report Date" means with respect to a Non-Serviced Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable, which has been deposited into a commercial mortgage securitization trust, the date under the related Other Companion Loan Pooling and Servicing Agreement that the related Other Master Servicer is required (pursuant to the terms thereof) to make a determination as to whether it will make a P&I Advance as required under such Other Companion Loan Pooling and Servicing Agreement.

          "Other Companion Loan Pooling and Servicing Agreement" means the LB-UBS 2004-C1 Pooling and Servicing Agreement, the Greenwich 2003-C2 Pooling and Servicing Agreement, the XLF-2003 Pooling and Servicing Agreement or any other pooling and servicing agreement relating to a Non-Serviced Companion Mortgage Loan or a Serviced Companion Mortgage Loan that creates a commercial mortgage securitization trust, as applicable.

          "Other Master Servicer" means the Greenwich 2003-C2 Master Servicer, the LB-UBS 2004-C1 Master Servicer, XLF-2003 Master Servicer or any other master servicer under an Other Companion Loan Pooling and Servicing Agreement relating to a Non-Serviced Companion Mortgage Loan or a Serviced Companion Mortgage Loan, as applicable.

          "Other Operating Adviser" has the meaning set forth in Section 9.4(d) hereof.

          "Other Pooling and Servicing Agreement" has the meaning set forth in
Section 9.4(d) hereof.

          "Other Securitization" has the meaning set forth in Section 9.4(d) hereof.

          "Other Special Servicer" has the meaning set forth in Section 9.4(d) hereof.

          "Ownership Interest" means, as to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "P&I Advance" shall mean, (i) with respect to any Mortgage Loan or Specially Serviced Mortgage Loan (other than the Wells Fargo Tower Pari Passu Loan (except under the circumstances set forth in Section 4.3(d)), a Serviced Companion Mortgage Loan or a B Note) as to which all or a portion of the Scheduled Payment (other than a Balloon Payment) due during the related Collection Period was not received by the Master Servicer as of the related Determination Date (subject to Section 5.1(h)), the portion of such Scheduled Payment not received; (ii) with respect to any Mortgage Loan that is a Balloon Mortgage Loan (including any REO Property as to which the related Mortgage Loan provided for a Balloon Payment) as to which a Balloon Payment was due during or prior to the related Collection Period but was delinquent, in whole or in part, as of the related Determination Date, an amount equal to the excess, if any, of the Assumed Scheduled Payment for such Balloon Mortgage Loan for the related Collection Period, over any Late Collections received in respect of such Balloon Payment during such Collection Period; and (iii) with respect to each REO Property, an amount equal to the excess, if any, of the Assumed Scheduled Payment for the Mortgage Loan related to such REO Property during the related Collection Period, over remittances of REO Income to the Master Servicer by the Special Servicer, reduced by any amounts required to be paid as taxes on such REO Income (including taxes imposed pursuant to Section 860G(c) of the Code); provided, however, that the interest portion of any Scheduled Payment or Assumed Scheduled Payment shall be advanced at a per annum rate equal to the sum of the REMIC I Net Mortgage Rate or International Plaza Pari Passu Loan REMIC Net Mortgage Rate, as applicable, relating to such Mortgage Loan or such REO Mortgage Loan and the Trustee Fee Rate, such that the Scheduled Payment or Assumed Scheduled Payment to be advanced as a P&I Advance shall be net of the Master Servicing Fee and the Excess Servicing Fee; and provided, further, that the Scheduled Payment or Assumed Scheduled Payment for any Mortgage Loan which has been modified shall be calculated based on its terms as modified and provided, further, that the interest component of any P&I Advance with respect to a Mortgage Loan as to which there has been an Appraisal Reduction shall be an amount equal to the product of (i) the amount of interest required to be advanced without giving effect to this proviso and (ii) a fraction, the numerator of which is the Principal Balance of such Mortgage Loan as of the immediately preceding Determination Date less any Appraisal Reduction applicable to such Mortgage Loan (or, in the case of a Non-Serviced Mortgage Loan or a Serviced Pari Passu Mortgage Loan, the portion thereof allocable (based upon their respective Principal Balances) to such Non-Serviced Mortgage Loan or Serviced Pari Passu Mortgage Loan under the related Intercreditor Agreement or the related Loan Pair Intercreditor Agreement and Section 1.6 of this Agreement) and the denominator of which is the Principal Balance of such Mortgage Loan as of such Determination Date. All P&I Advances for any Mortgage Loans that have been modified shall be calculated on the basis of their terms as modified.

          "P&I Advance Amount" means, with respect to any Mortgage Loan or any REO Property, the amount of the P&I Advance for each Mortgage Loan computed for any Distribution Date.

          "Pari Passu Loan Nonrecoverable Advance" means any "Nonrecoverable Servicing Advance" (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) made with respect to any Non-Serviced Mortgage Loan pursuant to and in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; provided that if the applicable Non-Serviced Mortgage Loan Master Servicer shall have made a "Servicing Advance" (as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in the nature of an expenditure benefiting the related Mortgaged Property generally, the portion thereof attributable to any Non-Serviced Mortgage Loan shall be determined based on the outstanding balances of such Non-Serviced Mortgage Loan and all the related pari passu loans secured by such Non-Serviced Mortgage Loan Mortgage on a pari passu basis on the date such advance was made.

          "Pari Passu Loan Servicing Fee Rate" means the "Master Servicing Fee Rate" and any other servicing fee rate (other than those payable to the applicable Non-Serviced Mortgage Loan Special Servicer) applicable to any Non-Serviced Mortgage Loan as defined in the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement; provided, however, that the Pari Passu Loan Servicing Fee Rate for purposes of any Non-Serviced Mortgage Loan as to which such fee is calculated on a 30/360 basis shall be (a) the related "Master Servicing Fee Rate" set forth in the Non-Serviced Mortgage Loan Pooling and Servicing Agreement, multiplied by (b) 30 divided by the actual number of days in the loan accrual period with respect to such loan.

          "Participant" means a broker, dealer, bank, other financial institution or other Person for whom the Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Pass-Through Rate" or "Pass-Through Rates" means with respect to the International Plaza Pari Passu Loan REMIC Regular Interest, any Class of REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates, other than the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, for the first Distribution Date, the rate set forth in the Preliminary Statement hereto (subject to the calculations set forth in the following sentence). For any Distribution Date occurring thereafter (and with respect to the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates, for each Distribution Date), the Pass-Through Rates for (i) the International Plaza Pari Passu Loan REMIC Regular Interest is the International Plaza Pari Passu Loan REMIC Net Mortgage Rate on the International Plaza Pari Passu Loan for such Distribution Date, (ii) the REMIC I Regular Interests shall equal the REMIC I Net Mortgage Rate on the related Mortgage Loan for such Distribution Date, (iii) the REMIC II Regular Interests shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (iv) the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E and Class F Certificates, the fixed rate corresponding to such Class set forth in the Preliminary Statement hereto, (v) the Class G Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.84%, (vi) the Class H Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.73%, (vii) the

Class J Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.63%, (viii) the Class K Certificates shall equal the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date less 0.18%, (ix) the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates shall equal the lesser of (A) 5.08% per annum and (B) the Weighted Average REMIC I Net Mortgage Rate for such Distribution Date, (x) the Class X-1 Certificates, the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-1 Notional Amount and (xi) the Class X-2 Certificates, the per annum rate equal to the product of the Accrued Certificate Interest thereon for such Distribution Date and 12, divided by the Class X-2 Notional Amount. The Pass-Through Rate for the Class A-1A Component, the Class A-1B Component and the Class A-1C Component shall equal the Pass-Through Rate of the Class A-1 Certificates. The Pass-Through Rate for the Class A-2A Component, the Class A-2B Component, the Class A-2C Component and the Class A-2D Component shall equal the Pass-Through Rate of the Class A-2 Certificates. The Pass-Through Rate for the Class A-4A Component, the Class A-4B Component, the Class A-4C Component and the Class A-4D Component shall equal the Pass-Through Rate of the Class A-4 Certificates. The Pass-Through Rate for the Class E-1 Component, the Class E-2 Component and the Class E-3 Component shall equal the Pass-Through Rate of the Class E Certificates. The Pass-Through Rate for the Class F-1 Component and the Class F-2 Component shall equal the Pass-Through Rate of the Class F Certificates. The Pass-Through Rate for the Class G-1 Component and the Class G-2 Component shall equal the Pass-Through Rate of the Class G Certificates. The Pass-Through Rate for the Class H-1 Component and the Class H-2 Component shall equal the Pass-Through Rate of the Class H Certificates. The Pass-Through Rate for the Class K-1 Component and the Class K-2 Component shall equal the Pass-Through Rate of the Class K Certificates. The Pass-Through Rate for the Class M-1 Component and the Class M-2 Component shall equal the Pass-Through Rate of the Class M Certificates.

          "Percentage Interest" means with respect to each Class of Certificates other than the Residual Certificates, the fraction of such Class evidenced by such Certificate, expressed as a percentage (carried to four decimal places and rounded, if necessary), the numerator of which is the Certificate Balance or Notional Amount, as applicable, represented by such Certificate determined as of the Closing Date (as stated on the face of such Certificate) and the denominator of which is the Aggregate Certificate Balance or Notional Amount, as applicable, of all of the Certificates of such Class determined as of the Closing Date. With respect to each Residual Certificate, the percentage interest in distributions (if any) to be made with respect to the relevant Class, as stated on the face of such Certificate.

          "Performing Party" has the meaning set forth in Section 8.26(b).

          "Permitted Transferee" means any Transferee other than a Disqualified Organization.

          "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Phase I Environmental Report" means a report by an Independent Person who regularly conducts environmental site assessments in accordance with then current standards imposed by institutional commercial mortgage lenders and who has a reasonable amount of experience conducting such assessments.

          "Placement Agent" means Morgan Stanley & Co. Incorporated.

          "Plan" has the meaning set forth in Section 3.3(d).

          "Plan Asset Regulations" means the Department of Labor regulations set forth in 29 C.F.R. Section 2510.3-101.

          "Preliminary Prospectus Supplement" has the meaning set forth in the Preliminary Statement hereto.

          "Prepayment Interest Excess" means for any Distribution Date and the related Collection Period, during which a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) is made after the Due Date for such Mortgage Loan through and including the last day of the Collection Period, the amount of interest that accrues on the amount of such Principal Prepayment from such Due Date to the date such payment was made, plus (if made) any payment by the Mortgagor of interest that would have accrued to the next succeeding Due Date (net of the Master Servicing Fee, the Excess Servicing Fees, the Special Servicing Fee, the Trustee Fee and the servicing fee and trustee fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan), to the extent collected.

          "Prepayment Interest Shortfall" means, with respect to any Distribution Date, a shortfall in the collection of a full month's interest on any Mortgage Loan, by reason of a full or partial Principal Prepayment (including payment of a Balloon Payment other than in connection with the foreclosure or liquidation of a Mortgage Loan) made during any Collection Period prior to the Due Date for such Mortgage Loan in such Collection Period (including any shortfall resulting from such a payment during the grace period relating to such Due Date). The amount of any Prepayment Interest Shortfall shall equal the excess of (A) the aggregate amount of interest which would have accrued on the Scheduled Principal Balance of such Mortgage Loan if the Mortgage Loan had paid on its Due Date and such Principal Prepayment or Balloon Payment had not been made (net of the Master Servicing Fee, the Excess Servicing Fees, the Special Servicing Fee, the Trustee Fee and the servicing fee payable in connection with any Non-Serviced Mortgage Loan (in the case of any Non-Serviced Mortgage Loan)) over (B) the aggregate interest that did so accrue through the date such payment was made (net of such fees).

          "Prepayment Premium" means, with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note for any Distribution Date, the prepayment premiums, yield maintenance charges or percentage premiums, if any, received during the related Collection Period in connection with Principal Prepayments on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

          "Primary Collateral" means the portion of the Mortgaged Property securing the Repurchased Loan or Crossed-Mortgage Loan, as applicable, that is encumbered by a first mortgage lien.

          "Principal Balance" means, with respect to any Mortgage Loan, Serviced Companion Mortgage Loan, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the principal balance of such Mortgage Loan, Serviced Companion Mortgage Loan, B Note or the related REO Mortgage Loan outstanding as of the Cut-Off Date after taking into account all principal and interest payments made or due on or prior to the Cut-Off Date (assuming, for any Mortgage Loan, Serviced Companion Mortgage Loan or B Note with a Due Date in March 2004 that is not March 1, 2004, that principal and interest payments for such month were paid on March 1, 2004), reduced (to not less than zero) by (i) any payments or other collections of amounts allocable to principal with respect to such Mortgage Loan, Serviced Companion Mortgage Loan, B Note or any related REO Mortgage Loan that have been collected or received during any preceding Collection Period, other than any Scheduled Payments due in any subsequent Collection Period, and (ii) any Realized Principal Loss incurred in respect of such Mortgage Loan or related REO Mortgage Loan during any related Collection Period.

          "Principal Balance Certificates" means, collectively, the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

          "Principal Distribution Amount" means, on any Distribution Date, the amount equal to the excess, if any, of

          (I) the sum of:

          (A) the aggregate (without duplication) of the following:

          (i) the principal portion of all Scheduled Payments (other than the principal portion of Balloon Payments) and any Assumed Scheduled Payments, in each case, to the extent received or advanced, as the case may be, in respect of the Mortgage Loans and any REO Mortgage Loans (but not in respect of any Serviced Companion Mortgage Loan or B Note or its successor REO Mortgage Loan) for their respective Due Dates occurring during the related Collection Period; and

          (ii) all payments (including Principal Prepayments and the principal portion of Balloon Payments but not in respect of any Serviced Companion Mortgage Loan or B Note or its respective successor REO Mortgage Loan) and any other collections (including Liquidation Proceeds (other than the portion thereof, if any, constituting Excess Liquidation Proceeds), Condemnation Proceeds, Insurance Proceeds, Purchase Proceeds and REO Income) received on or in respect of the Mortgage Loans during the related Collection Period and that were identified and applied by the Master Servicer as recoveries of principal thereof in accordance with Section 1.2 hereof;

          (B) the aggregate amount of any collections of principal received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a delinquent amount as to which an Advance had been made, which Advance was previously reimbursed during the Collection Period for a prior Distribution Date as part of a Workout-Delayed Reimbursement Amount for which a deduction was made under clause (II)(A) below with respect to such Distribution Date; and

          (C) the aggregate amount of any collections identified and applied by the Master Servicer as recoveries of principal and received on or in respect of the Mortgage Loans during the related Collection Period that, in each case, represents a recovery of an amount previously determined (in a Collection Period for a prior Distribution Date) to have been a Nonrecoverable Advance and for which a deduction was made under clause (II)(B) below with respect to a prior Distribution Date, and which are applied pursuant to Section 6.6(c)(i); over

          (II) the sum of:

          (A) the aggregate amount of Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent from amounts in the Collections Account allocable to principal received with respect to the Mortgage Loans pursuant to subsection (iii) of Section 5.2(a)(II); and

          (B) the aggregate amount of Nonrecoverable Advances (and Advance Interest thereon) that was reimbursed or paid during the related Collection Period to one or more of the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent during the related Collection Period from amounts in the Collections Account allocable to principal received with respect to the Mortgage Loans pursuant to subsection (iv) of Section 5.2(a)(II).

          "Principal Prepayment" means any voluntary or involuntary payment or collection of principal on a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note which is received or recovered in advance of its scheduled Due Date and applied to reduce the Principal Balance of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note in advance of its scheduled Due Date, including, without limitation, all proceeds, to the extent allocable to principal, received from the payment of cash in connection with a substitution shortfall pursuant to Section 2.3; provided, that the pledge by a Mortgagor of Defeasance Collateral with respect to a Defeasance Loan shall not be deemed to be a Principal Prepayment.

          "Private Placement Memorandum" means the Private Placement Memorandum dated February 20, 2004, pursuant to which the Class X-1, Class X-2, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be offered for sale.

          "Prospectus" has the meaning set forth in the Preliminary Statement hereto.

          "Purchase Price" means, with respect to the purchase by the Seller or liquidation by the Special Servicer of (i) a Mortgage Loan or an REO Mortgage Loan pursuant to Article II of this Agreement, (ii) an REO Mortgage Loan pursuant to Section 9.15 or (iii) a Mortgage Loan pursuant to Section 9.36 under the circumstances described therein, a price equal to the sum of (A) 100% of the unpaid Principal Balance of such Mortgage Loan (or deemed Principal Balance, in the case of an REO Mortgage Loan), plus (B) accrued but unpaid interest thereon calculated at the Mortgage Rate to, but not including, the Due Date in the Collection Period in which such purchase or liquidation occurs, plus (C) the amount of any expenses related to such Mortgage Loan and any related Serviced Companion Mortgage Loan, B Note or REO Property (including any Servicing Advances and Advance Interest thereon (which have not been paid by the Mortgagor or out of Late Fees or default interest paid by the related Mortgagor on the related Mortgage Loan and any related Serviced Companion Mortgage Loan or B
Note) related to such

Mortgage Loan and any related Serviced Companion Mortgage Loan or B Note, and all Special Servicing Fees and Liquidation Fees paid with respect to the Mortgage Loan and any related Serviced Companion Mortgage Loan or B Note) that are reimbursable or payable to the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, any Non-Serviced Mortgage Loan Master Servicer or any Non-Serviced Mortgage Loan Special Servicer, plus (D) if such Mortgage Loan or REO Mortgage Loan is being repurchased or substituted for by the Seller pursuant to the Mortgage Loan Purchase Agreement, all expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor or the Trustee in respect of the Material Breach or Material Document Defect giving rise to the repurchase or substitution obligation (and that are not otherwise included in (C) above).

          "Purchase Proceeds" means any cash amounts received by the Master Servicer in connection with: (i) the repurchase of a Mortgage Loan or an REO Mortgage Loan by the Seller pursuant to Section 2.3 or (ii) the purchase of the Mortgage Loans and REO Properties by the Depositor, the Master Servicer, the Special Servicer or the holders of the Class R-I Certificates pursuant to
Section 10.1(b).

          "Qualified Bidder" means (A) as used in section 8.29(c), a Person qualified to act as successor Master Servicer hereunder pursuant to Section 8.22(b) (including the requirement set forth in Section 8.22(b) that Rating Agency Confirmation shall have been obtained from each Rating Agency with respect to such Person) and (B) as used in Section 9.31(c), any Person qualified to act as successor Special Servicer hereunder pursuant to Section 9.21(b) (including the requirement set forth in Section 9.21(b) that Rating Agency Confirmation shall have been obtained form each Rating Agency with respect to such Person).

          "Qualified Institutional Buyer" means a qualified institutional buyer qualifying pursuant to Rule 144A.

          "Qualified Insurer" means, (i) with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note, an insurance company duly qualified as such under the laws of the state in which the related Mortgaged Property is located, duly authorized and licensed in such state to transact the applicable insurance business and to write the insurance, but in no event rated lower than "A2" by Moody's, if rated by Moody's or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation and "A" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, and (ii) with respect to the Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond an insurance company that has a claim paying ability no lower than "A2" by Moody's if rated by Moody's, or if not rated by Moody's, then Moody's has issued a Rating Agency Confirmation, and "A" by S&P if rated by S&P or if not rated by S&P, then S&P has issued a Rating Agency Confirmation, or (iii) in either case, a company not satisfying clause (i) or (ii) but with respect to which a Rating Agency Confirmation is obtained. "Qualified Insurer" shall also mean any entity that satisfies all of the criteria, other than the ratings criteria, set forth in one of the foregoing clauses and whose obligations under the related insurance policy are guaranteed or backed by an entity that satisfies the ratings criteria set forth in such clause (construed as if such entity were an insurance company referred to therein).

          "Qualifying Substitute Mortgage Loan" means, in the case of a Mortgage Loan substituted for a Deleted Mortgage Loan, a Mortgage Loan which, on the date of substitution, (i) has an outstanding principal balance, after deduction of the principal portion of the Scheduled Payment due in the month of substitution, not in excess of the Principal Balance of the Deleted Mortgage Loan; provided, however, that, to the extent that the principal balance of such Mortgage Loan is less than the Principal Balance of the Deleted Mortgage Loan, then such differential in principal amount, together with interest thereon at the Mortgage Rate on the related Mortgage Loan from the date as to which interest was last paid through the last day of the month in which such substitution occurs, shall be paid by the party effecting such substitution to the Master Servicer for deposit into the Certificate Account, and shall be treated as a Principal Prepayment hereunder; (ii) is accruing interest at a rate of interest at least equal to that of the Deleted Mortgage Loan; (iii) has a remaining term to stated maturity not greater than, and not more than two years less than, that of the Deleted Mortgage Loan; (iv) has an original Loan-to-Value Ratio not higher than that of the Deleted Mortgage Loan and a current Loan-to-Value Ratio (equal to the outstanding principal balance on the date of substitution divided by its current Appraised Value) not higher than the current Loan-to-Value Ratio of the Deleted Mortgage Loan and has a current Debt Service Coverage Ratio equal to or greater than the current Debt Service Coverage Ratio of the Deleted Mortgage Loan; (v) will comply with all of the representations and warranties relating to Mortgage Loans set forth herein, as of the date of substitution; (vi) has a Phase I Environmental Report relating to the related Mortgaged Property in its Mortgage Files and such Phase I Environmental Report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard, raise material issues that have not been adequately addressed; (vii) has an engineering report relating to the related Mortgaged Property in its Mortgage Files and such engineering report does not, in the good faith reasonable judgment of the Special Servicer, consistent with the Servicing Standard raise material issues that have not been adequately addressed; and
(viii) as to which the Trustee has received an Opinion of Counsel, at the Seller's expense, that such Mortgage Loan is a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code; provided that no Mortgage Loan may have a Maturity Date after the date three years prior to the Rated Final Distribution Date, and provided, further, that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless Rating Agency Confirmation is obtained, and provided, further that no such Mortgage Loan shall be substituted for a Deleted Mortgage Loan unless the Operating Adviser shall have approved of such substitution (provided, however, that such approval of the Operating Adviser may not be unreasonably withheld). In the event that either one mortgage loan is substituted for more than one Deleted Mortgage Loan or more than one mortgage loan is substituted for one or more Deleted Mortgage Loans, then (A) the Principal Balance referred to in clause (i) above shall be determined on the basis of aggregate Principal Balances and (B) the rates referred to in clause
(ii) above and the remaining term to stated maturity referred to in clause (iii) above shall be determined on a weighted average basis (provided, that the REMIC I Net Mortgage Rate and the International Plaza Pari Passu Loan REMIC Net Mortgage Rate for any Qualifying Substitute Mortgage Loan may not be less than the highest Pass-Through Rate of any outstanding Class of Certificates that is not subject to a cap based on the Weighted Average REMIC I Net Mortgage Rate). Whenever a Qualifying Substitute Mortgage Loan is substituted for a Deleted Mortgage Loan pursuant to this Agreement, the party effecting such substitution shall certify that such Mortgage Loan meets all of the requirements of this definition and shall send such certification to the Trustee, which shall deliver a copy of such certification to the Special Servicer and the Operating Adviser promptly, and in any event within five Business Days following the Trustee's receipt of such certification.

          "Rated Final Distribution Date" means with respect to each rated Class of Certificates, the Distribution Date in January 2041.

          "Rating Agencies" means Moody's and S&P.

          "Rating Agency Confirmation" means, with respect to any matter, confirmation in writing by each Rating Agency (or such Rating Agency as is specified herein) that a proposed action, failure to act, or other event specified herein will not in and of itself result in the withdrawal, downgrade, or qualification, as applicable, of the then-current rating assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency, provided that with respect to any matter affecting any Serviced Companion Mortgage Loan, such confirmation shall also refer to the nationally recognized statistical rating organizations then rating the securities representing an interest in such loan and such rating organizations' respective ratings of such securities.

          "Realized Interest Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the portion of any Liquidation Realized Loss that exceeds the Realized Principal Loss on the related Mortgage Loan, (ii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to accrued interest on the related Mortgage Loan, (iii) in the case of an Expense Loss, an Expense Loss resulting in any period from the payment of the Special Servicing Fee and any Expense Losses treated as Realized Interest Losses pursuant to the last sentence of the definition of "Realized Principal Loss" or (iv) in the case of a Modification Loss, a Modification Loss described in clause (iii) of the definition thereof.

          "Realized Loss" means a Liquidation Realized Loss, a Modification Loss, a Bankruptcy Loss or an Expense Loss with respect to a Mortgage Loan.

          "Realized Principal Loss" means, with respect to each Mortgage Loan,
(i) in the case of a Liquidation Realized Loss, the amount of such Realized Loss, to the extent that it does not exceed the Principal Balance of the Mortgage Loan (or deemed Principal Balance, in the case of REO Property), (ii) in the case of a Modification Loss, the amount of such Modification Loss described in clause (i) of the definition thereof, (iii) in the case of a Bankruptcy Loss, the portion of such Realized Loss attributable to the reduction in the Principal Balance of the related Mortgage Loan, (iv) in the case of an Expense Loss, any such Expense Loss (other than Expense Losses resulting from the payment of Special Servicing Fees) to the extent that such Expense Losses do not exceed amounts collected in respect of the Mortgage Loans that were identified as allocable to principal in the Collection Period in which such Expense Losses were incurred, and any such excess shall be treated as a Realized Interest Loss and (v) the amounts in respect thereof that are withdrawn from the Certificate Account pursuant to Section 6.6(b)(i).

          "Record Date" means, for each Distribution Date and each Class of Certificates, the close of business on the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

          "Recoveries" means, as of any Distribution Date, any amounts recovered with respect to a Mortgage Loan, a Serviced Companion Mortgage Loan, a B Note or REO Property following the period in which a Final Recovery Determination occurs plus other amounts defined as "Recoveries" herein.

          "Regulation S" means Regulation S under the 1933 Act.

          "Regulation S Certificate" means a written certification substantially in the form set forth in Exhibit F hereto certifying that a beneficial owner of an interest in a Regulation S Temporary Global Certificate is not a U.S. Person (as defined in Regulation S).

          "Regulation S Global Certificates" means the Regulation S Permanent Global Certificates together with the Regulation S Temporary Global Certificates.

          "Regulation S Permanent Global Certificate" means any single permanent global Certificate, in definitive, fully registered form without interest coupons received in exchange for a Regulation S Temporary Global Certificate.

          "Regulation S Temporary Global Certificate" means, with respect to any Class of Certificates offered and sold outside of the United States in reliance on Regulation S, a single temporary global Certificate, in definitive, fully registered form without interest coupons.

          "Rehabilitated Mortgage Loan" means any Specially Serviced Mortgage Loan with respect to which (i) three consecutive Scheduled Payments have been made (in the case of any such Mortgage Loan, Serviced Companion Mortgage Loan or B Note that was modified, based on the modified terms), or a complete defeasance shall have occurred, (ii) no other Servicing Transfer Event has occurred and is continuing (or with respect to determining whether a Required Appraisal Loan is a Rehabilitated Mortgage Loan for applying Appraisal Reductions, no other Appraisal Event has occurred and is continuing) and (iii) the Trust has been reimbursed for all costs incurred as a result of the occurrence of a Servicing Transfer Event, such amounts constitute a Workout-Delayed Reimbursement Amount, or such amounts have been forgiven. An A Note shall not constitute a Rehabilitated Mortgage Loan unless its related B Note would constitute a Rehabilitated Mortgage Loan. A B Note shall not constitute a Rehabilitated Mortgage Loan unless its related A Note also would constitute a Rehabilitated Mortgage Loan. A Serviced Pari Passu Mortgage Loan shall not constitute a Rehabilitated Mortgage Loan unless its related Serviced Companion Mortgage Loan would constitute a Rehabilitated Mortgage Loan. A Serviced Companion Mortgage Loan shall not constitute a Rehabilitated Mortgage Loan unless its related Serviced Pari Passu Mortgage Loan also would constitute a Rehabilitated Mortgage Loan.

          "Release Date" means the date 40 days after the later of (i) the commencement of the offering of the Certificates and (ii) the Closing Date.

          "REMIC" means a real estate mortgage investment conduit within the meaning of Section 860D of the Code.

          "REMIC I" means the segregated pool of assets consisting of (i) the Majority Mortgage Loans (other than any Excess Interest payable thereon), such amounts with respect thereto as shall from time to time be held in the Certificate Account, the Distribution Account (other than the portion thereof constituting the Excess Interest Sub-account) and the Interest Reserve Account (other than with respect to the International Plaza Pari Passu Loan), the Insurance Policies (other than with respect to the International Plaza Pari Passu Loan and other than the interests of the holder of any Serviced Companion Mortgage Loan or B Note therein) and any REO Properties (other than with respect to the International Plaza Pari Passu Loan and other than the interests of the holder of any Serviced Companion Mortgage Loan or B Note therein) and (ii) the International Plaza Pari Passu Loan REMIC Regular Interest and collections thereon. Excess Interest on the Mortgage Loans and the Excess Interest Sub-account shall constitute assets of the Trust but shall not be a part of any REMIC Pool. The Non-Serviced Companion Mortgage Loans and any amounts payable thereon shall not constitute assets of the Trust or any REMIC Pool. No B Note or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool. No Serviced Companion Mortgage Loan or any amounts payable thereon shall constitute an asset of the Trust or any REMIC Pool. The International Plaza Pari Passu Loan, collections thereon, and any related REO Property acquired in respect thereof are held as assets of the International Plaza Pari Passu Loan REMIC.

          "REMIC I Interests" means, collectively, the REMIC I Regular Interests and the REMIC I Residual Interest.

          "REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, (I) as to any REMIC I Regular Interest, other than the REMIC I Regular Interest corresponding to the International Plaza Pari Passu Loan REMIC Regular Interest, a rate per annum equal to (a) with respect to any Majority Mortgage Loan that accrues interest on the basis of a 360-day year consisting of twelve
(12) 30-day months ("30/360 basis"), (i) the Mortgage Rate thereof (without taking into account any increase therein after the Anticipated Repayment Date in respect of an ARD Loan or any default interest rate) as of the Cut-Off Date and without regard to any modification, waiver or amendment of the terms thereof following the Cut-Off Date, minus (ii) the Administrative Cost Rate, and (b) with respect to any Majority Mortgage Loan that accrues interest on a basis other than a 30/360 basis, the annualized rate that, when applied to the Principal Balance of the related Mortgage Loan (on the day prior to the Due Date preceding such Distribution Date) on a 30/360 basis for the related loan accrual period, yields the amount of net interest that would have accrued during the related loan accrual period assuming a net interest rate equal to the rate described in clause (a) above, and assuming an interest accrual basis that is the same as the actual interest accrual basis of such Mortgage Loan, provided that for purposes of this clause (b), (i) the REMIC I Net Mortgage Rate for the loan accrual period relating to the Due Dates in both January and February in any year that is not a leap year and in February in any year that is a leap year, shall be determined net of any amounts transferred to the Interest Reserve Account and (ii) the REMIC I Net Mortgage Rate for the loan accrual period relating to the Due Date in March shall be determined taking into account the addition of any amounts withdrawn from the Interest Reserve Account and (II) as to the REMIC I Regular Interest corresponding to the International Plaza Pari Passu Loan REMIC Regular Interest, the International Plaza Pari Passu Loan REMIC Net Mortgage Rate.

          "REMIC I Regular Interests" means, collectively, the uncertificated interests designated as "regular interests" in REMIC I, which shall consist of, with respect to each Mortgage Loan, an interest having an initial Certificate Balance equal to the Cut-Off Date Scheduled Principal Balance of such Mortgage Loan, and which has a Pass-Through Rate equal to the REMIC I Net Mortgage Rate of such Mortgage Loan.

          "REMIC I Residual Interest" means the sole class of "residual interest," within the meaning of Code Section 860G(a)(2), in REMIC I. The REMIC I Residual Interest shall be represented by the Class R-I Certificates.

          "REMIC II" means the segregated pool of assets consisting of the REMIC I Regular Interests for which a REMIC election has been made pursuant to Section 12.1(a) hereof.

          "REMIC II Interests" means, collectively, the REMIC II Regular Interests and the Class R-II Certificates.

          "REMIC II Regular Interest A-1A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $34,696,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-1B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $60,091,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-1C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having initial Certificate Balance equal to $19,073,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-2A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $38,808,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-2B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $101,124,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-2C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $112,379,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-2D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $67,439,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class A-3 Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-4A" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate

Balance equal to $17,367,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-4B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $36,076,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-4C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $41,524,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest A-4D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $452,183,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest B" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class B Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest C" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class C Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest D" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class D Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest E-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $4,881,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest E-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $6,010,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest E-3" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $8,984,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest F-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $5,284,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest F-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $7,966,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest G-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $4,384,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest G-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $12,178,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest H-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $811,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest H-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $15,751,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest J" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class J Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest K-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $12,547,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest K-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $10,640,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest L" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class L Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest M-1" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $655,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest M-2" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having an initial Certificate Balance equal to $5,970,000, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest N" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class N Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest O" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class O Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest P" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class P Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest Q" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class Q Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interest S" means the uncertificated interest designated as a "regular interest" in REMIC II, which shall consist of an interest having a Certificate Balance equal to the Aggregate Certificate Balance of the Class S Certificates, and which has a Pass-Through Rate equal to the Weighted Average REMIC I Net Mortgage Rate.

          "REMIC II Regular Interests" means, collectively, the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest A-4D, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S.

          "REMIC III" means the segregated pool of assets consisting of the REMIC II Regular Interests for which a REMIC election has been made pursuant to
Section 12.1(a) hereof.

          "REMIC III Certificates" has the meaning set forth in the final paragraph of the Preliminary Statement hereto.

          "REMIC III Regular Interests" means, collectively, the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates (each Class X-1 Certificate representing multiple "regular interests" in REMIC III), Class X-2 Certificates (each Class X-2 Certificate representing multiple "regular interests" in REMIC III), Class B Certificates, Class C Certificates, Class D Certificates, Class E Certificates, Class F Certificates, Class G Certificates, Class H Certificates, Class J Certificates, Class K Certificates, Class L Certificates, Class M Certificates, Class N Certificates, Class O Certificates, Class P Certificates, Class Q Certificates and Class S Certificates. References to REMIC III Regular Interests will, with respect to the Class S Certificates, be considered to refer to the Class S REMIC Interest that is a "regular interest" in REMIC III, where appropriate.

          "REMIC Pool" means each of the three segregated pools of assets designated as a REMIC pursuant to Section 12.1(a) hereof and the International Plaza Pari Passu Loan REMIC.

          "REMIC Provisions" means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and final, temporary and proposed regulations and rulings promulgated thereunder, as the foregoing may be in effect from time to time and taking account, as appropriate, of any proposed legislation or regulations which, as proposed, would have an effective date prior to enactment or promulgation thereof.

          "REMIC Regular Certificates" means, collectively, the Class A, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

          "Rent Loss Policy" or "Rent Loss Insurance" means a policy of insurance generally insuring against loss of income or rent resulting from hazards or acts of God.

          "Rents from Real Property" means, with respect to any REO Property, income of the character described in Section 856(d) of the Code.

          "REO Account" shall have the meaning set forth in Section 9.14(a) hereof.

          "REO Disposition" means the receipt by the Master Servicer or the Special Servicer of Liquidation Proceeds and other payments and recoveries (including proceeds of a final sale) from the sale or other disposition of REO Property.

          "REO Income" means, with respect to any REO Property that had not been security for an A/B Mortgage Loan or Loan Pair for any Collection Period, all income received in connection with such REO Property during such period less any operating expenses, utilities, real estate taxes, management fees, insurance premiums, expenses for maintenance and repairs and any other capital expenses directly related to such REO Property paid during such period or, with respect to an REO Property that had been security for an A/B Mortgage Loan or Loan Pair, the portion of the amounts described above received with respect to such REO Property and allocable to the related A Note or Serviced Pari Passu Mortgage Loan, as applicable, pursuant to the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable. With respect to any Non-Serviced Mortgage Loan (if the applicable Non-Serviced Mortgage Loan Special Servicer has foreclosed upon the Mortgaged Property secured by such Non-Serviced Mortgage Loan Mortgage), the REO Income shall comprise only such portion of the foregoing that is allocable to the holder of such Non-Serviced Mortgage Loan, and with respect to the Mortgaged Property securing any Loan Pair or A/B Mortgage Loan, only the portion of such amounts allocable to the holder of the Serviced Pari Passu Mortgage and the A Note shall be included in REO Income.

          "REO Mortgage Loan" means a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as to which the related Mortgaged Property is an REO Property.

          "REO Property" means a Mortgaged Property (or an interest therein, if the Mortgaged Property securing any Non-Serviced Mortgage Loan and related Non-Serviced Companion Mortgage Loans, any Loan Pair or the Mortgaged Property securing an A/B Mortgage Loan has been acquired by the Trust) acquired by the Trust through foreclosure, deed-in-lieu of foreclosure, abandonment or reclamation from bankruptcy in connection with a Defaulted Mortgage Loan or otherwise treated as foreclosure property under the REMIC Provisions.

          "Report Date" means the third Business Day before the related Distribution Date.

          "Repurchased Loan" has the meaning set forth in Section 2.3(a).

          "Request for Release" means a request for release of certain documents relating to the Mortgage Loans, a form of which is attached hereto as Exhibit C.

          "Required Appraisal Loan" means any Mortgage Loan, Loan Pair or B Note as to which an Appraisal Event has occurred. A Mortgage Loan, Loan Pair or B Note will cease to be a Required Appraisal Loan at such time as it is a Rehabilitated Mortgage Loan.

          "Reserve Account" shall mean the Reserve Account maintained by the Trustee in accordance with the provisions of Section 5.3, which shall be an Eligible Account.

          "Residual Certificates" means, with respect to the International Plaza Pari Passu Loan REMIC, the Class R-IP Certificates; with respect to REMIC I, the Class R-I Certificates; with respect to REMIC II, the Class R-II Certificates; and with respect to REMIC III, the Class R-III Certificates.

          "Responsible Officer" means, when used with respect to the initial Trustee or the Fiscal Agent, any officer assigned to the Asset-Backed Securities Trust Services Group, each with specific responsibilities for the matters contemplated by this Agreement and when used with respect to any successor Trustee or Fiscal Agent, any Vice President, Assistant Vice President, corporate trust officer or any assistant corporate trust officer or persons performing similar roles on behalf of the Trustee or Fiscal Agent.

          "Restricted Servicer Reports" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit W prepared by the Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgage Loans and REO Properties)): (i) a Comparative Financial Status Report; (ii) without duplication with Section 8.14, an NOI Adjustment Worksheet; (iii) without duplication with Section 8.14, a CMSA Operating Statement Analysis Report, (iv) subject to Section 8.11(h), a CMSA Watch List, (v) a Property File, (vi) without duplication with Section 8.14, a Financial File and (vii) a CMSA Special Servicer Loan File.

          "Reverse Sequential Order" means sequentially to the Class S, Class Q, Class P, Class O, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C, Class B and finally to the Class X and Class A Certificates, on a pro rata basis, as described herein.

          "Rule 144A" means Rule 144A under the 1933 Act.

          "Rule 144A-IAI Global Certificate" means, with respect to any Class of Certificates offered and sold in reliance on Rule 144A or to certain Institutional Accredited Investors, a single, permanent global Certificate, in definitive, fully registered form without interest coupons.

          "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or its successor in interest.

          "Sarbanes-Oxley Certification" has the meaning set forth in Section 8.26(b).

          "Scheduled Payment" means each scheduled payment of principal of, and/or interest on, a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note required to be paid on its Due Date by the Mortgagor in accordance with the terms of the related Mortgage Note, Serviced Companion Mortgage Loan or B Note (excluding all amounts of principal and interest which were due on or before the Cut-Off Date, whenever received, and taking account of any modifications thereof and the effects of any Debt Service Reduction Amounts and Deficient Valuation Amounts). Notwithstanding the foregoing, the amount of the Scheduled Payment for any Serviced Pari Passu Mortgage Loan or Serviced Companion Mortgage Loan or any A Note or B Note shall be calculated without regard to the related Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, as applicable.

          "Scheduled Principal Balance" means, with respect to any Mortgage Loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO Mortgage Loan, for purposes of performing calculations with respect to any Distribution Date, the Principal Balance thereof minus the aggregate amount of any P&I Advances of principal previously made with respect to such Mortgage Loan, Serviced Companion Mortgage Loan, Loan Pair, B Note or REO Mortgage Loan.

          "Seller" means MSMC.

          "Senior Certificates" means the Class A and Class X Certificates.

          "Serviced Companion Mortgage Loan" means the Alamo Quarry Market & Quarry Crossing Companion Loan. Any Serviced Companion Mortgage Loan is not a "Mortgage Loan."

          "Serviced Companion Mortgage Loan Custodial Account" means each of the custodial sub-account(s) of the Certificate Account (but which are not included in the Trust) created and maintained by the Master Servicer pursuant to Section 5.1(c) on behalf of the holder of the related Serviced Companion Mortgage Loan. Any such sub-account(s) shall be maintained as a sub-account of an Eligible Account.

          "Serviced Pari Passu Mortgage" means the Mortgage securing a Serviced Pari Passu Mortgage Loan and its related Serviced Companion Mortgage Loan secured by the related Mortgaged Property.

          "Serviced Pari Passu Mortgage Loan" means the Alamo Quarry Market & Quarry Crossing Pari Passu Loan. Any Serviced Pari Passu Mortgage Loan is a "Mortgage Loan."

          "Servicer Errors and Omissions Insurance Policy" or "Errors and Omissions Insurance Policy" means an errors and omissions insurance policy maintained by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

          "Servicer Fidelity Bond" or "Fidelity Bond" means a bond or insurance policy under which the insurer agrees to indemnify the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, (subject to standard exclusions) for all losses (less any deductible) sustained as a result of any theft, embezzlement, fraud or other dishonest act on the part of the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, directors, officers or employees and is maintained in accordance with Section 8.2, Section 9.2 and Section 7.17, respectively.

          "Servicer Mortgage File" means copies of the mortgage documents listed in the definition of "Mortgage File" relating to a Mortgage Loan and shall also include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, any insurance policies or certificates (as applicable), any property inspection reports, any financial statements on the property, any escrow analysis, any tax bills, any Appraisal, any environmental report, any engineering report, any asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

          "Servicing Advance" means any cost or expense of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, designated as a Servicing Advance pursuant to this Agreement and any other costs and expenses incurred by the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as the case may be, to protect and preserve the security for such Mortgage Loan and/or (if applicable) the related Serviced Companion Mortgage Loan or B Note.

          "Servicing Officer" means, any officer or employee of the Master Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee by the Master Servicer and signed by an officer of the Master Servicer, as such list may from time to time be amended.

          "Servicing Standard" means, with respect to the Master Servicer or the Special Servicer, as the case may be, to service and administer the Mortgage Loans (and any Serviced Companion Mortgage Loan and B Note but not any Non-Serviced Mortgage Loan) that it is obligated to service and administer pursuant to this Agreement on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders (and in the case of any Serviced Companion Mortgage Loan or B Note, the related holder of the Serviced Companion Mortgage Loan or B Note, as applicable) (as determined by the Master Servicer or the Special Servicer, as the case may be, in its good faith and reasonable judgment), in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note (and, in the case of any Loan Pair or any A Note and B Note, the related Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, as applicable) and, to the extent consistent with the foregoing, further as follows:

          (a) with the same care, skill and diligence as is normal and usual in its general mortgage servicing and REO property management activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans and REO properties that are comparable to those for which it is responsible hereunder;

          (b) with a view to the timely collection of all scheduled payments of principal and interest under the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note or, if a Mortgage Loan, any Serviced Companion Mortgage Loan or any B Note comes into and continues in default and if, in the good faith and reasonable judgment of the Special Servicer, no satisfactory arrangements can be made for the collection of the delinquent payments, the maximization of the recovery on such Mortgage Loan to the Certificateholders (as a collective whole) (or in the case of any A/B Mortgage Loan and its related B Note or any Loan Pair, the maximization of recovery on such A/B Mortgage Loan or Loan Pair, as applicable, to the Certificateholders and the holder of the related B Note or Serviced Companion Mortgage Loan, as applicable, all taken as a collective whole) on a present value basis (the relevant discounting of anticipated collections that will be distributable to Certificateholders to be performed at a rate, taking into account the related REMIC I Net Mortgage Rate, in the case of the Mortgage Loans (other than any A Note or Serviced Pari Passu Mortgage
Loan) or the weighted average of the mortgage rates on the related A Note and B Note and the risk of collection, in the case of any A/B Mortgage Loan, and on the related Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan in the case of any Loan Pair); and without regard to: (I) any other relationship that the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor; (II) the ownership of any Certificate or any interest in any Non-Serviced Companion Mortgage Loan, Serviced Companion Mortgage Loan, B Note or any mezzanine loan related to a Mortgage Loan by the Master Servicer or the Special Servicer, as the case may be, or any Affiliate thereof; (III) the Master Servicer's obligation to make Advances; (IV) the right of the Master Servicer (or any Affiliate thereof) or the Special Servicer (or any Affiliate thereof), as the case may be, to receive reimbursement of costs, or the sufficiency of any compensation payable to it, hereunder or with respect to any particular transaction and (V) any obligation of the Master Servicer (or any Affiliate thereof) to repurchase any Mortgage Loan from the Trust.

          "Servicing Transfer Event" means the occurrence of any of the following events: (i) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which a Balloon Payment is past due; provided, however, that pursuant to the first sentence of Section 8.18(a)(ii), the Master Servicer shall have the right (without any Person's consent) to extend the Maturity Date of any Balloon Mortgage Loan for not more than 60 days beyond the original Maturity Date if the Borrower has obtained a written commitment for refinancing of the Mortgage Loan or purchase of the related Mortgaged Property and provided, further, that (a) the Master Servicer (with the consent of the Special Servicer, after the Special Servicer's consultation with the Operating Adviser) and the Special Servicer, in the circumstances set forth in the third and fifth sentences of Section 8.18(a)(ii), shall have the authority to otherwise extend the maturity date of any Balloon Mortgage Loan and, in the case of such an extension, a Servicing Transfer Event shall not occur with respect to such Balloon Mortgage Loan and
(b) if the Mortgagor makes the Assumed Scheduled Payments with respect to such Balloon Mortgage Loan and the Master Servicer or the Special Servicer, as applicable, is considering an extension pursuant to Section 8.18(a)(ii), a Servicing Transfer Event shall not occur as a result of such default unless and until such Balloon Payment remains past due for a period of 30 days and such Balloon Mortgage Loan has not been extended pursuant to Section 8.18(a)(ii);
(ii) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which any other payment of principal and/or interest is more than 60 days past due or has not been made on or before the second Due Date following the Due Date such payment was due; (iii) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which, to the Master Servicer's knowledge, the Mortgagor has consented to the appointment of a receiver or conservator in any insolvency or similar proceeding of, or relating to, such Mortgagor or to all or substantially all of its property, or the Mortgagor has become the subject of a decree or order issued under a bankruptcy, insolvency or similar law and such decree or order shall have remained undischarged or unstayed for a period of 30 days; (iv) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which the Master Servicer shall have received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property; (v) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which the Master Servicer or the Special Servicer has knowledge of a default (other than a failure by the related Mortgagor to pay principal or interest) which in the good faith reasonable judgment of the Master Servicer or the Special Servicer (with the consent of the Operating Adviser) materially and adversely affects the interests of the Certificateholders or the holder of any related Serviced Companion Mortgage Loan or B Note and which has occurred and remains unremedied for the applicable grace period specified in such Mortgage Loan (or, if no grace period is specified, 60 days); (vi) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which the Mortgagor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payment of its obligations;
(vii) any Mortgage Loan, Serviced Companion Mortgage Loan or B Note as to which, in the good faith reasonable judgment of the Master Servicer or the Special Servicer (with the consent of the Operating Adviser), (a) (other than with respect to any A/B Mortgage Loan) a payment default is imminent or is likely to occur within 60 days, or (b) any other default is imminent or is likely to occur within 60 days and such default, in the judgment of the Master Servicer or the Special Servicer

(with the consent of the Operating Adviser), is reasonably likely to materially and adversely affect the interests of the Certificateholders or the holder of any related Serviced Companion Mortgage Loan or B Note (as the case may be); and
(viii) with respect to any A/B Mortgage Loan, if the holder of the B Note chooses not to cure a monetary default that is permitted to be cured under the related Intercreditor Agreement, the Business Day following the expiration of the Cure Period (as defined in the related Intercreditor Agreement) that commences one month after such monetary default; provided, however, that (1) if the holder of the B Note exercised its right to cure a monetary default and a monetary default occurs in the following month due to the holder of the B Note's failure to cure, then servicing of such Mortgage Loan shall be transferred to the Special Servicer on the Business Day following the expiration of the Cure Period (as defined in the related Intercreditor Agreement) of the holder of the B Note if the holder of the B Note does not cure the current monetary default or
(2) if the holder of the B Note has exercised its right to cure three consecutive monetary defaults and a monetary default occurs in the following month, then servicing of such Mortgage Loan shall be transferred to the Special Servicer at the expiration of the Mortgagor's grace period for the current monetary default. If the event is based on a determination by the Special Servicer, then the Servicing Transfer Event shall be subject to the Master Servicer's receipt of notice of such determination and the consent of the Operating Adviser to such determination. If a Servicing Transfer Event occurs with respect to an A Note, it shall be deemed to have occurred also with respect to its related B Note. If a Servicing Transfer Event occurs with respect to a B Note, it shall be deemed to have occurred also with respect to its related A Note. However, if a Servicing Transfer Event has not occurred with respect to an A Note solely due to the holder of the related B Note exercising its cure rights under the related Intercreditor Agreement, then a Servicing Transfer Event will not occur with respect to such B Note. If a Servicing Transfer Event occurs with respect to any Serviced Pari Passu Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Companion Mortgage Loan. If a Servicing Transfer Event occurs with respect to any Serviced Companion Mortgage Loan, it shall be deemed to have occurred also with respect to the related Serviced Pari Passu Mortgage Loan. Under the applicable Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if a Servicing Transfer Event occurs with respect to any Non-Serviced Companion Mortgage Loan, it shall be deemed to have occurred also with respect to the related Non-Serviced Mortgage Loan.

          "Similar Laws" has the meaning set forth in Section 3.3(d).

          "Single-Purpose Entity" means a Person, other than an individual, whose organizational documents provide substantially to the effect that it is formed or organized solely for the purpose of owning and collecting payments from Defeasance Collateral for the benefit of the Trust and which (i) does not engage in any business unrelated thereto and the financing thereof; (ii) does not have any assets other than those related to its interest in Defeasance Collateral; (iii) maintains its own books, records and accounts, in each case which are separate and apart from the books, records and accounts of any other Person; (iv) conducts business in its own name and uses separate stationery, invoices and checks; (v) does not guarantee or assume the debts or obligations of any other Person; (vi) does not commingle its assets or funds with those of any other Person; (vii) transacts business with affiliates on an arm's length basis pursuant to written agreements; and (viii) holds itself out as being a legal entity, separate and apart from any other Person, and otherwise complies with the single-purpose requirements established by the Rating Agencies. The entity's organizational documents also provide that any dissolution and winding up or insolvency filing for such entity requires the unanimous consent of all partners or members, as applicable, and that such documents may not be amended with respect to the Single-Purpose Entity requirements.

          "Special Servicer" means GMAC Commercial Mortgage Corporation, or any successor Special Servicer as herein provided, including without limitation, any successor Special Servicer appointed pursuant to Section 9.39 hereof.

          "Special Servicer Compensation" means, with respect to any applicable period, the sum of the Special Servicing Fees, the Liquidation Fees and Work-Out Fees and any other amounts to be paid to the Special Servicer pursuant to the terms of this Agreement.

          "Special Servicer Remittance Date" means the Business Day preceding each Determination Date.

          "Special Servicing Fee" means, for each calendar month, as to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note that is a Specially Serviced Mortgage Loan (including REO Mortgage Loans), the fraction or portion of the Special Servicing Fee Rate applicable to such month (determined using the same interest accrual methodology that is applied with respect to the Mortgage Rate for such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for such month) multiplied by the Scheduled Principal Balance of such Specially Serviced Mortgage Loan immediately before the Due Date occurring in such month.

          "Special Servicing Fee Rate" means 0.25% per annum.

          "Special Servicing Officer" means any officer or employee of the Special Servicer involved in, or responsible for, the administration and servicing of the Specially Serviced Mortgage Loans whose name and specimen signature appear on a list of servicing officers or employees furnished to the Trustee and the Master Servicer by the Special Servicer signed by an officer of the Special Servicer, as such list may from time to time be amended.

          "Specially Serviced Mortgage Loan" means, as of any date of determination, any Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note with respect to which the Master Servicer has notified the Special Servicer, the Operating Adviser and the Trustee that a Servicing Transfer Event has occurred (which notice shall be effective upon receipt) and the Special Servicer has received all information, documents and records relating to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note as reasonably requested by the Special Servicer to enable it to assume its duties with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note. A Specially Serviced Mortgage Loan shall cease to be a Specially Serviced Mortgage Loan from and after the date on which the Special Servicer notifies the Master Servicer, the Operating Adviser and the Trustee, in accordance with Section 8.1(b), that such Mortgage Loan (and the related B Note in the case of an A/B Mortgage Loan, and the related Serviced Companion Mortgage Loan in the case of a Loan Pair) has become a Rehabilitated Mortgage Loan (and, in the case of an A Note (or B Note) that is or was a Specially Serviced Mortgage Loan, its related B Note (or A Note) has also become a Rehabilitated Mortgage Loan and, in the case of a Serviced Pari Passu Mortgage Loan (or Serviced Companion Mortgage Loan) that is or was a Specially Serviced Mortgage Loan, its related Serviced Companion Mortgage Loan (or Serviced

Pari Passu Mortgage Loan) has also become a Rehabilitated Mortgage Loan), with respect to such Servicing Transfer Event, unless and until the Master Servicer notifies the Special Servicer and the Trustee, in accordance with Section 8.1(b) that another Servicing Transfer Event with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note exists or occurs.

          "Standard Hazard Insurance Policy" means a fire and casualty extended coverage insurance policy in such amount and with such coverage as required by this Agreement.

          "Startup Day" with respect to each of REMIC I, REMIC II and REMIC III, the day designated as such in Section 12.1(b), and with respect to the International Plaza Pari Passu Loan REMIC, January 26, 2004.

          "Sub-Servicer" has the meaning set forth in Section 8.4.

          "Subordinate Certificates" means, collectively, the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates.

          "Successful Bidder" has the meaning set forth in Section 8.29(d) or
Section 9.31(d), as applicable.

          "Tax Matters Person" means the person designated as the "tax matters person" of each REMIC Pool pursuant to Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T.

          "Termination Price" has the meaning set forth in Section 10.1(b).

          "Title Insurance Policy" means a title insurance policy maintained with respect to a Mortgage Loan issued on the date of origination of the related Mortgage Loan.

          "Transfer" means any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

          "Transferee" means any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

          "Transferor" means any Person who is disposing by Transfer any Ownership Interest in a Certificate.

          "Trust" means the trust created pursuant to this Agreement, the assets which consist of all the assets of the International Plaza Pari Passu Loan REMIC (including the International Plaza Pari Passu Loan and related assets), REMIC I (including the Majority Mortgage Loans (other than Excess Interest)), such amounts related thereto as shall from time to time be held in the Certificate Account, the Distribution Account, the Interest Reserve Account, the Insurance Policies, any REO Properties and other items referred to in Section 2.1(a) hereof), REMIC II, REMIC III, the Excess Interest Sub-account and any Excess Interest on the Mortgage Loans. The Trust shall not include any Non-Serviced Companion Mortgage Loan, any B Note, any interest of the holders of a B Note, any A/B Loan Custodial Account or any Serviced

Companion Mortgage Loan, any interest of the holders of a Serviced Companion Mortgage Loan or any Serviced Companion Mortgage Loan Custodial Account.

          "Trustee" means LaSalle Bank National Association, as trustee, or its successor-in-interest, or if any successor trustee, or any co-trustee shall be appointed as herein provided, then "Trustee" shall also mean such successor trustee (subject to Section 7.7 hereof) and such co-trustee (subject to Section
7.9 hereof), as the case may be.

          "Trustee Fee" means for each calendar month, as to each Mortgage Loan (including REO Mortgage Loans and Defeasance Loans), the portion of the Trustee Fee Rate applicable to such month (determined using the same interest accrual methodology (other than the rate of accrual) that is applied with respect to the Mortgage Rate for such Mortgage Loan for such month) multiplied by the Scheduled Principal Balance of each such Mortgage Loan immediately before the Due Date occurring in such month.

          "Trustee Fee Rate" means 0.0018% per annum.

          "Trustee Mortgage File" means the mortgage documents listed in the definition of "Mortgage File" hereof pertaining to a particular Mortgage Loan (and, if applicable, the related Serviced Companion Mortgage Loan and the related B Note) and any additional documents required to be added to the Mortgage File pursuant to this Agreement; provided that whenever the term "Trustee Mortgage File" is used to refer to documents actually received by the Trustee or a Custodian on its behalf, such terms shall not be deemed to include such documents required to be included therein unless they are actually so received.

          "Underwriter" means each of Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Capital Markets, LLC or its successors in interest.

          "United States Tax Person" means any of (i) a citizen or resident of the United States, (ii) corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States Tax Persons has the authority to control all substantial decisions of such trust.

          "Unliquidated Advance" means any Advance previously made by a party hereto that has been previously reimbursed to the Person that made the Advance by the Trust Fund as part of a Workout-Delayed Reimbursement Amount pursuant to subsection (iii) of Section 5.2(a)(II), but that has not been recovered from the Mortgagor or otherwise from collections on or the proceeds of the Mortgage Loan or REO Property in respect of which the Advance was made.

          "Unpaid Interest" means, on any Distribution Date with respect to any Class of Interests or Certificates (other than the Residual Certificates), the portion of Distributable Certificate Interest for such Class remaining unpaid as of the close of business on the preceding Distribution Date, plus one month's interest thereon at the applicable Pass-Through Rate.


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

          "Unrestricted Servicer Reports" means the following reports in CMSA format (as in effect on the date hereof or as such formats may be changed from time to time by the CMSA) in, and containing substantially the information contemplated by, the forms attached hereto as part of Exhibit X prepared by the Master Servicer (combining reports in such forms prepared by the Master Servicer and the Special Servicer (with respect to Specially Serviced Mortgaged Loans and REO Properties)): (a) the following electronic files; (i) a Loan Set-Up File (with respect to the initial Distribution Date only); and (ii) a Loan Periodic Update File; and (b) the following supplemental reports: (i) a Delinquent Loan Status Report, (ii) an Historical Loan Modification Report, (iii) an Historical Liquidation Report, (iv) an REO Status Report, and (v) a CMSA Loan Level Reserve/LOC Report.

          "USAP" shall have the meaning set forth in Section 8.13.

          "Weighted Average REMIC I Net Mortgage Rate" means, with respect to any Distribution Date, the weighted average of the REMIC I Net Mortgage Rates for the REMIC I Regular Interests, weighted on the basis of their respective Certificate Balances as of the close of business on the preceding Distribution Date.

          "Wells Fargo Tower Companion Loan" means the notes secured by the Wells Fargo Tower Pari Passu Mortgage on a pari passu basis with the Wells Fargo Tower Pari Passu Loan and which is not included in the Trust. The Wells Fargo Tower Companion Loan is not a "Mortgage Loan."

          "Wells Fargo Tower Pari Passu Loan" means the Mortgage Loan designated as Mortgage Loan No. 16 on the Mortgage Loan Schedule and which is secured on a pari passu basis with the Wells Fargo Tower Companion Loan and with any other note secured by the related Mortgaged Property pursuant to the Wells Fargo Tower Pari Passu Mortgage. The Wells Fargo Tower Pari Passu Loan is a "Mortgage Loan."

          "Wells Fargo Tower Pari Passu Mortgage" means the Mortgage securing the Wells Fargo Tower Companion Loan and the Wells Fargo Tower Pari Passu Loan and any other note secured by the related Mortgaged Property.

          "Workout-Delayed Reimbursement Amount" has the meaning set forth in subsection (II)(A) of Section 5.2(a).

          "Work-Out Fee" means a fee payable with respect to any Rehabilitated Mortgage Loan (other than any Non-Serviced Mortgage Loan), Serviced Companion Mortgage Loan or B Note, equal to the product of (x) 1.0% and (y) the amount of each collection of interest (other than default interest and any Excess Interest) and principal received (including any Condemnation Proceeds received and applied as a collection of such interest and principal) on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note for so long as it remains a Rehabilitated Mortgage Loan.

          "XLF-2003 Depositor" means the "depositor" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Morgan Stanley Capital I Inc.

          "XLF-2003 Master Servicer" means the "master servicer" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.


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

          "XLF-2003 Pooling and Servicing Agreement" means the Pooling and Servicing Agreement, dated as of July 9, 2003, between the 2003-XLF Depositor, the 2003-XLF Master Servicer, the 2003-XLF Special Servicer, Lennar Partners, Inc. and GMAC Commercial Mortgage Corporation, each as a special servicer to a certain mortgage loan as described thereunder, the 2003-XLF Trustee and certain junior participants and noteholders, pursuant to which the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2003-XLF, were issued.

          "XLF-2003 Special Servicer" means the "special servicer" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Midland Loan Services, Inc.

          "XLF-2003 Trustee" means the "trustee," the "certificate registrar" and the "authenticating agent" under the 2003-XLF Pooling and Servicing Agreement, which as of the date hereof is Wells Fargo Bank, National Association.

          Section 1.2 Calculations Respecting Mortgage Loans. (a) Calculations required to be made by the Trustee pursuant to this Agreement with respect to any Mortgage Loan, Serviced Companion Mortgage Loan or B Note shall be made based upon current information as to the terms of such Mortgage Loan, Serviced Companion Mortgage Loan and B Note and reports of payments received from the Master Servicer on such Mortgage Loan, Serviced Companion Mortgage Loan and B Note and payments to be made to the Trustee as supplied to the Trustee by the Master Servicer. The Trustee shall not be required to recompute, verify or recalculate the information supplied to it by the Master Servicer and may conclusively rely upon such information in making such calculations. If, however, a Responsible Officer of the Trustee has actual knowledge of an error in the calculations, the Trustee shall inform the Master Servicer of such error.

          (b) Unless otherwise required by law or the applicable Mortgage
Loan, Serviced Companion Mortgage Loan or B Note documents (or the related Intercreditor Agreement or related Loan Pair Intercreditor Agreement, as applicable), any amounts (other than escrow and reserve deposits and reimbursements of lender advances and expenses) received in respect of a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note as to which a default has occurred and is continuing shall be applied first to overdue interest due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note at the Mortgage Rate thereof, next to current interest due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note at the Mortgage Rate thereof, next to the reduction of the Principal Balance of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note to zero if such Mortgage Loan, Serviced Companion Mortgage Loan or B Note has been accelerated and in respect of any scheduled payments of principal then due to the extent that such Mortgage Loan, Serviced Companion Mortgage Loan or B Note has not yet been accelerated, next to any default interest, Prepayment Premiums and other amounts due on such Mortgage Loan, Serviced Companion Mortgage Loan or B Note and finally to Late Fees due with respect to such Mortgage Loan, Serviced Companion Mortgage Loan or B Note.

          Section 1.3 Calculations Respecting Accrued Interest. Accrued interest on any Certificate shall be calculated based upon a 360-day year consisting of twelve 30-day months and Pass-Through Rates shall be carried out to eight decimal places, rounded if necessary. All dollar amounts calculated hereunder shall be rounded to the nearest penny.

          Section 1.4 Interpretation.

          (a) Whenever the Agreement refers to a Distribution Date and a "related" Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Monthly Certificateholders Report, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, such reference shall be to the Collection Period, Interest Accrual Period, Record Date, Due Date, Report Date, Special Servicer Remittance Date, Master Servicer Remittance Date or Determination Date, as applicable, immediately preceding such Distribution Date.

          (b) As used herein and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in Section
1.1 shall have the respective meanings given to them under generally accepted accounting principles or regulatory accounting principles, as applicable.

          (c) The words "hereof," "herein" and "hereunder," and words of similar import, when used in this Agreement, shall refer to this agreement as a whole and not to any particular provision of this Agreement, and references to Sections, Schedules and Exhibits contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified.

          (d) Whenever a term is defined herein, the definition ascribed to such term shall be equally applicable to both the singular and plural forms of such term and to masculine, feminine and neuter genders of such term.

          (e) This Agreement is the result of arm's-length negotiations between the parties and has been reviewed by each party hereto and its counsel. Each party agrees that any ambiguity in this Agreement shall not be interpreted against the party drafting the particular clause which is in question.

          Section 1.5 ARD Loans. Notwithstanding any provision of this
Agreement:

          (a) For the ARD Loans, the Excess Interest accruing as a result of the step-up in the Mortgage Rate upon failure of the related Mortgagor to pay the principal on the Anticipated Repayment Date as specifically provided for in the related Mortgage Note shall not be taken into account for purposes of the definitions of "Appraisal Reduction," "Assumed Scheduled Payment," "Mortgage Rate," "Purchase Price" and "Realized Loss."

          (b) Excess Interest shall constitute an asset of the Trust but not an asset of any REMIC Pool.

          (c) Neither the Master Servicer nor the Special Servicer shall take any enforcement action with respect to the payment of Excess Interest unless the taking of such action is consistent with the Servicing Standard and all other amounts due under such Mortgage Loan have been paid, and, in the good faith and reasonable judgment of the Master Servicer and the Special Servicer, as the case may be, the Liquidation Proceeds expected to be recovered in connection with such enforcement action will cover the anticipated costs of such enforcement action and, if applicable, any associated interest thereon.

          (d) Liquidation Fees shall not be deemed to be earned on Excess Interest.

          (e) With respect to an ARD Loan after its Anticipated Repayment Date, the Master Servicer or the Special Servicer, as the case may be, shall be permitted, in its discretion, to waive in accordance with Section 8.18 and
Section 9.5 hereof, all or any accrued Excess Interest if, prior to the related Maturity Date, the related Mortgagor has requested the right to prepay the Mortgage Loan in full together with all payments required by the Mortgage Loan in connection with such prepayment except for all or a portion of accrued Excess Interest, provided that the Master Servicer's or the Special Servicer's determination to waive the right to such accrued Excess Interest is in accordance with the Servicing Standard and with Section 8.18 and Section 9.5 hereof. The Master Servicer or the Special Servicer, as the case may be, will have no liability to the Trust, the Certificateholders or any other person so long as such determination is based on such criteria.

          Section 1.6 Certain Matters with respect to Loan Pairs and A/B Mortgage Loans.

          (a) The parties hereto acknowledge that, pursuant to the related Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, if a Serviced Pari Passu Mortgage Loan or B Note, as applicable, is no longer part of the Trust Fund, the new holder of such Serviced Pari Passu Mortgage Loan or B Note, as applicable, shall negotiate one or more new servicing agreements with the Master Servicer and the Special Servicer, provided that, prior to entering into any such new servicing agreement, the new holder of such Serviced Pari Passu Mortgage Loan or B Note, as applicable, shall obtain and provide to the holder of the related Serviced Companion Mortgage Loan and/or B Note written confirmation from each rating agency then rating any securitization relating to such Serviced Companion Mortgage Loan and/or B Note providing that such new servicing agreement will not result in the downgrade, qualification or withdrawal of its then-current ratings of any securities issued in such securitization; provided, that prior to such time the Master Servicer and the Special Servicer shall continue to service the related Loan Pair and/or A/B Mortgage Loan to the extent provided in the related Loan Pair Intercreditor Agreement or the related Intercreditor Agreement, as applicable.

          (b) For the avoidance of doubt and subject to subsection (a) above, the parties acknowledge that the rights and duties of each of the Master Servicer and the Special Servicer under Article VIII and Article IX and the obligation of the Master Servicer to make Advances, insofar as such rights, duties and obligations relate to any A/B Mortgage Loan (including both the related A Note and the related B Note) or Loan Pair, shall terminate upon the earliest to occur of the following with respect to such A/B Mortgage Loan or Loan Pair, as the case may be: (i) any repurchase of or substitution for the related A Note or Serviced Pari Passu Mortgage Loan by the Seller pursuant to
Section 2.3, (ii) any purchase of the related A Note by the owner of the related B Note pursuant to the terms of the related Intercreditor Agreement and (iii) any payment in full of any and all amounts due (or deemed due) under the related A Note or Serviced Pari Passu Mortgage Loan (or its successor REO Mortgage Loan) (including amounts to which the holder of such A Note or Serviced Pari Passu Mortgage Loan is entitled under the related Intercreditor Agreement or related Loan Pair Intercreditor Agreement), as applicable; provided, however, that this statement shall not limit (A) the duty of the Master Servicer or the Special Servicer to deliver or make available the reports otherwise required of it hereunder with respect to the Collection Period in which such event occurs or (B) the rights of the Master Servicer or the Special Servicer that may otherwise accrue or arise in connection with the performance of its duties hereunder with respect to such A/B Mortgage Loan or Loan Pair prior to the date on which such event occurs.

          (c) In connection with any purchase described in clause (ii) of subsection (b) or an event described in clause (iii) of subsection (b), the Trustee, the Master Servicer and the Special Servicer shall each tender to (in the case of a purchase under such clause (ii)) the related purchaser (provided that the related purchaser shall have paid the full amount of the applicable purchase price) or (in the case of such clause (iii)) to the holder of the related Serviced Companion Mortgage Loan or B Note (if then still outstanding), upon delivery to them of a receipt executed by such purchaser or holder, all portions of the Mortgage File and other documents pertaining to such Loan Pair or A/B Mortgage Loan, as applicable, possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to such purchaser or holder (or the designee of such purchaser or holder) in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee by the Seller, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder any deposits then held in an Escrow Account relating to the applicable A/B Mortgage Loan or Loan Pair. If a Serviced Pari Passu Mortgage Loan and the related Serviced Companion Mortgage Loan or an A Note and the related B Note under the applicable Mortgage Loan are then REO Mortgage Loans, then the Special Servicer shall, and is also hereby authorized and empowered by the Trustee to, convey to such purchaser or such holder, in each case, to the extent not needed to pay or reimburse the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent in accordance with this Agreement, deposits then held in the REO Account insofar as they relate to the related REO Property.

          (d) If an expense under this Agreement relates, in the reasonable judgment of the Master Servicer, the Special Servicer or the Trustee, as applicable, primarily to the administration of the Trust Fund or any REMIC formed hereunder or the International Plaza Pari Passu Loan REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC Provisions or the actual payment of any REMIC tax or expense with respect to any REMIC formed hereunder or the International Plaza Pari Passu Loan REMIC, then such expense shall not be allocated to, deducted or reimbursed from, or otherwise charged against the holder of any Serviced Companion Mortgage Loan or B Note and such holder shall not suffer any adverse consequences as a result of the payment of such expense.

                                   ARTICLE II
                              DECLARATION OF TRUST;
                            ISSUANCES OF CERTIFICATES

          Section 2.1 Conveyance of Mortgage Loans.

          (a) Effective as of the Closing Date, the Depositor does hereby assign in trust to the Trustee, without recourse, for the benefit of the Certificateholders all the right, title and interest of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable after the Cut-Off Date, the Mortgage File and all rights, if any, of the Depositor in the Distribution Account, all REO Accounts, the Certificate Account, the Reserve Account and the Interest Reserve Account, (ii) the Depositor's rights under the Mortgage Loan Purchase Agreement that are permitted to be assigned to the Trustee pursuant to Section 14 thereof, (iii) the Initial Deposit, (iv) the Depositor's rights under any Intercreditor Agreement, Loan Pair Intercreditor Agreement, Non-Serviced Mortgage Loan Intercreditor Agreement and the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any Non-Serviced Mortgage Loan and (v) all other assets included or to be included in the International Plaza Pari Passu Loan REMIC or REMIC I for the benefit of REMIC II and REMIC III or the Class S Grantor Trust for the benefit of the Class S Certificates. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans and due after the Cut-Off Date. The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and is intended by the parties to constitute a sale. In connection with the initial sale of the Certificates by the Depositor, the purchase price to be paid includes a portion attributable to interest accruing on the Certificates from and after the Cut-Off Date. The transfer and assignment of any Non-Serviced Mortgage Loan to the Trustee and the right to service such Mortgage Loans are subject to the terms and conditions of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related Non-Serviced Mortgage Loan Intercreditor Agreement and the Trustee, by the execution and delivery of this Agreement, hereby agrees that such Mortgage Loans remain subject to the terms of each Non-Serviced Mortgage Loan Intercreditor Agreement and, with respect to each Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan, each Loan Pair Intercreditor Agreement.

          (b) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Seller pursuant to the Mortgage Loan Purchase Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed hereunder, on or before the Closing Date, the Mortgage Note for each Mortgage Loan so assigned, endorsed to the Trustee as specified in clause (i) of the definition of "Mortgage File." The Seller is required, pursuant to the Mortgage Loan Purchase Agreement, to deliver to the Trustee the remaining documents constituting the Mortgage File for each Mortgage Loan within the time period set forth therein. None of the Trustee, the Fiscal Agent, any Custodian, the Master Servicer or the Special Servicer shall be liable for any failure by the Seller or the Depositor to comply with the document delivery requirements of the Mortgage Loan Purchase Agreement and this
Section 2.1(b).

          (c) The Seller shall, at the expense of such Seller as to each of its respective Mortgage Loans, promptly (and in any event within 45 days following the receipt thereof) cause to be submitted for recording or filing, as the case may be, in the appropriate public office for real property records or UCC financing statements, as appropriate, each assignment to the Trustee referred to in clauses (iv), (vi)(B) and (ix)(B) of the definition of "Mortgage File". Each such assignment shall reflect that it should be returned by the public recording office to the

Trustee following recording or filing; provided that in those instances where the public recording office retains the original Assignment of Mortgage, assignment of Assignment of Leases or assignment of UCC financing statements, the Seller shall obtain therefrom a certified copy of the recorded original. The Seller shall forward copies thereof to the Trustee and the Special Servicer. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall, pursuant to the Mortgage Loan Purchase Agreement, promptly prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and thereafter the Seller shall upon receipt thereof cause the same to be duly recorded or filed, as appropriate.

          The parties acknowledge the obligation of the Seller pursuant to
Section 2 of the Mortgage Loan Purchase Agreement to deliver to the Trustee, on or before the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached as Exhibit [_] to the Mortgage Loan Purchase Agreement in favor of the Trustee and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the preceding paragraph and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The Trustee and each other party hereto agrees that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and
(ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents for recording, at the Seller's expense, after the periods set forth above; provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that it is awaiting its return from the applicable recording office.

          (d) All relevant servicing or loan documents and records in the possession of the Depositor or the Seller that relate to the Mortgage Loans, Serviced Companion Mortgage Loans or B Notes and that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Master Servicer on its behalf, on or before the date that is 45 days following the Closing Date and shall be held by the Master Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders. To the extent delivered to the Master Servicer by the Seller, the Servicer Mortgage File, will include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates (as applicable), the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Mortgagor/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies. Delivery of any of the foregoing documents to the sub-servicer shall be deemed delivery to the Master Servicer and satisfy the Depositor's obligations under this Section 2.1(d). Neither the Master Servicer nor the Special Servicer shall have any liability for the absence of any of the foregoing items from the Servicing Mortgage File if such item was not delivered by the Seller.

          (e) In connection with the Depositor's assignment pursuant to Section 2.1(a) above, the Depositor shall deliver to the Trustee on or before the Closing Date a copy of a fully executed counterpart of each Mortgage Loan Purchase Agreement, as in full force and effect on the Closing Date, which Mortgage Loan Purchase Agreement shall contain the representations and warranties made by the Seller with respect to each related Mortgage Loan as of the Closing Date.

          (f) In connection herewith, the Depositor has acquired the MSMC Loans from MSMC. The Depositor will deliver or cause to be delivered the original Mortgage Notes (or lost note affidavits with copies of the related Mortgage Notes, as described in the definition of "Mortgage File") relating to the MSMC Loans to the Trustee, endorsed as otherwise provided herein, to effect the transfer to the Trustee of such Mortgage Notes and all related deeds of trust, mortgages and other loan documents. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording of multiple assignment documents, MSMC is required under the Mortgage Loan Purchase Agreement to deliver Assignments of Mortgages and assignments of Assignments of Leases and assignments of UCC financing statements naming the Trustee, on behalf of the Certificateholders, as assignee. Notwithstanding the fact that the assignments shall name the Trustee, on behalf of the Certificateholders, as the assignee, the parties hereto acknowledge and agree that for all purposes the MSMC Loans shall be deemed to have been transferred from MSMC to the Depositor, and all Mortgage Loans shall be deemed to have been transferred from the Depositor to the Trustee on behalf of the Certificateholders.

          Section 2.2 Acceptance by Trustee. The Trustee will hold (i) the documents constituting a part of the Mortgage Files delivered to it, (ii) the International Plaza Pari Passu Loan REMIC Regular Interest, (iii) the REMIC I Regular Interests, and (iv) the REMIC II Regular Interests, in each case, in trust for the use and benefit of all present and future Certificateholders. To the extent that the contents of the Mortgage File for any A Note relate to the corresponding B Note, the Trustee, or the Custodian on the Trustee's behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related B Note; provided, that if a B Note remains outstanding following payment in full of the amounts due under the related A Notes, the Mortgage Loan documents relating to such A/B Mortgage Loan (exclusive of any such documents related solely to the A Notes) shall be assigned to the holder of the B Note or its designee. To the extent that the contents of the Mortgage File for any Serviced Pari Passu Mortgage Loan relate to the corresponding Serviced Companion Mortgage Loan, the Trustee, or the Custodian, on the Trustee's behalf, will also hold such Mortgage File in trust for the benefit of the holder of the related Serviced Companion Mortgage Loan.

          On the Closing Date in respect of the Initial Certification, and within 75 days after the Closing Date in respect of the Final Certification, the Trustee shall examine the Mortgage Files in its possession, and shall deliver to the Depositor, the Seller, the Master Servicer, the Special Servicer, the Operating Adviser and the holder of any Serviced Companion Mortgage Loan a certification (the "Initial Certification" and the "Final Certification", respectively, in the respective forms set forth as Exhibit B-1 and Exhibit B-2 hereto), which may be in electronic format (i) in the case of the Initial Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clause (i) of the definition of Mortgage File are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan, and (C) each Mortgage Note has been endorsed as provided in clause (i) of the definition of Mortgage File, and
(ii) in the case of the Final Certification, as to each Mortgage Loan listed in the Mortgage Loan Schedule, except as may be specified in the schedule of exceptions attached thereto, to the effect that: (A) all documents pursuant to clauses (i), (ii), (iv), (v), (vi), (viii), (x) and (xii) of the definition of Mortgage File required to be included in the Mortgage File (to the extent required to be delivered pursuant to this Agreement), and with respect to all documents specified in the other clauses of the definition of Mortgage File to the extent known by a Responsible Officer of the Trustee to be required pursuant to this Agreement, are in its possession, (B) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(C) based on its examination and only as to the Mortgage Note and Mortgage, the street address of the Mortgaged Property set forth in the Mortgage Loan Schedule respecting such Mortgage Loan accurately reflects the information contained in the documents in the Mortgage File, and (D) each Mortgage Note has been endorsed. Notwithstanding the foregoing, the delivery of a commitment to issue a Title Insurance Policy in lieu of the delivery of the actual Title Insurance Policy shall not be considered a Material Document Defect with respect to any Mortgage File if such actual Title Insurance Policy is delivered to the Trustee or a Custodian on its behalf not later than the 180th day following the Closing Date.

          Within 360 days after the Cut-Off Date, the Trustee shall provide a confirmation of receipt of recorded assignments of Mortgage (as described in the definition of "Mortgage File", with evidence of recording thereon) or otherwise provide evidence of such recordation to the Master Servicer, the Special Servicer, the Operating Adviser and the Seller, and if any recorded assignment of Mortgage has not been received by the Trustee by such time, the Trustee shall provide information in such confirmation on the status of missing assignments. The Trustee agrees to use reasonable efforts to submit for recording any unrecorded assignments of Mortgage that have been delivered to it (including effecting such recordation process through or cooperating with the Seller), such recordation to be at the expense of the Seller; provided, however, that the Trustee shall not submit for recording any such assignments if the Seller produces evidence that it has sent any such assignment for recording and is awaiting its return from the applicable recording office. In giving the certifications required above, the Trustee shall be under no obligation or duty to inspect, review or examine any such documents, instruments, securities or other papers to determine whether they or the signatures thereon are valid, legal, genuine, enforceable, in recordable form or appropriate for their represented purposes, or that they are other than what they purport to be on their face, or to determine whether any Mortgage File should include any assumption agreement, modification agreement, consolidation agreement, extension agreement, Assignment of Lease, ground lease, UCC financing statement, guaranty, written assurance, substitution agreement, lock box agreement, intercreditor agreement, management agreement or letter of credit.

          If any exceptions are noted on a schedule of exceptions attached to the Final Certification, including exceptions resulting from the fact that the recordation and/or filing has


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

not been completed (based solely on the absence of receipt by the Custodian (or the Trustee) of the particular documents showing evidence of the recordation and/or filing), then the Custodian on behalf of the Trustee (or the Trustee) shall continuously update such schedule of exceptions to reflect receipt of any corrected documents, additional documents or instruments or evidences of recordation and/or filing, as to each Mortgage Loan, until the earliest of the following dates: (i) the date on which all such exceptions are eliminated (any such elimination resulting from the fact that recordation and/or filing has been completed shall be based solely on receipt by the Custodian or the Trustee of the particular documents showing evidence of the recordation and/or filing),
(ii) the date on which all the affected Mortgage Loans are removed from the Trust and (iii) the second anniversary of the Closing Date, and shall provide such updated schedule of exceptions (which may be in electronic format) to each of the Depositor, the Seller, the Master Servicer, the Special Servicer, the Operating Adviser and the holder of any Serviced Companion Mortgage Loan on or about the date that is 180 days after the Closing Date and then again every 90 days thereafter (until the earliest date specified above). Upon request, the Trustee shall promptly forward a copy thereof to each Certificateholder in the Controlling Class and shall deliver or make available a copy thereof to other Certificateholders. Promptly, and in any event within two Business Days, following any request therefor by the Depositor, the Master Servicer, the Special Servicer, the Operating Adviser or the holder of any Serviced Companion Mortgage Loan that is made later than two years following the Closing Date, the Custodian (or the Trustee) shall deliver an updated schedule of exceptions, which may be in electronic format (to the extent the prior schedule showed exceptions), to the requesting Person, which shall make available a copy thereof. Upon request, the Master Servicer shall provide to the Trustee the names and addresses of each holder of a Serviced Companion Mortgage Loan of which the Master Servicer has received notice in accordance with this Agreement and/or the related Loan Pair Intercreditor Agreement.

          The Trustee or its authorized agents shall retain possession and custody of each Trustee Mortgage File in accordance with and subject to the terms and conditions set forth herein.

          Section 2.3 Seller's Repurchase of Mortgage Loans for Material Document Defects and Material Breaches of Representations and Warranties.

          (a) If any party hereto discovers that any document or documents constituting a part of a Mortgage File has not been delivered as and when required, has not been properly executed, or is defective on its face or discovers or receives notice of a breach of any of the representations and warranties relating to the Mortgage Loans required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or related Mortgaged Properties as set forth in the Mortgage Loan Purchase Agreement, and in either case such defect or breach either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or
(ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect", and such a breach described in the preceding clause (i) or (ii), a "Material Breach") such party shall give prompt written notice to the other parties hereto, to the Operating Adviser and to each Rating Agency subject to the terms of the Mortgage Loan Purchase Agreement. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from such Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90-day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by such Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to
Section 2.2 or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

          If any such Material Document Defect or Material Breach cannot be corrected or cured in all material respects within the above cure periods, the Seller will be obligated, not later than the last day of such permitted cure period, to (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Trust at the applicable Purchase Price in accordance with the Mortgage Loan Purchase Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of
Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at the Seller's option, without recourse (other than the representations and warranties made with respect thereto), replace such Mortgage Loan or REO Mortgage Loan with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, the repurchase must occur within 85 days from the date the Seller was notified of the defect and substitution must occur within the sooner of (i) 85 days from the date the Seller was notified of the defect or (ii) two years from the Closing Date.

          As to any Qualifying Substitute Mortgage Loan or Loans, the Master Servicer shall not execute any instrument effecting the substitution unless the Seller has delivered to the Trustee for such Qualifying Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the related Assignment of Mortgage, and such other documents and agreements as are required by Section 2.1, with the Mortgage Note endorsed as required by Section 2.1 and the Master Servicer shall be entitled to rely on statements and certifications from the Trustee for this purpose. No substitution may be made in any calendar month after the Determination Date for such month. Monthly payments due with respect to Qualifying Substitute Mortgage Loans in the month of substitution shall not be part of the Trust and will be retained by Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Distribution Date. For the month of substitution, distributions to Certificateholders will include the Scheduled Payment due on the related Deleted Mortgage Loan for such month and thereafter the Seller shall be entitled to retain all amounts received in respect of such Deleted Mortgage Loan.

          The Master Servicer shall amend or cause to be amended the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan and the substitution of the Qualifying Substitute Mortgage Loan or Loans and upon such amendment the Master Servicer shall deliver or cause to be delivered such amended Mortgage Loan Schedule to the Trustee and the Special Servicer. Upon such substitution, the Qualifying Substitute Mortgage Loan or Loans shall be subject to the terms of this Agreement in all respects. Upon receipt of the Trustee Mortgage File pertaining to any Qualifying Substitute Mortgage Loans, the Trustee shall release the Trustee Mortgage File relating to such Deleted Mortgage Loan to the Seller, and the Trustee (and the Depositor, if necessary) shall execute and deliver such instruments of transfer or assignment in the form presented to it, in each case without recourse, representation or warranty, as shall be necessary to vest title (to the extent that such title was transferred to the Trustee or the Depositor) in the Seller or its designee to any Deleted Mortgage Loan (including any property acquired in respect thereof or any insurance policy proceeds relating thereto) substituted for pursuant to this
Section 2.3.


          If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach (as the case may be) as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above unless, in the case of such breach or document defect, the Seller (A) provides a Nondisqualification Opinion to the Trustee at the expense of the Seller and (B) both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (i) the Debt Service Coverage Ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to the Final Prospectus Supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the Loan-to-Value Ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix II to the Final Prospectus Supplement plus 10% and (B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld).

          With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee continues to hold any Crossed Mortgage Loan, the Seller and the Depositor have agreed in the Mortgage Loan Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but each is permitted to exercise remedies against the Primary Collateral securing its respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties have agreed to forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Mortgage Loan Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed-Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on
Schedule VIII hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

          Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage (or with respect to any Non-Serviced Mortgage Loan, a copy thereof) that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item called for by paragraph (viii) of the definition of Mortgage File (or with respect to any Non-Serviced Mortgage Loan, a copy thereof). If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a), the Master Servicer) will take the steps described elsewhere in this section, including the giving of notices to the Rating Agencies, the parties hereto and, to the extent any Material Document Defect relates to a Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan, and making demand upon the Seller for the cure of the document defect or repurchase or replacement of the related Mortgage Loan.

          If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Trust or (iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with the Mortgage Loan Purchase Agreement, then provided that (x) the period of time provided for the Seller to correct, repurchase or cure has expired and (y) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, workout or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12,
Section 9.15 and Section 9.36, as applicable, hereof, while pursuing the repurchase claim. The Seller has acknowledged and agreed under the Mortgage Loan Purchase Agreement that any modification of the Mortgage Loan pursuant to a workout shall not constitute a defense to any repurchase claim nor shall such modification and workout change the Purchase Price due from the Seller for any repurchase claim. In the event of any such modification and workout, the Seller has agreed under the Mortgage Loan Purchase Agreement to repurchase the Mortgage Loan as modified and that the Purchase Price shall include any Work-Out Fee paid to the Special Servicer up to the date of repurchase plus the present value (calculated at a discount rate equal to the applicable Mortgage Rate) of the Work-Out Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity Date, provided that no amount shall be paid by the Seller in respect of any Work-Out Fee if a Liquidation Fee already comprises (or will comprise) a portion of the Purchase Price. The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in Section 9.36 hereof and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right to purchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained herein or in the Mortgage Loan Purchase Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days to notify the Trustee or the Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the related Mortgage Loan or REO Property. Any sale of the related Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the related REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either expressed or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either expressed or implied) by the Seller to or for the benefit of such Person.

          The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer shall notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. After a final liquidation of the Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan (a "Final Judicial Determination") or the Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 hereof, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation (including those arising from any sale to the Seller) and the Purchase Price; provided that the prevailing party in such action shall be entitled to recover all costs, fees and expenses (including reasonable attorneys fees) related thereto. Any such costs, fees or expenses payable by the Trust (to the extent it, or the Trustee on its behalf, is the non-prevailing party) to any prevailing party shall be withdrawn from the Collection Account.

          In connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 2.3, the Special Servicer shall not receive a Liquidation Fee in connection with such sale or other liquidation until a final determination has been made, as set forth in the preceding paragraph, as to whether the Seller is or was obligated to repurchase such Mortgage Loan or REO Property. Upon such determination, the Special Servicer shall be entitled to collect a Liquidation Fee (i) with respect to a determination that the Seller is or was obligated to repurchase, based upon the full Purchase Price of the related Mortgage Loan, including all related expenses up to the date the remainder of such Purchase Price is actually paid, with such Liquidation Fee payable by the Seller or (ii) with respect to a determination that the Seller is not or was not obligated to repurchase (or the Trust decides that it will no longer pursue a claim against the Seller for repurchase), based upon the Liquidation Proceeds as received upon the actual sale or liquidation of such Mortgage Loan, with such amount to be paid from amounts in the Collection Account.

          In any month in which the Seller substitutes one or more Qualifying Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (if any) by which the aggregate Principal Balance of all such Qualifying Substitute Mortgage Loans as of the date of substitution is less than the aggregate Principal Balance of all such Deleted Mortgage Loans (in each case after application of scheduled principal portion of the monthly payments received in the month of substitution). The Depositor shall cause the Seller to deposit the amount of such shortage into the Certificate Account in the month of substitution, without any reimbursement thereof. In addition, the Depositor shall cause the Seller to deposit into the Certificate Account, together with such shortage, if any, an amount equal to interest on the Deleted Mortgage Loans at a rate equal to the sum of the applicable Mortgage Rate from the Due Date as to which interest was last paid up to the Due Date next succeeding such substitution together with the amount of unreimbursed Servicing Advances, amounts required to be paid to the Special Servicer but remaining unpaid or unreimbursed, and interest on unreimbursed Advances with respect to such Deleted Mortgage Loans at the Advance Rate. The Depositor shall cause the Seller, in the case of the Mortgage Loans, to give notice in writing (accompanied by an Officer's Certificate as to the calculation of such shortage) to the Trustee and the Master Servicer of such event which notice shall be accompanied by an Officer's Certificate as to the calculation of such shortfall.

          If the affected Mortgage Loan is to be repurchased, the Master Servicer shall designate the Certificate Account as the account to which funds in the amount of the Purchase Price are to be wired. Any such purchase of a Mortgage Loan shall be on a whole loan, servicing released basis.

          (b) In connection with any repurchase of or substitution for a Mortgage Loan contemplated by this Section 2.3, the Trustee, the Master Servicer and the Special Servicer shall each tender to the Seller, upon delivery to each of them of a receipt executed by such Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File shall be endorsed or assigned to the extent necessary or appropriate to the Seller or its designee in the same manner, and pursuant to appropriate forms of assignment, substantially similar to the manner and forms pursuant to which documents were previously assigned to the Trustee, but in any event, without recourse, representation or warranty; provided that such tender by the Trustee shall be conditioned upon its receipt from the Master Servicer of a Request for Release. The Master Servicer shall, and is hereby authorized and empowered by the Trustee to, prepare, execute and deliver in its own name, on behalf of the Certificateholders and the Trustee or any of them, the endorsements and assignments contemplated by this
Section 2.3, and the Trustee shall execute and deliver any powers of attorney necessary to permit the Master Servicer to do so. The Master Servicer shall, and is also hereby authorized and empowered by the Trustee to, reconvey to the Seller any deposits then held in an Escrow Account relating to the Mortgage Loan being repurchased or substituted for. The Master Servicer shall indemnify the Trustee for all costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with any negligent or intentional misuse of any such powers of attorney by the Master Servicer.

          (c) The Mortgage Loan Purchase Agreement provides the sole remedies available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Material Document Defect or Material Breach.

          (d) The Trustee or its designee (which, with the Master Servicer's consent, may be the Master Servicer or which, with the Special Servicer's consent, may be the Special Servicer) shall enforce the provisions of this
Section 2.3.

          Section 2.4 Representations and Warranties. The Depositor hereby represents and warrants to the Master Servicer, the Special Servicer, the Trustee (in its capacity as Trustee of the Trust) and the Fiscal Agent as of the Closing Date that:

          (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

          (b) The execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties; (ii) the certificate of incorporation or bylaws of the Depositor; or
(iii) the terms of any indenture or other agreement or instrument to which the Depositor is a party or by which it is bound; neither the Depositor nor any of its Affiliates is a party to, bound by, or in breach of or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or to the best knowledge of the Depositor may in the future materially and adversely affect (i) the ability of the Depositor to perform its obligations under this Agreement or
(ii) the business, operations, financial condition, properties or assets of the Depositor;

          (c) The execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

          (d) This Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms;

          (e) There are no actions, suits or proceedings pending or, to the best of the Depositor's knowledge, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will, if determined adversely to the Depositor, materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement; and

          (f) Immediately prior to the consummation of the transactions contemplated in this Agreement, the Depositor had good title to and was the sole owner of each Mortgage Loan free and clear of any and all adverse claims, charges or security interests (including liens arising under the federal tax laws or the Employee Retirement Income Security Act of 1974, as amended).

          Section 2.5 Conveyance of Interests. Effective as of the Closing Date, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, in trust, all the right, title and interest of the Depositor in and to (i) the Majority Mortgage Loans and the International Plaza Pari Passu Loan REMIC Regular Interest in exchange for the REMIC I Regular Interests, (ii) the REMIC I Regular Interests in exchange for the REMIC II Interests, (iii) the REMIC II Regular Interests in exchange for the REMIC III Certificates and (iv) the Excess Interest in exchange for the Class S Grantor Trust Interest.

                                   ARTICLE III

                                THE CERTIFICATES

          Section 3.1 The Certificates.

          (a) The Certificates shall be in substantially the forms set forth in the Exhibits attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement or as may in the reasonable judgment of the Trustee or the Depositor be necessary, appropriate or convenient to comply, or facilitate compliance, with applicable laws, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange on which any of the Certificates may be listed, or as may, consistently herewith, be determined by the officers executing such Certificates, as evidenced by their execution thereof.

          The Definitive Certificates shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which any of the Certificates may be listed, all as determined by the officers executing such Certificates, as evidenced by their execution thereof.

          (b) The Class A Certificates will be issuable in denominations of $25,000 initial Certificate Balance and in any whole dollar denomination in excess thereof. The Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates will be issuable in denominations of $100,000 initial Certificate Balance or initial Notional Amount (as applicable) or in any whole dollar denomination in excess thereof. The Class R-I, Class R-II, Class R-III and Class R-IP Certificates will be issued in minimum Percentage Interests of 10% and integral multiples of 10% in excess thereof.

          (c) Each Certificate shall, on original issue, be executed by the Certificate Registrar and authenticated by the Authenticating Agent upon the order of the Depositor. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise. In the event that additional Certificates need to be prepared at any time subsequent to the Closing Date, the Depositor shall prepare, or cause to be prepared, deliver, or cause to be delivered, at the Depositor's expense, any such additional Certificates. With respect to the Class A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates that are issued in book-entry form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Book-Entry Certificates that are issued to a Clearing Agency or its nominee as provided in Section 3.7 against payment of the purchase price thereof. With respect to the Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates that are issued in definitive form, on the Closing Date, the Authenticating Agent upon the order of the Depositor shall authenticate Definitive Certificates that are issued to the registered holder thereof against payment of the purchase price thereof.

          Section 3.2 Registration. The Trustee shall be the initial Certificate Registrar in respect of the Certificates and the Certificate Registrar shall maintain books for the registration and for the transfer of Certificates (the "Certificate Register"). The Certificate

Registrar may resign or be discharged or removed by the Trustee or the Certificateholders, and a new successor may be appointed, in accordance with the procedures and requirements set forth in Sections 7.6 and 7.7 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders and the Trustee, any trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

          Section 3.3 Transfer and Exchange of Certificates.

          (a) A Certificate may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the Corporate Trust Office, duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or such Holder's duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, and subject to the restrictions set forth in the other subsections of this Section 3.3, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration or transfer of Certificates. The Certificate Registrar may decline to accept any request for a registration of transfer of any Certificate during the period beginning five calendar days prior to any Distribution Date.

          (b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same initial Certificate Balance, initial Notional Amount or Percentage Interest, as the case may be, as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the offices of the Certificate Registrar duly endorsed or accompanied by a written instrument of exchange duly executed by such Holder or such Holder's duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Certificate Registrar shall execute and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (c) No transfer, sale, pledge or other disposition of any Non-Registered Certificate or interest therein shall be made unless such transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. If a transfer of any Non-Registered Certificate held as a Definitive Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of such Non-Registered Certificate by the Depositor or one of its Affiliates), then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either: (i) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 hereto and a certificate from such Certificateholder's prospective Transferee substantially in the form attached either as Exhibit D-2A hereto or as Exhibit D-2B hereto; or (ii) an Opinion of Counsel satisfactory to the Certificate Registrar to the effect that such transfer shall be made without registration under the Securities Act, together with the written certification(s) as to the facts surrounding such transfer from the Certificateholder desiring to effect such transfer and/or such Certificateholder's prospective Transferee on which such Opinion of Counsel is based (such Opinion of Counsel shall not be an expense of the Trust or of the Depositor, the Master Servicer, the Special Servicer, the Trustee or the Certificate Registrar in their respective capacities as such). If a transfer of any interest in a Non-Registered Certificate that constitutes a Book-Entry Certificate is to be made without registration under the Securities Act (other than in connection with the initial issuance of the Certificates or a transfer of any interest in such Non-Registered Certificate by the Depositor or any of its Affiliates), then the Certificate Owner desiring to effect such transfer shall be required to obtain either (i) a certificate from such Certificate Owner's prospective Transferee substantially in the form attached as Exhibit D-3A hereto or as Exhibit D-3B hereto, or (ii) an Opinion of Counsel to the effect that such transfer may be made without registration under the Securities Act. None of the Depositor, the Fiscal Agent, the Trustee, the Master Servicer, the Special Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Registered Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Certificate. Any Certificateholder or Certificate Owner desiring to effect a transfer of Non-Registered Certificates or interests therein shall, and does hereby agree to, indemnify the Depositor, each Underwriter, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and the Certificate Registrar against any liability that may result if the transfer is not exempt from such registration or qualification or is not made in accordance with such federal and state laws.

          (d) No transfer of a Non-Investment Grade Certificate or Residual Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to Title I of ERISA or Section 4975 of the Code or any applicable federal, state or local law ("Similar Laws") materially similar to the foregoing provisions of ERISA or the Code (each, a "Plan"), (B) in book-entry form to an Institutional Accredited Investor who is not also a Qualified Institutional Buyer or (C) to any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan, unless: (i) in the case of a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate and is being sold to a Qualified Institutional Buyer, the purchase and holding of such Certificate or interest therein qualifies for the exemptive relief available under Sections I and III of U.S. Department of Labor Prohibited Transaction Class Exemption ("PTCE") 95-60; or (ii) in the case of a Non-Investment Grade Certificate held as a Definitive Certificate, the prospective Transferee provides the Certificate Registrar with a certification of facts and an Opinion of Counsel which establish to the satisfaction of the Certificate Registrar that such transfer will not constitute or result in a non-exempt prohibited transaction under

Section 406 of ERISA or Section 4975 of the Code or subject the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Certificate Registrar to any obligation in addition to those undertaken in this Agreement. Each Person who acquires any Non-Investment Grade Certificate or Residual Certificate or interest therein (unless it shall have acquired such Certificate or interest therein from the Depositor or an Affiliate thereof or unless it shall have delivered to the Certificate Registrar the certification of facts and Opinion of Counsel referred to in clause (ii) of the preceding sentence) shall be required to deliver to the Certificate Registrar (or, in the case of an interest in a Non-Investment Grade Certificate that constitutes a Book-Entry Certificate, to the Certificate Owner that is transferring such interest) a certification to the effect that: (i) it is neither a Plan nor any Person who is directly or indirectly purchasing such Certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with "plan assets" of a Plan; or (ii) that, in the case of a Non-Investment Grade Certificate, the purchase and holding of such Certificate or interest therein by such person qualifies for the exemptive relief available under Sections I and III of PTCE 95-60 or another exemption from the "prohibited transactions" rules under ERISA by the U.S. Department of Labor or similar exemption under Similar Laws.

          (e) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Trustee under clause (F) below to deliver payments to a Person other than such Person and to have irrevocably authorized the Certificate Registrar under clause (G) below to negotiate the terms of any mandatory sale and to execute all instruments of Transfer and to do all other things necessary in connection with any such sale. The rights of such person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

               (A) (1) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and a United States Tax Person and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Permitted Transferee and (2) each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Qualified Institutional Buyer and shall promptly notify the Certificate Registrar of any change or impending change in its status as a Qualified Institutional Buyer.

               (B) In connection with any proposed Transfer of any Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit and agreement substantially in the form attached hereto as Exhibit E-1 (a "Transfer Affidavit and Agreement") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is a Permitted Transferee, that it is a Qualified Institutional Buyer, that it is not acquiring its Ownership Interest in the Residual Certificate that is the subject of the proposed Transfer as a nominee, trustee or agent for any Person that is not a Permitted Transferee, that for so long as it retains its Ownership Interest in a Residual Certificate, it will endeavor to remain a Permitted Transferee, that it is a United States Tax Person, that it is not a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States

          Tax Person, that it has historically paid its debts as they have come due and will continue to do so in the future, that it understands that its tax liability with respect to the Residual Certificates may exceed cash flows thereon and it intends to pay such taxes as they come due, that it will not cause income with respect to the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed Transferee or any other United States Tax Person, that it will provide the Certificate Registrar with all information necessary to determine that the applicable paragraphs of Section 13 of such Transfer Affidavit and Agreement are true or that Section 13 is not applicable, and that it has reviewed the provisions of this
          Section 3.3(e) and agrees to be bound by them.

               (C) Notwithstanding the delivery of a Transfer Affidavit and Agreement by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is not a Permitted Transferee or is not a United States Tax Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected.

               (D) Each Person holding or acquiring an Ownership Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit and Agreement from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a certificate substantially in the form attached hereto as Exhibit E-2 among other things stating that (x) it has conducted a reasonable investigation of the financial condition of the proposed Transferee and, as a result of the investigation, the Transferor determines that the proposed Transferee had historically paid its debts as they came due and found no significant evidence that the proposed Transferee will not continue to pay its debts as they come due in the future and,
          (y) it has no actual knowledge that such prospective Transferee is not a Permitted Transferee, is not a United States Tax Person, is a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person or is a Person with respect to which income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

               (E) Each Person holding or acquiring an Ownership Interest in a Residual Certificate that is a "pass-through interest holder" within the meaning of temporary Treasury Regulation Section 1.67-3T(a)(2)(i)(A) or is holding an Ownership Interest in a Residual Certificate on behalf of a "pass-through interest holder", by purchasing an Ownership Interest in such Certificate, agrees to give the Certificate Registrar written notice of its status as such immediately upon holding or acquiring such Ownership Interest in a Residual Certificate.

               (F) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 3.3(e) or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United

          States Tax Person, then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 3.3(e) shall be restored, to the extent permitted by law, to all rights and obligations as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer or the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 3.3(e) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement.

               (G) If any purported Transferee shall become a Holder of a Residual Certificate in violation of the restrictions in this Section 3.3(e), or if any Holder of a Residual Certificate shall lose its status as a Permitted Transferee or a United States Tax Person, and to the extent that the retroactive restoration of the rights and obligations of the prior Holder of such Residual Certificate as described in clause (F) above shall be invalid, illegal or unenforceable, then the Trustee shall have the right, without notice to the Holder or any prior Holder of such Residual Certificate, but not the obligation, to sell or cause to be sold such Residual Certificate to a purchaser selected by the Trustee on such terms as the Trustee may choose. Such noncomplying Holder shall promptly endorse and deliver such Residual Certificate in accordance with the instructions of the Certificate Registrar. Such purchaser may be the Certificate Registrar itself or any Affiliate of the Certificate Registrar. The proceeds of such sale, net of the commissions (which may include commissions payable to the Certificate Registrar or its Affiliates), expenses and taxes due, if any, will be remitted by the Certificate Registrar to such noncomplying Holder. The terms and conditions of any sale under this clause (G) shall be determined in the sole discretion of the Certificate Registrar, and the Certificate Registrar shall not be liable to any Person having an Ownership Interest in a Residual Certificate as a result of its exercise of such discretion.

The Master Servicer, on behalf of the Trustee, shall make available, upon written request from the Trustee, to the Internal Revenue Service and those Persons specified by the REMIC Provisions, all information necessary to compute any tax imposed (A) as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is not a Permitted Transferee, including the information described in Treasury Regulations Sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate and (B) as a result of any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate or organization described in Section 1381 of the Code that holds an Ownership Interest in a Residual Certificate having as among its record holders at any time any Person which is not a Permitted Transferee. The Person holding such Ownership Interest shall be responsible for the reasonable compensation of the Master Servicer and the Trustee for providing such information.

          The provisions of this Section 3.3(e) may be modified, added to or eliminated, provided that there shall have been delivered to the Trustee, the Certificate Registrar, the Master Servicer, the Operating Adviser and the Depositor the following:

               (A) written notification from each Rating Agency to the effect that the modification of, addition to or elimination of such provisions will not cause such Rating Agency to qualify, downgrade or withdraw its then current rating of any Class of Certificates; and

               (B) an Opinion of Counsel, in form and substance satisfactory to the Trustee, the Certificate Registrar and the Depositor, to the effect that such modification of, addition to or elimination of such provisions will not cause any of the International Plaza Pari Passu Loan REMIC, REMIC I, REMIC II or REMIC III to (x) cease to qualify as a REMIC or (y) be subject to an entity-level tax caused by the Transfer of any Residual Certificate to a Person which is not a Permitted Transferee, or cause a Person other than the prospective Transferee to be subject to a tax caused by the Transfer of a Residual Certificate to a Person which is not a Permitted Transferee.

          (f) None of the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent or the Certificate Registrar shall have any liability to the Trust arising from a transfer of any Certificate in reliance upon a certification, ruling or Opinion of Counsel described in this Section 3.3; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e); provided, further, that the Certificate Registrar shall not register the transfer of a Noneconomic Residual Interest if it shall have received notice that the Transferor has determined, as a result of the investigation under Section 3.3(e)(D), that the proposed Transferee has not paid its debts as they came due or that it will not pay its debts as they come due in the future. The Certificate Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restriction on transfer or exchange of Certificates or any interest therein imposed under this Article III or under applicable law other than to require delivery of the certifications and/or opinions described in this Article III; provided, however, that the Certificate Registrar shall not register the transfer of a Residual Certificate if it has actual knowledge that the proposed transferee does not meet the qualifications of a permitted Holder of a Residual Certificate as set forth in Section 3.3(e). The Certificate Registrar shall have no liability for transfers (including without limitation transfers made through the book-entry facilities of the Depository or between or among Participants or Certificate Owners) made in violation of applicable restrictions, provided that the Certificate Registrar has satisfied its duties expressly set forth in Sections 3.3(c), 3.3(d) and 3.3(e).

          (g) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

          (h) The Certificate Registrar shall provide the Master Servicer, the Special Servicer and the Depositor, upon written request, with an updated copy of the Certificate Register within a reasonable period of time following receipt of such request.

          (i) Unless and until it is exchanged in whole for the individual Certificates represented thereby, a Global Certificate representing all of the Certificates of a Class may not be transferred, except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Clearing Agency or a nominee of such successor Clearing Agency, and no such transfer to any such other Person may be registered; provided that this subsection (i) shall not prohibit any transfer of a Certificate of a Class that is issued in exchange for a Global Certificate of the same Class pursuant to Section 3.9 below. Nothing in this subsection (i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Certificate effected in accordance with the other provisions of this Section 3.3.

          Section 3.4 Mutilated, Destroyed, Lost or Stolen Certificates. If (A) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (B) except in the case of a mutilated Certificate so surrendered, there is delivered to the Certificate Registrar such security or indemnity as may be required by it to save it harmless, then, in the absence of notice to the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and interest in the Trust. In connection with the issuance of any new Certificate under this Section 3.4, the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section
3.4 shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 3.5 Persons Deemed Owners. Prior to presentation of a Certificate for registration of transfer, the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser and any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser may treat the Person in whose name any Certificate is registered as of the related Record Date as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and neither the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee, the Operating Adviser nor any agent of the Master Servicer, the Special Servicer, the Fiscal Agent, the Trustee or the Operating Adviser shall be affected by any notice to the contrary.

          Section 3.6 Access to List of Certificateholders' Names and Addresses.

          If three or more Certificateholders, a Certificateholder holding all the Certificates of any Class of Certificates, the Master Servicer, the Special Servicer, the Trustee, the Operating Adviser or the Depositor (A) request in writing from the Certificate Registrar a list of the names and addresses of Certificateholders and (B) in the case of a request by Certificateholders, state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, then the Certificate Registrar shall, within ten Business Days after the receipt of such request, afford such Certificateholders, the Master Servicer, the Special Servicer, the Depositor, the Trustee or the Operating Adviser, as applicable, access during normal business hours to a current list of the Certificateholders. The expense of providing any such information requested by such Person shall be borne by the party requesting such information and shall not be borne by the Certificate Registrar or the Trustee. Every Certificateholder, by receiving and holding a Certificate, agrees that the Certificate

Registrar and the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 3.7 Book-Entry Certificates.

          (a) The Class A-1, Class A-2, Class A-3, Class A-4, Class X-1, Class X-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, upon original issuance, each shall be issued in the form of one or more Certificates representing the Book-Entry Certificates, to be delivered to the Certificate Registrar, as custodian for The Depository Trust Company (the "Depository"), the initial Clearing Agency, by, or on behalf of, the Depositor, provided, that any Non-Investment Grade Certificates sold to Institutional Accredited Investors that are not Qualified Institutional Buyers will be issued as Definitive Certificates. The Certificates shall initially be registered on the Certificate Register in the name of Cede & Co., the nominee of the Depository, as the initial Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner's interest in the Certificates, except as provided in Section 3.9. Unless and until Definitive Certificates have been issued to the Certificate Owners pursuant to
Section 3.9:

               (i) the provisions of this Section 3.7 shall be in full force and effect with respect to each such Class;

               (ii) the Depositor, the Master Servicer, the Certificate Registrar and the Trustee may deal with the Clearing Agency for all purposes (including the making of distributions on the Certificates) as the authorized representative of the Certificate Owners;

               (iii) to the extent that the provisions of this Section 3.7 conflict with any other provisions of this Agreement, the provisions of this
Section 3.7 shall control with respect to each such Class; and

               (iv) the rights of the Certificate Owners of each such Class shall be exercised only through the Clearing Agency and the applicable Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Participants. Pursuant to the Depository Agreement, unless and until Certificates are issued pursuant to Section 3.9, the initial Clearing Agency will make book-entry transfers among the Participants and receive and transmit distributions of principal and interest on the related Certificates to such Participants.

          (b) For purposes of any provision of this Agreement requiring or permitting actions with the consent of, or at the direction of, Holders of the Certificates evidencing a specified percentage of the aggregate unpaid principal amount of Certificates, such direction or consent may be given by the Clearing Agency at the direction of Certificate Owners owning Certificates evidencing the requisite percentage of principal amount of Certificates. The Clearing Agency may take conflicting actions with respect to the Certificates to the extent that such actions are taken on behalf of the Certificate Owners.

          (c) The Certificates of each Class (other than the Residual Certificates) initially sold in reliance on Rule 144A or with respect to the Class J and Class K Certificates sold to Institutional Accredited Investors shall be represented by the Rule 144A-IAI Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. The Class M, Class N, Class O, Class P, Class Q and Class S Certificates initially sold to Institutional Accredited Investors that are not Qualified Institutional Buyers shall be represented by IAI Definitive Certificates for such Class. The Certificates evidenced by any Rule 144A-IAI Global Certificate or IAI Definitive Certificate shall be subject to certain restrictions on transfer as set forth in Section 3.3 hereof and shall bear legend(s) regarding such restrictions described herein.

          (d) The Certificates of each Class (other than the Residual Certificates) initially sold in offshore transactions in reliance on Regulation S shall be represented by the Regulation S Temporary Global Certificate for such Class, which shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository. Not earlier than the Release Date, beneficial interests in any Regulation S Temporary Global Certificate shall be exchangeable for beneficial interests in the Regulation S Permanent Global Certificate for such Class. Beneficial interests in any Regulation S Temporary Global Certificate may be held only through Euroclear Bank or Clearstream Bank; provided, however, that such interests may be exchanged for interests in the Rule 144A-IAI Global Certificate for such Class in accordance with the certification requirements described in Section 3.7(f). The Regulation S Permanent Global Certificates shall be deposited with the Certificate Registrar, as custodian for the Depository and registered in the name of Cede & Co. as nominee of the Depository.

          On or prior to the Release Date and on or prior to any Distribution Date occurring prior to the Release Date, each Certificate Owner of a Regulation S Temporary Global Certificate that holds a beneficial interest therein on the Release Date or on any such Distribution Date, as the case may be, must deliver to Euroclear Bank or Clearstream Bank (as applicable) a Regulation S Certificate; provided, however, that any Certificate Owner that holds a beneficial interest in a Regulation S Temporary Global Certificate on the Release Date or on any such Distribution Date that has previously delivered a Regulation S Certificate to Euroclear Bank or Clearstream Bank with respect to its interest therein does not need to deliver any subsequent Regulation S Certificate (unless the certificate previously delivered is no longer true as of such subsequent date, and such Certificate Owner must promptly notify Euroclear Bank or Clearstream Bank, as applicable, thereof). Euroclear Bank or Clearstream Bank, as applicable, shall be required to promptly deliver to the Certificate Registrar a certificate substantially in the form of Exhibit I hereto to the effect that it has received the requisite Regulation S Certificates for each such Class, and no Certificate Owner (or transferee from any such Certificate Owner) shall be entitled to receive an interest in the Regulation S Permanent Global Certificate for such Class or any payment or principal or interest with respect to its interest in such Regulation S Temporary Global Certificate prior to the Certificate Registrar receiving such certification from Euroclear Bank or Clearstream Bank with respect to the portion of the Regulation S Temporary Global Certificate owned by such Certificate Owner (and, with respect to an interest in the applicable Regulation S Permanent Global Certificate, prior to the Release Date). After the Release Date, distributions due with respect to any beneficial interest in a Regulation S Temporary Global Certificate shall not be made to the holders of such beneficial interests unless exchange for a beneficial interest in the related Regulation S Permanent Global Certificate is improperly withheld or refused. No interest in a Regulation S Global Certificate may be held by or transferred to a U.S. Person (as defined in Regulation S) except for exchanges for a beneficial interest in the Rule 144A-IAI Global Certificate for such Class as described in Section 3.7(f).

          (e) Except in the limited circumstances described below in Section 3.9, owners of beneficial interests in Global Certificates shall not be entitled to receive physical delivery of Definitive Certificates. The Certificates are not issuable in bearer form. Upon the issuance of each Global Certificate, the Depository or its custodian shall credit, on its internal system, the respective principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of Persons who have accounts with such Depository. Such accounts initially shall be designated by or on behalf of the Underwriters and the Placement Agent. Ownership of beneficial interests in a Global Certificate shall be limited to Customers or Persons who hold interests directly or indirectly through Customers. Ownership of beneficial interests in the Global Certificates shall be shown on, and the transfer of that ownership shall be effected only through, records maintained by the Depository or its nominee (with respect to interests of Customers) and the records of Customers (with respect to interests of Persons other than Customers).

          So long as the Depository, or its nominee, is the registered holder of a Global Certificate, the Depository or such nominee, as the case may be, shall be considered the sole owner and holder of the Certificates represented by such Global Certificate for all purposes under this Agreement and the Certificates, including, without limitation, obtaining consents and waivers thereunder, and the Trustee and the Certificate Registrar shall not be affected by any notice to the contrary. Except under the circumstance described in Section 3.9, owners of beneficial interests in a Global Certificate will not be entitled to have any portions of such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Definitive Certificates in certificated form and shall not be considered the owners or holders of the Global Certificate (or any Certificates represented thereby) under this Agreement or the Certificates. In addition, no Certificate Owner of an interest in a Global Certificate shall be able to transfer that interest except in accordance with the Depository's applicable procedures (in addition to those under this Agreement and, if applicable, those of Euroclear Bank and Clearstream
Bank).

          (f) Any holder of an interest in a Regulation S Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, Euroclear Bank or Clearstream Bank, as applicable, and the Depository, in the form of an Exchange Certification (substantially in the form of Exhibit H attached hereto), to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Rule 144A-IAI Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Rule 144A-IAI Global Certificate as described herein; provided, however, that no Exchange Certification shall be required if any such exchange occurs after the Release Date. Any holder of an interest in the Rule 144A-IAI Global Certificate shall have the right, upon prior written notice to the Certificate Registrar, the Depository and Euroclear Bank or Clearstream Bank, as applicable, in the form of an Exchange Certification, to exchange all or a portion of such interest (in authorized denominations as set forth in Section 3.1(b)) for an equivalent interest in the Regulation S Global Certificate for such Class in connection with a transfer of its interest therein to a transferee that is eligible to hold an interest in such Regulation S Global Certificate as described herein; provided, however, that if such exchange occurs prior to the Release Date, the transferee shall acquire an interest in a

Regulation S Temporary Global Certificate only and shall be subject to all of the restrictions associated therewith described in Section 3.7(d). Following receipt of any Exchange Certification or request for transfer, as applicable, by the Certificate Registrar: (i) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates being exchanged to reduce the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates for which such exchange is to be made, and (ii) the Certificate Registrar shall endorse the schedule to any Global Certificate representing the Certificate or Certificates for which such exchange is to be made to increase the stated principal amount of such Global Certificate by the denominations of the Certificate or Certificates being exchanged therefor. The form of the Exchange Certification shall be available from the Certificate Registrar.

          Section 3.8 Notices to Clearing Agency. Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to the related Certificateholders pursuant to Section 3.9, the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency which shall give such notices and communications to the related Participants in accordance with its applicable rules, regulations and procedures.

          Section 3.9 Definitive Certificates.

          (a) Definitive Certificates will be issued to the owners of beneficial interests in a Global Certificate or their nominees if (i) the Clearing Agency notifies the Depositor and the Certificate Registrar in writing that the Clearing Agency is unwilling or unable to continue as depositary for such Global Certificate and a qualifying successor depositary is not appointed by the Depositor within 90 days thereof, (ii) the Trustee has instituted or caused to be instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under this Agreement and under such Global Certificate and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or advisable for the Trustee or its custodian to obtain possession of such Global Certificate, or (iii) after the occurrence of an Event of Default, Certificate Owners representing a majority in aggregate outstanding Certificate Balance of such Global Certificate advise the Clearing Agency through the Participants in writing (and the Clearing Agency so advises the Depositor, the Certificate Registrar and the Master Servicer in writing) that the continuation in global form of the Certificates being evidenced by such Global Certificate is no longer in their best interests; provided, that under no circumstances will Definitive Certificates be issued to Certificate Owners of the Regulation S Temporary Global Certificate. Upon notice of the occurrence of any of the events described in the preceding sentence, the Certificate Registrar shall notify the Clearing Agency and request the Clearing Agency to notify all Certificate Owners, through the applicable Participants, of the occurrence of the event and of the availability of Definitive Certificates to such Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Global Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, the Definitive Certificates. None of the Depositor, the Trustee, the Certificate Registrar or the Fiscal Agent shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable with respect to such Definitive Certificates, and the Certificate Registrar and the Trustee shall recognize the Holders of Definitive Certificates as Certificateholders hereunder.

          (b) Distributions of principal and interest on the Definitive Certificates shall be made by the Trustee directly to holders of Definitive Certificates in accordance with the procedures set forth in this Agreement.

                                   ARTICLE IV

                                    ADVANCES

          P&I Advances and Servicing Advances shall be made as provided herein by the Master Servicer and, if the Master Servicer does not make such Advances, by the Trustee, and if the Trustee does not make such Advances, by the Fiscal Agent except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

          Section 4.1 P&I Advances by Master Servicer.

          (a) On or prior to the Advance Report Date, the Master Servicer shall notify the Trustee if the P&I Advance Amount for such Distribution Date is greater than zero, and the Master Servicer shall make a P&I Advance in respect of each Mortgage Loan (except the Wells Fargo Tower Pari Passu Loan, unless the Greenwich 2003-C2 Master Servicer fails to do so for reasons other than nonrecoverability as set forth in Section 4.3(d)) of such amount no later than the Master Servicer Remittance Date. It is understood that the obligation of the Master Servicer to make such P&I Advances is mandatory and shall apply through any court appointed stay period or similar payment delay resulting from any insolvency of the Mortgagor or related bankruptcy, notwithstanding any other provision of this Agreement. Notwithstanding the foregoing, the Master Servicer shall not be required to make such P&I Advance, if the Master Servicer determines, in accordance with Section 4.4 below, that any such P&I Advance would be a Nonrecoverable Advance and shall not make such P&I Advance if the Special Servicer has determined that such P&I Advance if made would be a Nonrecoverable Advance and has directed the Master Servicer not to make such P&I Advance, provided that the Special Servicer shall be under no obligation to make such determination. Such determination shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Special Servicer shall not make P&I Advances under this Agreement. If the Master Servicer fails to make a P&I Advance that it is required to make under this Section 4.1, it shall promptly notify the Trustee of such failure.

          (b) If the Master Servicer determines that there is a P&I Advance Amount for a Distribution Date, the Master Servicer shall on the related Master Servicer Remittance Date either (A) deposit in the Certificate Account an amount equal to the P&I Advance Amount or (B) utilize funds in the Certificate Account being held for future distributions or withdrawals to make such Advance. Any funds being held in the Certificate Account for future distribution or withdrawal and so used shall be replaced by the Master Servicer from its own funds by deposit in the Certificate Account on or before any future Master Servicer Remittance Date to the extent that funds in the Certificate Account on such Master Servicer Remittance Date shall be less than payments to the Trustee or other Persons required to be made on such date.

          (c) The applicable Non-Serviced Mortgage Loan Master Servicer is obligated to make Servicing Advances pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement with respect to any Non-Serviced Mortgage Loan, and the Master Servicer shall not have any obligation to make Servicing Advances with respect to such Mortgage Loan.

          Section 4.1A P&I Advances with Respect to Non-Serviced Mortgage Loans and Serviced Pari Passu Mortgage Loans.

          With respect to the Non-Serviced Mortgage Loans (other than the Wells Fargo Tower Pari Passu Loan (except under the circumstances set forth in Section 4.3(d)) and Serviced Pari Passu Mortgage Loans (the "P&I Pari Passu Loans"), the Master Servicer shall make its determination that a P&I Advance previously made on any P&I Pari Passu Loan is a Nonrecoverable Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance with respect to such P&I Pari Passu Loan in accordance with Section 4.1 independently of any determination made by any Other Master Servicer under the related Other Companion Loan Pooling and Servicing Agreement in respect of any P&I Pari Passu Loan following deposit of the Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans into a commercial mortgage securitization trust, and the Other Master Servicer shall make its own determination that it has made a P&I Advance that is a Nonrecoverable Advance (both as defined in the related Other Companion Loan Pooling and Servicing Agreement) or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance (both as defined in the related Other Companion Loan Pooling and Servicing Agreement) with respect to the Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans, as applicable, in accordance with the related Other Companion Loan Pooling and Servicing Agreement. The determination by either the Master Servicer or the Other Master Servicer made on the earlier of (i) the Advance Report Date and (ii) the Other Advance Report Date that any such P&I Advance is nonrecoverable shall be binding on the Other Master Servicer and the Master Servicer, as applicable, the Certificateholders and the holders of any securities relating to the Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans, as applicable. The Master Servicer shall not make a P&I Advance with respect to any P&I Pari Passu Loan after its receipt of notice from the related Other Master Servicer that it has determined that it has made a P&I Advance that is a Nonrecoverable Advance on the Non-Serviced Companion Mortgage Loans or Serviced Companion Mortgage Loans, as applicable, or that any proposed P&I Advance, if made, would constitute a Nonrecoverable Advance pursuant to the relevant Other Companion Loan Pooling and Servicing Agreement.

          If the Master Servicer determines that an Advance would be (if made), or any outstanding Advance previously made is, a Nonrecoverable Advance, the Master Servicer shall provide the Other Master Servicer written notice of such determination. If the Master Servicer receives written notice by the Other Master Servicer that it has determined, with respect to any Mortgage Loan, that any proposed future Advance would be, or any outstanding Advance is, a Nonrecoverable Advance, the Master Servicer shall not make any additional Advances with respect to such Mortgage Loan unless the Master Servicer has consulted with the Other Master Servicer and they both agree that circumstances with respect to such Mortgage Loan have changed such that a proposed future Advance would not be a Nonrecoverable Advance.

Notwithstanding the foregoing, the Master Servicer shall continue to have the discretion provided in this Agreement to determine that any future Advance or outstanding Advance would be, or is, as applicable, a Nonrecoverable Advance. Once such a determination is made by the Master Servicer or the Master Servicer receives written notice of such determination by the Other Master Servicer, the Master Servicer shall follow the process set forth in this paragraph before making any additional Advances with respect to such Mortgage Loan.

          Following a securitization of a Serviced Companion Mortgage Loan, the Master Servicer shall be required to deliver to the related Other Master Servicer the following information: (i) any loan related information (in the form received), including without limitation CMSA Reports relating to the related Serviced Pari Passu Mortgage Loan, applicable to a determination that an Advance is or would be a Nonrecoverable Advance, within one Business Day of the Master Servicer's receipt thereof, (ii) notice of any Servicing Advance it, the Trustee or the Fiscal Agent makes with respect to the related Serviced Pari Passu Mortgage Loan within one Business Day of the making of such Advance and
(iii) notice of any determination that any Servicing Advance is a Nonrecoverable Advance within one Business Day thereof.

          Section 4.2 Servicing Advances. The Master Servicer and, if the Master Servicer does not, the Trustee to the extent the Trustee receives written notice from the Master Servicer that such Advance has not been made, and if the Trustee does not, the Fiscal Agent (if the Fiscal Agent has knowledge that such Advance is required to be made), shall make Servicing Advances to the extent provided in this Agreement, except to the extent that the Master Servicer, the Trustee or the Fiscal Agent, as applicable, determines in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance and, subject to the last sentence of this Section 4.2, except to the extent the Special Servicer determines in accordance with Section 4.4 that such Advance, if made, would be a Nonrecoverable Advance, in which event the Special Servicer shall promptly direct the Master Servicer not to make such Advance, provided that the Special Servicer shall be under no obligation to make such determination. Such determination by the Master Servicer or the Special Servicer shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders and, in the case of any B Note, the holder of the related B Note and, in the case of any Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan. Notwithstanding any other provision of this Agreement, the Special Servicer shall not be required to make Servicing Advances under this Agreement but may make such Servicing Advances at its option in which event the Master Servicer shall reimburse the Special Servicer for such Servicing Advance with interest thereon at the Advance Rate within 20 days of receipt of a statement therefore and, upon such reimbursement, the Master Servicer shall be deemed to have made such Servicing Advance at the same time the Special Servicer made such Servicing Advance and shall be entitled to reimbursement therefore pursuant to Section 5.2. The Master Servicer may make Servicing Advances in its own discretion if it determines that making such Servicing Advance is in the best interest of the Certificateholders, even if the Master Servicer or the Special Servicer has determined, in accordance with Section 4.4 below, that any such Advance would be a Nonrecoverable Advance.

          Section 4.3 Advances by the Trustee and the Fiscal Agent.

          (a) To the extent that the Master Servicer fails to make a P&I Advance with respect to a Mortgage Loan by the Master Servicer Remittance Date (other than a P&I Advance that the Master Servicer or the Special Servicer determines is a Nonrecoverable Advance), the

Trustee shall make such P&I Advance unless the Trustee determines that such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Trustee fails to make a P&I Advance required to be made by the Trustee hereunder on the Distribution Date (other than a P&I Advance that the Master Servicer, the Special Servicer or the Trustee determines is a Nonrecoverable Advance), the Fiscal Agent will advance such P&I Advance unless the Fiscal Agent determines that any such P&I Advance, if made, would be a Nonrecoverable Advance. To the extent that the Fiscal Agent is required hereunder to make P&I Advances on the Mortgage Loans, it shall deposit the amount thereof in the Distribution Account by 1:00 p.m. (New York City time) on each such Distribution Date.

          (b) To the extent that the Master Servicer fails to make a Servicing Advance by the date such Servicing Advance is required to be made (other than a Servicing Advance that the Master Servicer determines is a Nonrecoverable Advance), and a Responsible Officer of the Trustee receives notice thereof, the Trustee shall make such Servicing Advance promptly, but in any event, not later than five Business Days after notice thereof in accordance with Section 4.2, unless the Trustee determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

          (c) To the extent that the Trustee fails to make a Servicing Advance required to be made by the Trustee hereunder by the later of (i) the date such Servicing Advance is required to be made and (ii) five Business Days after the date the Trustee has received notice pursuant to subsection (b) above, that such Servicing Advance has not been made by the Master Servicer (other than a Servicing Advance that the Master Servicer or the Trustee has determined to be a Nonrecoverable Advance), the Fiscal Agent will advance such Servicing Advance, unless the Fiscal Agent determines that such Servicing Advance, if made, would be a Nonrecoverable Advance.

          (d) Pursuant to the Greenwich 2003-C2 Pooling and Servicing Agreement, the Greenwich 2003-C2 Master Servicer is obligated to make advances with respect to the Wells Fargo Tower Pari Passu Loan, subject to a non-recoverability determination. Notwithstanding anything herein to the contrary, the Master Servicer shall not be required to make any Advance with respect to the Wells Fargo Tower Pari Passu Loan unless and until the Master Servicer has knowledge (or would have had knowledge if it had acted in accordance with the Servicing Standard) of any failure of the Greenwich 2003-C2 Master Servicer (and, with respect to Servicing Advances, the Greenwich 2003-C2 Trustee and the Greenwich 2003-C2 Fiscal Agent) to make an advance required under the Greenwich 2003-C2 Pooling and Servicing Agreement (other than a failure based upon a non-recoverability determination). Upon a determination that the Greenwich 2003-C2 Master Servicer (and, with respect to Servicing Advances, the Greenwich 2003-C2 Trustee and the Greenwich 2003-C2 Fiscal Agent) has failed to make an advance with respect to the Wells Fargo Tower Pari Passu Loan (other than a failure based upon a non-recoverability determination), the Master Servicer shall make such Advance with respect to the Wells Fargo Tower Pari Passu Loan unless the Master Servicer determines that such Advance, if made, would be a Nonrecoverable Advance. To the extent the Master Servicer fails to make any Advance required under this Section 4.3(d), the Trustee, pursuant to Section 4.3(b), or the Fiscal Agent, pursuant to Section 4.3(c), as applicable, shall make such Advance.

          The initial Trustee's failure to make any Advance required to be made by it hereunder shall not constitute a default by the initial Trustee hereunder if the initial Fiscal Agent makes such Advance at or before the time when the Trustee was required to make such Advance.

          Section 4.4 Evidence of Nonrecoverability.

          (a) If the Master Servicer or the Special Servicer determines at any time, in its sole discretion, exercised in good faith, that any Advance previously made (or Unliquidated Advance in respect thereof) or any proposed Advance, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Master Servicer (in the case of any such determination by the Special Servicer), the Special Servicer (in the case of any such determination by the Master Servicer), the Operating Adviser and the Rating Agencies (and the holder of the Serviced Companion Mortgage Loan if the Advance relates to a Loan Pair) by the Business Day prior to the Distribution Date. Such Officer's Certificate shall set forth the reasons for such determination of nonrecoverability, together with, to the extent such information, report or document is in the Master Servicer's or Special Servicer's possession, any related financial information such as related income and expense statements, rent rolls, occupancy status, property inspections and any Appraisals performed within the last 12 months on the Mortgaged Property, and, if such reports are used by the Master Servicer or the Special Servicer, as applicable, to determine that any P&I Advance or Servicing Advance, as applicable, would be a Nonrecoverable Advance, any engineers' reports, environmental surveys, internal final valuations or other information relevant thereto which support such determination. If the Trustee or the Fiscal Agent, as applicable, determines at any time that any portion of an Advance previously made or a portion of a proposed Advance that the Trustee or the Fiscal Agent, as applicable, is required to make pursuant to this Agreement, if made, would constitute a Nonrecoverable Advance, such determination shall be evidenced by an Officer's Certificate of a Responsible Officer of the Trustee or the Fiscal Agent, as applicable, delivered to the Depositor, the Master Servicer, the Special Servicer and the Operating Adviser similar to the Officer's Certificate of the Master Servicer or the Special Servicer described in the prior sentence. The Trustee and the Fiscal Agent shall not be required to make an Advance that the Master Servicer or the Special Servicer (or with respect to a Mortgage Loan included in a Loan Pair or any Non-Serviced Mortgage Loan, the related Other Master Servicer) has previously determined to be a Nonrecoverable Advance. Notwithstanding any other provision of this Agreement, none of the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent shall be obligated to, nor shall it, make any Advance or make any payment that is designated in this Agreement to be an Advance, if it determines in its good faith judgment that such Advance or such payment (including interest accrued thereon at the Advance Rate) would be a Nonrecoverable Advance. The Master Servicer's or Special Servicer's determination in accordance with the above provisions shall be conclusive and binding on the Trustee, the Fiscal Agent and the Certificateholders. The Master Servicer shall consider Unliquidated Advances in respect of prior P&I Advances and Servicing Advances as outstanding Advances for purposes of nonrecoverablility determinations as if such Unliquidated Advances were P&I Advances or Servicing Advances, as applicable.

          (b) Any Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Trustee or Non-Serviced Mortgage Loan Fiscal Agent, as applicable, shall be entitled to reimbursement for Pari Passu Loan Nonrecoverable Advances pursuant to and to the extent set forth in the related Non-Serviced Mortgage Loan Intercreditor Agreement (with, in each case, any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) in the manner set forth in Section 5.2. Section

          4.5 Interest on Advances; Calculation of Outstanding Advances with Respect to a Mortgage Loan. Any unreimbursed Advance funded from the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's own funds shall accrue interest on a daily basis, at a per annum rate equal to the Advance Rate, from and including the date such Advance was made to but not including the date on which such Advance has been reimbursed; provided, however, that neither the Master Servicer nor any other party shall be entitled to interest accrued on the amount of any P&I Advance with respect to any Mortgage Loan or any B Note for the period commencing on the date of such P&I Advance and ending on the day on which the grace period applicable to the related Mortgagor's obligation to make the related Scheduled Payment expires pursuant to the related Mortgage Loan or B Note documents. All Late Collections on any Non-Serviced Mortgage Loan in respect of interest shall, promptly following receipt thereof, be applied by the Master Servicer to reimburse the interest component of any P&I Advance outstanding with respect to such Non-Serviced Mortgage Loan. Any party that makes a P&I Advance with respect to any Non-Serviced Mortgage Loan shall provide to the applicable Non-Serviced Mortgage Loan Master Servicer monthly, at least two Business Days prior to the next succeeding Due Date for such Non-Serviced Mortgage Loan, written notice of whether (and, if any, how much) Advance Interest will be payable on the interest component of a P&I Advance through the next succeeding related Master Servicer Remittance Date. For purposes of determining whether a P&I Advance is outstanding, amounts collected with respect to a particular Mortgage Loan, B Note or REO Property and treated as collections of principal or interest shall be applied first to reimburse the earliest P&I Advance, and then each succeeding P&I Advance to the extent not inconsistent with Section 4.6. The Master Servicer shall use efforts consistent with the Servicing Standard to collect (but shall have no further obligation to collect), with respect to the Mortgage Loans (and the Serviced Companion Mortgage Loans) that are not Specially Serviced Mortgage Loans, Late Fees and default interest from the Mortgagor in an amount sufficient to pay Advance Interest. The Master Servicer shall be entitled to retain Late Fees and default interest paid by any Mortgagor during a Collection Period with respect to any Mortgage Loan (other than any portion of such Late Fees and default interest that relates to the period commencing on the date of a Servicing Transfer Event in respect of any Specially Serviced Mortgage Loan, as to which the Special Servicer shall retain Late Fees and default interest with respect to such Specially Serviced Mortgage Loan, subject to the offsets set forth below) as additional servicing compensation only to the extent such Late Fees and default interest exceed Advance Interest on a "pool basis" for all Mortgage Loans other than Specially Serviced Mortgaged Loans. The Special Servicer, with respect to any Specially Serviced Mortgage Loan, shall (i) pay from any Late Fees and default interest collected from such Specially Serviced Mortgage Loan (a) any outstanding and unpaid Advance Interest in respect of such Specially Serviced Mortgage Loan to the Master Servicer, the Trustee or the Fiscal Agent, as applicable and (b) to the Trust, any losses previously incurred by the Trust with respect to such Specially Serviced Mortgage Loan and (ii) retain any remaining portion of such Late Fees and default interest as additional Special Servicer Compensation.

          Section 4.6 Reimbursement of Advances and Advance Interest.


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          (a) Advances made with respect to each Mortgage Loan, Serviced
Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loan or REO Property (including Advances later determined to be Nonrecoverable Advances) and Advance Interest thereon shall be reimbursed to the extent of the amounts identified to be applied therefor in Section 5.2. The aggregate of the amounts available to repay Advances and Advance Interest thereon pursuant to Section 5.2 collected in any Collection Period with respect to Mortgage Loans, any Serviced Companion Mortgage Loan or any B Note or Specially Serviced Mortgage Loans or REO Property shall be an "Available Advance Reimbursement Amount."

          (b) To the extent that Advances have been made on the Mortgage Loans, any Serviced Companion Mortgage Loan, any B Note, any Specially Serviced Mortgage Loans or any REO Mortgage Loans, the Available Advance Reimbursement Amount with respect to any Determination Date shall be applied to reimburse (i) the Fiscal Agent for any Advances outstanding to the Fiscal Agent with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Fiscal Agent with respect to such Advances and then (ii) the Trustee for any Advances outstanding to the Trustee with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Trustee with respect to such Advances and then (iii) the Master Servicer for any Advances outstanding to the Master Servicer with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Master Servicer with respect to such Advances and then (iv) the Special Servicer for any Advances outstanding to the Special Servicer with respect to any of such Mortgage Loans, Serviced Companion Mortgage Loan, B Note, Specially Serviced Mortgage Loans or REO Mortgage Loans, plus any Advance Interest owed to the Special Servicer with respect to such Advances. To the extent that any Advance Interest payable to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to a Specially Serviced Mortgage Loan or REO Mortgage Loan cannot be recovered from the related Mortgagor, the amount of such Advance Interest shall be payable to the Fiscal Agent, the Trustee, the Special Servicer or the Master Servicer, as the case may be, from amounts on deposit in the Certificate Account (or sub-account thereof) or the Distribution Account pursuant to Section 5.2(a) or Section 5.3(b)(ii). The Master Servicer's, the Special Servicer's, the Fiscal Agent's and the Trustee's right of reimbursement under this Agreement for Advances shall be prior to the rights of the Certificateholders (and, in the case of a Serviced Companion Mortgage Loan, the holder thereof and, in the case of a B Note, the holder thereof) to receive any amounts recovered with respect to such Mortgage Loans, Serviced Companion Mortgage Loans, B Notes or REO Mortgage Loans.

          (c) Advance Interest will be paid to the Fiscal Agent, the Trustee, the Master Servicer and/or the Special Servicer (in accordance with the priorities specified in the preceding paragraph) first, from Late Fees and default interest collected from the Mortgage Loans during the Collection Period during which the related Advance is reimbursed, and then from Excess Liquidation Proceeds then available prior to payment from any other amounts. Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from that particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced


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

Mortgage Loans, as the case may be, then being reimbursed. Advance Interest payable to the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee in respect of Servicing Advances on any Loan Pair shall be allocated to the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan on a pro rata basis based upon the Principal Balance thereof.

          (d) Amounts applied to reimburse Advances shall first be applied to reduce Advance Interest thereon that was not paid from amounts specified in the preceding paragraph (c) and then to reduce the outstanding amount of such Advances.

          (e) To the extent that the Special Servicer incurs out-of-pocket expenses, in accordance with the Servicing Standard, in connection with servicing Specially Serviced Mortgage Loans, the Master Servicer shall reimburse the Special Servicer for such expenditures within 30 days after receiving an invoice and a report from the Special Servicer, subject to Section 4.4. With respect to each Collection Period, the Special Servicer shall deliver such invoice and report to the Master Servicer by the following Determination Date. All such amounts reimbursed by the Master Servicer shall be a Servicing Advance. In the event that the Master Servicer fails to reimburse the Special Servicer hereunder or the Master Servicer determines that such Servicing Advance was or, if made, would be a Nonrecoverable Advance and the Master Servicer does not make such payment, the Special Servicer shall notify the Master Servicer and the Trustee in writing of such nonpayment and the amount payable to the Special Servicer and shall be entitled to receive reimbursement from the Trust as an Additional Trust Expense. The Master Servicer and the Trustee shall have no obligation to verify the amount payable to the Special Servicer pursuant to this
Section 4.6(e) and circumstances surrounding the notice delivered by the Special Servicer pursuant to this Section 4.6(e).

          Section 4.7 Fiscal Agent Termination Event. "Fiscal Agent Termination Event," wherever used herein, means any one of the following events:

               (i) Any failure by the Fiscal Agent to remit to the Trustee when due any required Advance for any Mortgage Loan; or

               (ii) A decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Fiscal Agent and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (iii) The Fiscal Agent shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings or relating to the Fiscal Agent or relating to all or substantially all of its property; or

               (iv) The Fiscal Agent shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors,


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

voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or

               (v) The long-term unsecured debt of the Fiscal Agent is rated below "Aa3" by Moody's or "AA-" by S&P (or "A+" by S&P if the Fiscal Agent's short-term unsecured debt is rated at least "A-1" by S&P), unless such other rating shall be acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation; or

               (vi) With respect to the initial Fiscal Agent, LaSalle Bank National Association resigns or is removed pursuant to Section 7.6 hereof.

          Section 4.8 Procedure Upon Termination Event.

          (a) On the date specified in a written notice of termination given to the Fiscal Agent pursuant to Section 7.6(c), all authority, power and rights of the Fiscal Agent under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall terminate and a successor Fiscal Agent, if necessary, shall be appointed by the Trustee, with the consent of the Depositor; provided that the successor Fiscal Agent meets the eligibility requirements set forth in
Section 7.5. The Fiscal Agent agrees to cooperate with the Trustee in effecting the termination of the Fiscal Agent's responsibilities and rights hereunder as Fiscal Agent.

          (b) Notwithstanding the termination of its activities as Fiscal Agent, the terminated Fiscal Agent shall continue to be entitled to reimbursement to the extent provided in Section 4.6 but only to the extent such reimbursement relates to the period up to and including the date on which the Fiscal Agent's termination is effective. The Fiscal Agent shall be reimbursed for all amounts owed to it hereunder on or prior to the effective date of its termination from amounts on deposit in the Certificate Account.

          Section 4.9 Merger or Consolidation of Fiscal Agent. Any Person into which the Fiscal Agent may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Fiscal Agent shall be a party, or any Person succeeding to the business of the Fiscal Agent, shall be the successor of the Fiscal Agent hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided that
(i) the successor to the Fiscal Agent or resulting Person shall have a net worth of not less than $100,000,000, (ii) such successor or resulting Person shall be satisfactory to the Trustee, (iii) such successor or resulting Person shall execute and deliver to the Trustee an agreement, in form and substance satisfactory to the Trustee, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Fiscal Agent under this Agreement from and after the date of such agreement, (iv) the successor or surviving entity meets the eligibility requirements set forth in Section 7.5, and (v) the Fiscal Agent shall deliver to the Trustee an Officer's Certificate and an Opinion of Counsel acceptable to the Trustee (which opinion shall be at the expense of the Fiscal Agent) stating that all conditions precedent to such action under this Section
4.9 have been completed and such action is permitted by and complies with the terms of this Section 4.9.

          Section 4.10 Limitation on Liability of the Fiscal Agent and Others. Neither the Fiscal Agent nor any of the directors, officers, employees, agents or Controlling Persons of


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

the Fiscal Agent shall be under any liability to the Certificateholders, the Depositor or the Trustee for any action taken or for refraining from the taking of any action in good faith, and using reasonable business judgment pursuant to this Agreement, or for errors in judgment; provided that this provision shall not protect the Fiscal Agent or any such Person against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under this Agreement. The Fiscal Agent and any director, officer, employee or agent of the Fiscal Agent may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Fiscal Agent shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligations under this Agreement. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Fiscal Agent shall be entitled to be reimbursed therefor as Servicing Advances as provided by this Agreement. The provisions of this Section 4.10 shall survive the resignation or removal of the Fiscal Agent and the termination of this Agreement.

          Section 4.11 Indemnification of Fiscal Agent. The Fiscal Agent and each of its directors, officers, employees, agents and Controlling Persons shall be indemnified by the Trust and held harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to this Agreement other than any loss, liability or expense incurred by reason of the Fiscal Agent's willful misfeasance, bad faith or negligence in the performance of its duties hereunder. The Depositor shall indemnify and hold harmless the Fiscal Agent, its directors, officers, employees, agents or Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Fiscal Agent, its directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Fiscal Agent or any such director, officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action. The Fiscal Agent shall immediately notify the Depositor, the Seller, the Special Servicer, the Master Servicer and the Trustee if a claim is made by a third party with respect to this Section 4.11 entitling the Fiscal Agent, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Fiscal Agent, its directors, officers, employees, agents or Controlling Person may have to indemnification under this
Section 4.11, unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Fiscal Agent.


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

                                    ARTICLE V

                           ADMINISTRATION OF THE TRUST

          Section 5.1 Collections.

          (a) On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall thereafter maintain, or cause to be maintained, a separate account or accounts, which accounts must be Eligible Accounts, in the name of "Wells Fargo Bank, National Association, as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3" (the "Certificate Account"). On or prior to the Closing Date, the Master Servicer shall open, or cause to be opened, and shall maintain, or cause to be maintained an additional separate account or accounts in the name of "Wells Fargo Bank, National Association as Master Servicer for LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3" (the "Interest Reserve Account").

          (b) On or prior to the date the Master Servicer shall first deposit funds in a Certificate Account or the Interest Reserve Account, as the case may be, the Master Servicer shall give to the Trustee prior written notice of the name and address of the depository institution(s) at which such accounts are maintained and the account number of such accounts. The Master Servicer shall take such actions as are necessary to cause the depository institution holding the Certificate Account and the Interest Reserve Account to hold such account in the name of the Master Servicer as provided in Section 5.1(a), subject to the Master Servicer's (or its Sub-Servicer's) right to direct payments and investments and its rights of withdrawal under this Agreement.

          (c) The Master Servicer shall deposit, or cause to be deposited, into the Certificate Account on the Business Day following receipt (or, in the case of an inadvertent failure to make such deposit on the Business Day following receipt, within 3 Business Days of discovery of such failure and in the case of unscheduled remittances of principal or interest, on the Business Day following identification of the proper application of such amounts), the following amounts received by it (including amounts remitted to the Master Servicer by the Special Servicer from an REO Account pursuant to Section 9.14), other than in respect of interest and principal on the Mortgage Loans, any Serviced Companion Mortgage Loan or any B Note due on or before the Cut-Off Date which shall be remitted to the Depositor (provided that the Master Servicer (I) may retain amounts otherwise payable to the Master Servicer as provided in Section 5.2(a) rather than deposit them into the Certificate Account and (II) shall, rather than deposit them in the Certificate Account, directly remit the Excess Servicing Fees to the holders thereof as provided in Section 5.2(a)(iv))(unless already retained by the applicable holder of the excess servicing rights)):

          (A) Principal: all payments on account of principal, including Principal Prepayments, the principal component of Scheduled Payments, and any Late Collections in respect thereof, on the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note;


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

          (B) Interest: subject to subsection (d) hereof, all payments on account of interest on the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note (minus any portion of any such payment that is allocable to the period prior to the Cut-Off Date which shall be remitted to the Depositor and excluding Interest Reserve Amounts to be deposited in the Interest Reserve Account pursuant to Section 5.1(d) below);

          (C) Liquidation Proceeds: all Liquidation Proceeds with respect to the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note;

          (D) Insurance Proceeds: all Insurance Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

          (E) Condemnation Proceeds: all Condemnation Proceeds other than proceeds to be applied to the restoration or repair of the property subject to the related Mortgage or released to the related Mortgagor in accordance with the Servicing Standard, which proceeds shall be deposited by the Master Servicer into an Escrow Account and not deposited in the Certificate Account;

          (F) REO Income: all REO Income received from the Special Servicer;

          (G) Investment Losses: any amounts required to be deposited by the Master Servicer pursuant to Section 5.1(e) in connection with losses realized on Eligible Investments with respect to funds held in the Certificate Account and amounts required to be deposited by the Special Servicer pursuant to Section 9.14(b) in connection with losses realized on Eligible Investments with respect to funds held in the REO Account;

          (H) Advances: all P&I Advances unless made directly to the Distribution Account;

          (I) Other: all other amounts, including Prepayment Premiums, required to be deposited in the Certificate Account pursuant to this Agreement, including Purchase Proceeds of any Mortgage Loans repurchased by the Seller or substitution shortfall amounts (as described in the fifth paragraph of Section 2.3(a)) paid by the Seller in connection with the substitution of any Qualifying Substitute Mortgage Loans, any other amounts received with respect to any Serviced Companion Mortgage Loan and with respect to any B Note, all other amounts received pursuant to the cure and purchase rights set forth in the applicable Intercreditor Agreement; and

          (J) to the extent not otherwise set forth above, all amounts received from each Non-Serviced Mortgage Loan Master Servicer, Non-Serviced Mortgage Loan Special Servicer or Non-Serviced Mortgage Loan Trustee pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement.

          With respect to any A/B Mortgage Loan, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each an "A/B Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Any A/B Loan Custodial Account shall be held in trust for the benefit of the holder of the related B Note and shall not be part of any REMIC Pool.

          With respect to any Loan Pair, the Master Servicer shall establish and maintain one or more sub-accounts of the Certificate Account (each, a "Serviced Companion Mortgage Loan Custodial Account") into which the Master Servicer shall deposit any amounts described above that are required to be paid to the holder of the related Serviced Companion Mortgage Loan pursuant to the terms of the related Loan Pair Intercreditor Agreement, in each case on the same day as the deposit thereof into the Certificate Account. Each Serviced Companion Mortgage Loan Custodial Account shall be held in trust for the benefit of the holder of the related Serviced Companion Mortgage Loan and shall not be part of any REMIC Pool.

          Remittances from any REO Account to the Master Servicer for deposit in the Certificate Account shall be made by the Special Servicer no later than the Special Servicer Remittance Date.

          (d) The Master Servicer, with respect to each Distribution Date occurring in January (other than in any leap year) and February of each year, shall deposit in the Interest Reserve Account in respect of each Interest Reserve Loan, an amount equal to one day's interest at the related REMIC I Net Mortgage Rate (without any conversion to a 30/360 basis as provided in the definition thereof) on the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the month in which such Distribution Date occurs, to the extent a Scheduled Payment or P&I Advance is timely made in respect thereof for such Due Date (all amounts so deposited in any consecutive January and February in respect of each Interest Reserve Loan, the "Interest Reserve Amount"). For purposes of determining amounts to be deposited into the Interest Reserve Account, the REMIC I Net Mortgage Rate used in this calculation for those months will be calculated without regard to any adjustment for Interest Reserve Amounts or the interest accrual basis as described in the proviso to the definition of "REMIC I Net Mortgage Rate."

          (e) Funds in the Certificate Account (including any A/B Loan Custodial Accounts and Serviced Companion Mortgage Loan Custodial Accounts) and Interest Reserve Account may be invested and, if invested, shall be invested by, and at the risk of, the Master Servicer in Eligible Investments selected by the Master Servicer which shall mature, unless payable on demand, not later than the Business Day immediately preceding the next Master Servicer Remittance Date, and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and the holder of any related Serviced Companion Mortgage Loan or B Note as their interests may appear." None of the Depositor, the Special Servicer, the Mortgagors or the Trustee shall be liable for any loss incurred on such Eligible Investments.

          An amount equal to all income and gain realized from any such investment shall be paid to the Master Servicer as additional servicing compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Master Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Certificate Account (and, solely to the extent that the loss is of an amount credited to an A/B Loan Custodial Account or Serviced Companion Mortgage Loan Custodial Account, deposit to the related A/B Loan Custodial Account or Serviced Companion Mortgage Loan Custodial Account, as the case may be) or Interest Reserve Account, as the case may be, out of its own funds immediately as realized. If the Master Servicer deposits in or transfers to the Certificate Account, any A/B Loan Custodial Account, any Serviced Companion Mortgage Loan Custodial Account or the Interest Reserve Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Certificate Account, such A/B Loan Custodial Account, such Serviced Companion Mortgage Loan Custodial Account or the Interest Reserve Account, as the case may be, any provision herein to the contrary notwithstanding.

          (f) Except as expressly provided otherwise in this Agreement, if any default occurs in the making of a payment due under any Eligible Investment, or if a default occurs in any other performance required under any Eligible Investment, the Trustee may take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings; provided, however, that if the Master Servicer shall have deposited in the Certificate Account, the Serviced Companion Mortgage Loan Custodial Account, the related A/B Loan Custodial Account or the Interest Reserve Account, as applicable, an amount equal to all amounts due under any such Eligible Investment (net of anticipated income or earnings thereon that would have been payable to the Master Servicer as additional servicing compensation) the Master Servicer shall have the sole right to enforce such payment or performance.

          (g) Certain of the Mortgage Loans may provide for payment by the Mortgagor to the Master Servicer of amounts to be used for payment of Escrow Amounts for the account of the Mortgagor. The Master Servicer shall deal with these amounts in accordance with the Servicing Standard, the terms of the related Mortgage Loans and Section 8.3(e) hereof. Within 20 days following the first anniversary of the Closing Date, the Master Servicer shall deliver to the Trustee and the Operating Adviser, for each Mortgage Loan set forth on Schedule VII hereto, a brief statement as to the status of the work or project based on the most recent information provided by the Mortgagor. Schedule VII sets forth those Mortgage Loans as to which an upfront reserve was collected at closing in an amount in excess of $75,000 with respect to specific immediate engineering work, completion of additional construction, environmental remediation or similar one-time projects (but not with respect to escrow accounts maintained for ongoing obligations, such as real estate taxes, insurance premiums, ongoing property maintenance, replacements and capital improvements or debt service). If the work or project is not complete in accordance with the requirements of the escrow, the Master Servicer and the Special Servicer (which shall itself consult with the Operating Adviser) will consult with each other as to whether there exists a material default under the underlying Mortgage Loan documents.


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

          (h) In the case of the Mortgage Loans set forth on Schedule XVIII, as to which the Scheduled Payment is due in a calendar month on a Due Date (including any grace period) that may occur after the end of the Collection Period ending in such calendar month, the Master Servicer shall, unless the Scheduled Payment is received before the end of such Collection Period, make a P&I Advance by deposit to the Certificate Account on the Master Servicer Remittance Date in an amount equal to the Scheduled Payment or the Assumed Scheduled Payment, as applicable, and for purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," such Scheduled Payment or Assumed Scheduled Payment, as applicable, shall be deemed to have been received in such Collection Period.

          Section 5.2 Application of Funds in the Certificate Account and Interest Reserve Account.

          (a) Subsection (I). The Master Servicer shall, from time to time, make withdrawals from the Certificate Account and remit them by wire transfer prior to 12:00 p.m., New York City time, on the related Master Servicer Remittance Date in immediately available funds to the account specified in this Section or otherwise (w) to such account as it shall determine from time to time of amounts payable to the Master Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses (i), (ii), (iii),
(iv), (vi), (viii) and (ix) below; (x) to the account specified in writing by the Trustee from time to time of amounts payable to the Trustee from the Certificate Account (and, insofar as they relate to a B Note, from the related A/B Loan Custodial Account and, insofar as they relate to a Serviced Companion Mortgage Loan, from the Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses (ii), (iii), (v), (vi), (xi), (xii) and (xiii) below; and
(y) to the Special Servicer from time to time of amounts payable to the Special Servicer from the Certificate Account (or, insofar as they relate to a B Note, from the related A/B Loan Custodial Account or, insofar as they relate to a Serviced Companion Mortgage Loan, from the related Serviced Companion Mortgage Loan Custodial Account) pursuant to clauses (i), (iv), (vi), (vii) and (ix) below of the following amounts, from the amounts specified for the following purposes:

               (i) Fees: the Master Servicer shall pay (A) to itself Late Fees (in excess of amounts used to pay Advance Interest) relating to Mortgage Loans, Serviced Companion Mortgage Loans or B Notes which are not Specially Serviced Mortgage Loans, Modification Fees relating to Mortgage Loans, Serviced Companion Mortgage Loans or B Notes which are not Specially Serviced Mortgage Loans as provided in Section 8.18, 50% of any assumption fees payable under Section 8.7(a) or 8.7(b), 100% of any extension fees payable under Section 8.10 or other fees payable to the Master Servicer hereunder and (B) directly to the Special Servicer, 50% of any assumption fees as provided in Section 8.7(a), 50% of any assumption fees as provided in Section 8.7(b), all assumption fees relating to Specially Serviced Mortgage Loans, Modification Fees and other fees collected on Specially Serviced Mortgage Loans, in each case to the extent provided for herein from funds paid by the applicable Mortgagor, and Late Fees and default interest collected on any Specially Serviced Mortgage Loan in excess of Advance Interest payable to the Master Servicer, the Trustee or the Fiscal Agent in respect of such Specially Serviced Mortgage Loan (which Advance Interest the Master Servicer shall retain or pay to the Trustee or the Fiscal Agent, as the case may be, to the extent provided for in this Agreement) to the extent the Special Servicer is entitled to such Late Fees and default interest under Section 4.5;

               (ii) Servicing Advances (including amounts later determined to be Nonrecoverable Advances): (A) in the case of all Mortgage Loans, Serviced Companion Mortgage Loans and B Notes, subject to clause (B) below and subsection
(iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) prior to a Final Recovery Determination or determination in accordance with
Section 4.4 that any Advance is a Nonrecoverable Advance, Servicing Advances on the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note, as applicable, from payments made by the related Mortgagor of the amounts to which a Servicing Advance relates or from REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a Servicing Advance has been or is being reimbursed, any related Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes that are not Specially Serviced Mortgage Loans) and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loan and B Notes that are not Specially Serviced Mortgage Loans) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) after a Final Recovery Determination or determination that any Servicing Advance on the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note is a Nonrecoverable Advance, any Servicing Advances made on the related Mortgage Loan, related Serviced Companion Mortgage Loan, related B Note or REO Property from any funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan, Serviced Companion Mortgage Loan, B Note or REO Property) and pay Advance Interest thereon first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes that are not Specially Serviced Mortgage Loans) and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans (and any Serviced Companion Mortgage Loans and B Notes that are not Specially Serviced Mortgage Loans) or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account and (B) in the case of any Non-Serviced Mortgage Loan and from any funds on deposit in the Certificate Account, to reimburse the applicable Non-Serviced Mortgage Loan Master Servicer, the applicable Non-Serviced Mortgage Loan Special Servicer, the applicable Non-Serviced Mortgage Loan Trustee and the applicable Non-Serviced Mortgage Loan Fiscal Agent for Pari Passu Loan Nonrecoverable Advances and any accrued and unpaid interest thereon provided for under the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement;


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

               (iii) P&I Advances (including amounts later to be determined to be Nonrecoverable Advances): in the case of all Mortgage Loans, subject to subsection (iv) of Section 5.2(a)(II), to reimburse or pay to the Master Servicer, the Trustee and the Fiscal Agent, pursuant to Section 4.6, (x) if prior to a Final Recovery Determination or determination that any Advance is a Nonrecoverable Advance, any P&I Advances from Late Collections made by the Mortgagor of the amounts to which a P&I Advance relates, or REO Income from the related REO Property or from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or Purchase Proceeds and, to the extent that a P&I Advance has been or is being reimbursed, any related Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed, and then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account; provided that, Late Fees and default interest will be applied on a "pool basis" for non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis" (under which Late Fees and default interest will be offset against the Advance Interest arising only from the particular Specially Serviced Mortgage Loan) for Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed or (y) if after a Final Recovery Determination or determination in accordance with Section 4.4 that any P&I Advance on the related Mortgage Loan is a Nonrecoverable Advance, any P&I Advances made on the related Mortgage Loan or REO Property from funds on deposit in the Certificate Account (regardless of whether such amount was recovered from the applicable Mortgage Loan or REO Property) and any Advance Interest thereon, first, from Late Fees and default interest collected during the Collection Period during which such Advance is reimbursed (applying such Late Fees and default interest on a "pool basis" for all non-Specially Serviced Mortgage Loans and on a "loan-by-loan basis", as described above, for all Specially Serviced Mortgage Loans, as the case may be, to the payment of Advance Interest on all Advances on such non-Specially Serviced Mortgage Loans or such Specially Serviced Mortgage Loans, as the case may be, then being reimbursed), then from Excess Liquidation Proceeds then available and then from any other amounts on deposit in the Certificate Account;

               (iv) Servicing Fees and Special Servicer Compensation: to pay to itself the Master Servicing Fee, subject to reduction for any Compensating Interest, to pay to the Special Servicer the Special Servicing Fee and the Work-Out Fee and to pay to the parties entitled thereto the Excess Servicing Fees (to the extent not previously retained by any of such parties);

               (v) Trustee Fee: to pay to the Distribution Account for withdrawal by the Trustee, the Trustee Fee;

               (vi) Expenses of Trust: to pay to the Person entitled thereto any amounts specified herein to be Additional Trust Expenses (at the time set forth herein or in the definition thereof), the payment of which is not more specifically provided for in this Agreement; provided that the Depositor shall not be entitled to receive reimbursement for performing its duties under this Agreement;

               (vii) Liquidation Fees: upon the occurrence of a Final Recovery Determination to pay to the Special Servicer from the Certificate Account, the amount certified


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

by the Special Servicer equal to the Liquidation Fee, to the extent provided in
Section 9.11 hereof;

               (viii) Investment Income: to pay to itself income and gain realized on the investment of funds deposited in the Certificate Account (including any A/B Loan Custodial Accounts and Serviced Companion Mortgage Loan Custodial Accounts);

               (ix) Prepayment Interest Excesses: to pay to the Master Servicer the amount of the aggregate Prepayment Interest Excesses relating to Mortgage Loans which are not Specially Serviced Mortgage Loans (to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans); and to pay to the Special Servicer the amount of the aggregate Prepayment Interest Excesses relating to Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments (not from Liquidation Proceeds or from modifications to Specially Serviced Mortgage Loans), to the extent not offset by Prepayment Interest Shortfalls relating to such Mortgage Loans.

               (x) Correction of Errors: to withdraw funds deposited in the Certificate Account in error;

               (xi) Distribution Account: to make payment on each Master Servicer Remittance Date of the remaining amounts in the Certificate Account (including any Excess Interest) to the Distribution Account (or in the case of any Excess Interest, deposit to the Excess Interest Sub-account under Section 5.3(b)) other than amounts held for payment in future periods or pursuant to clause (xii) below;

               (xii) Reserve Account: to make payment on each Master Servicer Remittance Date to the Reserve Account, any Excess Liquidation Proceeds (subject to Section 4.6(c)); and

               (xiii) Clear and Terminate: to clear and terminate the Certificate Account pursuant to Section 8.29;

provided, however, that in the case of any B Note:

          (A) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i),
          (ii), (iii), (iv), (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such A/B Mortgage Loan and is allocable to the A/B Mortgage Loan pursuant to this Agreement or the related Intercreditor Agreement, and the Master Servicer shall also be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts transferred to such related A/B Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29;

          (B) the Master Servicer shall be entitled to make transfers from time to time, from the related A/B Loan Custodial Account to the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of an A Note is entitled under the A/B Mortgage Loan and the related Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums in respect of the A Note (whether or not by operation of any provision of the related Intercreditor Agreement that entitles the holder of such A Note to receive remittances in amounts calculated without regard to any modification, waiver or amendment of the economic terms of such A
          Note)); and

          (C) the Master Servicer shall on each Master Servicer Remittance Date remit to the holder of the related B Note all amounts on deposit in such A/B Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such B Note is entitled thereto under the related Intercreditor Agreement (including by way of the operation of any provision of the related Intercreditor Agreement that entitles the holder of such B Note to reimbursement of cure payments made by it).

and provided further, however, that in the case of any Serviced Companion Mortgage Loan:

          (A) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of amounts necessary for the payments or reimbursement of amounts described in any one or more of clauses (i), (ii), (iii), (iv), (v),
          (vi), (vii), (viii), (ix) and (xii) above, but only insofar as the payment or reimbursement described therein arises from or is related solely to such Loan Pair and is allocable to the Serviced Companion Mortgage Loan, and the Master Servicer shall also be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of amounts transferred to such related Serviced Companion Mortgage Loan Custodial Account in error, and amounts necessary for the clearing and termination of the Certificate Account pursuant to Section 8.29; provided, however that the Master Servicer shall not be entitled to make transfers from the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account (other than amounts previously transferred from the related Serviced Companion Mortgage Loan Custodial Account in accordance with this clause (A)) of amounts necessary for the payment or reimbursement of amounts described in any one or more of the foregoing clauses;

          (B) the Master Servicer shall be entitled to make transfers from time to time, from the related Serviced Companion Mortgage Loan Custodial Account to the portion of the Certificate Account that does not constitute any Serviced Companion Mortgage Loan Custodial Account, of amounts not otherwise described in clause (A) above to which the holder of a Serviced Pari Passu Mortgage Loan is entitled under the related Loan Pair Intercreditor Agreement (including in respect of interest, principal and Prepayment Premiums); and

          (C) the Master Servicer shall, one (1) Business Day after the related Determination Date, remit to the holder of the related Serviced Companion Mortgage Loan all amounts on deposit in such related Serviced Companion Mortgage Loan Custodial Account (net of amounts permitted or required to be transferred therefrom as described in clauses (A) and/or (B) above), to the extent that the holder of such Serviced Companion Mortgage Loan is entitled thereto under the related Loan Pair Intercreditor Agreement.

          No decision by the Master Servicer, the Trustee or the Fiscal Agent under either this Section 5.2(a) or subsection (iv) of Section 5.2(a)(II), to defer the reimbursement of Advances and/or Advance Interest shall be construed as an agreement by the Master Servicer to subordinate (in respect of realizing losses), to any Class of Certificates, such party's right to such reimbursement during such period of deferral.

          Expenses incurred with respect to an A/B Mortgage Loan shall be allocated in accordance with the related Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and B Note for the purpose of justifying any withdrawal or transfer from the Certificate Account and any A/B Loan Custodial Account. If funds collected in respect of the A Notes are insufficient to pay the Master Servicing Fee, then the Master Servicer shall be entitled to withdraw the amount of such shortfall from the collections on, and other proceeds of, the B Note that are held in the related A/B Loan Custodial Account. The Master Servicer shall not be permitted to withdraw any funds from the portion of the Certificate Account that does not constitute the A/B Loan Custodial Account unless there are no remaining funds in the related A/B Loan Custodial Account available and required to be paid in accordance with the related Intercreditor Agreement.

          Expenses incurred with respect to any Loan Pair shall be allocated in accordance with the related Loan Pair Intercreditor Agreement. The Master Servicer shall keep and maintain a separate accounting for each Mortgage Loan and Serviced Companion Mortgage Loan for the purpose of justifying any withdrawal or transfer from the Certificate Account and each Serviced Companion Mortgage Loan Custodial Account.

          Subsection (II). The provisions of this subsection II of this Section 5.2(a) shall apply notwithstanding any contrary provision of subsection (I) of this Section 5.2(a):

               (i) Identification of Workout-Delayed Reimbursement Amounts: If any Advance made with respect to any Mortgage Loan on or before the date on which such Mortgage Loan becomes (or, but for the requirement that the Mortgagor shall have made three consecutive scheduled payments under its modified terms, would then constitute) a Rehabilitated Mortgage Loan, together with Advance Interest accrued thereon, is not, pursuant to the operation of the provisions of
          Section 5.2(a)(I), reimbursed to the Person who made such Advance on or before the date, if any, on which such Mortgage Loan becomes a Rehabilitated Mortgage Loan, such Advance, together with such Advance

          Interest, shall constitute a "Workout-Delayed Reimbursement Amount" to the extent that such amount has not been determined to constitute a Nonrecoverable Advance. All references herein to "Workout-Delayed Reimbursement Amount" shall be construed always to mean the related Advance and any Advance Interest thereon, together with any further Advance Interest that accrues on the unreimbursed portion of such Advance from time to time in accordance with the other provisions of this Agreement. That any amount constitutes all or a portion of any Workout-Delayed Reimbursement Amount shall not in any manner limit the right of any Person hereunder to determine that such amount instead constitutes a Nonrecoverable Advance.

               (ii) General Relationship of Provisions. Subsection (iii) below (subject to the terms and conditions thereof) sets forth the terms of and conditions to the right of a Person to be reimbursed for any Workout-Delayed Reimbursement Amount to the extent that such Person is not otherwise entitled to reimbursement and payment of such Workout-Delayed Reimbursement Amount pursuant to the operation of
          Section 5.2(a)(I) above. Subsection (iv) below (subject to the terms and conditions thereof) authorizes the Master Servicer to abstain from reimbursing itself (or, if applicable, the Trustee or the Fiscal Agent to abstain from obtaining reimbursement) for Nonrecoverable Advances under certain circumstances at its sole option. Upon any determination that all or any portion of a Workout-Delayed Reimbursement Amount constitutes a Nonrecoverable Advance, then the reimbursement or payment of such amount (and any further Advance Interest that may accrue thereon) shall cease to be subject to the operation of subsection (iii) below, such amount (and further Advance Interest) shall be as fully payable and reimbursable to the relevant Person as would any other Nonrecoverable Advance (and Advance Interest thereon) and, as a Nonrecoverable Advance, such amount may become the subject of the Master Servicer's (or, if applicable, the Trustee's or the Fiscal Agent's) exercise of its sole option authorized by subsection
          (iv) below.

               (iii) Reimbursements of Workout-Delayed Reimbursement Amounts:
          The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent, as applicable, shall be entitled to reimbursement and payment for all Workout-Delayed Reimbursement Amounts in each Collection Period; provided, however, that the aggregate amount (for all such Persons collectively) of such reimbursements and payments in such Collection Period shall not exceed (and the reimbursement and payment shall be made from) the aggregate amount in the Collection Account allocable to principal received with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances) and net of any Nonrecoverable Advances then outstanding and reimbursable from such principal in accordance with
          Section 5.2(a)(II)(iv) below. As and to the extent provided in clause
          (II)(A) of the definition thereof, the Principal Distribution Amount for the Distribution Date related to such Collection Period shall be reduced to the extent that such payment or reimbursement of a Workout-Delayed Reimbursement Amount is made from the aggregate amount in the Collection Account allocable to principal pursuant to the preceding sentence.

               (iv) Reimbursement of Nonrecoverable Advances; Sole Option to Abstain from Reimbursements of Certain Nonrecoverable Advances. To the extent that Section 5.2(a)(I) otherwise entitles the Master Servicer to reimbursement for any Nonrecoverable Advance (or payment of Advance Interest thereon from a source other than Late Fees and default interest on the related Mortgage Loan) during any Collection Period, then, notwithstanding any contrary provision of subsection (I) above,
          (a) to the extent that one or more such reimbursements and payments of Nonrecoverable Advances (and such Advance Interest thereon) are made, such reimbursements and payments shall be made, first, from the aggregate amount in the Collection Account allocable to principal received with respect to the Mortgage Loans for such Collection Period contemplated by clause (I)(A) of the definition of Principal Distribution Amount (but not including any such amounts that constitute Advances, and prior to any deduction for Workout-Delayed Reimbursement Amounts (and Advance Interest thereon) that were reimbursed or paid during the related Collection Period from amounts allocable to principal received with respect to the Mortgage Loans, as described by clause (II)(A) of the definition of Principal Distribution Amount and pursuant to subsection (iii) of Section 5.2(a)(II)), and then from other collections (including interest) on the Mortgage Loans for such Collection Period, provided, that if interest is used to reimburse such Nonrecoverable Advances, the party entitled to such reimbursement shall notify the Rating Agencies at least fifteen (15) days prior to such reimbursement, unless circumstances exist that are extraordinary in the sole discretion of such party, and (b) if and to the extent that the amount of such a Nonrecoverable Advance (and Advance Interest thereon), together with all Nonrecoverable Advances (and Advance Interest thereon) theretofore reimbursed during such Collection Period, would exceed such principal on the Mortgage Loans for such Collection Period (and Advance Interest thereon), the Master Servicer (and the Trustee or the Fiscal Agent, as applicable, if it made the relevant Advance) is hereby authorized (but shall not be construed to have any obligation whatsoever), if it elects at its sole option, to abstain from reimbursing itself (notwithstanding that it is entitled to such reimbursement) during that Collection Period for all or a portion of such Nonrecoverable Advance (and Advance Interest thereon), provided that the aggregate amount that is deferred with respect to all Nonrecoverable Advances (and Advance Interest thereon) with respect to all Mortgage Loans for any particular Collection Period is less than or equal to such excess described above in this clause (b). If the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) makes such an election at its sole option to defer reimbursement with respect to all or a portion of a Nonrecoverable Advance (and Advance Interest thereon), then such Nonrecoverable Advance (and Advance Interest thereon) or portion thereof shall continue to be fully reimbursable in any subsequent Collection Period to the same extent as set forth above. In connection with a potential election by the Master Servicer to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof during the Collection Period for any Distribution Date, the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) shall further be authorized to wait for principal collections to be received before making its determination of whether to abstain from the reimbursement of a particular Nonrecoverable Advance or portion thereof until the end of the Collection Period.

               None of the Master Servicer, the Trustee or the Fiscal Agent shall have any liability whatsoever for making an election, or refraining from making an election, that is authorized under this subsection (II)(iv). The foregoing shall not, however, be construed to limit any liability that may otherwise be imposed on such Person for any failure by such Person to comply with the conditions to making such an election under this subsection
     (II)(iv) or to comply with the terms of this subsection (II)(iv) and the other provisions of this Agreement that apply once such an election, if any, has been made.

               Any election by the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to abstain from reimbursing itself for any Nonrecoverable Advance (and Advance Interest thereon) or portion thereof with respect to any Collection Period shall not be construed to impose on the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) any obligation to make such an election (or any entitlement in favor of any Certificateholder or any other Person to such an election) with respect to any subsequent Collection Period or to constitute a waiver or limitation on the right of the Master Servicer (or the Trustee or the Fiscal Agent, as applicable) to otherwise be reimbursed for such Nonrecoverable Advance (and Advance Interest thereon). Any election by the Master Servicer, the Trustee or the Fiscal Agent to abstain from reimbursing itself for any Nonrecoverable Advance or portion thereof with respect to any one or more Collection Periods shall not limit the accrual of Advance Interest on the unreimbursed portion of such Nonrecoverable Advance for the period prior to the actual reimbursement of such Nonrecoverable Advance. None of the Master Servicer, the Trustee, the Fiscal Agent or the other parties to this Agreement shall have any liability to one another or to any of the Certificateholders or any holder of a B Note or Serviced Companion Mortgage Loan for any such election that such party makes as contemplated by this subsection or for any losses, damages or other adverse economic or other effects that may arise from such an election. The foregoing statements in this paragraph shall not limit the generality of the statements made in the immediately preceding paragraph. Notwithstanding the foregoing, none of the Master Servicer, the Trustee or the Fiscal Agent shall have the right to abstain from reimbursing itself for any Nonrecoverable Advance to the extent of the amount described in clause (I)(A) of the definition of Principal Distribution Amount.

               (v) Reimbursement Rights of the Master Servicer, Special Servicer, Trustee and Fiscal Agent Are Senior. Nothing in this Agreement shall be deemed to create in any Certificateholder a right to prior payment of distributions over the Master Servicer's, the Special Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement for Advances plus Advance Interest (whether those that constitute Workout-Delayed Reimbursement Amounts, those that have been the subject of the Master Servicer's election authorized in subsection
          (iv) or otherwise).

          (b) Scheduled Payments due in a Collection Period succeeding the Collection Period relating to such Master Servicer Remittance Date, Principal Prepayments received after the related Collection Period, or other amounts not distributable on the related Distribution Date, shall be held in the Certificate Account (or sub-account thereof) and shall be distributed on the Master Servicer Remittance Date or Dates to which such succeeding Collection Period or Periods relate, provided, however, that as to the Mortgage Loans set forth on Schedule XVIII, for which the Scheduled Payment due each month is due on a Due Date (including any grace period) that may occur after the end of the Collection Period in such month, sums received by the Master Servicer with respect to such Scheduled Payment but after the end of such Collection Period shall be applied by the Master Servicer to reimburse any related P&I Advance made pursuant to
Section 5.1(h), and the Master Servicer shall remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Principal Prepayments and Balloon Payments received after the end of such Collection Period but no later than the second Business Day immediately preceding such Master Servicer Remittance Date on the Mortgage Loans set forth on Schedule XVIII. The Master Servicer shall use its best efforts to remit to the Distribution Account on any Master Servicer Remittance Date for a Collection Period any Balloon Payments received after the date that is two Business Days immediately preceding the related Master Servicer Remittance Date and prior to the Distribution Date. In connection with the deposit of any Balloon Payments to the Distribution Account in accordance with the immediately preceding sentence, the Master Servicer shall promptly notify the Trustee and the Trustee shall, if it has already reported anticipated distributions to the Depository, use commercially reasonable efforts to cause the Depository to make the revised distribution on a timely basis on such Distribution Date. Neither the Master Servicer nor the Trustee shall be liable or held responsible for any resulting delay or failure in the making of such distribution to Certificateholders. For purposes of the definition of "Available Distribution Amount" and "Principal Distribution Amount," the Scheduled Payments and Principal Prepayments referred to in the proviso to the first sentence of this subsection (b) shall be deemed to have been collected in the prior Collection Period.

          (c) On each Master Servicer Remittance Date in March of every year commencing in March 2005, the Master Servicer shall withdraw all amounts then in the Interest Reserve Account and deposit such amounts into the Distribution Account.

          Section 5.3 Distribution Account and Reserve Account.

          (a) The Trustee shall establish (with respect to clause (i), on or prior to the Closing Date, and with respect to clause (ii), on or prior to the date the Trustee determines is necessary) and maintain in its name, (i) an account (the "Distribution Account"), to be held in trust for the benefit of the Holders until disbursed pursuant to the terms of this Agreement, titled:
"LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, Distribution Account" and (ii) an account (the "Reserve Account") to be held in trust for the benefit of the holders of interests in the Trust until disbursed pursuant to the terms of this Agreement, titled: "LaSalle Bank National Association, as Trustee, in trust for the benefit of the Holders of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, Reserve Account." The Distribution Account and the Reserve Account shall be Eligible Accounts. Funds in the Reserve Account shall not be invested. The Distribution Account and Reserve Account shall be held separate and apart from and shall not be commingled


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with any other monies including, without limitation, other monies of the Trustee held under this Agreement.

          Funds in the Distribution Account may be invested and, if invested, shall be invested by, and at the risk of, the Trustee in Eligible Investments selected by the Trustee which shall mature, unless payable on demand, not later than such time on the Distribution Date which will allow the Trustee to make withdrawals from the Distribution Account under Section 5.3(b), and any such Eligible Investment shall not be sold or disposed of prior to its maturity unless payable on demand. All such Eligible Investments shall be made in the name of "LaSalle Bank National Association, as Trustee for the Holders of the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and the holder of any related B Note as their interests may appear." None of the Depositor, the Mortgagors, the Special Servicer or the Master Servicer shall be liable for any loss incurred on such Eligible Investments.

          An amount equal to all income and gain realized from any such investment shall be paid to the Trustee as additional compensation and shall be subject to its withdrawal at any time from time to time. The amount of any losses incurred in respect of any such investments shall be for the account of the Trustee which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the Distribution Account, as the case may be, out of its own funds immediately as realized. If the Trustee deposits in or transfers to the Distribution Account, as the case may be, any amount not required to be deposited therein or transferred thereto, it may at any time withdraw such amount or retransfer such amount from the Distribution Account, as the case may be, any provision herein to the contrary notwithstanding.

          (b) The Trustee shall deposit into the Distribution Account or the Reserve Account, as applicable, on the Business Day received all moneys remitted by the Master Servicer pursuant to this Agreement, including P&I Advances made by the Master Servicer, the Trustee and the Fiscal Agent and all Excess Liquidation Proceeds. The Trustee shall deposit amounts constituting collections of Excess Interest on the Mortgage Loans into the Excess Interest Sub-account. On any Master Servicer Remittance Date, the Master Servicer shall have no duty to remit to the Distribution Account any amounts other than amounts held in the Certificate Account and collected during the related Collection Period as provided in clauses (v) and (xi) of Section 5.2(a) and the P&I Advance Amount and, on the Master Servicer Remittance Date occurring in March of any year, commencing in March 2005, amounts held in the Interest Reserve Account. The Trustee shall make withdrawals from the Distribution Account (including the Excess Interest Sub-account) and the Reserve Account only for the following purposes:

               (i) to withdraw amounts deposited in the Distribution Account in error and pay such amounts to the Persons entitled thereto;

               (ii) to pay any amounts payable to the Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent (including the Trustee's
Fee), or other expenses or other amounts permitted to be paid hereunder and not previously paid to such Persons pursuant to Section 5.2;

               (iii) to make distributions to the Certificateholders pursuant to
Section 6.5; and


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               (iv) to clear and terminate the Distribution Account pursuant to
Section 10.2.

          Section 5.4 Trustee Reports.

          (a) On or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee by the Master Servicer (no later than 1:00 p.m., New York time on the Report Date), the Trustee shall make available to any interested party via its internet website initially located at "www.etrustee.net" (the "Trustee's Website"), (i) the Monthly Certificateholders Report (substantially in the form of Exhibit M), (ii) a report containing information regarding the Mortgage Loans as of the end of the related Collection Period, which report shall contain substantially the categories of information regarding the Mortgage Loans set forth in Appendix I to the Final Prospectus Supplement and shall be presented in tabular format substantially similar to the format utilized in such Appendix I which report may be included as part of the Monthly Certificateholders Report, (iii) the Loan Periodic Update File, Loan Setup File, Bond Level File and the Collateral Summary File, (iv) the Monthly Additional Report on Recoveries and Reimbursements, (v) the supplemental reports set forth in paragraph (b) of the definition of Unrestricted Servicer Reports and (vi) as a convenience for interested parties (and not in furtherance of the distribution thereof under the securities laws), the Final Prospectus Supplement and this Agreement.

          In addition, on or prior to each Distribution Date, based on information provided in monthly reports prepared by the Master Servicer and the Special Servicer and delivered to the Trustee in accordance herewith, the Trustee shall make available via the Trustee's Website, on a restricted basis, the Restricted Servicer Reports (including the Property File on or prior to each Distribution Date, commencing in March 2004). The Trustee shall provide access to the Restricted Servicer Reports, upon request, to each Certificateholder, each of the parties to this Agreement, each of the Rating Agencies, each of the Underwriters, the Operating Adviser, the Placement Agent, any prospective purchaser of the Certificates and any Certificate Owner upon receipt (which may be in electronic form) from such person of an Investor Certificate in the form of Exhibit Y, and any other person upon the direction of the Depositor, the Placement Agent or any Underwriter.

          The Trustee makes no representations or warranties as to the accuracy or completeness of any report, document or other information made available on the Trustee's Website and assumes no responsibility therefor. The Trustee shall be entitled to conclusively rely on any information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify such information and the Trustee may disclaim responsibility for any information distributed by the Trustee for which it is not the original source. In connection with providing access to the Trustee's Website, the Trustee, may require registration and the acceptance of a disclaimer. None of the Master Servicer, the Special Servicer or the Trustee shall be liable for the dissemination of information in accordance with this Agreement; provided that this sentence shall not in any way limit the liability the Trustee may otherwise have in the performance of its duties hereunder.

          (b) Subject to Section 8.15, upon advance written request, if required by federal regulation, of any Certificateholder (or holder of a Serviced Companion Mortgage Loan


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

or B Note) that is a savings association, bank, or insurance company, the Trustee shall provide (to the extent in its possession) to each such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B
Note) such reports and access to non-privileged information and documentation regarding the Mortgage Loans and the Certificates as such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or successor or other regulatory authorities with respect to investment in the Certificates; provided that the Trustee shall be entitled to be reimbursed by such Certificateholder (or such holder of a Serviced Companion Mortgage Loan or B Note) for the Trustee's actual expenses incurred in providing such reports and access. The holder of a B Note shall be entitled to receive information and documentation only with respect to its related A/B Mortgage Loan and the holder of a Serviced Companion Mortgage Loan shall be entitled to receive information and documentation only with respect to its related Loan Pair, pursuant hereto.

          (c) Upon written request, the Trustee shall send to each Person who at any time during the calendar year was a Certificateholder of record, customary information as the Trustee deems may be necessary or desirable for such Holders to prepare their federal income tax returns.

          (d) Reserved

          (e) The Trustee shall afford the Rating Agencies, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Operating Adviser, any Certificateholder, the Luxembourg Paying Agent, prospective Certificate Owner or any Person reasonably designated by the Placement Agent, or any Underwriter upon reasonable notice and during normal business hours, reasonable access to all relevant, non-attorney privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all other relevant matters relating to this Agreement, and access to Responsible Officers of the Trustee.

          (f) Copies (or computer diskettes or other digital or electronic formats of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items of this Section 5.4 shall be made available by the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment by the requesting party (other than the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent, the Operating Adviser, the Placement Agent or any Underwriter or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

          (g) The Trustee shall make available at its Corporate Trust Office (either in physical or electronic form), during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, any prospective Certificate Owner, the Placement Agent, the Underwriters, each Rating Agency, the Special Servicer, the Operating Adviser, the Depositor, and solely as with respect to any A/B Mortgage Loan, the holder of the B Note and solely as with respect to any Loan Pair, the holder of the Serviced Companion Mortgage Loan, originals or copies of, among other things, any Phase I Environmental Report or engineering report prepared or appraisals performed in respect of each Mortgaged Property provided, however, that the Trustee shall be permitted to require payment


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

by the requesting party (other than either Rating Agency or the Operating Adviser) of a sum sufficient to cover the reasonable expenses actually incurred by the Trustee of providing access or copies (including electronic or digital copies) of any such information reasonably requested in accordance with the preceding sentence.

          Section 5.5 Trustee Tax Reports. The Trustee shall perform all reporting and other tax compliance duties that are the responsibility of each REMIC Pool and the Class S Grantor Trust under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Consistent with this Pooling and Servicing Agreement, the Trustee shall provide or cause to be provided (i) to the United States Treasury or other Persons (including, but not limited to, the Transferor of a Class R-I, Class R-II, Class R-III or Class R-IP Certificate, to a Disqualified Organization or to an agent that has acquired a Class R-I, Class R-II, Class R-III or Class R-IP Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Class R-I, Class R-II, Class R-III or Class R-IP Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions; in the case of (i), subject to reimbursement of expenses relating thereto in accordance with Section 7.12. The Master Servicer shall on a timely basis provide the Trustee with such information concerning the Mortgage Loans as is necessary for the preparation of the tax or information returns or receipts of each REMIC Pool as the Trustee may reasonably request from time to time. The Special Servicer is required to provide to the Master Servicer all information in its possession with respect to the Specially Serviced Mortgage Loans in order for the Master Servicer to comply with its obligations under this Section 5.5. The Trustee shall be entitled to conclusively rely on any such information provided to it by the Master Servicer or the Special Servicer and shall have no obligation to verify any such information.

                                   ARTICLE VI

                                  DISTRIBUTIONS

          Section 6.1 Distributions Generally. Subject to Section 10.2(a), respecting the final distribution on the Certificates, on each Distribution Date, the Trustee shall (1) first, withdraw from the Distribution Account and pay to the Fiscal Agent and Trustee any unpaid fees, expenses and other amounts then required to be paid pursuant to this Agreement, and then at the written direction of the Master Servicer, withdraw from the Distribution Account and pay to the Master Servicer and the Special Servicer any unpaid servicing compensation or other amounts currently required to be paid pursuant to this Agreement (to the extent not previously retained or withdrawn by the Master Servicer from the Certificate Account), and (2) second, make distributions in the manner and amounts set forth below.

          Each distribution to Holders of Certificates shall be made by check mailed to such Holder's address as it appears on the Certificate Register of the Certificate Registrar or, upon written request to the Trustee on or prior to the related Record Date (or upon standing instructions given to the Trustee on the Closing Date prior to any Record Date, which instructions may be revoked at any time thereafter upon written notice to the Trustee five days prior to the related Record Date) made by a Certificateholder by wire transfer in immediately available funds to an account specified in the request of such Certificateholder; provided, that (i) remittances to the Trustee shall be made by wire transfer of immediately available funds to the


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

Distribution Account and the Reserve Account; and (ii) the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at such location specified by the Trustee in a notice delivered to Certificateholders pursuant to Section 10.2(a). If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day without compensation for such delay. All distributions or allocations made with respect to Holders of Certificates of a Class on each Distribution Date shall be made or allocated among the outstanding Interests in such Class in proportion to their respective initial Certificate Balances or Percentage Interests for the Class X Certificates.

          Section 6.2 International Plaza Pari Passu Loan REMIC.

          (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the International Plaza Pari Passu Loan REMIC Regular Interest, for the following purposes and in the following order of priority:

               (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to the International Plaza Pari Passu Loan or related REO Property, Distributable Certificate Interest to the International Plaza Pari Passu Loan REMIC Regular Interest;

               (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to the International Plaza Pari Passu Loan or related REO Property, principal to the International Plaza Pari Passu Loan REMIC Regular Interest, until the Certificate Balance thereof is reduced to zero;

               (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the International Plaza Pari Passu Loan REMIC Regular Interest, plus interest on such Realized Losses previously allocated thereto, at the applicable Pass-Through Rate; and

               (iv) thereafter, to the Class R-IP Certificateholders with respect to the International Plaza Pari Passu Loan REMIC Residual Interest at such time as the Certificate Balance of the International Plaza Pari Passu Loan REMIC Regular Interest has been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holder of the International Plaza Pari Passu Loan REMIC Regular Interest, any amounts remaining.

          Section 6.3 REMIC I.

          (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interests, for the following purposes and in the following order of priority:

               (i) from the portion of the Available Distribution Amount attributable to interest collected or deemed collected on or with respect to each Majority Mortgage Loan or related REO Property and the International Plaza Pari Passu Loan REMIC Regular Interest, Distributable Certificate Interest to each Corresponding REMIC I Regular Interest;

               (ii) from the portion of the Available Distribution Amount attributable to principal collected or deemed collected on or with respect to each Majority Mortgage Loan or


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

related REO Property and the International Plaza Pari Passu Loan REMIC Regular Interest, principal to the Corresponding REMIC I Regular Interest, until the Certificate Balance thereof is reduced to zero;

               (iii) any remaining funds, to reimburse any Realized Losses previously allocated to the REMIC I Regular Interests, plus interest on such Realized Losses previously allocated thereto, at the applicable Pass-Through Rates; and

               (iv) thereafter, to the Class R-I Certificateholders (in respect of the REMIC I Residual Interest) at such time as the Certificate Balance of all Classes of REMIC I Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC I Regular Interests, any amounts remaining.

          Section 6.4 REMIC II.

          (a) On each Distribution Date, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, for the following purposes and in the following order of priority:

               (i) an amount equal to Distributable Certificate Interest for the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates and Class X-2 Certificates to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest A-4D, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S, divided among such REMIC II Regular Interests in proportion to (A) in the case of the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C and REMIC II Regular Interest A-4D, the Accrued Certificate Interest for such Distribution Date and (B) in the case of REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II


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

Regular Interest S, the product of (a) the Certificate Balance of such Interest and (b) one-twelfth of the sum of the related Class X-1 Strip Rate and the related Class X-2 Strip Rate (if any);

               (ii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C and REMIC II Regular Interest A-4D, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: (A) first, to the REMIC II Regular Interest A-1A until the Certificate Balance of REMIC II Regular Interest A-1A is reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1A, to the REMIC II Regular Interest A-1B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A), until the Certificate Balance of the REMIC II Regular Interest A-1B has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-1B, to the REMIC II Regular Interest A-1C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A and A-1B), until the Certificate Balance of the REMIC II Regular Interest A-1C has been reduced to zero; (B) second, to the REMIC II Regular Interest A-2A, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B and A-1C), until the Certificate Balance of the REMIC II Regular Interest A-2A has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-2A, to the REMIC II Regular Interest A-2B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C and A-2A), until the Certificate Balance of the REMIC II Regular Interest A-2B has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-2B, to the REMIC II Regular Interest A-2C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A and A-2B), until the Certificate Balance of the REMIC II Regular Interest A-2C has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-2C, to the REMIC II Regular Interest A-2D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B and A-2C), until the Certificate Balance of the REMIC II Regular Interest A-2D has been reduced to zero; (C) third, to the REMIC II Regular Interest A-3, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C and A-2D), until the Certificate Balance of the REMIC II Regular Interest A-3 has been reduced to zero; and (D) fourth, to the REMIC II Regular Interest A-4A, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D and A-3), until the Certificate Balance of the REMIC II Regular Interest A-4A has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-4A, to the REMIC II Regular Interest A-4B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D, A-3 and A-4A), until the Certificate Balance of the REMIC II Regular Interest A-4B has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-4B, to the REMIC II Regular Interest A-4C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D, A-3, A-4A and A-4B), until the Certificate Balance of the REMIC II Regular Interest A-4C has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-4C, to the REMIC II Regular Interest A-4D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed to the REMIC II Regular Interest A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D, A-3, A-4A, A-4B and A-4C), until the Certificate Balance of the REMIC II Regular Interest A-4D has been reduced to zero;

               (iii) to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest A-4D, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S, pro rata on the basis of their respective entitlements to reimbursement described in this clause (iii), to reimburse any Realized Losses previously allocated to REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest A-4D, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S, in the case of all such Interests other than the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C and REMIC II Regular Interest A-4D, as a result of the allocation of Realized Losses to the Class X Certificates and in the case of all such Interests, inclusive of accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;


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

               (iv) to the REMIC II Regular Interest B, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (v) upon payment in full of the Certificate Balance of the REMIC II Regular Interest A-4D, to the REMIC II Regular Interest B, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest B has been reduced to zero;

               (vi) to the REMIC II Regular Interest B, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (vii) to the REMIC II Regular Interest C, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (viii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest B, to the REMIC II Regular Interest C, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest C has been reduced to zero;

               (ix) to the REMIC II Regular Interest C, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (x) to the REMIC II Regular Interest D, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest C, to the REMIC II Regular Interest D, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest D has been reduced to zero;

               (xii) to the REMIC II Regular Interest D, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xiii) to the REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xiv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest D, to the REMIC II Regular Interest E-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest E-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest E-1, to the REMIC II Regular Interest E-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest E-2 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest E-2, to the REMIC II Regular Interest E-3, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest E-3 has been reduced to zero;

               (xv) to the REMIC II Regular Interest E-1, REMIC II Regular Interest E-2 and REMIC II Regular Interest E-3, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xvi) to the REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest E-3, to the REMIC II Regular Interest F-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest F-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest F-1, to the REMIC II Regular Interest F-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest F-2 has been reduced to zero;

               (xviii) to the REMIC II Regular Interest F-1 and REMIC II Regular Interest F-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xix) to the REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xx) upon payment in full of the Certificate Balance of the REMIC II Regular Interest F-2, to the REMIC II Regular Interest G-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest G-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest G-1, to the REMIC II Regular Interest G-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest G-2 has been reduced to zero;

               (xxi) to the REMIC II Regular Interest G-1 and REMIC II Regular Interest G-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xxii) to the REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xxiii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest G-2, to the REMIC II Regular Interest H-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest H-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest H-1, to the REMIC II Regular Interest H-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest H-2 has been reduced to zero;

               (xxiv) to the REMIC II Regular Interest H-1 and REMIC II Regular Interest H-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xxv) to the REMIC II Regular Interest J, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxvi) upon payment in full of the Certificate Balance of the REMIC II Regular Interest H-2, to the REMIC II Regular Interest J, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest J has been reduced to zero;

               (xxvii) to the REMIC II Regular Interest J, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxviii) to the REMIC II Regular Interest K-1 and REMIC II Regular Interest K-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xxix) upon payment in full of the Certificate Balance of the REMIC II Regular Interest J, to the REMIC II Regular Interest K-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest K-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest K-1, to the REMIC II Regular Interest K-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest K-2 has been reduced to zero;

               (xxx) to the REMIC II Regular Interest K-1 and REMIC II Regular Interest K-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xxxi) to the REMIC II Regular Interest L, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest K-2, to the REMIC II Regular Interest L, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest L has been reduced to zero;

               (xxxiii) to the REMIC II Regular Interest L, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxiv) to the REMIC II Regular Interest M-1 and REMIC II Regular Interest M-2, the remainder of the Distributable Certificate Interest for such Interests for such Distribution Date, divided among such REMIC II Regular Interests in proportion to the Accrued Certificate Interest for such Distribution Date, to the extent not distributed pursuant to clause (i) above;

               (xxxv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest L, to the REMIC II Regular Interest M-1, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest M-1 has been reduced to zero, and upon payment in full of the Certificate Balance of the REMIC II Regular Interest M-1, to the REMIC II Regular Interest M-2, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest M-2 has been reduced to zero;

               (xxxvi) to the REMIC II Regular Interest M-1 and REMIC II Regular Interest M-2, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses, pro rata on the basis of their respective entitlements to reimbursement;

               (xxxvii) to the REMIC II Regular Interest N, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xxxviii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest M-2, to the REMIC II Regular Interest N, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest N has been reduced to zero;

               (xxxix) to the REMIC II Regular Interest N, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xl) to the REMIC II Regular Interest O, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xli) upon payment in full of the Certificate Balance of the REMIC II Regular Interest N, to the REMIC II Regular Interest O, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest O has been reduced to zero;

               (xlii) to the REMIC II Regular Interest O, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xliii) to the REMIC II Regular Interest P, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xliv) upon payment in full of the Certificate Balance of the REMIC II Regular Interest O, to the REMIC II Regular Interest P, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest P has been reduced to zero;

               (xlv) to the REMIC II Regular Interest P, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlvi) to the REMIC II Regular Interest Q, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (xlvii) upon payment in full of the Certificate Balance of the REMIC II Regular Interest P, to the REMIC II Regular Interest Q, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest Q has been reduced to zero;

               (xlviii) to the REMIC II Regular Interest Q, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlix) to the REMIC II Regular Interest S, the remainder of the Distributable Certificate Interest for such Interest for such Distribution Date to the extent not distributed pursuant to clause (i) above;

               (l) upon payment in full of the Certificate Balance of the REMIC II Regular Interest Q, to the REMIC II Regular Interest S, the Principal Distribution Amount for such Distribution Date (reduced by any portion thereof deemed to be distributed pursuant to the preceding provisions hereof), until the Certificate Balance of the REMIC II Regular Interest S has been reduced to zero;

               (li) to the REMIC II Regular Interest S, to reimburse any unreimbursed Realized Losses previously allocated thereto, plus accrued and unpaid interest at the applicable Pass-Through Rate on such Realized Losses;

               (lii) thereafter, to the Class R-II Certificateholders at such time as the Certificate Balances of all Classes of REMIC II Regular Interests have been reduced to zero, and Realized Losses previously allocated thereto have been reimbursed to the Holders of the REMIC II Regular Interests, any amounts remaining.

          Section 6.5 REMIC III.

          (a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account an amount equal to the Available Distribution Amount and shall distribute such amount (other than the amount attributable to any Excess Interest, which shall be distributed in accordance with Section 6.5(c)) and Excess Liquidation Proceeds in the following amounts and order of priority:

               (i) to the Holders of the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates and Class X-2 Certificates, Distributable Certificate Interest for such Distribution Date, pro rata in proportion to the Distributable Certificate Interest payable to each such Class;

               (ii) to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in reduction of the Certificate Balances thereof, in an amount up to the Principal Distribution Amount for such Distribution Date: first, to the Holders of the Class A-1 Certificates, the Principal Distribution Amount for such Distribution Date until the Certificate Balance thereof is reduced to zero; second, upon payment in full of the aggregate Certificate Balance of the Class A-1 Certificates, to the holders of the Class A-2 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-2 Certificates has been reduced to zero; third, upon payment in full of the aggregate Certificate Balance of the Class A-2 Certificates, to the holders of the Class A-3 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-3 Certificates has been reduced to zero and fourth, upon payment in full of the aggregate Certificate Balance of the Class A-3 Certificates, to the holders of the Class A-4 Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder) until the aggregate Certificate Balance of the Class A-4 Certificates has been reduced to zero;

               (iii) to the Holders of the Class A Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata (treating principal and interest losses separately), to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (iv) to the Holders of the Class B Certificates, Distributable Certificate Interest for such Distribution Date;

               (v) upon payment in full of the Certificate Balance of the Class A-4 Certificates, to the Holders of the Class B Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class B Certificates has been reduced to zero;

               (vi) to the Holders of the Class B Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (vii) to the Holders of the Class C Certificates, Distributable Certificate Interest for such Distribution Date;

               (viii) upon payment in full of the Certificate Balance of the Class B Certificates, to the Holders of the Class C Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class C Certificates has been reduced to zero;

               (ix) to the Holders of the Class C Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (x) to the Holders of the Class D Certificates, Distributable Certificate Interest for such Distribution Date;

               (xi) upon payment in full of the Certificate Balance of the Class C Certificates, to the Holders of the Class D Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class D Certificates has been reduced to zero;

               (xii) to the Holders of the Class D Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xiii) to the Holders of the Class E Certificates, Distributable Certificate Interest for such Distribution Date;

               (xiv) upon payment in full of the Certificate Balance of the Class D Certificates, to the Holders of the Class E Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class E Certificates has been reduced to zero;

               (xv) to the Holders of the Class E Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xvi) to the Holders of the Class F Certificates, Distributable Certificate Interest for such Distribution Date;

               (xvii) upon payment in full of the Certificate Balance of the Class E Certificates, to the Holders of the Class F Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class F Certificates has been reduced to zero;

               (xviii) to the Holders of the Class F Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xix) to the Holders of the Class G Certificates, Distributable Certificate Interest for such Distribution Date;

               (xx) upon payment in full of the Certificate Balance of the Class F Certificates, to the Holders of the Class G Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class G Certificates has been reduced to zero;

               (xxi) to the Holders of the Class G Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxii) to the Holders of the Class H Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxiii) upon payment in full of the Certificate Balance of the Class G Certificates, to the Holders of the Class H Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class H Certificates has been reduced to zero;

               (xxiv) to the Holders of the Class H Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxv) to the Holders of the Class J Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxvi) upon payment in full of the Certificate Balance of the Class H Certificates, to the Holders of the Class J Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class J Certificates has been reduced to zero;

               (xxvii) to the Holders of the Class J Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxviii) to the Holders of the Class K Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxix) upon payment in full of the Certificate Balance of the Class J Certificates, to the Holders of the Class K Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class K Certificates has been reduced to zero;

               (xxx) to the Holders of the Class K Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxi) to the Holders of the Class L Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxxii) upon payment in full of the Certificate Balance of the Class K Certificates, to the Holders of the Class L Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class L Certificates has been reduced to zero;

               (xxxiii) to the Holders of the Class L Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxiv) to the Holders of the Class M Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxxv) upon payment in full of the Certificate Balance of the Class L Certificates, to the Holders of the Class M Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class M Certificates has been reduced to zero;

               (xxxvi) to the Holders of the Class M Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xxxvii) to the Holders of the Class N Certificates, Distributable Certificate Interest for such Distribution Date;

               (xxxviii) upon payment in full of the Certificate Balance of the Class M Certificates, to the Holders of the Class N Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class N Certificates has been reduced to zero;

               (xxxix) to the Holders of the Class N Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xl) to the Holders of the Class O Certificates, Distributable Certificate Interest for such Distribution Date;

               (xli) upon payment in full of the Certificate Balance of the Class N Certificates, to the Holders of the Class O Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class O Certificates has been reduced to zero;

               (xlii) to the Holders of the Class O Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xliii) to the Holders of the Class P Certificates, Distributable Certificate Interest for such Distribution Date;

               (xliv) upon payment in full of the Certificate Balance of the Class O Certificates, to the Holders of the Class P Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class P Certificates has been reduced to zero;

               (xlv) to the Holders of the Class P Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlvi) to the Holders of the Class Q Certificates, Distributable Certificate Interest for such Distribution Date;

               (xlvii) upon payment in full of the Certificate Balance of the Class P Certificates, to the Holders of the Class Q Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class Q Certificates has been reduced to zero;

               (xlviii) to the Holders of the Class Q Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses;

               (xlix) to the Holders of the Class S Certificates, Distributable Certificate Interest for such Distribution Date;

               (l) upon payment in full of the Certificate Balance of the Class Q Certificates, to the Holders of the Class S Certificates, the Principal Distribution Amount for such Distribution Date (reduced by any prior distributions thereof hereunder), until the Certificate Balance of the Class S Certificates has been reduced to zero;

               (li) to the Holders of the Class S Certificates, to reimburse any Realized Losses previously allocated thereto and not previously fully reimbursed, plus one month's interest at the applicable Pass-Through Rate on such Realized Losses; and

               (lii) to the Holders of the Class R-III Certificates at such time as the Certificate Balances of all Classes of REMIC Regular Certificates have been reduced to zero, and Realized Losses previously allocated to each Holder have been reimbursed to the Holders of the REMIC Regular Certificates, any amounts remaining on deposit in the Distribution Account.

          Notwithstanding the foregoing, on each Distribution Date occurring on or after the earliest date, if any, upon which the Certificate Balances of all the Classes of Subordinate Certificates have been reduced to zero or the aggregate Appraisal Reduction in effect is greater than or equal to the Certificate Balances of all the Classes of Subordinate Certificates, the Principal Distribution Amount will be distributed, first, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero; and, second, to the Holders of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, based on the respective amounts of unreimbursed Realized Losses previously allocated to each such Class, plus one month's interest on such Realized Losses at the applicable Pass-Through Rate. A similar rule shall apply to the distribution of the Principal Distribution Amount to REMIC II Regular Interests A-1A, A-1B, A-1C, A-2A, A-2B, A-2C, A-2D, A-3, A-4A, A-4B, A-4C and A-4D, in lieu of the distributions described in
Section 6.3(a)(ii).

          (b) On each Distribution Date, the Trustee shall withdraw amounts in the Reserve Account and shall pay the Certificateholders on such Distribution Date such amounts in the following priority:

               (i) first, to reimburse the Holders of the Principal Balance Certificates (in order of alphabetical Class designation) for any, and to the extent of, Realized Losses previously allocated to them; and

               (ii) second, upon the reduction of the Aggregate Certificate Balance of the Principal Balance Certificates to zero, to pay any amounts remaining on deposit in such account to the Special Servicer as additional Special Servicer Compensation.

          This Section 6.5(b) shall apply mutatis mutandis to reimbursement of Realized Losses previously allocated to the REMIC II Regular Interests.

          (c) On each Distribution Date, the Trustee shall withdraw from the Excess Interest Sub-account any Excess Interest on deposit therein, and the Trustee shall pay such Excess Interest on such Distribution Date to the Class S Certificates (even if the Certificate Balance of the Class S Certificates has been reduced to zero for any reason).

          Section 6.6 Allocation of Realized Losses, Expense Losses and Shortfalls Due to Nonrecoverability.

          (a) REMIC I. On each Distribution Date, except as provided in subsection (b) below,

               (i) Realized Principal Losses on each Mortgage Loan realized during the related Collection Period shall reduce the Certificate Balance of the Corresponding REMIC I Regular Interest;

               (ii) Realized Interest Losses on each Mortgage Loan shall be allocated to reduce first, Distributable Certificate Interest for such Distribution Date, and then Unpaid Interest in each case owing on the Corresponding REMIC I Regular Interest; and to the extent that such Realized Interest Loss exceeds such amount, shall be treated as an Expense Loss;

               (iii) Expense Losses (not otherwise applied above) realized during the related Collection Period shall be allocated among the REMIC I Regular Interests in proportion to their Certificate Balances after making all other allocations for such Distribution Date.

          (b) In the event that the Master Servicer, the Trustee or the Fiscal Agent, determines that an Advance previously made by it is a Nonrecoverable Advance and the Master Servicer withdraws the amount of such Advance from the Certificate Account pursuant to Section 5.2(a) hereof (which amount shall be treated as an Available Advance Reimbursement Amount pursuant to Section 4.6), it shall determine the portion of the amount so withdrawn that is attributable to (w) interest on the related Mortgage Loan; (x) principal on the related Mortgage Loan; (y) Servicing Advances; and (z) Advance Interest. The portion of the amount so withdrawn from the Certificate Account that is allocable to:

               (i) amounts previously advanced as interest on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the amount of interest paid on each REMIC I Regular Interest on such Distribution Date in proportion to Distributable Certificate Interest otherwise payable thereon, and shall result in Unpaid Interest on each such REMIC I Regular Interest;

               (ii) amounts previously advanced as principal on the related Mortgage Loan shall reduce the Available Distribution Amount for REMIC I and shall be allocated to reduce the principal paid on each REMIC I Regular Interest on which principal would otherwise be paid on such Distribution Date, in proportion to such principal payments; and

               (iii) amounts previously advanced as Servicing Advances, as well as Advance Interest owing to the Master Servicer, the Special Servicer, the Trustee or the Fiscal Agent with respect to Advances shall be treated as Expense Losses and allocated in accordance with Section 6.6(a)(iii) above.

          (c) At such time as a Final Recovery Determination is made with respect to any Mortgage Loan with respect to which the Master Servicer previously had withdrawn amounts from the Certificate Account following a determination that Advances previously made were Nonrecoverable Advances, or at such other time as a Realized Loss shall occur with respect to any such Mortgage Loan, the Master Servicer shall compute the Realized Loss with respect to such Mortgage Loan and the Trustee shall allocate such Realized Loss as follows:

               (i) to the extent that any Realized Principal Loss does not exceed the Certificate Balance on the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to such REMIC I Regular Interest; and to the extent that any Realized Principal Loss exceeds the Certificate Balance of the Corresponding REMIC I Regular Interest, such Realized Principal Loss shall be allocated to the other Corresponding REMIC I Regular Interests with respect to which distributions of principal were reduced pursuant to Section 6.6(b)(ii) above, in proportion to the amount of such reductions;

               (ii) any Realized Interest Loss shall be allocated to the Corresponding REMIC I Interest to the extent of Unpaid Interest thereon and any remaining portion of the Realized Interest Loss shall be allocated as a Realized Interest Loss on each REMIC I Regular Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(i) above in proportion to the amount of Unpaid Interest resulting from the reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(i) above;

               (iii) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of principal on the Mortgage Loan shall be applied first, to make payments of principal on the Corresponding REMIC I Regular Interest until the Realized Principal Losses previously allocated thereto are reduced to zero and thereafter to make payments of principal to the Corresponding REMIC I Regular Interests with respect to which principal distributions were reduced pursuant to Section 6.6(b)(ii) above, in proportion to the amount of such reductions;

               (iv) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that are treated as Recoveries of interest on the Mortgage Loan shall be applied first, to make payments of Unpaid Interest on the Corresponding REMIC I Regular Interest and thereafter to make payments of interest on each REMIC I Interest with respect to which Unpaid Interest was created pursuant to Section 6.6(b)(i) above in proportion to the amount of Unpaid Interest resulting from the


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

reduction in distributions of interest on such REMIC I Regular Interest pursuant to Section 6.6(b)(i) above; and

               (v) the portion of the amount recovered on the Mortgage Loan with respect to which amounts were withdrawn from the Certificate Account that is treated as a recovery of expenses on the Mortgage Loan shall be applied in reimbursement of Expense Losses on each REMIC I Regular Interest with respect to which an Expense Loss was created pursuant to Section 6.6(b)(iii) above in proportion to the amount of the Expense Loss allocated thereto pursuant to
Section 6.6(b)(iii) above.

          (d) REMIC II. On each Distribution Date, all Realized Losses on the REMIC I Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the Corresponding REMIC II Regular Interests in the amounts and in the manner as will be allocated to the REMIC Regular Certificates relating thereto pursuant to Section 6.6(f); provided, however, that Realized Losses allocated to REMIC II Regular Interests that have Components shall be allocated among the Components of such REMIC II Regular Interests sequentially in alphabetical and numerical order. Realized Losses allocated to the Class X Certificates shall reduce the amount of interest payable on the REMIC II Regular Interest A-1A, REMIC II Regular Interest A-1B, REMIC II Regular Interest A-1C, REMIC II Regular Interest A-2A, REMIC II Regular Interest A-2B, REMIC II Regular Interest A-2C, REMIC II Regular Interest A-2D, REMIC II Regular Interest A-3, REMIC II Regular Interest A-4A, REMIC II Regular Interest A-4B, REMIC II Regular Interest A-4C, REMIC II Regular Interest A-4D, REMIC II Regular Interest B, REMIC II Regular Interest C, REMIC II Regular Interest D, REMIC II Regular Interest E-1, REMIC II Regular Interest E-2, REMIC II Regular Interest E-3, REMIC II Regular Interest F-1, REMIC II Regular Interest F-2, REMIC II Regular Interest G-1, REMIC II Regular Interest G-2, REMIC II Regular Interest H-1, REMIC II Regular Interest H-2, REMIC II Regular Interest J, REMIC II Regular Interest K-1, REMIC II Regular Interest K-2, REMIC II Regular Interest L, REMIC II Regular Interest M-1, REMIC II Regular Interest M-2, REMIC II Regular Interest N, REMIC II Regular Interest O, REMIC II Regular Interest P, REMIC II Regular Interest Q and REMIC II Regular Interest S, which reduction shall be allocated pro rata based on the product of the Certificate Balance of such REMIC II Regular Interest and the sum of the Class X-1 Strip Rate and the Class X-2 Strip Rate (if any) applicable to the Class of Certificates relating to such REMIC II Regular Interest.

          (e) Reserved

          (f) REMIC III. On each Distribution Date, all Realized Losses on the REMIC II Regular Interests for such Distribution Date (or for prior Distribution Dates, to the extent not previously allocated) shall be allocated to the REMIC Regular Certificates in Reverse Sequential Order, in each case reducing (A) first, the Certificate Balance of such Class until such Certificate Balance is reduced to zero (in the case of the Principal Balance Certificates); (B) second, Unpaid Interest owing to such Class to the extent thereof and (C) third, Distributable Certificate Interest owing to such Class, provided, that such reductions shall be allocated among the Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates, Class X-1 Certificates and Class X-2 Certificates, pro rata, based upon their outstanding Certificate Balances or accrued interest, as the case may be, and provided further, that Realized Losses shall not reduce the Aggregate Certificate Balance of the REMIC III Certificates below the sum of the Aggregate Certificate Balances of the REMIC II Regular Interests. Schedule XIX attached hereto sets forth an example of the methodology under which Realized Losses shall be calculated in connection with this Agreement, and the Master Servicer shall provide such calculation to the holder of any Serviced Companion Mortgage Loan and each Other Special Servicer and shall cooperate with each Other Special Servicer to provide information necessary for each Other Special Servicer to calculate realized losses with respect to the related Other Securitization.

          Section 6.7 Net Aggregate Prepayment Interest Shortfalls. On each Distribution Date, Net Aggregate Prepayment Interest Shortfalls attributable to the International Plaza Pari Passu Loan, shall be allocated to the International Plaza Pari Passu Loan REMIC Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC I shall be allocated among the REMIC I Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC I Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, any Net Aggregate Prepayment Interest Shortfalls in REMIC II shall be allocated among the REMIC II Regular Interests, pro rata in proportion to the Accrued Certificate Interest for each such REMIC II Regular Interest for such Distribution Date and shall reduce Distributable Certificate Interest for each such Interest. On each Distribution Date, the amount of any Net Aggregate Prepayment Interest Shortfalls on the REMIC III Regular Interests shall be allocated to each Class of Certificates, pro rata, in proportion to the amount of Accrued Certificate Interest payable to such Class of Certificates on such Distribution Date, in each case reducing interest otherwise payable thereon. The amount of Net Aggregate Prepayment Interest Shortfalls allocated to a Class of Certificates pursuant to the preceding sentence shall reduce the Distributable Certificate Interest for such Class for such Distribution Date. No Prepayment Interest Shortfall with respect to a Serviced Companion Mortgage Loan or a B Note shall be allocated to any Class of Certificates.

          Section 6.8 Adjustment of Servicing Fees. The Master Servicing Fee payable to the Master Servicer shall be adjusted as provided in Section 8.10(c) herein. Any amount retained by REMIC I as a result of a reduction of the Master Servicing Fee shall be treated as interest collected with respect to the prepaid Mortgage Loans with respect to which the Master Servicing Fee adjustment occurs.

          Section 6.9 Appraisal Reductions. Not later than the date on which an Appraisal Event occurs, the Special Servicer shall have obtained (A) an Appraisal of the Mortgaged Property securing the related Mortgage Loan or Loan Pair, if the Principal Balance of such Mortgage Loan or Loan Pair exceeds $2,000,000 or (B) at the option of the Special Servicer, if such Principal Balance is less than or equal to $2,000,000, either an internal valuation prepared by the Special Servicer in accordance with MAI standards or an Appraisal which in all cases shall be completed as of the date that such Mortgage Loan or Loan Pair becomes a Required Appraisal Loan; provided that if the Special Servicer had completed or obtained an Appraisal or internal valuation within the immediately prior 12 months, the Special Servicer may rely on such Appraisal or internal valuation and shall have no duty to prepare a new Appraisal or internal valuation, unless such reliance would not be in accordance with the Servicing Standard; provided, further, that if the Special Servicer is required to obtain an Appraisal of a Mortgaged Property after receipt of the notice described in clause (ii) of the definition of Appraisal Event, such Appraisal will be obtained no later than 60 days after receipt of such notice and an internal valuation will be obtained no later than 60 days after receipt of such notice. Notwithstanding the foregoing, an Appraisal shall not be required so long as a guaranty or surety bond that is rated at least "BBB-" (or its equivalent) by a nationally recognized statistical rating organization, or debt service reserve or a letter of credit is available and has the ability to pay off the then outstanding Principal Balance of the Mortgage Loan in full, except to the extent that the Special Servicer, in accordance with the Servicing Standard, determines that obtaining an Appraisal is in the best interests of the Certificateholders. Such Appraisal or valuation shall be conducted in accordance with the definition of "market value" as set forth in 12 C.F.R. Section 225.62 and shall be updated at least annually to the extent such Mortgage Loan remains a Required Appraisal Loan. The cost of any such Appraisal or valuation, if not performed by the Special Servicer, shall be an expense of the Trust (and any related B Note) and may be paid from REO Income or, to the extent collections from such related Mortgage Loan, B Note, Loan Pair or Mortgaged Property does not cover the expense, such unpaid expense shall be, subject to Section 4.4 hereof, advanced by the Master Servicer at the request of the Special Servicer or by the Special Servicer pursuant to Section 4.2 in which event it shall be treated as a Servicing Advance. The Master Servicer, based on the Appraisal or internal valuation provided to it by the Special Servicer, shall calculate any Appraisal Reduction. The Master Servicer shall calculate or recalculate the Appraisal Reduction for any Mortgage Loan, B Note and Loan Pair based on updated Appraisals or internal valuations provided from time to time to it by the Special Servicer and report such amount to the Trustee. Notwithstanding the foregoing, the terms of this Section 6.9 shall not be applicable to any Non-Serviced Mortgage Loan if the applicable Non-Serviced Mortgage Loan Special Servicer shall have performed such obligations with respect to such Mortgage Loan pursuant to the terms of the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          Section 6.10 Compliance with Withholding Requirements. Notwithstanding any other provision of this Agreement to the contrary, the Trustee shall comply with all federal withholding requirements with respect to payments to Certificateholders of interest, original issue discount, or other amounts that the Trustee reasonably believes are applicable under the Code. The consent of Certificateholders shall not be required for any such withholding and any amount so withheld shall be regarded as distributed to the related Certificateholders for purposes of this Agreement. In the event the Trustee withholds any amount from payments made to any Certificateholder pursuant to federal withholding requirements, the Trustee shall indicate to such Certificateholder the amount withheld.

          Section 6.11 Prepayment Premiums. Any Prepayment Premium collected with respect to a Mortgage Loan (but not a B Note or Serviced Companion Mortgage Loan, which Prepayment Premium is payable to the holder of the related B Note or the holder of the related Serviced Companion Mortgage Loan, as applicable) during any particular Collection Period will be deemed distributed to the Trustee on the following Distribution Date as follows: (i) first, the Trustee shall be deemed to distribute to itself, as holder of the REMIC I Regular Interest to which such Mortgage Loan relates, any Prepayment Premiums collected on or with respect to such Mortgage Loan; and (ii) second, the Trustee shall be deemed to distribute to itself, as holder of the REMIC II Regular Interests, any Prepayment Premiums deemed distributed to the REMIC I Regular Interests, and shall be deemed to distribute such Prepayment Premiums to the REMIC II Regular Interest then entitled to distributions of principal from the Principal Distribution Amount (or, if more than one Class of REMIC II Regular Interests is then entitled to distributions of principal from the Principal Distribution Amount, such Prepayment


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

Premiums shall be deemed distributed among such Classes pro rata in accordance with the relevant amounts of entitlements to distributions of principal). Following such deemed distributions, the Holders of the respective Classes of Principal Balance Certificates, other than the Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates, then entitled to distributions of principal from the Principal Distribution Amount for such Distribution Date, will be entitled to, and the Trustee will pay to such Holder(s), an amount equal to, in the case of each such Class, the product of (a) a fraction, the numerator of which is the amount distributed as principal to the holders of that Class on that Distribution Date, and the denominator of which is the total amount distributed as principal to the holders of all Classes of Certificates on that Distribution Date, (b) the Base Interest Fraction for the related Principal Prepayment and that Class of Certificates and (c) the aggregate amount of Prepayment Premiums collected during the related Collection Period. Any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X Certificates. On any Distribution Date on or before the Distribution Date in March 2008, 92% of the Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates and 8% of the Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-2 Certificates. After the Distribution Date in March 2008, any portion of such Prepayment Premium that is not so distributed to the Holders of such Principal Balance Certificates will be distributed to the Holders of the Class X-1 Certificates.

                                   ARTICLE VII

           CONCERNING THE TRUSTEE, THE FISCAL AGENT AND THE LUXEMBOURG
                                  PAYING AGENT

          Section 7.1 Duties of the Trustee and the Fiscal Agent.

          (a) The Trustee and the Fiscal Agent each shall undertake to perform only those duties as are specifically set forth in this Agreement and no implied covenants or obligations shall be read into this Agreement against the Trustee or the Fiscal Agent. Any permissive right of the Trustee or the Fiscal Agent provided for in this Agreement shall not be construed as a duty of the Trustee or the Fiscal Agent. The Trustee and the Fiscal Agent each shall exercise such of the rights and powers vested in it by this Agreement and following the occurrence and during the continuation of any Event of Default hereunder, the Trustee and Fiscal Agent each shall use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) The Trustee or the Fiscal Agent, as applicable, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee or the Fiscal Agent, as the case may be, which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they on their face conform to the requirements of this Agreement; provided that the Trustee or the Fiscal Agent, as the case may be, shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer or any other Person to it pursuant to this Agreement. If any such instrument is found on its face not to conform to the requirements of this Agreement, the Trustee shall request the providing party to correct the instrument and if not so corrected, the Trustee shall inform the Certificateholders.

          (c) Neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall have any liability to the Trust or the Certificateholders arising out of or in connection with this Agreement, except for their respective negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee, the Fiscal Agent or any of their respective directors, officers, employees, agents or Controlling Persons from liability for their own negligent action, their own negligent failure to act or their own willful misconduct or bad faith; provided that:

               (i) neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable with respect to any action taken, suffered or omitted to be taken by it in its reasonable business judgment in accordance with this Agreement or at the direction of Holders of Certificates evidencing not less than a majority of the outstanding Certificate Balance of the Certificates;

               (ii) no provision of this Agreement shall require either the Trustee or the Fiscal Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

               (iii) neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or either Seller, or for the acts or omissions of each other, including, without limitation, in connection with actions taken pursuant to this Agreement;

               (iv) the execution by the Trustee of any forms or plans of liquidation in connection with any REMIC Pool shall not constitute a representation by the Trustee as to the adequacy of such form or plan of liquidation;

               (v) none of the Trustee or the Fiscal Agent shall be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties as Trustee or the Fiscal Agent, as applicable in accordance with this Agreement. In such event, all legal expense and costs of such action shall be expenses and costs of the Trust, and the Trustee and the Fiscal Agent shall be entitled to be reimbursed therefor from the Certificate Account pursuant to Section 5.2(a)(vi); and

               (vi) neither the Trustee nor the Fiscal Agent shall be charged with knowledge of any failure by the Master Servicer or the Special Servicer or by each other to comply with its obligations under this Agreement or any act, failure, or breach of any Person upon the occurrence of which the Trustee or the Fiscal Agent may be required to act, unless a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be, obtains actual knowledge of such failure.

          (d) For so long as the Certificates are listed on the Luxembourg Stock Exchange, the Depositor shall cause the continuing obligations under the listing rules for the

Luxembourg Stock Exchange to be complied with in respect of the Certificates. The Trustee and the Fiscal Agent shall not be liable for a failure in compliance with such continuing obligations under the listing rules of the Luxembourg Stock Exchange if such failure is caused by the negligence or willful misconduct of the Luxembourg Paying Agent.

          Section 7.2 Certain Matters Affecting the Trustee and the Fiscal
Agent.

          (a) Except as otherwise provided in Section 7.1:

               (i) the Trustee and the Fiscal Agent each may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Trustee and the Fiscal Agent each may consult with counsel and the advice of such counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) neither the Trustee nor the Fiscal Agent nor any of their respective directors, officers, employees, agents or Controlling Persons shall be personally liable for any action taken, suffered or omitted by such Person in its reasonable business judgment and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (iv) the Trustee shall not be under any obligation to exercise any remedies after default as specified in this Agreement or to institute, conduct or defend any litigation hereunder or relating hereto or make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document (provided the same appears regular on its face), unless requested in writing to do so by Holders of at least 25% of the Aggregate Certificate Balance of the Certificates then outstanding provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in connection with the foregoing is, in the opinion of such Person not reasonably assured to such Person by the security afforded to it by the terms of this Agreement, such Person may require reasonable indemnity against such expense or liability or payment of such estimated expenses as a condition to proceeding. The reasonable expenses of the Trustee shall be paid by the Certificateholders requesting such examination;

               (v) the Trustee and the Fiscal Agent each may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys, which agents or attorneys shall have any or all of the rights, powers, duties and obligations of the Trustee and the Fiscal Agent conferred on them by such appointment; provided that each of the Trustee and the Fiscal Agent, as the case may be, shall continue to be responsible for its duties and obligations hereunder and shall not be liable for the actions or omissions of the Master Servicer, the Special Servicer, the Depositor or the actions or omissions of each other;

               (vi) neither the Trustee nor the Fiscal Agent shall be required to obtain a deficiency judgment against a Mortgagor;

               (vii) neither the Trustee nor the Fiscal Agent shall be required to expend its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such liability is not assured to it;

               (viii) neither the Trustee nor the Fiscal Agent shall be liable for any loss on any investment of funds pursuant to this Agreement;

               (ix) unless otherwise specifically required by law, neither the Trustee nor the Fiscal Agent shall be required to post any surety or bond of any kind in connection with the execution or performance of its duties hereunder; and

               (x) except as specifically provided hereunder in connection with the performance of its specific duties, neither the Trustee nor the Fiscal Agent shall be responsible for any act or omission of the Master Servicer, the Special Servicer, the Depositor or of each other.

          (b) Following the Closing Date, the Trustee shall not accept any contribution of assets to the Trust not specifically contemplated by this Agreement unless the Trustee shall have received a Nondisqualification Opinion at the expense of the Person desiring to contribute such assets with respect to such contribution.

          (c) All rights of action under this Agreement or under any of the Certificates, enforceable by the Trustee, may be enforced by it without the possession of any of the Certificates, or the production thereof at the trial or any proceeding relating thereto, and any such suit, action or proceeding instituted by the Trustee shall be brought in its name for the benefit of all the Holders of such Certificates, subject to the provisions of this Agreement.

          (d) The Trustee shall timely pay, from its own funds, the amount of any and all federal, state and local taxes imposed on the Trust or its assets or transactions including, without limitation, (A) "prohibited transaction" penalty taxes as defined in Section 860F of the Code, if, when and as the same shall be due and payable, (B) any tax on contributions to a REMIC after the Closing Date imposed by Section 860G(d) of the Code and (C) any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, but only if such taxes arise out of a breach by the Trustee of its obligations hereunder, which breach constitutes negligence or willful misconduct of the Trustee.

          Section 7.3 The Trustee and the Fiscal Agent Not Liable for Certificates or Interests or Mortgage Loans. The Trustee and the Fiscal Agent each makes no representations as to the validity or sufficiency of this Agreement, the information contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or Prospectus for the REMIC III Certificates or Residual Certificates (other than the Certificate of Authentication on the Certificates if the Trustee is the Authenticating Agent) or of any Mortgage Loan, Assignment of Mortgage or related document save that (i) each of the Trustee and the Fiscal Agent represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to
(A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law and (ii) the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. None of the Trustee or the Fiscal Agent shall be accountable for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of any of the Certificates or any of the proceeds of such Certificates, or for the use or application by the Depositor or the Master Servicer or the Special Servicer or by each other of funds paid in consideration of the assignment of the Mortgage Loans to the Trust or deposited into the Distribution Account or any other fund or account maintained with respect to the Certificates or any account maintained pursuant to this Agreement or for investment of any such amounts. No recourse shall be had for any claim based on any provisions of this Agreement, the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement, the Prospectus or the Certificates (except with respect to the Trustee and Fiscal Agent to the extent of information furnished by the Trustee and the Fiscal Agent under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES-- The Trustee and the Fiscal Agent" in the Preliminary Prospectus Supplement and the Final Prospectus Supplement), the Mortgage Loans or the assignment thereof against the Trustee or the Fiscal Agent in such Person's individual capacity and any such claim shall be asserted solely against the Trust or any indemnitor who shall furnish indemnity as provided herein. Neither the Trustee nor the Fiscal Agent shall be liable for any action or failure of any action by the Depositor or the Master Servicer or the Special Servicer or by each other hereunder. Neither the Trustee nor the Fiscal Agent shall at any time have any responsibility or liability for or with respect to the legality, validity or enforceability of the Mortgages or the Mortgage Loans, or the perfection and priority of the Mortgages or the maintenance of any such perfection and priority, or for or with respect to the efficacy of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation, the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon; the validity of the assignment of the Mortgage Loans to the Trust or of any intervening assignment; the completeness of the Mortgage Loans; the performance or enforcement of the Mortgage Loans (other than if the Trustee shall assume the duties of the Master Servicer); the compliance by the Depositor, the Seller, the Mortgagor or the Master Servicer or the Special Servicer or by each other with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation made under this Agreement or in any related document prior to the receipt by a Responsible Officer of the Trustee of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or the Special Servicer or any loss resulting therefrom; the failure of the Master Servicer or any Sub-Servicer or the Special Servicer to act or perform any duties required of it on behalf of the


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Trustee hereunder; or any action by the Trustee taken at the instruction of the
Master Servicer or the Special Servicer.

          Section 7.4 The Trustee and the Fiscal Agent May Own Certificates. Each of the Trustee and the Fiscal Agent in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Trustee or the Fiscal Agent, as the case may be.

          Section 7.5 Eligibility Requirements for the Trustee and the Fiscal Agent. The Trustee hereunder shall at all times be (i) an institution insured by the FDIC, (ii) a corporation, national bank or national banking association authorized to exercise corporate trust powers, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by federal or state authority, and (iii) an institution whose short-term debt obligations are at all times rated not less than "A-1" by S&P and "Prime-1" by Moody's and whose long-term senior unsecured debt is at all times rated not less than "A+" by S&P and "Aa3" by Moody's, provided, that if the Fiscal Agent is rated at least "Aa3" by Moody's and "AA-" by S&P (or "A+" by S&P if the Fiscal Agent's short-term unsecured debt is rated at least "A-1" by S&P), then the Trustee must be rated not less than "A3" by Moody's and "A-" by S&P, or otherwise acceptable to the Rating Agencies as evidenced by a Rating Agency Confirmation. If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then, for the purposes of this Section, the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with provisions of this Section, the Trustee or the Fiscal Agent shall resign immediately in the manner and with the effect specified in Section 7.6.

          Section 7.6 Resignation and Removal of the Trustee or the Fiscal
Agent.

          (a) The Trustee or the Fiscal Agent may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer and the Rating Agencies; provided that such resignation shall not be effective until its successor shall have accepted the appointment. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee or fiscal agent, as the case may be, except in the case of the initial Trustee or Fiscal Agent, in which case both shall be so replaced but may be replaced under this paragraph sequentially, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee or the Fiscal Agent, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. If no successor trustee or fiscal agent shall have been so appointed, as the case may be, and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee or the Fiscal Agent, as the case may be, may petition any court of competent jurisdiction for the appointment of a successor trustee or fiscal agent, as the case may be. It shall be a condition to the appointment of a successor trustee or fiscal agent that such entity satisfies the eligibility requirements set forth in Section 7.5.

          (b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the


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Depositor, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust or any REMIC Pool by any state in which the Trustee or the Trust held by the Trustee is located solely because of the location of the Trustee in such state; provided, however, that, if the Trustee agrees to indemnify the Trust for such taxes, it shall not be removed pursuant to this clause (iii),
(iv) the continuation of the Trustee as such would result in a downgrade, qualification or withdrawal of the rating by the Rating Agencies of any Class of Certificates with a rating as evidenced in writing by the Rating Agencies or (v) with respect with the initial Trustee, a Fiscal Agent Termination Event has occurred unless the Trustee has satisfied the ratings required by clause (iii) of Section 7.5, then the Depositor may remove such Trustee and appoint a successor trustee by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to each of the Master Servicer and the Rating Agencies. In the case of removal under clauses (i), (ii), (iii) and (iv) above, the Trustee shall bear all such costs of transfer. Such succession shall take effect after a successor trustee has been appointed. In the case of the removal of the initial Trustee, the Depositor shall also remove the Fiscal Agent. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (c) with respect to the Fiscal Agent.

          (c) If at any time (i) the Fiscal Agent shall cease to be eligible in accordance with the provisions of Section 7.5 and shall fail to resign after written request therefor by the Depositor, or (ii) a Fiscal Agent Termination Event has occurred, then the Depositor shall send a written notice of termination to the Fiscal Agent (which notice shall specify the reason for such termination) and remove such Fiscal Agent and appoint a successor Fiscal Agent by written instrument, one copy of which instrument shall be delivered to the Fiscal Agent so removed, one copy to the successor Fiscal Agent, and one copy to each of the Trustee, the Master Servicer and the Rating Agencies. In all such cases, the Fiscal Agent shall bear all costs of transfer to a successor Fiscal Agent, such succession only to take effect after a successor Fiscal Agent has been appointed. In the case of the initial Fiscal Agent, the Depositor may, but is not required to, also remove the Trustee. In this case, the procedures and liability for costs of such removal shall be the same as they are stated in subsection (b) with respect to the Trustee.

          (d) The Holders of more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding may for cause upon 30 days' written notice to the Trustee or the Fiscal Agent, as the case may be, and to the Depositor remove the Trustee or the Fiscal Agent, as the case may be, by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor and one copy to the Trustee or the Fiscal Agent, as the case may be, so removed; the Depositor shall thereupon use its best efforts to appoint a successor Trustee or Fiscal Agent, as the case may be, in accordance with this Section.

          (e) Any resignation or removal of the Trustee or the Fiscal Agent, as the case may be, and appointment of a successor trustee or fiscal agent pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee or fiscal agent, as the case may be, as provided in Section 7.7. Upon any succession of the Trustee or the Fiscal Agent under this Agreement, the predecessor Trustee or Fiscal Agent, as the


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

case may be, shall be entitled to the payment of compensation and reimbursement agreed to under this Agreement for services rendered and expenses incurred. The Trustee or the Fiscal Agent shall not be liable for any action or omission of any successor Trustee or Fiscal Agent, as the case may be.

          Section 7.7 Successor Trustee or Fiscal Agent.

          (a) Any successor Trustee or Fiscal Agent appointed as provided in
Section 7.6 shall execute, acknowledge and deliver to the Depositor and to its predecessor Trustee or Fiscal Agent, as the case may be, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Fiscal Agent, as the case may be, shall become effective and such successor Trustee or Fiscal Agent, as the case may be, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee or Fiscal Agent shall deliver (at such predecessor's own expense) to the successor Trustee or Fiscal Agent all Mortgage Files and documents and statements related to the Mortgage Files held by it hereunder, and the predecessor Trustee shall duly assign, transfer, deliver and pay over (at such predecessor's own expense) to the successor Trustee, the entire Trust, together with all instruments of transfer and assignment or other documents properly executed necessary to effect such transfer. The predecessor Trustee or Fiscal Agent, as the case may be, shall also deliver all records or copies thereof maintained by the predecessor Trustee or Fiscal Agent in the administration hereof as may be reasonably requested by the successor Trustee or Fiscal Agent, as applicable, and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor Trustee or Fiscal Agent shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee or Fiscal Agent, as the case may be, all such rights, powers, duties and obligations. Anything herein to the contrary notwithstanding, in no event shall the combined fees payable to a successor Trustee exceed the Trustee Fee.

          (b) No successor Trustee or Fiscal Agent shall accept appointment as provided in this Section unless at the time of such appointment such successor Trustee or Fiscal Agent, as the case may be, shall be eligible under the provisions of Section 7.5.

          (c) Upon acceptance of appointment by a successor Trustee or Fiscal Agent as provided in this Section, the successor Trustee or Fiscal Agent shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to the Rating Agencies. The expenses of such mailing shall be borne by the successor Trustee or Fiscal Agent. If the successor Trustee or Fiscal Agent fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Fiscal Agent, the Master Servicer shall cause such notice to be mailed at the expense of the successor Trustee or Fiscal Agent, as applicable.

          Section 7.8 Merger or Consolidation of Trustee or Fiscal Agent. Any Person into which the Trustee or Fiscal Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Trustee or Fiscal Agent shall be a party, or any Persons succeeding to the business of such Trustee or Fiscal Agent, shall be the successor of such Trustee or Fiscal Agent, as the case may


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

be, hereunder, as applicable, provided that such Person shall be eligible under the provisions of Section 7.5, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.9 Appointment of Co-Trustee, Separate Trustee, Agents or Custodian.

          (a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Certificate Balance of the Certificates then outstanding shall each have the power from time to time to appoint one or more Persons to act either as co-trustees jointly with the Trustee or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee is advised by the Master Servicer or Special Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust is located. The separate trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders, shall have such powers, rights and remedies as shall be specified in the instrument of appointment and shall be deemed to have accepted the provisions of this Agreement; provided that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee; provided, further that the Trustee shall be liable for the actions of any co-trustee or separate trustee appointed by it and shall have no liability for the actions of any co-trustee or separate trustee appointed by the Depositor or the Certificateholders pursuant to this paragraph.

          (b) The Trustee may from time to time appoint one or more independent third-party agents to perform all or any portion of its administrative duties hereunder (i.e., collection and distribution of funds, preparation and dissemination of reports, monitoring compliance, etc.). The Trustee shall supervise and oversee such agents appointed by it. The terms of any arrangement or agreement between the Trustee and such agent, may be terminated, without cause and without the payment of any termination fees in the event the Trustee is terminated in accordance with this Agreement. In addition, neither the Trust nor the Certificateholders shall have any liability or direct obligation to such agent. Notwithstanding the terms of any such agreement, the Trustee shall remain at all times obligated and liable to the Trust and the Certificateholders for performing its duties hereunder.

          (c) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

               (i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;


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

               (ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder) the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

               (iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

               (iv) the Trustee or, in the case of the Trust, the Certificateholders evidencing more than 50% of the Aggregate Principal Amount of the Certificates then outstanding may at any time accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

          (d) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (e) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

          (f) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section
7.5 hereof and no notice to Certificateholders of the appointment of any separate trustee, co-trustee or custodian hereunder shall be required.

          (g) The Trustee agrees to instruct the co-trustees, if any, to the extent necessary to fulfill the Trustee's obligations hereunder.

          (h) The Trustee shall pay the reasonable compensation of the co-trustees, separate trustees or custodians appointed by the Trustee pursuant to this Section 7.9 to the extent, and in accordance with the standards, specified in Section 7.12 hereof.


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

          (i) Subject to the consent of the Depositor, which consent shall not be unreasonably withheld, the Trustee, at its sole cost and expense, may appoint at any time a successor Custodian. Until such time as the Trustee appoints a successor Custodian, the Trustee shall be the Custodian hereunder. Upon the appointment of a successor custodian, the Trustee and the Custodian shall enter into a custodial agreement.

          Section 7.10 Authenticating Agents.

          (a) The Trustee shall serve as the initial Authenticating Agent hereunder for the purpose of executing and authenticating Certificates. Any successor Authenticating Agent must be acceptable to the Depositor and must be a corporation or national bank organized and doing business under the laws of the United States of America or of any state and having a principal office and place of business in the Borough of Manhattan in the City and State of New York, having a combined capital and surplus of at least $50,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

          (b) Any Person into which the Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of the Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

          (c) The Authenticating Agent may at any time resign by giving at least 30 days' advance written notice of resignation to the Trustee and the Depositor. The Trustee may at any time terminate the agency of the Authenticating Agent by giving written notice of termination to the Authenticating Agent and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time the Authenticating Agent shall cease to be eligible in accordance with the provisions of Section 7.10(a), the Trustee may appoint a successor Authenticating Agent, shall give written notice of such appointment to the Depositor and shall mail notice of such appointment to all Holders of Certificates. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No such Authenticating Agent shall be appointed unless eligible under the provisions of Section 7.10(a). No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

          Section 7.11 Indemnification of Trustee and the Fiscal Agent.

          (a) The Trustee, the Fiscal Agent and the Certificate Registrar and each of its respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action incurred without negligence or willful misconduct on their respective part, arising out of, or in connection with this Agreement, the Certificates and the acceptance or administration of the trusts or duties created hereunder (including, without limitation, any unanticipated loss, liability or expense incurred in connection with any action or inaction of the Master Servicer, the Special Servicer or the Depositor or of each other such


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

Person hereunder but only to the extent the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, is unable to recover within a reasonable period of time such amount from such third party pursuant to this Agreement) including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder and the Trustee, the Fiscal Agent and the Certificate Registrar and each of their respective directors, officers, employees, agents and Controlling Persons shall be entitled to indemnification from the Trust for any unanticipated loss, liability or expense incurred in connection with the provision by the Trustee, the Fiscal Agent and the Certificate Registrar of the reports required to be provided by it pursuant to this Agreement; provided that:

               (i) with respect to any such claim, the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, shall have given the Depositor, the Master Servicer, the Seller, each other and the Holders of the Certificates written notice thereof promptly after a Responsible Officer of the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, shall have knowledge thereof; provided, however, that failure to give such notice to the Depositor, Master Servicer, the Seller, each other and the Holders of Certificates shall not affect the Trustee's, Fiscal Agent's or Certificate Registrar's, as the case may be, rights to indemnification herein unless the Depositor's defense of such claim on behalf of the Trust is materially prejudiced thereby;

               (ii) while maintaining control over its own defense, the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, shall cooperate and consult fully with the Depositor in preparing such defense; and

               (iii) notwithstanding anything to the contrary in this Section 7.11, the Trust shall not be liable for settlement of any such claim by the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, entered into without the prior consent of the Depositor, which consent shall not be unreasonably withheld.

          (b) The provisions of this Section 7.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be.

          (c) The Depositor shall indemnify and hold harmless the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, their respective directors, officers, employees or agents and Controlling Persons from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, their respective directors, officers, employees or agents or Controlling Person may become subject under the 1933 Act, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or arises out of, or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made, not misleading and shall reimburse the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, their respective directors, officers, employees, agents or Controlling Person for any legal and other expenses reasonably incurred by the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, or any such director,


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

officer, employee, agent or Controlling Person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action; provided, that the Depositor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission made in any such Private Placement Memorandum, Preliminary Prospectus Supplement, Final Prospectus Supplement or Prospectus in reliance upon and in conformity with written information concerning the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, furnished to the Depositor by or on behalf of such person specifically for inclusion therein. It is hereby expressly agreed that the only written information provided by the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, for inclusion in the Preliminary Prospectus Supplement and Final Prospectus Supplement is set forth in the case of the Trustee in the second, fourth and fifth sentences and in the case of the Fiscal Agent in the penultimate sentence under the caption entitled "DESCRIPTION OF THE OFFERED CERTIFICATES--The Trustee and the Fiscal Agent". The Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, shall immediately notify the Depositor and the Seller if a claim is made by a third party with respect to this Section 7.11(c) entitling such person, its directors, officers, employees, agents or Controlling Person to indemnification hereunder, whereupon the Depositor shall assume the defense of any such claim (with counsel reasonably satisfactory to such person) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Depositor shall not affect any rights the Trustee, the Fiscal Agent or the Certificate Registrar, as the case may be, their respective directors, officers, employees, agents or Controlling Person may have to indemnification under this Section 7.11(c), unless the Depositor's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent. The Depositor shall not be indemnified by the Trust for any expenses incurred by the Depositor arising from any violation or alleged violation of the 1933 Act or 1934 Act by the Depositor.

          Section 7.12 Fees and Expenses of Trustee and the Fiscal Agent. The Trustee shall be entitled to receive the Trustee Fee pursuant to Section 5.3(b)(ii) (which shall not be limited by any provision of law with respect to the compensation of a trustee of an express trust), for all services rendered by it in the execution of the trusts hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee. The Trustee and the Fiscal Agent shall also be entitled to recover from the Trust all reasonable unanticipated expenses and disbursements incurred or made by the Trustee and the Fiscal Agent in accordance with any of the provisions of this Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its counsel and other Persons not regularly in its employ), not including expenses incurred in the ordinary course of performing its duties as Trustee or Fiscal Agent, respectively hereunder, and except any such expense, disbursement or advance as may arise from the negligence or bad faith of such Person or which is the responsibility of the Holders of the Certificates hereunder. The provisions of this Section 7.12 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Fiscal Agent.

          Section 7.13 Collection of Moneys. Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement.


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The Trustee shall hold all such money and property received by it as part of the
Trust and shall distribute it as provided in this Agreement. If the Trustee shall not have timely received amounts to be remitted with respect to the Mortgage Loans from the Master Servicer, the Trustee shall request the Master Servicer to make such distribution as promptly as practicable or legally permitted. If the Trustee shall subsequently receive any such amount, it may withdraw such request.

          Section 7.14 Trustee To Act; Appointment of Successor.

          (a) On and after the time the Master Servicer is terminated pursuant to this Agreement, the Trustee shall be the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Master Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Master Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Master Servicer contained in this Agreement or (ii) any obligation incurred by the Master Servicer prior to its termination or resignation (including, without limitation, the Master Servicer's obligation to repay losses resulting from the investment of funds in any account established under this Agreement). In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Master Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Master Servicer set forth in this Agreement, including, without limitation, the Master Servicing Fee.

          (b) Notwithstanding the above, the Trustee (A) may, if the Trustee is unwilling to so act, or (B) shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint any established commercial or multifamily mortgage finance institution, servicer or special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, meeting such other standards for a successor servicer as are set forth in this Agreement and with respect to which Rating Agency Confirmation is obtained, as the successor to the Master Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a servicer as Master Servicer hereunder. Pending any such appointment, the Trustee shall act as the Master Servicer as hereinabove provided. Any entity designated by the Trustee as successor Master Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for the Master Servicer as set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree subject to Section 8.10. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Master Servicer shall cooperate with the Trustee and any successor servicer in effecting the termination of the Master Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee and successor servicer all documents and records in its possession in electronic or other form reasonably requested by the successor servicer to enable the successor servicer to assume the Master Servicer's functions hereunder and the transfer to the Trustee or such successor servicer of all amounts which shall at the time be or should have been deposited by the Master Servicer in


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the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Master Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by
(i) the failure of the Master Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Master Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Master Servicer by the Trust within 30 days of the Trustee's submission of an invoice with respect thereto, to the extent such expenses have not been reimbursed by the Master Servicer as provided herein;
such expenses paid by the Trust shall be deemed to be an Additional Trust
Expense.

          (c) On and after the time the Special Servicer is terminated pursuant to this Agreement, in accordance with Section 9.30, the Trustee shall be the successor in all respects to the Special Servicer in its capacity under this Agreement and the transactions set forth or provided for therein and shall have all the rights and powers and be subject to all the responsibilities, duties and liabilities relating thereto and arising thereafter placed on the Special Servicer by the terms and provisions of this Agreement; provided that, any failure to perform such duties or responsibilities caused by the Special Servicer's failure to provide required information shall not be considered a default by the Trustee hereunder. In addition, the Trustee shall have no liability relating to (i) the representations and warranties of the Special Servicer contained in this Agreement or (ii) any obligation incurred by the Special Servicer prior to its termination or resignation. In the Trustee's capacity as such successor, the Trustee shall have the same limitations on liability granted to the Special Servicer in this Agreement. As compensation therefor, the Trustee shall be entitled to receive all the compensation payable to the Special Servicer set forth in this Agreement, including, without limitation the Special Servicer Compensation (other than any Work-Out Fee payable pursuant to Section 9.11).

          (d) Notwithstanding the above, the Trustee may, if the Trustee shall be unwilling to so act, or shall, if it is unable to so act, appoint, or petition a court of competent jurisdiction to appoint, any established commercial or multifamily mortgage finance institution, special servicer or mortgage servicing institution having a net worth of not less than $15,000,000, and meeting such other standards for a successor Special Servicer as are set forth in Section 9.21, and with respect to which Rating Agency Confirmation is obtained, as the successor to the Special Servicer hereunder in the assumption of all of the responsibilities, duties or liabilities of a special servicer as Special Servicer hereunder. Pending any such appointment, the Trustee shall act as the Special Servicer as hereinabove provided. Any entity designated by the Trustee as successor Special Servicer may be an Affiliate of the Trustee; provided that, such Affiliate must meet the standards for a successor Special Servicer set forth herein. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided that no such compensation shall be in excess of that permitted to the Special Servicer under this Agreement. The Trustee and such successor shall take such actions, consistent with this Agreement as shall be necessary to effectuate any such succession. The Special Servicer shall cooperate with the Trustee and any successor Special Servicer in effecting the termination of the Special Servicer's responsibilities and rights under this Agreement, including, without limitation, notifying Mortgagors of Specially Serviced Mortgage Loans of the assignment of the special servicing function and providing the Trustee and successor Special


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Servicer all documents and records in its possession in electronic or other form reasonably requested by the successor Special Servicer to enable the successor Special Servicer to assume the Special Servicer's functions hereunder and the transfer to the Trustee or such successor Special Servicer of all amounts which shall at the time be or should have been deposited by the Special Servicer in the Certificate Account and any other account or fund maintained with respect to the Certificates or thereafter be received by the Special Servicer with respect to the Mortgage Loans. Neither the Trustee nor any other successor Special Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof caused by (i) the failure of the Special Servicer to deliver, or any delay in delivering, cash, documents or records to it, or (ii) restrictions imposed by any regulatory authority having jurisdiction over the Special Servicer. The Trustee shall be reimbursed for all of its out-of-pocket expenses incurred in connection with obtaining such successor Special Servicer by the Trust within 30 days of submission of an invoice with respect thereto but only to the extent such expenses have not been reimbursed by the Special Servicer as provided herein; and such expenses paid by the Trust shall be deemed to be an Additional Trust Expense.

          Section 7.15 Notification to Holders. Upon termination of the Master Servicer or the Special Servicer, or appointment of a successor to the Master Servicer or the Special Servicer, the Trustee shall promptly mail notice thereof by first class mail to the Rating Agencies, the Operating Adviser, the Seller and the Certificateholders at their respective addresses appearing on the Certificate Register.

          Section 7.16 Representations and Warranties of the Trustee and the Fiscal Agent.

          (a) The Trustee hereby represents and warrants as of the date hereof that:

               (i) the Trustee is a national banking association, duly organized, validly existing and in good standing under the laws governing its creation and existence and has full power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery by the Trustee of this Agreement have been duly authorized by all necessary action on the part of the Trustee; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Trustee or its properties that would materially and adversely affect the Trustee's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Trustee, or (iii) the terms of any material agreement or instrument to which the Trustee is a party or by which it is bound; the Trustee is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;


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

               (iii) the execution, delivery and performance by the Trustee of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to or the registration with any state, federal or other governmental authority or agency, except such as has been or will be obtained, given, effected or taken in order for the Trustee to perform its obligations under this Agreement;

               (iv) this Agreement has been duly executed and delivered by the Trustee and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (v) no litigation is pending or, to the Trustee's knowledge, threatened, against the Trustee that, either in one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Trustee to perform under the terms of this Agreement.

          (b) The Fiscal Agent hereby represents and warrants as of the date hereof that:

               (i) the Fiscal Agent is a foreign banking corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, and to enter into and perform its obligations under this Agreement;

               (ii) the execution and delivery by the Fiscal Agent of this Agreement have been duly authorized by all necessary corporate action on the part of the Fiscal Agent; neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated in this Agreement, nor compliance with the provisions of this Agreement, will conflict with or result in a breach of, or constitute a default under, (i) any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Fiscal Agent or its properties that would materially and adversely affect the Fiscal Agent's ability to perform its obligations under this Agreement, (ii) the organizational documents of the Fiscal Agent, or (iii) the terms of any material agreement or instrument to which the Fiscal Agent is a party or by which it is bound; the Fiscal Agent is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or other governmental agency, which default would materially and adversely affect its performance under this Agreement;

               (iii) the execution, delivery and performance by the Fiscal Agent of this Agreement and the consummation of the transactions contemplated by this Agreement do not require the consent, approval, authorization or order of, the giving of notice to, or the registration with, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;


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

               (iv) this Agreement has been duly executed and delivered by the Fiscal Agent and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

               (v) no litigation is pending or, to the Fiscal Agent's knowledge, threatened, against the Fiscal Agent that, either in any one instance or in the aggregate, would draw into question the validity of this Agreement, or which would be likely to impair materially the ability of the Fiscal Agent to perform under the terms of this Agreement.

          Section 7.17 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Trustee and the Fiscal Agent. Each of the Trustee and the Fiscal Agent, at its own respective expense, shall maintain in effect a Fidelity Bond and a Errors and Omissions Insurance Policy. The Errors and Omissions Insurance Policy and Fidelity Bond shall be issued by a Qualified Insurer in form and in amount customary for trustees or fiscal agents in similar transactions (unless the Trustee or the Fiscal Agent, as the case may be, self insures as provided below). In the event that any such Errors and Omissions Insurance Policy or Fidelity Bond ceases to be in effect, the Trustee or the Fiscal Agent, as the case may be, shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term debt rating of the Trustee or the Fiscal Agent, as the case may be, is not less than "Baa1" as rated by Moody's, if rated by Moody's and "BBB" as rated by S&P, if rated by S&P, respectively, the Trustee or the Fiscal Agent, as the case may be, may self-insure for the Fidelity Bond and the Errors and Omissions Insurance Policy.

          Section 7.18 Appointment of Luxembourg Paying Agent; Notification to Certificateholders.

          (a) The Depositor shall maintain a paying agent in Luxembourg (the "Luxembourg Paying Agent") for payments on the Certificates as well as a transfer agent in Luxembourg (the "Luxembourg Transfer Agent") for so long as such Certificates are listed on the Luxembourg Stock Exchange and the rules of such exchange so require and the Depositor shall pay the reasonable fees of such Luxembourg Paying Agent and Luxembourg Transfer Agent. The Depositor shall appoint a successor Luxembourg Paying Agent if necessary. Except as set forth in this Section 7.18(a), the Trustee shall have any responsibility for the actions or inactions of the Luxembourg Paying Agent, including any failure of the Luxembourg Paying Agent to make timely distributions to Certificateholders or beneficial owners (other than any such failure resulting from the failure of the Trustee to timely remit funds but only to the extent such failure is caused by the Trustee's negligence or willful misconduct). The Certificate Registrar shall not be responsible for transfers or exchanges requested at the office of the Luxembourg Transfer Agent in Luxembourg until it receives written notice from such transfer agent, together with the Certificates to be transferred or exchanged. The Luxembourg Paying Agent shall each month download copies of all information made available on the Trustee's


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

internet website, print such information and make it available to the Certificateholders upon request.

          (b) For so long as the Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Depositor undertakes to cause the Luxembourg Paying Agent to publish all notices to Certificateholders in a daily newspaper of general circulation in Luxembourg.

          (c) For so long as any of the Certificates are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, the Trustee shall make available or provide the following information on the Trustee's internet website:

               (i) to Clearstream Bank, Euroclear Bank and the Luxembourg Paying Agent promptly upon determination, the Pass-Through Rates for the related Interest Accrual Period, the amount of principal and interest distributable on the related Distribution Date for each Class of Certificates, per $1,000 initial Certificate Balance or Notional Amount and the date each distribution will be made;

               (ii) to the Luxembourg Paying Agent on each Distribution Date, the Certificate Balance or Notional Amount of the Certificates;

               (iii) to the Luxembourg Paying Agent promptly following availability, each report, certificate or statement required to be delivered to the Luxembourg Paying Agent pursuant to Section 5.4;

               (iv) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any termination of the Trustee or appointment of a successor to the Trustee; and

               (v) to the Luxembourg Paying Agent promptly following receipt thereof, all notices and reports regarding any occurrence of an Event of Default.

          Information provided, as set forth above, by the Trustee to the Luxembourg Paying Agent shall be supplied by the Luxembourg Paying Agent to the Luxembourg Stock Exchange. Such information shall be made available to the Certificateholders at the main office of the Luxembourg Paying Agent.

          None of the Certificates will be listed on the Luxembourg Stock Exchange or any other stock exchange.

                                  ARTICLE VIII

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          Section 8.1 Servicing Standard; Servicing Duties.

          (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan and any Loan Pair, for the benefit of the holder of the related B Note and the


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

related Serviced Companion Mortgage Loan, the Master Servicer shall service and administer the Mortgage Loans, any B Note and any Serviced Companion Mortgage Loan in accordance with the Servicing Standard and the terms of this Agreement (subject to the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer in accordance with the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement). Certain of the provisions of this Article VIII make explicit reference to their applicability to Mortgage Loans, any B Note and any Serviced Companion Mortgage Loan; notwithstanding such explicit references, references to "Mortgage Loans" contained in this Article VIII, unless otherwise specified, shall be construed to refer also to such B Note and Serviced Companion Mortgage Loan (but any other terms that are defined in Article I and used in this Article VIII shall be construed according to such definitions without regard to this sentence).

          In connection with such servicing and administration, the Master Servicer shall seek to maximize the timely recovery of principal and interest on the Mortgage Notes in the best economic interests of the Certificateholders as a whole (or, in the case of any A/B Mortgage Loan or Loan Pair, the Certificateholders and the holder of the related B Note and Serviced Companion Mortgage Loan, all taken as a collective whole); provided, however, that nothing herein contained shall be construed as an express or implied guarantee by the Master Servicer of the collectability of payments on the Mortgage Loans or shall be construed as impairing or adversely affecting any rights or benefits specifically provided by this Agreement to the Master Servicer, including with respect to Master Servicing Fees or the right to be reimbursed for Advances.

          (b) The Master Servicer, in the case of an event specified in clause
(x) of this subclause (b), and the Special Servicer, in the case of an event specified in clause (y) of this subclause (b), shall each send a written notice to the other and to the Trustee, the Operating Adviser, the Seller and, in the case of an A/B Mortgage Loan, the holder of the related B Note and, in the case of a Loan Pair, the holder of the related Serviced Companion Mortgage Loan, within two Business Days after becoming aware (x) that a Servicing Transfer Event has occurred with respect to a Mortgage Loan or (y) that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan and, in the case of an event specified in clause (x) of this subclause (b) above, the Servicing Transfer Event that occurred.

          (c) With respect to each Mortgage Loan that is subject to an Environmental Insurance Policy, for as long as it is not a Specially Serviced Mortgage Loan, if the Master Servicer has actual knowledge of any event giving rise to a claim under an Environmental Insurance Policy, the Master Servicer shall notify the Special Servicer to such effect and the Master Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of such Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer or the Special Servicer as a Servicing Advance.

          (d) In connection with any extension of the Maturity Date of a Mortgage Loan, the Master Servicer shall give prompt written notice of such extension to the insurer under the Environmental Insurance Policy and shall execute such documents as are reasonably required by such insurer to procure an extension of such policy (if available).

          (e) The parties hereto acknowledge that each Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan is subject to the terms and conditions of the related Loan Pair Intercreditor Agreement. With respect to each Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan, the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer recognize the respective rights and obligations of the Trust and the holders of each Serviced Companion Mortgage Loan under the related Loan Pair Intercreditor Agreement, including, with respect to the allocation of collections on or in respect of any Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan in accordance with the related Loan Pair Intercreditor Agreement. The Master Servicer shall comply with the applicable provisions of each Loan Pair Intercreditor Agreement, and if any Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan is then a Specially Serviced Mortgage Loan, the Special Servicer shall comply with the applicable provisions of the related Loan Pair Intercreditor Agreement.

          (f) The Trustee is hereby directed to execute and deliver on behalf of the Trust the Assignment and Assumption Agreement dated as of March 2, 2004 relating to the Four Seasons-Los Angeles at Beverly Hills Loan pursuant to which the Seller will assign to the Trustee its rights and interests in the intercreditor agreement and recognition agreement relating to the Four Seasons-Los Angeles at Beverly Hills Loan. The Master Servicer shall comply with the applicable provisions of such intercreditor agreement and recognition agreement, or if the Four Seasons-Los Angeles at Beverly Hills Loan is then a Specially Serviced Mortgage Loan, the Special Servicer shall comply with the applicable provisions of such agreements.

          (g) Promptly following the Closing Date, the Trustee shall send written notice to each Non-Serviced Mortgage Loan Master Servicer, stating that, as of the Closing Date, the Trustee is the holder of the applicable Non-Serviced Mortgage Loan, and directing such Non-Serviced Mortgage Loan Master Servicer to remit to the Master Servicer all amounts payable to, and directing such Non-Serviced Mortgage Loan Master Servicer to forward, deliver or otherwise make available, as the case may be, to the Master Servicer all reports, statements, documents, communications and other information that are to be forwarded, delivered or otherwise made available to, such holder of the applicable Non-Serviced Mortgage Loan under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement.

          (h) Each Non-Serviced Mortgage Loan shall be serviced and administered by the applicable Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and Non-Serviced Mortgage Loan Intercreditor Agreement, except as otherwise specifically provided in this Agreement. If any Non-Serviced Companion Mortgage Loan that is an asset under the trust created by the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement is removed from the pool of mortgage loans created under such Non-Serviced Mortgage Loan Pooling and Servicing Agreement, or if such Non-Serviced Mortgage Loan Pooling and Servicing Agreement is otherwise terminated, the servicing of the Non-Serviced Mortgage Loan shall be transferred, pursuant to the related Non-Serviced Mortgage Loan Intercreditor Agreement, and shall be serviced and administered by a successor servicing


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

agreement, which shall have similar provisions to such Non-Serviced Mortgage Loan Pooling and Servicing Agreement to the extent set forth in the related Non-Serviced Mortgage Loan Intercreditor Agreement, and such transfer shall be subject to the receipt of a written confirmation from each of the Rating Agencies that such transfer shall not result in the downgrade, qualification or withdrawal of any rating then assigned by such Rating Agency to any Class of Certificates then rated by such Rating Agency.

          Section 8.2 Fidelity Bond and Errors and Omissions Insurance Policy Maintained by the Master Servicer. The Master Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Master Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Master Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Master Servicer is not in any event less than "Baa1" as rated by Moody's and "BBB" as rated by S&P, respectively, the Master Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Errors and Omissions Insurance Policy.

          Section 8.3 Master Servicer's General Power and Duties.

          (a) The Master Servicer shall service and administer the Mortgage Loans and shall, subject to Sections 8.7, 8.18, 8.19, 8.27 and Article XII hereof and as otherwise provided herein and by the Code, have full power and authority to do any and all things which it may deem necessary or desirable in connection with such servicing and administration in accordance with the Servicing Standard. To the extent consistent with the foregoing and subject to any express limitations and provisions set forth in this Agreement (and, in the case of any A/B Mortgage Loan and any Loan Pair, subject to the applicable Intercreditor Agreement or Loan Pair Intercreditor Agreement and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer, as applicable), such power and authority shall include, without limitation, the right, subject to the terms hereof, (A) to execute and deliver, on behalf of the Certificateholders (and in connection with any B Note, the holder of the B Note and, in connection with any Loan Pair, the holder of the Serviced Companion Mortgage Loan) and the Trustee, customary consents or waivers and other instruments and documents (including, without limitation, estoppel certificates, financing statements, continuation statements, title endorsements and reports and other documents and instruments necessary to preserve and maintain the lien on the related Mortgaged Property and related collateral), (B) to consent to assignments and assumptions or substitutions, and transfers of interest of any Mortgagor, in each case subject to and in accordance with the terms of the related Mortgage Loan and
Section 8.7, (C) to collect any Insurance Proceeds, (D) subject to Section 8.7, to consent to any subordinate financings to be secured by any related Mortgaged Property to the extent that such consent is required pursuant to the terms of the related Mortgage or which otherwise is required, and, subject to Section 8.7, to consent to any mezzanine debt to the extent such consent is required pursuant to the terms of the related Mortgage; (E) to consent to the application of any proceeds of insurance policies or condemnation awards to the


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

restoration of the related Mortgaged Property or otherwise and to administer and monitor the application of such proceeds and awards in accordance with the terms of the Mortgage Loan as the Master Servicer deems reasonable under the circumstances, (F) to execute and deliver, on behalf of the Certificateholders (and, if applicable, the holders of the B Note and Serviced Companion Mortgage
Loan) and the Trustee, documents relating to the management, operation, maintenance, repair, leasing and marketing of the related Mortgaged Properties, including agreements and requests by the Mortgagor with respect to modifications of the standards of operation and management of the Mortgaged Properties or the replacement of asset managers, (G) to consent to any operation or action under a Mortgage Loan that is contemplated or permitted under a Mortgage or other documents evidencing or securing the applicable Mortgage Loan (either as a matter of right or upon satisfaction of specified conditions), (H) to obtain, release, waive or modify any term other than a Money Term of a Mortgage Loan and related documents subject to and to the extent permitted by Section 8.18, (I) to exercise all rights, powers and privileges granted or provided to the holder of the Mortgage Notes, any Serviced Companion Mortgage Loan and any B Note under the terms of the Mortgage, including all rights of consent or approval thereunder, subject to Sections 8.7 and 8.18 of this Agreement, (J) to enter into lease subordination agreements, non-disturbance and attornment agreements or other leasing or rental arrangements which may be requested by the Mortgagor or the Mortgagor's tenants, (K) to join the Mortgagor in granting, modifying or releasing any easements, covenants, conditions, restrictions, equitable servitudes, or land use or zoning requirements with respect to the Mortgaged Properties to the extent such does not adversely affect the value of the related Mortgage Loan or Mortgaged Property, (L) to execute and deliver, on behalf of itself, the Trustee, the Trust (and, if applicable, the holders of the B Note and Serviced Companion Mortgage Loan) or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties, and (M) hold in accordance with the terms of any Mortgage Loan and this Agreement, Defeasance Collateral. The foregoing clauses (A) through (M) are referred to collectively as "Master Servicer Consent Matters." Notwithstanding the above, the Master Servicer shall have no power to
(i) waive any Prepayment Premiums or (ii) consent to any modification of a Money Term of a Mortgage Loan. Nothing contained in this Agreement shall limit the ability of the Master Servicer to lend money to (to the extent not secured, in whole or in part, by any Mortgaged Property), accept deposits from and otherwise generally engage in any kind of business or dealings with any Mortgagor as though the Master Servicer was not a party to this Agreement or to the transactions contemplated hereby; provided, however, that this sentence shall not modify the Servicing Standard.

          (b) The Master Servicer shall not be obligated to service and administer the Mortgage Loans which have become and continue to be Specially Serviced Mortgage Loans, except as specifically provided herein. The Master Servicer shall be required to make all calculations and prepare all reports required hereunder with respect to such Specially Serviced Mortgage Loans (other than calculations and reports expressly required to be made by the Special Servicer hereunder) as if no Servicing Transfer Event had occurred and shall continue to collect all Scheduled Payments, make Servicing Advances as set forth herein, make P&I Advances as set forth herein and render such incidental services with respect to such Specially Serviced Mortgage Loans, all as are specifically provided for herein, but shall have no other servicing or other duties with respect to such Specially Serviced Mortgage Loans. The Master Servicer shall give notice within three Business Days to the Special Servicer of any collections it receives from any Specially Serviced Mortgage Loans, subject to changes agreed upon from time to time by the Special Servicer and the Master Servicer. The Special Servicer shall instruct within one Business Day after receiving such notice the Master Servicer on how to apply such funds. The Master Servicer within one Business Day after receiving such instructions shall apply such funds in accordance with the Special Servicer's instructions. Each Mortgage Loan that becomes a Specially Serviced Mortgage Loan shall continue as such until such Mortgage Loan becomes a Rehabilitated Mortgage Loan. The Master Servicer shall not be required to initiate extraordinary collection procedures or legal proceedings with respect to any Mortgage Loan or to undertake any pre-foreclosure procedures.

          (c) Concurrently with the execution of this Agreement, the Trustee shall sign the Power of Attorney attached hereto as Exhibit S-1. The Master Servicer, shall promptly notify the Trustee of the execution and delivery of any document on behalf of the Trustee under such Power-of-Attorney. From time to time until the termination of the Trust, upon receipt of additional unexecuted powers of attorney from the Master Servicer or the Special Servicer, the Trustee shall execute and return to the Master Servicer or the Special Servicer any additional powers of attorney and other documents necessary or appropriate to enable the Master Servicer and the Special Servicer to service and administer the Mortgage Loans including, without limitation, documents relating to the management, operation, maintenance, repair, leasing or marketing of the Mortgaged Properties. The Master Servicer shall indemnify the Trustee for any costs, liabilities and expenses (including attorneys' fees) incurred by the Trustee in connection with the intentional or negligent misuse of such power of attorney by the Master Servicer. Notwithstanding anything contained herein to the contrary, neither the Master Servicer nor the Special Servicer shall without the Trustee's written consent: (i) initiate any action, suit or proceeding solely under the Trustee's name without indicating the Master Servicer's or Special Servicer's, as applicable, representative capacity, or (ii) knowingly take any action that causes the Trustee to be registered to do business in any state, provided, however, that the preceding clause (i) shall not apply to the initiation of actions relating to a Mortgage Loan that the Master Servicer or the Special Servicer, as the case may be, is servicing pursuant to its respective duties herein (in which case the Master Servicer or the Special Servicer, as the case may be, shall give three (3) Business Days prior notice to the Trustee of the initiation of such action). The limitations of the preceding clause shall not be construed to limit any duty or obligation imposed on the Trustee under any other provision of this Agreement.

          (d) The Master Servicer shall make efforts consistent with the Servicing Standard and the terms of this Agreement to collect all payments called for under the terms and provisions of the applicable Mortgage Loans (other than Specially Serviced Mortgage Loans or REO Properties).

          (e) The Master Servicer shall segregate and hold all funds collected and received pursuant to any Mortgage Loan (other than any Non-Serviced Mortgage
Loan) constituting Escrow Amounts separate and apart from any of its own funds and general assets and shall establish and maintain one or more segregated custodial accounts (each, an "Escrow Account") into which all Escrow Amounts shall be deposited within one (1) Business Day after receipt. Each Escrow Account shall be an Eligible Account, except with respect to Mortgage Loans identified on Schedule VI for which Escrow Accounts shall be transferred to Eligible Accounts at the earliest date permitted under the related Mortgage Loan documents. The Master Servicer shall also deposit into each Escrow Account any amounts representing losses on Eligible Investments pursuant to the immediately succeeding paragraph and any Insurance

Proceeds or Liquidation Proceeds which are required to be applied to the restoration or repair of any Mortgaged Property pursuant to the related Mortgage Loan. Each Escrow Account shall be maintained in accordance with the requirements of the related Mortgage Loan and in accordance with the Servicing Standard. Withdrawals from an Escrow Account may be made only:

               (i) to effect timely payments of items constituting Escrow Amounts for the related Mortgage Loan;

               (ii) to transfer funds to the Certificate Account (or any sub-account thereof) to reimburse the Master Servicer for any Advance relating to Escrow Amounts, but only from amounts received with respect to the related Mortgage Loan which represent late collections of Escrow Amounts thereunder;

               (iii) for application to the restoration or repair of the related Mortgaged Property in accordance with the related Mortgage Loan and the Servicing Standard;

               (iv) to clear and terminate such Escrow Account upon the termination of this Agreement or pay-off of the related Mortgage Loan;

               (v) to pay from time to time to the related Mortgagor any interest or investment income earned on funds deposited in the Escrow Account if such income is required to be paid to the related Mortgagor under applicable law or by the terms of the Mortgage Loan, or otherwise to the Master Servicer; and

               (vi) to remove any funds deposited in a Escrow Account that were not required to be deposited therein or to refund amounts to the Mortgagors determined to be overages.

          Subject to the immediately succeeding sentence, (i) the Master Servicer may direct any depository institution or trust company in which the Escrow Accounts are maintained to invest the funds held therein in one or more Eligible Investments; provided, however, that such funds shall be either (x) immediately available or (y) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established; (ii) the Master Servicer shall be entitled to all income and gain realized from any such investment of funds as additional servicing compensation; and (iii) the Master Servicer shall deposit from its own funds in the applicable Escrow Account the amount of any loss incurred in respect of any such investment of funds immediately upon the realization of such loss. The Master Servicer shall not direct the investment of funds held in any Escrow Account and retain the income and gain realized therefrom if the terms of the related Mortgage Loan or applicable law permit the Mortgagor to be entitled to the income and gain realized from the investment of funds deposited therein, and the Master Servicer shall not be required to invest amounts on deposit in Escrow Accounts in Eligible Investments or Eligible Accounts to the extent that the Master Servicer is required by either law or under the terms of any related Mortgage Loan to deposit or invest (or the Mortgagor is entitled to direct the deposit or investment of) such amounts in another type of investments or accounts. In the event the Master Servicer is not entitled to direct the investment of such funds, (1) the Master Servicer shall direct the depository institution or trust company in which such Escrow Accounts are maintained to invest the funds held therein in accordance with the Mortgagor's written investment instructions, if the terms of the related Mortgage Loan or applicable law require the Master Servicer to invest such funds in accordance with the Mortgagor's directions; and
(2) in the absence of appropriate written instructions from the Mortgagor, the Master Servicer shall have no obligation to, but may be entitled to, direct the investment of such funds; provided, however, that in either event (i) such funds shall be either (y) immediately available or (z) available in accordance with a schedule which will permit the Master Servicer to meet the payment obligations for which the Escrow Account was established, and (ii) the Master Servicer shall have no liability for any loss in investments of such funds that are invested pursuant to written instructions from the Mortgagor.

          (f) The relationship of each of the Master Servicer and the Special Servicer to the Trustee and to each other under this Agreement is intended by the parties to be that of an independent contractor and not of a joint venturer, partner or agent.

          (g) With respect to each Mortgage Loan, if required by the terms of the related Mortgage Loan, any Lock-Box Agreement or similar agreement, the Master Servicer shall establish and maintain, in accordance with the Servicing Standard, one or more lock-box, cash management or similar accounts ("Lock-Box Accounts") to be held outside the Trust and maintained by the Master Servicer in accordance with the terms of the related Mortgage. No Lock-Box Account is required to be an Eligible Account, unless otherwise required pursuant to the related Mortgage Loan documents. The Master Servicer shall apply the funds deposited in such accounts in accordance with terms of the related Mortgage Loan documents, any Lock-Box Agreement and in accordance with the Servicing Standard.

          (h) The Master Servicer shall process all defeasances of Mortgage Loans in accordance with the terms of the Mortgage Loan documents, and shall be entitled to any fees paid relating thereto. The Master Servicer shall not permit defeasance (or partial defeasance if permitted under the Mortgage Loan) of any Mortgage Loan on or before the second anniversary of the Closing Date unless such defeasance will not result in an Adverse REMIC Event and the Master Servicer has received an opinion of counsel to such effect and all items in the following sentence have been satisfied. Subsequent to the second anniversary of the Closing Date, the Master Servicer, in connection with the defeasance of a Mortgage Loan shall require (to the extent it is not inconsistent with the Servicing Standard) that: (i) the defeasance collateral consists of U.S. Treasury obligations, (ii) the Master Servicer has determined that the defeasance will not result in an Adverse REMIC Event, (iii) either (A) the related Mortgagor designates a Single-Purpose Entity (if the Mortgagor no longer complies) to own the Defeasance Collateral (subject to customary qualifications) or (B) the Master Servicer has established a Single-Purpose Entity to hold all Defeasance Collateral relating to the Defeasance Loans, (iv) the Master Servicer has requested and received from the Mortgagor (A) an opinion of counsel that the Trustee will have a perfected, first priority security interest in such Defeasance Collateral and (B) written confirmation from a firm of independent accountants stating that payments made on such Defeasance Collateral in accordance with the terms thereof will be sufficient to pay the subject Mortgage Loan (or the defeased portion thereof in connection with a partial defeasance) in full on or before its Maturity Date (or, in the case of the ARD Loan, on or before its Anticipated Repayment Date) and to timely pay each subsequent Scheduled Payment, (v) (A) a Rating Agency Confirmation is received if the Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) has a Principal Balance greater than the lesser of $20,000,000 and 5% of the Aggregate Certificate Balance, unless such Rating Agency has waived in writing such Rating Agency Confirmation requirement or (B) if the Mortgage Loan is less than or equal to both of the amounts set forth in clause
(A), either a Notice and Certification in the form attached hereto as Exhibit Z or a Rating Agency Confirmation is received from S&P and (vi) a Rating Agency Confirmation is received if the Mortgage Loan is one of the ten largest Mortgage Loans, by Principal Balance. Any customary and reasonable out-of-pocket expense incurred by the Master Servicer pursuant to this Section 8.3(h) shall be paid by the Mortgagor of the Defeasance Loan pursuant to the related Mortgage, Mortgage Note or other pertinent document, if so allowed by the terms of such documents.

          The parties hereto acknowledge that (a) if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreement regarding the obligation of a Mortgagor to pay the reasonable costs and expenses associated with a defeasance of the related Mortgage Loan are insufficient to reimburse the Trust, or (b) if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the Seller shall be to pay an amount equal to such insufficiency or expense to the extent the related Mortgagor is not required to pay such amount. Promptly upon receipt of notice of such insufficiency or unpaid expense, the Master Servicer shall request the Seller to make such payment by deposit to the Certificate Account.

          In the case of a Specially Serviced Mortgage Loan, the Master Servicer shall process any defeasance of such Specially Serviced Mortgage Loan in accordance with the original terms of the respective Mortgage Loan documents following a request by the Special Servicer that the Master Servicer do so, which request shall be accompanied by a waiver of any condition of defeasance that an "event of default" under such Specially Serviced Mortgage Loan not have occurred or be continuing, and the Master Servicer shall be entitled to any fees paid relating to such defeasance. If such "event of default" is on account of an uncured payment default, the Special Servicer will process the defeasance of such Specially Serviced Mortgage Loan, and the Special Servicer shall be entitled to any fees paid relating to such defeasance.

          (i) The Master Servicer shall, as to each Mortgage Loan which is secured by the interest of the related Mortgagor under a ground lease, confirm whether or not on or prior to the date that is thirty (30) days after the Closing Date, the Seller has notified the related ground lessor of the transfer of such Mortgage Loan to the Trust pursuant to this Agreement and informed such ground lessor that any notices of default under the related Ground Lease should thereafter be forwarded to the Master Servicer (as evidenced by delivery of a copy thereof to the Master Servicer). The Master Servicer shall promptly notify the ground lessor if the Seller has failed to do so by the thirtieth day after the Closing Date.

          (j) Pursuant to the related Intercreditor Agreement, the owner of any B Note has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the B Note pursuant to this Agreement. The Master Servicer shall be entitled, during any period when the A Note and B Note under any A/B Mortgage Loan do not constitute Specially Serviced Mortgage Loans, to exercise the rights and powers granted under the related Intercreditor Agreement to the "Note A Holder" and/or the "Servicer" referred to therein. For the avoidance of doubt, the parties acknowledge that neither the Master Servicer nor the Special Servicer shall be entitled or required to exercise the rights and powers granted to any "Note B Holder" as defined under the related Intercreditor Agreement.

          (k) Pursuant to the applicable Non-Serviced Mortgage Loan Intercreditor Agreement, the owner of any Non-Serviced Mortgage Loan has agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer, and the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Master Servicer's obligations and responsibilities hereunder and the Master Servicer's authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Master Servicer shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and shall enforce the rights of the Trustee (as holder of the Non-Serviced Mortgage Loans) under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement and the related Non-Serviced Mortgage Loan Intercreditor Agreement. The Master Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          (l) Pursuant to each Loan Pair Intercreditor Agreement, the owner of the related Serviced Companion Mortgage Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer the Serviced Companion Mortgage Loan pursuant to this Agreement. The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent are authorized and directed to execute and deliver to the holder of the Serviced Companion Mortgage Loan a letter agreement dated as of the Closing Date setting forth provisions as to, among other things, the timing of remittances, advances and reports relating to the Serviced Companion Mortgage Loan, and references herein to the related Loan Pair Intercreditor Agreement shall be construed to refer to such Loan Pair Intercreditor Agreement and such letter agreement taken together. To the extent that the Master Servicer, the Special Servicer, the Trustee and/or the Fiscal Agent have duties and obligations under any such letter agreement, each successor master servicer, successor special servicer, successor trustee and/or successor fiscal agent, respectively, under this Agreement shall perform such duties and satisfy such obligations.

          (m) With respect to the Four Seasons-Los Angeles at Beverly Hills Loan and the Mortgage Loans designated on the Mortgage Loan Schedule as Mortgage Loan Nos. 18-20 and Nos. 23-25, respectively, if approval is ever sought under the related Mortgage Loan documents to replace the property manager for the related Mortgaged Property, the parties hereto agree to notify S&P before such replacement is approved.

          Section 8.4 Primary Servicing and Sub-Servicing.

          (a) The Master Servicer shall supervise, administer, monitor, enforce and oversee the servicing of the applicable Mortgage Loans by any Sub-Servicer appointed by it. The terms of any arrangement or agreement between the Master Servicer and a Sub-Servicer shall provide that such agreement or arrangement may be terminated, without cause and without the payment of any termination fees, by the Trustee in the event such Master Servicer is terminated in accordance with this Agreement. In addition, none of the Trustee, the Certificateholders, the holder of any Serviced Companion Mortgage Loan or the holder of any B Note shall have any direct obligation or liability (including, without limitation, indemnification obligations) with respect to any Sub-Servicer. The Master Servicer shall pay the costs of enforcement against any of its Sub-Servicers at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed. Notwithstanding the provisions of any primary servicing agreement or sub-servicing agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Sub-Servicer, or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and liable to the Trustee, the Special Servicer and the Certificateholders for the servicing and administering of the applicable Mortgage Loans, the B Notes and the Serviced Companion Mortgage Loans in accordance with (and subject to the limitations contained within) the provisions of this Agreement without diminution of such obligation or liability by virtue of indemnification from a Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans.

          (b) Subject to the limitations of subsection (a), the Master Servicer may appoint one or more sub-servicers (each, a "Sub-Servicer") to perform all or any portion of its duties hereunder for the benefit of the Trustee and the Certificateholders.

          Section 8.5 Servicers May Own Certificates. The Master Servicer and any agent of the Master Servicer in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights it would have if it were not the Master Servicer or such agent. Any such interest of the Master Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Master Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Master Servicer.

          Section 8.6 Maintenance of Hazard Insurance, Other Insurance, Taxes and Other. Subject to the limitations set forth below, the Master Servicer shall use reasonable efforts consistent with the Servicing Standard to cause the related Mortgagor to maintain for each

Mortgage Loan (other than any REO Mortgage Loan) (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require, contains no exclusion for damages due to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002) and which does not provide for reduction due to depreciation in an amount that is at least equal to the lesser of (i) the full replacement cost of improvements securing such Mortgage Loan or (ii) the outstanding Principal Balance of such Mortgage Loan and any related B Note or Serviced Companion Mortgage Loan, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for a Mortgage Loan which the related Mortgagor is required to maintain under the related Mortgage, provided the Master Servicer shall not be required to maintain earthquake insurance on any Mortgaged Property unless such insurance was required at origination and is available at commercially reasonable rates; provided, however, that the Special Servicer shall have the right, but not the duty, to obtain, at the Trust's expense, earthquake insurance on any Mortgaged Property securing a Specially Serviced Mortgage Loan or an REO Property so long as such insurance is available at commercially reasonable rates. If the related Mortgagor does not maintain the insurance set forth in clauses (A) and (B) above, then the Master Servicer shall cause to be maintained such insurance with a Qualified Insurer. The Master Servicer shall be deemed to have satisfied its obligations with respect to clause (A) above if the Mortgagor maintains, or the Master Servicer shall have otherwise caused to be obtained, a Standard Hazard Insurance Policy that is in compliance with the related Mortgage Loan documents, and, if required by such Mortgage Loan documents, the Mortgagor pays, or the Master Servicer shall have otherwise caused to be paid, the premium required by the related insurance provider that is necessary to avoid an exclusion in such policy against "acts of terrorism" as defined by the Terrorism Risk Insurance Act of 2002.

          Each Standard Hazard Insurance Policy maintained with respect to any Mortgaged Property that is not an REO Property shall contain, or have an accompanying endorsement that contains, a standard mortgagee clause. If the improvements on the Mortgaged Property are located in a designated special flood hazard area by the Federal Emergency Management Agency in the Federal Register, as amended from time to time (to the extent permitted under the related Mortgage Loan or as required by law), the Master Servicer (with respect to any Mortgaged Property that is not an REO Property) shall cause flood insurance to be maintained. Such flood insurance shall be in an amount equal to the lesser of
(i) the unpaid principal balance of the related Mortgage Loan or (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program, if the area in which the improvements on the Mortgaged Property are located is participating in such program. Any amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the terms of the applicable Mortgage Loan) shall be deposited in the Certificate Account.

          Any cost (such as insurance premiums and insurance broker fees but not internal costs and expenses of obtaining such insurance) incurred by the Master Servicer in maintaining any insurance pursuant to this Section 8.6 shall not, for the purpose of calculating monthly distributions to the Certificateholders or remittances to the Trustee for their benefit, be added to the Principal Balance of the Mortgage Loan, notwithstanding that the terms of the Mortgage Loan permit such cost to be added to the outstanding Principal Balance thereof. Such costs shall be paid as a Servicing Advance by the Master Servicer, subject to Section 4.4 hereof.

          Notwithstanding the above, the Master Servicer shall have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce such insurance requirements. Furthermore, the Master Servicer shall not be required in any event to cause the Mortgagor to maintain or itself obtain insurance coverage beyond what is available on commercially reasonable terms at a cost customarily acceptable (in each case, as determined by the Master Servicer, which shall be entitled to rely, at its sole expense, on insurance consultants in making such determination, consistent with the Servicing Standard) and consistent with the Servicing Standard; provided, that the Master Servicer shall be obligated to cause the Mortgagor to maintain or itself obtain insurance against property damage resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents and the related Mortgage so require unless the Master Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located; provided, that such determination must be made by the Master Servicer not less frequently (but need not be made more frequently) than annually, but in any event, shall be made on the approximate date on (but not later than sixty
(60) days thereafter) which the Master Servicer receives notice of the renewal, replacement or cancellation of coverage (as evidenced by the related insurance policy or insurance certificate). Notwithstanding the limitation set forth in the preceding sentence, if the related Mortgage Loan documents and the related Mortgage require the Mortgagor to maintain insurance against property damage resulting from terrorism or similar acts, the Master Servicer shall prior to availing itself of any limitation described in that sentence with respect to any Mortgage Loan (or any component loan of an A/B Mortgage Loan), obtain the approval or disapproval of the Operating Adviser (subject to the penultimate paragraph of Section 9.39). The Master Servicer shall be entitled to rely on the determination of the Operating Adviser made in connection with such approval or disapproval (subject to the penultimate paragraph of Section 9.39). If any such approval has not been expressly denied within seven (7) Business Days of receipt by the Operating Adviser from the Master Servicer of the Master Servicer's determination and analysis and all information reasonably requested by the Operating Adviser and reasonably available to the Master Servicer in order to make an informed decision, such approval shall be deemed to have been granted. The Master Servicer shall notify the holder of any Serviced Companion Mortgage Loan of any determination that it makes pursuant to clauses (i) and (ii) above.

          The Master Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 8.6 either (i) if the Master Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer or (ii) if the Master Servicer, provided that its long-term rating is not less than "A2" by Moody's and "A-" by S&P, self-insures for its obligations as set forth in the first paragraph of this Section 8.6. In the event that the Master Servicer shall cause any Mortgage Loan to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Master Servicer as a Servicing Advance. If such policy contains a deductible clause, the Master Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 8.6 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan or (ii) if there is no deductible limitation required under the Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note, the Master Servicer agrees to present, on its behalf and on behalf of the Trustee and the holders of any Serviced Companion Mortgage Loan or any B Note, claims under any such master force placed or blanket insurance policy.

          With respect to each Mortgage Loan, the Master Servicer shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of taxes, assessments and other similar items that are or may become a lien on the related Mortgaged Property and the status of insurance premiums payable with respect thereto. From time to time, the Master Servicer (other than with respect to REO Mortgage Loans) shall (i) obtain all bills for the payment of such items (including renewal premiums), and (ii) except in the case of Mortgage Loans under which Escrow Amounts are not held by the Master Servicer, effect payment of all such bills, taxes and other assessments with respect to such Mortgaged Properties prior to the applicable penalty or termination date, in each case employing for such purpose Escrow Amounts as allowed under the terms of the related Mortgage Loan. If a Mortgagor fails to make any such payment on a timely basis or collections from the Mortgagor are insufficient to pay any such item before the applicable penalty or termination date, the Master Servicer in accordance with the Servicing Standard shall use its reasonable efforts to pay as a Servicing Advance the amount necessary to effect the payment of any such item prior to such penalty or termination date, subject to Section
4.4 hereof. No costs incurred by the Master Servicer, the Trustee or the Fiscal Agent as the case may be, in effecting the payment of taxes and assessments on the Mortgaged Properties and related insurance premiums and ground rents shall, for the purpose of calculating distributions to Certificateholders, be added to the Principal Balance of the Mortgage Loans, notwithstanding that the terms of such Mortgage Loans permit such costs to be added to the outstanding Principal Balances of such Mortgage Loans.

          Section 8.7 Enforcement of Due-On-Sale Clauses; Assumption Agreements; Due-On-Encumbrance Clause.

          (a) In the event the Master Servicer receives a request from a Mortgagor (or other obligor) pursuant to the provisions of any Mortgage Loan, Serviced Companion Mortgage Loan or B Note (other than a Specially Serviced Mortgage Loan and other than Non-Serviced Mortgage Loans) that expressly permits, subject to any conditions set forth in the Mortgage Loan documents, the assignment of the related Mortgaged Property to, and assumption of such Mortgage Loan, Serviced Companion Mortgage Loan or B Note by, another Person, the Master Servicer shall obtain relevant information for purposes of evaluating such request. For the purpose of the foregoing sentence, the term `expressly permits' shall include outright permission to assign, permission to assign upon satisfaction of certain conditions or prohibition against


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

assignment except upon the satisfaction of stated conditions. If the Master Servicer recommends to approve such assignment, the Master Servicer shall provide to the Special Servicer (and solely with respect to any A/B Mortgage Loan, the holder of the B Note) a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Assignment and Assumption Submission to Special Servicer, in the form attached hereto as Exhibit U) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request for such assignment and assumption in accordance with the terms of the Mortgage Loan, Serviced Companion Mortgage Loan or B Note and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Assignment and Assumption Submission to Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such assignment or assumption unless (i) it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence and (ii) with respect to any A/B Mortgage Loan, the Master Servicer has obtained the approval of the holder of the related B Note, to the extent provided for in the related Intercreditor Agreement, and in accordance with any procedures therefor set forth in Section 9.40. If the Special Servicer withholds consent pursuant to the provisions of this Agreement, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed assignment and assumption, the Master Servicer shall process such request of the related Mortgagor (or other obligor) and shall be authorized to enter into an assignment and assumption or substitution agreement with the Person to whom the related Mortgaged Property has been or is proposed to be conveyed, and/or release the original Mortgagor from liability under the related Mortgage Loan, Serviced Companion Mortgage Loan or B Note and substitute as obligor thereunder the Person to whom the related Mortgaged Property has been or is proposed to be conveyed; provided, however, that the Master Servicer shall not enter into any such agreement to the extent that any terms thereof would result in an Adverse REMIC Event or create any lien on a Mortgaged Property that is senior to, or on parity with, the lien of the related Mortgage. To the extent permitted by applicable law, the Master Servicer shall not enter into such an assumption or substitution agreement unless the credit status of the prospective new Mortgagor (or other obligor) is in conformity to the terms of the related Mortgage Loan and, if applicable, B Note or Serviced Companion Mortgage Loan documents. In making its recommendation, the Master Servicer shall evaluate such conformity in accordance with the Servicing Standard. The Master Servicer shall notify the Trustee and the Special Servicer of any assignment and assumption or substitution agreement executed pursuant to this Section 8.7(a). The Master Servicer shall be entitled to (as additional servicing compensation) 50% of any assumption fee collected from a Mortgagor in connection with an assignment and assumption or substitution of a non-Specially Serviced Mortgage Loan executed pursuant to this Section 8.7(a) and the Special Servicer shall be entitled to (as additional special servicing compensation) the other 50% of such fee.

          Neither the Master Servicer nor the Special Servicer shall have any liability, and shall be indemnified by the Trust for any liability to the Mortgagor or the proposed assignee, for any delay in responding to requests for assumption, if the same shall occur as a result of the


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

failure of the Rating Agencies, or any of them, to respond to such request in a reasonable period of time.

          (b) Other than with respect to the assignment and assumptions referred to in subsection (a) above, if any Mortgage Loan that is not a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or (ii) provides that such Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Master Servicer shall review and make a determination to either (i) enforce such due-on-sale clause or (ii) if in the best economic interest of the Trust, waive the effect of such provision, such waiver to be processed in the same manner as in Section 8.7(a); provided, however, that if the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 (or $25,000,000 in the case of Moody's) or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Master Servicer shall obtain Rating Agency Confirmation (including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B
Note) regarding such waiver. In connection with the request for such consent, the Master Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Master Servicer shall promptly forward copies of the assignment and assumption documents relating to any Mortgage Loan to the Special Servicer and the Trustee, and the Master Servicer shall promptly thereafter forward such documents to the Rating Agencies. The Special Servicer and the Master Servicer shall each be entitled to (as additional compensation) 50% of any fee collected from a Mortgagor in connection with the granting or withholding such consent (other than any such fee payable in connection with any Non-Serviced Mortgage Loan).

          (c) The Master Servicer shall have the right to consent to any transfers of an interest of a Mortgagor, to the extent such transfer is to a party or entity specifically named or described under the terms of the related Mortgage Loan, including any consent to transfer to any subsidiary or affiliate of Mortgagor or to a person acquiring less than a majority interest in the Mortgagor; provided, however, that if (i) the Principal Balance of such Mortgage Loan (together with any other Mortgage Loan with which it is cross-collateralized) at such time equals or exceeds 5% of the Aggregate Certificate Balance or is one of the then current top 10 loans (by Principal Balance) in the pool, and (ii) the transfer is of an interest in the Mortgagor greater than 49%, then prior to consenting, the Master Servicer shall obtain a Rating Agency Confirmation regarding such consent, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. The Master Servicer shall be entitled to collect and receive from Mortgagors any customary fees in connection with such transfers of interest as additional servicing compensation.

          (d) The Trustee for the benefit of the Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note shall execute any necessary instruments in the form presented to it by the Master Servicer (pursuant to subsection (a)) or the


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

Special Servicer (pursuant to subsection (b)) for such assignments and assumptions agreements. Upon the closing of the transactions contemplated by such documents, the Master Servicer or the Special Servicer, as the case may be, shall cause the originals of the assignment and assumption agreement, the release (if any), or the modification or supplement to the Mortgage Loan to be delivered to the Trustee except to the extent such documents have been submitted to the recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee and the Special Servicer.

          (e) If any Mortgage Loan (other than a Specially Serviced Mortgage Loan or a Non-Serviced Mortgage Loan) which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

               (ii) requires the consent of the Mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor, then, as long as such Mortgage Loan is included in the Trust, the Master Servicer, on behalf of the Trustee as the Mortgagee of record, shall exercise (or, subject to Section 8.18, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard, the following paragraph and Section 8.18 hereof. The Master Servicer shall not waive the effect of such provision without first obtaining Rating Agency Confirmation (including with respect to any securities which are rated by a Rating Agency evidencing direct beneficial interests in the A Notes and any B Note) regarding such waiver and complying with the provisions of the next succeeding paragraph; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance and (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on Junior Indebtedness, if any) that is less than 1.2x.

          Without limiting the generality of the preceding paragraph, in the event that the Master Servicer receives a request for a waiver of any "due-on-encumbrance" clause, the Master Servicer shall obtain relevant information for purposes of evaluating such request for a waiver. If the Master Servicer recommends to waive such clause, the Master Servicer shall provide to the Special Servicer a copy of such recommendation and the materials upon which such recommendation is based (which information shall consist of the information to be included in the Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer, in the form attached hereto as Exhibit V) and (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such request in accordance with the terms of the Mortgage Loan and this Agreement, and the Special Servicer shall not unreasonably withhold such consent and any such decision of the Special Servicer shall be in accordance with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer in


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

writing, within five (5) Business Days following the Master Servicer's delivery of the recommendation described above and the complete Additional Lien, Monetary Encumbrance and Mezzanine Financing Submission Package to the Special Servicer on which the recommendation is based, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not permit any such waiver unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described in the preceding sentence. If the Special Servicer withholds consent pursuant to the foregoing provisions, it shall provide the Master Servicer with a written statement and a verbal explanation as to its reasoning and analysis. Upon consent or deemed consent by the Special Servicer to such proposed waiver, the Master Servicer shall process such request of the related Mortgagor subject to the other requirements set forth above.

          The parties hereto acknowledge that, if the payments described in paragraph 39 of Exhibit 2 to the Mortgage Loan Purchase Agreement regarding the obligation of a Mortgagor to pay the reasonable costs and expenses of obtaining any Rating Agency Confirmation in connection with an assumption of the related Mortgage Loan are insufficient to reimburse the Trust, then it shall be the sole obligation of the Seller to pay an amount equal to such insufficiency to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such insufficiency, the Master Servicer or the Special Servicer, as applicable, shall request the Seller to make such payment by deposit to the Certificate Account. The Master Servicer may not waive such payment by the Mortgagor and shall use its reasonable efforts to collect such amounts from the Mortgagor to the extent the related mortgage loan documents require the related Mortgagor to pay such amounts.

          Section 8.8 Trustee to Cooperate; Release of Trustee Mortgage Files.

Upon the payment in full of any Mortgage Loan, the complete defeasance of a Mortgage Loan, satisfaction or discharge in full of any Specially Serviced Mortgage Loan, the purchase of an A Note by the holder of a B Note pursuant to the related Intercreditor Agreement, or the receipt by the Master Servicer of a notification that payment in full (or such payment, if any, in connection with the satisfaction and discharge in full of any Specially Serviced Mortgage Loan) will be escrowed in a manner customary for such purposes, and upon notification by the Master Servicer in the form of a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited) of a Servicing Officer and a request for release of the Trustee Mortgage File in the form of Exhibit C hereto the Trustee shall promptly release the related Trustee Mortgage File to the Master Servicer and the Trustee shall execute and deliver to the Master Servicer the deed of reconveyance or release, satisfaction or assignment of mortgage or such instrument releasing the lien of the Mortgage, as directed by the Master Servicer together with the Mortgage Note with written evidence of cancellation thereon. The provisions of the immediately preceding sentence shall not, in any manner, limit or impair the right of the Master Servicer to execute and deliver, on behalf of the Trustee, the Certificateholders, the holder of any Serviced Companion Mortgage Loan, the holder of any B Note or any of them, any and all instruments of satisfaction, cancellation or assignment without recourse, representation or warranty, or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, any Serviced Companion Mortgage Loan or any B Note, and with respect to the Mortgaged Properties held for the benefit of the Certificateholders, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Distribution Account but shall be paid by the Master Servicer except to the extent that such expenses are paid by the related Mortgagor in a manner consistent with the terms of the related Mortgage and applicable law. From time to time and as shall be appropriate for the servicing of any Mortgage Loan, including for such purpose, collection under any policy of flood insurance, any Servicer Fidelity Bond or Errors and Omissions Policy, or for the purposes of effecting a partial or total release of any Mortgaged Property from the lien of the Mortgage or the making of any corrections to the Mortgage Note or the Mortgage or any of the other documents included in the Trustee Mortgage File, the Trustee shall, upon request of the Master Servicer and the delivery to the Trustee of a Request for Release signed by a Servicing Officer, in the form of Exhibit C hereto, release the Trustee Mortgage File to the Master Servicer or the Special Servicer, as the case may be.

          Section 8.9 Documents, Records and Funds in Possession of Master Servicer to be Held for the Trustee for the Benefit of the Certificateholders.

          Notwithstanding any other provisions of this Agreement, the Master Servicer shall transmit to the Trustee, to the extent required by this Agreement, all documents and instruments coming into the possession of the Master Servicer from time to time and shall account fully to the Trustee for any funds received or otherwise collected thereby, including Liquidation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Servicer Mortgage Files and funds collected or held by, or under the control of, the Master Servicer in respect of any Mortgage Loans (or any B Note or Serviced Companion Mortgage
Loan), whether from the collection of principal and interest payments or from Liquidation Proceeds or Insurance Proceeds, including any funds on deposit in the Certificate Account (or any A/B Loan Custodial Account or any Serviced Companion Mortgage Loan Custodial Account), shall be held by the Master Servicer for and on behalf of the Trustee and the Certificateholders (or the holder of any B Note or Serviced Companion Mortgage Loan, as applicable) and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Master Servicer agrees that it shall not create, incur or subject any Servicer Mortgage Files or Trustee Mortgage File or any funds that are deposited in the Certificate Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Servicer Mortgage Files or Trustee Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Master Servicer shall be entitled to receive from any such funds any amounts that are properly due and payable to the Master Servicer under this Agreement.

          Section 8.10 Servicing Compensation.

          (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to the Master Servicing Fee, which shall be payable by the Trust from amounts held in the Certificate Account (and from the related A/B Loan Custodial Account to the extent related solely to a B Note and from the related Serviced Companion Mortgage Loan Custodial Account to the extent related solely to a Serviced Companion Mortgage Loan) or otherwise collected from the Mortgage Loans as provided in Section 5.2. The Master Servicer shall be required to pay to the holders of the rights to the Excess Servicing Fees, the Excess Servicing Fees, which shall be payable by the Trust as provided in Section 5.1(c), unless otherwise retained by the holders of


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

such rights. Notwithstanding anything herein to the contrary, if any of the holders of the right to receive Excess Servicing Fees resigns or is no longer Master Servicer for any reason, it will continue to have the right to receive its portion of the Excess Servicing Fee, and any of the holders of the right to receive Excess Servicing Fees shall have the right to assign its portion of the Excess Servicing Fee, whether or not it is then acting as Master Servicer hereunder.

          (b) Additional servicing compensation in the form of assumption fees, extension fees, servicing fees, default interest (excluding default interest allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement) payable at a rate above the Mortgage Rate (net of any amount used to pay Advance Interest), Modification Fees, forbearance fees, Late Fees (net of Advance Interest) (excluding Late Fees allocable to any B Note if the holder of the B Note has cured the related default pursuant to the terms of the related Intercreditor Agreement) or other usual and customary charges and fees actually received from Mortgagors shall be retained by the Master Servicer, provided that the Master Servicer shall be entitled to (i) receive 50% of assumption fees collected on Mortgage Loans as provided in Section 8.7(a), (ii) Modification Fees as provided in Section 8.18 hereof, and (iii) 100% of any extension fees collected from the related Mortgagor in connection with the extension of the Maturity Date of any Mortgage Loan approved by the Master Servicer as provided in Section 8.18, unless the consent of the Special Servicer to such extension is also required under Section 8.18, in which case the Master Servicer shall be entitled to only 50% of such extension fee and the Special Servicer shall be entitled to the other 50%; provided, however, that the Master Servicer shall not be entitled to any such fees in connection with any Specially Serviced Mortgage Loans or any Non-Serviced Mortgage Loan. Notwithstanding the foregoing, (i) the Master Servicer shall be entitled to only 50% of any Modification Fees collected with respect to a consent, waiver, modification or amendment executed or granted by the Master Servicer if the approval or consent of the Special Servicer was required in connection therewith and the Special Servicer shall be entitled to the other 50% and (ii) the Master Servicer shall not be entitled to any Modification Fee or extension fee in connection with an extension of the maturity date of a Mortgage Loan (that is not a Specially Serviced Mortgage
Loan) approved by the Special Servicer in accordance with the fifth sentence of
Section 8.18(a)(ii). If the Master Servicer collects any amount payable to the Special Servicer hereunder in connection with an REO Mortgage Loan or Specially Serviced Mortgage Loan, the Master Servicer shall promptly remit such amount to the Special Servicer as provided in Section 5.2. The Master Servicer shall be required to pay all applicable expenses incurred by it in connection with its servicing activities hereunder.

          (c) Notwithstanding any other provision herein, with respect to any Distribution Date, the Master Servicing Fee for each monthly period relating to such Distribution Date (together with any investment income earned prior to such Distribution Date on Principal Prepayments as to which Prepayment Interest Shortfalls were incurred with respect to such Distribution Date) shall be reduced by an amount equal to the Compensating Interest (if any) relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for such Determination Date.

          (d) The Master Servicer shall also be entitled to additional servicing compensation of (i) an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are not Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for


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

such Distribution Date, (ii) interest or other income earned on deposits in the Certificate Account and the Distribution Account (but only to the extent of the net investment earnings, if any, with respect to each such account), and, (iii) to the extent not required to be paid to any Mortgagor under applicable law, any interest or other income earned on deposits in the Escrow Accounts.

          Section 8.11 Master Servicer Reports; Account Statements.

          (a) For each Distribution Date, (i) the Master Servicer shall deliver to the Trustee, (or with respect to a Serviced Companion Mortgage Loan, to the holder thereof or its servicer), no later than 1:00 p.m., New York City time, on the related Report Date, the Master Servicer Remittance Report with respect to such Distribution Date including any information regarding prepayments made pursuant to Section 5.2(b) and (ii) the Master Servicer shall report to the Trustee on the related Advance Report Date, the amount of the P&I Advance, if any, to be made by the Master Servicer on the related Master Servicer Remittance Date. The Special Servicer is required to provide all applicable information relating to Specially Serviced Mortgage Loans in order for the Master Servicer to satisfy its duties in this Section 8.11. The Master Servicer Remittance Report shall be updated no later than 2:00 p.m. on the second Business Day prior to the Distribution Date to reflect any payment on a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note for which the Scheduled Payment is paid on a Due Date (or within its grace period) that occurs after the end of the related Collection Period.

          (b) The Master Servicer shall deliver to the Trustee and the Special Servicer within 30 days following each Distribution Date a statement setting forth the status of the Certificate Account as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of deposits in or withdrawals from the Certificate Account, and shall deliver to each holder of a B Note and Serviced Companion Mortgage Loan within 30 days following each Distribution Date a statement setting forth the status of the related A/B Loan Custodial Account and Serviced Companion Mortgage Loan Custodial Account, as of the close of business on such Distribution Date showing, for the period covered by such statement, the aggregate of transfers in and transfers from or deposits in or withdrawals from such A/B Loan Custodial Account or Serviced Companion Mortgage Loan Custodial Account, as applicable.

          (c) The Master Servicer shall promptly inform the Special Servicer of the name, account number, location and other necessary information concerning the Certificate Account in order to permit the Special Servicer to make deposits therein.

          (d) Reserved

          (e) The Master Servicer shall deliver a copy of any reports or information delivered to the Trustee pursuant to subsection (a) or subsection
(b) of this Section 8.11 to the Depositor, the Special Servicer, the Operating Adviser and each Rating Agency, in each case upon request by such Person and only to the extent such reports and information are not otherwise required to be delivered to such Person under any provision of this Agreement.

          (f) Notwithstanding any provision of this Agreement to the contrary, the Master Servicer shall not have any obligation (other than to the Special Servicer and, to the extent provided in the last sentence of Section 8.14, the Operating Adviser) to deliver any


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

statement, notice or report that is then made available on the Master Servicer's or the Trustee's internet website, provided that it has notified all parties entitled to delivery of such reports, by electronic mail or other notice provided in this Agreement, to the effect that such statements, notices or reports shall thereafter be made available on such website from time to time.

          (g) The Master Servicer shall deliver or cause to be delivered to the Trustee, and the holder of any Serviced Companion Mortgage Loan (in respect of such Serviced Companion Mortgage Loan) the following CMSA Reports with respect to the Mortgage Loans (and, if applicable, the related REO Properties and, to the extent received from the applicable Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan) providing the required information as of the related Determination Date upon the following schedule: (i) a Comparative Financial Status Report and the CMSA Financial File not later than each Report Date, commencing in May 2004; (ii) a CMSA Operating Statement Analysis Report and an NOI Adjustment Worksheet in accordance with Section 8.14 of this Agreement; (iii) a CMSA Watch List in accordance with and subject to the terms of Section 8.11(h) on each Report Date, commencing in May 2004; (iv) a Loan Set-Up File (with respect to the initial Distribution Date only) not later than the Report Date in April 2004; (v) a Loan Periodic Update File not later than each Report Date commencing in April 2004 (which Loan Periodic Update File shall be accompanied by a Monthly Additional Report on Recoveries and Reimbursements);
(vi) a Property File not later than each Report Date, commencing in May 2004;
(vii) a Delinquent Loan Status Report on each Report Date, commencing in May 2004; (viii) an Historical Loan Modification Report not later than each Report Date, commencing in May 2004, (ix) an Historical Liquidation Report not later than each Report Date, commencing in May 2004; and (x) an REO Status Report on each Report Date, commencing in May 2004. The information that pertains to Specially Serviced Mortgage Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer in writing and on a computer readable medium reasonably acceptable to the Master Servicer and the Special Servicer one (1) Business Day after the Determination Date prior to the related Master Servicer Remittance Date in the form required under Section 9.32. The Master Servicer's responsibilities under this Section 8.11(g) with respect to REO Mortgage Loans and Specially Serviced Mortgage Loans shall be subject to the satisfaction of the Special Servicer's obligations under Section 9.32. The reporting obligations of the Master Servicer in connection with any A/B Mortgage Loan shall be construed to refer only to such information regarding the A/B Mortgage Loan (and its related Mortgaged Property) and by reference to the related A Note only, but whenever the Master Servicer remits funds to the holder of the related B Note, it shall thereupon deliver to such holder a remittance report identifying the amounts in such remittance.

          (h) For each Distribution Date, the Master Servicer shall deliver to the Trustee (and solely with respect to any A/B Mortgage Loan, the holder of the related B Note and solely with respect to any Loan Pair, the holder of the related Serviced Companion Mortgage Loan), not later than the related Report Date, a CMSA Watch List. The Master Servicer shall list any Mortgage Loan on the CMSA Watch List as to which any of the events specified in the CMSA Watch List published by the CMSA for industry use has occurred.

          (i) If the Master Servicer delivers a notice of drawing to effect a drawing on any letter of credit or debt service reserve account under which the Trust has rights as the holder of any Mortgage Loan for purposes other than payment or reimbursement of amounts contemplated in and by a reserve or escrow agreement (other than after a default under an


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applicable Mortgage Loan or B Note), the Master Servicer shall, within five (5)
Business Days following its receipt of the proceeds of such drawing, deliver notice thereof to the Special Servicer, the Operating Adviser and the Trustee, which notice shall set forth (i) the unpaid Principal Balance of such Mortgage Loan or B Note immediately before and immediately after the drawing, and (ii) a brief description of the circumstances that in the Master Servicer's good faith and reasonable judgment entitled the Master Servicer to make such drawing.

          (j) The Master Servicer, the Special Servicer and the Trustee, shall prepare and deliver (or make available on their respective websites) to the Operating Adviser the reports and information described in Exhibit BB (to the extent not otherwise delivered pursuant to this Agreement) in the form and format and within the time frame set forth therein.

          Section 8.12 Annual Statement as to Compliance. The Master Servicer shall deliver to the Depositor, the Luxembourg Paying Agent and the Trustee on or before March 15 of each year (or March 14 if a leap year), commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Master Servicer during the preceding calendar year or portion thereof and of the performance of the Master Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Master Servicer shall forward a copy of each such statement to the Rating Agencies and the Operating Adviser. Promptly after receipt of such Officer's Certificate, the Depositor shall review the Officer's Certificate and, if applicable, consult with the Master Servicer as to the nature of any defaults by the Master Servicer in the fulfillment of any of the Master Servicer's obligations hereunder.

          Section 8.13 Annual Independent Public Accountants' Servicing Report. On or before noon (Eastern Time) on March 15 of each year (or March 14 if a leap year), commencing in March 2005, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (which may also render other services to the Master Servicer) and that is a member of the American Institute of Certified Public Accountants to furnish a statement to the Trustee, the Luxembourg Paying Agent and the Depositor, with a copy to the Rating Agencies, to the effect that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer, which includes an assertion that the Master Servicer has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial and multifamily mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year and
(ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Promptly after receipt of such report, the Depositor shall review the report and, if applicable,


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consult with the Master Servicer as to the nature of any defaults by the Master
Servicer in the fulfillment of any of the Master Servicer's obligations hereunder.

          Section 8.14 CMSA Operating Statement Analysis Reports Regarding the Mortgaged Properties. Within 105 calendar days after the end of each of the first three calendar quarters (in each year) for the trailing or quarterly information received, commencing in the quarter ending on June 30, 2004, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall deliver to the Trustee and the Operating Adviser a CMSA Operating Statement Analysis Report and a CMSA Financial File for each Mortgaged Property (in electronic format), prepared using the non-normalized quarterly and normalized year-end operating statements and rent rolls received from the related Mortgagor. Not later than the Report Date occurring in June of each year, beginning in 2004 for year-end 2003, the Master Servicer (in the case of Mortgage Loans that are not Specially Serviced Mortgage Loans) or the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall deliver to the Trustee and the Operating Adviser a CMSA Operating Statement Analysis Report, a CMSA Financial File and an NOI Adjustment Worksheet for each Mortgage Loan (in electronic format), based on the most recently available year-end financial statements and most recently available rent rolls of each applicable Mortgagor (to the extent provided to the Master Servicer by or on behalf of each Mortgagor, or, in the case of Specially Serviced Mortgaged Loans, as provided to the Special Servicer, which Special Servicer shall forward such information to the Master Servicer on or before May 31 of each such year), containing such information and analyses for each Mortgage Loan provided for in the respective forms of CMSA Operating Statement Analysis Report, CMSA Financial File and an NOI Adjustment Worksheet as would customarily be included in accordance with the Servicing Standard including, without limitation, Debt Service Coverage Ratios and income, subject, in the case of any Non-Serviced Mortgage Loan, to the receipt of such report from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer. The Master Servicer shall make reasonable efforts, consistent with the Servicing Standard, to obtain such reports from the applicable Non-Serviced Mortgage Loan Master Servicer or the applicable Non-Serviced Mortgage Loan Special Servicer. In addition, the Master Servicer shall deliver to the Operating Adviser, and upon request the Master Servicer shall make available to the Rating Agencies, the Special Servicer, the Trustee and the holder of any Serviced Companion Mortgage Loan, within 30 days following receipt thereof by the Master Servicer, copies of any annual, monthly or quarterly financial statements and rent rolls collected with respect to the Mortgaged Properties. As and to the extent reasonably requested by the Special Servicer, the Master Servicer shall make inquiry of any Mortgagor with respect to such information or as regards the performance of the related Mortgaged Property in general. The Trustee shall provide or make available electronically at no cost to the Certificateholders or Certificate Owners, the Rating Agencies, the Operating Adviser, the Depositor, the Placement Agent, the Underwriters, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, the CMSA Operating Statement Analysis Reports, CMSA Financial Files and NOI Adjustment Worksheets described above pursuant to Section 5.4(a). The Master Servicer shall electronically deliver the CMSA Operating Statement Analysis Report, the operating statements, rent rolls, property inspections and NOI Adjustment Worksheet for each Mortgage Loan to the Operating Adviser.


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          Section 8.15 Other Available Information and Certain Rights of the
Master Servicer.

          (a) Subject to paragraphs (b), (c) and (d) below, the Trustee shall make available at its Corporate Trust Office, during normal business hours, upon reasonable advance written notice for review by any Certificateholder, any Certificate Owner, the Seller, the Placement Agent, any Underwriter, each Rating Agency or the Depositor (and the holder of a B Note, if it relates to a B Note and the holder of a Serviced Companion Mortgage Loan, if it relates to a Serviced Companion Mortgage Loan), originals or copies of, among other things, the following items: (i) this Agreement and any amendments thereto, (ii) all final and released CMSA Operating Statement Analysis Reports and the Master Servicer Remittance Reports, (iii) all Officer's Certificates (including Officer's Certificates evidencing any determination of Nonrecoverable Advances) delivered to the Trustee since the Closing Date, (iv) all accountants' reports delivered to the Trustee since the Closing Date, (v) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Master Servicer and/or the Special Servicer and (vi) any and all Officers' Certificates (and attachments thereto) delivered to the Trustee to support the Master Servicer's determination that any Advance was not or, if made, would not be, recoverable. The Trustee will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Placement Agent or any Underwriter) sufficient to cover the reasonable costs and expenses of making such information available.

          (b) Subject to the restrictions described below, the Master Servicer shall afford the Rating Agencies, the Depositor, the Trustee, the Special Servicer, the Seller, the Placement Agent, the Underwriters, the Operating Adviser, any Certificateholder, any holder of a Serviced Companion Mortgage Loan, any holder of a B Note or any Certificate Owner, upon reasonable notice and during normal business hours, reasonable access to all information referred to in Section 8.15(a) and any additional relevant, non-attorney-client-privileged records and documentation regarding the applicable Mortgage Loans, REO Property and all accounts, insurance policies and other relevant matters relating to this Agreement (which access may occur by means of the availability of information on the Master Servicer's or the Trustee's internet website), and access to Servicing Officers of the Master Servicer responsible for its obligations hereunder. Copies of information or access will be provided to Certificateholders and each Certificate Owner providing satisfactory evidence of ownership of Certificates or beneficial ownership of a Certificate, as the case may be, which may include a certification. Copies (or computer diskettes or other digital or electronic copies of such information if reasonably available in lieu of paper copies) of any and all of the foregoing items shall be made available by the Master Servicer upon request; provided, however, that the Master Servicer shall be permitted to require payment by the requesting party (other than the Depositor, the Trustee, the Special Servicer, the Operating Adviser, the Placement Agent, any Underwriter, or any Rating Agency) of a sum sufficient to cover the reasonable expenses actually incurred by the Master Servicer of providing access or copies (including electronic or digital copies) of any such information requested in accordance with the preceding sentence.

          (c) Nothing herein shall be deemed to require the Master Servicer to confirm, represent or warrant the accuracy of (or to be liable or responsible for) any other Person's information or report. Notwithstanding the above, the Master Servicer shall not have any


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liability to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer,
any Non-Serviced Mortgage Loan Master Servicer, any Non-Serviced Mortgage Loan Special Servicer, any Certificateholder, any Certificate Owner, any holder of a Serviced Companion Mortgage Loan, any holder of a B Note, the Placement Agent, any Underwriter, any Rating Agency or any other Person to whom it delivers information pursuant to this Section 8.15 or any other provision of this Agreement for federal, state or other applicable securities law violations relating to the disclosure of such information. In the event any Person brings any claims relating to or arising from the foregoing against the Master Servicer (or any employee, attorney, officer, director or agent thereof), the Trust (from amounts held in any account (including (x) with respect to any such claims relating to a Serviced Companion Mortgage Loan, from amounts held in the related Serviced Companion Mortgage Loan Custodial Account and (y) with respect to any such claims relating to a B Note, from amounts held in the related A/B Loan Custodial Account) or otherwise) shall hold harmless and indemnify the Master Servicer from any loss or expense (including attorney fees) relating to or arising from such claims.

          (d) The Master Servicer shall produce the reports required of it under this Agreement; provided, however, that the Master Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans. In the event the Master Servicer elects to provide such non-standard reports, it may require the Person requesting such report (other than a Rating Agency) to pay a reasonable fee to cover the costs of the preparation thereof. Notwithstanding anything to the contrary herein, as a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer, the Operating Adviser, the Seller, the Placement Agent, any Underwriter, any Rating Agency and/or the Certificateholders, the holder of a Serviced Companion Mortgage Loan, the holder of a B Note or Certificate Owners. Any transmittal of information by the Master Servicer to any Person other than the Trustee, the Master Servicer, the Special Servicer, the Rating Agencies, the Operating Adviser or the Depositor may be accompanied by a letter from the Master Servicer containing the following provision:

          "By receiving the information set forth herein, you hereby acknowledge and agree that the United States securities laws restrict any person who possesses material, non-public information regarding the Trust which issued Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 from purchasing or selling such Certificates in circumstances where the other party to the transaction is not also in possession of such information. You also acknowledge and agree that such information is being provided to you for the purpose of, and such information may be used only in connection with, evaluation by you or another Certificateholder, Certificate Owner or prospective purchaser of such Certificates or beneficial interest therein."

          (e) The Master Servicer may, at its discretion, make available by electronic media and bulletin board service certain information and may make available by electronic media or bulletin board service (in addition to making such information available as provided herein) any reports or information required by this Agreement that the Master Servicer is required to provide to any of the Rating Agencies, the Depositor and anyone the Depositor reasonably designates.

          (f) The Master Servicer shall cooperate in providing the Rating Agencies with such other pertinent information relating to the Mortgage Loans as is or should be in their respective possession as the Rating Agencies may reasonably request.

          Section 8.16 Rule 144A Information. For as long as any of the Certificates are "restricted securities" within the meaning of Rule 144A under the Securities Act, the Master Servicer agrees to provide to the Trustee or the Luxembourg Paying Agent, as applicable, for delivery to any Holder thereof, any Certificate Owner therein and to any prospective purchaser of the Certificates or beneficial interest therein reasonably designated by the Trustee or the Luxembourg Paying Agent, as applicable, upon the request of such Certificateholder, such Certificate Owner, the Trustee or the Luxembourg Paying Agent, as applicable, subject to this Section 8.16 and the provisions of Sections 5.4 and 8.15, any information prepared by the Master Servicer that is required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act, including, without limitation, copies of the reports and information described in Sections 8.15(a) and (b).

          Any recipient of information provided pursuant to this Section 8.16 shall agree that such information shall not be disclosed or used for any purpose other than the evaluation of the Certificates by such Person and the Master Servicer shall be permitted to use the letter referred to in Section 8.15(d). Unless the Master Servicer chooses to deliver the information directly, the Depositor, the Placement Agent, the Underwriters, the Trustee or the Luxembourg Paying Agent shall be responsible for the physical delivery of the information requested pursuant to this Section 8.16. As a condition to the Master Servicer making any report or information available upon request to any Person other than the parties hereto, the Master Servicer may require that the recipient of such information acknowledge that the Master Servicer may contemporaneously provide such information to the Depositor, the Trustee, the Special Servicer, the Operating Adviser, the Luxembourg Paying Agent, the Placement Agent, the Underwriters, any Rating Agency and/or the Certificateholders and Certificate Owners. The Master Servicer will be permitted to require payment of a sum to be paid by the requesting party (other than the Rating Agencies, the Trustee, the Placement Agent or the Underwriters) sufficient to cover the reasonable costs and expenses of making such information available.

          Section 8.17 Inspections. The Master Servicer shall, at its own expense, inspect or cause to be inspected each Mortgaged Property other than Mortgaged Properties related to Specially Serviced Mortgage Loans and Non-Serviced Mortgage Loans, every calendar year beginning in 2004, or every second calendar year beginning in 2004 if the Principal Balance of the related Mortgage Loan or Loan Pair is less than $2,000,000; provided that the Master Servicer shall, at the expense of the Trust, inspect or cause to be inspected each Mortgaged Property related to a Mortgage Loan that has a Debt Service Coverage Ratio that falls below 1.0x and; provided further, that with respect to any Mortgage Loan or Loan Pair that has a Principal Balance of less than $2,000,000 and has been placed on the CMSA Watch List, the Master Servicer shall, at the expense of the Trust and at request of the Controlling Class, inspect or cause to be inspected the related Mortgaged Property every calendar year beginning in 2004 so long as such Mortgage Loan or Loan Pair continues to be on the CMSA Watch List; provided, if such Mortgage Loan or Loan Pair is no longer on the CMSA Watch List at the time the inspection was scheduled, no such inspection shall be required. The Master Servicer shall prepare an Inspection Report relating to each inspection. The Master Servicer shall promptly forward the applicable Inspection Report to the Rating Agencies, the Placement Agent, the Underwriters, the Depositor, the Trustee, the Operating Adviser, the Special Servicer, solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, and upon request, to any Certificateholder, any Certificate Owner and the Seller. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Master Servicer prior to such inspection.

          Section 8.18 Modifications, Waivers, Amendments, Extensions and Consents.

          Subject to the limitations of Section 12.3 hereof, the Master Servicer shall have the following powers:

          (a) (i) The Master Servicer in accordance with the Servicing Standard may agree to any modification, waiver, amendment or consent of or relating to any term other than a Money Term of a Mortgage Loan, a Serviced Companion Mortgage Loan or a B Note that is not a Specially Serviced Mortgage Loan (such terms to include, without limitation, Master Servicer Consent Matters set forth in Section 8.3(a) hereof), provided that such amendment would not result in an Adverse REMIC Event; and provided, further that if any consent relates to a release of a letter of credit relating to any Mortgage Loan (other than letters of credit or portions thereof released upon satisfaction of conditions specified in the related agreements), then (i) the Master Servicer shall notify the Special Servicer of any Mortgagor's request to release such letter of credit which the Master Servicer recommends to release, and (ii) if the terms of the related Mortgage Loan do not require the Master Servicer to approve such release, then the Special Servicer shall within five Business Days provide notice to the Master Servicer as to whether the Master Servicer should approve the release (and the failure of the Special Servicer to give the Master Servicer such notice shall automatically be deemed to be an approval by the Special Servicer that the Master Servicer should grant such release). Notwithstanding the preceding sentence, if the Master Servicer recommends to approve such modification, waiver, amendment or consent which is not a Master Servicer Consent Matter (including, without limitation, any waiver of any requirement that the Mortgagor post additional reserves or a letter of credit upon the failure of the Mortgagor to satisfy conditions specified in the Mortgage Loan documents), the Master Servicer shall provide to the Special Servicer a copy of the Master Servicer's recommendation and the relevant information obtained or prepared by the Master Servicer in connection therewith; provided, that (A) the Special Servicer shall have the right hereunder to grant or withhold consent to any such proposed modification, waiver, amendment or consent, and such consent of the Special Servicer shall not be unreasonably withheld, consistent with the Servicing Standard, (B) failure of the Special Servicer to notify the Master Servicer, within five Business Days following the Master Servicer's delivery of the recommendation described above, of its determination to grant or withhold such consent shall be deemed to constitute a grant of such consent and (C) the Master Servicer shall not enter into any such proposed modification, waiver, amendment or consent unless it has received the written consent of the Special Servicer or such consent has been deemed to have been granted as described above. Notwithstanding anything in this Agreement to the contrary, the Master


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

Servicer shall not be required to obtain or request the consent of the Special Servicer in connection with any modification, waiver or amendment, or granting its consent to transactions, under one or more of the Mortgage Loans that in each case the Master Servicer has determined (in accordance with the Servicing Standard) is immaterial. In any event, the Master Servicer shall promptly notify the Special Servicer of any material modification, waiver, amendment or consent executed by the Master Servicer pursuant to this Section 8.18(a)(i) and provide to the Special Servicer a copy thereof. Notwithstanding the foregoing provisions of this Section 8.18, if the Mortgage Loan documents require a Mortgagor to pay a fee for an assumption, modification, waiver, amendment or consent that would be due or partially due to the Special Servicer, then the Master Servicer shall not waive the portion of such fee due to the Special Servicer without the Special Servicer's approval.

               (ii) The Master Servicer may, without the consent of any other Person, extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan to a date that is not more than 60 days following the original Maturity Date if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable and such extension is reasonably likely to produce a greater recovery to the Holders and the holders of the related Serviced Companion Mortgage Loan (as a collective whole) on a net present value basis than liquidation of such Mortgage Loan and the Mortgagor has obtained an executed written commitment (subject only to satisfaction of conditions set forth therein) for refinancing of the Mortgage Loan or purchase (for an amount sufficient to satisfy such Mortgage Loan) of the related Mortgaged Property within such 60-day period and continues to make the Assumed Scheduled Payments with respect to such Balloon Mortgage Loan. The Master Servicer shall be entitled to (as additional servicing compensation) 100% of any extension fees collected from a Mortgagor in connection with any extension pursuant to the immediately preceding sentence. In addition, the Master Servicer may, with the consent of the Special Servicer after consultation with the Operating Advisor (such consent to be obtained by the Master Servicer no later than 30 days following the Maturity Date of the applicable Balloon Mortgage Loan and, in connection with any request by the Master Servicer for such consent, the Master Servicer shall provide the Special Servicer with a recommendation and the materials on which such recommendation is based), otherwise extend the maturity date of any Balloon Mortgage Loan that is not a Specially Serviced Mortgage Loan for up to one year (but for no more than two
(2) such extensions of up to one year each) provided that such extension does not extend beyond the date that is two years prior to the Rated Final Distribution Date, if the related Borrower has failed to make the Balloon Payment on such Mortgage Loan or if in the Master Servicer's sole judgment exercised in good faith (and evidenced by an Officer's Certificate), a default in the payment of the Balloon Payment is reasonably foreseeable. The Master Servicer shall process all such extensions referred to in the immediately preceding sentence and shall be entitled to (as additional servicing compensation) 50% of any extension fees collected from a Mortgagor with respect to any such extension, and the Special Servicer shall be entitled to the other 50% of such extension fees. Following any such two extensions of the maturity date of a Mortgage Loan which the Master Servicer is permitted to approve pursuant to the third sentence of this Section 8.18(a)(ii), the Special Servicer and not the Master Servicer shall be responsible for determining whether to further extend and, if so, processing the extension of, the maturity date of such Mortgage Loan; provided, that it shall not be a Servicing Transfer Event with respect to any such extension of the maturity date of such Mortgage Loan by the Master Servicer or the Special Servicer in accordance with this Section 8.18(a)(ii) (if such extension is effected no later than 30 days following the date on which the Balloon Payment was first due, taking into account any previous extensions thereof, and at such time no other circumstance referred to in the definition of "Servicing Transfer Event" exists that would cause such Mortgage Loan to be characterized as a Specially Serviced Mortgage
Loan) until such time as the Special Servicer has approved three such extensions (of up to one year each) and the Borrower has defaulted at the end of such third extension. In connection with an extension of the maturity date of a Mortgage Loan (that is not a Specially Serviced Mortgage Loan) approved by the Special Servicer in accordance with the preceding sentence, the Special Servicer shall process all requests and related documentation and shall be entitled to retain 100% of any modification fee or extension fee that is actually paid by the related Mortgagor. The Special Servicer shall promptly notify the applicable Master Servicer of any extension granted by the Special Servicer in accordance with this paragraph.

               (b) The Master Servicer may require, in its discretion (unless prohibited or otherwise provided in the Mortgage Loan documents), as a condition to granting any request by a Mortgagor for any consent, modification, waiver or amendment, that such Mortgagor pay to the Master Servicer a reasonable and customary modification fee to the extent permitted by law; provided that the collection of such fee shall not be permitted if collection of such fee would cause a "significant modification" (within the meaning of Treasury Regulation
Section 1.860G-2(b) of the Mortgage Loan). Except as provided in the last sentence of this Section 8.18(b) and Section 8.18(a)(ii), the Master Servicer shall be entitled to (as additional servicing compensation) 100% of any Modification Fees collected from a Mortgagor in connection with a consent, waiver, modification or amendment of a non-Specially Serviced Mortgage Loan executed or granted pursuant to Section 8.3 or this Section 8.18. The Master Servicer may charge the Mortgagor for any costs and expenses (including attorneys' fees and rating agency fees) incurred by the Master Servicer or the Special Servicer (which amounts shall be reimbursed to the Special Servicer) in connection with any request for a modification, waiver or amendment. The Master Servicer agrees to use its best reasonable efforts in accordance with the Servicing Standard to collect such costs, expenses and fees from the Mortgagor, provided that the failure or inability of the Mortgagor to pay any such costs and expenses shall not impair the right of the Master Servicer to cause such costs and expenses (but not including any modification fee), and interest thereon at the Advance Rate, to be paid or reimbursed by the Trust as a Servicing Advance (to the extent not paid by the Mortgagor). If the Master Servicer believes that the costs and expenses (including attorneys' fees) to be incurred by the Master Servicer in connection with any request for a modification, waiver or amendment will result in a payment or reimbursement by the Trust, then the Master Servicer shall notify the Special Servicer. The Special Servicer shall be entitled to, and the Master Servicer shall forward to the Special Servicer, 50% of any Modification Fees collected with respect to a consent, waiver, modification or amendment executed or granted by the Master Servicer if the approval or consent of the Special Servicer was required in connection therewith.

               (c) The Master Servicer shall notify the Trustee, the Operating Adviser and the Special Servicer of any modification, waiver or amendment of any term of any Mortgage Loan permitted by it under this Section and the date thereof, and shall deliver to the Trustee for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly following the execution thereof except to the extent such documents have been submitted to the applicable recording office, in which event the Master Servicer shall promptly deliver copies of such documents to the Trustee. The Master Servicer shall not agree to any modification, waiver, or amendment of any Money Term of a

Mortgage Loan or any term of a Specially Serviced Mortgage Loan. The Master Servicer shall notify the holder of the B Note and the Serviced Companion Mortgage Loan of any modification of the monthly payments of an A/B Mortgage Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable.

               (d) If the Mortgage Loan documents relating to a Mortgage Loan provide for certain conditions to be satisfied prior to the Master Servicer releasing additional collateral for the Mortgage Loan (e.g., the release, reduction or termination of reserves or letters of credit or the establishment of reserves), then the Master Servicer shall be permitted to waive any such condition without obtaining the consent of the Special Servicer, provided that
(1) the aggregate amount of the related releases or establishments is no greater than the smaller of 10% of the outstanding unpaid Principal Balance or $75,000 or (2) the condition to be waived is deemed to be non-material in accordance with the Servicing Standard. Notwithstanding the foregoing, without the Special Servicer's consent or except as provided in the specific Mortgage Loan documents, the Master Servicer shall not waive: (1) a requirement for any such additional collateral to exist, or (2) a lock box requirement.

               (e) The Master Servicer will not be required to obtain a Rating Agency Confirmation in connection with this Agreement unless the terms of this Agreement specifically requires the Master Servicer to do so, and if so required by the terms of this Agreement, the Master Servicer shall not be permitted to waive (i) the Rating Agency Confirmation requirement or (ii) the obligation of a Mortgagor to pay all or any portion of any fee payable in connection with obtaining the Rating Agency Confirmation.

               Section 8.19 Specially Serviced Mortgage Loans.

               (a) The Master Servicer shall send a written notice to the Special Servicer, the Operating Adviser, the Rating Agencies, the Trustee and solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan, within two Business Days after becoming aware of a Servicing Transfer Event with respect to a Mortgage Loan, which notice shall identify the related Mortgage Loan and set forth in reasonable detail the nature and relevant facts of such Servicing Transfer Event and whether such Mortgage Loan is covered by an Environmental Insurance Policy (and for purposes of stating whether such Mortgage Loan is covered by an Environmental Insurance Policy the Master Servicer may rely on Schedule XVII attached hereto) and, except for the Rating Agencies and the Trustee, shall be accompanied by a copy of the Servicer Mortgage File. The Special Servicer shall not be liable for its failure to deliver the notice set forth in Section 9.36(a) if such failure is caused by its failure to receive the written notice set forth above.

               (b) Prior to the transfer of the servicing of any Specially Serviced Mortgage Loan to the Special Servicer, the Master Servicer shall notify the related Mortgagor of such transfer in accordance with the Servicing Standard (the form and substance of such notice shall be reasonably satisfactory to the Special Servicer).

               (c) Any calculations or reports prepared by the Master Servicer to the extent they relate to Specially Serviced Mortgage Loans shall be based on information supplied to the

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Master Servicer in writing by the Special Servicer as provided hereby. The
Master Servicer shall have no duty to investigate or confirm the accuracy of any information provided to it by the Special Servicer and shall have no liability for the inaccuracy of any of its reports due to the inaccuracy of the information provided by the Special Servicer.

          (d) On or prior to each Distribution Date, the Master Servicer shall provide to the Special Servicer, in order for the Special Servicer to comply with its obligations under this Agreement, such information (and in the form and medium) as the Special Servicer may reasonably request in writing from time to time, provided that (i) the Master Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Master Servicer elects to provide such ad hoc reports, it may require the Special Servicer to pay a reasonable fee to cover the costs of the preparation thereof.

          Section 8.20 Representations, Warranties and Covenants of the Master Servicer.

          (a) The Master Servicer hereby represents and warrants to and covenants with the Trustee, as of the date hereof:

               (i) the Master Servicer is duly organized, validly existing and in good standing as a national banking association under the laws of the United States, and shall be and thereafter remain, in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Master Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

               (ii) the Master Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Master Servicer has duly and validly authorized the execution, delivery and performance of this Agreement and this Agreement has been duly executed and delivered by the Master Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent and the Special Servicer, evidences the valid and binding obligation of the Master Servicer enforceable against the Master Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, and the fulfillment of or compliance with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

               (iv) no litigation is pending or, to the Master Servicer's knowledge, threatened, against it, that would materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder; and

               (vi) the performance of the services by the Master Servicer contemplated by this Agreement are in the ordinary course of business of the Master Servicer and the Master Servicer possesses all licenses, permits and other authorizations necessary to perform its duties hereunder.

          (b) It is understood that the representations and warranties set forth in this Section 8.20 shall survive the execution and delivery of this Agreement.

          (c) Any cause of action against the Master Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Master Servicer by any of the Trustee or the Master Servicer. The Master Servicer shall give prompt notice to the Trustee, the Depositor and the Special Servicer of the occurrence, or the failure to occur, of any event that, with notice or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

          Section 8.21 Merger or Consolidation. Any Person into which the Master Servicer may be merged or consolidated, or any Person resulting from any merger, conversion, other change in form or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B
Note). If the conditions to the provisions in the foregoing sentence are not met, the Trustee may terminate the Master Servicer's servicing of the Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Sections 8.28 and 8.29.

          Section 8.22 Resignation of Master Servicer.

          (a) Except as otherwise provided in Section 8.22(b) hereof, the Master Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Master Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities


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

carried on by it. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. No such resignation shall become effective until a successor servicer designated by the Trustee, with the consent of the Depositor, shall have assumed the Master Servicer's responsibilities and obligations under this Agreement and Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in the A Notes and any B Note) shall have been obtained. Notice of such resignation shall be given promptly by the Master Servicer to the Trustee.

          (b) The Master Servicer may resign from the obligations and duties imposed on it, upon 30 days notice to the Trustee, provided that (i) a successor servicer (w) is available, (x) has assets of at least $15,000,000, and (y) is willing to assume the obligations, responsibilities, and covenants to be performed hereunder by the Master Servicer on substantially the same terms and conditions, and for not more than equivalent compensation to that herein provided; (ii) the Master Servicer bears all costs associated with its resignation and the transfer of servicing; and (iii) Rating Agency Confirmation is obtained with respect to such servicing transfer, as evidenced by a letter delivered to the Trustee by each Rating Agency.

          Section 8.23 Assignment or Delegation of Duties by Master Servicer. The Master Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Master Servicer (as provided in Section 8.4) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Master Servicer hereunder or (B) assign and delegate all of its duties hereunder; provided, however, that with respect to clause (B), (i) the Master Servicer gives the Depositor, the Special Servicer, the holder of the B Note (only if such assignment/delegation relates to the related A/B Mortgage
Loan), the holder of the Serviced Companion Mortgage Loan (only if such assignment/delegation relates to the related Loan Pair) and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Master Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. In the case of any such assignment and delegation in accordance with the requirements of subclause (B) of this Section, the Master Servicer shall be released from its obligations under this Agreement, except that the Master Servicer shall remain liable for all liabilities and obligations incurred by it as the Master Servicer hereunder prior to the satisfaction of the conditions to such assignment set forth in the preceding sentence. Notwithstanding the above, the Master Servicer may appoint the Sub-Servicers in accordance with Section 8.4 hereof.

          Section 8.24 Limitation on Liability of the Master Servicer and
Others.

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the holders of the Certificates, the Depositor, the Trustee, the Fiscal Agent, the Placement Agent, the Underwriters, the holder of any Serviced Companion Mortgage Loan, the holder of any B Note or the Special Servicer for any action taken or for refraining from the taking of any action in good faith, or using reasonable business judgment, consistent with the Servicing Standard; provided that this provision shall not protect the Master Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties under the Agreement or by reason of negligent disregard of obligations and duties hereunder. The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the Special Servicer) respecting any matters arising hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement; provided that the Master Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders and the Trustee in the Mortgage Loans, the interests of the holder of any B Note or the interests of the holder of any Serviced Companion Mortgage Loan (subject to the Special Servicer's servicing of Specially Serviced Mortgage Loans as contemplated herein), or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action shall be expenses and costs of the Trust, and the Master Servicer shall be entitled to be reimbursed therefor as Servicing Advances as provided by
Section 5.2, subject to the provisions of Section 4.4 hereof.

          (b) In addition, the Master Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Master Servicer and conforming to the requirements of this Agreement. Subject to the Servicing Standard, the Master Servicer shall have the right to rely on information provided to it by the Special Servicer and Mortgagors, and will have no duty to investigate or verify the accuracy thereof. Neither the Master Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Master Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Master Servicer nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement.

          (c) The Master Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Special Servicer, Trustee or the Fiscal Agent in this Agreement. The Trust shall indemnify and hold harmless the Master Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent the Master Servicer is unable to recover such amounts from the Person in breach.

          (d) Except as otherwise specifically provided herein:

               (i) the Master Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, financial statement, agreement, appraisal, bond or other document (in electronic or paper format) reasonably believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Master Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Master Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

               (iv) the Master Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed by it to be genuine and provided by any Mortgagor or manager of a Mortgaged Property.

          (e) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trustee, the Fiscal Agent and the Special Servicer, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Trustee's, Fiscal Agent's or the Special Servicer's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder. The Master Servicer shall immediately notify the Trustee and the Special Servicer if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling the Master Servicer to indemnification hereunder, whereupon the Trustee or the Special Servicer, in each case, to the extent the claim is related to its respective willful misfeasance, bad faith or negligence, may assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Trustee and the Special Servicer shall not affect any rights that the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Trustee's or the Special Servicer's defense of such claim is materially prejudiced thereby. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Master Servicer hereunder. Any payment hereunder made by the Trustee, the Fiscal Agent or the Special Servicer pursuant to this paragraph to the Master Servicer shall be paid from the Trustee's, Fiscal Agent's or Special Servicer's own funds, without reimbursement from the Trust therefor except to the extent achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent or the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent or the Special Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

          Section 8.25 Indemnification; Third-Party Claims.

          (a) The Master Servicer and any director, officer, employee or agent of the Master Servicer (the "Master Servicer Indemnified Parties") shall be indemnified and held harmless by the Trust out of collections on, and other proceeds of, the Mortgage Loans, any Serviced Companion Mortgage Loans and any B Notes, as provided in the following paragraph, against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (collectively, "Master Servicer Losses") incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any Serviced Companion Mortgage Loans, any B Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Master Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder.

          Except as provided in the following sentence, indemnification for Master Servicer Losses described in the preceding paragraph (including in the case of such Master Servicer Losses that relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense) shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole but not out of collections on, or other proceeds of, any Serviced Companion Mortgage Loan or any B Note. In the case of any such Master Servicer Losses that do not relate primarily to the administration of the Trust, to any REMIC Pool or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense:

          (1) if such Master Servicer Losses relate to a Loan Pair, then such indemnification shall be paid (x) first, out of collections on, and other proceeds of, such Serviced Pari Passu Mortgage Loan and Serviced Companion Mortgage Loan, in the relative proportions provided for in the applicable Intercreditor Agreement and (y) if the collections and proceeds described in subclause (x) of this clause (1) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole; and

          (2) if such Master Servicer Losses relate to any A/B Mortgage Loan, then such indemnification shall be paid (x) first, if and to the extent permitted under the applicable Intercreditor Agreement, out of collections on, and other proceeds of, the B Note or B Notes related to such A/B Mortgage Loan,
(y) if the collections and proceeds described in subclause (x) of this clause
(2) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Serviced Pari Passu Mortgage Loan and the Serviced Companion Mortgage Loan, in the relative proportions provided for in the related Loan Pair Intercreditor Agreement and (z) if the aggregate collections and proceeds described in subclauses (x) and (y) of this clause (2) are not sufficient to so indemnify the Master Servicer Indemnified Parties on a current basis, then the balance of such indemnification shall be paid out of collections on, and other proceeds of, the Mortgage Loans as a whole.

          The Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Master Servicer) and out of the Trust pay all expenses in connection therewith, including counsel fees, and out of the Trust promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. The indemnification provided herein shall survive the termination of this Agreement. The Trustee or the Master Servicer shall promptly make from the Certificate Account (and, if and to the extent that the amount due shall be paid from collections on, and other proceeds of, any Serviced Companion Mortgage Loan or any B Note, as described above, out of the related Serviced Companion Mortgage Loan Custodial Account or the related A/B Loan Custodial Account) any payments certified by the Master Servicer to the Trustee as required to be made to the Master Servicer pursuant to this Section 8.25.

          (b) The Master Servicer agrees to indemnify the Trustee, the Fiscal Agent, the Special Servicer, the Trust, the Depositor and any director, officer, employee, agent or Controlling Person thereof, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trustee, the Fiscal Agent, the Special Servicer, the Depositor and the Trust may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of any of the Master Servicer's duties hereunder or by reason of negligent disregard of the Master Servicer's obligations and duties hereunder (including a breach of such obligations a substantial motive of which is to obtain an economic advantage from being released from such obligations), and if in any such situation the Master Servicer is replaced, the parties hereto agree that the amount of such claims, losses, penalties, fines, legal fees and related costs, judgments, and other costs, liabilities, fees and expenses shall at least equal the incremental costs, if any, of retaining a successor servicer. The Trustee, the Fiscal Agent, the Special Servicer or the Depositor, as applicable, shall immediately notify the Master Servicer if a claim is made by any Person with respect to this Agreement or the Mortgage Loans entitling the Trustee, the Fiscal Agent, the Depositor, the Special Servicer or the Trust to indemnification under this
Section 8.25(b), whereupon the Master Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Special Servicer or the Depositor, as applicable) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Master Servicer shall not affect any rights the Trustee, the Fiscal Agent, the Special Servicer, the Depositor or the Trust may have to indemnification under this Agreement or otherwise, unless the Master Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the resignation or termination of the Master Servicer, the Fiscal Agent, the Special Servicer and the Trustee. Any expenses incurred or indemnification payments made by the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Master Servicer was not culpable or that the Master Servicer did not act with willful misfeasance, bad faith or negligence.

          (c) Reserved.


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

          (d) Any Non-Serviced Mortgage Loan Master Servicer and any director, officer, employee or agent of such Non-Serviced Mortgage Loan Master Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement, and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Master Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          Section 8.26 Exchange Act Reporting

          (a) The Master Servicer, the Special Servicer, the Trustee and the Fiscal Agent shall reasonably cooperate with the Depositor in connection with the Trust's satisfaction of its reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Within 15 days after each Distribution Date, the Trustee shall prepare, execute and file on behalf of the Trust any Forms 8-K customary for similar securities as required by the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder; provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. The Trustee shall file each Form 8-K with a copy of the related Monthly Certificateholders Report attached thereto. If the Depositor directs that any other attachments are to be filed with any Form 8-K, such attachments shall be delivered to the Trustee in EDGAR-compatible form or as otherwise agreed upon by the Trustee and the Depositor, at the Depositor's expense, and any necessary conversion to EDGAR-compatible format will be at the Depositor's expense. Prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the rules and regulations of the Commission), the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in substance as required by applicable law or applicable interpretations thereof of the staff of the Commission. Such Form 10-K shall include as exhibits each annual statement of compliance described under Sections 8.12 and 9.18 and each accountant's report described under Sections 8.13 and 9.19, in each case to the extent they have been timely delivered to the Trustee. If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. Each Form 10-K shall also include any Sarbanes-Oxley Certification required to be included therewith, as described in paragraph (b) of this Section 8.26. Neither the Trustee nor the Master Servicer shall have any liability with respect to any failure to properly prepare, execute or file such periodic reports resulting from the Master Servicer's or the Trustee's inability or failure to obtain any information not resulting from its own negligence, bad faith or willful misconduct. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 relating to the automatic suspension of reporting in respect of the Trust under the Exchange Act.

          (b) The Form 10-K shall include any certification (the "Sarbanes-Oxley Certification") required to be included therewith pursuant to the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission promulgated thereunder (including any interpretations thereof by the Commission's staff) and a copy of such Sarbanes-Oxley

Certification shall be provided to the Rating Agencies. An officer of the Depositor shall sign the Sarbanes-Oxley Certification. On or before March 20th of each year with respect to which a Form 10-K is filed by the Trustee, as set forth above, the Master Servicer and the Special Servicer (each, a "Performing Party") shall provide to the Person who signs the Sarbanes-Oxley Certification (the "Certifying Person") a certification (each, a "Performance Certification"), in the form set forth on Exhibit CC hereto on which the Certifying Person, the Depositor (if the Certifying Person is an individual), and the Depositor's partner, representative, Affiliate, member, manager, director, officer, employee or agent (collectively with the Certifying Person, "Certification Parties") can rely. In addition, in the event that any Serviced Companion Mortgage Loan is deposited into a commercial mortgage securitization, on or before March 20th of each year with respect to which a Form 10-K is filed by the related trustee for such commercial mortgage securitization, the Master Servicer and the Special Servicer, shall provide to the Person who signs the Sarbanes-Oxley Certification with respect to such commercial mortgage securitization a Performance Certification (which shall address the matters contained in the Performance Certification, but solely with respect to the related Serviced Companion Mortgage Loan) on which such Person and such Person's partner, representative, Affiliate, member, manager, director, officer, employee or agent can rely. Notwithstanding the foregoing, nothing in this paragraph shall require any Performing Party to (i) certify or verify the accurateness or completeness of any information provided to such Performing Party by third parties, (ii) to certify information other than to such Performing Party's knowledge and in accordance with such Performing Party's responsibilities hereunder or under any other applicable servicing agreement or (iii) with respect to completeness of information and reports, to certify anything other than that all fields of information called for in written reports prepared by such Performing Party have been completed except as they have been left blank on their face. In addition, if directed by the Depositor, such Performing Party shall provide an identical certification to Depositor's certified public accountants that such Performing Party provided to its own certified public accountants to the extent such certification relates to the performance of such Performing Party's duties pursuant to this Agreement or a modified certificate limiting the certification therein to the performance of such Performing Party's duties pursuant to this Agreement. In the event any Performing Party is terminated or resigns pursuant to the terms of this Agreement, such Performing Party shall provide a Performance Certification to the Depositor pursuant to this Section 8.26(b) with respect to the period of time such Performing Party was subject to this Agreement.

          (c) Each Performing Party shall indemnify and hold harmless each Certification Party from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses incurred by such Certification Party arising out of
(i) an actual breach by the applicable Performing Party of its obligations under this Section 8.26 or (ii) negligence, bad faith or willful misconduct on the part of the Performing Party in the performance of such obligations.

          (d) Nothing contained in this Section 8.26 shall be construed to require any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K or any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Sarbanes-Oxley Certification. The failure of any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Form 10-K or any party to this Agreement other than the Depositor, or any of such party's officers, to execute any Sarbanes-Oxley Certification shall not be regarded as a breach by such party of any of its


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

obligations under this Agreement. This Section 8.26 may be amended by the parties hereto pursuant to Section 13.3 for purposes of complying with the Sarbanes-Oxley Act of 2002 or for purposes of designating the Certifying Person without any Opinions of Counsel, Officer's Certificates, Rating Agency Confirmations or the consent of any Certificateholder, notwithstanding anything to the contrary contained in this Agreement.

          Section 8.27 Compliance with REMIC Provisions. The Master Servicer shall act in accordance with this Agreement and the REMIC Provisions and related provisions of the Code in order to create or maintain the status of the REMICs created hereby or the International Plaza Pari Passu Loan REMIC as REMICs under the Code. The Master Servicer shall take no action or cause any REMIC Pool to take any action that could (i) endanger the status of any REMIC Pool as a REMIC under the Code or (ii) result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to Section 860G(d)) unless the Trustee shall have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Master Servicer shall comply with the provisions of Article XII hereof.

          Section 8.28 Termination. The obligations and responsibilities of the Master Servicer created hereby (other than the obligation of the Master Servicer to make payments to the Trustee as set forth in Section 8.29 and the obligations of the Master Servicer to the Trustee, the Fiscal Agent, the Special Servicer and the Trust) shall terminate (i) on the date which is the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or (B) the disposition of all REO Property (and final distribution to the Certificateholders), (ii) if an Event of Default described in clauses 8.28(a)(iii), (iv), (viii) or (ix) has occurred, 60 days following the date on which the Trustee or Depositor gives written notice to the Master Servicer that the Master Servicer is terminated or (iii) if an Event of Default described in clauses 8.28(a)(i), (ii), (v), (vi), (vii) or (viii) has occurred, immediately upon the date on which the Trustee or the Depositor gives written notice to the Master Servicer that the Master Servicer is terminated. After any Event of Default, the Trustee (i) may elect to terminate the Master Servicer by providing such notice, and (ii) shall provide such notice if holders of Certificates representing more than 25% of the Aggregate Certificate Balance of all Certificates so direct the Trustee.

          (a) "Event of Default," wherever used herein, means any one of the following events:

               (i) any failure by the Master Servicer to remit to the Trustee or otherwise make any payment required to be remitted by the Master Servicer under the terms of this Agreement, including any required Advances; or

               (ii) any failure by the Master Servicer to make a required deposit to the Certificate Account which continues unremedied for one Business Day following the date on which such deposit was first required to be made; or

               (iii) any failure on the part of the Master Servicer duly to observe or perform in any material respect any other of the duties, covenants or agreements on the part of


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

the Master Servicer contained in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee; provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such failure, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such failure; provided, further that such cure period may not exceed 90 days; or

               (iv) any breach of the representations and warranties contained in Section 8.20 hereof that materially and adversely affects the interest of any holder of any Class of Certificates and that continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Master Servicer by the Depositor or the Trustee, provided, however, that if the Master Servicer certifies to the Trustee and the Depositor that the Master Servicer is in good faith attempting to remedy such breach, such cure period will be extended to the extent necessary to permit the Master Servicer to cure such breach; provided, further that such cure period may not exceed 90 days; or

               (v) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (vi) the Master Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or

               (vii) the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing;

               (viii) the Master Servicer is removed from S&P's approved master servicer list and is not reinstated within 60 days and the ratings then assigned by S&P to any Classes of Certificates are downgraded, qualified or withdrawn (including, without limitation, being placed on "negative credit watch") in connection with such removal; or

               (ix) the Master Servicer receives actual knowledge that Moody's has (i) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (ii) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that the Master Servicer obtained such actual knowledge) and, in the case of either of clauses (i) or (ii), citing servicing concerns with the Master Servicer as the sole or material factor in such rating action.


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

          (b) If the Master Servicer is terminated based upon an Event of Default set forth in clause (i) (as to the obligation to make P&I Advances),
(viii) or (ix) of Section 8.28(a), then the Master Servicer shall have the right to enter into a primary servicing agreement with the successor Master Servicer with respect to all Mortgage Loans that are not then subject to a primary servicing agreement, so long as the terminated Master Servicer is on the approved list of commercial mortgage loan servicers maintained by S&P.

          (c) Notwithstanding the other provisions of this Section 8.28, (A) if any Event of Default on the part of the Master Servicer occurs that affects a Serviced Companion Mortgage Loan or (B) for so long as any Serviced Companion Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Fitch, Inc. ("Fitch"), if (x) the Trustee shall receive notice from Fitch to the effect that the continuation of the Master Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates issued in such securitization or (y) the Master Servicer has been downgraded to a servicer rating level below "CMS3" (or its equivalent) by Fitch, and in either case, the Master Servicer is not otherwise terminated in accordance with this Section 8.28, then, at the request of the holder of such affected Serviced Companion Mortgage Loan, the Trustee shall require the Master Servicer to appoint, within 30 days of the Trustee's request, a Sub-Servicer (or, if the related Mortgage Loan is currently being sub-serviced, to replace, within 30 days of the Trustee's request, the then-current Sub-Servicer with a new Sub-Servicer) with respect to the related Mortgage Loan. In connection with the Master Servicer's appointment of a Sub-Servicer at the request of the Trustee in accordance with this Section 8.28(c), if such Sub-Servicer does not have a servicer rating of either "CPS3" or better or "CMS3" or better (or its equivalent by Fitch), then the Master Servicer shall obtain a Rating Agency Confirmation (such Rating Agency Confirmation to be an expense of the requesting Serviced Companion Mortgage Loan holder). The related Sub-Servicing Agreement shall provide that any Sub-Servicer appointed by the Master Servicer at the request of the Trustee in accordance with this Section 8.28(c) shall be responsible for all duties, and shall be entitled to all compensation, of the Master Servicer under this Agreement with respect to the subject Loan Pair.

          Section 8.29 Procedure Upon Termination.

          (a) Notice of any termination pursuant to clause (i) of Section 8.28(a), specifying the Master Servicer Remittance Date upon which the final transfer by the Master Servicer to the Trustee shall be made, shall be given promptly in writing by the Master Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month of such final distribution. Upon any such termination, the duties of the Master Servicer (other than the obligation of the Master Servicer to the Trustee and the Trust and the Fiscal Agent as provided herein) shall terminate and the Master Servicer shall transfer to the Trustee the amounts remaining in the Certificate Account (and any sub-account) after making the withdrawals permitted to be made pursuant to Section 5.2 and shall thereafter terminate the Certificate Account and any other account or fund maintained with respect to the Mortgage Loans.

          (b) On the date specified in a written notice of termination given to the Master Servicer pursuant to clause (ii) of Section 8.28(a), or on the date on which a written notice of termination is given to the Master Servicer pursuant to clause (iii) of Section 8.28(a) all authority, power and rights of the Master Servicer under this Agreement, whether with respect to


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

the Mortgage Loans or otherwise, shall terminate (except for any rights relating to unpaid servicing compensation or unreimbursed Advances or, if the terminated Master Servicer is Wells Fargo Bank, National Association, its rights to the Excess Servicing Fee); provided that in no event shall the termination of the Master Servicer be effective until a successor servicer shall have succeeded the Master Servicer as successor servicer, subject to approval by the Rating Agencies, notified the Master Servicer of such designation and such successor servicer shall have assumed the Master Servicer's obligations and responsibilities hereunder, as set forth in an agreement substantially in the form hereof, with respect to the Mortgage Loans and, in the circumstances set forth in the last sentence of Section 8.28(b), entered into a new primary servicing agreement with the predecessor Master Servicer in substantially the same form as Exhibit AA attached hereto. Except as provided in the next sentence, the Trustee may not succeed the Master Servicer as servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Master Servicer pursuant to Section 8.22(b) hereof. Notwithstanding the foregoing sentence, in the event that the Master Servicer is terminated as a result of an event described in Section 8.28(a)(v), 8.28(a)(vi) or 8.28(a)(vii), the Trustee shall act as successor servicer immediately upon delivery of a notice of termination to the Master Servicer and shall use commercially reasonable efforts within 90 days of assuming the duties of the Master Servicer, either to satisfy the conditions of Section 8.22(b) hereof or to transfer the duties of the Master Servicer to a successor servicer who has satisfied such conditions. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Master Servicer's responsibilities and rights hereunder as Master Servicer including, without limitation, notifying Mortgagors of the assignment of the servicing function and providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor servicer designated by the Trustee to assume the Master Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Master Servicer in the Certificate Account and any other account or fund maintained or thereafter received with respect to the Mortgage Loans.

          (c) If the Master Servicer receives a written notice of termination pursuant to clause (ii) of Section 8.28(a) relating solely to an Event of Default set forth in clause (viii), (ix) or (x) of Section 8.28(a), and if the Master Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Master Servicer) solicit good faith bids for the rights to service the Mortgage Loans under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Master Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans under this Agreement.

          (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Master Servicer, and to agree to be bound by the terms, not later than 30 days after termination of the Master Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) (the "Successful Bidder") to act as successor Master Servicer hereunder. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Master Servicer pursuant to the terms hereof, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (e) Upon the assignment and acceptance of the servicing rights hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Master Servicer the amount of such cash bid received from the Successful Bidder (net of all out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Master Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (f) If the Successful Bidder has not entered into this Agreement as successor Master Servicer within 30 days after the termination of the Master Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 8.29(c) and may act or may select another successor to act as Master Servicer hereunder in accordance with Section 8.29(b).

          (g) Reserved.

          For purposes of the foregoing provisions of Section 8.29(c), the phrase "rights to service" shall be construed to exclude those servicing rights and duties as to which Wells Fargo Bank, National Association has made an election for the execution of a primary servicing agreement as contemplated by
Section 8.28(b).

          Section 8.30 Operating Adviser Contact with Master Servicer and Special Servicer.

          No less often than on a monthly basis or as agreed upon by the Master Servicer and the Operating Adviser, each of the Master Servicer and the Special Servicer shall, without charge, make a Servicing Officer available to answer questions from the Operating Adviser regarding the performance and servicing of the Mortgage Loans and/or REO Properties for which the Master Servicer or the Special Servicer, as the case may be, is responsible.

                                   ARTICLE IX

        ADMINISTRATION AND SERVICING OF SPECIALLY SERVICED MORTGAGE LOANS
                              BY SPECIAL SERVICER

          Section 9.1 Duties of Special Servicer.


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

          (a) Subject to the express provisions of this Agreement, for and on behalf of the Trust and for the benefit of the Certificateholders as a whole, and, solely as it relates to any A/B Mortgage Loan, for the benefit of the holder of the related B Note and, solely as it relates to any Loan Pair, for the benefit of the holder of the related Serviced Companion Mortgage Loan, the Special Servicer shall service the Specially Serviced Mortgage Loans and manage the related REO Properties in accordance with the provisions of this Agreement and the Servicing Standard. Certain of the provisions of this Article IX make explicit reference to their applicability to Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note; notwithstanding such explicit references, references in this Article IX to "Mortgage Loans" shall be construed, unless otherwise specified, to refer also to such B Note and such Serviced Companion Mortgage Loan (but any other terms that are defined in Article I and used in this Article IX shall be construed according to such definitions without regard to this sentence).

          (b) The Special Servicer shall cooperate with the Master Servicer and provide the Master Servicer with the information reasonably requested by the Master Servicer, in writing, to the extent required to allow the Master Servicer to perform its servicing obligations with respect to the Specially Serviced Mortgage Loans hereunder; provided, however, that (i) the Special Servicer shall not be required to produce any ad hoc reports or incur any unusual expense or effort in connection therewith and (ii) if the Special Servicer elects to provide such ad hoc reports, the Special Servicer may require the Master Servicer to pay a reasonable fee to cover the costs of the preparation thereof. The Special Servicer's obligations with respect to the servicing of any Specially Serviced Mortgage Loan and any related REO Properties shall terminate when such Specially Serviced Mortgage Loan has become a Rehabilitated Mortgage Loan, unless and until another Servicing Transfer Event with respect to such Rehabilitated Mortgage Loan occurs.

          (c) The Special Servicer shall send a written notice to the Master Servicer, the Operating Adviser and the Trustee within two Business Days after becoming aware that a Mortgage Loan has become a Rehabilitated Mortgage Loan, which notice shall identify the applicable Mortgage Loan. Upon the receipt of such notice by the Master Servicer and the Trustee, such Mortgage Loan shall become a Rehabilitated Mortgage Loan and will be serviced by the Master Servicer.

          (d) Upon the occurrence of a Servicing Transfer Event with respect to a Mortgage Loan and upon the reasonable request of the Special Servicer, the Master Servicer shall mark its records for such Mortgage Loan to cause any monthly statements for amounts due on such Mortgage Loan to be sent thereafter to the Special Servicer rather than the related Mortgagor. Upon receipt of any such monthly statement, the Special Servicer shall, within two Business Days, advise the Master Servicer of any changes to be made, and return the monthly statement to the Master Servicer. The Master Servicer shall thereafter promptly send the corrected monthly statement to the Mortgagor. If a Mortgage Loan becomes a Rehabilitated Mortgage Loan, the Master Servicer shall send the monthly statement to the Mortgagor as it did before such Mortgage Loan became a Specially Serviced Mortgage Loan.

          (e) All amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan (other than a Mortgage Loan that has become an REO Mortgage Loan and a Specially Serviced Mortgage Loan that is a B Note or Serviced Companion Mortgage Loan) shall be deposited in the Certificate Account, and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a B Note shall be deposited in the related A/B Loan Custodial Account and all amounts collected by the Master Servicer with respect to a Specially Serviced Mortgage Loan that is a Serviced Companion Mortgage Loan shall be deposited in the related Serviced Companion Mortgage Loan Custodial Account. The Master Servicer shall within three Business Days after receipt of any such payment, notify the Special Servicer of the receipt of such payment and the amount thereof. The Special Servicer shall, within one Business Day thereafter, instruct the Master Servicer in writing how to apply such payment (with the application of such payments to be made in accordance with the related Mortgage Loan documents (including the related Intercreditor Agreement, if any) or in accordance with this Agreement, as applicable).

          (f) After the occurrence of any Servicing Transfer Event with respect to any one or more Mortgage Loans that are the subject of any Environmental Insurance Policy, (i) the Special Servicer shall monitor the dates by which any claim must be made or action must be taken under such Environmental Insurance Policy to achieve the payment of all amounts thereunder to which the Trust is entitled in the event the Special Servicer has actual knowledge of any event giving rise to a claim under such Environmental Insurance Policy (an "Insured Environmental Event") and (ii) if the Special Servicer has actual knowledge of an Insured Environmental Event with respect to such Mortgage Loan, the Special Servicer shall take reasonable actions as are in accordance with the Servicing Standard and the terms and conditions of the related Environmental Insurance Policy to make a claim thereunder and achieve the payment of all amounts to which the Trust is entitled thereunder. Any legal fees or other out-of-pocket costs incurred in accordance with the Servicing Standard in connection with any such claim shall be paid by, and reimbursable to, the Master Servicer (of if applicable, the Special Servicer) as a Servicing Advance. All extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.1 shall be paid by the Trust.

          Section 9.2 Fidelity Bond and Errors and Omissions Insurance Policy of Special Servicer. The Special Servicer, at its expense, shall maintain in effect a Servicer Fidelity Bond and a Servicer Errors and Omissions Insurance Policy. The Servicer Errors and Omissions Insurance Policy and Servicer Fidelity Bond shall be issued by a Qualified Insurer (unless the Special Servicer self insures as provided below) and be in form and amount consistent with the Servicing Standard. In the event that any such Servicer Errors and Omissions Insurance Policy or Servicer Fidelity Bond ceases to be in effect, the Special Servicer shall obtain a comparable replacement policy or bond from an insurer or issuer meeting the requirements set forth above as of the date of such replacement. So long as the long-term rating of the Special Servicer is not less than two rating categories (ignoring pluses or minuses) lower than the highest rating of the Certificates, but in any event not less than "Aa2" as rated by Moody's and "BBB" as rated by S&P, the Special Servicer may self-insure for the Servicer Fidelity Bond and the Servicer Error and Omissions Insurance Policy.

          Section 9.3 Sub-Servicers. The Special Servicer shall have the right to use a Sub-Servicer on the same terms and conditions as those set forth in
Section 8.4 for a Sub-Servicer of the Master Servicer. The Special Servicer shall notify the Master Servicer, Trustee and solely as it relates to any A/B Mortgage Loan, the holder of the related B Note, and solely as it relates to any Loan Pair, the holder of the related Serviced Companion Mortgage Loan, of the appointment of any Sub-Servicer of the Special Servicer.


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

          Section 9.4 Special Servicer General Powers and Duties.

          (a) Subject to the other terms and provisions of this Agreement (and, in the case of any Non-Serviced Mortgage Loan, subject to the servicing of such Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer), the Special Servicer is hereby authorized and empowered when the Special Servicer believes it appropriate in accordance with the Servicing Standard, to take any and all the actions with respect to Specially Serviced Mortgage Loans which the Master Servicer may perform as set forth in Section 8.3(a), including (i) to execute and deliver, on behalf of itself or the Trust (or holder of a B Note or Serviced Companion Mortgage Loan, as applicable), any and all instruments of satisfaction or cancellation, or of partial or full release or discharge and all other comparable instruments, with respect to the Specially Serviced Mortgage Loans and with respect to the related REO Properties and (ii) to effectuate foreclosure or other conversion of the ownership of any REO Property securing a Mortgage Loan. The Trustee shall execute on the Closing Date a Power of Attorney in the form of Exhibit S-2 hereto and shall furnish the Special Servicer from time to time, upon request, with any additional powers of attorney of the Trust, empowering the Special Servicer to take such actions as it determines to be reasonably necessary to comply with its servicing, administrative and management duties hereunder, and the Trustee shall execute and deliver or cause to be executed and delivered such other documents as a Special Servicing Officer may request, that are necessary or appropriate to enable the Special Servicer to service, administer and manage the Specially Serviced Mortgage Loans and carry out its duties hereunder, in each case as the Special Servicer determines is in accordance with the Servicing Standard and the terms of this Agreement; provided, that, prior to initiating any proceedings in any court of law or equity (but not defending any proceedings in any court of law or equity) or instituting any proceeding to foreclose on any Mortgaged Property in the name of the Trust in any state, the Special Servicer shall notify the Trustee in writing and not institute or initiate any such proceedings for a period of three Business Days from the date of its delivery of such notice to the Trustee, unless the Special Servicer reasonably believes that such action should be taken in less than three Business Days to preserve the property of the Trust for the benefit of Certificateholders, and the Trustee may within three Business Days of its receipt of such notice advise the Special Servicer that it has received an Opinion of Counsel (the cost of which shall be an expense of the Trust) from an attorney duly licensed to practice law in the state where the related Mortgaged Property or REO Property is located, that it is likely that the laws of the state in which said action is to be taken either prohibit such action if taken in the name of the Trust or that the Trust would be adversely affected under the "doing business" or tax laws of such state if such action is taken in its name; provided, further, that the Special Servicer shall not be liable to the extent that it relies on the advice provided in such Opinion of Counsel. Upon receipt of any such advice from the Trustee, the Special Servicer shall take such action in the name of such Person or Persons, in trust for the Trust (or holder of a B Note or Serviced Companion Mortgage Loan, if applicable), as shall be consistent with the Opinion of Counsel obtained by the Trustee. Such Person or Persons shall acknowledge in writing that such action is being taken by the Special Servicer in the name of the Trust (or holder of a B Note or the Serviced Companion Mortgage Loan, if applicable). In the performance of its duties hereunder, the Special Servicer shall be an independent contractor and shall not, except in those instances where it is, after notice to the Trustee as provided above, taking action in the name of the Trust (or holder of a B Note or the Serviced Companion Mortgage Loan, if applicable), be deemed to be the agent of the Trust (or holder of a B Note or the Serviced Companion Mortgage Loan, as applicable). The Special

Servicer shall indemnify the Trustee for any loss, liability or reasonable expense (including attorneys' fees) incurred by the Trustee or any director, officer, employee, agent or Controlling Person of it or its affiliates in connection with any negligent or intentional misuse of the foregoing powers of attorney furnished to the Special Servicer by the Trustee. Such indemnification shall survive the resignation or termination of the Special Servicer hereunder, the resignation or termination of the Trustee and the termination of this Agreement. The Special Servicer shall not have any responsibility or liability for any act or omission of the Trustee, the Master Servicer or the Depositor that is not attributable to the failure of the Special Servicer to perform its obligations hereunder. The Special Servicer may conclusively rely on any advice of counsel rendered in a Nondisqualification Opinion.

          (b) In servicing and administering the Specially Serviced Mortgage Loans and managing any related REO Properties, the Special Servicer shall employ procedures consistent with the Servicing Standard. The Special Servicer shall conduct, or cause to be conducted, inspections, at its own expense, of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at such times and in such manner as shall be consistent with the Servicing Standard; provided, that the Special Servicer shall conduct, or cause to be conducted, inspections of the Mortgaged Properties relating to Specially Serviced Mortgage Loans at least once during each twelve-month period that ends on June 30 of any calendar year (commencing with the twelve-month period ending June 30, 2004); provided further that the Special Servicer shall, at the expense of the Trust, inspect or cause to be inspected a Mortgaged Property as soon as practicable after the related Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer (who shall provide, solely as it relates to any A/B Mortgage Loan, to the holder of the related B Note, and solely as it relates to any Loan Pair, to the holder of the related Serviced Companion Mortgage Loan) and the Operating Adviser copies of the Inspection Reports relating to such inspections as soon as practicable after the completion of any inspection.

          (c) Reserved.

          (d) Pursuant to the related Loan Pair Intercreditor Agreement, each owner of a Serviced Companion Mortgage Loan has agreed that the Master Servicer and the Special Servicer are authorized and obligated to service and administer such Serviced Companion Mortgage Loan pursuant to this Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to a Serviced Pari Passu Mortgage Loan are limited by and subject to the terms of the related Loan Pair Intercreditor Agreement. At such time when the related Serviced Companion Mortgage Loan is deposited into a different commercial mortgage securitization (the "Other Securitization"), the Special Servicer shall be required to consult with the special servicer of the Other Securitization (the "Other Special Servicer") in respect thereof, and shall provide the Other Special Servicer with an opportunity to review any proposed action to be taken in respect thereof. The Other Special Servicer shall have such opportunity to consult with the Special Servicer for a period from the date of receipt of the Special Servicer's written description of its proposed action through (but excluding) the fifth Business Day following the date of receipt (the "Initial Review Period"). The Special Servicer shall implement its written proposal if the Other Special Servicer does not disapprove the proposed action within the Initial Review Period, unless the Special Servicer has been directed to do otherwise by the Operating Adviser (in which event the Special


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Servicer shall advise the Other Special Servicer of such alternate course of action). If the Other Special Servicer disagrees with any aspect of the written proposal and, after consulting with the Special Servicer during the Initial Review Period, is unable to reach agreement on the proper course of action and notifies the Special Servicer of its disagreement in writing, then the Other Special Servicer shall be entitled to an additional period of five Business Days (the "Additional Review Period") to continue its discussions with the Special Servicer and the Operating Adviser. If the Other Special Servicer and the Special Servicer agree on a revised course of action within the Initial Review Period or the Additional Review Period, then the Special Servicer shall revise the written proposal to reflect the agreed upon revised course of action and shall implement that course of action. If the Other Special Servicer and the Special Servicer are unable to agree on the appropriate course of action by the end of the Additional Review Period, then the Special Servicer shall decide, in accordance with the Servicing Standard set forth in this Agreement, what course of action to follow. If an Event of Default has occurred and is continuing with respect to the Special Servicer under this Agreement, which Event of Default does not relate to any Mortgage Loan other than the related Loan Pair, then the trustee under the pooling and servicing agreement relating to the Other Securitization (the "Other Pooling and Servicing Agreement") shall be entitled to direct the Trustee to (a) terminate the defaulting Special Servicer solely with respect to the related Loan Pair and (b) appoint a successor Special Servicer that meets the eligibility requirements of the Other Pooling and Servicing Agreement and this Agreement. In such event, the trustee under the Other Pooling and Servicing Agreement shall exercise its rights set forth in the preceding sentence at the direction of the certificateholders holding at least 25% of the certificate balance of the certificates issued under the Other Securitization or the Other Operating Adviser. The replacement of the Special Servicer with respect to a Loan Pair, as contemplated above, will in any event be subject to obtaining Rating Agency Confirmation hereunder and any required Rating Agency Confirmation with respect to the certificates by the trustee under the Other Pooling and Servicing Agreement.

          (e) Pursuant to the applicable Non-Serviced Mortgage Loan Intercreditor Agreement, the owners of a Non-Serviced Mortgage Loan have agreed that such owner's rights in, to and under such Non-Serviced Mortgage Loan are subject to the servicing and all other rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer and such Non-Serviced Mortgage Loan Master Servicer and Non-Serviced Mortgage Loan Special Servicer are authorized and obligated to service and administer such Non-Serviced Mortgage Loan pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that the Special Servicer's obligations and responsibilities hereunder and the Special Servicer's authority with respect to any Non-Serviced Mortgage Loan are limited by and subject to the terms of the applicable Non-Serviced Mortgage Loan Intercreditor Agreement and the rights of the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer with respect thereto under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement. The Special Servicer shall take such actions as it shall deem reasonably necessary to facilitate the servicing of any Non-Serviced Mortgage Loan by the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer including, but not limited to, delivering appropriate Requests for Release to the Trustee and Custodian (if any) in order to deliver any portion of the related Mortgage File to the applicable Non-Serviced Mortgage Loan Master Servicer or applicable Non-Serviced Mortgage Loan Special Servicer under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.


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          Section 9.5 "Due-on-Sale" Clauses; Assignment and Assumption
Agreements; Modifications of Specially Serviced Mortgage Loans;
Due-On-Encumbrance Clauses.

          Subject to the limitations of Section 12.3, the Special Servicer shall have the following duties and rights:

          (a) If any Specially Serviced Mortgage Loan contains a provision in the nature of a "due-on-sale" clause, which by its terms:

               (i) provides that such Specially Serviced Mortgage Loan shall (or may at the Mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or ownership interest in the related Mortgagor, or

               (ii) provides that such Specially Serviced Mortgage Loan may not be assumed, or ownership interests in the related Mortgagor may not be transferred, without the consent of the related mortgagee in connection with any such sale or other transfer, then, the Special Servicer, on behalf of the Trust, shall, after consultation with the Operating Adviser and in accordance with the REMIC Provisions, take such actions as it deems to be in the best economic interest of the Trust in accordance with the Servicing Standard, and may waive or enforce any due-on-sale clause contained in the related Mortgage Note or Mortgage; provided, however, that if the Principal Balance of such Mortgage Loan at such time equals or exceeds 5% of the Aggregate Certificate Balance or exceeds $35,000,000 (or $25,000,000 in the case of Moody's) or is one of the then current top 10 loans (by Principal Balance) in the pool, then prior to waiving the effect of such provision, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver. In connection with the request for such consent, the Special Servicer shall prepare and deliver to Moody's and S&P a memorandum outlining its analysis and recommendation in accordance with the Servicing Standard, together with copies of all relevant documentation. The Special Servicer shall also prepare and provide Moody's and S&P with such memorandum and documentation for all transfer, assumption and encumbrance consents granted for Mortgage Loans below the threshold set forth above, but for which the Special Servicer's decision will be sufficient and a Rating Agency Confirmation is not required. As to any Mortgage Loan that is not a Specially Serviced Mortgage Loan and contains a provision in the nature of a "due-on-sale" clause, the Special Servicer shall have the rights and duties set forth in Section 8.7(b). The Special Servicer shall be entitled to 100% of all assumption fees in connection with Specially Serviced Mortgage Loans.

          After notice to the Operating Adviser, the Special Servicer is also authorized to take or enter into an assignment and assumption agreement from or with the Person to whom such property has been or is about to be conveyed, and/or to release the original Mortgagor from liability upon the Specially Serviced Mortgage Loan and substitute the new Mortgagor as obligor thereon; provided, that except as otherwise permitted by Section 9.5(c), any such assignment and assumption or substitution agreement shall contain no terms that could result in an Adverse REMIC Event. To the extent permitted by law, the Special Servicer shall enter into an assumption or substitution agreement that is required under the related Mortgage Loan documents (either as a matter of right or upon satisfaction of specified conditions) and shall


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

otherwise enter into any assumption or substitution agreement only if the credit status of the prospective new mortgagor and the underwriting of the new mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standards and criteria. The Special Servicer shall notify the Master Servicer of any such assignment and assumption or substitution agreement and the Special Servicer shall forward to the Trustee the original of such agreement, which original shall be added by the Trustee to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

          (b) In connection with any assignment and assumption of a Specially Serviced Mortgage Loan, in no event shall the Special Servicer consent to the creation of any lien on a Mortgaged Property that is senior to, or on a parity with, the lien of the related Mortgage. Nothing in this Section 9.5 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assignment and assumption of a Specially Serviced Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any lien or other encumbrance with respect to such Mortgaged Property.

          (c) Subject to the Servicing Standard and Sections 9.39 and 9.40, and the rights and duties of the Master Servicer under Section 8.18, the Special Servicer may enter into any modification, waiver or amendment (including, without limitation, the substitution or release of collateral or the pledge of additional collateral) of the terms of any Specially Serviced Mortgage Loan, including any modification, waiver or amendment to (i) reduce the amounts owing under any Specially Serviced Mortgage Loan by forgiving principal, accrued interest and/or any Prepayment Premium, (ii) reduce the amount of the Scheduled Payment on any Specially Serviced Mortgage Loan, including by way of a reduction in the related Mortgage Rate, (iii) forbear in the enforcement of any right granted under any Mortgage Note or Mortgage relating to a Specially Serviced Mortgage Loan, (iv) extend the Maturity Date of any Specially Serviced Mortgage Loan and/or (v) accept a principal prepayment on any Specially Serviced Mortgage Loan during any period during which voluntary Principal Prepayments are prohibited, provided, in the case of any such modification, waiver or amendment, that (A) the related Mortgagor is in default with respect to the Specially Serviced Mortgage Loan or, in the reasonable judgment of the Special Servicer, such default is reasonably foreseeable, (B) in the reasonable judgment of the Special Servicer, such modification, waiver or amendment would increase the recovery on the Specially Serviced Mortgage Loan to Certificateholders, the holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note (as a collective whole) on a net present value basis (the relevant discounting of amounts that will be distributable to Certificateholders, the holder of the related Serviced Companion Mortgage Loan and the holder of the related B Note (as a collective whole) to be performed at a rate, taking into account the related Mortgage Rate (or, in the case of an A/B Mortgage Loan, such discounting to be performed at the weighted average of the Mortgage Rate and the stated mortgage rate on the B Note) and the risk of collection, (C) such modification, waiver or amendment would not cause an Adverse REMIC Event (including with respect to any securities evidencing interests in any A Note or any B Note) to occur or adversely affect the tax status of any trust including a B Note and (D) if notice to the Operating Adviser of such modification, waiver or amendment is required pursuant to
Section 9.39, the Special Servicer has made such notice. The Special Servicer, with respect to any B Note and any Serviced Companion Mortgage Loan that is a Specially Serviced Mortgage Loan, shall notify the holder of the B Note and the Serviced Companion Mortgage Loan, as applicable, of any modification of the monthly payments of an

A/B Mortgage Loan or a Loan Pair, as the case may be, and such monthly payments shall be allocated in accordance with the related Intercreditor Agreement or Loan Pair Intercreditor Agreement, as applicable.

          In no event, however, shall the Special Servicer (i) extend the Maturity Date of a Specially Serviced Mortgage Loan beyond a date that is two years prior to the Rated Final Distribution Date or (ii) if the Specially Serviced Mortgage Loan is secured by a ground lease, extend the Maturity Date of such Specially Serviced Mortgage Loan unless the Special Servicer gives due consideration to the remaining term of such ground lease. The Special Servicer shall not extend the Maturity Date of any Mortgage Loan secured by a Mortgaged Property covered by a group secured creditor impaired property environmental insurance policy for more than five years beyond such Mortgage Loan's Maturity Date unless a new Phase I Environmental Report indicates that there is no environmental condition or the Mortgagor obtains, at its expense, an extension of such policy on the same terms and conditions to cover the period through five years past the extended Maturity Date, provided that, (i) if such Mortgage Loan is secured by a ground lease, the Special Servicer shall give due consideration to the remaining term of the ground lease and (ii) in no case shall the Maturity Date of any such Mortgage Loan be extended past a date that is two years prior to the Rated Final Distribution Date.

          The determination of the Special Servicer contemplated by clause (B) of the proviso to the first paragraph of this Section 9.5(c) shall be evidenced by an Officer's Certificate certifying the information in the proviso to the first paragraph under this subsection (c).

          (d) In the event the Special Servicer intends to permit a Mortgagor to substitute collateral for all or any portion of a Mortgaged Property pursuant to
Section 9.5(c) or pledge additional collateral for the Mortgage Loan pursuant to
Section 9.5(c), if the security interest of the Trust, the holder of any Serviced Companion Mortgage Loan or the holder of any B Note in such collateral would be perfected by possession, or if such collateral requires special care or protection, then prior to agreeing to such substitution or addition of collateral, the Special Servicer shall make arrangements for such possession, care or protection, and prior to agreeing to such substitution or addition of collateral (or such arrangement for possession, care or protection) shall obtain the prior written consent of the Trustee with respect thereto (which consent shall not be unreasonably withheld, delayed or conditioned); provided, however, that the Trustee shall not be required (but has the option) to consent to any substitution or addition of collateral or to hold any such collateral which will require the Trustee to undertake any additional duties or obligations or incur any additional expense. Notwithstanding the foregoing, the Special Servicer will not permit a Mortgagor to substitute collateral for any portion of the Mortgaged Property pursuant to Section 9.5(c) unless it shall have received a Rating Agency Confirmation in connection therewith, the costs of which to be payable by the related Mortgagor to the extent provided for in the Mortgage Loan documents. If the Mortgagor is not required to pay for the Rating Agency Confirmation, then such expense will be paid by the Trust. The parties hereto acknowledge that if the Trust incurs any Additional Trust Expense associated solely with the release of collateral that is not required to be paid by a Mortgagor pursuant to the related Mortgage Loan documents (and such Additional Trust Expense is not paid by the Mortgagor), including, but not limited to, rating agency fees, then the sole obligation of the Seller shall be to pay an amount equal to such expense to the extent the related Mortgagor is not required to pay them. Promptly upon receipt of notice of such unpaid expense, regarding a Specially Serviced

Mortgage Loan, the Special Servicer shall request the Seller to make such payment by deposit to the Certificate Account.

          (e) The Special Servicer will promptly deliver to the Master Servicer, the Operating Adviser, the Trustee, the Rating Agencies (and, solely with respect to an A/B Mortgage Loan, the related B Note Holder) a notice, specifying any such assignments and assumptions, modifications, waivers or amendments, such notice identifying the affected Specially Serviced Mortgage Loan. Such notice shall set forth the reasons for such waiver, modification, or amendment (including, but not limited to, information such as related income and expense statements, rent rolls, occupancy status, property inspections, and an internal or external appraisal performed in accordance with MAI standards and methodologies (and, if done externally, the cost of such appraisal shall be recoverable as a Servicing Advance subject to the provisions of Section 4.4 hereof)). The Special Servicer shall also deliver to the Trustee (or the Custodian), for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment promptly following the execution thereof.

          (f) No fee described in this Section shall be collected by the Special Servicer from the Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of the Mortgage Loan if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulation Section 1.860G-2(b). Subject to the foregoing, the Special Servicer shall use its reasonable efforts, in accordance with the Servicing Standard, to collect any modification fees and other expenses connected with a permitted modification of a Mortgage Loan from the Mortgagor. The inability of the Mortgagor to pay any costs and expenses of a proposed modification shall not impair the right of the Special Servicer, the Master Servicer or the Trustee to be reimbursed by the Trust for such expenses (including any cost and expense associated with the Opinion of Counsel referred to in this Section).

          (g) The Special Servicer shall cooperate with the Master Servicer (as provided in Section 8.7) in connection with assignments and assumptions of Mortgage Loans that are not Specially Serviced Mortgage Loans, and shall be entitled to receive 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(a) and 50% of any assumption fee paid by the related Mortgagor in connection with an assignment and assumption executed pursuant to Section 8.7(b). The Special Servicer shall be entitled to 100% of any assumption fee received in connection with a Specially Serviced Mortgage Loan.

          (h) Notwithstanding anything herein to the contrary, (i) the Special Servicer shall not have any right or obligation to consult with or to seek and/or obtain consent or approval from the Operating Adviser prior to acting, and provisions of this Agreement requiring such shall be of no effect, if the Operating Adviser resigns or is removed, during the period following such resignation or removal until a replacement is elected and (ii) no advice, direction or objection from or by the Operating Adviser, as contemplated by this Agreement, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable good faith judgment would) (A) require or cause the Special Servicer to violate applicable law, the terms of any Mortgage Loan, any provision of this Agreement or the REMIC Provisions, including the Special Servicer's obligation to act in accordance with the Servicing Standard, (B) result in an Adverse REMIC

Event with respect to any REMIC Pool, (C) expose the Trust, the Depositor, the Master Servicer, the Special Servicer, the Fiscal Agent or the Trustee, or any of their respective Affiliates, officers, directors, employees or agents, to any material claim, suit or liability, or (D) materially expand the scope of the Special Servicer's responsibilities under this Agreement.

          (i) If any Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

               (i) provides that such Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the creation of any additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor; or

               (ii) requires the consent of the mortgagee to the creation of any such additional lien or other encumbrance on the related Mortgaged Property or a lien on an ownership interest in the Mortgagor, then, for so long as such Mortgage Loan is included in the Trust, the Special Servicer, on behalf of the Trustee as the mortgagee of record, shall exercise (or, subject to Section 9.5, waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon, or
(y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard. Prior to waiving the effect of such provision with respect to a Mortgage Loan, the Special Servicer shall obtain Rating Agency Confirmation regarding such waiver; provided, however, that such Rating Agency Confirmation shall only be required if the applicable Mortgage Loan (x) represents 2% or more of the Principal Balance of all of the Mortgage Loans held by the Trust or is one of the 10 largest Mortgage Loans based on Principal Balance and (y) such Mortgage Loan has a Loan-to-Value Ratio (which includes Junior Indebtedness and any other loans secured by the related Mortgaged Property, if any) that is greater than or equal to 85% and a Debt Service Coverage Ratio (which includes debt service on Junior Indebtedness and any other loans secured by the related Mortgaged Property, if any) that is less than 1.2x.

          Section 9.6 Release of Mortgage Files.

          (a) Upon becoming aware of the payment in full of any Specially Serviced Mortgage Loan, or the receipt by the Special Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, or the complete defeasance of a Mortgage Loan, the Special Servicer will immediately notify the Master Servicer. The Special Servicer shall determine, in accordance with the Servicing Standard, whether an instrument of satisfaction shall be delivered and, if the Special Servicer determines that such instrument should be delivered, the Special Servicer shall deliver written approval of such delivery to the Master Servicer.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Specially Serviced Mortgage Loan or the management of the related REO Property and in accordance with the Servicing Standard, the Trustee shall execute or cause to be executed such documents as shall be prepared and furnished to the Trustee by a Special Servicing Officer (in form reasonably acceptable to the Trustee) and as are necessary for such purposes. The Trustee or Custodian shall, upon request of the Special Servicer and delivery to the Trustee or Custodian of a request for release signed by a Special Servicing Officer substantially in the form of Exhibit C, release the related Mortgage File to the Special Servicer. After the transfer of servicing with respect to any Specially Serviced Mortgage Loan to the Special Servicer, in accordance with the Servicing Standard, the Master Servicer shall notify, in writing, the Mortgagor under each Specially Serviced Mortgage Loan transferred to the Special Servicer, of such transfer.

          (c) The Special Servicer shall send notification in writing, to the Master Servicer to request any documents and instruments in the possession of the Master Servicer related to any Specially Serviced Mortgage Loan.

          (d) The Special Servicer shall, with respect to any Rehabilitated Mortgage Loan, release to the Master Servicer all documents and instruments in the possession of the Special Servicer related to such Rehabilitated Mortgage Loan. Prior to the transfer of servicing with respect to any Rehabilitated Mortgage Loan to the Master Servicer in accordance with the Servicing Standard, the Special Servicer shall notify, in writing, each Mortgagor under each Rehabilitated Mortgage Loan of such transfer.

          Section 9.7 Documents, Records and Funds in Possession of Special Servicer To Be Held for the Trustee.

          (a) The Special Servicer shall transmit to the Trustee or Custodian such documents and instruments coming into the possession of the Special Servicer as from time to time are required by the terms hereof to be delivered to the Trustee. Any funds received by the Special Servicer in respect of any Specially Serviced Mortgage Loan or any REO Property or which otherwise are collected by the Special Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Specially Serviced Mortgage Loan or any REO Property shall be transmitted to the Master Servicer within one Business Day of receipt to the Certificate Account, except that if such amounts relate to REO Income, they shall be deposited in the REO Account. The Special Servicer shall provide access to information and documentation regarding the Specially Serviced Mortgage Loans to the Trustee, the Master Servicer, the Fiscal Agent, the Operating Adviser and their respective agents and accountants at any time upon reasonable written request and during normal business hours, provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder; provided further that the Trustee shall be entitled to receive from the Special Servicer all such information as the Trustee shall reasonably require to perform their respective duties hereunder. In fulfilling such a request, the Special Servicer shall not be responsible for determining whether such information is sufficient for the Trustee's, the Master Servicer's, the Fiscal Agent's or the Operating Adviser's purposes.

          (b) The Special Servicer hereby acknowledges that the Trust (and/or the holder of the related B Note, if an A/B Mortgage Loan is involved and/or the holder of the related Serviced Companion Mortgage Loan, if a Loan Pair is involved) owns the Specially Serviced Mortgage Loans and all Mortgage Files representing such Specially Serviced Mortgage Loans and all funds now or hereafter held by, or under the control of, the Special Servicer that are collected by the Special Servicer in connection with the Specially Serviced Mortgage Loans

(but excluding any Special Servicer Compensation and all other amounts to which the Special Servicer is entitled hereunder); and the Special Servicer agrees that all documents or instruments constituting part of the Mortgage Files, and such funds relating to the Specially Serviced Mortgage Loans which come into the possession or custody of, or which are subject to the control of, the Special Servicer, shall be held by the Special Servicer for and on behalf of the Trust (or the holder of the related B Note, if an A/B Mortgage Loan is involved or the holder of the related Serviced Companion Mortgage Loan, if a Loan Pair is involved).

          (c) The Special Servicer also agrees that it shall not create, incur or subject any Specially Serviced Mortgage Loans, or any funds that are required to be deposited in any REO Account to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, nor assert by legal action or otherwise any claim or right of setoff against any Specially Serviced Mortgage Loan or any funds, collected on, or in connection with, a Specially Serviced Mortgage Loan.

          Section 9.8 Representations, Warranties and Covenants of the Special Servicer.

          (a) The Special Servicer hereby represents and warrants to and covenants with the Trustee, as of the Closing Date:

               (i) the Special Servicer is duly organized, validly existing and in good standing as a corporation under the laws of the State of California, and shall be in compliance with the laws of each State in which any Mortgaged Property (including any REO Property) which is, or is related to a Specially Serviced Mortgage Loan is located to the extent necessary to perform its obligations under this Agreement, except where the failure to so qualify or comply would not adversely affect the Special Servicer's ability to perform its obligations hereunder in accordance with the terms of this Agreement;

               (ii) the Special Servicer has the full power and authority to execute, deliver, perform, and to enter into and consummate all transactions and obligations contemplated by this Agreement. The Special Servicer has duly and validly authorized the execution, delivery and performance by it of this Agreement and this Agreement has been duly executed and delivered by the Special Servicer; and this Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Trustee, the Fiscal Agent and the Master Servicer, evidences the valid and binding obligation of the Special Servicer enforceable against the Special Servicer in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, receivership and other similar laws affecting creditors' rights generally as from time to time in effect, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (iii) the execution and delivery of this Agreement by the Special Servicer, the consummation by the Special Servicer of the transactions contemplated hereby, and the fulfillment of or compliance by the Special Servicer with the terms and conditions of this Agreement will not (1) result in a breach of any term or provision of its charter or by-laws or (2) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which it is a party or by which it may be bound, or any law, governmental rule, regulation, or judgment, decree or order applicable to it of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects its ability to perform its obligations under this Agreement;

               (iv) no litigation is pending or, to the best of the Special Servicer's knowledge, threatened, against it, the outcome of which, in the Special Servicer's reasonable judgment, could reasonably be expected to materially and adversely affect the execution, delivery or enforceability of this Agreement or its ability to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof; and

               (v) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by it of, or compliance by it with, this Agreement, or the consummation of the transactions contemplated hereby, or if any such consent, approval, authorization or order is required, it has obtained the same or will obtain the same prior to the time necessary to perform its obligations under this Agreement, and, except to the extent in the case of performance, that its failure to be qualified as a foreign corporation or licensed in one or more states is not necessary for the performance by it of its obligations hereunder.

          (b) It is understood that the representations and warranties set forth in this Section 9.8 shall survive the execution and delivery of this Agreement.

          (c) Any cause of action against the Special Servicer arising out of the breach of any representations and warranties made in this Section shall accrue upon the giving of written notice to the Special Servicer by any of the Trustee, the Master Servicer or the Fiscal Agent. The Special Servicer shall give prompt notice to the Trustee, the Fiscal Agent, Depositor, the Operating Adviser and the Master Servicer of the occurrence, or the failure to occur, of any event that, with notice, or the passage of time or both, would cause any representation or warranty in this Section to be untrue or inaccurate in any respect.

          Section 9.9 Standard Hazard, Flood and Comprehensive General Liability Insurance Policies.

          (a) For all REO Property (other than REO Property relating to a Non-Serviced Mortgage Loan), the Special Servicer shall use reasonable efforts, consistent with the Servicing Standard, to maintain with a Qualified Insurer (A) a Standard Hazard Insurance Policy (that, if the terms of the related Mortgage Loan documents and the related Mortgage so require, contains no exclusion as to any Act or Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of
2002) which does not provide for reduction due to depreciation in an amount which is not less than the full replacement cost of the improvements of such REO Property or in an amount not less than the unpaid Principal Balance plus all unpaid interest and the cumulative amount of Servicing Advances (plus Advance Interest) made with respect to such Mortgage Loan, any related B Note and Serviced Companion Mortgage Loan, whichever is less, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause and (B) any other insurance coverage for such REO Property which the related Mortgagor was required to maintain


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

for the related Mortgaged Property under the related Mortgage, subject, as to earthquake insurance, to the second sentence following this sentence. If the improvements to the Mortgaged Property are in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available), the Special Servicer shall maintain a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage equal to the lesser of the then outstanding Principal Balance of the Specially Serviced Mortgage Loan and unpaid Advances (plus Advance Interest) and the maximum insurance coverage required under such current guidelines. It is understood and agreed that the Special Servicer has no obligation to obtain earthquake or other additional insurance on REO Property, except as required by law or, with respect to insurance other than earthquake insurance, as set forth in clause (B) of the first sentence of this Section 9.9(a) and, nevertheless, at its sole option and at the Trust's expense, it (if required at origination and is available at commercially reasonable rates) may obtain such earthquake insurance. The Special Servicer shall use its reasonable efforts, consistent with the Servicing Standard, to obtain a comprehensive general liability insurance policy for all REO Properties. The Special Servicer shall, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standard) and to the extent consistent with the Servicing Standard, use its reasonable efforts to maintain a Rent Loss Policy covering revenues for a period of at least twelve months and a comprehensive general liability policy with coverage comparable to prudent lending requirements in an amount not less than $1 million per occurrence. All applicable policies required to be maintained by the Special Servicer pursuant to this Section 9.9(a) shall name the Trustee as loss payee and be endorsed with a standard mortgagee clause. The costs of such insurance shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

          (b) Any amounts collected by the Special Servicer under any insurance policies maintained pursuant to this Section 9.9 (other than amounts to be applied to the restoration or repair of the REO Property) shall be deposited into the applicable REO Account. Any cost incurred in maintaining the insurance required hereby for any REO Property shall be a Servicing Advance, subject to the provisions of Section 4.4 hereof.

          (c) Notwithstanding the above, the Special Servicer shall not be required in any event to maintain or obtain insurance coverage beyond what is reasonably available at a cost customarily acceptable and consistent with the Servicing Standard; provided that, the Special Servicer will be required to maintain insurance against property damages resulting from terrorism or similar acts if the terms of the related Mortgage Loan documents so require unless the Special Servicer determines that (i) such insurance is not available at any rate or (ii) such insurance is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the related Mortgaged Property and located in or around the region in which such related Mortgaged Property is located. The Special Servicer shall notify the Trustee of any such determination.

          (d) The Special Servicer shall conclusively be deemed to have satisfied its obligations as set forth in this Section 9.9 either (i) if the Special Servicer shall have obtained and maintained a master force placed or blanket insurance policy insuring against hazard losses on all of the applicable Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note serviced by it, it being understood and agreed that such policy may contain a deductible clause on terms substantially equivalent to those commercially available and maintained by


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

comparable servicers consistent with the Servicing Standard, and provided that such policy is issued by a Qualified Insurer with a minimum claims paying ability rating of at least "A2" by Moody's and "A-" by S&P or otherwise approved by the Rating Agencies or (ii) if the Special Servicer, provided that the rating of such Person's long-term debt is not less than "A2" by Moody's and "A-" by S&P self-insures for its obligations as set forth in the first paragraph of this
Section 9.9. In the event that the Special Servicer shall cause any Mortgage Loan, Serviced Companion Mortgage Loan and B Note to be covered by such a master force placed or blanket insurance policy, the incremental cost of such insurance allocable to such Mortgage Loan, Serviced Companion Mortgage Loan and B Note (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgage Loan is then covered thereby), if not borne by the related Mortgagor, shall be paid by the Special Servicer as a Servicing Advance, subject to the provisions of Section 4.4 hereof. If such policy contains a deductible clause, the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property a policy complying with this Section 9.9 and there shall have been a loss that would have been covered by such policy, deposit in the Certificate Account the amount not otherwise payable under such master force placed or blanket insurance policy because of such deductible clause to the extent that such deductible exceeds (i) the deductible under the related Mortgage Loan, A/B Mortgage Loan or Serviced Companion Mortgage Loan or
(ii) if there is no deductible limitation required under the Mortgage Loan, A/B Mortgage Loan or Serviced Companion Mortgage Loan, the deductible amount with respect to insurance policies generally available on properties similar to the related Mortgaged Property which is consistent with the Servicing Standard, and deliver to the Trustee an Officer's Certificate describing the calculation of such amount. In connection with its activities as administrator and servicer of the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note, the Special Servicer agrees to present, on its behalf and on behalf of the Trustee, claims under any such master force placed or blanket insurance policy.

          Section 9.10 Presentment of Claims and Collection of Proceeds. The Special Servicer will prepare and present or cause to be prepared and presented on behalf of the Trustee all claims under the Insurance Policies with respect to REO Property, and take such actions (including the negotiation, settlement, compromise or enforcement of the insured's claim) as shall be necessary to recover under such policies. Any proceeds disbursed to the Special Servicer in respect of such policies shall be promptly remitted to the Certificate Account, upon receipt, except for any amounts realized that are to be applied to the repair or restoration of the applicable REO Property in accordance with the Servicing Standard. Any extraordinary expenses (but not ordinary and routine or anticipated expenses) incurred by the Special Servicer in fulfilling its obligations under this Section 9.10 shall be paid by the Trust.

          Section 9.11 Compensation to the Special Servicer.

          (a) As compensation for its activities hereunder, the Special Servicer shall be entitled to (i) the Special Servicing Fee, (ii) the Liquidation Fee and
(iii) the Work-Out Fee. Such amounts, if any, collected by the Special Servicer from the related Mortgagor shall be transferred by the Special Servicer to the Master Servicer within one Business Day of receipt thereof, and deposited by the Master Servicer in the Certificate Account. The Special Servicer shall be entitled to receive a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of a Specially Serviced Mortgage Loan or REO Property in whole or in part (whether arising pursuant to a sale, condemnation or otherwise). With respect to each REO Mortgage Loan that is a successor to a Mortgage Loan secured by two or more

Mortgaged Properties, the reference to "REO Property" in the preceding sentence shall be construed on a property-by-property basis to refer separately to the acquired real property that is a successor to each of such Mortgaged Properties, thereby entitling the Special Servicer to a Liquidation Fee from the Liquidation Proceeds received in connection with a final disposition of, and Condemnation Proceeds received in connection with, each such acquired property as the Liquidation Proceeds related to that property are received. The Special Servicer shall also be entitled to additional special servicing compensation of an amount equal to the excess, if any, of the aggregate Prepayment Interest Excess relating to Mortgage Loans which are Specially Serviced Mortgage Loans which have received voluntary Principal Prepayments not from Liquidation Proceeds or from modifications of Specially Serviced Mortgage Loans for each Distribution Date over the aggregate Prepayment Interest Shortfalls for such Mortgage Loans for such Distribution Date. If the Special Servicer resigns or is terminated for any reason, it shall retain the right to receive any Work-Out Fees payable on Mortgage Loans that became Rehabilitated Mortgage Loans while it acted as Special Servicer and remained Rehabilitated Mortgage Loans at the time of such resignation or termination for so long as such Mortgage Loan remains a Rehabilitated Mortgage Loan.

          (b) The Special Servicer shall be entitled to cause the Master Servicer to withdraw (i) from the Certificate Account, the Special Servicer Compensation in respect of each Mortgage Loan (but not a B Note), (ii) from any Serviced Companion Mortgage Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related Serviced Companion Mortgage Loan and (iii) from any A/B Loan Custodial Account, the Special Servicer Compensation to the extent related solely to the related B Note, in the time and manner set forth in Section 5.2 of this Agreement. The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

          (c) Additional Special Servicer Compensation in the form of net interest or income on any REO Account, assumption fees, extension fees, servicing fees, Modification Fees, forbearance fees, Late Fees and default interest (net of amounts used to pay Advance Interest) or other usual and customary charges and fees actually received from the Mortgagor in connection with any Specially Serviced Mortgage Loan shall be retained by the Special Servicer, to the extent not required to be deposited in the Certificate Account pursuant to the terms of this Agreement (other than any such fees payable in connection with any Non-Serviced Mortgage Loan). The Special Servicer shall be entitled to, and the Master Servicer shall forward to the Special Servicer, 50% of any Modification Fees collected with respect to a consent, waiver, modification or amendment executed or granted by the Master Servicer if the approval or consent of the Special Servicer was required in connection therewith. The Special Servicer shall be entitled to retain 100% of any Modification Fee or extension fee that is actually paid by the related Borrower in connection with an extension of the maturity date of a Mortgage Loan (that is not a Specially Serviced Mortgage Loan) approved or consented to by the Special Servicer in accordance with Section 8.18(a)(ii), unless such approval or consent of the Special Servicer is to an extension contemplated by the third sentence of
Section 8.18(a)(ii), in which case the Special Servicer shall be entitled to only 50% of such extension fee and the Master Servicer shall be entitled to the other 50%. The Special Servicer shall also be permitted to receive 50% of all assumption fees collected with respect to Mortgage Loans that are not Specially Serviced Mortgage Loans as provided in Section 8.7(a) and 100% of all assumption fees collected with respect to Mortgage Loans that are Specially Serviced Mortgage Loans as provided in Section


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

9.5(a) (other than any such fees payable in connection with any Non-Serviced Mortgage Loan). To the extent any component of Special Servicer Compensation is in respect of amounts usually and customarily paid by Mortgagors, the Special Servicer shall use reasonable good faith efforts to collect such amounts from the related Mortgagor, and to the extent so collected, in full or in part, the Special Servicer shall not be entitled to compensation for the portion so collected therefor hereunder out of the Trust.

          Section 9.12 Realization Upon Defaulted Mortgage Loans.

          (a) The Special Servicer, in accordance with the Servicing Standard and subject to Section 9.4(a) and Section 9.36, shall use its reasonable efforts to foreclose upon, repossess or otherwise comparably convert the ownership of Mortgaged Properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments of such Mortgage Loan, the sale of such Mortgage Loan in accordance with this Agreement or the modification of such Mortgage Loan in accordance with this Agreement. In connection with such foreclosure or other conversion of ownership, the Special Servicer shall follow the Servicing Standard. The foregoing is subject to the proviso that the Special Servicer shall not request that the Master Servicer make a Servicing Advance for Liquidation Expenses that would be a Nonrecoverable Advance unless the Special Servicer determines that such Servicing Advance is in the best interest of the Certificateholders (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any Loan Pair, the holder of the related Serviced Companion Mortgage Loan and the Trust as a collective whole).

          (b) The Special Servicer shall not acquire any personal property relating to any Specially Serviced Mortgage Loan pursuant hereto unless either:

               (i) such personal property is incidental to real property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

               (ii) the Special Servicer shall have received a Nondisqualification Opinion (the cost of which shall be reimbursed by the Trust) to the effect that the holding of such personal property by any REMIC Pool will not cause the imposition of a tax on any REMIC Pool under the Code or cause any REMIC Pool to fail to qualify as a REMIC.

          (c) Notwithstanding anything to the contrary in this Agreement, the Special Servicer shall not, on behalf of the Trust, obtain title to a Mortgaged Property as a result of or in lieu of foreclosure or otherwise, and shall not otherwise acquire possession of, or take any other action with respect to, any Mortgaged Property, if, as a result of any such action the Trust, or any trust that holds a Serviced Companion Mortgage Loan would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA, or any applicable comparable federal, state or local law, or a "discharger" or "responsible party" thereunder, unless the Special Servicer has also previously determined in accordance with the Servicing Standard, based on a Phase I Environmental Report prepared by a Person (who may be an employee or affiliate of the Master Servicer or the Special Servicer) who regularly conducts environmental site assessments in accordance with the standards of FNMA in the case of multi-family mortgage loans and customary servicing practices in the case of commercial loans for environmental assessments, which report shall be delivered to the Trustee, that:

               (i) such Mortgaged Property is in compliance with applicable Environmental Laws or, if not, after consultation with an environmental expert that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions;

               (ii) taking such actions as are necessary to bring the Mortgaged Property in compliance with applicable Environmental Laws is reasonably likely to produce a greater recovery on a net present value basis than pursuing a claim under the Environmental Insurance Policy; and

               (iii) there are no circumstances or conditions present or threatened at such Mortgaged Property relating to the use, management, disposal or release of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, removal, clean-up or remediation could be required under any federal, state or local law or regulation, or that, if any such materials are present for which such action could be required, after consultation with an environmental expert taking such actions with respect to the affected Mortgaged Property is reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions); provided, however, that such compliance pursuant to clause (i) and (ii) above or the taking of such action pursuant to this clause (iii) shall only be required to the extent that the cost thereof is a Servicing Advance of the Master Servicer or the Special Servicer pursuant to this Agreement, subject to the provisions of Section 4.4 hereof.

          (d) The cost of the Phase I Environmental Report contemplated by
Section 9.12(c) may be treated as a Liquidation Expense, or in the event the related Specially Serviced Mortgage Loan is not liquidated and a Final Recovery Determination has been made with respect to such Specially Serviced Mortgage Loan, the Master Servicer shall treat such cost as a Servicing Advance subject to the provisions of Section 4.4 hereof; provided that, in the latter event, the Special Servicer shall use its good faith reasonable business efforts to recover such cost from the Mortgagor in connection with the curing of the default under the Specially Serviced Mortgage Loan.

          (e) If the Special Servicer determines, pursuant to Section 9.12(c), that taking such actions as are necessary to bring any Mortgaged Property into compliance with applicable Environmental Laws, or taking such actions with respect to the containment, removal, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, is not reasonably likely to produce a greater recovery on a net present value basis than not taking such actions (after taking into account the projected costs of such actions) or than not pursuing a claim under the Environmental Insurance Policy, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair, taken as a collective whole), including, without limitation, releasing the lien of the related Mortgage. If the Special Servicer determines that a material possibility exists that Liquidation Expenses with respect to Mortgaged Property

(taking into account the cost of bringing it into compliance with applicable Environmental Laws) would exceed the Principal Balance of the related Mortgage Loan, the Special Servicer shall not attempt to bring such Mortgaged Property into compliance and shall not acquire title to such Mortgaged Property unless it has received the written consent of the Trustee to such action.

          (f) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of maintaining any action with respect to any Specially Serviced Mortgage Loan, including, without limitation, any action to obtain a deficiency judgment with respect to any Specially Serviced Mortgage Loan.

          Section 9.13 Foreclosure. In the event that the Trust obtains, through foreclosure on a Mortgage or otherwise, the right to receive title to a Mortgaged Property, the Special Servicer, as its agent, shall direct the appropriate party to deliver title to the REO Property to the Trustee or its nominee.

          The Special Servicer may consult with counsel to determine when an Acquisition Date shall be deemed to occur under the REMIC Provisions with respect to the Mortgaged Property, the expense of such consultation being treated as a Servicing Advance related to the foreclosure, subject to the provisions of Section 4.4 hereof. The Special Servicer, on behalf of the Trust (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair), shall sell the REO Property expeditiously, but in any event within the time period, and subject to the conditions, set forth in Section
9.15. Subject to Section 9.15, the Special Servicer shall manage, conserve, protect and operate the REO Property for the holders of beneficial interests in the Trust (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair) solely for the purpose of its prompt disposition and sale.

          Section 9.14 Operation of REO Property

          (a) The Special Servicer shall segregate and hold all funds collected and received in connection with the operation of each REO Property separate and apart from its own funds and general assets and shall establish and maintain with respect to each REO Property one or more accounts held in trust for the benefit of the Certificateholders (and the holder of the related B Note if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan if in connection with a Loan Pair) in the name of "LaSalle Bank National Association, as Trustee for the Holders of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates Series 2004-HQ3, the holder of any Serviced Companion Mortgage Loan and the holder of any B Note as their interests may appear [name of Property Account]" (each, an "REO Account"), which shall be an Eligible Account. Amounts in any REO Account shall be invested in Eligible Investments. The Special Servicer shall deposit all funds received with respect to an REO Property in the applicable REO Account within two days of receipt. The Special Servicer shall account separately for funds received or expended with respect to each REO Property. All funds in each REO Account may be invested only in Eligible Investments. The Special Servicer shall notify the Trustee and the Master Servicer in writing of the location and account number of each REO Account and shall notify the Trustee prior to any subsequent change thereof.

          (b) On or before each Special Servicer Remittance Date, the Special Servicer shall withdraw from each REO Account and deposit in the Certificate Account, the REO Income received or collected during the Collection Period immediately preceding such Special Servicer Remittance Date on or with respect to the related REO Properties and reinvestment income thereon; provided, however, that (i) the Special Servicer may retain in such REO Account such portion of such proceeds and collections as may be necessary to maintain in the REO Account sufficient funds for the proper operation, management and maintenance of the related REO Property, including, without limitation, the creation of reasonable reserves for repairs, replacements, and necessary capital improvements and other related expenses. The Special Servicer shall notify the Master Servicer of all such deposits (and the REO Properties to which the deposits relate) made into the Certificate Account and (ii) the Special Servicer shall be entitled to withdraw from the REO Account and pay itself as additional Special Servicing Compensation any interest or net reinvestment income earned on funds deposited in the REO Account. The amount of any losses incurred in respect of any such investments shall be for the account of the Special Servicer which shall deposit the amount of such loss (to the extent not offset by income from other investments) in the REO Account, out of its own funds immediately as realized. If the Special Servicer deposits in any REO Account any amount not required to be deposited therein, it may at any time withdraw such amount from the REO Account, any provision herein to the contrary notwithstanding.

          (c) If the Trust acquires the Mortgaged Property, the Special Servicer shall have full power and authority, in consultation with the Operating Adviser, and subject to the specific requirements and prohibitions of this Agreement and any applicable consultation rights of the holder of the related B Note relating to an A/B Mortgage Loan, to do any and all things in connection therewith as are consistent with the Servicing Standard, subject to the REMIC Provisions, and in such manner as the Special Servicer deems to be in the best interest of the Trust (and in the case of any A/B Mortgage Loan, the holder of the related B Note and the Trust as a collective whole and in the case of any Loan Pair, the holder of the related Serviced Companion Mortgage Loan and the Trust as a collective whole), and, consistent therewith, may advance from its own funds to pay for the following items (which amounts shall be reimbursed by the Master Servicer or the Trust subject to Sections 4.4 in accordance with Section 4.6(e)), to the extent such amounts cannot be paid from REO Income:

               (i) all insurance premiums due and payable in respect of such REO Property;

               (ii) all real estate taxes and assessments in respect of such REO Property that could result or have resulted in the imposition of a lien thereon; and

               (iii) all costs and expenses necessary to maintain, operate, lease and sell such REO Property (other than capital expenditures).

          (d) The Special Servicer may, and to the extent necessary to (i) preserve the status of the REO Property as "foreclosure property" under the REMIC Provisions or (ii) avoid the imposition of a tax on "income from nonpermitted assets" within the meaning of the REMIC Provisions, shall contract with any Independent Contractor for the operation and management of the REO Property, provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (ii) the terms of such contract shall be consistent with the provisions of Section 856 of the Code and Treasury Regulation Section 1.856-4(b)(5);

               (iii) only to the extent consistent with (ii) above, any such contract shall require, or shall be administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such Mortgaged Property underlying the REO Property and (B) deposit on a daily basis all amounts payable to the Trust in accordance with the contract between the Trust and the Independent Contractor in an Eligible Account;

               (iv) none of the provisions of this Section 9.14 relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations to the Trustee with respect to the operation and management of any such REO Property;

               (v) if the Independent Contractor is an Affiliate of the Special Servicer, the consent of the Operating Adviser and a Nondisqualification Opinion must be obtained; and

               (vi) the Special Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for the Trust (and, if applicable, the holder of a B Note or a Serviced Companion Mortgage Loan) pursuant to this subsection (d) for indemnification of the Special Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. All fees of the Independent Contractor (other than fees paid for performing services within the ordinary duties of a Special Servicer which shall be paid by the Special Servicer) shall be paid from the income derived from the REO Property. To the extent that the income from the REO Property is insufficient, such fees shall be advanced by the Master Servicer or the Special Servicer as a Servicing Advance, subject to the provisions of
Section 4.4 and Section 4.6(e) hereof.

          (e) Notwithstanding any other provision of this Agreement, the Special Servicer shall not rent, lease, or otherwise earn income on behalf of the Trust or the beneficial owners thereof with respect to REO Property which might cause the REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) or result in the receipt by any REMIC of any "income from nonpermitted assets" within the meaning of Section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless (i) the Trustee and the Special Servicer have received an Opinion of Counsel (at the Trust's sole expense) to the effect that, under the REMIC Provisions and any relevant proposed legislation, any income generated for the International Plaza Pari Passu Loan REMIC or REMIC I by the REO Property would not result in the imposition of a tax upon the International Plaza Pari Passu

Loan REMIC or REMIC I or (ii) in accordance with the Servicing Standard, the Special Servicer determines the income or earnings with respect to such REO Property will offset any tax under the REMIC Provisions relating to such income or earnings and will maximize the net recovery from the REO Property to the Certificateholders. The Special Servicer shall notify the Trustee and the Master Servicer of any election by it to incur such tax, and the Special Servicer (i) shall hold in escrow in an Eligible Account an amount equal to the tax payable thereby from revenues collected from the related REO Property, (ii) provide the Trustee with all information for the Trustee to file the necessary tax returns in connection therewith and (iii) upon request from the Trustee, pay from such account to the Trustee the amount of the applicable tax. The Trustee shall file the applicable tax returns based on the information supplied by the Special Servicer and pay the applicable tax from the amounts collected by the Special Servicer.

          Subject to, and without limiting the generality of the foregoing, the Special Servicer, on behalf of the Trust, shall not:

               (i) permit the Trust to enter into, renew or extend any New Lease with respect to the REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

               (ii) permit any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on the REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

               (iv) Directly Operate, other than through an Independent Contractor, or allow any other Person to Directly Operate, other than through an Independent Contractor, the REO Property on any date more than 90 days after the Acquisition Date; unless, in any such case, the Special Servicer has requested and received an Opinion of Counsel at the Trust's sole expense to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (without giving effect to the final sentence thereof) at any time that it is held by the applicable REMIC Pool, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

          Section 9.15 Sale of REO Property.

          (a) In the event that title to any REO Property is acquired by the Trust in respect of any Specially Serviced Mortgage Loan, the deed or certificate of sale shall be issued to the Trust, the Trustee or to its nominees. The Special Servicer, after notice to the Operating Adviser, shall use its reasonable best efforts to sell any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders (and with respect to a Serviced Companion Mortgage Loan or a B Note, for the holders of such loans, as a collective whole), but in no event later than the end of the third calendar year following the end of the year of its acquisition, and in any event prior to the Rated Final Distribution Date or earlier


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to the extent necessary to comply with then-current REMIC provisions, unless (i)
the Trustee, on behalf of the applicable REMIC Pool, has been granted an extension of time (an "Extension") (which extension shall be applied for at least 60 days prior to the expiration of the period specified above) by the Internal Revenue Service to sell such REO Property, in which case the Special Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than the period specified above as such Extension permits or (ii) the Special Servicer seeks and subsequently receives, at the expense of the Trust, a Nondisqualification Opinion, addressed to the Trustee and the Special Servicer, to the effect that the holding by the Trust of such REO Property subsequent to the period specified above after its acquisition will not result in the imposition of taxes on "prohibited transactions" of a REMIC, as defined in Section 860F(a)(2) of the Code, or cause any REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding. If the Trustee has not received an Extension or such Opinion of Counsel and the Special Servicer is not able to sell such REO Property within the period specified above, or if an Extension has been granted and the Special Servicer is unable to sell such REO Property within the extended time period, the Special Servicer shall, after consultation with the Operating Adviser, before the end of such period or extended period, as the case may be, auction the REO Property to the highest bidder (which may be the Special Servicer) in accordance with the Servicing Standard; provided, however, that no Interested Person shall be permitted to purchase the REO Property at a price less than the Purchase Price; and provided, further that if the Special Servicer intends to bid on any REO Property, (i) the Special Servicer shall notify the Trustee of such intent, (ii) the Trustee shall promptly obtain, at the expense of the Trust an Appraisal of such REO Property (or internal valuation in accordance with the procedures specified in Section 6.9) and (iii) the Special Servicer shall not bid less than the fair market value set forth in such Appraisal. Neither the Seller nor the Depositor may purchase REO Property at a price in excess of the fair market value thereof.

          (b) Within 30 days of the sale of the REO Property, the Special Servicer shall provide to the Trustee and the Master Servicer (and the holder of the related B Note, if any, if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan, if in connection with a Loan Pair) a statement of accounting for such REO Property, including without limitation, (i) the Acquisition Date for the REO Property, (ii) the date of disposition of the REO Property, (iii) the sale price and related selling and other expenses, (iv) accrued interest (including interest deemed to have accrued) on the Specially Serviced Mortgage Loan to which the REO Property related, calculated from the Acquisition Date to the disposition date, (v) final property operating statements, and (vi) such other information as the Trustee (and the holder of the related B Note, if any, if in connection with an A/B Mortgage Loan and the holder of the related Serviced Companion Mortgage Loan, if in connection with a Loan Pair) may reasonably request in writing.

          (c) The Liquidation Proceeds from the final disposition of the REO Property shall be deposited in the Certificate Account within one Business Day of receipt.

          Section 9.16 Realization on Collateral Security. In connection with the enforcement of the rights of the Trust to any property securing any Specially Serviced Mortgage Loan other than the related Mortgaged Property, the Special Servicer shall consult with counsel to determine how best to enforce such rights in a manner consistent with the REMIC Provisions and shall not, based on a Nondisqualification Opinion addressed to the Special Servicer and the Trustee (the cost of which shall be an expense of the Trust) take any action that could result in


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the failure of any REMIC Pool to qualify as a REMIC while any Certificates are outstanding, unless such action has been approved by a vote of 100% of each Class of Certificateholders (including the Class R-I, Class R-II, Class R-III and Class R-IP Certificateholders).

          Section 9.17 Reserved

          Section 9.18 Annual Officer's Certificate as to Compliance. The Special Servicer shall deliver to the Trustee and the Master Servicer on or before noon (Eastern Time) on March 15 of each calendar year (or March 14 if a leap year), commencing in March 2005, an Officer's Certificate stating, as to the signer thereof, that (A) a review of the activities of the Special Servicer during the preceding calendar year or portion thereof and of the performance of the Special Servicer under this Agreement has been made under such officer's supervision and (B) to the best of such officer's knowledge, based on such review, the Special Servicer has fulfilled all its obligations under this Agreement in all material respects throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. The Special Servicer shall deliver such Officer's Certificate to the Depositor and the Trustee by April 7 of each calendar year. The Special Servicer shall forward a copy of each such statement to the Rating Agencies. The Trustee shall forward a copy of each such statement to the Luxembourg Paying Agent. Promptly after receipt of such Officer's Certificate, the Depositor shall review the Officer's Certificate and, if applicable, consult with the Special Servicer as to the nature of any defaults by the Special Servicer in the fulfillment of any of the Special Servicer's obligations hereunder.

          Section 9.19 Annual Independent Accountants' Servicing Report. On or before noon (Eastern Time) on March 15 of each calendar year (or March 14 if a leap year), beginning with March 2005, the Special Servicer at its expense shall cause a nationally recognized firm of Independent public accountants (who may also render other services to the Special Servicer, as applicable) to furnish to the Trustee and the Master Servicer (in electronic format) a statement to the effect that (a) such firm has examined certain documents and records relating to the servicing of the Mortgage Loans under this Agreement or the servicing of mortgage loans similar to the Mortgage Loans under substantially similar agreements for the preceding calendar year and (b) the assertion by management of the Special Servicer, that it maintained an effective internal control system over the servicing of such mortgage loans is fairly stated in all material respects, based upon established criteria, which statement meets the standards applicable to accountant's reports intended for general distribution; provided that each of the Master Servicer and the Special Servicer shall not be required to cause the delivery of such statement until April 15 in any given year so long as it has received written confirmation from the Depositor that a Report on Form 10-K is not required to be filed in respect of the Trust Fund for the preceding calendar year. The Special Servicer shall deliver such statement to the Depositor, each Rating Agency, the Trustee, and, upon request, the Operating Adviser by April 7 of each calendar year (or by April 30 of each calendar year if the statement is not required to be delivered until April 15). The Trustee shall promptly deliver such statement to the Luxembourg Paying Agent. Promptly after receipt of such report, the Depositor shall review the report and, if applicable, consult with the Special Servicer as to the nature of any defaults by the Special Servicer in the fulfillment of any of the Special Servicer's obligations hereunder.

          Section 9.20 Merger or Consolidation. Any Person into which the Special Servicer may be merged or consolidated, or any Person resulting from any merger, conversion,


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

other change in form or consolidation to which the Special Servicer shall be a party, or any Person succeeding to the business of the Special Servicer, shall be the successor of the Special Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that each of the Rating Agencies provides a Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note). If the conditions to the proviso in the foregoing sentence are not met, the Trustee may terminate the Special Servicer's servicing of the Specially Serviced Mortgage Loans pursuant hereto, such termination to be effected in the manner set forth in Section 9.31.

          Section 9.21 Resignation of Special Servicer.

          (a) Except as otherwise provided in this Section 9.21, the Special Servicer shall not resign from the obligations and duties hereby imposed on it unless it determines that the Special Servicer's duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination permitting the resignation of the Special Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Master Servicer, the Operating Adviser and the Trustee. No such resignation shall become effective until a successor servicer designated by the Operating Adviser and the Trustee shall have (i) satisfied the requirements that would apply pursuant to Section 9.20 hereof if a merger of the Special Servicer had occurred, (ii) assumed the Special Servicer's responsibilities and obligations under this Agreement and (iii) Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note) shall have been obtained. Notice of such resignation shall be given promptly by the Special Servicer to the Master Servicer and the Trustee.

          (b) The Special Servicer may resign from the obligations and duties hereby imposed on it, upon reasonable notice to the Trustee, provided that (i) a successor Special Servicer is (x) available, (y) reasonably acceptable to the Operating Adviser, the Depositor, and the Trustee, and (z) willing to assume the obligations, responsibilities and covenants to be performed hereunder by the Special Servicer on substantially the same terms and conditions, and for not more than equivalent compensation as that herein provided, (ii) the successor Special Servicer has assets of at least $15,000,000 and (iii) Rating Agency Confirmation is obtained with respect to such resignation, as evidenced by a letter from each Rating Agency delivered to the Trustee. Any costs of such resignation and of obtaining a replacement Special Servicer shall be borne by the Special Servicer and shall not be an expense of the Trust.

          (c) No such resignation under paragraph (b) above shall become effective unless and until such successor Special Servicer enters into a servicing agreement with the Trustee assuming the obligations and responsibilities of the Special Servicer hereunder in form and substance reasonably satisfactory to the Trustee.

          (d) Upon any resignation of the Special Servicer, it shall retain the right to receive any and all Work-Out Fees payable in respect of Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note that became Rehabilitated Mortgage Loans during the period that it acted as Special Servicer and that were still Rehabilitated Mortgage Loans at the time of such resignation (and the successor Special Servicer shall not be entitled to any


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

portion of such Work-Out Fees), in each case until such time (if any) as such Mortgage Loan, Serviced Companion Mortgage Loan or B Note again becomes a Specially Serviced Mortgage Loan or is no longer included in the Trust.

          Section 9.22 Assignment or Delegation of Duties by Special Servicer. The Special Servicer shall have the right without the prior written consent of the Trustee to (A) delegate or subcontract with or authorize or appoint anyone, or delegate certain duties to other professionals such as attorneys and appraisers, as an agent of the Special Servicer or Sub-Servicers (as provided in Section 9.3) to perform and carry out any duties, covenants or obligations to be performed and carried out by the Special Servicer hereunder or (B) assign and delegate all of its duties hereunder. In the case of any such assignment and delegation in accordance with the requirements of clause (A) of this Section, the Special Servicer shall not be released from its obligations under this Agreement. In the case of any such assignment and delegation in accordance with the requirements of clause (B) of this Section, the Special Servicer shall be released from its obligations under this Agreement, except that the Special Servicer shall remain liable for all liabilities and obligations incurred by it as the Special Servicer hereunder prior to the satisfaction of the following conditions: (i) the Special Servicer gives the Depositor, the Master Servicer and the Trustee notice of such assignment and delegation; (ii) such purchaser or transferee accepting such assignment and delegation executes and delivers to the Depositor and the Trustee an agreement accepting such assignment, which contains an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Special Servicer, with like effect as if originally named as a party to this Agreement; (iii) the purchaser or transferee has assets in excess of $15,000,000; (iv) such assignment and delegation is the subject of a Rating Agency Confirmation; and (v) the Depositor consents to such assignment and delegation, such consent not be unreasonably withheld. Notwithstanding the above, the Special Servicer may appoint Sub-Servicers in accordance with Section 9.3 hereof.

          Section 9.23 Limitation on Liability of the Special Servicer and
Others.

          (a) Neither the Special Servicer nor any of the directors, officers, employees or agents of the Special Servicer shall be under any liability to the Certificateholders, the holder of any B Note, the holder of any Serviced Companion Mortgage Loan or the Trustee for any action taken or for refraining from the taking of any action in good faith and using reasonable business judgment; provided that this provision shall not protect the Special Servicer or any such person against any breach of a representation or warranty contained herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in its performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder. The Special Servicer and any director, officer, employee or agent of the Special Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person (including, without limitation, the information and reports delivered by or at the direction of the Master Servicer or any director, officer, employee or agent of the Master Servicer) respecting any matters arising hereunder. The Special Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Specially Serviced Mortgage Loans in accordance with this Agreement; provided that the Special Servicer may in its sole discretion undertake any such action which it may reasonably deem necessary or desirable in order to protect the interests of the Certificateholders, the holder of any B Note, the holder of any Serviced Companion Mortgage Loan and the Trustee in the Specially Serviced Mortgage Loans, or shall undertake any such action if instructed to do so by the Trustee. In such event, all legal expenses and costs of such action (other than those that are connected with the routine performance by the Special Servicer of its duties hereunder) shall be expenses and costs of the Trust, and the Special Servicer shall be entitled to be reimbursed therefor as a Servicing Advance, together with interest thereon, as provided by Section 5.2 hereof. Notwithstanding any term in this Agreement, the Special Servicer shall not be relieved from liability to, or entitled to indemnification from, the Trust for any action taken by it at the direction of the Operating Adviser which is in conflict with the Servicing Standard.

          (b) In addition, the Special Servicer shall have no liability with respect to, and shall be entitled to conclusively rely on as to the truth of the statements and the correctness of the opinions expressed in any certificates or opinions furnished to the Special Servicer and conforming to the requirements of this Agreement. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any error of judgment made in good faith by any officer, unless it shall be proved that the Special Servicer or such officer was negligent in ascertaining the pertinent facts. Neither the Special Servicer, nor any director, officer, employee, agent or Affiliate, shall be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement. The Special Servicer shall be entitled to rely on reports and information supplied to it by the Master Servicer and the related Mortgagors and shall have no duty to investigate or confirm the accuracy of any such report or information.

          (c) The Special Servicer shall not be obligated to incur any liabilities, costs, charges, fees or other expenses which relate to or arise from any breach of any representation, warranty or covenant made by the Depositor, the Master Servicer, the Fiscal Agent or the Trustee in this Agreement. The Trust shall indemnify and hold harmless the Special Servicer from any and all claims, liabilities, costs, charges, fees or other expenses which relate to or arise from any such breach of representation, warranty or covenant to the extent such amounts are not recoverable from the party committing such breach.

          (d) Except as otherwise specifically provided herein:

               (i) the Special Servicer may rely, and shall be protected in acting or refraining from acting upon, any resolution, officer's certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed or in good faith believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) the Special Servicer may consult with counsel, and any written advice or Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

               (iii) the Special Servicer shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Agreement; and

               (iv) the Special Servicer, in preparing any reports hereunder, may rely, and shall be protected in acting or refraining from acting upon any information (financial or other), statement, certificate, document, agreement, covenant, notice, request or other paper reasonably believed or in good faith believed by it to be genuine.

          (e) The Special Servicer and any director, officer, employee or agent of the Special Servicer shall be indemnified by the Master Servicer, the Trustee and the Fiscal Agent, as the case may be, and held harmless against any loss, liability or expense including reasonable attorneys' fees incurred in connection with any legal action relating to the Master Servicer's, the Trustee's or the Fiscal Agent's, as the case may be, respective willful misfeasance, bad faith or negligence in the performance of its respective duties hereunder or by reason of negligent disregard by such Person of its respective duties hereunder, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of any of the Special Servicer's duties hereunder or by reason of negligent disregard of the Special Servicer's obligations and duties hereunder. The Special Servicer shall promptly notify the Master Servicer, the Trustee and the Fiscal Agent if a claim is made by a third party entitling the Special Servicer to indemnification hereunder, whereupon the Master Servicer or the Trustee, in each case, to the extent the claim was made in connection with its willful misfeasance, bad faith or negligence, shall assume the defense of any such claim (with counsel reasonably satisfactory to the Special Servicer). Any failure to so notify the Master Servicer or the Trustee shall not affect any rights the Special Servicer may have to indemnification hereunder or otherwise, unless the interest of the Master Servicer or the Trustee is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer. Such indemnity shall survive the termination of this Agreement or the resignation or removal of the Special Servicer hereunder. Any payment hereunder made by the Master Servicer, the Trustee or the Fiscal Agent, as the case may be, pursuant to this paragraph to the Special Servicer shall be paid from the Master Servicer's, the Trustee's or Fiscal Agent's, as the case may be, own funds, without reimbursement from the Trust therefor, except achieved through subrogation as provided in this Agreement. Any expenses incurred or indemnification payments made by the Trustee, the Fiscal Agent or the Master Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final judgment that the conduct of the Trustee, the Fiscal Agent or the Master Servicer, as the case may be, was (x) not culpable or (y) found to not have acted with willful misfeasance, bad faith or negligence.

          Section 9.24 Indemnification; Third-Party Claims.

          (a) The Special Servicer and any director, officer, employee or agent of the Special Servicer (the "Special Servicer Indemnified Parties") shall be indemnified and held harmless by the Trust out of collections on, and other proceeds of, the Mortgage Loans, any Serviced Companion Mortgage Loans and any B Notes against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses (collectively, "Special Servicer Losses") incurred in connection with any legal action relating to this Agreement, any Mortgage Loans, any Serviced Companion Mortgage Loans, any B Notes, any REO Property or the Certificates or any exercise of any right under this Agreement reasonably requiring the use of counsel or the incurring of expenses other than any loss, liability or expense incurred by reason of the Special Servicer's willful misfeasance, bad faith or negligence in the performance of duties hereunder. If such loss, liability or expense relates to an A/B Mortgage Loan but does not relate to the related A Note and does not relate primarily to the administration of the Trust or any REMIC formed hereunder or the International Plaza Pari Passu Loan REMIC or to any determination respecting the amount, payment or avoidance of any tax under the REMIC provisions of the Code or the actual payment of any REMIC tax or expense, then such indemnification shall be paid first out of collections on, and other proceeds of, the related B Note and then out of collections on, and other proceeds of, the Mortgage Loans. Notwithstanding the foregoing, if such loss, liability or expense relates solely to a particular Serviced Pari Passu Mortgage Loan (or another Mortgage Loan included in the Trust) or a particular Serviced Companion Mortgage Loan and not any B Note, then such indemnification shall be paid first out of collections on, and other proceeds of, such Serviced Pari Passu Mortgage Loan, other Mortgage Loan or Serviced Companion Mortgage Loan, as applicable, and then out of collections on, and other proceeds of, the Mortgage Loans (and not out of proceeds of any related B Note).

          (b) The Special Servicer agrees to indemnify the Trust, and the Trustee, the Fiscal Agent, the Depositor, the Master Servicer and any director, officer, employee or agent or Controlling Person of the Trustee, the Fiscal Agent, the Depositor and the Master Servicer, and hold them harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer may sustain arising from or as a result of the willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of negligent disregard of obligations and duties hereunder by the Special Servicer. The Trustee, the Fiscal Agent, the Depositor or the Master Servicer shall immediately notify the Special Servicer if a claim is made by a third party with respect to this Agreement or the Specially Serviced Mortgage Loans entitling the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer, as the case may be, to indemnification hereunder, whereupon the Special Servicer shall assume the defense of any such claim (with counsel reasonably satisfactory to the Trustee, the Fiscal Agent, the Depositor or the Master Servicer, as the case may be) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Special Servicer shall not affect any rights the Trust or the Trustee, the Fiscal Agent, the Depositor or the Master Servicer may have to indemnification under this Agreement or otherwise, unless the Special Servicer's defense of such claim is materially prejudiced thereby. The indemnification provided herein shall survive the termination of this Agreement and the termination or resignation of the Special Servicer, the Trustee or Fiscal Agent. Any expenses incurred or indemnification payments made by the Special Servicer shall be reimbursed by the party so paid, if a court of competent jurisdiction makes a final, non-appealable judgment that the conduct of the Special Servicer was not culpable or found to have acted with willful misfeasance, bad faith or negligence.

          (c) The initial Special Servicer and the Depositor expressly agree that the only information furnished by or on behalf of the Special Servicer for inclusion in the Preliminary Prospectus Supplement and the Final Prospectus Supplement is the information set forth in the paragraph under the caption "SERVICING OF THE MORTGAGE LOANS - The Master Servicer and Special Servicer--Special Servicer" of the Preliminary Prospectus Supplement and Final Prospectus Supplement.

          (d) Any Non-Serviced Mortgage Loan Special Servicer and any director, officer, employee or agent of such Non-Serviced Mortgage Loan Special Servicer shall be indemnified by the Trust and held harmless against the Trust's pro rata share of any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action relating to any Non-Serviced Mortgage Loan Pooling and Servicing Agreement and this Agreement, and relating to any Non-Serviced Mortgage Loan (but excluding any such losses allocable to the related Non-Serviced Companion Mortgage Loans), reasonably requiring the use of counsel or the incurring of expenses other than any losses incurred by reason of any Non-Serviced Mortgage Loan Special Servicer's willful misfeasance, bad faith or negligence in the performance of its duties under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement.

          Section 9.25 Reserved

          Section 9.26 Special Servicer May Own Certificates. The Special Servicer or any agent of the Special Servicer in its individual capacity or in any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if they were not the Special Servicer or such agent. Any such interest of the Special Servicer or such agent in the Certificates shall not be taken into account when evaluating whether actions of the Special Servicer are consistent with its obligations in accordance with the Servicing Standard regardless of whether such actions may have the effect of benefiting the Class or Classes of Certificates owned by the Special Servicer.

          Section 9.27 Tax Reporting. The Special Servicer shall provide the necessary information to the Master Servicer to allow the Master Servicer to comply with the Mortgagor tax reporting requirements imposed by Sections 6050H, 6050J and 6050P of the Code with respect to any Specially Serviced Mortgage Loan. The Special Servicer shall provide to the Master Servicer copies of any such reports. The Master Servicer shall forward such reports to the Trustee.

          Section 9.28 Application of Funds Received. It is anticipated that the Master Servicer will be collecting all payments with respect to the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note (other than payments with respect to REO Income). If, however, the Special Servicer should receive any payments with respect to any Mortgage Loan (other than REO Income) it shall, within one Business Day of receipt from the Mortgagor or otherwise of any amounts attributable to payments with respect to or the sale of any Mortgage Loan or any Specially Serviced Mortgage Loan, if any, (but not including REO Income, which shall be deposited in the applicable REO Account as provided in
Section 9.14 hereof), either, (i) forward such payment (endorsed, if applicable, to the order of the Master Servicer), to the Master Servicer, or (ii) deposit such amounts, or cause such amounts to be deposited, in the Certificate Account. The Special Servicer shall notify the Master Servicer of each such amount received on or before the date required for the making of such deposit or transfer, as the case may be, indicating the Mortgage Loan or Specially Serviced Mortgage Loan to which the amount is to be applied and the type of payment made by or on behalf of the related Mortgagor.

          Section 9.29 Compliance with REMIC Provisions. The Special Servicer shall act in accordance with this Agreement and the provisions of the Code relating to REMICs in


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

order to create or maintain the status of any REMIC Pool as a REMIC under the Code or, as appropriate, adopt a plan of complete liquidation. The Special Servicer shall not take any action or cause any REMIC Pool to take any action that would (i) endanger the status of any REMIC as a REMIC under the Code or
(ii) subject to Section 9.14(e), result in the imposition of a tax upon any REMIC Pool (including, but not limited to, the tax on prohibited transactions as defined in Code Section 860F(a)(2) or on prohibited contributions pursuant to
Section 860G(d)) unless the Master Servicer and the Trustee have received a Nondisqualification Opinion (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such tax. The Special Servicer shall comply with the provisions of Article XII hereof.

          Section 9.30 Termination.

          (a) The obligations and responsibilities of the Special Servicer created hereby (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28 and the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof) shall terminate on the date which is the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining outstanding (and final distribution to the Certificateholders) or, (B) the disposition of all REO Property in respect of any Specially Serviced Mortgage Loan (and final distribution to the Certificateholders), (ii) the date on which the Trustee or the Operating Adviser has given written notice to the Special Servicer that the Special Servicer is terminated pursuant to Section 9.30(b) or 9.30(c), respectively, and (iii) the effective date of any resignation of the Special Servicer effected pursuant to and in accordance with Section 9.21. The obligations and responsibilities of the Special Servicer created hereby with respect to any Loan Pair (other than the obligation of the Special Servicer to make payments to the Master Servicer as set forth in Section 9.28, the obligations of the Special Servicer pursuant to Sections 9.8 and 9.24 hereof and obligations under this Agreement that survive termination) shall terminate on the date on which the Trustee has given written notice to the Special Servicer that this Agreement is terminated with respect to the Special Servicer's obligations with respect to such Loan Pair pursuant to Section 9.30(d).

          (b) The Trustee may terminate the Special Servicer in the event that
(i) the Special Servicer has failed to remit any amount required to be remitted to the Trustee, the Master Servicer, the Fiscal Agent or the Depositor within one (1) Business Day following the date such amount was required to have been remitted under the terms of this Agreement, (ii) the Special Servicer has failed to deposit into any account any amount required to be so deposited or remitted under the terms of this Agreement which failure continues unremedied for one Business Day following the date on which such deposit or remittance was first required to be made; (iii) the Special Servicer has failed to duly observe or perform in any material respect any of the other covenants or agreements of the Special Servicer set forth in this Agreement, and the Special Servicer has failed to remedy such failure within thirty (30) days after written notice of such failure, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee; provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, and the Certificateholders would not be materially and adversely affected thereby, such cure period will be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (iv) the Special Servicer has made one or more false or misleading representations or warranties herein that materially and adversely affects the interest of any Class of Certificates, and has failed to cure such breach within thirty (30) days after notice of such breach, requiring the same to be remedied, shall have been given to the Special Servicer by the Depositor or the Trustee, provided, however, that if the Special Servicer certifies to the Trustee and the Depositor that the Special Servicer is in good faith attempting to remedy such failure, such cure period may be extended to the extent necessary to permit the Special Servicer to cure such failure; provided, however, that such cure period may not exceed 90 days; (v) the Trustee shall receive notice from S&P to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by S&P to any Class of Certificates; (vi) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; (vii) the Special Servicer shall consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings relating to the Special Servicer or of or relating to all or substantially all of its property; (viii) the Special Servicer thereof shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations, or take any corporate action in furtherance of the foregoing; or (ix) a Special Servicing Officer of the Special Servicer receives actual knowledge that Moody's has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on "watch status" in contemplation of a rating downgrade or withdrawal (and such "watch status" placement shall not have been withdrawn by Moody's within 60 days of the date that a Special Servicing Officer of the Special Servicer obtained such actual knowledge) and, in the case of either of clauses (A) or (B), citing servicing concerns with the Special Servicer as the sole or material factor in such rating action. Such termination shall be effective on the date that the Trustee specifies in a written notice to the Special Servicer stating that the Special Servicer is terminated due to one of the foregoing events having occurred and any applicable cure period or grace period specified above for such event having expired. The Operating Adviser shall have the right to appoint a successor if the Trustee terminates the Special Servicer.

          (c) The Operating Adviser shall have the right to direct the Trustee to terminate the Special Servicer, provided that the Operating Adviser shall appoint a successor Special Servicer who will (i) be reasonably satisfactory to the Trustee and to the Depositor, and (ii) execute and deliver to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, whereby the successor Special Servicer agrees to assume and perform punctually the duties of the Special Servicer specified in this Agreement; and provided, further, that the Trustee shall have received Rating Agency Confirmation (including with respect to any securities rated by a Rating Agency evidencing interests in any Serviced Companion Mortgage Loan or B Note) from each Rating Agency prior to the termination of the Special Servicer. The Special Servicer shall not be terminated pursuant to this subsection (c) until a successor Special Servicer shall have been appointed. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

          (d) Notwithstanding the other provisions of this Section 9.30, (A) if any Event of Default on the part of the Special Servicer occurs that affects a Serviced Companion Mortgage Loan or (B) for so long as any Serviced Companion Mortgage Loan is serviced hereunder and is included in a securitization that is rated by Fitch, if the Trustee shall receive notice from Fitch to the effect that the continuation of the Special Servicer in such capacity would result in the downgrade, qualification or withdrawal of any rating then assigned by Fitch to any class of certificates issued in such securitization, and in either case, the Special Servicer is not otherwise terminated in accordance with this Section 9.30, then such holder of the affected Serviced Companion Mortgage Loan may require the Trustee to terminate the duties and obligations of the Special Servicer with respect to the subject Loan Pair only, but as to no other Mortgage Loan; and, in such event, subject to the applicable consultation rights of any particular related Serviced Companion Mortgage Loan under the related Loan Pair Intercreditor Agreement, the Operating Adviser shall appoint (or, in the event of the failure of the Operating Adviser to so appoint, the Trustee shall appoint), within 30 days of such Serviced Companion Mortgage Loan holder's request, a replacement special servicer with respect to the related Loan Pair. In connection with the appointment of a replacement special servicer with respect to a Loan Pair at the request of a related Serviced Companion Mortgage Loan holder under this Section 9.30(d), the Trustee shall obtain a Rating Agency Confirmation (such Rating Agency Confirmation to be an expense of the requesting Serviced Companion Mortgage Loan holder). Any replacement special servicer appointed at the request of a Serviced Companion Mortgage Loan holder in accordance with this Section 9.30(d) shall be responsible for all duties, and shall be entitled to all compensation, of the Special Servicer under this Agreement with respect to the subject Loan Pair. If a replacement special servicer is appointed with respect to a Loan Pair at the request of a Serviced Companion Mortgage Loan holder in accordance with this Section 9.30(d) (any such replacement special servicer, a "Loan Pair-Specific Special Servicer"), such that there are multiple parties acting as Special Servicer hereunder, then, unless the context clearly requires otherwise: (i) when used in the context of imposing duties and obligations on the Special Servicer hereunder or the performance of such duties and obligations, the term "Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, insofar as such duties and obligations relate to a Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed, and shall mean the General Special Servicer, in all other cases (provided that, in Section 9.18 and Section 9.19, the term "Special Servicer" shall mean each Loan Pair-Specific Special Servicer and the General Special Servicer); (ii) when used in the context of identifying the recipient of any information, funds, documents, instruments and/or other items, the term "Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, insofar as such information, funds, documents, instruments and/or other items relate to a Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed in accordance with this Section 9.30(d), and shall mean the General Special Servicer, in all other cases; (iii) when used in the context of granting the Special Servicer the right to purchase Specially Serviced Mortgage Loans pursuant to Section 9.36, the term "Special Servicer" shall mean the related Loan Pair-Specific Special Servicer, if such Specially Serviced Mortgage Loan is part of a Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed in accordance with this Section 9.30(d), and shall mean the General Special Servicer, in all other cases; (iv) when used in the context of granting the Special Servicer the right to purchase all of the Mortgage Loans and any REO Properties remaining in the Trust pursuant to Section 10.1(b), the term "Special Servicer" shall


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

mean the General Special Servicer only; (v) when used in the context of granting the Special Servicer any protections, limitations on liability, immunities and/or indemnities hereunder, the term "Special Servicer" shall mean each Loan Pair-Specific Special Servicer and the General Special Servicer; and (vi) when used in the context of requiring indemnification from, imposing liability on, or exercising any remedies against, the Special Servicer for any breach of a representation or warranty hereunder or for any negligence, bad faith or willful misconduct in the performance of duties and obligations hereunder or any negligent disregard of such duties and obligations or otherwise holding the Special Servicer responsible for any of the foregoing, the term "Special Servicer" shall mean the related Loan Pair-Specific Special Servicer or the General Special Servicer, as applicable. References in this Section 9.30(d) to "General Special Servicer" means the Person performing the duties and obligations of special servicer with respect to the Mortgage Loans (exclusive of each and every Loan Pair as to which a Loan Pair-Specific Special Servicer has been appointed).

          Section 9.31 Procedure Upon Termination.

          (a) Notice of any termination pursuant to clause (i) of Section 9.30(a), specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Special Servicer to the Trustee no later than the later of (i) five Business Days after the final payment or other liquidation of the last Mortgage Loan or (ii) the sixth day of the month in which the final Distribution Date will occur. Upon any such termination, the rights and duties of the Special Servicer (other than the rights and duties of the Special Servicer pursuant to Sections 9.8, 9.21, 9.23 and 9.24 hereof) shall terminate and the Special Servicer shall transfer to the Master Servicer the amounts remaining in each REO Account and shall thereafter terminate each REO Account and any other account or fund maintained with respect to the Specially Serviced Mortgage Loans.

          (b) On the date specified in a written notice of termination given to the Special Servicer pursuant to clause (ii) of Section 9.30(a), all authority, power and rights of the Special Servicer under this Agreement, whether with respect to the Specially Serviced Mortgage Loans or otherwise, shall terminate; provided, that in no event shall the termination of the Special Servicer be effective until the Trustee or other successor Special Servicer shall have succeeded the Special Servicer as successor Special Servicer, notified the Special Servicer of such designation, and such successor Special Servicer shall have assumed the Special Servicer's obligations and responsibilities, as set forth in an agreement substantially in the form hereof, with respect to the Specially Serviced Mortgage Loans. The Trustee or other successor Special Servicer may not succeed the Special Servicer as Special Servicer until and unless it has satisfied the provisions that would apply to a Person succeeding to the business of the Special Servicer pursuant to Section 9.20 hereof. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Special Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Special Servicer agrees to cooperate with the Trustee and the Fiscal Agent in effecting the termination of the Special Servicer's responsibilities and rights hereunder as Special Servicer including, without limitation, providing the Trustee all documents and records in electronic or other form reasonably requested by it to enable the successor Special Servicer designated by the Trustee to assume the Special Servicer's functions hereunder and to effect the transfer to such successor for administration by it of all amounts which shall at the time be or should have been deposited by the Special Servicer in any REO Account and any other account or fund maintained or thereafter received with respect to the Specially Serviced Mortgage Loans.

          (c) If the Special Servicer receives a written notice of termination pursuant to clause (ii) of Section 9.30(a) relating solely to an event set forth in Section 9.30(b)(v) or (ix), and if the Special Servicer provides the Trustee with the appropriate "request for proposal" materials within five Business Days after receipt of such written notice of termination, then the Trustee shall promptly thereafter (using such "request for proposal" materials provided by the Special Servicer) solicit good faith bids for the rights to be appointed as Special Servicer under this Agreement from at least three but no more than five Qualified Bidders or, if three Qualified Bidders cannot be located, then from as many persons as the Trustee can determine are Qualified Bidders. At the Trustee's request, the Special Servicer shall supply the Trustee with the names of Persons from whom to solicit such bids. In no event shall the Trustee be responsible if less than three Qualified Bidders submit bids for the right to service the Mortgage Loans, any Serviced Companion Mortgage Loan and any B Note under this Agreement.

          (d) Each bid proposal shall require any Successful Bidder, as a condition of its bid, to enter into this Agreement as successor Special Servicer, and to agree to be bound by the terms hereof, not later than 30 days after termination of the Special Servicer hereunder. The Trustee shall select the Qualified Bidder with the highest cash bid (or such other Qualified Bidder as the Master Servicer may direct) that is also acceptable to the Operating Adviser (the "Successful Bidder") to act as successor Special Servicer hereunder. If no bidder is acceptable to the Operating Adviser, the Operating Adviser shall appoint the successor Special Servicer after consultation with the Controlling Class, provided that the successor Special Servicer so appointed must be bound by the terms of this Agreement and there must be delivered a Rating Agency Confirmation (including with respect to any securities evidencing interests in the Serviced Companion Mortgage Loans) in connection with such appointment. The Trustee shall direct the Successful Bidder to enter into this Agreement as successor Special Servicer pursuant to the terms hereof not later than 30 days after the termination of the Special Servicer hereunder, and in connection therewith to deliver the amount of the Successful Bidder's cash bid to the Trustee by wire transfer of immediately available funds to an account specified by the Trustee no later than 10:00 a.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (e) Upon the assignment and acceptance of the servicing right hereunder to and by the Successful Bidder and receipt of such cash bid, the Trustee shall remit or cause to be remitted to the terminated Special Servicer the amount of such cash bid received from the Successful Bidder (net of out-of-pocket expenses incurred in connection with obtaining such bid and transferring servicing) by wire transfer of immediately available funds to an account specified by the terminated Special Servicer no later than 1:00 p.m. New York City time on the date specified for the assignment and assumption of the servicing rights hereunder.

          (f) If the Successful Bidder has not entered into this Agreement as successor Special within 30 days after the termination of the Special Servicer hereunder or no Successful Bidder was identified within such 30-day period, the Trustee shall have no further obligations under Section 9.31(c) and may act or may select another successor to act as Special Servicer hereunder in accordance with Section 9.31(b).

          Section 9.32 Certain Special Servicer Reports.

          (a) The Special Servicer, for each Specially Serviced Mortgage Loan, shall provide to the Master Servicer one (1) Business Day after the Determination Date for each month, the CMSA Special Servicer Loan File in such electronic format as is mutually acceptable to the Master Servicer and the Special Servicer and in CMSA format. The Master Servicer and the Trustee may use such report or information contained therein to prepare its reports and the Master Servicer may, at its option, forward such reports directly to the Depositor and the Rating Agencies.

          (b) The Special Servicer shall maintain accurate records, prepared by a Servicing Officer, of each Final Recovery Determination with respect to any Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee, the Operating Adviser and the Master Servicer no later than the ten Business Day following such Final Recovery Determination.

          (c) The Special Servicer shall provide to the Master Servicer or the Trustee at the reasonable request in writing of the Master Servicer or the Trustee, any information in its possession with respect to the Specially Serviced Mortgage Loans which the Master Servicer or Trustee, as the case may be, shall require in order for the Master Servicer or the Trustee to comply with its obligations under this Agreement; provided that the Special Servicer shall not be required to take any action or provide any information that the Special Servicer determines will result in any material cost or expense to which it is not entitled to reimbursement hereunder or will result in any material liability for which it is not indemnified hereunder. The Master Servicer shall provide the Special Servicer at the request of the Special Servicer any information in its possession with respect to the Mortgage Loans which the Master Servicer shall require in order for the Special Servicer to comply with its obligations under this Agreement.

          (d) Not later than 20 days after each Special Servicer Remittance Date, the Special Servicer shall forward to the Master Servicer a statement setting forth the status of each REO Account as of the close of business on such Special Servicer Remittance Date, stating that all remittances required to be made by it as required by this Agreement to be made by the Special Servicer have been made (or, if any required distribution has not been made by the Special Servicer, specifying the nature and status thereof) and showing, for the period from the day following the preceding Special Servicer Remittance Date to such Special Servicer Remittance Date, the aggregate of deposits into and withdrawals from each REO Account for each category of deposit specified in Section 5.1 of this Agreement and each category of withdrawal specified in Section 5.2 of this Agreement.

          (e) The Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, to deliver to the Master Servicer, the Trustee, the Rating Agencies and the Operating Adviser, on or before April 15 of each year, commencing with April 15, 2004, (i) copies of the prior year operating statements and quarterly statements, if available, for each Mortgaged Property underlying a Specially Serviced Mortgage Loan or REO Property as of its fiscal year end, provided that either the related Mortgage Note or Mortgage requires the Mortgagor to provide such information, or if the related Mortgage Loan has become an REO Property, (ii) a copy of the most recent rent roll available for each Mortgaged Property, and (iii) a table, setting forth the Debt Service Coverage Ratio and occupancy with respect to each

Mortgaged Property covered by the operating statements delivered above; provided, that, with respect to any Mortgage Loan that becomes a Specially Serviced Mortgage Loan prior to April 15, 2004 and for which the items in clause
(i) and (ii) above have not been delivered, the Special Servicer shall use reasonable efforts to obtain and, to the extent obtained, deliver such items to the Master Servicer, the Trustee, the Rating Agencies and the Operating Adviser as soon as possible after receipt of such items.

          (f) The Special Servicer shall deliver to the Master Servicer, the Depositor and the Trustee all such other information with respect to the Specially Serviced Mortgage Loans at such times and to such extent as the Master Servicer, the Trustee or the Depositor may from time to time reasonably request; provided, however, that the Special Servicer shall not be required to produce any ad hoc non-standard written reports with respect to such Mortgage Loans except if any Person (other than the Trustee) requesting such report pays a reasonable fee to be determined by the Special Servicer.

          (g) The Special Servicer shall deliver a written Inspection Report of each Specially Serviced Mortgage Loan in accordance with Section 9.4(b) to the Operating Adviser.

          (h) The Special Servicer shall provide, as soon as practicable after a Mortgage Loan becomes a Specially Serviced Mortgage Loan, to the Master Servicer its estimate of the net recoverable amount to the Certificateholders (and the holder of the B Note if in connection with an A/B Mortgage Loan and the holder of the Serviced Companion Mortgage Loan if in connection with a Loan Pair) and anticipated expenses in connection therewith (and a general description of the plan to achieve such recovery) of such Specially Serviced Mortgage Loan and other information reasonably requested by the Master Servicer. The Special Servicer shall update such information on a quarterly basis.

          Section 9.33 Special Servicer to Cooperate with the Master Servicer and Trustee.

          (a) The Special Servicer shall furnish on a timely basis such reports, certifications, and information as are reasonably requested by the Master Servicer or the Trustee, to enable it to perform its duties under this Agreement; provided that no such request shall (i) require or cause the Special Servicer to violate the Code, any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the servicing standards set forth in this Agreement and to maintain the REMIC status of any REMIC Pool or (ii) expose the Special Servicer, the Trust, the Fiscal Agent or the Trustee to liability or materially expand the scope of the Special Servicer's responsibilities under this Agreement. In addition, the Special Servicer shall notify the Master Servicer of all expenditures incurred by it with respect to the Specially Serviced Mortgage Loans which are required to be made by the Master Servicer as Servicing Advances as provided herein, subject to the provisions of Section 4.4 hereof. The Special Servicer shall also remit all invoices relating to Servicing Advances promptly upon receipt of such invoices.

          (b) The Special Servicer shall from time to time make reports, recommendations and analyses to the Operating Adviser with respect to the following matters, the expense of which shall not be an expense of the Trust unless otherwise reimbursable pursuant to this Agreement:

               (i) whether the foreclosure of a Mortgaged Property relating to a Specially Serviced Mortgage Loan would be in the best economic interest of the Trust;

               (ii) if the Special Servicer elects to proceed with a foreclosure, whether a deficiency judgment should or should not be sought because the likely recovery will or will not be sufficient to warrant the cost, time and exposure of pursuing such judgment;

               (iii) whether the waiver or enforcement of any "due-on-sale" clause or "due-on-encumbrance" clause contained in a Mortgage Loan or a Specially Serviced Mortgage Loan is in the best economic interest of the Trust;

               (iv) in connection with entering into an assumption agreement from or with a person to whom a Mortgaged Property securing a Specially Serviced Mortgage Loan has been or is about to be conveyed, or to release the original Mortgagor from liability upon a Specially Serviced Mortgage Loan and substitute a new Mortgagor, and whether the credit status of the prospective new Mortgagor is in compliance with the Special Servicer's regular commercial mortgage origination or servicing standard;

               (v) in connection with the foreclosure on a Specially Serviced Mortgage Loan secured by a Mortgaged Property which is not in compliance with CERCLA, or any comparable environmental law, whether it is in the best economic interest of the Trust to bring the Mortgaged Property into compliance therewith and an estimate of the cost to do so; and

               (vi) with respect to any proposed modification (which shall include any proposed release, substitution or addition of collateral), extension, waiver, amendment, discounted payoff or sale of a Mortgage Loan, prepare a summary of such proposed action and an analysis of whether or not such action is reasonably likely to produce a greater recovery on a present value basis than liquidation of such Mortgage Loan; such analysis shall specify the basis on which the Special Servicer made such determination, including the status of any existing material default or the grounds for concluding that a payment default is imminent.

          Section 9.34 Reserved

          Section 9.35 Reserved

          Section 9.36 Sale of Defaulted Mortgage Loans.

          (a) The holder of Certificates evidencing the greatest percentage interest in the Controlling Class, the Special Servicer and the Seller as to those Mortgage Loans sold to the Depositor by such Seller only (in such capacity, together with any assignee, the "Option Holder") shall, in that order, have the right, at its option (the "Option"), to purchase a Mortgage Loan (other than the GIC Office Portfolio Pari Passu Loan) from the Trust at a price equal to the Option Purchase Price upon receipt of notice from the Special Servicer that such Mortgage Loan has become at least 60 days delinquent as to any monthly debt service payment (or is delinquent as to its Balloon Payment); provided, however, that with respect to an A Note, the Option Holder's rights under this
Section 9.36 are subject to the rights of the holder of the related B

Note to purchase the A Note pursuant to the terms of the related Intercreditor Agreement. The Option is exercisable, subject to Section 2.3, from that date until terminated pursuant to clause (e) below, and during that period the Option shall be exercisable in any month only during the period from the 10th calendar day of such month through the 25th calendar day, inclusive, of such month. The Trustee on behalf of the Trust shall be obligated to sell such Mortgage Loan upon the exercise of the Option (whether exercised by the original holder thereof or by a holder that acquired such Option by assignment), but shall have no authority to sell such Mortgage Loan other than in connection with the exercise of an Option (or in connection with a repurchase of a Mortgage Loan under Article II, an optional termination pursuant to Section 10.1 or a qualified liquidation of a REMIC Pool) or if such Mortgage Loan is an A Note, to the holder of the related B Note pursuant to the terms of the related Intercreditor Agreement. Any Option Holder that exercises the Option shall be required to purchase the applicable Mortgage Loan on the 4th Business Day after such exercise. If any Option Holder desires to waive its right to exercise the Option, then it shall so notify the Trustee in writing, and the Trustee shall promptly notify the next party eligible to hold the Option set forth above of its rights hereunder. Any of the parties eligible to hold the Option set forth above may at any time notify the Trustee in writing of its desire to exercise the Option, and the Trustee shall promptly notify (i) the current Option Holder (and the other parties eligible to hold the Option) and (ii) solely with respect to an Option to purchase an A Note, the holder of the related B Note, of such party's desire to exercise the Option; provided that none of the Trustee, the Master Servicer or the Special Servicer shall disclose the Option Purchase Price to the holder of such related B Note. If the Option Holder neither (i) exercises the Option nor (ii) surrenders its right to exercise the Option within 3 Business Days of its receipt of that notice, then the Option Holder's right to exercise the Option shall lapse, and the Trustee shall promptly notify the next party eligible to hold the Option (and the other parties eligible to hold the Option) of its rights thereunder. The Certificate Registrar shall notify the Trustee as to the identity of the holder of Certificates evidencing the greatest percentage interest in the Controlling Class for purposes of determining an Option Holder.

          (b) The purchase price in connection with the exercise of the Option (the "Option Purchase Price") shall be an amount equal to the fair value of the related Mortgage Loan, as determined by the Special Servicer. Prior to the Special Servicer's determination of fair value referred to above, the fair value of a Mortgage Loan shall be deemed to be an amount equal to the Purchase Price plus (i) any prepayment penalty or yield maintenance charge then payable upon the prepayment of such Mortgage Loan and (ii) the reasonable fees and expenses of the Special Servicer, the Master Servicer and the Trustee incurred in connection with the sale of the Mortgage Loan. The Special Servicer shall determine the fair value of a Mortgage Loan on the later of (A) as soon as reasonably practical upon the Mortgage Loan becoming 60 days delinquent or upon the Balloon Payment becoming delinquent and (B) the date that is 75 days after the Special Servicer's receipt of the Servicer Mortgage File relating to such Mortgage Loan, and the Special Servicer shall promptly notify the Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of (i) the Option Purchase Price and (ii) if such Mortgage Loan is an A Note, that the A Note is subject to the terms of the related Intercreditor Agreement and that any purchaser of the A Note will be subject to such Intercreditor Agreement. The Special Servicer is required to recalculate the fair value of the Mortgage Loan if there has been a material change in circumstances or the Special Servicer has received new information (including, without limitation, any cash bids received from the holder of the related B Note in connection with an A Note), either of which has a material effect on the fair value, provided that the Special Servicer shall be required to recalculate the fair value of the

Mortgage Loan if the time between the date of last determination of the fair value of the Mortgage Loan and the date of the exercise of the Option has exceeded 60 days. Upon any recalculation, the Special Servicer shall be required to promptly notify in writing each Option Holder (and the Trustee and each of the other parties set forth above that could become the Option Holder) of the revised Option Purchase Price. Any such recalculation of the fair value of the Mortgage Loan shall be deemed to renew the Option in its original priority at the recalculated price with respect to any party as to which the Option had previously expired or been waived, unless the Option has previously been exercised by an Option Holder at a higher Option Purchase Price. In determining fair value, the Special Servicer shall take into account, among other factors, the results of any Appraisal or updated Appraisal that it or the Master Servicer may have obtained in accordance with this Agreement within the prior twelve months; any views on fair value expressed by Independent investors in mortgage loans comparable to the Mortgage Loan (provided that the Special Servicer shall not be obligated to solicit such views); the period and amount of any delinquency on the affected Mortgage Loan; whether to the Special Servicer's actual knowledge, the Mortgage Loan is in default to avoid a prepayment restriction; the physical condition of the related Mortgaged Property; the state of the local economy; the expected recoveries from the Mortgage Loan if the Special Servicer were to pursue a workout or foreclosure strategy instead of the Option being exercised; and the Trust's obligation to dispose of any REO Property as soon as practicable consistent with the objective of maximizing proceeds for all Certificateholders, but in no event later than the three-year period (or such extended period) specified in Section 9.15. If the Mortgage Loan as to which the Option relates is a Serviced Pari Passu Mortgage Loan, then the Option Holder, in connection with its exercise of such option, shall also be required to purchase the related Serviced Companion Mortgage Loan if the Option Holder then has the right to purchase such Serviced Companion Mortgage Loan. Pursuant to the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement, if the holder of the option thereunder repurchases a Non-Serviced Companion Mortgage Loan in connection with its exercise of such option, then the holder of the option shall also be required to purchase the related Non-Serviced Mortgage Loan, only to the extent set forth in such Non-Serviced Mortgage Loan Pooling and Servicing Agreement. If the Mortgage Loan as to which the Option relates is a Non-Serviced Mortgage Loan, and the party exercising the purchase option under the Other Companion Loan Pooling and Servicing Agreement in respect of the related Non-Serviced Companion Mortgage Loan is not required thereunder to simultaneously purchase the related Non-Serviced Mortgage Loan held by the Trust upon a purchase of the Non-Serviced Companion Mortgage Loan, then the Special Servicer shall calculate the Option Purchase Price of the Non-Serviced Mortgage Loan based upon the fair market value calculation performed by the special servicer or other party under the Other Companion Loan Pooling and Servicing Agreement (upon which the Special Servicer may rely), to the extent provided to the Special Servicer.

          (c) Any Option relating to a Mortgage Loan shall be assignable to a third party (including, without limitation, in connection with an A Note, the holder of the related B Note and in connection with a Serviced Pari Passu Mortgage Loan, the holder of the related Serviced Companion Mortgage Loan) by the Option Holder at its discretion at any time after its receipt of notice from the Special Servicer that an Option is exercisable with respect to a specified Mortgage Loan, and upon such assignment such third party shall have all of the rights granted to the Option Holder hereunder in respect of the Option. Such assignment shall only be effective upon written notice (together with a copy of the executed assignment and assumption agreement) being delivered to the Trustee, the Master Servicer and the Special Servicer, and


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

none of such parties shall be obligated to recognize any entity as an Option Holder absent such notice.

          (d) If the Special Servicer, the holder of Certificates representing the greatest percentage interest in the Controlling Class or an Affiliate of either thereof elects to exercise the Option, the Trustee shall be required to determine whether the Option Purchase Price constitutes a fair price for the Mortgage Loan. Upon request of the Special Servicer to make such a determination, the Trustee will do so within a reasonable period of time (but in no event more than 15 Business Days). In doing so, the Trustee may rely on the opinion of an Appraisal or other expert in real estate matters selected by the Trustee with reasonable care and retained by the Trustee at the expense of the party exercising the Option. The Trustee may also rely on the most recent Appraisal of the related Mortgaged Property that was prepared in accordance with this Agreement. If the Trustee were to determine that the Option Purchase Price does not constitute a fair price, then the Special Servicer shall redetermine the fair value taking into account the objections of the Trustee.

          (e) The Option shall terminate, and shall not be exercisable as set forth in clause (a) above (or if exercised, but the purchase of the related Mortgage Loan has not yet occurred, shall terminate and be of no further force or effect) if the Mortgage Loan to which it relates is no longer delinquent as set forth above because the Mortgage Loan has (i) become a Rehabilitated Mortgage Loan, (ii) been subject to a workout arrangement, (iii) been foreclosed upon or otherwise resolved (including by a full or discounted pay-off) or (iv) been purchased by the Seller pursuant to Section 2.3. In addition, the Option with respect to an A Note shall terminate upon the purchase of the A Note by the holder of the related B Note pursuant to the related Intercreditor Agreement.

          (f) Unless and until an Option Holder exercises an Option, the Special Servicer shall continue to service and administer the related Mortgage Loan in accordance with the Servicing Standard and this Agreement, and shall pursue such other resolution or recovery strategies, including workout or foreclosure, as is consistent with this Agreement and the Servicing Standard.

          Section 9.37 Operating Adviser; Elections.

          (a) In accordance with Section 9.37(c), the Certificateholders representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class may elect the Operating Adviser. The Operating Adviser shall be elected for the purpose of receiving reports and information from the Special Servicer in respect of the Specially Serviced Mortgage Loans.

          (b) The initial Operating Adviser is GMAC Institutional Advisors, LLC. The Controlling Class shall give written notice to the Trustee and the Master Servicer of the appointment of any subsequent Operating Adviser (in order to receive notices hereunder). If a subsequent Operating Adviser is not so appointed, an election of an Operating Adviser also shall be held. Notice of the meeting of the Holders of the Controlling Class shall be mailed or delivered to each Holder by the Trustee, not less than 10 nor more than 60 days prior to the meeting. The notice shall state the place and the time of the meeting, which may be held by telephone. A majority of Certificate Balance of the Certificates of the then Controlling Class,


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

present in person or represented by proxy, shall constitute a quorum for the nomination of an Operating Adviser. At the meeting, each Holder shall be entitled to nominate one Person to act as Operating Adviser. The Trustee shall cause the election of the Operating Adviser to be held as soon thereafter as is reasonably practicable.

          (c) Each Holder of the Certificates of the Controlling Class shall be entitled to vote in each election of the Operating Adviser. The voting in each election of the Operating Adviser shall be in writing mailed, telecopied, delivered or sent by courier and actually received by the Trustee on or prior to the date of such election. Immediately upon receipt by the Trustee of votes (which have not been rescinded) from the Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class which are cast for a single Person, such Person shall be, upon such Person's acceptance, the Operating Adviser. Until an Operating Adviser is elected by Holders of Certificates representing more than 50% of the Certificate Balance of the Certificates of the then Controlling Class or in the event that an Operating Adviser shall have resigned or been removed and a successor Operating Adviser shall not have been elected, there shall be no Operating Adviser.

          (d) The Operating Adviser may be removed at any time by the written vote, copies of which must be delivered to the Trustee, of more than 50% of the Certificate Balance of the Holders of the Certificates of the then Controlling Class.

          (e) The Trustee shall act as judge of each election and, absent manifest error, the determination of the results of any election by the Trustee shall be conclusive. Notwithstanding any other provisions of this Section 9.37, the Trustee may make such reasonable regulations as it may deem advisable for any election.

          (f) Notwithstanding any provision of this Section 9.37 or any other provision of this Agreement to the contrary, at any time that the Special Servicer has been elected as Operating Adviser or no Operating Adviser has been elected, (i) the Special Servicer shall not be required to deliver notices or information to, or obtain the consent or approval of, the Operating Adviser and
(ii) to the extent any Person other than the Special Servicer is otherwise required hereunder to provide notices or information to, or obtain the consent or approval of, the Operating Adviser, such Person shall be required to provide such notices or information to, or obtain the consent or approval of, the Special Servicer.

          Section 9.38 Limitation on Liability of Operating Adviser. The Operating Adviser shall have no liability to the Trust, the holder of any Serviced Companion Mortgage Loan, the holder of any B Note or the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and using reasonable business judgment pursuant to this Agreement, or using reasonable business judgment. By its acceptance of a Certificate, each Certificateholder (and Certificate Owner) confirms its understanding that the Operating Adviser may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates and that the Operating Adviser may have special relationships and interests that conflict with those of Holders of some Classes of the Certificates and each holder of a Serviced Companion Mortgage Loan and B Note (if any) and each Certificateholder (and Certificate Owner) agrees to take no action against the Operating Adviser based upon such special relationship or conflict.

          Section 9.39 Duties of Operating Adviser. The Operating Adviser may advise the Special Servicer with respect to the following actions of the Special Servicer and the Special Servicer will not be permitted to take any of the following actions unless and until it has notified the Operating Adviser in writing and such Operating Adviser has not objected in writing (i) within 5 Business Days of having been notified thereof in respect of actions relating to non-Specially Serviced Mortgage Loans and (ii) within 10 Business Days of having been notified thereof in respect of actions relating to Specially Serviced Mortgage Loans and having been provided with all reasonably requested information with respect thereto (it being understood and agreed that if such written objection has not been received by the Special Servicer within such 5 Business Day or 10 Business Day period, as applicable, then the Operating Adviser's approval will be deemed to have been given):

               (i) any foreclosure upon or comparable conversion (which may include acquisition of an REO Property) of the ownership of properties securing such of the Specially Serviced Mortgage Loans as come into and continue in default;

               (ii) any modification, amendment or waiver, or consent to modification, amendment or waiver, of a Money Term of a Mortgage Loan or a modification consisting of the extension of the original Maturity Date of a Mortgage Loan;

               (iii) any proposed sale of a Defaulted Mortgage Loan (other than upon termination of the Trust pursuant to Article X);

               (iv) any determination to bring an REO Property into compliance with Environmental Laws;

               (v) any release of or acceptance of substitute or additional collateral for a Mortgage Loan that is not otherwise expressly provided for under the Mortgage Loan documents;

               (vi) any acceptance of a discounted payoff;

               (vii) any waiver or consent to waiver of a "due-on-sale" or "due-on-encumbrance" clause;

               (viii) any acceptance or consent to acceptance of an assumption agreement releasing a Mortgagor from liability under a Mortgage Loan;

               (ix) any release of collateral for a Specially Serviced Mortgage Loan (other than in accordance with the terms of or upon satisfaction of, such Mortgage Loan);

               (x) any franchise changes or management company changes for which the Special Servicer is required to consent;

               (xi) releases of any Escrow Accounts, Reserve Accounts or Letters of Credit that are not in compliance with the related Mortgage Loan documents; and

               (xii) any determination as to whether any type of property-level insurance is required under the terms of any Mortgage Loan, is available at commercially reasonable rates, is available for similar properties in the area in which the related Mortgaged Property is located or any other determination or exercise of discretion with respect to property-level insurance.

          With respect to items (vii), (viii) and (ix), the Operating Adviser shall be subject to the same time periods for advising the Special Servicer with respect to any such matters as are afforded to the Special Servicer pursuant to
Section 8.7, which periods shall be co-terminous with those of Special Servicer. In addition, the Operating Adviser may direct the Trustee to remove the Special Servicer at any time upon the appointment and acceptance of such appointment by a successor to the Special Servicer; provided that, prior to the effectiveness of any such appointment, the Trustee shall have received Rating Agency Confirmation from each Rating Agency. The Operating Adviser shall pay any costs and expenses incurred by the Trust in connection with the removal and appointment of a Special Servicer (unless such removal is based on any of the events or circumstances set forth in Section 9.30(b)).

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the Operating Adviser, as contemplated by this Section 9.39 or elsewhere, may (and the Special Servicer shall ignore and act without regard to any such advice, direction or objection that the Special Servicer has determined, in its reasonable, good faith judgment, will) require or cause the Special Servicer to violate any provision of this Agreement or the Mortgage Loans, including the Special Servicer's obligation to act in accordance with the Servicing Standard.

          The Master Servicer (with respect to any Non-Serviced Mortgage Loan that is not a "Specially Serviced Mortgage Loan" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement) or Special Servicer (with respect to any Non-Serviced Mortgage Loan that is a "Specially Serviced Mortgage Loan" under the related Non-Serviced Mortgage Loan Pooling and Servicing Agreement), as applicable, is authorized to exercise the rights and powers of the Trustee, as holder of the Mortgage Note for each of the Non-Serviced Mortgage Loans, under each of the related Non-Serviced Mortgage Loan Intercreditor Agreements and Non-Serviced Mortgage Loan Pooling and Servicing Agreements to the extent set forth in this Agreement. The Master Servicer or Special Servicer, as applicable, shall be subject to the same limitations, constraints and restrictions in exercising such rights and powers as would be applicable to the Trustee, in its capacity as holder of the Mortgage Note for the applicable Non-Serviced Mortgage Loan and shall be further subject to such consultation or approval rights of the Operating Adviser under this Section 9.39 as would be applicable if such Non-Serviced Mortgage Loan were serviced under this Agreement. Subject to any section of the applicable Non-Serviced Mortgage Loan Intercreditor Agreement that specifically addresses a particular matter with respect to a Non-Serviced Mortgage Loan, if the Trustee is requested to take any action in its capacity as holder of the Mortgage Note for such Non-Serviced Mortgage Loan, the Trustee will notify in writing the Master Servicer or Special Servicer, as applicable, and, subject to Section 7.1, act in accordance with the instructions of, such party to the extent set forth in this Agreement; provided, that the Trustee shall not be required to take any action at the direction of the Master Servicer or Special Servicer, as applicable, that is not permitted under applicable law or the terms of the related Non-Serviced Mortgage Loan Intercreditor Agreement and Non-Serviced Mortgage Loan Pooling and Servicing Agreement. Notwithstanding the foregoing, any such party may only exercise (but shall never be required to exercise) any purchase option or cure rights with respect to a Non-Serviced Companion Mortgage Loan in its individual capacity and not on behalf of the Trust.

          Section 9.40 Rights of the Holder of a B Note. With respect to each A/B Mortgage Loan (if any), the holder of the B Note shall have such consent rights or consultation rights, during the specified time periods, as are set forth in the related Intercreditor Agreement.

          There are no A/B Mortgage Loans in the Trust.

          Notwithstanding the foregoing, if the Master Servicer or Special Servicer, as applicable, determines that immediate action is necessary to protect the interest of the Certificateholders and the holder of any related Serviced Companion Mortgage Loan (as a collective whole), then the Master Servicer or Special Servicer, as applicable may take any such action without waiting for the response of the holder of the B Note provided for in the related Intercreditor Agreement.

          In addition, with respect to any A/B Mortgage Loan, to the extent provided for in the related Intercreditor Agreement, the holder of the B Note may direct the Master Servicer or Special Servicer, as applicable, to take, or to refrain from taking, such actions as the holder of the B Note may deem advisable or as to which provision is otherwise made herein. Upon reasonable request, the Master Servicer or Special Servicer, as applicable, shall, with respect to any A/B Mortgage Loan, provide the holder of the B Note with any information in the Master Servicer's or Special Servicer's, as applicable, possession with respect to such matters, including its reasons for determining to take a proposed action.

          In the event that the holder of the B Note shall direct the Master Servicer or the Special Servicer to take any action (other than those provided for in the related Intercreditor Agreement), the Master Servicer or the Special Servicer shall be entitled to receive reimbursement from collections on and other proceeds of the B Note for (i) its reasonable out-of-pocket expenses incurred in taking such action and (ii) to the extent that such action constitutes an extraordinary action not in the ordinary course of administering and servicing such mortgage loan, other reasonable costs incurred by the Master Servicer or the Special Servicer in taking such action. The Master Servicer or the Special Servicer shall notify the holder of the B Note, prior to taking the related action, if the Master Servicer or the Special Servicer anticipates that it will seek reimbursement therefor under the preceding sentence, and of the estimated amount of such reimbursement, and shall further notify the holder of the B Note if it intends to obtain actual reimbursement in excess of the estimated amount.

          Notwithstanding anything herein to the contrary, no advice, direction or objection from the holder of the B Note, as contemplated by this Section 9.40, may (and the Master Servicer and Special Servicer, as applicable, shall ignore and act without regard to any such advice, direction or objection that the Master Servicer or Special Servicer, as applicable, has determined, in its reasonable, good faith judgment, will) require or cause the Master Servicer or Special Servicer to violate any provision of this Agreement or the Mortgage Loans, including the Master Servicer's and Special Servicer's obligation to act in accordance with the Servicing Standard.

                                    ARTICLE X

                      PURCHASE AND TERMINATION OF THE TRUST

          Section 10.1 Termination of Trust Upon Repurchase or Liquidation of All Mortgage Loans.

          (a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee, to make payments to the Class R-I Certificateholders, the Class R-II Certificateholders, the Class R-III Certificateholders and the Class R-IP Certificateholders as set forth in Section
10.2 and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust (and final distribution to the Certificateholders) and (B) the disposition of all REO Property (and final distribution to the Certificateholders) or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) or
(iii) the termination of the Trust pursuant to Section 10.1(c) below; provided that in no event shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

          (b) The Master Servicer shall give the Trustee and the Luxembourg Paying Agent notice of the date when the Aggregate Principal Balance of the Mortgage Loans is less than or equal to one percent (1%) of the initial Aggregate Principal Balance of the Mortgage Loans as of the Cut-Off Date. The Trustee shall promptly forward such notice to the Depositor, the Holder of a majority of the Controlling Class, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates; and the Holder of a majority of the Controlling Class, the Master Servicer, the Special Servicer and the Holders of the Class R-I Certificates, in such priority (and in the case of the Class R-I Certificateholders, a majority of the Class R-I Certificateholders), may purchase, in whole only, the Mortgage Loans and any other property, if any, remaining in the Trust. If any party desires to exercise such option, it will notify the Trustee who will notify any party with a prior right to exercise such option. If any party that has been provided notice by the Trustee (excluding the Depositor) notifies the Trustee within ten Business Days after receiving notice of the proposed purchase that it wishes to purchase the assets of the Trust, then such party (or, in the event that more than one of such parties notifies the Trustee that it wishes to purchase the assets of the Trust, the party with the first right to purchase the assets of the Trust) may purchase the assets of the Trust in accordance with this Agreement. Upon the Trustee's receipt of the Termination Price set forth below, the Trustee shall promptly release or cause to be released to the Master Servicer for the benefit of the Holder of the majority of the Controlling Class, the holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, the Mortgage Files pertaining to the Mortgage Loans. The "Termination Price" shall equal 100% of the aggregate Principal Balances of the Mortgage Loans (other than Mortgage Loans as to which a Final Recovery Determination has been made) on the day of such purchase plus accrued and unpaid interest thereon at the applicable Mortgage Rates (or Mortgage Rates less the Master Servicing Fee Rate if the Master Servicer is the purchaser), with respect to the Mortgage Loans to the Due Date for each Mortgage Loan ending in the Collection Period with respect to which such purchase occurs, plus unreimbursed Advances and interest on such unreimbursed Advances at the Advance Rate, and the fair market value of any other property remaining in the International Plaza Pari Passu Loan REMIC and REMIC I. The Trustee shall consult with the Placement Agent and the Underwriters or their respective successors, as advisers, in order for the Trustee to determine whether the fair market value of the property constituting the Trust has been offered; provided that, if the Placement Agent or any Underwriter or an Affiliate of the Placement Agent or the Underwriters is exercising its right to purchase the Trust assets, the Trustee shall consult with the Operating Adviser in order for the Trustee to determine the fair market value, provided that the Operating Adviser is not an Affiliate of the Class R-I Holder, the Special Servicer or the Master Servicer, or the Trustee (the fees and expenses of which shall be paid for by buyer of the property). As a condition to the purchase of the Trust pursuant to this Section 10.1(b), the Holder of the majority of the Controlling Class, the holder of the majority of the Class R-I Certificates, the Special Servicer or the Master Servicer, as the case may be, must deliver to the Trustee an Opinion of Counsel, which shall be at the expense of such Holders, the Special Servicer or the Master Servicer, as the case may be, stating that such termination will be a "qualified liquidation" under section 860F(a)(4) of the Code. Such purchase shall be made in accordance with Section 10.3.

          (c) If at any time the Holders of the Class R-I Certificates own 100% of the REMIC III Certificates such Holders may terminate the International Plaza Pari Passu Loan REMIC and REMIC I (which will in turn result in the termination of REMIC II and REMIC III) upon (i) the delivery to the Trustee and the Depositor of an Opinion of Counsel (which opinion shall be at the expense of such Holders) stating that such termination will be a "qualified liquidation" of each REMIC Pool under Section 860F of the Code, and (ii) the payment of any and all costs associated with such termination. Such termination shall be made in accordance with Section 10.3.

          (d) Upon the termination of the Trust, any funds or other property held by the Class S Grantor Trust related to Excess Interest shall be distributed to the Class S Certificateholders, on a pro rata basis, whether or not the respective Certificate Balances thereof have been reduced to zero.

          (e) Upon the sale of the A Note relating to an A/B Mortgage Loan by the Trust or the payment in full of such A Note, the related B Note shall no longer be subject to this Agreement and shall no longer be serviced by the Master Servicer or the Special Servicer.

          Section 10.2 Procedure Upon Termination of Trust.

          (a) Notice of any termination pursuant to the provisions of Section 10.1, specifying the Distribution Date upon which the final distribution shall be made, shall be given promptly by the Trustee by first class mail to the Rating Agencies, the Class R-IP, Class R-I, Class R-II and REMIC III Certificateholders mailed no later than ten days prior to the date of such termination. Such notice shall specify (A) the Distribution Date upon which final distribution on the Class R-IP, Class R-I, Class R-II and REMIC III Certificates will be made, and upon presentation and surrender of the Class R-IP, Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Class R-IP, Class R-I, Class R-II and REMIC III Certificates at the office or agency of the Certificate Registrar therein specified. The Trustee shall give such notice to the Depositor and the Certificate Registrar at the time such notice is given to Holders of the Class R-IP, Class R-I, Class R-II and REMIC III Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the Class R-IP, Class R-I, Class R-II and REMIC III Certificates shall terminate and the Trustee shall terminate, or request the Master Servicer to terminate, the Certificate Account and the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee's obligation hereunder to hold all amounts payable to the Class R-IP, Class R-I, Class R-II and REMIC III Certificateholders in trust without interest pending such payment.

          (b) In the event that all of the Holders do not surrender their certificates evidencing the Class R-IP, Class R-I, Class R-II and REMIC III Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Certificate Registrar shall give a second written notice to the remaining Class R-IP, Class R-I, Class R-II and REMIC III Certificateholders to surrender their certificates evidencing the Class R-IP, Class R-I, Class R-II and REMIC III Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Class R-IP, Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Certificate Registrar may take appropriate steps to contact the remaining Class R-IP, Class R-I, Class R-II and REMIC III Certificateholders concerning surrender of such certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any such Class R-IP, Class R-I, Class R-II and REMIC III Certificates shall not have been surrendered for cancellation, the Trustee shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Class R-IP, Class R-I, Class R-II or REMIC III Certificateholder due to such Certificateholder's failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section. Any money held by the Trustee pending distribution under this Section 10.2 after 90 days after the adoption of a plan of complete liquidation shall be deemed for tax purposes to have been distributed from the REMIC Pools and shall be beneficially owned by the related Holder.

          Section 10.3 Additional Trust Termination Requirements.

          (a) The Trust and each REMIC shall be terminated in accordance with the following additional requirements, unless at the request of the Master Servicer or the Class R-I Certificateholders, as the case may be, the Trustee seeks and subsequently receives an Opinion of Counsel (at the expense of the Master Servicer or the Class R-I Certificateholders, as the case may be), addressed to the Depositor and the Trustee to the effect that the failure of the Trust to comply with the requirements of this Section 10.3 will not (i) result in the imposition of taxes on "prohibited transactions" on any REMIC Pool under the REMIC Provisions or (ii) cause any REMIC Pool to fail to qualify as a REMIC at any time that any Certificates are outstanding:

               (i) Within 89 days prior to the time of the making of the final payment on the REMIC III Certificates, the Master Servicer shall prepare and the Trustee (on behalf of the International Plaza Pari Passu Loan REMIC (unless previously liquidated in a "qualified liquidation"), REMIC I, REMIC II or REMIC
III) shall adopt a plan of complete liquidation of each such REMIC Pool, meeting the requirements of a qualified liquidation under the REMIC Provisions, which plan need not be in any special form and the date of which, in


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

general, shall be the date of the notice specified in Section 10.2(a) and shall be specified in a statement attached to the federal income tax return of each REMIC Pool;

               (ii) At or after the date of adoption of such a plan of complete liquidation and at or prior to the time of making of the final payment on the REMIC III Certificates, the Trustee shall sell all of the assets of the Trust for cash at the Termination Price; provided that if the Holders of the Class R-I Certificates are purchasing the assets of the Trust, the amount to be paid by such Holders may be paid net of the amount to be paid to such Holders as final distributions on any Certificates held by such Holders;

               (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, (A) to the Holders of the Class R-IP Certificates all assets of the International Plaza Pari Passu Loan REMIC remaining after such final payment of the International Plaza Pari Passu Loan REMIC Regular Interest, (B) to the Holders of the Class R-I Certificates all assets of REMIC I remaining after such final payment of the REMIC I Regular Interests, (C) to the Holders of the Class R-II Certificates all remaining assets of REMIC II after such final payment of the REMIC II Regular Interests and (D) to the holders of the Class R-III Certificates all remaining assets of REMIC III (in each case other than cash retained to meet claims), and the Trust shall terminate at that time; and

               (iv) In no event may the final payment on the International Plaza Pari Passu Loan REMIC Regular Interest, REMIC I Regular Interests, REMIC II Regular Interests or REMIC Regular Certificates or the final distribution or credit to the Holders of the Residual Certificates, respectively, be made after the 89th day from the date on which the plan of complete liquidation is adopted.

          (b) By their acceptance of the Class R-I, Class R-II, Class R-III or Class R-IP Certificates, respectively, the Holders thereof hereby (i) authorize the Trustee to take such action as may be necessary to adopt a plan of complete liquidation of the REMIC Pool, and (ii) agree to take such other action as may be necessary to adopt a plan of complete liquidation of the Trust upon the written request of the Depositor, which authorization shall be binding upon all successor Class R-I, Class R-II, Class R-III and Class R-IP Certificateholders, respectively.

                                   ARTICLE XI

                          RIGHTS OF CERTIFICATEHOLDERS

          Section 11.1 Limitation on Rights of Holders.

          (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner


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otherwise control the Master Servicer or operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement unless the Holders of Certificates evidencing not less than 50% of the Aggregate Principal Amount of the Certificates then outstanding shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given the Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.2 Access to List of Holders.

          (a) If the Trustee is not acting as Certificate Registrar, the Certificate Registrar will furnish or cause to be furnished to the Trustee, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee in writing, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

          (b) If the Depositor, the Operating Adviser, the Special Servicer, the Master Servicer, the Trustee or three or more Holders (hereinafter referred to as "applicants," with a single Person which (together with its Affiliates) is the Holder of more than one Class of Certificates being viewed as a single "applicant" for these purposes) apply in writing to the Trustee and such application states that the applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, send, at such Person's expense, the written communication proffered by the applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

          (c) Every Holder, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar, the Master Servicer and the Trustee that neither the Depositor, the Certificate Registrar, the Master Servicer nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          Section 11.3 Acts of Holders of Certificates.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Depositor. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Depositor, if made in the manner provided in this Section. The Trustee agrees to promptly notify the Depositor of any such instrument or instruments received by it, and to promptly forward copies of the same.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to such notary public or other officer the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of such officer's or member's authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Depositor in reliance thereon, whether or not notation of such action is made upon such Certificate.


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                                   ARTICLE XII

                     REMIC AND GRANTOR TRUST ADMINISTRATION

          The provisions of this Article XII shall apply to each REMIC Pool.

          Section 12.1 REMIC Administration.

          (a) An election will be made by the Trustee to treat the segregated pool of assets consisting of the Majority Mortgage Loans, the International Plaza Pari Passu Loan REMIC Regular Interest, such amounts related to the Majority Mortgage Loans as shall from time to time be held in the Certificate Account and the Interest Reserve Account, such amounts related to the Majority Mortgage Loans and the International Plaza Pari Passu Loan REMIC Regular Interest as shall from time to time be held in the Distribution Account, the related Insurance Policies and any related REO Properties as a REMIC ("REMIC I") under the Code, other than any portion of the foregoing amounts allocable to a B Note or Serviced Companion Mortgage Loan. Such elections will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC I Interests are issued. For purposes of such election, the REMIC I Regular Interests shall each be designated as a separate Class of "regular interests" in REMIC I and the REMIC I Residual Interest shall be designated as the sole Class of "residual interests" in REMIC I. The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Residual Certificates.

          An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC I Regular Interests as a REMIC ("REMIC II") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC II Interests are issued. For the purposes of such election, the REMIC II Regular Interests shall be designated as the "regular interests" in REMIC II and the Class R-II Certificates shall be designated as the sole Class of the "residual interests" in REMIC II.

          An election will be made by the Trustee to treat the segregated pool of assets consisting of the REMIC II Regular Interests as a REMIC ("REMIC III") under the Code. Such election will be made on Form 1066 or other appropriate federal tax or information return or any appropriate state return for the taxable year ending on the last day of the calendar year in which the REMIC III Certificates are issued. For purposes of such election, the Class A-1, Class A-2, Class A-3, Class A-4, Class X-1 (each Class X-1 Certificate representing multiple "regular interests" in REMIC III, as set forth in the Preliminary Statement), Class X-2 (each Class X-2 Certificate representing multiple "regular interests" in REMIC III, as set forth in the Preliminary Statement), Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q and Class S Certificates (but other than the Class S Grantor Trust Interest) shall be designated as the "regular interests" in REMIC III and the Class R-III Certificates shall be designated as the sole Class of "residual interests" in REMIC III.

          The Trustee shall not permit the creation of any "interests" (within the meaning of Section 860G of the Code) in any of the REMICs other than the International Plaza Pari Passu Loan REMIC Regular Interest, REMIC I Regular Interests, the REMIC II Regular Interests, the REMIC III Regular Interests and the Residual Certificates.

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC Pool (other than the International Plaza Pari Passu Loan REMIC) within the meaning of Section 860G(a)(9) of the Code.

          (c) The Trustee shall pay all routine tax related expenses (not including any taxes, however denominated, including any additions to tax, penalties and interest) of each REMIC Pool, excluding any professional fees or extraordinary expenses related to audits or any administrative or judicial proceedings with respect to each REMIC Pool that involve the Internal Revenue Service or state tax authorities.

          (d) The Trustee shall cause to be prepared, signed, and timely filed with the Internal Revenue Service, on behalf of each REMIC Pool, an application for a taxpayer identification number for such REMIC Pool on Internal Revenue Service Form SS-4. The Trustee, upon receipt from the Internal Revenue Service of the Notice of Taxpayer Identification Number Assigned, shall promptly forward a copy of such notice to the Depositor and the Master Servicer. The Trustee shall prepare and file Form 8811 on behalf of each REMIC Pool and shall designate an appropriate Person to respond to inquiries by or on behalf of Certificateholders for original issue discount and related information in accordance with applicable provisions of the Code.

          (e) The Trustee shall prepare and file all of each REMIC Pool's federal and state income or franchise tax and information returns as such REMIC Pool direct representative; the expenses of preparing and filing such returns shall be borne by the Trustee, except that if additional state tax returns are required to be filed in more than three states, the Trustee shall be entitled, with respect to any such additional filings, to (i) be paid a reasonable fee and
(ii) receive its reasonable costs and expenses, both as amounts reimbursable pursuant to Section 5.2(a)(vi) hereof. The Depositor, the Master Servicer and the Special Servicer shall provide on a timely basis to the Trustee or its designee such information with respect to the Trust or any REMIC Pool as is in its possession, which the Depositor or the Master Servicer and the Special Servicer has received or prepared by virtue of its role as Depositor or Master Servicer and the Special Servicer hereunder and reasonably requested by the Trustee to enable it to perform its obligations under this subsection, and the Trustee shall be entitled to conclusively rely on such information in the performance of its obligations hereunder. The Depositor shall indemnify the Trust, the Trustee and the Fiscal Agent for any liability or assessment against any of them or cost or expense (including attorneys' fees) incurred by them resulting from any error resulting from bad faith, negligence, or willful malfeasance of the Depositor in providing any information for which the Depositor is responsible for preparing. The Master Servicer and the Special Servicer shall indemnify the Trustee, the Fiscal Agent and the Depositor for any liability or assessment against the Trustee, the Fiscal Agent, the Depositor or any REMIC Pool and any expenses incurred in connection with such liability or assessment (including attorneys' fees) resulting from any error in any of such tax or information returns resulting from errors in the information provided by the Master Servicer or the Special Servicer, as the case may, be or caused by the negligence, willful misconduct or bad faith of the Master Servicer or the Special Servicer, as the case may be. The

Trustee shall indemnify the Master Servicer, the Depositor or any REMIC Pool for any expense incurred by the Master Servicer, the Depositor and any REMIC Pool resulting from any error in any of such tax or information returns resulting from errors in the preparation of such returns caused by the negligence, willful misconduct or bad faith of the Trustee. Each indemnified party shall immediately notify the indemnifying party or parties of the existence of a claim for indemnification under this Section 12.1(e), and provide the indemnifying party or parties, at the expense of such indemnifying party or parties, an opportunity to contest the tax or assessment or expense giving rise to such claim, provided that the failure to give such notification rights shall not affect the indemnification rights in favor of any REMIC Pool under this Section 12.1(e). Any such indemnification shall survive the resignation or termination of the Master Servicer, the Trustee or the Special Servicer, or the termination of this Agreement.

          (f) The Trustee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC Pool under the Code, REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, the Trustee shall provide (i) to the Internal Revenue Service or other Persons (including, but not limited to, the Transferor of a Residual Certificate, to a Disqualified Organization or to an agent that has acquired a Residual Certificate on behalf of a Disqualified Organization) such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any Disqualified Organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (g) The Trustee shall forward to the Depositor copies of quarterly and annual REMIC tax returns and Internal Revenue Service Form 1099 information returns and such other information within the control of the Trustee as the Depositor may reasonably request in writing. Moreover, the Trustee shall forward to each Certificateholder such forms and furnish such information within its control as are required by the Code to be furnished to them, shall prepare and file with the appropriate state authorities as may to the actual knowledge of a Responsible Officer of the Trustee be required by applicable law and shall prepare and disseminate to Certificateholders Internal Revenue Service Forms 1099 (or otherwise furnish information within the control of the Trustee) to the extent required by applicable law. The Trustee will make available to any Certificateholder any tax related information required to be made available to Certificateholders pursuant to the Code and any regulations thereunder.

          (h) The Holder of more than 50% of the Percentage Interests in Class R-I, Class R-II, Class R-III and Class R-IP Certificates, respectively (or of the greatest percentage of such Class R-I, Class R-II, Class R-III and Class R-IP Certificates if no Holder holds more than 50% thereof), shall be the applicable REMIC's Tax Matters Person. The duties of the Tax Matters Person for each of the REMIC Pools are hereby delegated to the Trustee and each Residual Certificateholder, by acceptance of its Residual Certificate, agrees, on behalf of itself and all successor holders of such Residual Certificate, to such delegation to the Trustee as their agent and attorney in fact. If the Code or applicable regulations prohibits the Trustee from signing any applicable Internal Revenue Service, court or other administrative documents or from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action is necessary for the signing of such documents and designation of a Tax Matters Person, including the designation of such Residual Certificateholder. The Trustee shall not be required to expend or risk its own funds or otherwise incur any other financial liability in the performance of its duties hereunder or in the exercise of any of its rights or powers (except to the extent of the ordinary expenses of performing its duties under this Agreement), if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.


          (i) The Trustee, the Holders of the Residual Certificates, the Master Servicer and the Special Servicer shall each exercise reasonable care, to the extent within its control, and with respect to each of the Trustee, the Master Servicer and the Special Servicer, within the scope of its express duties, and shall each act in accordance with this Agreement and the REMIC Provisions in order to create and maintain the status of each REMIC Pool as a REMIC and the Class S Grantor Trust as a grantor trust or, as appropriate, adopt a plan of complete liquidation with respect to each REMIC Pool.

          (j) The Trustee, the Master Servicer, the Special Servicer, the Fiscal Agent and the Holders of Residual Certificates shall not take any action or fail to take any action or cause any REMIC Pool to take any action or fail to take any action if any of such persons knows or could, upon the exercise of reasonable diligence, know, that, under the REMIC Provisions such action or failure, as the case may be, could (i) endanger the status of any REMIC Pool as a REMIC, (ii) result in the imposition of a tax upon any REMIC Pool (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2)) or (iii) endanger the status of the Class S Grantor Trust as a grantor trust unless the Trustee have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. Any action required under this section which would result in an unusual or unexpected expense shall be undertaken at the expense of the party seeking the Trustee or the Holders of the Residual Certificates to undertake such action.

          (k) In the event that any tax is imposed on any REMIC Pool, including, without limitation, "prohibited transactions" taxes as defined in Section 860F(a)(2) of the Code, any tax on "net income from foreclosure property" as defined in Section 860G(c) of the Code, any taxes on contributions to any REMIC Pool after the Startup Day pursuant to Section 860G(d) of the Code, and any other tax imposed by the Code or any applicable provisions of state or local tax laws (other than any tax permitted to be incurred by the Special Servicer pursuant to Section 9.14(e)), such tax, together with all incidental costs and expenses (including, without limitation, penalties and reasonable attorneys'
fees), shall be charged to and paid by: (i) the Trustee, if such tax arises out of or results from a breach of any of its obligations under this Agreement; (ii) the Special Servicer, if such tax arises out of or results from a breach by the Special Servicer of any of its obligations under this Agreement; (iii) the Master Servicer, if such tax arises out of or results from a breach by the Master Servicer of any of its obligations under this Agreement; (iv) the Fiscal Agent, if such tax arises out of or results from a breach by the Fiscal Agent of any of its obligations under this Agreement; and (v) the Trust in all other instances. Any tax permitted to be incurred by the Special Servicer pursuant to
Section 9.14(e) shall be charged to and paid by the Trust from the net income generated on the related REO Property. Any such amounts payable by the Trust in respect of taxes shall be paid by the Trustee out of amounts on deposit in the Distribution Account.

          (l) The Trustee and, to the extent that records are maintained by the Master Servicer or the Special Servicer in the normal course of its business, the Master Servicer and the

Special Servicer shall, for federal income tax purposes, maintain books and records with respect to each REMIC Pool on a calendar year and on an accrual basis. Notwithstanding anything to the contrary contained herein, except to the extent provided otherwise in the Mortgage Loans or in the Mortgages, all amounts collected on the Mortgage Loans shall, for federal income tax purposes, be allocated first to interest due and payable on the Mortgage Loans (including interest on overdue interest, other than additional interest at a penalty rate payable following a default). The books and records must be sufficient concerning the nature and amount of each REMIC Pool's investments to show that such REMIC Pool has complied with the REMIC Provisions.

          (m) Neither the Trustee, the Master Servicer nor the Special Servicer shall enter into any arrangement by which any REMIC Pool will receive a fee or other compensation for services.

          (n) In order to enable the Trustee to perform its duties as set forth herein, the Depositor shall provide, or cause to be provided, to the Trustee within ten (10) days after the Closing Date all information or data that the Trustee reasonably determines to be relevant for tax purposes on the valuations and offering prices of the Certificates, including, without limitation, the yield, prepayment assumption, issue prices and projected cash flows of the Certificates, as applicable, and the projected cash flows of the Mortgage Loans. Thereafter, the Depositor shall provide to the Trustee or its designee, promptly upon request therefor, any such additional information or data within the Depositor's possession or knowledge that the Trustee may, from time to time, reasonably request in order to enable the Trustee to perform its duties as set forth herein. The Trustee is hereby directed to use any and all such information or data provided by the Depositor in the preparation of all federal and state income or franchise tax and information returns and reports for each REMIC Pool to Certificateholders as required herein. The Depositor hereby indemnifies the Trustee, the Fiscal Agent, and each REMIC Pool for any losses, liabilities, damages, claims, expenses (including attorneys' fees) or assessments against the Trustee, the Fiscal Agent and each REMIC Pool arising from any errors or miscalculations of the Trustee pursuant to this Section that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee (but not resulting from the methodology employed by the Trustee) on a timely basis and such indemnification shall survive the termination of this Agreement and the termination or resignation of the Trustee and the Fiscal Agent.

          The Trustee agrees that all such information or data so obtained by it are to be regarded as confidential information and agrees that it shall use its reasonable best efforts to retain in confidence, and shall ensure that its officers, employees and representatives retain in confidence, and shall not disclose, without the prior written consent of the Depositor, any or all of such information or data, or make any use whatsoever (other than for the purposes contemplated by this Agreement) of any such information or data without the prior written consent of the Depositor, unless such information is generally available to the public (other than as a result of a breach of this Section 12.1(n)) or is required by law or applicable regulations to be disclosed or is disclosed (i) to independent auditors and accountants, counsel and other professional advisers of the Trustee and its parent, or (ii) in connection with its rights and obligations under this Agreement.

          (o) At all times as may be required by the Code, the Master Servicer will to the extent within its control and the scope of its duties more specifically set forth herein, maintain substantially all of the assets of the International Plaza Pari Passu Loan REMIC and REMIC I as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

          (p) For the purposes of Section 1.860G-1(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" for each Class of Certificates representing a regular interest in REMIC III, for each Class of REMIC II Regular Interests and for each Class of REMIC I Regular Interests is the Rated Final Distribution Date; provided that the "latest possible maturity date" for the Class X-2 Certificates is the Distribution Date in March, 2012 and the "latest possible maturity date" for the International Plaza Pari Passu Loan REMIC Regular Interests is January 8, 2008.

          Section 12.2 Prohibited Transactions and Activities. Neither the Trustee, the Master Servicer nor the Special Servicer shall permit the sale, disposition or substitution of any of the Mortgage Loans (except in a disposition pursuant to (i) the foreclosure or default of a Mortgage Loan, (ii) the bankruptcy or insolvency of any REMIC Pool, (iii) the termination of any REMIC Pool in a "qualified liquidation" as defined in Section 860F(a)(4) of the Code, or (iv) a substitution pursuant to Article II hereof), nor acquire any assets for the Trust, except as provided in Article II hereof, nor sell or dispose of any investments in the Certificate Account or Distribution Account for gain, nor accept any contributions to any REMIC Pool (other than a cash contribution during the 3-month period beginning on the Startup Day), unless it has received an Opinion of Counsel (at the expense of the Person requesting such action) to the effect that such disposition, acquisition, substitution, or acceptance will not (A) affect adversely the status of any REMIC Pool as a REMIC or of the REMIC Certificates, other than the Residual Certificates, as the regular interests therein, (B) affect the distribution of interest or principal on the Certificates, (C) result in the encumbrance of the assets transferred or assigned to any REMIC Pool (except pursuant to the provisions of this Agreement) or (D) cause any REMIC Pool to be subject to a tax on "prohibited transactions" or "prohibited contributions" or other tax pursuant to the REMIC Provisions.

          Section 12.3 Modifications of Mortgage Loans. Notwithstanding anything to the contrary in this Agreement, neither the Trustee, the Master Servicer nor the Special Servicer shall permit any modification of a Money Term of a Mortgage Loan or a Specially Serviced Mortgage Loan unless (i) the Trustee, the Special Servicer and the Master Servicer have received a Nondisqualification Opinion or a ruling from the Internal Revenue Service (at the expense of the party making the request that the Master Servicer or the Special Servicer modify the Mortgage Loan or a Specially Serviced Mortgage Loan) to the effect that such modification would not be treated as an exchange pursuant to Section 1001 of the Code (or, if it would be so treated, would not be treated as a "significant modification" for purposes of Section 1.860G-2(b) of the Treasury Regulations) or (ii) such modification meets the requirements set forth in Sections 8.18 or 9.5.

          Section 12.4 Liability with Respect to Certain Taxes and Loss of REMIC Status. In the event that any REMIC Pool fails to qualify as a REMIC, loses its status as a REMIC, or incurs state or local taxes, or tax as a result of a prohibited transaction or prohibited contribution subject to taxation under the REMIC Provisions due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall be liable to the


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

REMIC Pools and the Holders of the Residual Certificates for any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence and relating to the Residual Certificates; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Master Servicer, the Special Servicer, the Depositor or the Holders of such Residual Certificates nor for any such Losses resulting from any actions or failure to act based upon reliance on an Opinion of Counsel or from misinformation provided by the Master Servicer, the Special Servicer, the Depositor or such Holders of the Residual Certificates on which the Trustee has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holders of the Residual Certificates now or hereafter existing at law or in equity. The Trustee shall be entitled to intervene in any litigation in connection with the foregoing and to maintain control over its defense.

          Section 12.5 Class S Grantor Trust

          (a) The assets of the Class S Grantor Trust, consisting of the right to any Excess Interest in respect of the ARD Loans and the Excess Interest Sub-account, shall be held by the Trustee for the benefit of the Holders of the Class S Grantor Trust Interest, represented by the Class S Certificates, which Class S Certificates, in the aggregate, will evidence 100% beneficial ownership of such assets from and after the Closing Date. It is intended that the portion of the Trust consisting of the Class S Grantor Trust will be treated as a grantor trust for federal income tax purposes, and each of the parties to this Agreement agrees that it will not take any action that is inconsistent with establishing or maintaining such treatment. Under no circumstances may the Trustee vary the assets of the Class S Grantor Trust so as to take advantage of variations in the market so as to improve the rate of return of Holders of the Class S Certificates. The Trustee shall be deemed to hold and shall account for the Class S Grantor Trust separate and apart from the assets of any REMIC I, REMIC II and REMIC III created hereunder.

          (b) The parties intend that the portions of the Trust consisting of the Class S Grantor Trust shall constitute, and that the affairs of the Trust (exclusive of the REMIC Pools) shall be conducted so as to qualify such portion as, a "grantor trust" under the Code, and the provisions hereof shall be interpreted consistently with this intention. In furtherance of such intention, the Trustee shall furnish or cause to be furnished to the Class S Certificateholders and shall file, or cause to be filed with the Internal Revenue Service, together with Form 1041 or such other form as may be applicable, information returns with respect to income and expenses relating to their shares of the income and expenses of the Class S Grantor Trust, and with respect to the Class S Grantor Trust, on the cash or accrual method of accounting and so as to enable reporting to Holders of Class S Certificates based on their annual accounting period, at the time or times and in the manner required by the Code.

          Section 12.6 Four Seasons-Los Angeles at Beverly Hills Loan. Notwithstanding anything to the contrary, neither the Trustee, the Master Servicer nor the Special Servicer shall, with respect to the Four Seasons-Los Angeles at Beverly Hills Loan, be permitted to exercise any option to (i) purchase any senior fee mortgage loan secured by the fee estate that also secures the Four Seasons-Los Angeles at Beverly Hills Loan (the "Four Seasons-Los Angeles at Beverly Hills Senior Fee Mortgage Loan") or (ii) acquire the Four Seasons-Los Angeles at Beverly Hills Property and assume the Four Seasons-Los Angeles at Beverly Hills Senior Fee Mortgage Loan, unless in each case it has received an Opinion of Counsel addressed to the Trustee to the effect that the exercise of any such option will not result in an Adverse REMIC Event. In no event shall any of the Trustee, the Master Servicer or the Special Servicer be required to engage in any such purchase or acquisition.

                                  ARTICLE XIII

                            MISCELLANEOUS PROVISIONS

          Section 13.1 Binding Nature of Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          Section 13.2 Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          Section 13.3 Amendment.

          (a) This Agreement may be amended from time to time by the parties hereto, without notice to or the consent of any of the Holders, (i) to cure any ambiguity, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust or this Agreement in the Private Placement Memorandum, the Preliminary Prospectus Supplement, the Final Prospectus Supplement or the Prospectus, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein, (iii) to amend any provision hereof to the extent necessary or desirable to maintain the status of each REMIC Pool as a REMIC (or the grantor trust created from the related portion of the Trust) for the purposes of federal income tax law (or comparable provisions of state income tax law), (iv) to make any other provisions with respect to matters or questions arising under or with respect to this Agreement not inconsistent with the provisions hereof, (v) to modify, add to or eliminate the provisions of Article III relating to transfers of Residual Certificates, (vi) to amend any provision herein to the extent necessary or desirable to list the Certificates on a stock exchange, including, without limitation, the appointment of one or more sub-paying agents and the requirement that certain information be delivered to such sub-paying agents, (vii) to modify the provisions relating to the timing of Advance reimbursements in order to conform them to the commercial mortgage-backed securities industry standard for such provisions if (w) the Depositor and the Master Servicer determine that that industry standard has changed, (x) such modification will not result in an Adverse REMIC Event, as evidenced by an Opinion of Counsel, (y) each Rating Agency has delivered a Rating Agency Confirmation with respect to such modification, and (z) the Operating Adviser consents to such modification, or (viii) to make any other amendment which does not adversely affect in any material respect the interests of any Certificateholder (unless such Certificateholder consents). No such amendment effected pursuant to clause (i), (ii) or (iv) of the preceding sentence shall (A) adversely affect in any material respect the interests of any Certificateholder not consenting thereto without the consent of 100% of the Certificateholders (if adversely affected) or (B) adversely affect the status of any REMIC Pool as a REMIC(or the grantor trust created from the related portion of the Trust). Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee may require an Opinion of Counsel and a Nondisqualification Opinion (in the case of clauses (i), (ii) and (iii), at the expense of the Depositor, and otherwise at the expense of the party requesting such amendment, except that if the Trustee requests such amendment, such amendment shall be at the expense of the Depositor, if the Depositor consents), to the effect that such amendment is permitted under this paragraph. Any such amendment shall be deemed not to adversely affect in any material economic respect any Holder if the Trustee receives a Rating Agency Confirmation from each Rating Agency (and any Opinion of Counsel requested by the Trustee in connection with any such amendment may rely expressly on such confirmation as the basis therefor).

          (b) This Agreement may also be amended from time to time by the agreement of the parties hereto (without the consent of the Certificateholders) and with the written confirmation of the Rating Agencies that such amendment would not cause the ratings on any Class of Certificates to be qualified, withdrawn or downgraded; provided, however, that such amendment may not effect any of the items set forth in clauses (i) through (iv) of the proviso in paragraph (c) of this Section 13.3. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(b) is permitted by this Agreement at the expense of the party requesting the amendment.

          (c) This Agreement may also be amended from time to time by the parties with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided that no such amendment may (i) directly or indirectly reduce in any manner the amount of, or delay the timing of the distributions required to be made on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentages of Aggregate Certificate Percentage or Certificate Balance, the Holders of which are required to consent to any such amendment without the consent of all the Holders of each Class of Certificates affected thereby, (iii) no such amendment shall eliminate or reduce the Master Servicer's, the Trustee's or the Fiscal Agent's obligation to make an Advance, including without limitation, in the case of the Master Servicer, the obligation to advance on a B Note or Serviced Companion Mortgage Loan, or alter the Servicing Standard except as may be necessary or desirable to comply with the REMIC Provisions or (iv) adversely affect the status of any REMIC Pool as a REMIC for federal income tax purposes (as evidenced by a Nondisqualification Opinion) or the Class S Grantor Trust as a grantor trust without the consent of 100% of the Certificateholders (including the Class R-I, Class R-II, Class R-III and Class R-IP Certificateholders); provided that no such amendment may modify
Section 8.18 of this Agreement without Rating Agency Confirmation. The Trustee may request, at its option, to receive a Nondisqualification Opinion and an Opinion of Counsel that any amendment pursuant to this Section 13.3(c) is permitted by this Agreement at the expense of the party requesting the amendment.

          (d) The costs and expenses associated with any such amendment shall be borne by the Depositor in the case the Trustee is the party requesting such amendment or if pursuant to clauses (i), (ii) and (iii) of Section 13.3(a). In all other cases, the costs and expenses shall be borne by the party requesting the amendment.

          (e) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor and to the Rating Agencies. (f) It shall not be necessary for the consent of Holders under this Section 13.3 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be in the affirmative and in writing and shall be subject to such reasonable regulations as the Trustee may prescribe.

          (g) Reserved.

          (h) Notwithstanding the fact that the provisions in Section 13.3(c) would otherwise apply, with respect to any amendment that significantly modifies the permitted activities of the Trust, the Trustee, the Master Servicer or the Special Servicer, any Certificate beneficially owned by the Seller or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this
Section 13.3 have been obtained.

          (i) Notwithstanding anything to the contrary contained in this Section 13.3, the parties hereto agree that this Agreement may be amended pursuant to
Section 8.26(d) herein without any notice to or consent of any of the Certificateholders, Opinions of Counsel, Officer's Certificates or Rating Agency Confirmation.

          Section 13.4 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          Section 13.5 Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (A) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to: General Counsel; (B) in the case of the Trustee and the Fiscal Agent at the Corporate Trust Office; (C) in the case of the Master Servicer, Wells Fargo Bank, National Association, 45 Fremont Street, 2nd Floor, San Francisco, California

94111; (D) in the case of MSMC, Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to:
General Counsel; (E) in the case of the Special Servicer, GMAC Commercial Mortgage Corporation, 550 California Street, San Francisco, California 94104,
Attention: Henry Bieber, facsimile number: (415) 391-2949; with a copy to General Counsel, facsimile number (215) 328-3620; and (F) in the case of the initial Operating Adviser, GMAC Institutional Advisors, LLC, 550 California Street, 12th Floor, San Francisco, California 94104, Attention: Shari Figi, facsimile number (415) 646-8458; or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. Any notice required or permitted to be mailed to a Holder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

          Section 13.6 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 13.7 Indulgences; No Waivers. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

          Section 13.8 Headings Not to Affect Interpretation. The headings contained in this Agreement are for convenience of reference only, and shall not be used in the interpretation hereof.

          Section 13.9 Benefits of Agreement. Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement; provided, however, that (i) the Mortgagors set forth on Schedule VIII hereto are intended third-party beneficiaries of the fifth and sixth paragraph of Section 2.3(a), (ii) the holder of any Serviced Companion Mortgage Loan and any B Note, if any, is an intended third-party beneficiary in respect of the rights afforded it hereunder and (iii) the applicable Non-Serviced Mortgage Loan Master Servicer and the applicable Non-Serviced Mortgage Loan Special Servicer are intended third-party beneficiaries of Sections 5.2(a)(ii)(B), 8.25(d) and 9.24(d), respectively.

          Section 13.10 Special Notices to the Rating Agencies.

          (a) The Trustee shall give prompt notice to the Rating Agencies, Special Servicer and the Operating Adviser of the occurrence of any of the following events of which it has notice:

               (i) any amendment to this Agreement pursuant to Section 13.3 hereof;

               (ii) the Interim Certification and the Final Certification required pursuant to Section 2.2 hereof;

               (iii) notice of the repurchase of any Mortgage Loan or REO Mortgage Loan pursuant to Section 2.3(a) hereof;

               (iv) any resignation of the Master Servicer, Special Servicer, the Operating Adviser or the Trustee pursuant to this Agreement;

               (v) the appointment of any successor to the Master Servicer, the Fiscal Agent, the Trustee, the Operating Adviser or the Special Servicer pursuant to Section 7.7, 7.14 or 9.37 hereof;

               (vi) waiver of a due-on-sale clause as provided in Section 8.7;

               (vii) waiver of a prohibition on subordinate liens on the Mortgaged Properties;

               (viii) the making of a final payment pursuant to Section 10.3 hereof;

               (ix) a Servicing Transfer Event; and

               (x) an Event of Default.

          (b) All notices to the Rating Agencies shall be in writing and sent by first class mail, telecopy or overnight courier, as follows:

          If to Moody's, to:

          Moody's Investors Service, Inc.
          99 Church Street
          New York, NY 10009
          Fax:  (212) 553-0300
          Attention: Structured Finance Commercial Real Estate Monitoring

          If to S&P, to:

          Standard & Poor's Ratings Services
          55 Water Street
          New York, NY 10041

          Fax: (212) 438-2662
          Attention: Commercial Mortgage Surveillance Manager

or at such address as shall be provided in writing to the Depositor by such Rating Agency.

          (c) The Trustee, or in the case of clauses (i) and (ii), the successor trustee shall give prompt notice to the Rating Agencies of the occurrence of any of the following events:

               (i) the resignation or removal of the Trustee pursuant to Section 7.6; or

               (ii) the appointment of a successor trustee pursuant to Section 7.7; or

               (iii) the appointment of a successor Operating Adviser pursuant to Section 9.37.

          (d) The Master Servicer shall deliver to the Rating Agencies and the Depositor any other information as reasonably requested by the Rating Agencies and the Depositor, and shall deliver to the Special Servicer each of the reports required to be delivered by the Master Servicer to the Special Servicer pursuant to the terms of this Agreement. The Trustee and the Special Servicer shall deliver to the Rating Agencies and the Depositor any information as reasonably requested by the Rating Agencies and Depositor, as the case may be.

          (e) Any notice or other document required to be delivered or mailed by the Depositor, Master Servicer or Trustee shall be given by such parties, respectively, on a best efforts basis and only as a matter of courtesy and accommodation to the Rating Agencies, unless otherwise specifically required herein, and such parties, respectively, shall have no liability for failure to deliver any such notice or document to the Rating Agencies.

          Section 13.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

          Section 13.12 Intention of Parties. It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related rights and property to the Trustee, for the benefit of the Certificateholders, by the Depositor as provided in Section 2.1 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Depositor to the Trustee to secure a debt or other obligation of the Depositor. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property is held to be the property of the Depositor, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then this Agreement shall be deemed to be a security agreement; and the conveyance provided for in Section 2.1 shall be deemed to be a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the Depositor's right, title, and interest, whether now owned or hereafter acquired, in and to:

               (i) the property described in clauses (1)-(4) below (regardless of whether subject to the UCC or how classified thereunder) and all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the property described in clauses (1)-(4) below: (1) the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, including all Qualifying Substitute Mortgage Loans, all distributions with respect thereto payable on and after the Cut-Off Date, and the Mortgage Files; (2) the Distribution Account, all REO Accounts, the Certificate Account, the Reserve Account and the Interest Reserve Account, including all property therein and all income from the investment of funds therein (including any accrued discount realized on liquidation of any investment purchased at a discount); (3) the International Plaza Pari Passu Loan REMIC Regular Interest, the REMIC I Regular Interests and the REMIC II Regular Interests; and (4) the Mortgage Loan Purchase Agreement that is permitted to be assigned to the Trustee pursuant to Section 14 thereof;

               (ii) all accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (i) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          All cash and non-cash Proceeds (as defined in the Uniform Commercial
Code) of the collateral described in clauses (i) and (ii) above.

          The possession by the Trustee of the Mortgage Notes, the Mortgages and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 8-301 and 9-315 thereof) as in force in the relevant jurisdiction.

          Notifications to Persons holding such property, and acknowledgments, receipts or confirmations from Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or persons holding for, the Trustee, as applicable, for the purpose of perfecting such security interest under applicable law.

          The Depositor and, at the Depositor's direction, the Master Servicer and the Trustee, shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. The Master Servicer shall file, at the expense of the Trust as an Additional Trust Expense all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect the Trustee's security interest in such property, including without limitation (i) continuation statements, and

(ii) such other statements as may be occasioned by any transfer of any interest of the Master Servicer or the Depositor in such property. In connection herewith, the Trustee shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

          Section 13.13 Recordation of Agreement. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere. Such recordation, if any, shall be effected by the Master Servicer at the expense of the Trust as an Additional Trust Expense, but only upon direction of the Depositor accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders of the Trust.

          Section 13.14 Rating Agency Monitoring Fees. The parties hereto acknowledge that on the Closing Date the Seller will pay the ongoing monitoring fees of the Rating Agencies relating to the rating of the Certificates that no monitoring fees are payable subsequent to the Closing Date in respect of the rating of the Certificates. The Master Servicer shall not be required to pay any such fees or any fees charged for any Rating Agency Confirmation (except any confirmation required under Section 8.22, Section 8.23 or in connection with a termination and replacement of the Master Servicer following an Event of Default of the Master Servicer).

          IN WITNESS WHEREOF, the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Registrar, the Authenticating Agent and the Fiscal Agent have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                             MORGAN STANLEY CAPITAL I INC.
                                             as Depositor


                                             By: /s/ Warren H. Friend
                                                 -------------------------------
                                                 Name: Warren H. Friend
                                                 Title: Vice President


                                             WELLS FARGO BANK, NATIONAL
                                             ASSOCIATION, as Master Servicer


                                             By: /s/ Stewart E. McAdams
                                                 -------------------------------
                                                 Name: Stewart E. McAdams
                                                 Title: Vice President


                                             GMAC COMMERCIAL MORTGAGE
                                             CORPORATION, as Special Servicer


                                             By: /s/ Eric R. Lindner
                                                 -------------------------------
                                                 Name: Eric R. Lindner
                                                 Title: Executive Vice President


                                             LASALLE BANK NATIONAL ASSOCIATION,
                                             as Trustee


                                             By: /s/ Michael C. Dombai
                                                 -------------------------------
                                                 Name: Michael C. Dombai
                                                 Title: Assistant Vice President


                                             ABN AMRO BANK N.V., as Fiscal Agent


                                             By: /s/ Cynthia Heis
                                                 -------------------------------
                                                 Name: Cynthia Heis
                                                 Title: Senior Vice President

                                             By: /s/ Brian D. Ames
                                                 -------------------------------
                                                 Name: Brian D. Ames
                                                 Title: First Vice President

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On this __ day of March 2004, before me, a notary public in and for said State, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of Morgan Stanley Capital I Inc., and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF             )
                     ) ss.:
COUNTY OF            )

          On this ___ day of March 2004, before me, a notary public in and for said State, personally appeared ____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President of ___________________, and acknowledged to me that such corporation executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF             )
                     ) ss.:
COUNTY OF            )

          On the ______ day of March 2004, before me, a notary public in and for said State, personally appeared ___________________ known to me to be a of _______________, one of the entities that executed the within instrument, and acknowledged to me that such entity executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On this ___ day of March 2004, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ____________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On this ___ day of March 2004, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of _______________, and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On this ___ day of March 2004, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ________________ and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.


                                             -----------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                     ) ss.:
COUNTY OF NEW YORK   )

          On this ___ day of March 2004, before me, a notary public in and for said State, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who executed the within instrument as Vice President on behalf of ___________________ and acknowledged to me that such nationally chartered bank executed the within instrument pursuant to its by-laws or a resolution of its Board of Directors.

          IN WITNESS WHEREOF, I have hereunder set my hand and affixed my official seal the day and year in this certificate first above written.

================================================================================

                         MORGAN STANLEY CAPITAL I INC.,
                                  AS DEPOSITOR,

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                               AS MASTER SERVICER,

                      GMAC COMMERCIAL MORTGAGE CORPORATION,
                              AS SPECIAL SERVICER,

                       LASALLE BANK NATIONAL ASSOCIATION,
                                   AS TRUSTEE,

                                       AND

                               ABN AMRO BANK N.V.,
                                 AS FISCAL AGENT

                                   ----------

                            EXHIBITS AND SCHEDULES TO
                         POOLING AND SERVICING AGREEMENT

                            DATED AS OF MARCH 1, 2004

                                   ----------

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                                 SERIES 2004-HQ3

================================================================================

                                   EXHIBIT A-1

                         [FORM OF CLASS A-1 CERTIFICATE]

THIS CLASS A-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-1 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO
                          ----             BANK, NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC
                                           COMMERCIAL MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS A-1 CERTIFICATES AS OF THE CLOSING            -------------
DATE: $
       --------------

CERTIFICATE BALANCE OF THIS CLASS A-1
CERTIFICATE AS OF THE CLOSING DATE:
$
 ------------

No. A-1-1

                              CLASS A-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class

A-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
                                                       ----------------
TEN ENT -   as tenants by the                               (Cust)
            entireties
JT TEN  -   as joint tenants with       Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in          Act
            common                             ----------------------
                                                      (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
  the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ---------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________ . Statements
should be mailed to ____________________. This information is provided by assignee named above, or________________________, as its agent.

                                   EXHIBIT A-2

                         [FORM OF CLASS A-2 CERTIFICATE]

THIS CLASS A-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:     %           MASTER SERVICER: WELLS FARGO BANK,
                           ----            NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004
                                           SPECIAL SERVICER: GMAC COMMERCIAL
CUT-OFF DATE: MARCH 1, 2004                MORTGAGE CORPORATION

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS A-2 CERTIFICATES AS OF THE CLOSING             ------------
DATE: $
        -----------

CERTIFICATE BALANCE OF THIS CLASS A-2
CERTIFICATE AS OF THE CLOSING DATE:
$
 --------------

No. A-2-1

                              CLASS A-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class

A-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                               AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
                                                       ----------------
TEN ENT -   as tenants by the                              (Cust)
            entireties
JT TEN  -   as joint tenants with        Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in         Act
            common                             ---------------------
                                                   (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
  the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ---------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________for the account of ___________________________
_________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or________________________, as its agent.

                                   EXHIBIT A-3

                         [FORM OF CLASS A-3 CERTIFICATE]

THIS CLASS A-3 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-3 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:     %           MASTER SERVICER: WELLS FARGO BANK,
                          -----            NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004
                                           SPECIAL SERVICER: GMAC COMMERCIAL
CUT-OFF DATE: MARCH 1, 2004                MORTGAGE CORPORATION

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS A-3 CERTIFICATES AS OF THE CLOSING             ------------------
DATE:  $
        --------------

CERTIFICATE BALANCE OF THIS CLASS A-3 CERTIFICATE AS OF THE
CLOSING DATE:  $
                 ---------------

No. A-3-1

                              CLASS A-3 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-3 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class

A-3 Certificates. The Certificates are designated as the Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-3 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________for the account of __________________________________________________account number________________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-4

                         [FORM OF CLASS A-4 CERTIFICATE]

THIS CLASS A-4 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS A-4 CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER:  WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004
                                           SPECIAL SERVICER:  GMAC COMMERCIAL
CUT-OFF DATE: MARCH 1, 2004                MORTGAGE CORPORATION

                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT:  ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE
CLASS A-4 CERTIFICATES AS OF THE           CUSIP NO.
CLOSING DATE: $                                     -----------
                -----------
CERTIFICATE BALANCE OF THIS CLASS A-4
CERTIFICATE AS OF THE CLOSING
DATE: $
        -----------

No. A-4-1

                              CLASS A-4 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class A-4 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class

A-4 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS A-4 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________for the account of __________________________________________________account number________________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-5

                          [FORM OF CLASS B CERTIFICATE]

THIS CLASS B CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS B CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE    %             MASTER SERVICER: WELLS FARGO BANK,
                          ---              NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004

                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS B CERTIFICATES AS OF THE CLOSING              -----------
DATE: $
        -----------

CERTIFICATE BALANCE OF THIS CLASS B
CERTIFICATE AS OF THE CLOSING DATE:
$
 -----------

No. B-1

                               CLASS B CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class B

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-6

                          [FORM OF CLASS C CERTIFICATE]

THIS CLASS C CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS C CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                          ----             NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
                                                     -----------
CLASS C  CERTIFICATES AS OF THE
CLOSING DATE: $
               ---------------

CERTIFICATE BALANCE OF THIS CLASS C
CERTIFICATE AS OF THE CLOSING DATE:
$
 -----------

No. C-1

                               CLASS C CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class C

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common         UNIF GIFT MIN ACT             Custodian
TEN ENT -   as tenants by the                             ------------
            entireties                                       (Cust)

JT TEN  -   as joint tenants with                 Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in                  Act
            common                                        ---------------------
                                                             (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------
                              PLEASE INSERT SOCIAL SECURITY OR OTHER
----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ---------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-7

                          [FORM OF CLASS D CERTIFICATE]

THIS CLASS D CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS D CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
                                                      -----------
CLASS D  CERTIFICATES AS OF THE CLOSING
DATE: $
       -----------

CERTIFICATE BALANCE OF THIS CLASS D
CERTIFICATE AS OF THE CLOSING
DATE: $
       -----------

No. D-1

                               CLASS D CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class D

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
                                                      ---------------
TEN ENT -   as tenants by the                          (Cust)
            entireties
JT TEN  -   as joint tenants with               Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in               Act
            common                                   ----------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.
                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


--------------------------------------------------------------------------------

----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       ---------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ____ ___________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                   EXHIBIT A-8

                          [FORM OF CLASS E CERTIFICATE]

THIS CLASS E CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER:
                                                             -----------

CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

                                           CUSIP NO.
                                                     -----------
AGGREGATE CERTIFICATE BALANCE OF THE
CLASS E CERTIFICATES AS OF THE CLOSING
DATE: $
       -----------

CERTIFICATE BALANCE OF THIS CLASS E
CERTIFICATE AS OF THE CLOSING
DATE: $
       -----------

No. E-1

                               CLASS E CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class E

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                          ----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)
     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
       -----------------------    ----------------------------------------------
                                  NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________ for the account of ____________________________________________ account number ____________________
or, if mailed by check, to _________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT A-9

                          [FORM OF CLASS F CERTIFICATE]

THIS CLASS F CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS F CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                          ----
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
                                                    ------------
CLASS F CERTIFICATES AS OF THE CLOSING
DATE: $
       -----------

CERTIFICATE BALANCE OF THIS CLASS F
CERTIFICATE AS OF THE CLOSING DATE:
$
 -------------

No. F-1

                               CLASS F CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class F

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in              Act
            common                                ---------------------
                                                          (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ----------------------------      ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ______________________________________ account number ______________ or, if mailed by check, to _______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-10

                          [FORM OF CLASS G CERTIFICATE]

THIS CLASS G CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS G CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                          ----
                                           NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
                                                    ------------
CLASS G CERTIFICATES AS OF THE CLOSING
DATE: $
       ------------

CERTIFICATE BALANCE OF THIS CLASS G
CERTIFICATE AS OF THE CLOSING DATE:
$
 ------------

No. G-1

                               CLASS G CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class G

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
                                                      -----------------
TEN ENT -   as tenants by the                               (Cust)
            entireties
JT TEN  -   as joint tenants with          Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in             Act
                  common                           -----------------------
                                                           (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto
--------------------------------------------------------------------------------
----------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER ----------------------------- IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------
                              --------------------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      ------------------------       -------------------------------------------
                                     NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-11

                          [FORM OF CLASS H CERTIFICATE]

THIS CLASS H CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE UNDERWRITERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS H CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER:  WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS H CERTIFICATES AS OF THE CLOSING               -----------
DATE: $
       -----------

CERTIFICATE BALANCE OF THIS CLASS H
CERTIFICATE AS OF THE CLOSING
DATE: $
       -----------

No. H-1

                               CLASS H CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class H

Certificates. The Certificates are designated as the Morgan Stanley
Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
                                                      -----------------
TEN ENT -   as tenants by the                              (Cust)
            entireties                    Under Uniform Gifts to Minors
JT TEN  -   as joint tenants with
            rights of survivorship
            and not as tenants in            Act
            common                               -----------------------
                                                         (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------
--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -------------------------       -------------------------------
                                      NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.

-------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-12

                          [FORM OF CLASS J CERTIFICATE]

THIS CLASS J CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS J CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:   %             MASTER SERVICER: WELLS FARGO BANK,
                          ---              NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004

CUT-OFF DATE: MARCH 1, 2004                SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS J CERTIFICATES AS OF THE CLOSING               -----------
DATE: $
       -----------

CERTIFICATE BALANCE OF THIS CLASS J
CERTIFICATE AS OF THE CLOSING
DATE: $            (SUBJECT TO SCHEDULE
       -----------
OF EXCHANGES ATTACHED)

No. J-1

                               CLASS J CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee and the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to___________________________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-13

                          [FORM OF CLASS K CERTIFICATE]

THIS CLASS K CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS K CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY

OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:     %           MASTER SERVICER: WELLS FARGO BANK,
                          -----            NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: GMAC COMMERCIAL
AS OF MARCH 1, 2004                        MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS K CERTIFICATES AS OF THE COSING                --------------
DATE:  $
         -----------

CERTIFICATE BALANCE OF THIS CLASS K
CERTIFICATE AS OF THE CLOSING DATE: $
             (SUBJECT TO SCHEDULE OF
------------
EXCHANGES ATTACHED)

No. K-1

                               CLASS K CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this

Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                               AUTHORIZED SIGNATORY

Dated: March 2, 2004


                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                           -------------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to___________________________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-14

                          [FORM OF CLASS L CERTIFICATE]

THIS Class L CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS L CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS L CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:     %           MASTER SERVICER: WELLS FARGO BANK,
                          -----            NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:   SPECIAL SERVICER: GMAC COMMERCIAL
AS OF MARCH 1, 2004                        MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004

CLOSING DATE: MARCH 2, 2004                TRUSTEE: LASALLE BANK NATIONAL
                                           ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS L CERTIFICATES AS OF THE COSING                --------------
DATE:  $
         -----------

CERTIFICATE BALANCE OF THIS CLASS L
CERTIFICATE AS OF THE CLOSING DATE:
$             (SUBJECT TO SCHEDULE OF
 -----------
EXCHANGES ATTACHED)

No. L-1

                               CLASS L CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

          THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class L Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class L

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                               AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS L CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                               AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-15

                          [FORM OF CLASS M CERTIFICATE]

THIS CLASS M CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS M CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS M CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE: ___%            MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004

                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.__________
CLASS M CERTIFICATES AS OF THE CLOSING
DATE: $_________

CERTIFICATE BALANCE OF THIS CLASS M
CERTIFICATE AS OF THE CLOSING DATE:
$_________  (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. M-1

                               CLASS M CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class M Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class

M Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS M CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                          ---------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                              ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________________________________________ account number ______________
or, if mailed by check, to _______________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-16

                          [FORM OF CLASS N CERTIFICATE]

THIS CLASS N CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS N CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS N CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE: ___%            MASTER SERVICER: WELLS FARGO BANK,
                                           NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION

CUT-OFF DATE: MARCH 1, 2004

                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.__________
CLASS N CERTIFICATES AS OF THE CLOSING
DATE: $_________

CERTIFICATE BALANCE OF THIS CLASS N
CERTIFICATE AS OF THE CLOSING DATE:
$_________  (SUBJECT TO SCHEDULE OF
EXCHANGES ATTACHED)

No. N-1

                               CLASS N CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class N Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class N Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial

Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to

Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS N CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in
            common                          Act
                                               ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of _________________ ________________________________________ account number ______________ or, if mailed by check, to _______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-17

                          [FORM OF CLASS O CERTIFICATE]

THIS CLASS O CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS O CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS O CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS O CERTIFICATES AS OF THE CLOSING               ---------
DATE: $
       ---------

CERTIFICATE BALANCE OF THIS CLASS O
CERTIFICATE AS OF THE CLOSING DATE:
$          (SUBJECT TO SCHEDULE OF EXCHANGES
 ---------
ATTACHED)

No. O-1

                               CLASS O CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class O Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class O Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial

Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to

Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of

DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS O CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in              Act
            common                                ---------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------

---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_____________ for the account of__________________ ______________________________________ account number ______________ or, if mailed by check, to ______________________________________. Statements should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-18

                          [FORM OF CLASS P CERTIFICATE]

THIS CLASS P CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS P CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS P CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION
DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS P CERTIFICATES AS OF THE CLOSING               ---------
DATE: $
        ---------

CERTIFICATE BALANCE OF THIS CLASS P
CERTIFICATE AS OF THE CLOSING DATE:
$        (SUBJECT TO SCHEDULE OF EXCHANGES
 -------
ATTACHED)

No. P-1

                               CLASS P CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class P Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class P

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS P CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______________for the account of_____________________________
_________________________________________________ account number _______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-19

                          [FORM OF CLASS Q CERTIFICATE]

THIS CLASS Q CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS Q CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS Q CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:     %           MASTER SERVICER: WELLS FARGO BANK,
                           ----            NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS Q CERTIFICATES AS                              --------------
OF THE CLOSING DATE: $
                       -----------

CERTIFICATE BALANCE OF THIS CLASS Q
CERTIFICATE AS OF THE CLOSING DATE:
$            (SUBJECT TO SCHEDULE OF
 -----------
EXCHANGES ATTACHED)

No. Q-1

                               CLASS Q CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class Q Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class Q

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS Q CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________for the account of______________________________
__________________________________________________account number________________
or, if mailed by check, to_________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-20

                          [FORM OF CLASS S CERTIFICATE]

THIS CLASS S CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE INITIAL PURCHASERS, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE INITIAL CERTIFICATE BALANCE HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THIS CLASS S CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE CERTIFICATES ALLOCABLE TO THIS CLASS S CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE TRUSTEE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT

PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %            MASTER SERVICER: WELLS FARGO BANK,
                           ---             NATIONAL ASSOCIATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                        SPECIAL SERVICER: GMAC COMMERCIAL
                                           MORTGAGE CORPORATION
CUT-OFF DATE: MARCH 1, 2004
                                           TRUSTEE: LASALLE BANK NATIONAL
CLOSING DATE: MARCH 2, 2004                ASSOCIATION

FIRST DISTRIBUTION DATE: APRIL 13, 2004    FISCAL AGENT: ABN AMRO BANK N.V.

AGGREGATE CERTIFICATE BALANCE OF THE       CUSIP NO.
CLASS S CERTIFICATES AS                              ------------
OF THE CLOSING DATE: $
                       -----------

CERTIFICATE BALANCE OF THIS CLASS S
CERTIFICATE AS OF THE CLOSING DATE: $
            (SUBJECT TO SCHEDULE OF
-----------

EXCHANGES ATTACHED)

No. O-1

                               CLASS S CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class S Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class Sf Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Certificate Balance of this Certificate specified on the face hereof by the aggregate initial Certificate Balance of the Class S

Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of principal of and interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate on the Certificate Balance of this Certificate immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Certificates are issuable in fully registered form only, without coupons, in minimum denominations specified in the Pooling and Servicing Agreement.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book-entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS S CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________________ account number _______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-21

                         [FORM OF CLASS R-I CERTIFICATE]

THIS CLASS R-I CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN
SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES
(A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"),
(D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

PERCENTAGE INTEREST OF THIS CLASS R-I      SPECIAL SERVICER: GMAC COMMERCIAL
CERTIFICATE: 100%                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:   TRUSTEE: LASALLE BANK NATIONAL
AS OF MARCH 1, 2004                        ASSOCIATION

CUT-OFF DATE: MARCH 1, 2004                FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE: MARCH 2, 2004                NO. R-I-1

FIRST DISTRIBUTION DATE: APRIL 13, 2004

MASTER SERVICER: WELLS FARGO BANK,
NATIONAL ASSOCIATION

                              CLASS R-I CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-I Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-I Certificates specified on the face hereof. The Certificates are designated as Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                           -------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ____________ for the account of _________________________________________________ account number _______________
or, if mailed by check, to ________________________________________. Statements
should be mailed to ____________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-22

                        [FORM OF CLASS R-II CERTIFICATE]

THIS CLASS R-II CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-II CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER

AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT (1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-I CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-I CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

PERCENTAGE INTEREST OF THIS CLASS R-II     SPECIAL SERVICER: GMAC COMMERCIAL
CERTIFICATE: 100%                          MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:   TRUSTEE: LASALLE BANK NATIONAL
AS OF MARCH 1, 2004                        ASSOCIATION

CUT-OFF DATE: MARCH 1, 2004                FISCAL AGENT:  ABN AMRO BANK N.V.

CLOSING DATE: MARCH 2, 2004                NO. R-II-1

FIRST DISTRIBUTION DATE: APRIL 13, 2004

MASTER SERVICER: WELLS FARGO BANK,
NATIONAL ASSOCIATION

                             CLASS R-II CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-II Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-II Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-II CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                           -------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------
SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to______________for the account of______________________________
__________________________________________________account number________________
or, if mailed by check, to ________________________________________. Statements
should be mailed to __________________. This information is provided by assignee named above, or _______________________, as its agent.

                                  EXHIBIT A-23

                        [FORM OF CLASS R-III CERTIFICATE]

THIS CLASS R-III CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLERS, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS THE "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"). THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-UNITED STATES PERSON.

THIS CERTIFICATE MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED TO "DISQUALIFIED ORGANIZATIONS" WITHIN THE MEANING OF THE CODE.

NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

A SALE, TRANSFER OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE MAY BE MADE ONLY IF THE PROPOSED TRANSFEREE PROVIDES A TRANSFER AFFIDAVIT TO THE TRUSTEE TO THE EFFECT THAT

(1) SUCH TRANSFEREE AGREES TO BE BOUND BY THE TERMS OF THE POOLING AND SERVICING AGREEMENT AND ALL RESTRICTIONS SET FORTH ON THE FACE HEREOF, (2) SUCH TRANSFEREE IS NOT (A) THE UNITED STATES, ANY STATE OR POLITICAL SUBDIVISION THEREOF, OR ANY AGENCY OR INSTRUMENTALITY OF ANY OF THE FOREGOING (OTHER THAN AN INSTRUMENTALITY WHICH IS A CORPORATION IF ALL OF ITS ACTIVITIES ARE SUBJECT TO TAX AND, EXCEPT FOR FHLMC, A MAJORITY OF ITS BOARD OF DIRECTORS IS NOT SELECTED BY ANY SUCH GOVERNMENTAL UNIT), (B) AN ORGANIZATION (OTHER THAN CERTAIN FARMERS' COOPERATIVES DESCRIBED IN SECTION 521 OF THE CODE) WHICH IS EXEMPT FROM THE TAX IMPOSED BY CHAPTER 1 OF THE CODE (UNLESS SUCH ORGANIZATION IS SUBJECT TO THE TAX IMPOSED BY SECTION 511 OF THE CODE ON UNRELATED BUSINESS TAXABLE INCOME), (C) A RURAL ELECTRIC OR TELEPHONE COOPERATIVE DESCRIBED IN SECTION 1381 OF THE CODE (ANY SUCH PERSON DESCRIBED IN THE FOREGOING CLAUSES (A), (B) OR (C) BEING HEREINAFTER REFERRED TO AS A "DISQUALIFIED ORGANIZATION"), (D) A PERSON THAT IS NOT A CITIZEN OF OR RESIDENT OF THE UNITED STATES, A CORPORATION, PARTNERSHIP OR OTHER ENTITY CREATED OR ORGANIZED IN, OR UNDER THE LAWS OF, THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF, OR AN ESTATE OR TRUST WHOSE INCOME FROM SOURCES WITHOUT THE UNITED STATES IS INCLUDABLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES REGARDLESS OF ITS CONNECTION WITH THE CONDUCT OF TRADE OR BUSINESS IN THE UNITED STATES (ANY SUCH PERSON BEING HEREINAFTER REFERRED TO AS A "UNITED STATES PERSON") OR (E) AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, AND (3) NO PURPOSE OF SUCH TRANSFER IS TO ENABLE THE TRANSFEROR TO IMPEDE THE ASSESSMENT OR COLLECTION OF TAX. NOTWITHSTANDING THE REGISTRATION IN THE CERTIFICATE REGISTER OF ANY TRANSFER, SALE OR OTHER DISPOSITION OF THIS CLASS R-III CERTIFICATE TO A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON OR AN AGENT OF A DISQUALIFIED ORGANIZATION OR A NON-UNITED STATES PERSON, OR TO ANY OTHER PROHIBITED TRANSFEREE AS PROVIDED IN THE POOLING AND SERVICING AGREEMENT, SUCH REGISTRATION SHALL BE DEEMED TO BE OF NO LEGAL FORCE OR EFFECT WHATSOEVER AND SUCH PERSON SHALL NOT BE DEEMED TO BE A CERTIFICATEHOLDER FOR ANY PURPOSE HEREUNDER, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF DISTRIBUTIONS ON THIS CERTIFICATE. EACH HOLDER OF A CLASS R-III CERTIFICATE BY ACCEPTANCE OF THIS CERTIFICATE SHALL BE DEEMED TO HAVE CONSENTED TO THE PROVISIONS OF THIS PARAGRAPH.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

PERCENTAGE INTEREST OF THIS CLASS R-III    SPECIAL SERVICER: GMAC COMMERCIAL
CERTIFICATE:  100%                         MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:   TRUSTEE: LASALLE BANK NATIONAL
AS OF MARCH 1, 2004                        ASSOCIATION

CUT-OFF DATE: MARCH 1, 2004                FISCAL AGENT: ABN AMRO BANK N.V.

CLOSING DATE: MARCH 2, 2004                NO. R-III-1

FIRST DISTRIBUTION DATE: APRIL 13, 2004

MASTER SERVICER: WELLS FARGO BANK,
NATIONAL ASSOCIATION

                             CLASS R-III CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT Morgan Stanley & Co. Incorporated is the registered owner of the interest evidenced by this Certificate in the Class R-III Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing the Percentage Interest in the Class R-III Certificates specified on the face hereof. The Certificates are designated as the Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          The Holder of this Certificate shall be entitled to receive only certain amounts set forth in the Pooling and Servicing Agreement, including a distribution upon termination of the Pooling and Servicing Agreement and the related REMIC created thereby of the amounts which remain on deposit in the Distribution Account after payment to the holders of all other Certificates of all amounts set forth in the Pooling and Servicing Agreement. Distributions on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses, Expense Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          The Residual Certificates will be issued in fully registered, certificated form in minimum percentage interests of 10% and in multiples of 10% in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS R-III CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------

SIGNATURE GUARANTEED
The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of ______________ account number ___________________________________________________________________ or, if
mailed by check, to . Statements ________________________________________ should be mailed to . This information is provided by ____________________ assignee named above, or , as its agent.

                                  EXHIBIT A-24

                         [FORM OF CLASS X-1 CERTIFICATE]

THIS CLASS X-1 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLER, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

if THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-1 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %             MASTER SERVICER:  WELLS FARGO BANK,
                           ---              NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-1
CERTIFICATE: $                              SPECIAL SERVICER: GMAC COMMERCIAL
              ---------                     MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                         TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CUT-OFF DATE: MARCH 1, 2004
                                            FISCAL AGENT:  ABN AMRO BANK N.V.

CLOSING DATE: MARCH 2, 2004
                                            CUSIP NO.
                                                      -----------

FIRST DISTRIBUTION DATE: APRIL 13, 2004

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-1 CERTIFICATES AS OF THE CLOSING DATE:
$           (SUBJECT TO SCHEDULE OF
  ---------
EXCHANGES ATTACHED)

No. X-1-1

                              CLASS X-1 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-1 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-1 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Class X-1 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS X-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of ______________ account number ___________________________________________________________________ or, if
mailed by check, to . Statements ________________________________________ should be mailed to . This information is provided by ____________________ assignee named above, or , as its agent. _______________________

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                  EXHIBIT A-25

                         [FORM OF CLASS X-2 CERTIFICATE]

THIS CLASS X-2 CERTIFICATE DOES NOT CONSTITUTE AN OBLIGATION OF OR AN INTEREST IN THE SELLER, THE DEPOSITOR, THE PLACEMENT AGENT, THE TRUSTEE, THE FISCAL AGENT, THE MASTER SERVICER, THE SPECIAL SERVICER OR ANY OF THEIR RESPECTIVE AFFILIATES, AND WILL NOT BE INSURED OR GUARANTEED BY ANY SUCH ENTITY OR BY ANY GOVERNMENTAL AGENCY.

THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

IF THE TRANSFEREE OF THIS CERTIFICATE IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, OR ANY PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR USING THE ASSETS OF SUCH PLAN TO ACQUIRE OR HOLD THIS CERTIFICATE, SUCH PLAN OR SUCH PERSON MUST BE AN ACCREDITED INVESTOR.

THE INITIAL NOTIONAL AMOUNT HEREOF IS AS SET FORTH HEREIN, REDUCED OR INCREASED AS SET FORTH IN THE SCHEDULE OF EXCHANGES ATTACHED HERETO.

THE PORTION OF THE NOTIONAL AMOUNT OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL PAYMENTS, REALIZED LOSSES AND CERTAIN EXPENSE LOSSES ON THE MORTGAGE LOANS ALLOCABLE TO THE NOTIONAL AMOUNT OF THIS CLASS X-2 CERTIFICATE. ACCORDINGLY, THE NOTIONAL AMOUNT OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT NOTIONAL AMOUNT BY INQUIRY OF THE TRUSTEE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY

PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO. HAS AN INTEREST HEREIN.

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2004-HQ3

INITIAL PASS-THROUGH RATE:    %             MASTER SERVICER:  WELLS FARGO BANK,
                           ---              NATIONAL ASSOCIATION

INITIAL NOTIONAL AMOUNT OF THIS CLASS X-2
CERTIFICATE: $                              SPECIAL SERVICER: GMAC COMMERCIAL
              ---------                     MORTGAGE CORPORATION

DATE OF POOLING AND SERVICING AGREEMENT:
AS OF MARCH 1, 2004                         TRUSTEE: LASALLE BANK NATIONAL
                                            ASSOCIATION

CUT-OFF DATE: MARCH 1, 2004
                                            FISCAL AGENT:  ABN AMRO BANK N.V.

CLOSING DATE: MARCH 2, 2004
                                            CUSIP NO.
                                                      -----------

FIRST DISTRIBUTION DATE: APRIL 13, 2004

AGGREGATE NOTIONAL AMOUNT OF THE CLASS
X-2 CERTIFICATES AS OF THE CLOSING DATE:
$           (SUBJECT TO SCHEDULE OF
  ---------
EXCHANGES ATTACHED)

No. X-2-1

                              CLASS X-2 CERTIFICATE

evidencing a beneficial ownership interest in a Trust, consisting primarily of a pool of commercial and multifamily mortgage loans (the "Mortgage Loans") and certain other property, formed and sold by

                          MORGAN STANLEY CAPITAL I INC.

THIS CERTIFIES THAT CEDE & CO. is the registered owner of the interest evidenced by this Certificate in the Class X-2 Certificates issued by the Trust created pursuant to the Pooling and Servicing Agreement, dated as specified above (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc. (hereinafter called the "Depositor," which term includes any successor entity under the Pooling and Servicing Agreement), the Trustee, the Fiscal Agent, the Master Servicer and the Special Servicer, a summary of certain of the pertinent provisions of which is set forth hereafter. The Trust consists primarily of the Mortgage Loans, such amounts as shall from time to time be held in the Certificate Account and Distribution Account, the Insurance Policies and any REO Properties. To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Pooling and Servicing Agreement.

          This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Notional Amount of this Certificate specified on the face hereof by the initial aggregate Notional Amount of the Class X-2 Certificates. The Certificates are designated as the Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 and are issued in the Classes specified in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust.

          This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that Agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

          Distributions of interest on this Certificate will be made out of the Available Distribution Amount, to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the 13th day of each month or, if such 13th day is not a Business Day, the next succeeding Business Day (a "Distribution Date") commencing on the first Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the month immediately preceding the month of such distribution (the "Record Date"). All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

          Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Pass-Through Rate specified above on the Notional Amount of this Certificate immediately prior to each Distribution Date. Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

          Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose.

          Realized Losses and interest shortfalls on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Realized Losses and interest shortfalls on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

          The Certificates are limited in right of payment to certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and

Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust.

          All distributions under the Pooling and Servicing Agreement to a nominee of The Depository Trust Company ("DTC") will be made by or on behalf of the Trustee by wire transfer in immediately available funds to an account specified in the request of such Certificateholder. All distributions under the Pooling and Servicing Agreement to Certificateholders will be made by wire transfer in immediately available funds to the account specified by the Certificateholder, at a bank or other entity having appropriate facilities therefor, if such Certificateholder will have provided the Trustee with wiring instructions on or prior to the related Record Date or otherwise by check mailed to such Certificateholder. Notwithstanding the above, the final distribution on any Certificate will be made only upon presentation and surrender of such Certificate at the location that will be specified in a notice of the pendency of such final distribution.

          The Pooling and Servicing Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Certificateholders under the Pooling and Servicing Agreement at any time by the parties thereto with the consent of the Holders of not less than 51% of the Aggregate Certificate Balance of the Certificates then outstanding, as specified in the Pooling and Servicing Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon the Certificate. The Pooling and Servicing Agreement also permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register upon surrender of this Certificate for registration of transfer at the Corporate Trust Office of the Trustee, duly endorsed by, or accompanied by an assignment in the form below or other written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations will be issued to the designated transferee or transferees.

          Subject to the terms of the Pooling and Servicing Agreement, the Class X-2 Certificates will be issued in denominations of $100,000 initial Notional Amount and in any whole dollar denomination in excess thereof.

          As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations as requested by the Holder surrendering the same. No service charge will be made for any such registration of transfer or exchange but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          Notwithstanding the foregoing, for so long as this Certificate is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC, transfers of interests in this Certificate shall be made through the book entry facilities of DTC.

          The Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer and any of their agents may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, the Fiscal Agent, the Master Servicer, the Special Servicer nor any such agents shall be affected by notice to the contrary.

          The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders as set forth in Section 10.2 of the Pooling and Servicing Agreement and other than the obligations in the nature of information or tax reporting) shall terminate on the earliest of (i) the later of (A) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust and (B) the disposition of all REO Property or (ii) the sale of the property held by the Trust in accordance with Section 10.1(b) of the Pooling and Servicing Agreement or (iii) the termination of the Trust pursuant to Section 10.1(c) of the Pooling and Servicing Agreement; provided that in no event shall the Trust continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof. The parties designated in the Pooling and Servicing Agreement may exercise their option to purchase the Mortgage Loans and any other property remaining in the Trust and cause the termination of the Trust in accordance with the requirements set forth in the Pooling and Servicing Agreement. Upon termination of the Trust and payment of the Certificates and of all administrative expenses associated with the Trust, any remaining assets of the Trust shall be distributed to the holders of the Residual Certificates.

          The Trustee has executed this Certificate under the Pooling and Servicing Agreement.

          THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

          IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

Dated: March 2, 2004

                          CERTIFICATE OF AUTHENTICATION

          THIS IS ONE OF THE CLASS X-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        AUTHENTICATING AGENT


                                        By:
                                            ------------------------------------
                                                 AUTHORIZED SIGNATORY

                                  ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -   as tenant in common      UNIF GIFT MIN ACT                 Custodian
TEN ENT -   as tenants by the                         -----------------
            entireties                                    (Cust)
JT TEN  -   as joint tenants with         Under Uniform Gifts to Minors
            rights of survivorship
            and not as tenants in           Act
            common                             ------------------------
                                                       (State)

     Additional abbreviations may also be used though not in the above list.

                                FORM OF TRANSFER

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

--------------------------------------------------------------------------------

--------------------------------------- PLEASE INSERT SOCIAL SECURITY OR OTHER
--------------------------------------- IDENTIFYING NUMBER OF ASSIGNEE
---------------------------------------
                                        ----------------------------------------

--------------------------------------------------------------------------------
             Please print or typewrite name and address of assignee

--------------------------------------------------------------------------------
the within Certificate and does hereby or irrevocably constitute and appoint

--------------------------------------------------------------------------------
to transfer the said Certificate in the Certificate Register of the within-named Trust, with full power of substitution in the premises.

Dated:
      -----------------------------     ----------------------------------------
                                        NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.


-----------------------------------

SIGNATURE GUARANTEED

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.

                            DISTRIBUTION INSTRUCTIONS

          The assignee should include the following for purposes of distribution:

          Distributions shall be made, by wire transfer or otherwise, in immediately available funds to for the account of ______________ account number _________________________________________________________________ or, if
mailed by check, to . Statements ________________________________________ should be mailed to . This information is provided by ____________________ assignee named above, or , as its agent.

                     [TO BE ATTACHED TO GLOBAL CERTIFICATES]

                  SCHEDULE OF EXCHANGES OF GLOBAL CERTIFICATES

The following exchanges of a part of this Global Certificate have been made:

                                   EXHIBIT B-1

                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                 March   , 2004
                                       --

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

Wells Fargo Ban, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA 94111

GMAC Commercial Mortgage Corporation
550 California Street, 12th Floor
San Francisco, CA 94104

[Operating Advisor]

[Holder of Serviced Companion Mortgage Loan]

     Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents specified in clause (i) of the definition of "Mortgage File" are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan and (c) each Mortgage Note has been endorsed as provided in clause (i) of the definition of "Mortgage File" of the Pooling and Servicing Agreement. The Trustee makes no representations as to:
(i) the validity, legality, sufficiency, enforceability or genuineness of any such documents contained in each Mortgage File or any of the Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

          The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

          Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of said Pooling and Servicing Agreement.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                             SCHEDULE OF EXCEPTIONS

                                   EXHIBIT B-2

                     FORM OF FINAL CERTIFICATION OF TRUSTEE

                                          , 2004
                                ----------

Morgan Stanley Capital I Inc.
1585 Broadway
New York, New York 10036

Morgan Stanley Mortgage Capital Inc.
1585 Broadway
New York, New York 10036

Wells Fargo Ban, National Association
555 Montgomery Street, 17th Floor
San Francisco, CA 94111

GMAC Commercial Mortgage Corporation
550 California Street, 12th Floor
San Francisco, CA 94104

[Operating Advisor]

[Holder of Serviced Companion Mortgage Loan]

     Re: Pooling and Servicing Agreement ("Pooling and Servicing Agreement") relating to Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3

Ladies and Gentlemen:

          In accordance with the provisions of Section 2.2 of the Pooling and Servicing Agreement, the undersigned hereby certifies that, with respect to each Mortgage Loan listed in the Mortgage Loan Schedule and subject to the exceptions noted in the schedule of exceptions attached hereto, that: (a) all documents required to be included in the Mortgage File pursuant to clauses (i), (ii),
(iv), (v), (vi), (viii), (x) and (xii) of the definition of "Mortgage File," and any documents required to be included in the Mortgage File pursuant to all other clauses of the definition of "Mortgage File," to the extent known by a Responsible Officer of the Trustee to be required pursuant to the Pooling and Servicing Agreement, are in its possession, (b) such documents have been reviewed by it and have not been materially mutilated, damaged, defaced, torn or otherwise physically altered, and such documents relate to such Mortgage Loan,
(c) based on its examination and only as to the Mortgage Note and the Mortgage, the street address of the Mortgaged Property and the name of the Mortgagor set forth in the Mortgage Loan Schedule accurately reflects the information contained in the documents in the Mortgage File, and (d) each Mortgage Note has been endorsed. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability or genuineness of any of the documents contained in each Mortgage File or any of the Trustee Mortgage Loans identified in the Mortgage Loan Schedule, or (ii) the collectibility, insurability, effectiveness or suitability of any such Mortgage Loan.

          The Trustee acknowledges receipt of notice that the Depositor has granted to the Trustee for the benefit of the Certificateholders a security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the REMIC I Regular Interests, and the REMIC II Regular Interests.

          Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement including but not limited to Section 2.2.

                                        LASALLE BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                             SCHEDULE OF EXCEPTIONS

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE


To:  LaSalle Bank National Association, as Trustee
     135 South LaSalle Street, Suite 1625
     Chicago, Illinois 60603

     Attn: Asset-Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3

     Re: Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3

                                 DATE:
                                      ----------

          In connection with the administration of the Mortgage Loans held by you as Trustee under the Pooling and Servicing Agreement dated as of March 1, 2004 by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, LaSalle Bank National Association, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), the undersigned hereby requests a release of the Trustee Mortgage File held by you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

          Mortgagor's Name:

          Address:

          Loan No.:

          Reason for requesting file:

_____     1.   Mortgage Loan paid in full.

               (The [Master] [Special] Servicer hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be, following the [Master] [Special] Servicer's release of the Trustee Mortgage File, credited to the Certificate Account or the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____     2.   Mortgage Loan repurchased.

               (The [Master] [Special] Servicer hereby certifies that the Purchase Price has been credited to the Distribution Account pursuant to the Pooling and Servicing Agreement.)

_____     3.   Mortgage Loan Defeased.

_____     4.   Mortgage Loan substituted.

               (The [Master] [Special] Servicer hereby certifies that a Qualifying Substitute Mortgage Loan has been assigned and delivered to you along with the related Trustee Mortgage File pursuant to the Pooling and Servicing Agreement.)

_____     5.   The Mortgage Loan is being foreclosed.

_____     6.   Other. (Describe)

          The undersigned acknowledges that the above Trustee Mortgage File will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you, except if the Mortgage Loan has been paid in full, repurchased or substituted for by a Qualifying Substitute Mortgage Loan (in which case the Trustee Mortgage File will be retained by us permanently), when no longer required by us for such purpose).

          Capitalized terms used herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.

                                        [Name of [Master] [Special] Servicer]


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT D-1

                       FORM OF TRANSFEROR CERTIFICATE FOR
             TRANSFERS OF DEFINITIVE PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association,
as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention: Asset-Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2004-HQ3

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of March ___, 2004 (the "Settlement Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

          1. The Transferor is the lawful owner of the Transferred Certificate with the full right to transfer such Certificate free from any and all claims and encumbrances whatsoever.

          2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Certificate pursuant to the Securities Act or any state securities laws.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferor)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT D-2A

                        FORM I OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [DATE]

LaSalle Bank National Association,
as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention: Asset-Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2004-HQ3

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
Class ______ Certificates having an initial Certificate Balance or Notional Amount as of March ___, 2004 (the "Settlement Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Trustee, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act") and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Certificates may be resold, pledged or transferred only
     (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
     (a) the Depositor, (b) the Transferred Certificates and distributions thereon, (c) the nature, performance and servicing of the Mortgage Loans,
     (d) the Pooling and Servicing Agreement, (e) any credit enhancement mechanism associated with the Transferred Certificates and (f) all related matters that it has requested.

          3. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Trustee (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             ANNEX 1 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [for Transferees other than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Trustee], as Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (i) the Transferee owned and/or invested on a discretionary basis $______________________(1) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
(1) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___      ___   Will the Transferee be purchasing the Transferred
     Yes      No    Certificate only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                        ---------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                             ANNEX 2 TO EXHIBIT D-2A

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Trustee], as Trustee, with respect to the mortgage pass-through certificate being transferred (the "Transferred Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

_____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule
          144A).

_____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment

Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

          ___    ___    Will the Transferee be purchasing the Transferred
                        Certificates only for the Transferee's own account
          Yes    No

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ----------------------------------------
                                        Print Name of Transferee or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                  EXHIBIT D-2B

                        FORM II OF TRANSFEREE CERTIFICATE
                           FOR TRANSFERS OF DEFINITIVE
                         PRIVATELY OFFERED CERTIFICATES

                                     [Date]

LaSalle Bank National Association,
as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention: Asset-Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2004-HQ3

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the transfer by _______________________ (the "Transferor") to _______________________________
(the "Transferee") of Class ___ Certificates having an initial Certificate Balance or Notional Amount as of March ___, 2004 (the "Settlement Date") of $__________ (the "Transferred Certificates"). The Certificates, including the Transferred Certificates, were issued pursuant to the Pooling and Servicing Agreement, (the "Pooling and Servicing Agreement") dated as of March 1, 2004, Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, as Trustee, that:

          1. The Transferee is acquiring the Transferred Certificates for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificates belong has not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither of the Depositor nor the Trustee is obligated so to register or qualify the Class of Certificates to which the Transferred Certificates belong, and (c) no Transferred Certificate may be resold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Trustee has received either: (A) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit D-1 to the Pooling and Servicing Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached either as Exhibit D-2A or as Exhibit D-2B to the Pooling and Servicing Agreement; or (C) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption from registration under the Securities Act, together with copies of the written certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any Transferred Certificate except in compliance with the provisions of
Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legends:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST HEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately Offered Certificate (other than Class X-1, Class X-2, Class J, Class K or Class L Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR
          SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER

          EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action with respect to any Certificate, any interest in any Certificate or any other similar security, which (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of the Transferred Certificates under the Securities Act, would render the disposition of the Transferred Certificates a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of the Transferred Certificates pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

          7. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          8. The Transferee is an "accredited investor" as defined in any of paragraphs (1), (2), (3) and (7) of Rule 501(a) under the Securities Act or an entity in which all of the equity owners come within such paragraphs. The Transferee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Transferred Certificate; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such investment and can afford a complete loss of such investment.

          9. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Trustee (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT D-3A

                        FORM I OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of March ___, 2004 (the "Settlement Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is acquiring the Transferred Certificate for its own account for investment and not with a view to or for sale or transfer in connection with any distribution thereof, in whole or in part, in any manner which would violate the Securities Act of 1933, as amended (the "Securities Act"), or any applicable state securities laws.

          2. The Transferee understands that (a) the Certificates have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee is obligated so to register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel satisfactory to the Trustee with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legend:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately Offered Certificate (other than Class X-1, Class X-2, Class J, Class K, Class L and Class M Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          6. Neither the Transferee nor anyone acting on its behalf has (a) offered, pledged, sold, disposed of or otherwise transferred any Certificate, any interest in any Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a pledge, disposition or other transfer of any Certificate, any interest in any Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Certificate, any interest in any Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, that (in the case of any of the acts described in clauses (a) through (e) above) would constitute a distribution of any Certificate under the Securities Act, would render the disposition of any Certificate a violation of Section 5 of the Securities Act or any state securities law or would require registration or qualification of any Certificate pursuant thereto. The Transferee will not act, nor has it authorized or will it authorize any person to act, in any manner set forth in the foregoing sentence with respect to any Certificate, any interest in any Certificate or any other similar security.

          7. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          8. The Transferee is an institutional "accredited investor" as defined in Rule 501(a) (1), (2), (3) or (7) under the Securities Act and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Certificates; the Transferee has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision; and the Transferee is able to bear the economic risks of such an investment and can afford a complete loss of such investment.

          9. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Trustee (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                  EXHIBIT D-3B

                        FORM II OF TRANSFEREE CERTIFICATE
                          FOR TRANSFERS OF INTERESTS IN
                    BOOK-ENTRY PRIVATELY OFFERED CERTIFICATES

                                     [Date]

[TRANSFEROR]

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _____________________ (the "Transferor") to ______________________ (the
"Transferee") of a Certificate (the "Transferred Certificate") having an initial Certificate Balance or Notional Amount as of March ___, 2004 (the "Settlement Date") of $__________. The Certificates were issued pursuant to the Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of March 1, 2004, among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All terms used herein and not otherwise defined shall have the meanings set forth in the Pooling and Servicing Agreement. The Transferee hereby certifies, represents and warrants to you, and for the benefit of the Depositor and the Trustee, that:

          1. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Certificate for its own account or for the account of a qualified institutional buyer, and understands that such Certificate or any interest therein may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee understands that (a) the Class of Certificates to which the Transferred Certificate belongs have not been and will not be registered under the Securities Act or registered or qualified under any applicable state securities laws, (b) neither the Depositor nor the Trustee are obligated to so register or qualify the Certificates and (c) no interest in the Certificates may be sold or transferred unless it is (i) registered pursuant to the Securities Act and registered or qualified pursuant to any applicable state securities laws or (ii) sold or transferred in transactions which are exempt from such registration and qualification and the Certificate Owner desiring to effect such transfer has received either (A) a certification from such Certificate Owner's prospective transferee (substantially in the form attached to the Pooling and Servicing Agreement) setting forth the facts surrounding the transfer or (B) an opinion of counsel with respect to the availability of such exemption, together with copies of the certification(s) from the transferor and/or transferee setting forth the facts surrounding the transfer upon which such opinion is based.

          3. The Transferee understands that it may not sell or otherwise transfer any portion of its interest in the Transferred Certificate except in compliance with the provisions of Section 3.3 of the Pooling and Servicing Agreement, which provisions it has carefully reviewed.

          4. Transferee understands that each Transferred Certificate will bear the following legend:

          THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE. ANY RESALE, TRANSFER OR OTHER DISPOSITION OF THIS CERTIFICATE OR ANY INTEREST THEREIN WITHOUT SUCH REGISTRATION OR QUALIFICATION MAY BE MADE ONLY IN A TRANSACTION WHICH DOES NOT REQUIRE SUCH REGISTRATION OR QUALIFICATION AND WHICH IS IN ACCORDANCE WITH THE PROVISIONS OF SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          5. With respect to any Transferred Certificate that is a Privately Offered Certificate (other than Class X-1, Class X-2, Class J and Class K Certificates), the Transferee understands that each Transferred Certificate will bear the following legend:

          NO TRANSFER OF THIS CERTIFICATE TO A RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT THAT IS SUBJECT TO TITLE I THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS CERTIFICATE ON BEHALF OF, AS NAMED FIDUCIARY OF, AS TRUSTEE OF, OR WITH ASSETS OF ANY SUCH RETIREMENT PLAN OR OTHER EMPLOYEE BENEFIT PLAN OR ARRANGEMENT, WILL BE REGISTERED EXCEPT IN COMPLIANCE WITH THE PROVISIONS OF
SECTION 3.3 OF THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

          6. The Transferee has been furnished with all information regarding
(a) the Depositor, (b) the Transferred Certificates and distributions thereon,
(c) the Pooling and Servicing Agreement and the Trust Fund created pursuant thereto, (d) the nature, performance and servicing of the Mortgage Loans, (e) any credit enhancement mechanism associated with the Transferred Certificates, and (f) all related matters, that it has requested.

          7. Check one of the following:

          ___ The Transferee is a "U.S. Person" and has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

          ___ The Transferee is not a "U.S. Person" and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) with respect to distributions to be made on the Transferred Certificates. The Transferee has attached hereto either (i) a duly executed IRS Form W-8BEN (or successor form), which identifies the Transferee as the beneficial owner of the Transferred Certificates and states that the Transferee is not a U.S. Person, (ii) Form W-8IMY (with appropriate attachments) or (iii) two duly executed copies of IRS Form W-8ECI (or successor form), which identify the Transferee as the beneficial owner of the Transferred Certificates and states that interest and original issue discount on the Transferred Certificates is, or is expected to be, effectively connected with a U.S. trade or business. The Transferee agrees to provide to the Trustee (or its agent) updated IRS Form W-8BEN, IRS Form W-8IMY or IRS Form W-8ECI, as the case may be, any applicable successor IRS forms, or such other certifications as the Trustee (or its agent) may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Trustee (or its agent).

          For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation or partnership (except to the extent provided in applicable Treasury Regulations) created or organized in or under the laws of the United States, any State thereof or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

          The Depositor and the Trustee are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferee)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                             ANNEX 1 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________(2) in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          ___ Corporation, etc. The Transferee is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or any organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

          ___ Bank. The Transferee (a) is a national bank or a banking institution organized under the laws of any State, U.S. territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. bank, and not more than 18 months preceding such date of sale for a foreign bank or equivalent institution.

----------
(2) Transferee must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Transferee is a dealer, and, in that case, Transferee must own and/or invest on a discretionary basis at least $10,000,000 in securities.

          ___ Savings and Loan. The Transferee (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto, as of a date not more than 16 months preceding the date of sale of the Certificate in the case of a U.S. savings and loan association, and not more than 18 months preceding such date of sale for a foreign savings and loan association or equivalent institution.

          ___  Broker-dealer. The Transferee is a dealer registered pursuant to
               Section 15 of the Securities Exchange Act of 1934, as amended.

          ___ Insurance Company. The Transferee is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, U.S. territory or the District of Columbia.

          ___ State or Local Plan. The Transferee is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

          ___ ERISA Plan. The Transferee is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

          ___ Investment Advisor. The Transferee is an investment advisor registered under the Investment Advisers Act of 1940, as amended.

          ___ Other. (Please supply a brief description of the entity and a cross-reference to the paragraph and subparagraph under subsection (a)(1) of Rule 144A pursuant to which it qualifies. Note that registered investment companies should complete Annex 2 rather than this Annex 1.)

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          ----------------------------------------------------------------------

          3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Certificate are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

     ___   __   Will the Transferee be purchasing the Transferred Certificate
     Yes   No   only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.


                                        ----------------------------------------
                                        Print Name of Transferee


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Date:
                                              ----------------------------------

                             ANNEX 2 TO EXHIBIT D-3B

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That Are Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor"), and for the benefit of the Depositor and the Trustee, with respect to the commercial mortgage pass-through certificate being transferred (the "Transferred Certificate") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificate (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

          ____ The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          ____ The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

     ___   __   Will the Transferee be purchasing the Transferred Certificate
     Yes   No   only for the Transferee's own account

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Certificate will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.


                                        ----------------------------------------
                                        Print Name of Transferee or Adviser


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        IF AN ADVISER:

                                        ----------------------------------------
                                        Print Name of Transferee

                                        Date:
                                              ----------------------------------

                                   EXHIBIT E-1

                    FORM OF TRANSFER AFFIDAVIT AND AGREEMENT
                  FOR TRANSFERS OF REMIC RESIDUAL CERTIFICATES

STATE OF    )
            ) ss:
COUNTY OF   )

          ____________________, being first duly sworn, deposes and says that:

          1. He/She is the ____________________ of ____________________ (the
prospective transferee (the "Transferee") of Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, Class [R-I] [R-II] [R-III], evidencing a ____% Percentage Interest in such Class (the "Residual Certificates")), a ________________ duly organized and validly existing under the laws of ____________________, on behalf of which he/she makes this affidavit. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement as amended and restated pursuant to which the Residual Certificates were issued (the "Pooling and Servicing Agreement").

          2. The Transferee (i) is, and as of the date of transfer will be, a "Permitted Transferee" and will endeavor to remain a "Permitted Transferee" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Permitted Transferee" is any Person other than a "disqualified organization" or a possession of the United States. (For this purpose, a "disqualified organization" means the United States, any state or political subdivision thereof, any agency or instrumentality of any of the foregoing (other than an instrumentality, all of the activities of which are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of whose board of directors is not selected by any such governmental entity) or any foreign government, international organization or any agency or instrumentality of such foreign government or organization, any rural electric or telephone cooperative, or any organization (other than certain farmers' cooperatives) that is generally exempt from federal income tax unless such organization is subject to the tax on unrelated business taxable income.

          3. The Transferee (i) is, and as of the date of transfer will be, a "Qualified Institutional Buyer" and will endeavor to remain a "Qualified Institutional Buyer" for so long as it holds the Residual Certificates, and (ii) is acquiring the Residual Certificates for its own account or for the account of another prospective transferee from which it has received an affidavit in substantially the same form as this affidavit. A "Qualified Institutional Buyer" is a qualified institutional buyer qualifying pursuant to Rule 144A under the Securities Act of 1933, as amended.

          4. The Transferee is aware (i) of the tax that would be imposed on transfers of the Residual Certificates to "disqualified organizations" under the Code that applies to all transfers of the Residual Certificates; (ii) that such tax would be on the transferor or, if such transfer is through an agent (which Person includes a broker, nominee or middleman) for a non-Permitted Transferee, on the agent; (iii) that the Person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnishes to such Person an affidavit that the transferee is a Permitted Transferee and, at the time of transfer, such Person does not have actual knowledge that the affidavit is false; and (iv) that the Residual Certificates may be a "noneconomic residual interest" within the meaning of Treasury regulation Section 1.860E-1(c) and that the transferor of a "noneconomic residual interest" will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax.

          5. The Transferee is aware of the tax imposed on a "pass-through entity" holding the Residual Certificates if at any time during the taxable year of the pass-through entity a non-Permitted Transferee is the record holder of an interest in such entity. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives.)

          6. The Transferee is aware that the Trustee will not register any transfer of the Residual Certificates by the Transferee unless the Transferee's transferee, or such transferee's agent, delivers to the Trustee, among other things, an affidavit and agreement in substantially the same form as this affidavit and agreement. The Transferee expressly agrees that it will not consummate any such transfer if it knows or believes that any representation contained in such affidavit and agreement is false.

          7. The Transferee consents to any additional restrictions or arrangements that shall be deemed necessary upon advice of counsel to constitute a reasonable arrangement to ensure that the Residual Certificate will only be owned, directly or indirectly, by a Permitted Transferee.

          8. The Transferee's taxpayer identification number is _______________.

          9. The Transferee has reviewed the provisions of Section 3.3(e) of the Pooling and Servicing Agreement, a description of which provisions is set forth in the Residual Certificates (in particular, clause (ii)(F) of Section 3.3(e) which authorizes the Trustee to deliver payments on the Residual Certificate to a Person other than the Transferee and clause (ii)(G) of Section 3.3(e) which authorizes the Trustee to negotiate a mandatory sale of the Residual Certificates, in either case, in the event that the Transferee holds such Residual Certificates in violation of Section 3.3(e)); and the Transferee expressly agrees to be bound by and to comply with such provisions.

          10. No purpose of the Transferee relating to its purchase or any sale of the Residual Certificates is or will be to impede the assessment or collection of any tax.

          11. The Transferee hereby represents to and for the benefit of the transferor that the Transferee intends to pay any taxes associated with holding the Residual Certificates as they become due, fully understanding that it may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

          12. The Transferee will not cause income with respect to the Residual Certificates to be attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of such proposed Transferee or any other United States Tax Person.

          13. The Transferee will, in connection with any transfer that it makes of the Residual Certificates, deliver to the Trustee a representation letter substantially in the form of Exhibit E-2 to the Pooling and Servicing Agreement in which it will represent and warrant, among other things, that it is not transferring the Residual Certificates to impede the assessment or collection of any tax and that it has at the time of such transfer conducted a reasonable investigation of the financial condition of the proposed transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and has satisfied the requirements of such provision.

          14. The Transferee is a citizen or resident of the United States, a corporation, a partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States.

          15. [Select a or b, as applicable] [a] The Transferee has computed any consideration paid to it to acquire the Class R Certificate in accordance with U.S. Treasury Regulations Sections 1.860E-1(c)(7) and 1.860E-1(c)(8) by computing present values using a discount rate equal to the Federal short-term rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

          [b] The transfer of the Class R Certificate complies with Treasury Regulation Sections 1.860E-1(c)(5) and 1.860E-1(c)(6) and, accordingly,

          (i) the Transferee is an "eligible corporation," as defined in Treasury Regulation Section 1.860E-1(c)(6), as to which income from the Class R Certificate will only be taxed in the United States;

          (ii) at the time of the transfer, and at the close of the Transferee's two fiscal years preceding the Transferee's fiscal year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of Treasury Regulation Section 1.860E-1(c)(6)(ii) and excluding any other asset if a principal purpose for holding or acquiring that asset is to permit the Transferee to satisfy this Section 15(ii)) in excess of $100 million and net assets in excess of $10 million;

          (iii) the Transferee will transfer the Class R Certificate only to another "eligible corporation," as defined in Treasury Regulation Section 1.860E-1(c)(6), in a transaction that satisfies the requirements of Treasury Regulation Section 1.860E-1(c)(i), (ii), and (iii) and this Section 15 and the transfer is not to a foreign permanent establishment (within the meaning of an applicable income tax treaty) of such eligible corporation or any other arrangement by which the Class R Certificate will be at any time subject to net tax by a foreign country or possession of the United States; and

          (iv) the Transferee determined the consideration paid to it to acquire the Class R Certificate, based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith, is a reasonable amount.

          16. The Transferee (i) is, and at the time of transfer will be, a United States Tax Person and (ii) is not, and at the time of the transfer will not be, a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person.

          17. The Transferee has historically paid its debts as they have come due and will continue to do so in the future.

          IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to the authority of its Board of Directors, by its ____________________ and its corporate seal to be hereunto attached this ___ day of ___________, ____.


                                        [NAME OF TRANSFEREE]


                                        By:
                                            ------------------------------------
                                            [Name of Officer]
                                            [Title of Officer]

                                   EXHIBIT E-2

                 FORM OF TRANSFEROR CERTIFICATE FOR TRANSFERS OF
                           REMIC RESIDUAL CERTIFICATES

                                                                          , 20
                                                        ------------------    --

LaSalle Bank National Association,
 as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention: Asset-Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2004-HQ3

     Re: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates")

Dear Sirs:

          This letter is delivered to you in connection with the transfer by _________________ (the "Transferor") to _________________ (the "Transferee") of
[Class R-I] [Class R-II] [Class R-III] Certificates evidencing a ____% Percentage Interest in such Class (the "Residual Certificates"). The Certificates, including the Residual Certificates, were issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent. All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Pooling and Servicing Agreement. The Transferor hereby certifies, represents and warrants to you, as Trustee, that:

          1. No purpose of the Transferor relating to the transfer of the Residual Certificates by the Transferor to the Transferee is or will be to impede the assessment or collection of any tax.

          2. The Transferor understands that the Transferee has delivered to you a Transfer Affidavit and Agreement in the form attached to the Pooling and Servicing Agreement. The Transferor does not know or believe that any representation contained therein is false.

          3. The Transferor has at the time of this transfer conducted a reasonable investigation of the financial condition of the Transferee as contemplated by Treasury regulation Section 1.860E-1(c)(4)(i) and, as a result of that investigation, the Transferor has determined that the Transferee has historically paid its debts as they became due and has found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due in the future. The Transferor understands that the transfer of the Residual Certificates may not be respected for United States income tax purposes (and the Transferor may continue to be liable for United States income taxes associated therewith) unless the Transferor has conducted such an investigation.

          4. The Transferor does not know and has no reason to know that the Transferee is not a Permitted Transferee, is not a United States Tax Person, is a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty, of any United States Tax Person, or is a Person with respect to which income on the Residual Certificate is attributable to a foreign permanent establishment or fixed base, within the meaning of any applicable income tax treaty.

          5. The Transferor does not know and has no reason to know that the Transferee will not honor the restrictions on subsequent transfers by the Transferee under the Transfer Affidavit and Agreement, delivered in connection with this transfer.

                                        Very truly yours,


                                        ----------------------------------------
                                        (Transferor)


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT F

                        FORM OF REGULATION S CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                   SERIES 2004-HQ3, CLASS__(THE "CERTIFICATES")

TO: Euroclear System
          or
    CLEARSTREAM

          This is to certify that as of the date hereof, and except as set forth below, the above-captioned Certificates held by you or on your behalf for our account are beneficially owned by (a) non -U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions which did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act. To the extent that we hold an interest in any of the Certificates on behalf of person(s) other than ourselves, we have received certifications from such person(s) substantially identical to the certifications set forth herein.

          We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Certificates held by you or on your behalf for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

          This certification excepts and does not relate to $__________ of such beneficial interest in the above Certificates in respect of which we are not able to certify and as to which we understand the exercise of any rights to payments thereon and the exchange for definitive Certificates or for an interest in definitive Certificates in global form cannot be made until we do so certify.

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:           , 2004
      -----------
                                        By:
                                            ------------------------------------
                                        As, or as agent for, the beneficial
                                        owner(s) of the Certificates to which
                                        this certificate relates.

                                   EXHIBIT G-1

                                   [Reserved]

                                   EXHIBIT G-2

                                   [RESERVED]

                                    EXHIBIT H

                         FORM OF EXCHANGE CERTIFICATION

                                            , 200
                               ---------- --     -

TO: The Depository Trust Company

    CLEARSTREAM or
    Morgan Guaranty Trust Company
       of New York, Brussels Office
       Euroclear Operation Center

    Wells Fargo Bank, National Association, as Master Servicer

    LaSalle Bank National Association,
      as Trustee

                  This is to notify you as to the transfer of the beneficial interest in $_______________ of Morgan Stanley Capital I Inc. Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, Class __(the
"Certificates").

          The undersigned is the owner of a beneficial interest in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and requests that on [INSERT DATE], (i) [Euroclear] [CLEARSTREAM] [DTC] debit account #__________, with respect to $__________ principal denomination of the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] and (ii) [DTC] [Euroclear] [CLEARSTREAM] credit the beneficial interest of the below-named purchaser, account #__________, in the Class __ [Rule 144A-IAI Global Certificate] [Regulation S Global Certificate] in the same principal denomination as follows:

          Name:
          Address:
          Taxpayer I D. No.:

          The undersigned hereby represents that this transfer is being made in accordance with an exemption from the provisions of Section 5 of the United States Securities Act of 1933, as amended (the "Securities Act"), which representation is based upon the reasonable belief that the purchaser is [not a U.S. Person as defined in Regulation S under the Securities Act][a "qualified institutional buyer," as defined in Rule 144A under the Securities Act, and that such purchaser has acquired the Certificates in a transaction effected in accordance with the exemption from the registration requirements of the Securities Act provided by Rule 144A and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D of the 1933 Act][an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or

(7) of Regulation D of the 1933 Act and in accordance with any applicable securities laws of any state of the United States and, if the purchaser has purchased the Certificates for one or more accounts for which it is acting as fiduciary or agent, each such account is a qualified institutional buyer or an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) of Regulation D of the 1933 Act] and that the purchaser is acquiring beneficial interests in the applicable Certificate3 for its own account or for one or more institutional accounts for which it is acting as fiduciary or agent in a minimum amount equivalent to not less than U.S.[$25,000] [$100,000] and integral multiples of U.S. $1 in excess thereof for each such account.

                                        Very truly yours,

                                        [NAME OF HOLDER OF CERTIFICATE]


                                        By:
                                            ------------------------------------
                                            [Name], [Chief Financial
                                             or other Executive Officer]

----------
(3) [NOTE: INFORMATION PROVIDED ABOVE WITH RESPECT TO PURCAHSER AND THE FOREGOING REPRESENTATION MUST BE PROVIDED TO THE TRUSTEE UPON ANY TRANSFER OF CERTIFICATES IF THE CERTIFICATES ARE NO LONGER HELD IN GLOBAL FORM.]

                                    EXHIBIT I

                  FORM OF EUROCLEAR OR CLEARSTREAM CERTIFICATE

                          MORGAN STANLEY CAPITAL I INC.
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                 SERIES 2004-HQ3, CLASS __ (THE "CERTIFICATES")

TO: LaSalle Bank National Association, as Trustee
    Attn: Asset Backed Securities Trust Services Group
           Morgan Stanley Capital I Inc.
           Commercial Mortgage Pass-Through Certificates,
           Series 2004-HQ3

          This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organizations appearing in our records as persons being entitled to a portion of the principal amount of the Certificates set forth below (our "Member Organizations") substantially to the effect set forth in the Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement") among you, Morgan Stanley Capital I Inc., ABN AMRO Bank N.V. and Wells Fargo Bank, National Association, U.S. $__________ principal amount of the above-captioned Certificates held by us or on our behalf are beneficially owned by (a) non-U.S. person(s) or (b) U.S. person(s) who purchased the Certificates in transactions that did not require registration under the United States Securities Act of 1933, as amended (the "Securities Act"). As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Securities Act.

          We further certify that as of the date hereof we have not received any notification from any of our Member Organizations to the effect that the statements made by such Member Organizations with respect to any interest in the Certificates identified above are no longer true and cannot be relied upon as of the date hereof.

          [On Release Date: We hereby acknowledge that no portion of the Class
__ Regulation S Temporary Global Certificate shall be exchanged for an interest in the Class __ Regulation S Permanent Global Certificate (as each such term is defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

          [Upon any payments under the Regulation S Temporary Global
Certificate: We hereby agree to hold (and return to the Trustee upon request) any payments received by us on the Class __ Regulation S Temporary Global Certificate (as defined in the Pooling and Servicing Agreement) with respect to the portion thereof for which we have not received the applicable certifications from our Member Organizations.]

          We understand that this certification is required in connection with certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorize you to produce this certification to any interested party in such proceedings.

Dated:


                                        [MORGAN GUARANTY TRUST
                                        COMPANY OF NEW YORK,
                                        Brussels office, as
                                        operator of the Euroclear
                                        System]

                                             or

                                        [CLEARSTREAM]


                                        By:
                                            ------------------------------------

                                    EXHIBIT J

              LIST OF LOANS TO WHICH EXCESS SERVICING FEES ARE PAID

                 Exhibit J to the Pooling and Servicing Agrement

            List of Loans as to Which Excess Servicing Fees are Paid

--------------------------------------------------------------------------------
Loan Pool No.   Property Name
--------------------------------------------------------------------------------
31              The Byrd Center
--------------------------------------------------------------------------------
61              Schomac Portfolio - Unicorn
--------------------------------------------------------------------------------
62              Schomac Portfolio - Central
--------------------------------------------------------------------------------
63              Schomac Portfolio - Chapman
--------------------------------------------------------------------------------
64              Schomac Portfolio - Airport
--------------------------------------------------------------------------------
65              Schomac Portfolio - Rowlett
--------------------------------------------------------------------------------
69              Lyons Medical Office Building
--------------------------------------------------------------------------------
71              Park Avenue Portfolio - Park Avenue Warehouse
--------------------------------------------------------------------------------
72              Park Avenue Portfolio - Wells Fargo Office
--------------------------------------------------------------------------------
89              Paradise Valley Shopping Center
--------------------------------------------------------------------------------
92              Amherst Tower
--------------------------------------------------------------------------------
102             Shops at Dana Park
--------------------------------------------------------------------------------
109             Spring Centre
--------------------------------------------------------------------------------
116             Corners Plaza
--------------------------------------------------------------------------------

                                    EXHIBIT K

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT

                    FORM OF MORTGAGE LOAN PURCHASE AGREEMENT
                                  (MSMC LOANS)

          Mortgage Loan Purchase Agreement ("Agreement"), dated as of February ____, 2004, between Morgan Stanley Mortgage Capital Inc. (the "Seller"), and Morgan Stanley Capital I Inc. (the "Purchaser").

          The Seller agrees to sell and the Purchaser agrees to purchase certain mortgage loans listed on Exhibit 1 hereto (the "Mortgage Loans") as described herein. The Purchaser will convey the Mortgage Loans to a trust (the "Trust") created pursuant to a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), to be dated as of March 1, 2004 between the Purchaser, as depositor, Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee (the "Trustee") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). In exchange for the Mortgage Loans, the Trust will issue to the Depositor pass-through certificates to be known as Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 (the "Certificates"). The Certificates will be issued pursuant to the Pooling and Servicing Agreement.

          Capitalized terms used herein but not defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement.

          The Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (the "Public Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated, Greenwich Capital Markets, Inc. and Wachovia Securities, LLC (the "Underwriters"), pursuant to an Underwriting Agreement, between the Purchaser and the Underwriters, dated February 20, 2004 (the "Underwriting Agreement"), and the Class X-1, Class X-2, Class J, Class K, Class L, Class M, Class N, Class O, Class P, Class Q, Class S, Class R-I, Class R-II, and Class R-III and Class R-IP Certificates (the "Private Certificates") will be sold by the Purchaser to Morgan Stanley & Co. Incorporated (the "Initial Purchaser") pursuant to a Certificate Purchase Agreement, between the Purchaser and the Initial Purchaser, dated February 20, 2004 (the "Certificate Purchase Agreement"). The Underwriters will offer the Public Certificates for sale publicly pursuant to a Prospectus dated December 9, 2003, as supplemented by a Prospectus Supplement dated February 20, 2004 (together, the "Prospectus Supplement"), and the Initial Purchaser will offer the Private Certificates for sale in transactions exempt from the registration requirements of the Securities Act of 1933 pursuant to a Private Placement Memorandum dated February 20, 2004 (the "Memorandum").

          In consideration of the mutual agreements contained herein, the Seller and the Purchaser hereby agree as follows:

          SECTION 1. Agreement to Purchase. The Seller agrees to sell, and the Purchaser agrees to purchase, on a servicing released basis, the Mortgage Loans identified on the schedule (the "Mortgage Loan Schedule") annexed hereto as
Exhibit 1, as such schedule may be amended to reflect the actual Mortgage Loans accepted by the Purchaser pursuant to the terms hereof. The Cut-Off Date with respect to the Mortgage Loans is March 1, 2004. The Mortgage

Loans will have an aggregate principal balance as of the close of business on the Cut-Off Date, after giving effect to any payments due on or before such date, whether or not received, of $1,324,982,421. The sale of the Mortgage Loans shall take place on March 2, 2004 or such other date as shall be mutually acceptable to the parties hereto (the "Closing Date"). The purchase price to be paid by the Purchaser for the Mortgage Loans shall equal the amount set forth as such purchase price on Exhibit 3 hereto. The purchase price shall be paid to the Seller by wire transfer in immediately available funds on the Closing Date.

          On the Closing Date, the Purchaser will assign to the Trustee pursuant to the Pooling and Servicing Agreement all of its right, title and interest in and to the Mortgage Loans and its rights under this Agreement (to the extent set forth in Section 14), and the Trustee shall succeed to such right, title and interest in and to the Mortgage Loans and the Purchaser's rights under this Agreement (to the extent set forth in Section 14).

          SECTION 2. Conveyance of Mortgage Loans. Effective as of the Closing Date, subject only to receipt of the consideration referred to in Section 1 hereof and the satisfaction of the conditions specified in Sections 6 and 7 hereof, the Seller does hereby transfer, assign, set over and otherwise convey to the Purchaser, without recourse, except as specifically provided herein all the right, title and interest of the Seller, with the understanding that a Servicing Rights Purchase and Sale Agreement, dated March 1, 2004, will be executed by the Seller and the Master Servicer, in and to the Mortgage Loans identified on the Mortgage Loan Schedule as of the Closing Date. The parties hereto acknowledge that the Seller, prior to the date hereof, has caused one of the Mortgage Loans (the International Plaza Pari Passu Mortgage Loan) to be treated as a real estate mortgage investment conduit (a "REMIC"), and that the Seller is hereby transferring, assigning, setting over and otherwise conveying to the Purchaser, without recourse, the regular interest in that REMIC in addition to the other assets related thereto, including the related Mortgage File, that are described herein. The Mortgage Loan Schedule, as it may be amended from time to time on or prior to the Closing Date, shall conform to the requirements of this Agreement and the Pooling and Servicing Agreement. In connection with such transfer and assignment, the Seller shall deliver to or on behalf of the Trustee, on behalf of the Purchaser, on or prior to the Closing Date, the Mortgage Note (as described in clause (a) below) for each Mortgage Loan and on or prior to the fifth Business Day after the Closing Date, five limited powers of attorney substantially in the form attached hereto as Exhibit 5 in favor of the Trustee and the Special Servicer to empower the Trustee and, in the event of the failure or incapacity of the Trustee, the Special Servicer, to submit for recording, at the expense of the Seller, any mortgage loan documents required to be recorded as described in the Pooling and Servicing Agreement and any intervening assignments with evidence of recording thereon that are required to be included in the Mortgage Files (so long as original counterparts have previously been delivered to the Trustee). The Seller agrees to reasonably cooperate with the Trustee and the Special Servicer in connection with any additional powers of attorney or revisions thereto that are requested by such parties for purposes of such recordation. The parties hereto agree that no such power of attorney shall be used with respect to any Mortgage Loan by or under authorization by any party hereto except to the extent that the absence of a document described in the second preceding sentence with respect to such Mortgage Loan remains unremedied as of the earlier of (i) the date that is 180 days following the delivery of notice of such absence to the Seller, but in no event earlier than 18 months from the Closing Date, and (ii) the date (if any) on which such Mortgage Loan becomes a Specially Serviced Mortgage Loan. The Trustee shall submit such documents, at the Seller's expense, after the periods set forth above, provided, however, the Trustee shall not submit such assignments for recording if the Seller produces evidence that it has sent any such assignment for recording and certifies that the Seller is awaiting its return from the applicable recording office. In addition, not later than the 30th day following the Closing Date, the Seller shall deliver to or on behalf of the Trustee each of the remaining documents or instruments specified below (with such exceptions as are permitted by this Section) with respect to each Mortgage Loan (each, a "Mortgage File"). (The Seller acknowledges that the term "without recourse" does not modify the duties of the Seller under Section 5 hereof.)

          All Mortgage Files, or portions thereof, delivered prior to the Closing Date are to be held by or on behalf of the Trustee in escrow on behalf of the Seller at all times prior to the Closing Date. The Mortgage Files shall be released from escrow upon closing of the sale of the Mortgage Loans and payments of the purchase price therefor as contemplated hereby. The Mortgage File for each Mortgage Loan shall contain the following documents:

          (a) The original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, without recourse, representation or warranty" or if the original Mortgage Note is not included therein, then a lost note affidavit, with a copy of the Mortgage Note attached thereto;

          (b) The original Mortgage, with evidence of recording thereon, and, if the Mortgage was executed pursuant to a power of attorney, a certified true copy of the power of attorney certified by the public recorder's office, with evidence of recording thereon (if recording is customary in the jurisdiction in which such power of attorney was executed), or certified by a title insurance company or escrow company to be a true copy thereof; provided that if such original Mortgage cannot be delivered with evidence of recording thereon on or prior to the 45th day following the Closing Date because of a delay caused by the public recording office where such original Mortgage has been delivered for recordation or because such original Mortgage has been lost, the Seller shall deliver or cause to be delivered to the Trustee a true and correct copy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate (as defined below) of the Seller stating that such original Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such Mortgage is recorded that such copy is a true and complete copy of the original recorded Mortgage;

          (c) The originals of all agreements modifying a Money Term or other material modification, consolidation and extension agreements, if any, with evidence of recording thereon, or if any such original modification, consolidation or extension agreement has been delivered to the appropriate recording office for recordation and either has not yet been returned on or prior to the 45th day following the Closing Date with evidence of recordation thereon or has been lost after recordation, a true copy of such modification, consolidation or extension certified by the Seller together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original modification, consolidation or extension agreement has been dispatched or sent to the appropriate public recording official for recordation or (ii) in the case of an original modification, consolidation or extension agreement that has been lost after recordation, a certification by the appropriate county recording office where such document is recorded that such copy is a true and complete copy of the original recorded modification, consolidation or extension agreement, and the originals of all assumption agreements, if any;

          (d) An original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3";

          (e) Originals of all intervening assignments of Mortgage, if any, with evidence of recording thereon or, if such original assignments of Mortgage have been delivered to the appropriate recorder's office for recordation, certified true copies of such assignments of Mortgage certified by the Seller, or in the case of an original blanket intervening assignment of Mortgage retained by the Seller, a copy thereof certified by the Seller or, if any original intervening assignment of Mortgage has not yet been returned on or prior to the 45th day following the Closing Date from the applicable recording office or has been lost, a true and correct copy thereof, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller stating that such original intervening assignment of Mortgage has been sent to the appropriate public recording official for recordation or (ii) in the case of an original intervening Assignment of Mortgage that has been lost after recordation, a certification by the appropriate county recording office where such assignment is recorded that such copy is a true and complete copy of the original recorded intervening Assignment of Mortgage;

          (f) If the related Assignment of Leases is separate from the Mortgage, the original of such Assignment of Leases with evidence of recording thereon or, if such Assignment of Leases has not been returned on or prior to the 45th day following the Closing Date from the applicable public recording office, a copy of such Assignment of Leases certified by the Seller to be a true and complete copy of the original Assignment of Leases submitted for recording, together with
(i) an original of each assignment of such Assignment of Leases with evidence of recording thereon and showing a complete recorded chain of assignment from the named assignee to the holder of record, and if any such assignment of such Assignment of Leases has not been returned from the applicable public recording office, a copy of such assignment certified by the Seller to be a true and complete copy of the original assignment submitted for recording, and (ii) an original assignment of such Assignment of Leases, in recordable form, signed by the holder of record in favor of "LaSalle Bank National Association, as Trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3," which assignment may be effected in the related Assignment of Mortgage;

          (g) The original of each guaranty, if any, constituting additional security for the repayment of such Mortgage Loan;

          (h) The original Title Insurance Policy, or in the event such original Title Insurance Policy has not been issued, an original binder or actual title commitment or a copy thereof certified by the title company with the original Title Insurance Policy to follow within

180 days of the Closing Date or a preliminary title report with an original Title Insurance Policy to follow within 180 days of the Closing Date;

          (i) (A) UCC financing statements (together with all assignments thereof) and (B) UCC-2 or UCC-3 financing statements to the Trustee executed and delivered in connection with the Mortgage Loan;

          (j) Copies of the related ground lease(s), if any, to any Mortgage Loan where the Mortgagor is the lessee under such ground lease and there is a lien in favor of the mortgagee in such lease;

          (k) Copies of any loan agreements, lock-box agreements and intercreditor agreements (including, without limitation, any Intercreditor Agreement, and a copy (that is, not the original) of the mortgage note evidencing the related B Note), if any, related to any Mortgage Loan;

          (l) Either (A) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be assigned and delivered to the Trustee on behalf of the Trust with a copy to be held by the Master Servicer, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the Pooling and Servicing Agreement or (B) the original of each letter of credit, if any, constituting additional collateral for such Mortgage Loan, which shall be held by the Master Servicer on behalf of the Trustee, with a copy to be held by the Trustee, and applied, drawn, reduced or released in accordance with documents evidencing or securing the applicable Mortgage Loan and the Pooling and Servicing Agreement (it being understood that the Seller has agreed (a) that the proceeds of such letter of credit belong to the Trust, (b) to notify, on or before the Closing Date, the bank issuing the letter of credit that the letter of credit and the proceeds thereof belong to the Trust, and to use reasonable efforts to obtain within 30 days (but in any event to obtain within 90 days) following the Closing Date, an acknowledgement thereof by the bank (with a copy of such acknowledgement to be sent to the Trustee) and (c) to indemnify the Trust for any liabilities, charges, costs, fees or other expenses accruing from the failure of the Seller to assign the letter of credit hereunder). In the case of clause (B) above, any letter of credit held by the Master Servicer shall be held in its capacity as agent of the Trust, and if the Master Servicer sells its rights to service the applicable Mortgage Loan or the Master Servicer has agreed to assign the applicable letter of credit to the Trust or at the direction of the Special Servicer to such party as the Special Servicer may instruct, in each case, at the expense of the Master Servicer. The Master Servicer has agreed to indemnify the Trust for any loss caused by the ineffectiveness of such assignment;

          (m) The original environmental indemnity agreement, if any, related to any Mortgage Loan;

          (n) Third-party management agreements for all hotels and for such other Mortgaged Properties securing Mortgage Loans with a Cut-Off Date principal balance equal to or greater than $20,000,000;

          (o) Any Environmental Insurance Policy;

          (p) Any affidavit and indemnification agreement; and

          (q) With respect to the GIC Pari Passu Loan, the Wells Fargo Tower Pari Passu Loan and the International Plaza Pari Passu Loan, a copy of the LB-UBS 2004-C1 Pooling and Servicing Agreement, the Greenwich 2003-C2 Pooling and Servicing Agreement and the MSCI 2003-XLF Pooling and Servicing Agreement, respectively.

          With respect to the GIC Pari Passu Loan, the Wells Fargo Tower Pari Passu Loan and the International Plaza Pari Passu Loan, the preceding document delivery requirements will be met by the delivery by the Depositor of copies of the documents specified above (other than the Mortgage Notes (and all intervening endorsements) respectively evidencing the GIC Pari Passu Loan, the Wells Fargo Tower Pari Passu Loan and the International Plaza Pari Passu Loan, as the case may be, with respect to which the originals shall be required), including a copy of the related Pari Passu Mortgage.

          The original of each letter of credit referred to in clause (l) above shall be delivered to the Master Servicer or the Trustee (as the case may be) within 45 days of the Closing Date. In addition, a copy of any ground lease shall be delivered to the Master Servicer within 30 days of the Closing Date. Any failure to deliver any ground lease shall constitute a document defect.

          "Officer's Certificate" shall mean a certificate signed by one or more of the Chairman of the Board, any Vice Chairman, the President, any Senior Vice President, any Vice President, any Assistant Vice President, any Treasurer or any Assistant Treasurer.

          The Assignments of Mortgage and assignment of Assignment of Leases referred to in clauses (d) and (f) may be in the form of a single instrument assigning the Mortgage and the Assignment of Leases to the extent permitted by applicable law. To avoid the unnecessary expense and administrative inconvenience associated with the execution and recording or filing of multiple assignments of mortgages, assignments of leases (to the extent separate from the mortgages) and assignments of UCC financing statements, the Seller shall execute, in accordance with the third succeeding paragraph, the assignments of mortgages, the assignments of leases (to the extent separate from the mortgages) and the assignments of UCC financing statements relating to the Mortgage Loans naming the Trustee on behalf of the Certificateholders as assignee. Notwithstanding the fact that such assignments of mortgages, assignments of leases (to the extent separate from the assignments of mortgages) and assignments of UCC financing statements shall name the Trustee on behalf of the Certificateholders as the assignee, the parties hereto acknowledge and agree that the Mortgage Loans shall for all purposes be deemed to have been transferred from the Seller to the Purchaser and from the Purchaser to the Trustee on behalf of the Certificateholders.

          If the Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in clauses
(b), (c), (e) or (f), with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation within such 45 day period, but the Seller delivers a photocopy thereof (certified by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording), to the Trustee within such 45 day period, the Seller shall then deliver within 90 days after the Closing Date the recorded document (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Seller is, as certified in writing to the Trustee no less often than monthly, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy).

          The Trustee, as assignee or transferee of the Purchaser, shall be entitled to all scheduled payments of principal due thereon after the Cut-Off Date, all other payments of principal collected after the Cut-Off Date (other than scheduled payments of principal due on or before the Cut-Off Date), and all payments of interest on the Mortgage Loans allocable to the period commencing on the Cut-Off Date. All scheduled payments of principal and interest due on or before the Cut-Off Date and collected after the Cut-Off Date shall belong to the Seller.

          Within 45 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for recordation at the expense of the Seller, in the appropriate public office for real property records, each assignment referred to in clauses
(d) and (f)(ii) above. Within 90 days following the Closing Date, the Seller shall deliver and the Purchaser, the Trustee or the agents of either may submit or cause to be submitted for filing, at the expense of the Seller, in the appropriate public office for Uniform Commercial Code financing statements, the assignment referred to in clause (i) above. If any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Seller shall prepare a substitute therefor or cure such defect, and the Seller shall, at its own expense (except in the case of a document or instrument that is lost by the Trustee), record or file, as the case may be, and deliver such document or instrument in accordance with this Section 2.

          Documents that are in the possession of the Seller, its agents or its subcontractors that relate to the Mortgage Loans and that are not required to be delivered to the Trustee shall be shipped by the Seller to or at the direction of the Master Servicer, on behalf of the Purchaser, on or prior to the 75th day after the Closing Date, in accordance with Section 3.1 of the Primary Servicing Agreement, if applicable.

          The documents required to be delivered to the Master Servicer shall include, to the extent required to be (and actually) delivered to the Seller pursuant to the applicable Mortgage Loan documents, copies of the following items: the Mortgage Note, any Mortgage, the Assignment of Leases and the Assignment of Mortgage, any guaranty/indemnity agreement, any loan agreement, the insurance policies or certificates, as applicable, the property inspection reports, any financial statements on the property, any escrow analysis, the tax bills, the Appraisal, the environmental report, the engineering report, the asset summary, financial information on the Borrower/sponsor and any guarantors, any letters of credit, any intercreditor agreement and any Environmental Insurance Policies.

          Upon the sale of the Mortgage Loans by the Seller to the Purchaser pursuant to this Agreement, the ownership of each Mortgage Note, Mortgage and the other contents of the related Mortgage File shall be vested in the Purchaser and its assigns, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or that come into the possession of the Seller shall immediately vest in the Purchaser and its assigns, and shall be delivered promptly by the Seller to or on behalf of either the Trustee or the Master Servicer as set forth herein, subject to the requirements of the Primary Servicing Agreement. The Seller's and Purchaser's records shall reflect the transfer of each Mortgage Loan from the Seller to the Purchaser and its assigns as a sale.

          It is the express intent of the parties hereto that the conveyance of the Mortgage Loans and related property to the Purchaser by the Seller as provided in this Section 2 be, and be construed as, an absolute sale of the Mortgage Loans and related property. It is, further, not the intention of the parties that such conveyance be deemed a pledge of the Mortgage Loans and related property by the Seller to the Purchaser to secure a debt or other obligation of the Seller. However, in the event that, notwithstanding the intent of the parties, the Mortgage Loans or any related property are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Mortgage Loans or any related property, then:

          (i) this Agreement shall be deemed to be a security agreement; and

          (ii) the conveyance provided for in this Section 2 shall be deemed to be a grant by the Seller to the Purchaser of a security interest in all of the Seller's right, title, and interest, whether now owned or hereafter acquired, in and to:

               (A) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule, including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

               (B) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (A) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

               (C) All cash and non-cash proceeds of the collateral described in clauses (A) and (B) above.

          The possession by the Purchaser or its designee of the Mortgage Notes, the Mortgages, and such other goods, letters of credit, advices of credit, instruments, money, documents, chattel paper or certificated securities shall be deemed to be possession by the secured party or possession by a purchaser for purposes of perfecting the security interest pursuant to the Uniform Commercial Code (including, without limitation, Sections 9-313 thereof) as in force in the relevant jurisdiction. Notwithstanding the foregoing, the Seller makes no representation or warranty as to the perfection of any such security interest.

          Notifications to Persons holding such property, and acknowledgments, receipts, or confirmations from persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, securities intermediaries, bailees or agents of, or Persons holding for, the Purchaser or its designee, as applicable, for the purpose of perfecting such security interest under applicable law.

          The Seller shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement. In such case, the Seller shall file all filings necessary to maintain the effectiveness of any original filings necessary under the Uniform Commercial Code as in effect in any jurisdiction to perfect such security interest in such property. In connection herewith, the Purchaser shall have all of the rights and remedies of a secured party and creditor under the Uniform Commercial Code as in force in the relevant jurisdiction.

          Notwithstanding anything to the contrary contained herein, and subject to Section 2(a), the Purchaser shall not be required to purchase any Mortgage Loan as to which any Mortgage Note (endorsed as described in clause (a) above) required to be delivered to or on behalf of the Trustee or the Master Servicer pursuant to this Section 2 on or before the Closing Date is not so delivered, or is not properly executed or is defective on its face, and the Purchaser's acceptance of the related Mortgage Loan on the Closing Date shall in no way constitute a waiver of such omission or defect or of the Purchaser's or its successors' and assigns' rights in respect thereof pursuant to Section 5.

          SECTION 3. Examination of Mortgage Files and Due Diligence Review. The Seller shall (i) deliver to the Purchaser on or before the Closing Date a diskette acceptable to the Purchaser that contains such information about the Mortgage Loans as may be reasonably requested by the Purchaser, (ii) deliver to the Purchaser investor files (collectively the "Collateral Information") with respect to the assets proposed to be included in the Mortgage Pool and made available at the Purchaser's headquarters in New York, and (iii) otherwise cooperate fully with the Purchaser in its examination of the credit files, underwriting documentation and Mortgage Files for the Mortgage Loans and its due diligence review of the Mortgage Loans. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files for the Mortgage Loans shall not affect the right of the Purchaser or the Trustee to cause the Seller to cure any Material Document Defect or Material Breach (each as defined below), or to repurchase or replace the defective Mortgage Loans pursuant to
Section 5 of this Agreement.

          On or prior to the Closing Date, the Seller shall allow representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency to examine and audit all books, records and files pertaining to the Mortgage Loans, the Seller's underwriting procedures and the Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement. Such examinations and audits shall take place at one or more offices of the Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Seller's normal business operations upon reasonable prior advance notice. In the course of such examinations and audits, the Seller will make available to such representatives of any of the Purchaser, each Underwriter, the Initial Purchaser, the Trustee, the Special Servicer and each Rating Agency reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement, and the Seller shall cooperate fully with any such examination and audit in all material respects. On or prior to the Closing Date, the Seller shall provide the Purchaser with all material information regarding the Seller's financial condition and access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Seller's ability to consummate the transactions contemplated hereby or otherwise affecting the Seller in any material respect. Within 45 days after the Closing Date, the Seller shall provide the Master Servicer with any additional information identified by the Master Servicer, if applicable, as necessary to complete the CMSA Property File, to the extent that such information is available.

          The Purchaser may exercise any of its rights hereunder through one or more designees or agents; provided the Purchaser has provided the Seller with prior notice of the identity of such designee or agent.

          The Purchaser shall keep confidential any information regarding the Seller and the Mortgage Loans that has been delivered into the Purchaser's possession and that is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement is hereby waived) to the extent such information is required to be included in the Memorandum or the Prospectus Supplement or the Purchaser is required by law or court order to disclose such information. If the Purchaser is required to disclose in the Memorandum or the Prospectus Supplement confidential information regarding the Seller as described in the preceding sentence, the Purchaser shall provide to the Seller a copy of the proposed form of such disclosure prior to making such disclosure and the Seller shall promptly, and in any event within two Business Days, notify the Purchaser of any inaccuracies therein, in which case the Purchaser shall modify such form in a manner that corrects such inaccuracies. If the Purchaser is required by law or court order to disclose confidential information regarding the Seller as described in the second preceding sentence, the Purchaser shall notify the Seller and cooperate in the Seller's efforts to obtain a protective order or other reasonable assurance that confidential treatment will be accorded such information and, if in the absence of a protective order or such assurance, the Purchaser is compelled as a matter of law to disclose such information, the Purchaser shall, prior to making such disclosure, advise and consult with the Seller and its counsel as to such disclosure and the nature and wording of such disclosure and the Purchaser shall use reasonable efforts to obtain confidential treatment therefor. Notwithstanding the foregoing, if reasonably advised by counsel that the Purchaser is required by a regulatory agency or court order to make such disclosure immediately, then the Purchaser shall be permitted to make such disclosure without prior review by the Seller.

          SECTION 4. Representations and Warranties of the Seller and the Purchaser.

          (a) To induce the Purchaser to enter into this Agreement, the Seller hereby makes for the benefit of the Purchaser and its assigns with respect to each Mortgage Loan as of the date hereof (or as of such other date specifically set forth in the particular representation and warranty) each of the representations and warranties set forth on Exhibit 2 hereto, except as otherwise set forth on Schedule A attached hereto, and hereby further represents and warrants to the Purchaser as of the date hereof that:

          (i) The Seller is duly organized and is validly existing as a corporation in good standing under the laws of the State of New York. The Seller has the requisite power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the requisite power and authority to execute and deliver, engage in the transactions contemplated by, and perform and observe the terms and conditions of, this Agreement.

          (ii) This Agreement has been duly and validly authorized, executed and delivered by the Seller, and assuming the due authorization, execution and delivery hereof by the Purchaser, this Agreement constitutes the valid, legal and binding agreement of the Seller, enforceable in accordance with its terms, except as such enforcement may be limited by (A) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (B) other laws relating to or affecting the rights of creditors generally, (C) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (D) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

          (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Seller with this Agreement, or the consummation by the Seller of any transaction contemplated hereby, other than (1) such qualifications as may be required under state securities or blue sky laws,
     (2) the filing or recording of financing statements, instruments of assignment and other similar documents necessary in connection with the Seller's sale of the Mortgage Loans to the Purchaser, (3) such consents, approvals, authorizations, qualifications, registrations, filings or notices as have been obtained and (4) where the lack of such consent, approval, authorization, qualification, registration, filing or notice would not have a material adverse effect on the performance by the Seller under this Agreement.

          (iv) Neither the transfer of the Mortgage Loans to the Purchaser, nor the execution, delivery or performance of this Agreement by the Seller, conflicts or will conflict with, results or will result in a breach of, or constitutes or will constitute a default under (A) any term or provision of the Seller's articles of organization or by-laws, (B) any term or provision of any material agreement, contract, instrument or indenture to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) after giving effect to the consents or taking of the actions contemplated in subsection
     (iii), any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

          (v) There are no actions or proceedings against, or investigations of, the Seller pending or, to the Seller's knowledge, threatened in writing against the Seller before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to materially and adversely affect the transfer of the Mortgage Loans to the Purchaser or the execution or delivery by, or enforceability against, the Seller of this Agreement or have an effect on the financial condition of the Seller that would materially and adversely affect the ability of the Seller to perform its obligations under this Agreement.

          (vi) On the Closing Date, the sale of the Mortgage Loans pursuant to this Agreement will effect a transfer by the Seller of all of its right, title and interest in and to the Mortgage Loans to the Purchaser.

          (vii) To the Seller's knowledge, the Seller's Information (as defined in that certain indemnification agreement, dated February 20, 2004, between the Seller, the Purchaser, the Underwriters and the Initial Purchaser (the "Indemnification Agreement")) relating to the Mortgage Loans does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding anything contained herein to the contrary, this subparagraph (vii) shall run exclusively to the benefit of the Purchaser and no other party.

          To induce the Purchaser to enter into this Agreement, the Seller hereby covenants that the foregoing representations and warranties and those set forth on Exhibit 2 hereto will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          Each of the representations, warranties and covenants made by the Seller pursuant to this Section 4(a) shall survive the sale of the Mortgage Loans and shall continue in full force and effect notwithstanding any restrictive or qualified endorsement on the Mortgage Notes.

          (b) To induce the Seller to enter into this Agreement, the Purchaser hereby represents and warrants to the Seller as of the date hereof:

          (i) The Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to carry on its business as presently conducted by it.

          (ii) The Purchaser has full power and authority to acquire the Mortgage Loans, to execute and deliver this Agreement and to enter into and consummate all transactions contemplated by this Agreement. The Purchaser has duly and validly authorized the execution, delivery and performance of this Agreement and has duly and validly executed and delivered this Agreement. This Agreement, assuming due authorization, execution and delivery by the Seller, constitutes the valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law.

          (iii) No consent, approval, authorization or order of, registration or filing with, or notice to, any governmental authority or court is required, under federal or state law, for the execution, delivery and performance of or compliance by the Purchaser with this Agreement, or the consummation by the Purchaser of any transaction contemplated hereby that has not been obtained or made by the Purchaser.

          (iv) Neither the purchase of the Mortgage Loans nor the execution, delivery and performance of this Agreement by the Purchaser will violate the Purchaser's certificate of incorporation or by-laws or constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, or result in a breach of, any material agreement, contract, instrument or indenture to which the Purchaser is a party or that may be applicable to the Purchaser or its assets.

          (v) The Purchaser's execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of any law, rule, writ, injunction, order or decree of any court, or order or regulation of any federal, state or municipal government agency having jurisdiction over the Purchaser or its assets, which violation could materially and adversely affect the condition (financial or otherwise) or the operation of the Purchaser or its assets or could materially and adversely affect its ability to perform its obligations and duties hereunder.

          (vi) There are no actions or proceedings against, or investigations of, the Purchaser pending or, to the Purchaser's knowledge, threatened against the Purchaser before any court, administrative agency or other tribunal, the outcome of which could reasonably be expected to adversely affect the transfer of the Mortgage Loans, the issuance of the Certificates, the execution, delivery or enforceability of this Agreement or have an effect on the financial condition of the Purchaser that would materially and adversely affect the ability of the Purchaser to perform its obligation under this Agreement.

          (vii) The Purchaser has not dealt with any broker, investment banker, agent or other person, other than the Seller, the Underwriters, the Initial Purchaser and their respective affiliates, that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or consummation of any of the transactions contemplated hereby.

          To induce the Seller to enter into this Agreement, the Purchaser hereby covenants that the foregoing representations and warranties will be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date.

          Each of the representations and warranties made by the Purchaser pursuant to this Section 4(b) shall survive the purchase of the Mortgage Loans.

          SECTION 5. Remedies Upon Breach of Representations and Warranties Made by the Seller.

          (a) It is hereby acknowledged that the Seller shall make for the benefit of the Trustee on behalf of the holders of the Certificates, whether directly or by way of the Purchaser's assignment of its rights hereunder to the Trustee, the representations and warranties set forth on Exhibit 2 hereto (each as of the date hereof unless otherwise specified).

          (b) It is hereby further acknowledged that if any document required to be delivered to the Trustee pursuant to Section 2 is not delivered as and when required, not properly executed or is defective on its face, or if there is a breach of any of the representations and warranties required to be made by the Seller regarding the characteristics of the Mortgage Loans and/or the related Mortgaged Properties as set forth in Exhibit 2 hereto, and in either case such defect or breach, either (i) materially and adversely affects the interests of the holders of the Certificates in the related Mortgage Loan, or (ii) both (A) the document defect or breach materially and adversely affects the value of the Mortgage Loan and (B) the Mortgage Loan is a Specially Serviced Mortgage Loan or Rehabilitated Mortgage Loan (such a document defect described in the preceding clause (i) or (ii), a "Material Document Defect" and such a breach described in the preceding clause (i) or (ii) a "Material Breach"), the party discovering such Material Document Defect or Material Breach shall promptly notify, in writing, the other parties; provided that any breach of the representation and warranty contained in paragraph (41) of such Exhibit 2 shall constitute a Material Breach only if such prepayment premium or yield maintenance charge is not deemed "customary" for commercial mortgage loans as evidenced by (i) an opinion of tax counsel to such effect or (ii) a determination by the Internal Revenue Service that such provision is not customary. Promptly (but in any event within three Business Days) upon becoming aware of any such Material Document Defect or Material Breach, the Master Servicer shall, and the Special Servicer may, request that the Seller, not later than 90 days from the Seller's receipt of the notice of such Material Document Defect or Material Breach, cure such Material Document Defect or Material Breach, as the case may be, in all material respects; provided, however, that if such Material Document Defect or Material Breach, as the case may be, cannot be corrected or cured in all material respects within such 90 day period, and such Material Document Defect or Material Breach would not cause the Mortgage Loan to be other than a "qualified mortgage"(as defined in the Code) but the Seller is diligently attempting to effect such correction or cure, as certified by the Seller in an Officer's Certificate delivered to the Trustee, then the cure period will be extended for an additional 90 days unless, solely in the case of a Material Document Defect, (x) the Mortgage Loan is then a Specially Serviced Mortgage Loan and a Servicing Transfer Event has occurred as a result of a monetary default or as described in clause (ii) or clause (v) of the definition of "Servicing Transfer Event" in the Pooling and Servicing Agreement and (y) the Material Document Defect was identified in a certification delivered to the Seller by the Trustee pursuant to Section 2.2 of the Pooling and Servicing Agreement not less than 90 days prior to the delivery of the notice of such Material Document Defect. The parties acknowledge that neither delivery of a certification or schedule of exceptions to the Seller pursuant to Section 2.2 of the Pooling and Servicing Agreement or otherwise nor possession of such certification or schedule by the Seller shall, in and of itself, constitute delivery of notice of any Material Document Defect or knowledge or awareness by the Seller of any Material Document Defect listed therein.

          The Seller hereby covenants and agrees that, if any such Material Document Defect or Material Breach cannot be corrected or cured within the above cure periods, the Seller shall, on or before the termination of such cure periods, either (i) repurchase the affected Mortgage Loan or REO Mortgage Loan from the Purchaser or its assignee at the Purchase Price as defined in the Pooling and Servicing Agreement, or (ii) if within the three-month period commencing on the Closing Date (or within the two-year period commencing on the Closing Date if the related Mortgage Loan is a "defective obligation" within the meaning of Section 860G(a)(4)(B)(ii) of the Code and Treasury Regulation Section 1.860G-2(f)), at its option replace, without recourse, any Mortgage Loan or REO Mortgage Loan to which such defect relates with a Qualifying Substitute Mortgage Loan. If such Material Document Defect or Material Breach would cause the Mortgage Loan to be other than a "qualified mortgage" (as defined in the Code), then notwithstanding the previous sentence or the previous paragraph, repurchase must occur within 85 days from the date the Seller was notified of the defect. The Seller agrees that any substitution shall be completed in accordance with the terms and conditions of the Pooling and Servicing Agreement.

          If (x) a Mortgage Loan is to be repurchased or replaced as contemplated above (a "Defective Mortgage Loan"), (y) such Defective Mortgage Loan is cross-collateralized and cross-defaulted with one or more other Mortgage Loans ("Crossed Mortgage Loans") and (z) the applicable document defect or breach does not constitute a Material Document Defect or Material Breach, as the case may be, as to such Crossed Mortgage Loans (without regard to this paragraph), then the applicable document defect or breach (as the case may be) shall be deemed to constitute a Material Document Defect or Material Breach, as the case may be, as to each such Crossed Mortgage Loan for purposes of the above provisions, and the Seller shall be obligated to repurchase or replace each such Crossed Mortgage Loan in accordance with the provisions above, unless, in the case of such breach or document defect, (A) the Seller provides a Nondisqualification Opinion to the Trustee at the expense of the Seller if, in the reasonable business judgement of the Trustee, it would be usual and customary in accordance with industry practice to obtain a Nondisqualification Opinion and (B) both of the following conditions would be satisfied if the Seller were to repurchase or replace only those Mortgage Loans as to which a Material Breach or Material Document Defect had occurred without regard to this paragraph (the "Affected Loan(s)"): (i) the debt service coverage ratio for all such other Mortgage Loans (excluding the Affected Loan(s)) for the four calendar quarters immediately preceding the repurchase or replacement is not less than the lesser of (A) 0.10x below the debt service coverage ratio for all such other Mortgage Loans (including the Affected Loans(s)) set forth in Appendix A to the Final Prospectus Supplement and (B) the debt service coverage ratio for all such Crossed Mortgage Loans (including the Affected Loan(s)) for the four preceding calendar quarters preceding the repurchase or replacement, and (ii) the loan-to-value ratio for all such Crossed Mortgage Loans (excluding the Affected Loan(s)) is not greater than the greater of (A) the loan-to-value ratio, expressed as a whole number (taken to one decimal place), for all such Crossed Mortgage Loans (including the Affected Loan(s)) set forth in Appendix A to the Final Prospectus Supplement plus 10% and
(B) the loan-to-value ratio for all such Crossed Mortgage Loans (including the Affected Loans(s)), at the time of repurchase or replacement. The determination of the Master Servicer as to whether the conditions set forth above have been satisfied shall be conclusive and binding in the absence of manifest error. The Master Servicer will be entitled to cause to be delivered, or direct the Seller to (in which case the Seller shall) cause to be delivered to the Master Servicer, an Appraisal of any or all of the related Mortgaged Properties for purposes of determining whether the condition set forth in clause (ii) above has been satisfied, in each case at the expense of the Seller if the scope and cost of the Appraisal is approved by the Seller (such approval not to be unreasonably withheld).

          With respect to any Defective Mortgage Loan, to the extent that the Seller is required to repurchase or substitute for such Defective Mortgage Loan (each, a "Repurchased Loan") in the manner prescribed above while the Trustee (as assignee of the Purchaser) continues to hold any Crossed Mortgage Loan, the Seller and the Purchaser hereby agree to forebear from enforcing any remedies against the other's Primary Collateral but may exercise remedies against the Primary Collateral securing their respective Mortgage Loans, including with respect to the Trustee, the Primary Collateral securing the Mortgage Loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Mortgage Loan or Mortgage Loans held by such party, then both parties shall forbear from exercising such remedies until the loan documents evidencing and securing the relevant Mortgage Loans can be modified in a manner that complies with the Pooling and Servicing Agreement to remove the threat of impairment as a result of the exercise of remedies. Any reserve or other cash collateral or letters of credit securing the Crossed Mortgage Loans shall be allocated between such Mortgage Loans in accordance with the Mortgage Loan documents, or otherwise on a pro rata basis based upon their outstanding Principal Balances. All other terms of the Mortgage Loans shall remain in full force and effect, without any modification thereof. The Mortgagors set forth on Schedule B hereto are intended third-party beneficiaries of the provisions set forth in this paragraph and the preceding paragraph. The provisions of this paragraph and the preceding paragraph may not be modified with respect to any Mortgage Loan without the related Mortgagor's consent.

          Any of the following document defects shall be conclusively presumed materially and adversely to affect the interests of Certificateholders in a Mortgage Loan and be a Material Document Defect: (a) the absence from the Mortgage File of the original signed Mortgage Note, unless the Mortgage File contains a signed lost note affidavit and indemnity that appears to be regular on its face; (b) the absence from the Mortgage File of the original signed Mortgage that appears to be regular on its face, unless there is included in the Mortgage File a certified copy of the Mortgage by the local authority with which the Mortgage was recorded; or (c) the absence from the Mortgage File of the item called for by paragraph (h) of the definition of Mortgage File. If any of the foregoing Material Document Defects is discovered by the Custodian (or the Trustee if there is no Custodian), the Trustee (or as set forth in Section 2.3(a) of the Pooling and Servicing Agreement, the Master Servicer) will take the steps described elsewhere in this Section, including the giving of notices to the Rating Agencies and the parties hereto and making demand upon the Seller for the cure of the Material Document Defect or repurchase or replacement of the related Mortgage Loan.

          If the Seller disputes that a Material Document Defect or Material Breach exists with respect to a Mortgage Loan or otherwise refuses (i) to effect a correction or cure of such Material Document Defect or Material Breach, (ii) to repurchase the affected Mortgage Loan from the Purchaser or its assignee or
(iii) to replace such Mortgage Loan with a Qualifying Substitute Mortgage Loan, each in accordance with this Agreement, then provided that (i) the period of time provided for the Seller to correct, repurchase or cure has expired and (ii) the Mortgage Loan is then in default and is then a Specially Serviced Mortgage Loan, the Special Servicer may, subject to the Servicing Standard, modify, work-out or foreclose, sell or otherwise liquidate (or permit the liquidation of) the Mortgage Loan pursuant to Section 9.5, Section 9.12, Section 9.15 and
Section 9.36, as applicable, of the Pooling and Servicing Agreement, while pursuing the repurchase claim. The Seller acknowledges and agrees that any modification of the Mortgage Loan pursuant to a work-out shall not constitute a defense to any repurchase claim nor shall such modification and work-out change the Purchase Price due from the Seller for any repurchase claim. In the event of any such modification and work-out, the Seller shall be obligated to repurchase the Mortgage Loan as modified and the Purchase Price shall include any Work-Out Fee paid to the Special Servicer up to the date of repurchase plus the present value (calculated at a discount rate equal to the applicable Mortgage Rate) of the Work-Out Fee that would have been payable to the Special Servicer in respect of such Mortgage Loan if the Mortgage Loan performed in accordance with its terms to its Maturity Date, provided that no amount shall be paid by the Seller in respect of any Work-Out Fee if a Liquidation Fee already comprises a portion of the Purchase Price.

          The Seller shall be notified promptly and in writing by (i) the Trustee of any notice that it receives that an Option Holder intends to exercise its Option to purchase the Mortgage Loan in accordance with and as described in
Section 9.36 of the Pooling and Servicing Agreement and (ii) the Special Servicer of any offer that it receives to purchase the applicable REO Property, each in connection with such liquidation. Upon the receipt of such notice by the Seller, the Seller shall then have the right to purchase the related Mortgage Loan or REO Property, as applicable, from the Trust at a purchase price equal to, in the case of clause (i) of the immediately preceding sentence, the Option Purchase Price or, in the case of clause (ii) of the immediately preceding sentence, the amount of such offer. Notwithstanding anything to the contrary contained in this Agreement or in the Pooling and Servicing Agreement, the right of any Option Holder to purchase such Mortgage Loan shall be subject and subordinate to the Seller's right to purchase such Mortgage Loan as described in the immediately preceding sentence. The Seller shall have five (5) Business Days to notify the Trustee or Special Servicer, as applicable, of its intent to so purchase the Mortgage Loan or related REO Property from the date that it was notified of such intention to exercise such Option or of such offer. The Special Servicer shall be obligated to provide the Seller with any appraisal or other third party reports relating to the Mortgaged Property within its possession to enable the Seller to evaluate the Mortgage Loan or

REO Property. Any sale of the Mortgage Loan, or foreclosure upon such Mortgage Loan and sale of the REO Property, to a Person other than the Seller shall be without (i) recourse of any kind (either express or implied) by such Person against the Seller and (ii) representation or warranty of any kind (either express or implied) by the Seller to or for the benefit of such Person.

          The fact that a Material Document Defect or Material Breach is not discovered until after foreclosure (but in all instances prior to the sale of the related REO Property or Mortgage Loan) shall not prejudice any claim against the Seller for repurchase of the REO Mortgage Loan or REO Property. In such an event, the Master Servicer shall notify the Seller of the discovery of the Material Document Defect or Material Breach and the Seller shall have 90 days to correct or cure such Material Document Defect or Material Breach or purchase the REO Property at the Purchase Price. If the Seller fails to correct or cure the Material Document Defect or Material Breach or purchase the REO Property, then the provisions above regarding notice of offers related to such REO Property and the Seller's right to purchase such REO Property shall apply. After a final liquidation of the Mortgage Loan or REO Mortgage Loan, if a court of competent jurisdiction issues a final order after the expiration of any applicable appeal period that the Seller is or was obligated to repurchase the related Mortgage Loan or REO Mortgage Loan (a "Final Judicial Determination") or the Seller otherwise accepts liability, then, but in no event later than the Termination of the Trust pursuant to Section 9.30 of the Pooling and Servicing Agreement, the Seller will be obligated to pay to the Trust the difference between any Liquidation Proceeds received upon such liquidation in accordance with the Pooling and Servicing Agreement (including those arising from any sale to the Seller) and the Purchase Price.

          Notwithstanding anything to the contrary contained herein, in connection with any sale or other liquidation of a Mortgage Loan or REO Property as described in this Section 5(b), the Special Servicer shall not receive a Liquidation Fee from the Seller (but may collect such Liquidation Fee from the related Liquidation Proceeds as otherwise provided herein); provided, however, that in the event the Seller is obligated to repurchase the Mortgage Loan or REO Mortgaged Property after a final liquidation of such Mortgage Loan or REO Property pursuant to the immediately preceding paragraph, an amount equal to any Liquidation Fee (calculated on the basis of Liquidation Proceeds) payable to the Special Servicer shall be included in the definition of "Purchase Price" in respect of such Mortgage Loan or REO Mortgaged Property. Except as expressly set forth above, no Liquidation Fee shall be payable in connection with a repurchase of a Mortgage Loan by the Seller.

          The obligations of the Seller set forth in this Section 5(b) to cure a Material Document Defect or a Material Breach or repurchase or replace a defective Mortgage Loan constitute the sole remedies of the Purchaser or its assignees with respect to a Material Document Defect or Material Breach in respect of an outstanding Mortgage Loan; provided, that this limitation shall not in any way limit the Purchaser's rights or remedies upon breach of any other representation or warranty or covenant by the Seller set forth in this Agreement (other than those set forth in Exhibit 2).

          Notwithstanding the foregoing, in the event that there is a breach of the representations and warranties set forth in paragraph 39 in Exhibit 2 attached hereto, and as a result the payments, by a Mortgagor, of reasonable costs and expenses associated with the defeasance or assumption of a Mortgage Loan are insufficient causing the Trust to incur an

Additional Trust Expense in an amount equal to such reasonable costs and expenses not paid by such Mortgagor, the Seller hereby covenants and agrees to reimburse the Trust within 90 days of the receipt of notice of such breach in an amount sufficient to avoid such Additional Trust Expense. The parties hereto acknowledge that such reimbursement shall be the Seller's sole obligation with respect to the breach discussed in the previous sentence.

          (c) The Pooling and Servicing Agreement shall provide that the Trustee (or the Master Servicer or the Special Servicer on its behalf) shall give written notice promptly (but in any event within three Business Days) to the Seller of its discovery of any Material Document Defect or Material Breach and prompt written notice to the Seller in the event that any Mortgage Loan becomes a Specially Serviced Mortgage Loan (as defined in the Pooling and Servicing Agreement).

          (d) If the Seller repurchases any Mortgage Loan pursuant to this
Section 5, the Purchaser or its assignee, following receipt by the Trustee of the Purchase Price therefor, promptly shall deliver or cause to be delivered to the Seller all Mortgage Loan documents with respect to such Mortgage Loan, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed and assigned to the Seller in the same manner such that the Seller shall be vested with legal and beneficial title to such Mortgage Loan, in each case without recourse, including any property acquired in respect of such Mortgage Loan or proceeds of any insurance policies with respect thereto.

          SECTION 6. Closing. The closing of the sale of the Mortgage Loans shall be held at the offices of Latham & Watkins LLP, 885 Third Avenue, New York, NY 10022 at 9:00 a.m., New York time, on the Closing Date.

          The closing shall be subject to each of the following conditions:

          (a) All of the representations and warranties of the Seller and the Purchaser specified in Section 4 of this Agreement (including, without limitation, the representations and warranties set forth on Exhibit 2 to this Agreement) shall be true and correct as of the Closing Date (to the extent of the standard, if any, set forth in each representation and warranty).

          (b) All Closing Documents specified in Section 7 of this Agreement, in such forms as are agreed upon and reasonably acceptable to the Seller or the Purchaser, as applicable, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof.

          (c) The Seller shall have delivered and released to the Purchaser or its designee all documents required to be delivered to the Purchaser as of the Closing Date pursuant to Section 2 of this Agreement.

          (d) The result of the examination and audit performed by the Purchaser and its affiliates pursuant to Section 3 hereof shall be satisfactory to the Purchaser and its affiliates in their sole determination and the parties shall have agreed to the form and contents of the Seller's Information to be disclosed in the Memorandum and the Prospectus Supplement.

          (e) All other terms and conditions of this Agreement required to be complied with on or before the Closing Date shall have been complied with, and the Seller and the Purchaser shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date.

          (f) The Seller shall have paid all fees and expenses payable by it to the Purchaser pursuant to Section 8 hereof.

          (g) The Certificates to be so rated shall have been assigned ratings by each Rating Agency no lower than the ratings specified for each such Class in the Memorandum and the Prospectus Supplement.

          (h) No Underwriter shall have terminated the Underwriting Agreement and the Initial Purchaser shall not have terminated the Certificate Purchase Agreement, and neither the Underwriters nor the Initial Purchaser shall have suspended, delayed or otherwise cancelled the Closing Date.

          (i) The Seller shall have received the purchase price for the Mortgage Loans pursuant to Section 1 hereof.

          Each party agrees to use its best efforts to perform its respective obligations hereunder in a manner that will enable the Purchaser to purchase the Mortgage Loans on the Closing Date.

          SECTION 7. Closing Documents. The Closing Documents shall consist of the following:

          (a) This Agreement duly executed by the Purchaser and the Seller.

          (b) A certificate of the Seller, executed by a duly authorized officer of the Seller and dated the Closing Date, and upon which the Purchaser and its successors and assigns may rely, to the effect that: (i) the representations and warranties of the Seller in this Agreement are true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on the Closing Date, provided that any representations and warranties made as of a specified date shall be true and correct as of such specified date; and (ii) the Seller has complied with all agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

          (c) True, complete and correct copies of the Seller's articles of organization and by-laws.

          (d) A certificate of existence for the Seller from the Secretary of State of New York dated not earlier than 30 days prior to the Closing Date.

          (e) A certificate of the Secretary or Assistant Secretary of the Seller, dated the Closing Date, and upon which the Purchaser may rely, to the effect that each individual who, as an officer or representative of the Seller, signed this Agreement or any other document or certificate delivered on or before the Closing Date in connection with the transactions contemplated herein, was at the respective times of such signing and delivery, and is as of the Closing Date, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents and certificates are their genuine signatures.

          (f) An opinion of counsel (which, other than as to the opinion described in paragraph (vi) below, may be in-house counsel) to the Seller, dated the Closing Date, substantially to the effect of the following (with such changes and modifications as the Purchaser may approve and subject to such counsel's reasonable qualifications):

          (i) The Seller is validly existing under New York law and has full corporate power and authority to enter into and perform its obligations under this Agreement.

          (ii) This Agreement has been duly authorized, executed and delivered by the Seller.

          (iii) No consent, approval, authorization or order of any federal court or governmental agency or body is required for the consummation by the Seller of the transactions contemplated by the terms of this Agreement except any approvals as have been obtained.

          (iv) Neither the execution, delivery or performance of this Agreement by the Seller, nor the consummation by the Seller of any of the transactions contemplated by the terms of this Agreement (A) conflicts with or results in a breach or violation of, or constitutes a default under, the organizational documents of the Seller, (B) to the knowledge of such counsel, constitutes a default under any term or provision of any material agreement, contract, instrument or indenture, to which the Seller is a party or by which it or any of its assets is bound or results in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument, other than pursuant to this Agreement, or (C) conflicts with or results in a breach or violation of any law, rule, regulation, order, judgment, writ, injunction or decree of any court or governmental authority having jurisdiction over the Seller or its assets, except where in any of the instances contemplated by clauses (B) or (C) above, any conflict, breach or default, or creation or imposition of any lien, charge or encumbrance, will not have a material adverse effect on the consummation of the transactions contemplated hereby by the Seller or materially and adversely affect its ability to perform its obligations and duties hereunder or result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted.

          (v) To his or her knowledge, there are no legal or governmental actions, investigations or proceedings pending to which the Seller is a party, or threatened against the Seller, (a) asserting the invalidity of this Agreement or (b) which materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

          (vi) This Agreement is a valid, legal and binding agreement of the Seller, enforceable against the Seller in accordance with its terms, except as such enforcement may be limited by (1) laws relating to bankruptcy, insolvency, reorganization, receivership or moratorium, (2) other laws relating to or affecting the rights of creditors generally, (3) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (4) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from liabilities under applicable securities laws.

          Such opinion may express its reliance as to factual matters on, among other things specified in such opinion, the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement.

          In rendering the opinions expressed above, such counsel may limit such opinions to matters governed by the federal laws of the United States and the corporate laws of the State of Delaware and the State of New York, as applicable.

          (g) Such other opinions of counsel as any Rating Agency may request in connection with the sale of the Mortgage Loans by the Seller to the Purchaser or the Seller's execution and delivery of, or performance under, this Agreement.

          (h) A letter from Deloitte & Touche, certified public accountants, dated the date hereof, to the effect that they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Memorandum and the Prospectus Supplement agrees with the records of the Seller.

          (i) Such further certificates, opinions and documents as the Purchaser may reasonably request.

          (j) An officer's certificate of the Purchaser, dated as of the Closing Date, with the resolutions of the Purchaser authorizing the transactions described herein attached thereto, together with certified copies of the charter, by-laws and certificate of good standing of the Purchaser dated not earlier than 30 days prior to the Closing Date.

          (k) Such other certificates of the Purchaser's officers or others and such other documents to evidence fulfillment of the conditions set forth in this Agreement as the Seller or its counsel may reasonably request.

          (l) An executed Bill of Sale in the form attached hereto as Exhibit 4.

          SECTION 8. Costs. The Seller shall pay the Purchaser the costs and expenses as agreed upon by the Seller and the Purchaser in a separate Letter of Understanding dated [___], 2004.

          SECTION 9. Notices. All communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if (a) personally delivered, (b) mailed by registered or certified mail, postage prepaid and received by the addressee, (c) sent by express courier delivery service and received by the addressee, or (d) transmitted by telex or facsimile transmission (or any other type of electronic transmission agreed upon by the parties) and confirmed by a writing delivered by any of the means described in (a), (b) or (c), if (i) to the Purchaser, addressed to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman, with a copy to Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, Attention: Legal Department (or such other address as may hereafter be furnished in writing by the Purchaser), or if
(ii) to the Seller, addressed to the Seller at Morgan Stanley Mortgage Capital Inc., 1585 Broadway, New York, New York 10036, Attention: Andrew Berman (or to such other address as the Seller may designate in writing) with a copy to the attention of Michelle Wilke, Esq.

          SECTION 10. Severability of Provisions. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation, warranty or covenant of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

          SECTION 11. Further Assurances. The Seller and the Purchaser each agree to execute and deliver such instruments and take such actions as the other may, from time to time, reasonably request in order to effectuate the purpose and to carry out the terms of this Agreement and the Pooling and Servicing Agreement.

          SECTION 12. Survival. Each party hereto agrees that the representations, warranties and agreements made by it herein and in any certificate or other instrument delivered pursuant hereto shall be deemed to be relied upon by the other party, notwithstanding any investigation heretofore or hereafter made by the other party or on its behalf, and that the representations, warranties and agreements made by such other party herein or in any such certificate or other instrument shall survive the delivery of and payment for the Mortgage Loans and shall continue in full force and effect, notwithstanding any restrictive or qualified endorsement on the Mortgage Notes and notwithstanding subsequent termination of this Agreement.

          SECTION 13. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK. THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AGREEMENT.

          SECTION 14. Benefits of Mortgage Loan Purchase Agreement. This Agreement shall inure to the benefit of and shall be binding upon the Seller, the Purchaser and their respective successors, legal representatives, and permitted assigns, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that the rights and obligations of the Purchaser pursuant to Sections 2, 4(a) (other than clause (vii)), 5, 9, 10, 11, 12 and 13 hereof may be assigned to the Trustee as may be required to effect the purposes of the Pooling and Servicing Agreement and, upon such assignment, the Trustee shall succeed to the rights and obligations hereunder of the Purchaser. No owner of a Certificate issued pursuant to the Pooling and Servicing Agreement shall be deemed a successor or permitted assigns because of such ownership.

          SECTION 15. Miscellaneous. This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. The rights and obligations of the Seller under this Agreement shall not be assigned by the Seller without the prior written consent of the Purchaser, except that any person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller is a party, or any person succeeding to the entire business of the Seller shall be the successor to the Seller hereunder.

          SECTION 16. Entire Agreement. This Agreement contains the entire agreement and understanding between the parties hereto with respect to the subject matter hereof (other than the Letter of Understanding (solely with respect to those portions of this Agreement that are not assigned to the Trustee), the Indemnification Agreement and the Pooling and Servicing Agreement), and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance or usage of the trade inconsistent with any of the terms hereof.

          IN WITNESS WHEREOF, the Purchaser and the Seller have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

                                        MORGAN STANLEY MORTGAGE CAPITAL INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:


                                        MORGAN STANLEY CAPITAL I INC.


                                        By:
                                           -------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT 1

                             MORTGAGE LOAN SCHEDULE


                                       1-1

                                    EXHIBIT 2

                    REPRESENTATIONS AND WARRANTIES REGARDING
                            INDIVIDUAL MORTGAGE LOANS

          1. Mortgage Loan Schedule. The information set forth in the Mortgage Loan Schedule is complete, true and correct in all material respects as of the date of this Agreement and as of the Cut-Off Date.

          2. Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a mortgage loan. Immediately prior to the transfer to the Purchaser of the Mortgage Loans, the Seller had good title to, and was the sole owner of, each Mortgage Loan. The Seller has full right, power and authority to transfer and assign each of the Mortgage Loans to or at the direction of the Purchaser and has validly and effectively conveyed (or caused to be conveyed) to the Purchaser or its designee all of the Seller's legal and beneficial interest in and to the Mortgage Loans free and clear of any and all pledges, liens, charges, security interests and/or other encumbrances. The sale of the Mortgage Loans to the Purchaser or its designee does not require the Seller to obtain any governmental or regulatory approval or consent that has not been obtained.

          3. Payment Record. No scheduled payment of principal and interest under any Mortgage Loan was 30 days or more past due as of the Cut-Off Date, and no Mortgage Loan was 30 days or more delinquent in the twelve-month period immediately preceding the Cut-Off Date, in each case, without giving effect to any applicable grace period.

          4. Lien; Valid Assignment. The Mortgage related to and delivered in connection with each Mortgage Loan constitutes a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien upon the related Mortgaged Property, prior to all other liens and encumbrances, except for (a) the lien for current real estate taxes and assessments not yet due and payable, (b) covenants, conditions and restrictions, rights of way, easements and other matters that are of public record and/or are referred to in the related lender's title insurance policy, (c) exceptions and exclusions specifically referred to in such lender's title insurance policy, (d) other matters to which like properties are commonly subject, none of which matters referred to in clauses (b), (c) or (d), individually or in the aggregate, materially interferes with the security intended to be provided by such Mortgage, the marketability or current use of the Mortgaged Property or the current ability of the Mortgaged Property to generate operating income sufficient to service the Mortgage Loan debt and (e) if such Mortgage Loan is cross-collateralized with any other Mortgage Loan, the lien of the Mortgage for such other Mortgage Loan (the foregoing items (a) through (e) being herein referred to as the "Permitted Encumbrances"). The related assignment of such Mortgage executed and delivered in favor of the Trustee is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Mortgage. Such Mortgage, together with any separate security agreements, chattel mortgages or equivalent instruments, establishes and creates a valid and, subject to the exceptions set forth in paragraph 13 below, enforceable security interest in favor of the holder thereof in all of the related Mortgagor's personal property used in, and reasonably necessary to operate, the related Mortgaged Property. In the case of a Mortgaged Property operated as a hotel


                                       2-1
or an assisted living facility, the Mortgagor's personal property includes all personal property that a prudent mortgage lender making a similar Mortgage Loan would deem reasonably necessary to operate the related Mortgaged Property as it is currently being operated. A Uniform Commercial Code financing statement has been filed and/or recorded in all places necessary to perfect a valid security interest in such personal property, to the extent a security interest may be so created therein, and such security interest is a first priority security interest, subject to any prior purchase money security interest in such personal property and any personal property leases applicable to such personal property. Notwithstanding the foregoing, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code financing statements are required in order to effect such perfection.

          5. Assignment of Leases and Rents. The Assignment of Leases related to and delivered in connection with each Mortgage Loan establishes and creates a valid, subsisting and, subject to the exceptions set forth in paragraph 13 below, enforceable first priority lien and first priority security interest in the related Mortgagor's interest in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, and each assignor thereunder has the full right to assign the same. The related assignment of any Assignment of Leases not included in a Mortgage has been executed and delivered in favor of the Trustee and is in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein all of the assignor's right, title and interest in, to and under such Assignment of Leases.

          6. Mortgage Status; Waivers and Modifications. No Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in part, and the related Mortgaged Property has not been released from the lien of such Mortgage, in whole or in part (except for partial reconveyances of real property that are set forth on Schedule A to Exhibit 2), nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release, in any manner that, in each case, materially adversely affects the value of the related Mortgaged Property. None of the terms of any Mortgage Note, Mortgage or Assignment of Leases has been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Mortgage File.

          7. Condition of Property; Condemnation. (i) With respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is free and clear of any damage (or adequate reserves therefor have been established) that would materially and adversely affect its value as security for the related Mortgage Loan, and (ii) with respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an engineering report within 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2, each Mortgaged Property is in good repair and condition and all building systems contained therein are in good working order (or adequate reserves therefor have been established) and each Mortgaged Property is free of structural defects, in each case, that would materially and adversely affect its value as security for the related Mortgage Loan as of the date hereof. The Seller has received no notice of the commencement of any proceeding for the condemnation of all or any material portion of any Mortgaged Property. To the Seller's knowledge (based on surveys and/or title insurance obtained in connection with the origination


                                       2-2
of the Mortgage Loans), as of the date of the origination of each Mortgage Loan,
(x) all of the material improvements on the related Mortgaged Property that were considered in determining the appraised value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of such property, except for encroachments that are insured against by the lender's title insurance policy referred to herein or that do not materially and adversely affect the value or marketability of such Mortgaged Property, (y) no improvements on adjoining properties materially encroached upon such Mortgaged Property so as to materially and adversely affect the value or marketability of such Mortgaged Property, except those encroachments that are insured against by the Title Policy referred to herein, and (z) the Mortgaged Property securing each Mortgage Loan is located on or adjacent to a public road, or has access to an easement permitting ingress and egress.

          8. Title Insurance. Each Mortgaged Property is covered by an American Land Title Association (or an equivalent form of) lender's title insurance policy or a marked-up title insurance commitment (on which the required premium has been paid) which evidences such title insurance policy (the "Title Policy") in the original principal amount of the related Mortgage Loan after all advances of principal. Each Title Policy insures that the related Mortgage is a valid first priority lien on such Mortgaged Property, subject only to Permitted Encumbrances. Each Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no material claims have been made thereunder and no claims have been paid thereunder. No holder of the related Mortgage has done, by act or omission, anything that would materially impair the coverage under such Title Policy. Immediately following the transfer and assignment of the related Mortgage Loan to the Trustee, such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) will inure to the benefit of the Trustee without the consent of or notice to the insurer. To the Seller's knowledge, the insurer issuing such Title Policy is qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

          9. No Holdbacks. The proceeds of each Mortgage Loan have been fully disbursed and there is no obligation for future advances with respect thereto. With respect to each Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Closing Date have been complied with, or any such funds so escrowed have not been released.

          10. Mortgage Provisions. The Mortgage Note or Mortgage for each Mortgage Loan, together with applicable state law, contains customary and enforceable provisions (subject to the exceptions set forth in paragraph 13) such as to render the rights and remedies of the holder thereof adequate for the practical realization against the related Mortgaged Property of the principal benefits of the security intended to be provided thereby.

          11. Trustee under Deed of Trust. If any Mortgage is a deed of trust,
(1) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving under such Mortgage, and (2) no fees or expenses are payable to such trustee by the Seller, the Purchaser or any transferee thereof except in connection with a trustee's sale after default by the related Mortgagor or in connection with any full or partial release of the related Mortgaged Property or related security for the related Mortgage Loan.


                                       2-3

          12. Environmental Conditions.

          (i) Except as set forth on Schedule A to this Exhibit 2, with respect to the Mortgaged Properties securing the Mortgage Loans that were the subject of an environmental site assessment within 18 months prior to the Cut-Off Date, an environmental site assessment prepared to ASTM standards, or an update of a previous such report, was performed with respect to each Mortgaged Property in connection with the origination or the sale of the related Mortgage Loan, a report of each such assessment (or the most recent assessment with respect to each Mortgaged Property) (an "Environmental Report") has been delivered to the Purchaser, and the Seller has no knowledge of any material and adverse environmental condition or circumstance affecting any Mortgaged Property that was not disclosed in such report. Each Mortgage requires the related Mortgagor to comply with all applicable federal, state and local environmental laws and regulations. Where such assessment disclosed the existence of a material and adverse environmental condition or circumstance affecting any Mortgaged Property, (i) a party not related to the Mortgagor was identified as the responsible party for such condition or circumstance or (ii) environmental insurance covering such condition was obtained or must be maintained until the condition is remediated or (iii) the related Mortgagor was required either to provide additional security that was deemed to be sufficient by the originator in light of the circumstances and/or to establish an operations and maintenance plan. Each Mortgage Loan set forth on Schedule C to this Exhibit 2 (each, a "Schedule C Loan") is the subject of a Secured Creditor Impaired Property Policy, issued by the issuer set forth on Schedule C (the "Policy Issuer") and effective as of the date thereof (the "Environmental Insurance Policy"). Except as set forth on Schedule A to this
               Exhibit 2, with respect to each Schedule C Loan, (i) the Environmental Insurance Policy is in full force and effect,
               (ii)(a) a property condition or engineering report was prepared with respect to lead based paint ("LBP"), asbestos containing materials ("ACM") and radon gas ("RG") at each related Mortgaged Property and (b) if such report disclosed the existence of a material and adverse LBP, ACM or RG environmental condition or circumstance affecting the related Mortgaged Property, the related Mortgagor (A) was required to remediate the identified condition prior to closing the Mortgage Loan or provide additional security, or establish with the lender a reserve from loan proceeds, in an amount deemed to be sufficient by the Seller for the remediation of the problem and/or (B) agreed in the Mortgage Loan documents to establish an operations and maintenance plan after the closing of the Mortgage Loan, (iii) on the effective date of the Environmental Insurance Policy, Seller as originator had no knowledge of any material and adverse environmental condition or circumstance affecting the Mortgaged Property (other than the existence of LBP, ACM or RG) that was not disclosed to the Policy Issuer in one or more of the


                                       2-4
               following: (a) the application for insurance, (b) a borrower questionnaire that was provided to the Policy Issuer or (c) an engineering or other report provided to the Policy Issuer and
               (iv) the premium of any Environmental Insurance Policy has been paid through the maturity of the policy's term and the term of such policy extends at least five years beyond the maturity of the Mortgage Loan.

          (ii) With respect to the Mortgaged Properties securing the Mortgage Loans that were not the subject of an environmental site assessment prepared to ASTM standards within 18 months prior to the Cut-Off Date as set forth on Schedule A to this Exhibit 2,
               (i) no Hazardous Material is present on such Mortgaged Property such that (1) the value of such Mortgaged Property is materially and adversely affected or (2) under applicable federal, state or local law, (a) such Hazardous Material could be required to be eliminated at a cost materially and adversely affecting the value of the Mortgaged Property before such Mortgaged Property could be altered, renovated, demolished or transferred or (b) the presence of such Hazardous Material could (upon action by the appropriate governmental authorities) subject the owner of such Mortgaged Property, or the holders of a security interest therein, to liability for the cost of eliminating such Hazardous Material or the hazard created thereby at a cost materially and adversely affecting the value of the Mortgaged Property, and (ii) such Mortgaged Property is in material compliance with all applicable federal, state and local laws pertaining to Hazardous Materials or environmental hazards, any noncompliance with such laws does not have a material adverse effect on the value of such Mortgaged Property and neither Seller nor, to Seller's knowledge, the related Mortgagor or any current tenant thereon, has received any notice of violation or potential violation of any such law.

               "Hazardous Materials" means gasoline, petroleum products, explosives, radioactive materials, polychlorinated biphenyls or related or similar materials, and any other substance or material as may be defined as a hazardous or toxic substance by any federal, state or local environmental law, ordinance, rule, regulation or order, including without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C.Sections 9601 et seq.), the Hazardous Materials Transportation Act as amended (42 U.S.C. Sections 6901 et seq.), the Federal Water Pollution Control Act as amended (33 U.S.C.Sections 1251 et seq.), the Clean Air Act (42 U.S.C.Sections 1251 et seq.) and any regulations promulgated pursuant thereto.

          13. Loan Document Status. Each Mortgage Note, Mortgage and other agreement that evidences or secures such Mortgage Loan and was executed by or on behalf of the related Mortgagor or any guarantor of any non-recourse exceptions and environmental liability is the legal, valid and binding obligation of the maker thereof (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-


                                       2-5
deficiency or market value limit deficiency legislation), enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and there is no valid defense, counterclaim or right of offset or rescission available to the related Mortgagor with respect to such Mortgage Note, Mortgage or other agreement.

          14. Insurance. Each Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by (a) a fire and extended perils insurance policy providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, riot, riot attending a strike, civil commotion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial mortgage lending practices, against other risks insured against by persons operating like properties in the locality of the Mortgaged Property in an amount not less than the lesser of the principal balance of the related Mortgage Loan and the replacement cost of the Mortgaged Property, and not less than the amount necessary to avoid the operation of any co-insurance provisions with respect to the Mortgaged Property, and the policy contains no provisions for a deduction for depreciation; (b) a business interruption or rental loss insurance policy, in an amount at least equal to twelve months of operations of the Mortgaged Property estimated as of the date of origination by the originator of such Mortgage Loan consistent with its normal commercial lending practices; (c) a flood insurance policy (if any portion of buildings or other structures on the Mortgaged Property are located in an area identified by the Federal Emergency Management Agency as having special flood hazards and the Federal Emergency Management Agency requires flood insurance to be maintained); and (d) a comprehensive general liability insurance policy in amounts as are generally required by commercial mortgage lenders, and in any event not less than $1 million per occurrence. Each insurance policy contains a standard mortgagee clause that names the mortgagee as an additional insured in the case of liability insurance policies and as a loss payee in the case of property insurance policies and requires prior notice to the holder of the Mortgage of termination, reduction of coverage or cancellation. No such notice has been received, including any notice of nonpayment of premiums, that has not been cured. Each Mortgage obligates the related Mortgagor to maintain all such insurance and, upon such Mortgagor's failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from such Mortgagor. Each Mortgage provides that casualty insurance proceeds will be applied (a) to the restoration or repair of the related Mortgaged Property, (b) to the restoration or repair of the related Mortgaged Property, with any excess insurance proceeds after restoration or repair being paid to the Mortgagor, or (c) to the reduction of the principal amount of the Mortgage Loan.

          15. Taxes and Assessments. As of the Closing Date, there are no delinquent or unpaid taxes, assessments (including assessments payable in future installments) or other outstanding charges affecting any Mortgaged Property that are or may become a lien of priority equal to or higher than the lien of the related Mortgage. For purposes of this representation and warranty, real property taxes and assessments shall not be considered unpaid until the date on which interest or penalties would be first payable thereon.


                                       2-6

          16. Mortgagor Bankruptcy. No Mortgagor is a debtor in any state or federal bankruptcy or insolvency proceeding. As of the date of origination, (i) with respect to Mortgage Loans with a principal balance greater than $3,500,000, no tenant physically occupying 25% or more (by square feet) of the net rentable area of the related Mortgaged Property was, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding and (ii) with respect to Mortgage Loans with a principal balance equal to or less than $3,500,000 no tenant physically occupying 50% or more (by square feet) of the net rentable area of the related Mortgaged Property was, to the Seller's knowledge, a debtor in any state or federal bankruptcy or insolvency proceeding.

          17. Leasehold Estate. Each Mortgaged Property consists of a fee simple estate in real estate or, if the related Mortgage Loan is secured in whole or in part by the interest of a Mortgagor as a lessee under a ground lease of a Mortgaged Property (a "Ground Lease"), by the related Mortgagor's interest in the Ground Lease but not by the related fee interest in such Mortgaged Property (the "Fee Interest"), and as to such Ground Leases:

          (i) Such Ground Lease or a memorandum thereof has been or will be duly recorded; such Ground Lease (or the related estoppel letter or lender protection agreement between the Seller and related lessor) does not prohibit the current use of the Mortgaged Property and does not prohibit the interest of the lessee thereunder to be encumbered by the related Mortgage; and there has been no material change in the payment terms of such Ground Lease since the origination of the related Mortgage Loan, with the exception of material changes reflected in written instruments that are a part of the related Mortgage File;

          (ii) The lessee's interest in such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than Permitted Encumbrances;

          (iii) The Mortgagor's interest in such Ground Lease is assignable to the Purchaser and its successors and assigns upon notice to, but without the consent of, the lessor thereunder (or, if such consent is required, it has been obtained prior to the Closing
               Date) and, in the event that it is so assigned, is further assignable by the Purchaser and its successors and assigns upon notice to, but without the need to obtain the consent of, such lessor or if such lessor's consent is required it either has been obtained or it cannot be unreasonably withheld;

          (iv) Such Ground Lease is in full force and effect, and the Ground Lease provides that no material amendment to such Ground Lease is binding on a mortgagee unless the mortgagee has consented thereto, and the Seller has received no notice that an event of default has occurred thereunder, and, to the Seller's knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in an event of default under the terms of such Ground Lease;


                                       2-7

          (v) Such Ground Lease, or an estoppel letter or other agreement, (A) requires the lessor under such Ground Lease to give notice of any default by the lessee to the holder of the Mortgage; and (B) provides that no notice of termination given under such Ground Lease is effective against the holder of the Mortgage unless a copy of such notice has been delivered to such holder and the lessor has offered or is required to enter into a new lease with such holder on terms that do not materially vary from the economic terms of the Ground Lease.

          (vi) A mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under such Ground Lease) to cure any default under such Ground Lease, which is curable after the receipt of notice of any such default, before the lessor thereunder may terminate such Ground Lease;

          (vii) Such Ground Lease has an original term (including any extension options set forth therein that are exercisable and enforceable by the holder of the Mortgage) which extends not less than twenty years beyond the Stated Maturity Date of the related Mortgage Loan;

          (viii) Under the terms of such Ground Lease and the related Mortgage, taken together, any related insurance proceeds or condemnation award awarded to the holder of the ground lease interest will be applied either (A) to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by the related Mortgage having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling a third party to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender), or (B) to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon; and

          (ix) Such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by prudent commercial mortgage lenders lending on a similar Mortgaged Property in the lending area where the Mortgaged Property is located; and such Ground Lease contains a covenant that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of the lessee thereunder for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage.

          (x) Such Ground Lease requires the Lessor to enter into a new lease upon termination of such Ground Lease if the Ground Lease is rejected in a bankruptcy proceeding.


                                       2-8

          18. Escrow Deposits. All escrow deposits and payments relating to each Mortgage Loan that are, as of the Closing Date, required to be deposited or paid have been so deposited or paid.

          19. LTV Ratio. The gross proceeds of each Mortgage Loan to the related Mortgagor at origination did not exceed the non-contingent principal amount of the Mortgage Loan and either: (a) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at the date the Mortgage Loan was originated, at least equal to 80 percent of the original principal balance of the Mortgage Loan or (ii) at the Closing Date, at least equal to 80 percent of the principal balance of the Mortgage Loan on such date; provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (x) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (y) a proportionate amount of any lien that is in parity with the Mortgage Loan (unless such other lien secures a Mortgage Loan that is cross-collateralized with such Mortgage Loan, in which event the computation described in clauses (a)(i) and (a)(ii) of this paragraph 19 shall be made on a pro rata basis in accordance with the fair market values of the Mortgaged Properties securing such cross-collateralized Mortgage Loans); or (b) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulations Section 1.860G-2(a)(1)(ii)).

          20. Mortgage Loan Modifications. Any Mortgage Loan that was "significantly modified" prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code either (a) was modified as a result of the default under such Mortgage Loan or under circumstances that made a default reasonably foreseeable or (b) satisfies the provisions of either clause (a)(i) of paragraph 19 (substituting the date of the last such modification for the date the Mortgage Loan was originated) or clause (a)(ii) of paragraph 19, including the proviso thereto.

          21. Advancement of Funds by the Seller. No holder of a Mortgage Loan has advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Mortgaged Property, directly or indirectly, for the payment of any amount required by such Mortgage Loan.

          22. No Mechanics' Liens. Each Mortgaged Property is free and clear of any and all mechanics' and materialmen's liens that are prior or equal to the lien of the related Mortgage, and no rights are outstanding that under law could give rise to any such lien that would be prior or equal to the lien of the related Mortgage except, in each case, for liens insured against by the Title Policy referred to herein.

          23. Compliance with Usury Laws. Each Mortgage Loan complied with all applicable usury laws in effect at its date of origination.

          24. Cross-collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any loan other than one or more other Mortgage Loans.


                                       2-9

          25. Releases of Mortgaged Property. Except as described in the next sentence, no Mortgage Note or Mortgage requires the mortgagee to release all or any material portion of the related Mortgaged Property that was included in the appraisal for such Mortgaged Property, and/or generates income from the lien of the related Mortgage except upon payment in full of all amounts due under the related Mortgage Loan or in connection with the defeasance provisions of the related Note and Mortgage. The Mortgages relating to those Mortgage Loans identified on Schedule A hereto require the mortgagee to grant releases of portions of the related Mortgaged Properties upon (a) the satisfaction of certain legal and underwriting requirements and/or (b) the payment of a release price and prepayment consideration in connection therewith. Except as described in the first sentence hereof and for those Mortgage Loans identified on Schedule A, no Mortgage Loan permits the full or partial release or substitution of collateral unless the mortgagee or servicer can require the Borrower to provide an opinion of tax counsel to the effect that such release or substitution of collateral (a) would not constitute a "significant modification" of such Mortgage Loan within the meaning of Treas. Reg.Section 1.1001-3 and (b) would not cause such Mortgage Loan to fail to be a "qualified mortgage" within the meaning of Section 860G(a)(3)(A) of the Code.

          26. No Equity Participation or Contingent Interest. No Mortgage Loan contains any equity participation by the lender or shared appreciation feature or provides for negative amortization (except that the ARD Loan may provide for the accrual of interest at an increased rate after the Anticipated Repayment
Date) or for any contingent or additional interest in the form of participation in the cash flow of the related Mortgaged Property. Neither the Seller nor any affiliate thereof has any obligation to make a capital contribution to the Mortgagor under the Mortgage Loan or otherwise.

          27. No Material Default. There exists no material default, breach, violation or event of acceleration (and, to the Seller's knowledge, no event which, with the passage of time or the giving of notice, or both, would constitute any of the foregoing) under the documents evidencing or securing the Mortgage Loan, in any such case to the extent the same materially and adversely affects the value of the Mortgage Loan and the related Mortgaged Property; provided, however, that this representation and warranty does not address or otherwise cover any default, breach, violation or event of acceleration that specifically pertains to any matter otherwise covered by any other representation and warranty made by the Seller.

          28. Inspections. The Seller (or if the Seller is not the originator, the originator of the Mortgage Loan) has inspected or caused to be inspected each Mortgaged Property in connection with the origination of the related Mortgage Loan.

          29. Local Law Compliance. Based on due diligence considered reasonable by prudent commercial mortgage lenders in the lending area where the Mortgaged Property is located, the improvements located on or forming part of each Mortgaged Property comply with applicable zoning laws and ordinances, or constitute a legal non-conforming use or structure or, if any such improvement does not so comply, such non-compliance does not materially and adversely affect the value of the related Mortgaged Property, such value as determined by the appraisal performed at origination or in connection with the sale of the related Mortgage Loan by the Seller hereunder.


                                      2-10

          30. Junior Liens. None of the Mortgage Loans permits the related Mortgaged Property to be encumbered by any lien (other than a Permitted Encumbrance) junior to or of equal priority with the lien of the related Mortgage without the prior written consent of the holder thereof or the satisfaction of debt service coverage or similar criteria specified therein. The Seller has no knowledge that any of the Mortgaged Properties is encumbered by any lien junior to the lien of the related Mortgage.

          31. Actions Concerning Mortgage Loans. To the knowledge of the Seller, there are no actions, suits or proceedings before any court, administrative agency or arbitrator concerning any Mortgage Loan, Mortgagor or related Mortgaged Property that might adversely affect title to the Mortgaged Property or the validity or enforceability of the related Mortgage or that might materially and adversely affect the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended.

          32. Servicing. The servicing and collection practices used by the Seller or any prior holder or servicer of each Mortgage Loan have been in all material respects legal, proper and prudent and have met customary industry standards.

          33. Licenses and Permits. To the Seller's knowledge, based on due diligence that it customarily performs in the origination of comparable mortgage loans, as of the date of origination of each Mortgage Loan or as of the date of the sale of the related Mortgage Loan by the Seller hereunder, the related Mortgagor was in possession of all material licenses, permits and franchises required by applicable law for the ownership and operation of the related Mortgaged Property as it was then operated.

          34. Assisted Living Facility Regulation. If the Mortgaged Property is operated as an assisted living facility, to the Seller's knowledge (a) the related Mortgagor is in compliance in all material respects with all federal and state laws applicable to the use and operation of the related Mortgaged Property and (b) if the operator of the Mortgaged Property participates in Medicare or Medicaid programs, the facility is in compliance in all material respects with the requirements for participation in such programs.

          35. Collateral in Trust. The Mortgage Note for each Mortgage Loan is not secured by a pledge of any collateral that has not been assigned to the Purchaser.

          36. Due on Sale. Each Mortgage Loan contains a "due on sale" clause, which provides for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan if, without prior written consent of the holder of the Mortgage, the property subject to the Mortgage or any material portion thereof, or a controlling interest in the related Mortgagor, is transferred, sold or encumbered by a junior mortgage or deed of trust; provided, however, that certain Mortgage Loans provide a mechanism for the assumption of the loan by a third party upon the Mortgagor's satisfaction of certain conditions precedent, and upon payment of a transfer fee, if any, or transfer of interests in the Mortgagor or constituent entities of the Mortgagor to a third party or parties related to the Mortgagor upon the Mortgagor's satisfaction of certain conditions precedent.


                                      2-11

          37. Single Purpose Entity. The Mortgagor on each Mortgage Loan with a Cut-Off Date Principal Balance in excess of $10 million, was, as of the origination of the Mortgage Loan, a Single Purpose Entity. For this purpose, a "Single Purpose Entity" shall mean an entity, other than an individual, whose organizational documents provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Mortgage Loan documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Mortgage Loan documents, that it has its own books and records and accounts separate and apart from any other person (other than a Mortgagor for a Mortgage Loan that is cross-collateralized and cross-defaulted with the related Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person.

          38. Non-Recourse Exceptions. The Mortgage Loan documents for each Mortgage Loan provide that such Mortgage Loan constitutes either (a) the recourse obligations of at least one natural person or (b) the non-recourse obligations of the related Mortgagor, provided that at least one natural person (and the Mortgagor if the Mortgagor is not a natural person) is liable to the holder of the Mortgage Loan for damages arising in the case of fraud or willful misrepresentation by the Mortgagor, misappropriation of rents, insurance proceeds, condemnation awards or tenant security deposits and breaches of the environmental covenants in the Mortgage Loan documents.

          39. Defeasance and Assumption Costs. The related Mortgage Loan documents provide that the related borrower is responsible for the payment of all reasonable costs and expenses of the lender incurred in connection with the defeasance of such Mortgage Loan and the release of the related Mortgaged Property, and the borrower is required to pay all reasonable costs and expenses of the lender associated with the approval of an assumption of such Mortgage Loan.

          40. Defeasance. No Mortgage Loan provides that it can be defeased until the date that is more than two years after the Closing Date or provides that it can be defeased with any property other than government securities (as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended) or any direct non-callable security issued or guaranteed as to principal or interest by the United States.

          41. Prepayment Premiums. As of the applicable date of origination of each such Mortgage Loan, any prepayment premiums and yield maintenance charges payable under the terms of the Mortgage Loans, in respect of voluntary prepayments, constituted "customary prepayment penalties" within the meaning of Treasury Regulation Section 1.860G-1(b)(2).

          42. Terrorism Insurance. With respect to each Mortgage Loan that has a principal balance as of the Cut-off Date that is greater than or equal to $17,500,000, the related all risk insurance policy and business interruption policy do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, from coverage, or if such


                                      2-12
coverage is excluded, is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related all risk insurance policy and business interruption policy did not as of the date of origination of the Mortgage Loan, and, to the Seller's knowledge, do not, as of the date hereof, specifically exclude Acts of Terrorism from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each of the Mortgage Loans, the related Mortgage Loan documents do not waive or prohibit the mortgagee from requiring coverage for acts of terrorism or damages related thereto, except to the extent that any right to require such coverage may be limited by commercially reasonable availability, or as otherwise indicated on Schedule A.

          43. Qualified Mortgage. Each Mortgage Loan is a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code and Treasury Regulation
Section 1.860G-2(a), and the related Mortgaged Property, if acquired in connection with the default or imminent default of such Mortgage Loan, would constitute "foreclosure property" within the meaning of Section 860G(a)(8) (without regard to Section 856(e)(4) of the Code).

          44. No Fraud in Origination. In the origination of the Mortgage Loan, none of the Seller, the originator or any employee of the Seller or the originator, engaged in any fraud or intentional material misrepresentation with respect to the Mortgagor, the Mortgaged Property or any guarantor.

          45. Tax Parcels. Each Mortgaged Property constitutes one or more complete separate tax lots containing no other property, or is subject to an endorsement under the related Title Policy insuring same, or an application for the creation of separate tax lots complying in all respects with the applicable laws and requirements of the applicable governing authority has been made and approved by the applicable governing authority and such tax lots shall be effective for the next tax year.


                                      2-13

                                   Schedule A

                  Exceptions to Representations and Warranties

                                   Schedule B

    List of Mortgagors that are Third-Party Beneficiaries Under Section 5(b)

                                   Schedule C

  List of Mortgage Loans Subject to Secured Creditor Impaired Property Policies


                                       3-1

                                    EXHIBIT 3

                               PRICING FORMULATION


                                       3-1

                                    EXHIBIT 4

                                  BILL OF SALE

          1. Parties. The parties to this Bill of Sale are the following:

             Seller:             Morgan Stanley Mortgage Capital Inc.
             Purchaser:          Morgan Stanley Capital I Inc.

          2. Sale. For value received, the Seller hereby conveys to the Purchaser, without recourse, all right, title and interest in and to the Mortgage Loans identified on Exhibit 1 (the "Mortgage Loan Schedule") to the Mortgage Loan Purchase Agreement, dated as of February 20, 2004 (the "Mortgage Loan Purchase Agreement"), between the Seller and the Purchaser and all of the following property:

          (a) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit and investment property consisting of, arising from or relating to any of the following property: the Mortgage Loans identified on the Mortgage Loan Schedule including the related Mortgage Notes, Mortgages, security agreements, and title, hazard and other insurance policies, all distributions with respect thereto payable after the Cut-Off Date, all substitute or replacement Mortgage Loans and all distributions with respect thereto, and the Mortgage Files;

          (b) All accounts, general intangibles, chattel paper, instruments, documents, money, deposit accounts, certificates of deposit, goods, letters of credit, advices of credit, investment property, and other rights arising from or by virtue of the disposition of, or collections with respect to, or insurance proceeds payable with respect to, or claims against other Persons with respect to, all or any part of the collateral described in clause (a) above (including any accrued discount realized on liquidation of any investment purchased at a discount); and

          (c) All cash and non-cash proceeds of the collateral described in clauses (a) and (b) above.

          3. Purchase Price. The amount and other consideration set forth on
Exhibit 3 to the Mortgage Loan Purchase Agreement.

          4. Definitions. Terms used but not defined herein shall have the meanings assigned to them in the Mortgage Loan Purchase Agreement.


                                       4-1

          IN WITNESS WHEREOF, each of the parties hereto has caused this Bill of Sale to be duly executed and delivered on this 20th day of February, 2004.

SELLER:                                 MORGAN STANLEY MORTGAGE CAPITAL INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:


PURCHASER:                              MORGAN STANLEY CAPITAL I INC.


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:

                                    EXHIBIT 5

                        FORM OF LIMITED POWER OF ATTORNEY


                                       5-1

                                    EXHIBIT L

                            FORM OF INSPECTION REPORT

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT M

                    FORM OF MONTHLY CERTIFICATEHOLDER REPORT

                    SUBSTANTIALLY SIMILAR TO THE INFORMATION

                      REPEATED IN THE FORM OF STATEMENT TO

                            CERTIFICATEHOLDERS IN THE

                              PROSPECTUS SUPPLEMENT

                                    EXHIBIT N

                   FORM OF OPERATING STATEMENT ANALYSIS REPORT

             [Available At CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT O

                                   [RESERVED]

                                    EXHIBIT P

                                   [Reserved]

                                    EXHIBIT Q

                                   [RESERVED]

                                    EXHIBIT R

                                   [Reserved]

                                   EXHIBIT S-1

                  FORM OF POWER OF ATTORNEY FOR MASTER SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

WELLS FARGO BANK, N.A.
555 Montgomery Street, 17th Floor
San Francisco, CA  94111
Attention: Commercial Mortgage Pass-
   Through Certificates Series 2004-HQ3

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

          KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint WELLS FARGO BANK, NATIONAL ASSOCIATION, as Master Servicer under the Pooling and Servicing Agreement ("Wells Fargo Bank"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable Wells Fargo Bank to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by Wells Fargo Bank of its duties as Master Servicer under the Pooling and Servicing Agreement, giving and granting unto Wells Fargo Bank full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that Wells Fargo Bank shall lawfully do or cause to be done by virtue hereof.

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of __________ , 2004.

                                LASALLE BANK NATIONAL ASSOCIATION,
                                as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3


                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------

================================================================================

                          ALL-PURPOSE ACKNOWLEDGEMENT

                                        )
                                        )
                                        )

     On ___________________ before me, _________________________________________
               Date                     Name and Title of Officer (i.e., Your
                                        Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)

--------------------------------------------------------------------------------
personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


     -------------------------------------
              Signature of Notary

                                           (Affix seal in the above blank space)

================================================================================

                                   EXHIBIT S-2

                 FORM OF POWER OF ATTORNEY FOR SPECIAL SERVICER

RECORDING REQUESTED BY:
WELLS FARGO BANK, N.A.

AND WHEN RECORDED MAIL TO:

GMAC COMMERCIAL MORTGAGE CORPORATION
550 California Street, 12th Floor
San Francisco, CA  94104
Attention: Commercial Mortgage Pass-
   Through Certificates Series 2004-HQ3

                    Space above this line for Recorder's use
--------------------------------------------------------------------------------

                            LIMITED POWER OF ATTORNEY
                                    (SPECIAL)

          KNOW ALL MEN BY THESE PRESENTS, that LASALLE BANK NATIONAL ASSOCIATION, as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3 ("Trustee"), under that certain Pooling and Servicing Agreement dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), does hereby nominate, constitute and appoint GMAC COMMERCIAL MORTGAGE CORPORATION, as Special Servicer under the Pooling and Servicing Agreement ("GMAC"), as its true and lawful attorney-in-fact for it and in its name, place, stead and for its use and benefit:

          To perform any and all acts which may be necessary or appropriate to enable GMAC to service and administer the Mortgage Loans (as defined in the Pooling and Servicing Agreement) in connection with the performance by GMAC of its duties as Special Servicer under the Pooling and Servicing Agreement, giving and granting unto GMAC full power and authority to do and perform any and every act necessary, requisite, or proper in connection with the foregoing and hereby ratifying, approving or confirming all that GMAC shall lawfully do or cause to be done by virtue hereof.


                                     S-2-1

          IN WITNESS WHEREOF, the undersigned has caused this limited power of attorney to be executed as of this ___ day of __________, 2004.


                                LASALLE BANK NATIONAL ASSOCIATION,
                                as trustee for Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3


                                By:
                                    --------------------------------------------
                                Name:
                                     -------------------------------------------
                                Title:
                                      ------------------------------------------


                                     S-2-2

================================================================================

                           ALL-PURPOSE ACKNOWLEDGEMENT

                                        )
                                        )
                                        )

     On ___________________ before me, _________________________________________
               Date                     Name and Title of Officer (i.e., Your
                                        Name, Notary Public)

personally appeared ____________________________________________________________
                                 Name(s) of Document Signer(s)

--------------------------------------------------------------------------------

personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

     WITNESS my hand and official seal.


     --------------------------------------------
              Signature of Notary

                                           (Affix seal in the above blank space)

================================================================================


                                     S-2-3

                                    EXHIBIT T

                 FORM OF DEBT SERVICE COVERAGE RATIO PROCEDURES

          "Debt Service Coverage Ratios" generally means the ratio of "Underwritable Cash Flow" estimated to be produced by the related Mortgaged Property to the annualized amount of debt service payable under that Mortgage Loan. "Underwritable Cash Flow" in each case is an estimate of stabilized cash flow available for debt service. In general, it is the estimated stabilized revenue derived from the use and operation of a Mortgaged Property (consisting primarily of rental income) less the sum of (a) estimated stabilized operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (b) fixed expenses (such as insurance, real estate taxes and, if applicable, ground lease payments) and (c) capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions. Underwritable Cash Flow generally does not reflect interest expenses and non-cash items such as depreciation and amortization. In determining Underwritable Cash Flow for a Mortgaged Property, the Master Servicer may rely on rent rolls and other generally unaudited financial information provided by the respective borrowers and may estimate cash flow taking into account historical financial statements, material changes in the operating position of the Mortgaged Property, and estimated capital expenditures, leasing commissions and tenant improvement reserves. The Master Servicer may make certain changes to operating statements and operating information obtained from the respective borrowers.

                                    EXHIBIT U

       [Form of Assignment and Assumption Submission to Special Servicer]

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT V

     [Form of Additional Lien, Monetary Encumbrance and Mezzanine Financing
                  Submission Package to the Special Services]

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT W

                           RESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT X

                          UNRESTRICTED SERVICER REPORTS

             [Available at CMSA Website version 2.0 dated 11/15/99]

                                    EXHIBIT Y

                             [Investor Certificate]

                             INVESTOR CERTIFICATION

                                                             Date:

LaSalle Bank National Association,
   as Trustee
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention: Morgan Stanley Capital I Inc., Commercial Mortgage Pass-Through
           Certificates, Series 2004-HQ3

     In accordance with the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Agreement"), by and among Morgan Stanley Capital I Inc., as Depositor, Wells Fargo Bank, National Association, as Master Servicer, GMAC Commercial Mortgage Corporation, as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle Bank National Association, as Trustee (the "Trustee"), with respect to the above referenced certificates (the "Certificates"), the undersigned hereby certifies and agrees as follows:

1.   The undersigned is a beneficial owner or prospective purchaser of the Class
     __ Certificates.

2. The undersigned is requesting access to the Trustee's internet website containing certain information (the "Information") and/or is requesting the information identified on the schedule attached hereto (also, the "Information") pursuant to the provisions of the Agreement.

3. In consideration of the Trustee's disclosure to the undersigned of the Information, or access thereto, the undersigned will keep the Information confidential (except from such outside persons as are assisting it in making an evaluation in connection with purchasing the related Certificates, from its accountants and attorneys, and otherwise from such governmental or banking authorities or agencies to which the undersigned is subject), and such Information will not, without the prior written consent of the Trustee, be otherwise disclosed by the undersigned or by its officers, directors, partners, employees, agents or representatives (collectively, the "Representatives") in any manner whatsoever, in whole or in part.

4. The undersigned will not use or disclose the Information in any manner which could result in a violation of any provision of the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended, or would require registration of any Certificate pursuant to Section 5 of the Securities Act.

5. The undersigned shall be fully liable for any breach of this agreement by itself or any of its Representatives and shall indemnify the Depositor, the Trustee and the Trust Fund for any loss, liability or expense incurred thereby with respect to any such breach by the undersigned or any of its Representatives.

6. Capitalized terms used but not defined herein shall have the respective meanings assigned thereto in the Agreement.

          IN WITNESS WHEREOF, the undersigned has caused its name to be signed hereto by its duly authorized officer, as of the day and year written above.


                                      ------------------------------------------
                                      Beneficial Owner or Prospective Purchaser


                                      By:
                                          --------------------------------------
                                      Title:
                                             -----------------------------------
                                      Company:
                                               ---------------------------------
                                      Phone:
                                             -----------------------------------

                                    EXHIBIT Z

                        Form of Notice and Certification

                                     FORM OF

                            NOTICE AND CERTIFICATION
                      REGARDING DEFEASANCE OF MORTGAGE LOAN

  For loans having balance of (a) $20,000,000 or less, or (b) less than 5% of outstanding pool balance, whichever is less

     To:      [Address]
     Attn:

From:_____________________________________, in its capacity
     as Servicer (the "Servicer") under the Pooling and Servicing Agreement dated as of __________________ (the "Pooling and Servicing Agreement"), among the Servicer, __________________as Trustee, and others.

Date:_________, 20___

Re:  _______________________________________.
     Commercial Mortgage Pass-Through Certificates
     Series ___________

     Mortgage Loan (the "Mortgage Loan") identified by loan number _____ on the Mortgage Loan Schedule attached to the Pooling and Servicing Agreement and heretofore secured by the Mortgaged Properties identified on the Mortgage Loan Schedule by the following names:____________________

     Reference is made to the Pooling and Servicing Agreement described above. Capitalized terms used but not defined herein have the meanings assigned to such terms in the Pooling and Servicing Agreement. [Note: all terms in this Certification must be conformed to terms used in the Pooling and Servicing Agreement]

     As Servicer under the Pooling and Servicing Agreement, we hereby:

          1. NOTIFY YOU THAT THE MORTGAGOR HAS CONSUMMATED A DEFEASANCE OF THE MORTGAGE LOAN PURSUANT TO THE TERMS OF THE MORTGAGE LOAN, OF THE TYPE CHECKED BELOW:

               ____ a full defeasance of the payments scheduled to be due in respect of the entire Principal Balance of the Mortgage Loan; or

               ____ a partial defeasance of the payments scheduled to be due in respect of a portion of the Principal Balance of the

                    Mortgage Loan that represents ___% of the entire Principal Balance of the Mortgage Loan and, under the Mortgage, has an allocated loan amount of $____________ or _______% of the entire Principal Balance;

          2. CERTIFY THAT EACH OF THE FOLLOWING IS TRUE, SUBJECT TO THOSE EXCEPTIONS SET FORTH WITH EXPLANATORY NOTES ON EXHIBIT A HERETO, WHICH EXCEPTIONS THE SERVICER HAS DETERMINED, CONSISTENT WITH THE SERVICING STANDARD, WILL HAVE NO MATERIAL ADVERSE EFFECT ON THE MORTGAGE LOAN OR THE DEFEASANCE TRANSACTION:

               A. THE MORTGAGE LOAN DOCUMENTS PERMIT THE DEFEASANCE, AND THE TERMS AND CONDITIONS FOR DEFEASANCE SPECIFIED THEREIN WERE SATISFIED IN ALL MATERIAL RESPECTS IN COMPLETING THE DEFEASANCE.

               B.   THE DEFEASANCE WAS CONSUMMATED ON __________, 20__.

               C. THE DEFEASANCE COLLATERAL CONSISTS OF SECURITIES THAT (I) CONSTITUTE "GOVERNMENT SECURITIES" AS DEFINED IN SECTION 2(A)(16) OF THE INVESTMENT COMPANY ACT OF 1940 AS AMENDED (15 U.S.C. 80A-1), (II) ARE LISTED AS "QUALIFIED INVESTMENTS FOR `AAA' FINANCINGS" UNDER PARAGRAPHS 1, 2 OR 3 OF "CASH FLOW APPROACH" IN STANDARD & Poor's Public Finance Criteria 2000, AS AMENDED TO THE DATE OF THE DEFEASANCE, (III) ARE RATED `AAA' BY STANDARD & Poor's, (iv) IF THEY INCLUDE A PRINCIPAL OBLIGATION, THE PRINCIPAL DUE AT MATURITY CANNOT VARY OR CHANGE, AND (V) ARE NOT SUBJECT TO PREPAYMENT, CALL OR EARLY REDEMPTION. SUCH SECURITIES HAVE THE CHARACTERISTICS SET FORTH BELOW:

                         CUSIP RATE MAT PAY DATES ISSUED

               D. THE SERVICER RECEIVED AN OPINION OF COUNSEL (FROM COUNSEL APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD) THAT THE DEFEASANCE WILL NOT RESULT IN AN ADVERSE REMIC EVENT.

               E. THE SERVICER DETERMINED THAT THE DEFEASANCE COLLATERAL WILL BE OWNED BY AN ENTITY (THE "DEFEASANCE OBLIGOR") AS TO WHICH ONE OF THE STATEMENTS CHECKED BELOW IS TRUE:

                    ____ the related Mortgagor was a Single-Purpose Entity (as defined in Standard & Poor's Structured Finance Ratings Real Estate Finance Criteria, as amended to the date of the defeasance (the "S&P Criteria")) as of the date of the defeasance, and after the defeasance owns no assets other than the defeasance collateral and real property securing Mortgage Loans included in the pool.

                    ____ the related Mortgagor designated a Single-Purpose
                         Entity (as defined in the S&P Criteria) to own the defeasance collateral; or

                    ____ the Servicer designated a Single-Purpose Entity (as
                         defined in the S&P Criteria) established for the benefit of the Trust to own the defeasance collateral.

               F. THE SERVICER RECEIVED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OR THE ACCOUNTANT'S LETTER DESCRIBED BELOW CONTAINED STATEMENTS THAT IT REVIEWED A BROKER OR SIMILAR CONFIRMATION OF THE CREDIT, OF THE DEFEASANCE COLLATERAL TO AN ELIGIBLE ACCOUNT (AS DEFINED IN THE S&P Criteria) IN THE NAME OF THE DEFEASANCE OBLIGOR, WHICH ACCOUNT IS MAINTAINED AS A SECURITIES ACCOUNT BY THE TRUSTEE ACTING AS A SECURITIES INTERMEDIARY.

               G. AS SECURITIES INTERMEDIARY, TRUSTEE IS OBLIGATED TO MAKE THE SCHEDULED PAYMENTS ON THE MORTGAGE LOAN FROM THE PROCEEDS OF THE DEFEASANCE COLLATERAL DIRECTLY TO THE SERVICER'S COLLECTION ACCOUNT IN THE AMOUNTS AND ON THE DATES SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS OR, IN A PARTIAL DEFEASANCE, THE PORTION OF SUCH SCHEDULED PAYMENTS ATTRIBUTED TO THE ALLOCATED LOAN AMOUNT FOR THE REAL PROPERTY DEFEASED, INCREASED BY ANY DEFEASANCE PREMIUM SPECIFIED IN THE MORTGAGE LOAN DOCUMENTS (THE "SCHEDULED PAYMENTS").

               H. THE SERVICER RECEIVED FROM THE MORTGAGOR WRITTEN CONFIRMATION FROM A FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, STATING THAT (I) REVENUES FROM PRINCIPAL AND INTEREST PAYMENTS MADE ON THE DEFEASANCE COLLATERAL (WITHOUT TAKING INTO ACCOUNT ANY EARNINGS ON REINVESTMENT OF SUCH REVENUES) WILL BE SUFFICIENT TO TIMELY PAY EACH OF THE SCHEDULED PAYMENTS AFTER THE DEFEASANCE INCLUDING THE PAYMENT IN FULL OF THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN CONNECTION WITH A PARTIAL DEFEASANCE) ON ITS MATURITY DATE (OR, IN THE CASE OF AN ARD LOAN, ON ITS ANTICIPATED REPAYMENT DATE), (II) THE REVENUES RECEIVED IN ANY MONTH FROM THE DEFEASANCE COLLATERAL WILL BE APPLIED TO MAKE SCHEDULED PAYMENTS WITHIN FOUR (4) MONTHS AFTER THE DATE OF RECEIPT, AND (III) INTEREST INCOME FROM THE DEFEASANCE COLLATERAL TO THE DEFEASANCE OBLIGOR IN ANY CALENDAR OR FISCAL YEAR WILL NOT EXCEED SUCH DEFEASANCE OBLIGOR'S INTEREST EXPENSE FOR THE MORTGAGE LOAN (OR THE ALLOCATED PORTION THEREOF IN A PARTIAL DEFEASANCE) FOR SUCH YEAR.

               I. THE SERVICER RECEIVED OPINIONS FROM COUNSEL, WHO WERE APPROVED BY SERVICER IN ACCORDANCE WITH THE SERVICING STANDARD, THAT (I) THE AGREEMENTS EXECUTED BY THE MORTGAGOR AND/OR THE DEFEASANCE OBLIGOR IN CONNECTION WITH THE DEFEASANCE ARE ENFORCEABLE AGAINST THEM IN ACCORDANCE WITH THEIR TERMS, AND (II) THE TRUSTEE WILL HAVE A PERFECTED, FIRST PRIORITY SECURITY INTEREST IN THE DEFEASANCE COLLATERAL DESCRIBED ABOVE.

               J.   THE AGREEMENTS EXECUTED IN CONNECTION WITH THE DEFEASANCE
                    (I) PERMIT REINVESTMENT OF PROCEEDS OF THE DEFEASANCE COLLATERAL ONLY IN PERMITTED INVESTMENTS (AS DEFINED IN THE S&P Criteria), (II) PERMIT RELEASE OF SURPLUS DEFEASANCE COLLATERAL AND EARNINGS ON REINVESTMENT TO THE DEFEASANCE OBLIGOR OR THE MORTGAGOR ONLY AFTER THE MORTGAGE LOAN HAS BEEN PAID IN FULL, IF ANY SUCH RELEASE IS PERMITTED, (III) PROHIBIT ANY SUBORDINATE LIENS AGAINST THE DEFEASANCE COLLATERAL, AND (IV) PROVIDE FOR PAYMENT FROM SOURCES OTHER THAN THE DEFEASANCE COLLATERAL OR OTHER ASSETS OF THE DEFEASANCE OBLIGOR OF ALL FEES AND EXPENSES OF THE SECURITIES INTERMEDIARY FOR ADMINISTERING THE DEFEASANCE AND THE SECURITIES ACCOUNT AND ALL FEES AND EXPENSES OF MAINTAINING THE EXISTENCE OF THE DEFEASANCE OBLIGOR.

               K. THE ENTIRE PRINCIPAL BALANCE OF THE MORTGAGE LOAN AS OF THE DATE OF DEFEASANCE WAS $___________ [$5,000,000 OR LESS OR LESS THAN ONE PERCENT OF POOL BALANCE, WHICHEVER IS LESS] WHICH IS LESS THAN 1% OF THE AGGREGATE CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE MOST RECENT TRUSTEE'S MONTHLY CERTIFICATEHOLDER REPORT RECEIVED BY US (THE "CURRENT REPORT").

               L. THE DEFEASANCE DESCRIBED HEREIN, TOGETHER WITH ALL PRIOR AND SIMULTANEOUS DEFEASANCES OF MORTGAGE LOANS, BRINGS THE TOTAL OF ALL FULLY AND PARTIALLY DEFEASED MORTGAGE LOANS TO $__________________, WHICH IS _____% OF THE AGGREGATE
                    CERTIFICATE BALANCE OF THE CERTIFICATES AS OF THE DATE OF THE CURRENT REPORT.

          3. CERTIFY THAT, IN ADDITION TO THE FOREGOING, SERVICER HAS IMPOSED SUCH ADDITIONAL CONDITIONS TO THE DEFEASANCE, SUBJECT TO THE LIMITATIONS IMPOSED BY THE MORTGAGE LOAN DOCUMENTS, AS ARE CONSISTENT WITH THE SERVICING STANDARD.

          4. CERTIFY THAT EXHIBIT B HERETO IS A LIST OF THE MATERIAL AGREEMENTS, INSTRUMENTS, ORGANIZATIONAL DOCUMENTS FOR THE DEFEASANCE OBLIGOR, AND OPINIONS OF COUNSEL AND INDEPENDENT ACCOUNTANTS EXECUTED AND DELIVERED IN CONNECTION WITH THE DEFEASANCE DESCRIBED ABOVE AND THAT ORIGINALS OR COPIES OF SUCH AGREEMENTS, INSTRUMENTS AND OPINIONS HAVE BEEN TRANSMITTED TO THE TRUSTEE FOR PLACEMENT IN THE RELATED MORTGAGE FILE OR, TO THE EXTENT NOT REQUIRED TO BE PART OF THE RELATED MORTGAGE FILE, ARE IN THE POSSESSION OF THE SERVICER AS PART OF THE SERVICER'S MORTGAGE FILE.

          5. CERTIFY AND CONFIRM THAT THE DETERMINATIONS AND CERTIFICATIONS DESCRIBED ABOVE WERE RENDERED IN ACCORDANCE WITH THE SERVICING STANDARD SET FORTH IN, AND THE OTHER APPLICABLE TERMS AND CONDITIONS OF, THE POOLING AND SERVICING AGREEMENT.

          6. CERTIFY THAT THE INDIVIDUAL UNDER WHOSE HAND THE SERVICER HAS CAUSED THIS NOTICE AND CERTIFICATION TO BE EXECUTED DID CONSTITUTE A SERVICING OFFICER AS OF THE DATE OF THE DEFEASANCE DESCRIBED ABOVE.

          7. AGREE TO PROVIDE COPIES OF ALL ITEMS LISTED IN EXHIBIT B TO YOU UPON REQUEST.

     IN WITNESS WHEREOF, the Servicer has caused this Notice and Certification to be executed as of the date captioned above.

                                        SERVICER:
                                                  ------------------------------

                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   EXHIBIT AA

                       Form of Primary Servicing Agreement
                                  (Wells Fargo)


                              [Under Separate Tab]

                                   EXHIBIT BB

             Controlling Class Certificateholder's Reports Checklist

------------------------------------------------------------------------------------------------------
               Information                                 Format                 Frequency
------------------------------------------------------------------------------------------------------
       Property Operating Statement          Actual        PDF/TIF          As received/Quarterly
------------------------------------------------------------------------------------------------------
            Property Rent Roll               Actual        PDF/TIF          As received/Quarterly
------------------------------------------------------------------------------------------------------
   Other Financials as required by loan      Actual        PDF/TIF               As received
                documents
------------------------------------------------------------------------------------------------------
           Property Inspection               Actual        PDF/TIF          As received/Quarterly
------------------------------------------------------------------------------------------------------
  Payments Received After Determination      Monthly        Excel      Master Servicer Remittance Date
             Date Report (1)
------------------------------------------------------------------------------------------------------
   Mortgage Loans Delinquent Report (2)      Monthly        Excel             30th of each month
------------------------------------------------------------------------------------------------------
    Interest on Advance Reconciliation       Monthly        Excel             Distribution Date
------------------------------------------------------------------------------------------------------
    CMSA Setup File (Issuer/Servicer)       CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
            CMSA Property File              CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
      CMSA Loan Periodic Update File        CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
           CMSA Financial File              CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
     Distribution Statement (Trustee)        Monthly      Excel/PDF       Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
         CMSA Bond File (Trustee)           CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
      CMSA Collateral File (Trustee)        CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
        CMSA Supplemental Reports           CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
   Operating Statement Analysis Report      CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
         NOI Adjustment Worksheet           CMSA IRP    Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------
Documentation Exceptions Report (Trustee)   Quarterly   Access/Excel      Monthly/Distribution Date
------------------------------------------------------------------------------------------------------

Footnotes:

     (1) On the Master Servicer Remittance Date following each Determination Date, a list of all Mortgage Loans which are delinquent as to the applicable Collection Period on that Master Servicer Remittance Date. This list should represent all delinquent Mortgage Loans that required a P&I Advance to be made.

     (2) On the last day of the month (30th), for all delinquencies reported in #1 above, a list of all Mortgage Loans which remain delinquent for such Collection Period (along with the number of days delinquent), accompanied with any reason, in the Master Servicer's opinion, for the continued delinquency of such Mortgage Loans, along with an explanation of the Master Servicer's attempts to cure.

     (3) GMAC requests that the above information be organized in ascending Prospectus Loan I.D. order and forwarded on each of the above listed dates via E-Mail to the following address, or all reports and data files shall be available via the Master Servicer's or the Trustee's Website.

                                   EXHIBIT CC


                        Form of Performance Certification

                FORM OF CERTIFICATION TO BE PROVIDED TO DEPOSITOR


     Re: Morgan Stanley Capital I Inc. Trust 2004-HQ3 (the "Trust"), Commercial Mortgage Pass-Through Certificates, Series 2004-HQ3, issued pursuant to the Pooling and Servicing Agreement, dated as of March 1, 2004 (the "Pooling and Servicing Agreement"), among Morgan Stanley Capital I Inc., as depositor (the "Depositor"), Wells Fargo Bank, National Association, as master servicer (the "Master Servicer"), GMAC Commercial Mortgage Corporation, as special servicer (the "Special Servicer"), LaSalle Bank National Association, as trustee and certificate registrar (the "Trustee"), and ABN AMRO Bank N.V., as fiscal agent. Capitalized terms used herein but not defined herein have the respective meanings given them in the Pooling and Servicing Agreement.

I, [identify the certifying individual], certify to the Depositor [and the Trustee] [add for certifications signed by an officer of the Master Servicer or the Special Servicer], and [its][their] [add for certifications signed by an officer of the Master Servicer or the Special Servicer] officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

          1. [To be certified by the Trustee] [I have reviewed the annual report on Form 10-K for the fiscal year [___] (the "Annual Report"), and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;]

          2. [To be certified by the Trustee] [To the best of my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report;]

          3. [To be covered by the Trustee] [To the best of my knowledge, the distribution or servicing information required to be provided to the Trustee by the Master Servicer, the Special Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;]

          4. [To be certified by each of the Master Servicer and the Special Servicer] [I am responsible for reviewing the activities performed by the [Master Servicer] [Special Servicer] under the Pooling and Servicing Agreement and based upon my knowledge and the annual compliance review performed as required under Section [8.12] [9.18] of the Pooling and Servicing Agreement, and except as disclosed in the compliance certificate delivered pursuant to Section [8.12] [9.18] of the Pooling and Servicing Agreement, the [Master Servicer] [Special Servicer] has fulfilled its material obligations under the Pooling and Servicing Agreement; and]

          5. [To be certified by each of the Master Servicer and the General Special Servicer] [I have disclosed to the [Master Servicer's] [Special Servicer's] certified public accountants all significant deficiencies, to my knowledge, relating to the compliance of the [Master Servicer] [Special Servicer] with the minimum servicing standards in accordance with a review conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar standard as set forth in the Pooling and Servicing Agreement.]

Date:
      -----------------------------------

-----------------------------------------
[Signature]
[Title]

                                   EXHIBIT DD

                            Realized Loss Formulation

Realized Loss (prepared by Special and Master Servicer)
(applicable to Final Recovery Determination)

--------------------------------------------------------------------------------

Totals Funds Received on Corrected Mortgage Loan and specially Serviced Mortgage
Loan:

Sales Proceeds or Payoff Proceeds                                                 3,600,000.00
   Insurance Proceeds                                                                       --
   Suspense Balance                                                                         --
                                                                                  ------------
                                                                                  3,600,000.00
Less
   Broker Fees                                                                       95,105.19
   Other Selling Expenses                                                                   --
                                                                                  ------------
                                                                                    (95,105.19)
                                                                                  ------------
Proceeds available                                                                3,504,894.81
1) Accrued Servicing Fees and other Unpaid Fees:
   (Excluded from Additional Trust Fund Expenses)
a  Liquidation Fee to SS on SS loan or Workout Fee on Corrected Mtg. Loan            35,048.95
b  Master Servicing Fees                                                                    --
c  Special Servicing Fees                                                                   --
d  Interest on Advances - P&I                                                        12,514.30
e  Interest on Advances- Servicing Advances                                                 --
f  Other Unpaid Fees
                                                                                  ------------
   Total                                                                             47,563.25

2) Amounts due Servicer and Special Servicer:
a  Servicing Advances                                                                       --
b  P&I Advances                                                                   1,262,825.25
                                                                                  ------------
   Total                                                                          1,262,825.25

3) Current Period Servicing Fees and Other Unpaid Fees:
a  Master Servicing Fees                                                                729.17
b  Special Servicing Fees                                                                   --
c  Trustee Fees                                                                         243.06
d  Other Unpaid Fees and expenses                                                           --
   Total                                                                          ------------
                                                                                        972.23

4) Recovery of accrued interest
a  ASER Recovery                                                                            --
b  Deemed non-recoverable interest (prior shortfall)                                695,006.76
c  Other Unpaid Interest                                                                    --

                                                                                  ------------
   Total                                                                            695,006.76

5) Current Scheduled Interest Net of Fees                                            36,863.48
6) Recovery of Additional Trust fund Expenses (prior interest shortfalls or principal losses)
a  Special Servicing Fees                                                                   --
b  Work Out fees (Corrected Motgage Loan)                                                   --
c  Interest on Advances                                                                     --
d  Non-Recoverable Advances (If paid from Principal, distribute as Principal)     1,282,322.37
e  Other expenses: (Inspection by SS, Environmental, legal etc.)
   Total                                                                          ------------
   Total #1 through #6                                                            1,282,322.37
                                                                                 (3,325,553.34)

   Net Proceeds (Proceeds available less #1 thru #6)                                179,341.47

   (Proceeds available for Principal Distribution)(must be greater than zero)

   Stated Principal Balance (Trust)                                               5,833,393.01
   Adjustment to Stated Principal Balance                                         ------------
   Revised Stated Principal Balance                                               5,833,393.01

   -------------------------------------------------------------------------------------------

   Realized Loss (Revised Stated Principal Balance less Net Proceeds)             5,654,051.54

   (Realized Loss cannot be greater than Stated Principal Balance)

   -------------------------------------------------------------------------------------------

   Realized Loss greater than Stated Principal Balance                                      --

   (Interest shortfalls incurred prior periods or current period)


   Additional Proceeds after Final Recovery Determination

   Date   Description   Amount


                                                                                  ------------
   Adjusted Realized Loss                                                         5,654,051.54

   ----------------------------------------
   Signature and Title of Servicing Officer
   -------------------------------------------------------------------------------------------
                       Additional Information

   Additional Expenses after Final Recovery Determination

   Date   Description   Amount

                                   SCHEDULE I

                               MSMC LOAN SCHEDULE

MSCI 2004-HQ3
MLPA Exhibits

     = Crossed Loans

     = Single-loan / Multi-Property loans

------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                            CURRENT_BALANCE        NOTEDATE     TO_MATURITY_ARD
------------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                                                               Original Term to
   No.      Seller          PROPERTYNAME                            Cut-Off Date Balance   Note Date    Maturity or ARD
------------------------------------------------------------------------------------------------------------------------
    1       MSMC            Arundel Mills                                $187,000,000         5/22/03           84
    2       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    3       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    4       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    5       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    6       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    7       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    8       MSMC            GIC Portfolio_                              _____________        12/10/03          120
    9       MSMC            GIC Portfolio_                              _____________        12/10/03          120
   10       MSMC            GIC Portfolio_                              _____________        12/10/03          120
   11       MSMC            GIC Portfolio_                              _____________        12/10/03          120
   12       MSMC            GIC Portfolio_                              _____________        12/10/03          120
   13       MSMC            GIC Portfolio_                              _____________        12/10/03          120
   14       MSMC            Harbor Steps                                 $100,000,000        08/28/03          120
   15       MSMC            Alamo Quarry Market & Quarry Crossing         $68,853,435      12/31/2003          120
   16       MSMC            Wells Fargo Tower                             $59,750,000        06/26/03           84
   17       MSMC            Four Seasons - Los Angeles at Beverly Hills   $53,051,487      01/01/2004          121
   18       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   19       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   20       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   21       MSMC            Stone Ridge Apartments                        $40,000,000      07/31/2002          120
   22       MSMC            International Plaza                           $37,366,296        12/23/02           60
   23       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   24       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   25       MSMC            PPG Portfolio_                              _____________      12/22/2003           60
   26       MSMC            Galleria at Centerville Mall                  $28,955,509      02/02/2004          120
   27       MSMC            Diamond Run Mall                              $28,556,123      02/02/2004          120
   28       MSMC            Lifetime Portfolio_                         _____________      12/22/2003          120
   29       MSMC            Lifetime Portfolio_                         _____________      12/22/2003          120
   30       MSMC            3699 Wilshire Blvd                            $24,469,916      01/21/2004          120
   31       MSMC            The Byrd Center                               $21,750,000      12/22/2003          120
   32       MSMC            DDC Portfolio_                              _____________      12/12/2003          120
   33       MSMC            DDC Portfolio_                              _____________      12/12/2003          120
   34       MSMC            DDC Portfolio_                              _____________      12/12/2003          120
   35       MSMC            DDC Portfolio_                              _____________      12/12/2003          120
   36       MSMC
   37       MSMC
   38       MSMC
   39       MSMC            Market Place Design Center                    $17,419,532      09/04/2003          120
   40       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   41       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   42       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   43       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   44       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   45       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120
   46       MSMC            All Seasons Storage Portfolio_              _____________      11/04/2003          120

--------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                            REMAINING_TERM   ORIG_AMORT     ORTTERM   RATE
--------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                              Remaining                     Rem.
   No.         Seller       PROPERTYNAME                                  Term       Orig. Amort.    Amort.   Rate
--------------------------------------------------------------------------------------------------------------------
    1       MSMC            Arundel Mills                                   75             IO         NAP     4.606%
    2       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    3       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    4       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    5       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    6       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    7       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    8       MSMC            GIC Portfolio_                                 118            360         360     5.247%
    9       MSMC            GIC Portfolio_                                 118            360         360     5.247%
   10       MSMC            GIC Portfolio_                                 118            360         360     5.247%
   11       MSMC            GIC Portfolio_                                 118            360         360     5.247%
   12       MSMC            GIC Portfolio_                                 118            360         360     5.247%
   13       MSMC            GIC Portfolio_                                 118            360         360     5.247%
   14       MSMC            Harbor Steps                                   114            360         360     7.900%
   15       MSMC            Alamo Quarry Market & Quarry Crossing          118            360         358     5.670%
   16       MSMC            Wells Fargo Tower                               76            360         360     4.680%
   17       MSMC            Four Seasons - Los Angeles at Beverly Hills    119            360         358     6.600%
   18       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   19       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   20       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   21       MSMC            Stone Ridge Apartments                         101             IO          IO     5.640%
   22       MSMC            International Plaza                             46            360         346     4.205%
   23       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   24       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   25       MSMC            PPG Portfolio_                                  58             IO          IO     4.930%
   26       MSMC            Galleria at Centerville Mall                   119            300         299     6.400%
   27       MSMC            Diamond Run Mall                               119            300         299     6.400%
   28       MSMC            Lifetime Portfolio_                            118            300         298     6.430%
   29       MSMC            Lifetime Portfolio_                            118            300         298     6.430%
   30       MSMC            3699 Wilshire Blvd                             119            360         359     5.610%
   31       MSMC            The Byrd Center                                118            336         336     5.760%
   32       MSMC            DDC Portfolio_                                 118            360         358     6.100%
   33       MSMC            DDC Portfolio_                                 118            360         358     6.100%
   34       MSMC            DDC Portfolio_                                 118            360         358     6.100%
   35       MSMC            DDC Portfolio_                                 118            360         358     6.100%
   36       MSMC
   37       MSMC
   38       MSMC
   39       MSMC            Market Place Design Center                     115            360         355     6.090%
   40       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   41       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   42       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   43       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   44       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   45       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%
   46       MSMC            All Seasons Storage Portfolio_                 117            330         327     5.960%

---------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                            MONTHLYDEBTSERVICEP   DEBT_SERVICE_IO
---------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                               Monthly Debt       Monthly Debt
   No.         Seller       PROPERTYNAME                                Service (P&I)      Service (IO)
---------------------------------------------------------------------------------------------------------
    1       MSMC            Arundel Mills                                         NAP       $727,737.34
    2       MSMC            GIC Portfolio_                              _____________            ______
    3       MSMC            GIC Portfolio_                              _____________            ______
    4       MSMC            GIC Portfolio_                              _____________            ______
    5       MSMC            GIC Portfolio_                              _____________            ______
    6       MSMC            GIC Portfolio_                              _____________            ______
    7       MSMC            GIC Portfolio_                              _____________            ______
    8       MSMC            GIC Portfolio_                              _____________            ______
    9       MSMC            GIC Portfolio_                              _____________            ______
   10       MSMC            GIC Portfolio_                              _____________            ______
   11       MSMC            GIC Portfolio_                              _____________            ______
   12       MSMC            GIC Portfolio_                              _____________            ______
   13       MSMC            GIC Portfolio_                              _____________            ______
   14       MSMC            Harbor Steps                                  $726,805.41       $667,476.85
   15       MSMC            Alamo Quarry Market & Quarry Crossing         $399,165.49               NAP
   16       MSMC            Wells Fargo Tower                             $309,168.24       $236,261.46
   17       MSMC            Four Seasons - Los Angeles at Beverly Hills   $339,421.13               NAP
   18       MSMC            PPG Portfolio_                                        NAP            ______
   19       MSMC            PPG Portfolio_                                        NAP            ______
   20       MSMC            PPG Portfolio_                                        NAP            ______
   21       MSMC            Stone Ridge Apartments                                NAP       $190,611.11
   22       MSMC            International Plaza                           $186,435.62               NAP
   23       MSMC            PPG Portfolio_                                        NAP         _________
   24       MSMC            PPG Portfolio_                                        NAP         _________
   25       MSMC            PPG Portfolio_                                        NAP         _________
   26       MSMC            Galleria at Centerville Mall                  $194,001.84               NAP
   27       MSMC            Diamond Run Mall                              $191,325.96               NAP
   28       MSMC            Lifetime Portfolio_                         _____________               NAP
   29       MSMC            Lifetime Portfolio_                         _____________               NAP
   30       MSMC            3699 Wilshire Blvd                            $140,803.88               NAP
   31       MSMC            The Byrd Center                               $130,516.20       $105,850.00
   32       MSMC            DDC Portfolio_                              _____________               NAP
   33       MSMC            DDC Portfolio_                              _____________               NAP
   34       MSMC            DDC Portfolio_                              _____________               NAP
   35       MSMC            DDC Portfolio_                              _____________               NAP
   36       MSMC
   37       MSMC
   38       MSMC
   39       MSMC            Market Place Design Center                    $105,936.08               NAP
   40       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   41       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   42       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   43       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   44       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   45       MSMC            All Seasons Storage Portfolio_              _____________               NAP
   46       MSMC            All Seasons Storage Portfolio_              _____________               NAP

---------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                            PRIMARY_SERVICER   SUB_SERVICER
---------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                           Primary Servicer
   No.      Seller          PROPERTYNAME                            to Continue(Y/N)   Sub-Servicer
---------------------------------------------------------------------------------------------------
    1       MSMC            Arundel Mills                                  NO              NAP
    2       MSMC            GIC Portfolio_                                 NO              NAP
    3       MSMC            GIC Portfolio_                                 NO              NAP
    4       MSMC            GIC Portfolio_                                 NO              NAP
    5       MSMC            GIC Portfolio_                                 NO              NAP
    6       MSMC            GIC Portfolio_                                 NO              NAP
    7       MSMC            GIC Portfolio_                                 NO              NAP
    8       MSMC            GIC Portfolio_                                 NO              NAP
    9       MSMC            GIC Portfolio_                                 NO              NAP
   10       MSMC            GIC Portfolio_                                 NO              NAP
   11       MSMC            GIC Portfolio_                                 NO              NAP
   12       MSMC            GIC Portfolio_                                 NO              NAP
   13       MSMC            GIC Portfolio_                                 NO              NAP
   14       MSMC            Harbor Steps                                   NO              NAP
   15       MSMC            Alamo Quarry Market & Quarry Crossing          NO
   16       MSMC            Wells Fargo Tower                              NO              NAP
   17       MSMC            Four Season - Los Angeles at Beverly Hills     NO              NAP
   18       MSMC            PPG Portfolio_                                 NO
   19       MSMC            PPG Portfolio_                                 NO
   20       MSMC            PPG Portfolio_                                 NO
   21       MSMC            Stone Ridge Apartments                         NO
   22       MSMC            International Plaza                           YES              NAP
   23       MSMC            PPG Portfolio_                                 NO
   24       MSMC            PPG Portfolio_                                 NO
   25       MSMC            PPG Portfolio_                                 NO
   26       MSMC            Galleria at Centerville Mall                   NO
   27       MSMC            Diamond Run Mall                               NO
   28       MSMC            Lifetime Portfolio_                            NO
   29       MSMC            Lifetime Portfolio_                            NO
   30       MSMC            3699 Wllshire Blvd
   31       MSMC            The Byrd Center                               YES             GMAC
   32       MSMC            DDC Portfolio_                                 NO
   33       MSMC            DDC Portfolio_                                 NO
   34       MSMC            DDC Portfolio_                                 NO
   35       MSMC            DDC Portfolio_                                 NO
   36       MSMC
   37       MSMC
   38       MSMC
   39       MSMC            Market Place Design Center                     NO
   40       MSMC            All Seasons Storage Portfolio_                 NO
   41       MSMC            All Seasons Storage Portfolio_                 NO
   42       MSMC            All Seasons Storage Portfolio_                 NO
   43       MSMC            All Seasons Storage Portfolio_                 NO
   44       MSMC            All Seasons Storage Portfolio_                 NO
   45       MSMC            All Seasons Storage Portfolio_                 NO
   46       MSMC            All Seasons Storage Portfolio_                 NO
---------------------------------------------------------------------------------------------------

MSCI 2004-HQ3
MLPA Exhibits

     = Cross Loans

     = Single-loan / Multi-Property loans

---------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                           CURRENT_BALANCE      NOTEDATE    TO_MATURITY_ARD
---------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                                                            Original Term to
   No.         Seller       PROPERTYNAME                         Cut-Off Date Balance   Note Date    Maturity or ARD
---------------------------------------------------------------------------------------------------------------------
   47       MSMC            Union Square                              $16,272,792       01/16/2004            120
   48       MSMC            Pacific Medical Portfolio_                $__________        _________            120
   49       MSMC            Pacific Medical Portfolio_                $__________        _________            120
   50       MSMC            Pacific Medical Portfolio_                $__________        _________            120
   51       MSMC            Pacific Medical Portfolio_                $__________        _________            120
   52       MSMC            Tri-City Shopping Center                  $15,069,295       12/31/2003            120
   53       MSMC            Yuciapa Valley Center                     $14,118,240       08/12/2003            120
   54       MSMC            Center Martinez                           $14,000,000       01/27/2004            120
   55       MSMC            11600 Wilshire Boulevard                  $12,364,508       11/13/2003            120
   56       MSMC            Wildwood Crossings Shopping Center        $11,666,057       12/23/2003            120
   57       MSMC            West Ridge Shopping Center                $11,167,534       12/08/2003            120
   58       MSMC            MHC - Bulow Plantation                    $10,369,735       10/17/2003             60
   59       MSMC            MHC - Lakewood Village                     $9,817,893       10/17/2003            144
   60       MSMC            Oak Ridge Commons                          $9,570,923       11/14/2003            120
   61       MSMC            _______________________________           ___________        _________            120
   62       MSMC            _______________________________           ___________        _________            120
   63       MSMC            _______________________________           ___________        _________            120
   64       MSMC            _______________________________           ___________        _________            120
   65       MSMC            _______________________________           ___________        _________            120
   66       MSMC            Hanover Technical center                   $8,975,888       11/12/2003            120
   67       MSMC            MHC - Boulder Cascade                      $8,880,000       10/17/2003             84
   68       MSMC            Buford Plaza                               $8,832,269       01/02/2004            120
   69       MSMC            Lyons Medical Office Building              $8,543,496       05/22/2003            120
   70       MSMC            MHC - Palm Shadows                         $8,480,000       10/17/2003             84
   71       MSMC            _______________________________           ___________        _________            120
   72       MSMC            _______________________________           ___________        _________            120
   73       MSMC            North Duke Crossing                        $7,657,294       10/10/2003            120
   74       MSMC            Danville Towne Center                      $7,378,663       12/31/2003            120
   75       MSMC            Columbus Village East                      $7,163,090       10/01/2003            120
   76       MSMC            Canyon Country Plaza                       $7,000,000       10/14/2003            120
   77       MSMC            Lincoln Distribution Center                $7,000,000       11/26/2003            120
   78       MSMC            _______________________________           ___________        _________            120
   79       MSMC            _______________________________           ___________        _________            120
   80       MSMC            _______________________________           ___________        _________            120
   81       MSMC            The Bank United Building                   $6,182,366       11/03/2003            120
   82       MSMC            Storage Etc. - Long Beach                  $5,983,293       11/24/2003            120
   83       MSMC            Michaels Plaza                             $5,950,549       07/24/2003            120
   84       MSMC            Alameda Market Place                       $5,790,664       01/14/2004            120
   85       MSMC            Home Depot Plaza                           $5,493,090       01/15/2004            120
   86       MSMC            Franklin Village                           $5,180,072       08/12/2003            120
   87       MSMC            MHC - Fairview Manor                       $5,097,559       10/17/2003             60
   88       MSMC            Mesquite Tweeters                          $5,095,157       09/30/2003            120
   89       MSMC            Paradise Valley Shopping Center            $5,008,751       03/13/2003            120
   90       MSMC            2401 & 2406 South 24th Street              $4,987,697       11/04/2003            120
   91       MSMC            MHC - Bear Creek Village                   $4,880,000       10/17/2003            144
   92       MSMC            Amherst Tower                              $4,700,000       04/02/2003            120

-----------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                         REMAINING TERM   ORIG_AMORT     ORTTERM   RATE
-----------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                           Remaining                     Rem.
   No.         Seller       PROPERTYNAME                               Term       Orig. Amort.    Amort    Rate
-----------------------------------------------------------------------------------------------------------------
   47       MSMC            Union Square                                119            300         299     5.700%
   48       MSMC            Pacific Medical Portfolio_                  116            324         324     5.750%
   49       MSMC            Pacific Medical Portfolio_                  116            324         324     5.750%
   50       MSMC            Pacific Medical Portfolio_                  116            324         324     5.750%
   51       MSMC            Pacific Medical Portfolio_                  116            324         324     5.750%
   52       MSMC            Tri-City Shopping Center                    118            360         358     5.900%
   53       MSMC            Yuciapa Valley Center                       114            360         354     5.960%
   54       MSMC            Center Martinez                             119            324         324     5.890%
   55       MSMC            11600 Wilshire Boulevard                    117            360         298     5.950%
   56       MSMC            Wildwood Crossings Shopping Center          118            300         357     5.980%
   57       MSMC            West Ridge Shopping Center                  117            360         356     5.890%
   58       MSMC            MHC - Bulow Plantation                       56            360         357     5.350%
   59       MSMC            MHC - Lakewood Village                      140            360         360     6.327%
   60       MSMC            Oak Ridge Commons                           117            360         357     5.680%
   61       MSMC            _______________________________             116            276         272     6.130%
   62       MSMC            _______________________________             116            276         272     6.130%
   63       MSMC            _______________________________             116            276         272     6.130%
   64       MSMC            _______________________________             116            276         272     6.130%
   65       MSMC            _______________________________             116            276         272     6.130%
   66       MSMC            Hanover Technical center                    117            360         357     6.260%
   67       MSMC            MHC - Boulder Cascade                        80            360         360     5.715%
   68       MSMC            Buford Plaza                                119            192         191     6.600%
   69       MSMC            Lyons Medical Office Building               111            360         351     5.480%
   70       MSMC            MHC - Palm Shadows                           80            360         360     5.715%
   71       MSMC            _______________________________             115            300         295     _____
   72       MSMC            _______________________________             115            300         295     _____
   73       MSMC            North Duke Crossing                         116            300         296     6.110%
   74       MSMC            Danville Towne Center                       118            300         298     6.020%
   75       MSMC            Columbus Village East                       115            360         355     5.580%
   76       MSMC            Canyon Country Plaza                        116            348         348     5.920%
   77       MSMC            Lincoln Distribution Center                 117            348         348     5.900%
   78       MSMC            _______________________________             118            264         262     _____
   79       MSMC            _______________________________             118            264         262     _____
   80       MSMC            _______________________________             118            264         262     _____
   81       MSMC            The Bank United Building                    117            360         357     5.980%
   82       MSMC            Storage Etc. - Long Beach                   117            360         357     6.080%
   83       MSMC            Michaels Plaza                              113            360         353     4.910%
   84       MSMC            Alameda Market Place                        119            300         299     6.000%
   85       MSMC            Home Depot Plaza                            119            360         359     5.450%
   86       MSMC            Franklin Village                            114            300         294     5.230%
   87       MSMC            MHC - Fairview Manor                         56            360         356     5.350%
   88       MSMC            Mesquite Tweeters                           115            360         355     5.840%
   89       MSMC            Paradise Valley Shopping Center             109            360         349     5.850%
   90       MSMC            1401 & 2406 South 24th Street               117            360         357     6.650%
   91       MSMC            MHC - Bear Creek Village                    140            360         360     6.327%
   92       MSMC            Amherst Tower                               110              0          10     5.440%

------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                         MONTHLYDEBTSERVICEP   DEBT_SERVICE_IO
------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                            Monthly Debt       Monthly Debt
   No.         Seller       PROPERTYNAME                             Service (P&I)      Service (IO)
------------------------------------------------------------------------------------------------------
   47       MSMC            Union Square                             $102,052.41               NAP
   48       MSMC            Pacific Medical Portfolio_                __________           _______
   49       MSMC            Pacific Medical Portfolio_                __________           _______
   50       MSMC            Pacific Medical Portfolio_                __________           _______
   51       MSMC            Pacific Medical Portfolio_                __________           _______
   52       MSMC            Tri-City Shopping Center                  $89,563.61               NAP
   53       MSMC            Yuciapa Valley Center                     $84,771.34               NAP
   54       MSMC            Center Martinez                           $86,399.00        $69,671.06
   55       MSMC            11600 Wilshire Boulevard                  $73,946.12               NAP
   56       MSMC            Wildwood Crossings Shopping Center        $75,240.29               NAP
   57       MSMC            West Ridge Shopping Center                $66,359.64               NAP
   58       MSMC            MHC - Bulow Plantation                    $58,161.00               NAP
   59       MSMC            MHC - Lakewood Village                    $60,943.00        $52,483.80
   60       MSMC            Oak Ridge Commons                         $55,596.83               NAP
   61       MSMC            _______________________________           __________               NAP
   62       MSMC            _______________________________           __________               NAP
   63       MSMC            _______________________________           __________               NAP
   64       MSMC            _______________________________           __________               NAP
   65       MSMC            _______________________________           __________               NAP
   66       MSMC            Hanover Technical center                  $55,473.10               NAP
   67       MSMC            MHC - Boulder Cascade                     $51,624.00        $42,878.38
   68       MSMC            Buford Plaza                              $74,837.09               NAP
   69       MSMC            Lyons Medical Office Building             $48,863.63               NAP
   70       MSMC            MHC - Palm Shadows                        $49,299.00        $40,946.92
   71       MSMC            _______________________________           __________         _________
   72       MSMC            _______________________________           __________         _________
   73       MSMC            North Duke Crossing                       $50,130.25               NAP
   74       MSMC            Danville Towne Center                     $47,768.81               NAP
   75       MSMC            Columbus Village East                     $41,242.93               NAP
   76       MSMC            Canyon Country Plaza                      $42,134.38        $35,012.96
   77       MSMC            Lincoln Distribution Center               __________        $35,334.32
   78       MSMC            _______________________________           __________         _________
   79       MSMC            _______________________________           __________         _________
   80       MSMC            _______________________________           __________         _________
   81       MSMC            The Bank United Building                  $37,092.45               NAP
   82       MSMC            Storage Etc. - Long Beach                 $36,282.21               NAP
   83       MSMC            Michaels Plaza                            $31,880.08               NAP
   84       MSMC            Alameda Market Place                      $37,369.48               NAP
   85       MSMC            Home Depot Plaza                          $31,056.07               NAP
   86       MSMC            Franklin Village                          $31,278.98               NAP
   87       MSMC            MHC - Fairview Manor                      $28,591.00               NAP
   88       MSMC            Mesquite Tweeters                         $30,172.30               NAP
   89       MSMC            Paradise Valley Shopping Center           $29,868.71               NAP
   90       MSMC            2401 & 2406 South 24th Street             $32,098.25               NAP
   91       MSMC            MHC - Bear Creek Village                  $30,292.00        $26,087.16
   92       MSMC            Amherst Tower                                    NAP        $21,602.59

-------------------------------------------------------------------------------------------------
LOANPOO     SELLER          PROPERTYNAME                         PRIMARY_SERVICER   SUB_SERVICER
-------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                        Primary Servicer
   No.         Seller       PROPERTYNAME                         to Continue(Y/N)   Sub-Servicer
-------------------------------------------------------------------------------------------------
   47       MSMC            Union Square                              Yes             SunTrust
   48       MSMC            Pacific Medical Portfolio_                 No
   49       MSMC            Pacific Medical Portfolio_                 No
   50       MSMC            Pacific Medical Portfolio_                 No
   51       MSMC            Pacific Medical Portfolio_                 No
   52       MSMC            Tri-City Shopping Center                   No
   53       MSMC            Yuciapa Valley Center                      No
   54       MSMC            Center Martinez                            No
   55       MSMC            11600 Wilshire Boulevard                   No
   56       MSMC            Wildwood Crossings Shopping Center         No
   57       MSMC            West Ridge Shopping Center                 No
   58       MSMC            MHC - Bulow Plantation                     No
   59       MSMC            MHC - Lakewood Village                     No
   60       MSMC            Oak Ridge Commons                          No
   61       MSMC            _______________________________           Yes           GMAC
   62       MSMC            _______________________________           Yes           GMAC
   63       MSMC            _______________________________           Yes           GMAC
   64       MSMC            _______________________________           Yes           GMAC
   65       MSMC            _______________________________           Yes           GMAC
   66       MSMC            Hanover Technical center                   No
   67       MSMC            MHC - Boulder Cascade                      No
   68       MSMC            Buford Plaza                               No
   69       MSMC            Lyons Medical Office Building             Yes                 GMAC
   70       MSMC            MHC - Palm Shadows                         No
   71       MSMC            _______________________________           Yes           GMAC
   72       MSMC            _______________________________           Yes           GMAC
   73       MSMC            North Duke Crossing                        No
   74       MSMC            Danville Towne Center                      No
   75       MSMC            Columbus Village East                      No
   76       MSMC            Canyon Country Plaza                       No
   77       MSMC            Lincoln Distribution Center                No
   78       MSMC            _______________________________            No
   79       MSMC            _______________________________            No
   80       MSMC            _______________________________            No
   81       MSMC            The Bank United Building                   No
   82       MSMC            Storage Etc. - Long Beach                  No
   83       MSMC            Michaels Plaza                             No
   84       MSMC            Alameda Market Place                       No
   85       MSMC            Home Depot Plaza                           No
   86       MSMC            Franklin Village                           No
   87       MSMC            MHC - Fairview Manor                       No
   88       MSMC            Mesquite Tweeters                          No
   89       MSMC            Paradise Valley Shopping Center           Yes           GMAC
   90       MSMC            2401 & 2406 South 24th Street              No
   91       MSMC            MHC - Bear Creek Village                   No
   92       MSMC            Amherst Tower                             Yes           GMAC

MSCI 2004-HQ3
MLPA Exhibits

___________ = Crossed Loans
___________ = Single-loan / Multi property loans

------------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                    CURRENT BALANCE   NOTE DATE    __0_MATURITY_ARD   _AINING_TERM SRIG
------------------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                    Cut-Off Date                  Original Term to
   No.      Seller          PROPERTYNAME                        Balance        Note Date    Maturity or ARD    Remaining Term
------------------------------------------------------------------------------------------------------------------------------
    93      MSMC            _____________________________        __________   __________                120                116
------------------------------------------------------------------------------------------------------------------------------
    94      MSMC            _____________________________        __________   __________                120                116
------------------------------------------------------------------------------------------------------------------------------
    95      MSMC            Clarks Hill Plaza                    $4,359,885   10/01/2003                120                116
------------------------------------------------------------------------------------------------------------------------------
    96      MSMC            MHC-Hillcrest                        $4,277,767   10/17/2003                 60                 56
------------------------------------------------------------------------------------------------------------------------------
    97      MSMC            Laurel Commerce Center               $3,472,854   06/06/2003                120                112
------------------------------------------------------------------------------------------------------------------------------
    98      MSMC            3423 North Drake Avenue              $3,397,308   07/10/2003                120                113
------------------------------------------------------------------------------------------------------------------------------
    99      MSMC            Eckerd - Orlando                     $3,300,000   02/03/2004                120                120
------------------------------------------------------------------------------------------------------------------------------
   100      MSMC            Gwinnett Walk                        $3,201,867   11/14/2003                120                117
------------------------------------------------------------------------------------------------------------------------------
   101      MSMC            Kenichl Retail                       $2,990,565   12/15/2003                 84                 82
------------------------------------------------------------------------------------------------------------------------------
   102      MSMC            Shops at Dana Park                   $2,988,519   10/02/2003                120                116
------------------------------------------------------------------------------------------------------------------------------
   103      MSMC            Blanco Crossing                      $2,985,598   09/24/2003                120                115
------------------------------------------------------------------------------------------------------------------------------
   104      MSMC            The Meridian Building                $2,979,403   08/01/2003                120                114
------------------------------------------------------------------------------------------------------------------------------
   105      MSMC            Jennings Farm Retail Center          $2,867,014   09/24/2003                120                115
------------------------------------------------------------------------------------------------------------------------------
   106      MSMC            Northview Plaza                      $2,780,623   08/20/2003                120                114
------------------------------------------------------------------------------------------------------------------------------
   107      MSMC            5500 Walnut Street                   $2,689,118   11/07/2003                120                117
------------------------------------------------------------------------------------------------------------------------------
   108      MSMC            Eckerd-Forest Hills                  $2,592,480   12/24/2003                120                118
------------------------------------------------------------------------------------------------------------------------------
   109      MSMC            Spring Centre                        $2,543,080   11/10/2003                120                117
------------------------------------------------------------------------------------------------------------------------------
   110      MSMC            9400 Reisterstown Road               $2,470,153   06/02/2003                120                112
------------------------------------------------------------------------------------------------------------------------------
   111      MSMC            Town Park Plaza                      $2,306,447   10/24/2003                120                116
------------------------------------------------------------------------------------------------------------------------------
   112      MSMC            Eckerd - Chesapeake                  $2,297,334   01/16/2004                120                119
------------------------------------------------------------------------------------------------------------------------------
   113      MSMC            Eckerd - Tempe                       $2,294,727   01/09/2004                120                119
------------------------------------------------------------------------------------------------------------------------------
   114      MSMC            Oliveye Retail                       $2,290,620   11/26/2003                120                117
------------------------------------------------------------------------------------------------------------------------------
   115      MSMC            1578 Flatbush Avenue                 $2,096,495   01/14/2004                120                119
------------------------------------------------------------------------------------------------------------------------------
   116      MSMC            Corners Plaza                        $2,091,980   10/23/2003                120                116
------------------------------------------------------------------------------------------------------------------------------
   117      MSMC            Streetside Market                    $2,085,854   07/24/2003                120                113
------------------------------------------------------------------------------------------------------------------------------
   118      MSMC            Shoreline Mini-Storage               $2,042,728   06/30/2003                120                112
------------------------------------------------------------------------------------------------------------------------------
   119      MSMC            Tanasboume West Shops                $2,039,342   11/13/2003                120                117
------------------------------------------------------------------------------------------------------------------------------
   120      MSMC            Sterling Auto Center                 $1,967,285   12/23/2003                120                118
------------------------------------------------------------------------------------------------------------------------------
                                                            $1,324,982,421
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                       ORIG_AMORT   ORTTERM    RATE  _LYDEBTSERVICEPI  DEBT SERVICE IO
------------------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                                     Rem.             Monthly Debt    Monthly  Debt
   No.      Seller          PROPERTYNAME                       Orig.Amort    Amort     Rate   Service (P&l)   Servicer (IO)
------------------------------------------------------------------------------------------------------------------------------
    93      MSMC            ___________________________               360       356   _____      __________             NAP
------------------------------------------------------------------------------------------------------------------------------
    94      MSMC            ___________________________               360       356   _____      __________             NAP
------------------------------------------------------------------------------------------------------------------------------
    95      MSMC            Clarks Hill Plaza                         360       356   8.510%     $27,681.75             NAP
------------------------------------------------------------------------------------------------------------------------------
    96      MSMC            MHC-Hillcrest                             360       356   5.350%     $23,993.00             NAP
------------------------------------------------------------------------------------------------------------------------------
    97      MSMC            Laurel Commerce Center                    360       352   5.800%     $20,536.36             NAP
------------------------------------------------------------------------------------------------------------------------------
    98      MSMC            3423 North Drake Avenue                   360       353   5.950%     $20,394.82             NAP
------------------------------------------------------------------------------------------------------------------------------
    99      MSMC            Eckerd - Orlando                          300       300   6.310%     $21,891.64             NAP
------------------------------------------------------------------------------------------------------------------------------
   100      MSMC            Gwinnett Walk                             300       297   6.140%     $20,990.30             NAP
------------------------------------------------------------------------------------------------------------------------------
   101      MSMC            Kenichi Retail                            300       298   5.450%     $18,333.15             NAP
------------------------------------------------------------------------------------------------------------------------------
   102      MSMC            Shops at Dana Park                        360       356   6.020%     $18,025.11             NAP
------------------------------------------------------------------------------------------------------------------------------
   103      MSMC            Blanco Crossing                           360       355   5.890%     $17,774.90             NAP
------------------------------------------------------------------------------------------------------------------------------
   104      MSMC            The Meridian Building                     360       354   5.100%     $16,288.49             NAP
------------------------------------------------------------------------------------------------------------------------------
   105      MSMC            Jennings Farm Retail Center               360       355   6.180%     $17,601.75             NAP
------------------------------------------------------------------------------------------------------------------------------
   106      MSMC            Northview Plaza                           360       354   5.060%     $15,133.85             NAP
------------------------------------------------------------------------------------------------------------------------------
   107      MSMC            5500 Walnut Street                        300       297   6.220%     $17,761.04             NAP
------------------------------------------------------------------------------------------------------------------------------
   108      MSMC            Eckerd-Forest Hills                       300       298   6.000%     $16,751.84             NAP
------------------------------------------------------------------------------------------------------------------------------
   109      MSMC            Spring Centre                             360       357   6.200%     $15,617.96             NAP
------------------------------------------------------------------------------------------------------------------------------
   110      MSMC            9400 Reisterstown Road                    300       292   5.550%     $15,426.93             NAP
------------------------------------------------------------------------------------------------------------------------------
   111      MSMC            Town Park Plaza                           360       356   6.190%     $14,163.64             NAP
------------------------------------------------------------------------------------------------------------------------------
   112      MSMC            Eckerd - Chesapeake                       360       359   6.020%     $13,819.25             NAP
------------------------------------------------------------------------------------------------------------------------------
   113      MSMC            Eckerd - Tempe                            240       239   6.170%     $16,704.28             NAP
------------------------------------------------------------------------------------------------------------------------------
   114      MSMC            Oliveye Retail                            300       297   6.150%     $15,030.54             NAP
------------------------------------------------------------------------------------------------------------------------------
   115      MSMC            1578 Flatbush Avenue                      300       299   5.700%     $13,147.86             NAP
------------------------------------------------------------------------------------------------------------------------------
   116      MSMC            Corners Plaza                             360       356   6.030%     $12,631.09             NAP
------------------------------------------------------------------------------------------------------------------------------
   117      MSMC            Streetside Market                         360       353   5.880%     $12,429.00             NAP
------------------------------------------------------------------------------------------------------------------------------
   118      MSMC            Shoreline Mini-Storage                    300       292   6.150%     $13,494.81             NAP
------------------------------------------------------------------------------------------------------------------------------
   119      MSMC            Tanasboume West Shops                     360       357   6.110%     $12,405.81             NAP
------------------------------------------------------------------------------------------------------------------------------
   120      MSMC            Sterling Auto Center                      300       298   5.990%     $12,700.01             NAP
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER          PROPERTYNAME                     PRIMARY_SERVI___   SUB SERVICER
------------------------------------------------------------------------------------------------------------------------------

Loan Pool   Mortgage Loan                                     Primary Service
   No.      Seller          PROPERTYNAME                    to Continue (Y/N)   Sub-Servicer
------------------------------------------------------------------------------------------------------------------------------
    93      MSMC            __________________________              No          _______________
------------------------------------------------------------------------------------------------------------------------------
    94      MSMC            __________________________              No          _______________
------------------------------------------------------------------------------------------------------------------------------
    95      MSMC            Clarks Hill Plaza                       No
------------------------------------------------------------------------------------------------------------------------------
    96      MSMC            MHC-Hillcrest                           No
------------------------------------------------------------------------------------------------------------------------------
    97      MSMC            Laurel Commerce Center                  No
------------------------------------------------------------------------------------------------------------------------------
    98      MSMC            3423 North Drake Avenue                 No
------------------------------------------------------------------------------------------------------------------------------
    99      MSMC            Eckerd - Orlando                        No
------------------------------------------------------------------------------------------------------------------------------
   100      MSMC            Gwinnett Walk                           No
------------------------------------------------------------------------------------------------------------------------------
   101      MSMC            Kenichi Retail                          No
------------------------------------------------------------------------------------------------------------------------------
   102      MSMC            Shops at Dana Park                      Yes             GMAC
------------------------------------------------------------------------------------------------------------------------------
   103      MSMC            Blanco Crossing                         No
------------------------------------------------------------------------------------------------------------------------------
   104      MSMC            The Meridian Building                   No
------------------------------------------------------------------------------------------------------------------------------
   105      MSMC            Jennings Farm Retail Center             No
------------------------------------------------------------------------------------------------------------------------------
   106      MSMC            Northview Plaza                         No
------------------------------------------------------------------------------------------------------------------------------
   107      MSMC            5500 Walnut Street                      No
------------------------------------------------------------------------------------------------------------------------------
   108      MSMC            Eckerd-Forest Hills                     No
------------------------------------------------------------------------------------------------------------------------------
   109      MSMC            Spring Centre                           Yes             GMAC
------------------------------------------------------------------------------------------------------------------------------
   110      MSMC            9400 Reisterstown Road                  No
------------------------------------------------------------------------------------------------------------------------------
   111      MSMC            Town Park Plaza                         No
------------------------------------------------------------------------------------------------------------------------------
   112      MSMC            Eckerd - Chesapeake                     No
------------------------------------------------------------------------------------------------------------------------------
   113      MSMC            Eckerd - Tempe                          No
------------------------------------------------------------------------------------------------------------------------------
   114      MSMC            Oliveye Retail                          No
------------------------------------------------------------------------------------------------------------------------------
   115      MSMC            1578 Flatbush Avenue                    No
------------------------------------------------------------------------------------------------------------------------------
   116      MSMC            Corners Plaza                           Yes           Churchill
------------------------------------------------------------------------------------------------------------------------------
   117      MSMC            Streetside Market                       No
------------------------------------------------------------------------------------------------------------------------------
   118      MSMC            Shoreline Mini-Storage                  No
------------------------------------------------------------------------------------------------------------------------------
   119      MSMC            Tanasboume West Shops                   No
------------------------------------------------------------------------------------------------------------------------------
   120      MSMC            Sterling Auto Center                    No
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
                         ________________________________   months Open: For Defeasance, Lockout period is 25 months with 91 months defeasance and 4 months open.
------------------------------------------------------------------------------------------------------------------------------
                         ________________________________   and Airport are crossed with Schomac Rowlett
------------------------------------------------------------------------------------------------------------------------------
                         ________________________________   monthly amount, which will be in effect with the January 2005 monthly payment and represents 1/12 of the actual annual property tax at the subject properly. An Inflated monthly tax payment amount of $40,510.66
------------------------------------------------------------------------------------------------------------------------------
                                                            monthly amount, which will be in effect with the February 2005 payment and represents 1/12 of the actual annual property tax at the subject property. The current inflated monthly tax
                                                            collection
------------------------------------------------------------------------------------------------------------------------------
            Servicing Notes Wells Fargo Tower- The servicing fee to the Other Master Servicer under the related Other
                            Pooling and Servicing Agreement accrues at rate per annum equal to one basis point.
------------------------------------------------------------------------------------------------------------------------------
                            GIC Office Portfolio- The servicing fee to the Other Master Servicer under the related Other
                            Pooling and Servicing Agreement accrues at a rate per annum equal to three basis points.
------------------------------------------------------------------------------------------------------------------------------
                            International Plaza - The servicing fee to the Other Master Servicer under the related Other
                            Pooling and Servicing Agreement accrues at a rate per annum equal to three basis points.
------------------------------------------------------------------------------------------------------------------------------
                            Alamo Quarry - The master servicing fee rate for the related Serviced Companion Loan is three basis points
------------------------------------------------------------------------------------------------------------------------------
                                                                 $8,742,708
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------

MORGAN STANLEY


MSCI 2004-HQ3
MLPA Exibits

__________ = Crossed Loans
__________ = Single-loan/Multi-property loans

-------------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER        PROPERTYNAME                                   SUB_SERVICE  SEASONING  LO  LO_END_DATE   DEF   DEFYM1
-------------------------------------------------------------------------------------------------------------------------------
Loan Pool  Mortgage Loan                                               Sub-Servicing
   No.     Seller         PROPERTYNAME                                   Fee (bps)    Seasoning  Lo  Lo End Date   DEF  DEF/YM1
-------------------------------------------------------------------------------------------------------------------------------
    1      MSMC           Arundel Mills                                     NAP             9    33     05/08/10    49
-------------------------------------------------------------------------------------------------------------------------------
    2      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    3      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    4      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    5      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    6      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    7      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    8      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
    9      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   10      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   11      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   12      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   13      MSMC           _________________________________________         NAP          ____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   14      MSMC           Harbor Steps                                      NAP             6    30     06/07/13    86
-------------------------------------------------------------------------------------------------------------------------------
   15      MSMC           Alamo Quarry Market & Quarry Crossing                             2    26    10/7/2013    90
-------------------------------------------------------------------------------------------------------------------------------
   16      MSMC           Wells Fango Tower                                 NAP             8    32     03/31/10    48
-------------------------------------------------------------------------------------------------------------------------------
   17      MSMC           Four Seasons-Los Angeles at Baverty Hills         NAP             2    14     03/31/05
-------------------------------------------------------------------------------------------------------------------------------
   18      MSM            _________________________________________     ______          _____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   19      MSM            _________________________________________     ______          _____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   20      MSM            _________________________________________     ______          _____    __     ________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   21      MSMC           Stone Ridge Apartment                                            19    43     2/4/2012    70
-------------------------------------------------------------------------------------------------------------------------------
   22      MSMC           International Plaza                                              14    34     12/07/05    21
-------------------------------------------------------------------------------------------------------------------------------
   23      MSM            _________________________________________     ______          _____    __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   24      MSM            _________________________________________     ______          _____    __   _________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   25      MSM            _________________________________________     ______          _____    __   _________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   26      MSMC           Galleria at Centerville Mall                                      1    25   10/31/2013    91
-------------------------------------------------------------------------------------------------------------------------------
   27      MSMC           Diamond Run Mall                                                  1    25   10/31/2013    91
-------------------------------------------------------------------------------------------------------------------------------
   28      MSM            _________________________________________     ______          _____    __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   30      MSMC           3699 Wilshire Blvd                                                1    25   10/31/2013    91
-------------------------------------------------------------------------------------------------------------------------------
   31      MSMC           The Byrd Centre                                    10             2    26   09/30/2013    90
-------------------------------------------------------------------------------------------------------------------------------
   32      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   33      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   34      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   35      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   36      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   37      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   38      MSMC           _________________________________________     ______          ______   __   __________    __   _____
-------------------------------------------------------------------------------------------------------------------------------
   39      MSMC           Market Place Design Centre                                          5  29    3/31/2013    84
-------------------------------------------------------------------------------------------------------------------------------
   40      MSMC           _________________________________________     ______          ______   __    ________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   41      MSMC           _________________________________________     ______          ______   __    ________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   42      MSMC           _________________________________________     ______          ______   __    ________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   43      MSMC           _________________________________________     ______          ______   __    ________     __   _____
-------------------------------------------------------------------------------------------------------------------------------
   44      MSMC           _________________________________________     ______          ______   __   ________      __   _____
-------------------------------------------------------------------------------------------------------------------------------
   45      MSMC           _________________________________________     ______          ______   __   ________      __   _____
-------------------------------------------------------------------------------------------------------------------------------
   46      MSMC           _________________________________________     ______          ______   __   ________      __   _____
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER        PROPERTYNAME                                YM3   YM2   YM1   YM                            OPEN
-------------------------------------------------------------------------------------------------------------------------------

LoanPool   Mortgage Loan
   No.     Seller         PROPERTYNAME                                YM3  YM2  YM1  YM  5%  4%  3%  2%  1%  Open   Earnout
-------------------------------------------------------------------------------------------------------------------------------
    1      MSMC           Arundel Mills                                                                         2
-------------------------------------------------------------------------------------------------------------------------------
    2      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    3      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    4      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    5      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    6      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    7      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    8      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
    9      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
   10      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
   11      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
   12      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
   13      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   _____
-------------------------------------------------------------------------------------------------------------------------------
   14      MSMC           Harbor Steps                                                                          4       _
-------------------------------------------------------------------------------------------------------------------------------
   15      MSMC           Alamo Quary Market & Quarry Crossing                                                  4   NO
-------------------------------------------------------------------------------------------------------------------------------
   16      MSMC           Wells Fango Tower                                                                     4
-------------------------------------------------------------------------------------------------------------------------------
   17      MSMC           Four Seasons-Loss Angeles at Baverty Hills            101                             6
-------------------------------------------------------------------------------------------------------------------------------
   18      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   19      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   20      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   21      MSMC           Stone Ridge Apartment                                                                 7   NO
-------------------------------------------------------------------------------------------------------------------------------
   22      MSMC           International Plaza                                         3                         2
-------------------------------------------------------------------------------------------------------------------------------
   23      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   24      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   25      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   26      MSMC           Galleria at Centervile Mall                                                           4   NO
-------------------------------------------------------------------------------------------------------------------------------
   27      MSMC           Diamond Run Mall                                                                      4   NO
-------------------------------------------------------------------------------------------------------------------------------
   28      MSM            _________________________________________   ___  ___  ___  __  __  __  __  __  __     _   __
-------------------------------------------------------------------------------------------------------------------------------
   30      MSMC           3699 Wilshire Blvd                                                                    4   NO
-------------------------------------------------------------------------------------------------------------------------------
   31      MSMC           The Byrd Centre                                                                       4   NO
-------------------------------------------------------------------------------------------------------------------------------
   32      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   33      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   34      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   35      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   36      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   37      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   38      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   39      MSMC           Market Place Design Centre                   84                                       7   NO
-------------------------------------------------------------------------------------------------------------------------------
   40      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   41      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   42      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   43      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   44      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   45      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------
   46      MSMC           _________________________________________   ___  ___  ___  __  __  __  __  __  __  ____   ______
-------------------------------------------------------------------------------------------------------------------------------

MORGAN STANLEY

MSCI 2004 - HQ3
MLPA Exhibits

            = Crossed Loans
            = Single-loan / Multi-property Loans

----------------------------------------------------------------------------------------------------------------------------------
 LOANPOO_       SELLER                PROPERTYNAME               SUB_SERVICE    SEASONING   LO   LO_END_DATE   DEF   DEFYM1    YM3
----------------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan                                       Sub-servicing
   No.          Seller                PROPERTYNAME                Fee (bps)     Seasoning   LO   LO End Date   DEF   DEF/YM1   YM3
----------------------------------------------------------------------------------------------------------------------------------
    47           MSMC       Union Square                               5             1      35     02/28/07     83
    48           MSMC       _________________________                                4      28     7/31/2013    88
    49           MSMC       _________________________                                4      28     7/31/2013    88
    50           MSMC       _________________________                                4      28     7/31/2013    88
    51           MSMC       _________________________                                4      28     7/31/2013    88
    52           MSMC       Tri-City Shopping Center                                 2      26     9/30/2013    90
    53           MSMC       Yucaipa Valley Center                                    6      30     5/31/2013    86
    54           MSMC       Center Martinez                                          1      24     2/28/2006           92
    55           MSMC       11600 Wilshire Boulevard                                 3      27    08/31/2013    89
    56           MSMC       Wildwood Crossing Shopping Center                        2      26    09/30/2013    90
    57           MSMC       West Ridge Shopping Center                               3      27    06/08/2013    86
    58           MSMC       MHC - Bulow Plantation                                   4      28     7/31/2008    28
    59           MSMC       MHC - Lakewood Village                                   4      28     7/31/2015   112
    60           MSMC       Oak Ridge Commons                                        3      27     8/31/2013    89
    61           MSMC       _________________________                 10             4      28   07/31/2013     88
    62           MSMC       _________________________                 10             4      28   07/31/2013     88
    63           MSMC       _________________________                 10             4      28   07/31/2013     88
    64           MSMC       _________________________                 10             4      28   07/31/2013     88
    65           MSMC       _________________________                  0             4      28   07/31/2013     88
    66           MSMC       Hanover Technical Center                                 3      27    08/31/2013    89
    67           MSMC       MHC - Bouider Cascade                                    4      28     7/31/2010    52
    68           MSMC       Buford Plaza                                             1      25    10/31/2013    91
    69           MSMC       Lyons Medical Office Building              6             9      33     2/28/2013    83
    70           MSMC       MHC - Palm Shadows                                       4      28     7/31/2010    52
    71           MSMC       _________________________                 10             5      29     6/30/2013    87
    72           MSMC       _________________________                 10             5      29     6/30/2013    87
    73           MSMC       North Duke Crossing                                      4      28      8/7/2013    88
    74           MSMC       Danville Towne Center                                    2      26     9/30/2013    90
    75           MSMC       Columbus Village East                                    5      29    06/30/2013    87
    76           MSMC       Canyon Country Plaza                                     4      28     7/31/2013    88
    77           MSMC       Lincoin Distribution Center                              3      27     8/31/2013    89
    78           MSMC       _________________________                                2      26    09/30/2013    90
    79           MSMC       _________________________                                2      26    09/30/2013    90
    80           MSMC       _________________________                                2      26    09/30/2013    90
    81           MSMC       The Bank United Building                                 3      27    08/31/2013    89
    82           MSMC       Storage Etc. - Long Beach                                3      59    12/07/2008
    83           MSMC       Michaels Plaza                                           7      31    04/30/2013    85
    84           MSMC       Alameda Market Place                                     1      25    10/31/2013    91
    85           MSMC       Home Depot Plaza                                         1      25     11/7/2013    91
    86           MSMC       Franklin Village                                         6      30    06/08/2013    86
    87           MSMC       MHC - Fairview Manor                                     4      28     7/31/2008    28
    88           MSMC       Mesquite Tweeters                                        5      29    06/30/2013    87
    89           MSMC       Paradise Valley Shopping Center           10            11      35    12/31/2012    81
    90           MSMC       2401 & 2406 South 24th Street                            3      27     8/31/2013    89
    91           MSMC       MHC - Bear Creek Village                                 4      28     7/31/2015   112
    92           MSMC       Amherst Tower                              5            10      60    04/30/2008

----------------------------------------------------------------------------------------------------------------------------------
 LOANPOO_       SELLER                PROPERTYNAME              YM2   YM1   YM                            OPEN
------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan
   No.          Seller                PROPERTYNAME              YM2   YM1   YM   5%   4%   3%   2%   1%   Open   Earnout
------------------------------------------------------------------------------------------------------------------------
    47           MSMC       Union Square                                                                    2       No
    48           MSMC       _________________________                                                       4       No
    49           MSMC       _________________________                                                       4       No
    50           MSMC       _________________________                                                       4       No
    51           MSMC       _________________________                                                       4       No
    52           MSMC       Tri-City Shopping Center                                                        4       No
    53           MSMC       Yucaipa Valley Center                                                           4       No
    54           MSMC       Center Martinez                                                                 4       No
    55           MSMC       11600 Wilshire Boulevard                                                        4       No
    56           MSMC       Wildwood Crossing Shopping Center                                               4       No
    57           MSMC       West Ridge Shopping Center                                                      7       No
    58           MSMC       MHC - Bulow Plantation                                                          4       No
    59           MSMC       MHC -Lakewood Village                                                           4       No
    60           MSMC       Oak Ridge Commons                                                               4       No
    61           MSMC       _________________________                                                       4       No
    62           MSMC       _________________________                                                       4       No
    63           MSMC       _________________________                                                       4       No
    64           MSMC       _________________________                                                       4       No
    65           MSMC       _________________________                                                       4       No
    66           MSMC       Hanover Technical Center                                                        4       No
    67           MSMC       MHC - Bouider Cascade                                                           4       No
    68           MSMC       Buford Plaza                                                                    4       No
    69           MSMC       Lyons Medical Office Building                                                   4       No
    70           MSMC       MHC - Palm Shadows                                                              4       No
    71           MSMC       _________________________                                                       4       No
    72           MSMC       _________________________                                                       4       No
    73           MSMC       North Duke Crossing                                                             4       No
    74           MSMC       Danville Towne Center                                                           4       No
    75           MSMC       Columbus Village East                                                           4       No
    76           MSMC       Canyon Country Plaza                                                            4       No
    77           MSMC       Lincoin Distribution Center                                                     4       No
    78           MSMC       _________________________                                                       4       No
    79           MSMC       _________________________                                                       4       No
    80           MSMC       _________________________                                                       4       No
    81           MSMC       The Bank United Building                                                        4       No
    82           MSMC       Storage Etc. - Long Beach                       57                              4       No
    83           MSMC       Michaels Plaza                                                                  4       No
    84           MSMC       Alameda Market Place                                                            4       No
    85           MSMC       Home Depot Plaza                                                                4       No
    86           MSMC       Franklin Village                                                                4       No
    87           MSMC       MHC - Fairview Manor                                                            4       No
    88           MSMC       Mesquite Tweeters                                                               4       No
    89           MSMC       Paradise Valley Shopping Center                                                 4       No
    90           MSMC       2401 & 2406 South 24th Street                                                   4       No
    91           MSMC       MHC -Bear Creek Village                                                         4       No
    92           MSMC       Amherst Tower                                        12   12   12   12   8      4       No

MSCI 2004 - HQ3
MLPA Exhibits

            = Crossed Loans
            = Single-loan / Multi-property Loans

------------------------------------------------------------------------------------------------------------------------------------
 LOANPOO_       SELLER                            PROPERTYNAME                  SUB_SERVICE    SEASONING   LO   LO_END_DATE   DEF
------------------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan                                                      Sub-servicing
   No.          Seller                            PROPERTYNAME                   Fee (bps)     Seasoning   LO   LO END DATE   DEF
------------------------------------------------------------------------------------------------------------------------------------
    93           MSMC              _________________________________________                       4       59    10/31/2008
    94           MSMC              _________________________________________                       4       59    10/31/2008
    95           MSMC              Clarks Hill Plaza                                               4       28    07/31/2013    88
    96           MSMC              MHC - Hillcrest                                                 4       28     7/31/2008    28
    97           MSMC              Laurel Commerce Center                                          8       __    __________
    98           MSMC              3423 North Drake Avenue                                         7       31    04/30/2013    85
    99           MSMC              Eckerd - Orlando                                                0       24    10/31/2013    91
   100           MSMC              Gwinnett Walk                                                   3       27    08/31/2013    89
   101           MSMC              Kenichi Retail                                                  2       26     9/30/2010    54
   102           MSMC              Shops at Dana Park                                10            4       28    07/31/2013    88
   103           MSMC              Blanco Crossing                                                 5       29    06/30/2013    87
   104           MSMC              The Meridian Building                                           6       30    04/30/2013    85
   105           MSMC              Jennings Farm Retail Center                                     5       29    06/30/2013    87
   106           MSMC              Northview Plaza                                                 6       30     5/31/2013    86
   107           MSMC              5500 Walnut Street                                              3       27    09/08/2013    89
   108           MSMC              Eckerd - Forest Hills                                           2       26     9/30/2013    90
   109           MSMC              Spring Centre                                     10            3       27    08/31/2013    89
   110           MSMC              9400 Reisterstown Road                                          8       32    03/31/2013    84
   111           MSMC              Town Park Plaza                                                 4       28    07/31/2013    88
   112           MSMC              Eckerd - Chesapeake                                             1       25     9/30/2013    90
   113           MSMC              Eckerd - Tempe                                                  1       25    10/31/2013    91
   114           MSMC              Oilveye Retail                                                  3       27    08/31/2013    89
   115           MSMC              1578 Flatbush Avenue                                            1       25     7/31/2013    88
   116           MSMC              Comers Plaza                                                    4       28    07/31/2013    88
   117           MSMC              Streetside Market                                               7       31    04/30/2013    85
   118           MSMC              Shoreline Mini-storage                                          8       32    03/31/2013    84
   119           MSMC              Tanasbourne West shops                                          3       27    08/31/2013    89
   120           MSMC              Sterling Auto Center                                            2       26     9/30/2013    90

-----------------------------------------------------------------------------------------------------------------------------------
 LOANPOO_       SELLER                            PROPERTYNAME                 DEFYM1    YM3   YM2   YM1    YM
-----------------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan
   No.          Seller                            PROPERTYNAME                 DEF/YM1   YM3   YM2   YM1    YM   5%   4%   3%   2%
-----------------------------------------------------------------------------------------------------------------------------------
    93           MSMC              _________________________________________
    94           MSMC              _________________________________________
    95           MSMC              Clarks Hill Plaza
    96           MSMC              MHC - Hillcrest
    97           MSMC              Laurel Commerce Center                                                  119
    98           MSMC              3423 North Drake Avenue
    99           MSMC              Eckerd - Orlando
   100           MSMC              Gwinnett Walk
   101           MSMC              Kenichi Retail
   102           MSMC              Shops at Dana Park
   103           MSMC              Blanco Crossing
   104           MSMC              The Meridian Building
   105           MSMC              Jennings Farm Retail Center
   106           MSMC              Northview Plaza
   107           MSMC              5500 Walnut Street
   108           MSMC              Eckerd - Forest Hills
   109           MSMC              Spring Centre
   110           MSMC              9400 Reisterstown Road
   111           MSMC              Town Park Plaza
   112           MSMC              Eckerd - Chesapeake
   113           MSMC              Eckerd - Tempe
   114           MSMC              Oilveye Retail
   115           MSMC              1578 Flatbush Avenue
   116           MSMC              Comers Plaza
   117           MSMC              Streetside Market
   118           MSMC              Shoreline Mini-storage
   119           MSMC              Tanasbourne West shops
   120           MSMC              Sterling Auto Center

--------------------------------------------------------------------------------------------------
 LOANPOO_       SELLER                            PROPERTYNAME                      OPEN
--------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan
   No.          Seller                            PROPERTYNAME                 1%   Open   Earnout
--------------------------------------------------------------------------------------------------
    93           MSMC              _________________________________________          4       No
    94           MSMC              _________________________________________          4       No
    95           MSMC              Clarks Hill Plaza                                  4       No
    96           MSMC              MHC - Hillcrest                                    4       No
    97           MSMC              Laurel Commerce Center                             1       No
    98           MSMC              3423 North Drake Avenue                            4       No
    99           MSMC              Eckerd - Orlando                                   5       No
   100           MSMC              Gwinnett Walk                                      4       No
   101           MSMC              Kenichi Retail                                     4       No
   102           MSMC              Shops at Dana Park                                 4       No
   103           MSMC              Blanco Crossing                                    4       No
   104           MSMC              The Meridian Building                              5       No
   105           MSMC              Jennings Farm Retail Center                        4       No
   106           MSMC              Northview Plaza                                    4       No
   107           MSMC              5500 Walnut Street                                 4       No
   108           MSMC              Eckerd - Forest Hills                              4       No
   109           MSMC              Spring Centre                                      4       No
   110           MSMC              9400 Reisterstown Road                             4       No
   111           MSMC              Town Park Plaza                                    4       No
   112           MSMC              Eckerd - Chesapeake                                5       No
   113           MSMC              Eckerd - Tempe                                     4       No
   114           MSMC              Oilveye Retail                                     4       No
   115           MSMC              1578 Flatbush Avenue                               7       No
   116           MSMC              Comers Plaza                                       4       No
   117           MSMC              Streetside Market                                  4       No
   118           MSMC              Shoreline Mini-storage                             4       No
   119           MSMC              Tanasbourne West shops                             4       No
   120           MSMC              Sterling Auto Center                               4       No

                  _____________________________
                  ____________________ will be in effect until that time.
                  ____________________ will be in effect through May- 2004.
                  Beginning with the June 2004 payment, the monthly tax
                  collection will be $78,373.19, effective through the
                  September 2004 payment. Beginning with the October 2004 pay_
Servicing Notes   Wells Fargo Tower- The servicing fee to the Other Master
                  Servicer under the__
                  GIC Office Portfolio- The servicing fee to the Other Master
                  Servicer under the__
                  International Plaza - The Servicing fee to the Other Master
                  Servicer under the__
                  Alamo Quarry - The master servicing fee rate for the related
                  Serviced Compan___

MSCI 2004-HQ3
MLPA Exhibits

_________        = Crossed Loans
_________        = Single-loan / Multi-property loans

-------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER           PROPERTYNAME
-------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortagage Loan                                                 Administrative Cost
   No.          Seller       PROPERTYNAME                                          Rate          Master Fee   Primary Fee
-------------------------------------------------------------------------------------------------------------------------
     1           MSMC        Arundel Mills                                         3,180             3             0
     2           MSMC        ________________                                      3,180             0             0
     3           MSMC        ________________                                      3,180             0             0
     4           MSMC        ________________                                      3,180             0             0
     5           MSMC        ________________                                      3,180             0             0
     6           MSMC        ________________                                      3,180             0             0
     7           MSMC        ________________                                      3,180             0             0
     8           MSMC        ________________                                      3,180             0             0
     9           MSMC        ________________                                      3,180             0             0
    10           MSMC        ________________                                      3,180             0             0
    11           MSMC        ________________                                      3,180             0             0
    12           MSMC        ________________                                      3,180             0             0
    13           MSMC        ________________                                      3,180             0             0
    14           MSMC        Harbor Steps                                          3,180             3             0
    15           MSMC        Alamo Quarry Market & Quarry Crossing                 3,180             3             0
    16           MSMC        Wells Fargo Tower                                     1,180             0             0
    17           MSMC        Four Seasons - Los Angeles at Beverly Hills           3,180             3             0
    18           MSMC        ________________                                      3,180             3             0
    19           MSMC        ________________                                      3,180             3             0
    20           MSMC        ________________                                      3,180             3             0
    21           MSMC        Stone Ridge Apartments                                3,180             3             0
    22           MSMC        International Plaza                                   3,180             0             0
    23           MSMC        ________________                                      3,180             0             0
    24           MSMC        ________________                                      3,180             3             0
    25           MSMC        ________________                                      3,180             3             0
    26           MSMC        Galleria at Centerville Mall                          3,180             3             0
    27           MSMC        Diamond Run Mall                                      3,180             3             0
    28           MSMC        ________________                                      3,180             3             0
    29           MSMC        ________________                                      3,180             3             0
    30           MSMC        3699 Wllshire Blvd                                    3,180             3             0
    31           MSMC        The Byrd Center                                      13,180             2            10
    32           MSMC        ________________                                     ______             _            __
    33           MSMC        ________________                                     ______             _            __
    34           MSMC        ________________                                     ______             _            __
    35           MSMC        ________________                                     ______             _            __
    36           MSMC        ________________                                     ______             _            __
    37           MSMC        ________________                                     ______             _            __
    38           MSMC        ________________                                     ______             _            __
    39           MSMC        Market Place Design Center                            3,180             3             0
    40           MSMC        ________________                                      3,180             3             0
    41           MSMC        ________________                                      3,180             3             0
    42           MSMC        ________________                                      3,180             3             0
    43           MSMC        ________________                                      3,180             3             0
    44           MSMC        ________________                                      3,180             3             0
    45           MSMC        ________________                                      3,180             3             0
    46           MSMC        ________________                                      3,180             3             0
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER           PROPERTYNAME
---------------------------------------------------------------------------------------------------------------------------
                                                                             Master     Primary
Loan Pool   Mortagage Loan                                                   Excess      Excess
   No.          Seller       PROPERTYNAME                                  Servicing   Servicing   Deal Fees*   Trustee Fee
---------------------------------------------------------------------------------------------------------------------------
     1             MSMC      Arundel Mills                                      0            0          3           0.18
     2             MSMC      ________________                                   0            0          0           0.18
     3             MSMC      ________________                                   0            0          0           0.18
     4             MSMC      ________________                                   0            0          0           0.18
     5             MSMC      ________________                                   0            0          0           0.18
     6             MSMC      ________________                                   0            0          0           0.18
     7             MSMC      ________________                                   0            0          0           0.18
     8             MSMC      ________________                                   0            0          0           0.18
     9             MSMC      ________________                                   0            0          0           0.18
    10             MSMC      ________________                                   0            0          0           0.18
    11             MSMC      ________________                                   0            0          0           0.18
    12             MSMC      ________________                                   0            0          0           0.18
    13             MSMC      ________________                                   0            0          0           0.18
    14             MSMC      Harbor Steps                                       0            0          3           0.18
    15             MSMC      Alamo Quarry Market & Quarry Crossing              0            0          3           0.18
    16             MSMC      Wells Fargo Tower                                  0            0          0           0.18
    17             MSMC      Four Seasons - Los Angeles at Beverly Hills        0            0          3           0.18
    18             MSMC      ________________                                   0            0          3           0.18
    19             MSMC      ________________                                   0            0          3           0.18
    20             MSMC      ________________                                   0            0          3           0.18
    21             MSMC      Stone Ridge Apartments                             0            0          3           0.18
    22             MSMC      International Plaza                                0            0          3           0.18
    23             MSMC      ________________                                   0            0          0           0.18
    24             MSMC      ________________                                   0            0          3           0.18
    25             MSMC      ________________                                   0            0          3           0.18
    26             MSMC      Galleria at Centerville Mall                       0            0          3           0.18
    27             MSMC      Diamond Run Mall                                   0            0          3           0.18
    28             MSMC      ________________                                   0            0          3           0.18
    29             MSMC      ________________                                   0            0          3           0.18
    30             MSMC      3699 Wllshire Blvd                                 0            0          3           0.18
    31             MSMC      The Byrd Center                                    0            0          3           0.18
    32             MSMC      ________________                                   1            0         12           0.18
    33             MSMC      ________________                                   _            _         __           0.18
    34             MSMC      ________________                                   _            _         __           0.18
    35             MSMC      ________________                                   _            _         __           0.18
    36             MSMC      ________________                                   _            _         __           0.18
    37             MSMC      ________________                                   _            _         __           ____
    38             MSMC      ________________                                   _            _         __           ____
    39             MSMC      Market Place Design Center                         0            0          3           0.18
    40             MSMC      ________________                                   0            0          3           0.18
    41             MSMC      ________________                                   0            0          3           0.18
    42             MSMC      ________________                                   0            0          3           0.18
    43             MSMC      ________________                                   0            0          3           0.18
    44             MSMC      ________________                                   0            0          3           0.18
    45             MSMC      ________________                                   0            0          3           0.18
    46             MSMC      ________________                                   0            0          3           0.18
---------------------------------------------------------------------------------------------------------------------------

MSCI 2004-HQ3
MLPA Exhibits

_________        = Crossed Loans
_________        = Single-loan / Multi-property loans

---------------------------------------------------------------------------------------------------------------------------
LOANPOOL    SELLER           PROPERTYNAME
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                    Master
Loan Pool   Mortagage Loan                                       Administrative Cost                                Excess
   No.          Seller       PROPERTYNAME                                Rate          Master Fee   Primary Fee   Servicing
---------------------------------------------------------------------------------------------------------------------------
    47           MSMC        Union Square                               3,180                3           0            0
    48           MSMC        ________________                           3,180                _          __            _
    49           MSMC        ________________                           3,180                _          __            _
    50           MSMC        ________________                           3,180                _          __            _
    51           MSMC        ________________                           3,180                _          __            _
    52           MSMC        Tri-City Shopping Center                   3,180                3           0            0
    53           MSMC        Yucalpa Valley Center                      3,180                3           0            0
    54           MSMC        Center Martinez                            3,180                3           0            0
    55           MSMC        11600 Wilshire Boulevard                   3,180                3           0            0
    56           MSMC        Wildwood Crossing Shopping Center          3,180                3           0            0
    57           MSMC        West Ridge Shopping Center                 3,180                3           0            0
    58           MSMC        MHC - Bulow Plantation                     3,180                3           0            0
    59           MSMC        MHC - Lakewood Village                     3,180                3           0            0
    60           MSMC        Oak Ridge Commons                          3,180                3           0            0
    61           MSMC        ________________                           3,180                _          __            _
    62           MSMC        ________________                           3,180                _          __            _
    63           MSMC        ________________                           3,180                _          __            _
    64           MSMC        ________________                           3,180                _          __            _
    65           MSMC        ________________                           3,180                _          __            _
    66           MSMC        Hanover Technical Center                   3,180                3           0            0
    67           MSMC        MHC - Boulder Cascade                      3,180                3           0            0
    68           MSMC        Buford Plaza                               3,180                3           0            0
    69           MSMC        Lyons Medical Office Building              9,180                2           6            1
    70           MSMC        MHC - Palm Shadows                         3,180                3           0            0
    71           MSMC        ________________                          ______                _          __            _
    72           MSMC        ________________                          ______                _          __            _
    73           MSMC        North Duke Crossing                        3,180                3           0            0
    74           MSMC        Danville Towne Center                      3,180                3           0            0
    75           MSMC        Columbus Village East                      3,180                3           0            0
    76           MSMC        Canyon Country Plaza                       3,180                3           0            0
    77           MSMC        Lincoin Distribution Center                3,180                3           0            0
    78           MSMC        ________________                          ______                _          __            _
    79           MSMC        ________________                          ______                _          __            _
    80           MSMC        ________________                          ______                _          __            _
    81           MSMC        The Bank United Builiding                  3,180                3           0            0
    82           MSMC        Storage Etc. - Long Beach                  3,180                3           0            0
    83           MSMC        Michaels Plaza                             3,180                3           0            0
    84           MSMC        Alameda Market Place                       3,180                3           0            0
    85           MSMC        Home Depot Plaza                           3,180                3           0            0
    86           MSMC        Franklin Village                           3,180                3           0            0
    87           MSMC        MHC - Fairview Manor                       3,180                3           0            0
    88           MSMC        Mesquite Tweeters                          3,180                3           0            0
    89           MSMC        Paradise Valley Shopping Center           13,180                2          10            1
    90           MSMC        2401 & 2406 South 24th Street              3,180                3           0            0
    91           MSMC        MHC - Bear Creek Village                   3,180                3           0            0
    92           MSMC        Amherst Tower                              8,180                2           5            1
---------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------
LOANPOOL    SELLER           PROPERTYNAME
-----------------------------------------------------------------------------------------------------
                                                                  Primary
Loan Pool   Mortagage Loan                                         Excess
   No.          Seller       PROPERTYNAME                        Servicing   Deal Fees*   Trustee Fee
---------   --------------   ---------------------------------   ---------   ----------   -----------
    47           MSMC        Union Square                             0           3           0.18
    48           MSMC        ________________                         _          __           0.18
    49           MSMC        ________________                         _          __           0.18
    50           MSMC        ________________                         _          __           0.18
    51           MSMC        ________________                         _          __           0.18
    52           MSMC        Tri-City Shopping Center                 0           3           0.18
    53           MSMC        Yucalpa Valley Center                    0           3           0.18
    54           MSMC        Center Martinez                          0           3           0.18
    55           MSMC        11600 Wilshire Boulevard                 0           3           0.18
    56           MSMC        Wildwood Crossing Shopping Center        0           3           0.18
    57           MSMC        West Ridge Shopping Center               0           3           0.18
    58           MSMC        MHC - Bulow Plantation                   0           3           0.18
    59           MSMC        MHC - Lakewood Village                   0           3           0.18
    60           MSMC        Oak Ridge Commons                        0           3           0.18
    61           MSMC        ________________                         _          __           0.18
    62           MSMC        ________________                         _          __           0.18
    63           MSMC        ________________                         _          __           0.18
    64           MSMC        ________________                         _          __           0.18
    65           MSMC        ________________                         _          __           0.18
    66           MSMC        Hanover Technical Center                 0           3           0.18
    67           MSMC        MHC - Boulder Cascade                    0           3           0.18
    68           MSMC        Buford Plaza                             0           3           0.18
    69           MSMC        Lyons Medical Office Building            0           8           0.18
    70           MSMC        MHC - Palm Shadows                       0           3           0.18
    71           MSMC        ________________                         _          __           0.18
    72           MSMC        ________________                         _          __           0.18
    73           MSMC        North Duke Crossing                      0           3           0.18
    74           MSMC        Danville Towne Center                    0           3           0.18
    75           MSMC        Columbus Village East                    0           3           0.18
    76           MSMC        Canyon Country Plaza                     0           3           0.18
    77           MSMC        Lincoin Distribution Center              0           3           0.18
    78           MSMC        ________________                         _          __           0.18
    79           MSMC        ________________                         _          __           0.18
    80           MSMC        ________________                         _          __           0.18
    81           MSMC        The Bank United Building                 0           3           0.18
    82           MSMC        Storage Etc. - Long Beach                0           3           0.18
    83           MSMC        Michaels Plaza                           0           3           0.18
    84           MSMC        Alameda Market Place                     0           3           0.18
    85           MSMC        Home Depot Plaza                         0           3           0.18
    86           MSMC        Franklin Village                         0           3           0.18
    87           MSMC        MHC - Fairview Manor                     0           3           0.18
    88           MSMC        Mesquite Tweeters                        0           3           0.18
    89           MSMC        Paradise Valley Shopping Center          0          12           0.18
    90           MSMC        2401 & 2406 South 24th Street            0           3           0.18
    91           MSMC        MHC - Bear Creek Village                 0           3           0.18
    92           MSMC        Amherst Tower                            0           7           0.18
-----------------------------------------------------------------------------------------------------

MSCI 2004-HQ3
MLPA Exhibits

_________   = Crossed Loans

_________   = Single-loan/Multl-property loans

LOANPOO     SELLER         PROPERTYNAME

-------------------------------------------------------------------------------------------------------------------
                                                                                                          Master
Loan Pool   Mortage Loan                                 Administrative Cost                              Excess
   No.      Seller         PROPERTYNAME                  Rate                  Master Fee   Primary Fee   Servicing
-------------------------------------------------------------------------------------------------------------------
_________   ____________   ___________________________   ___________________   __________   ___________   _________

_________   ____________   ___________________________   ___________________   __________   ___________   _________

    95      MSMC           Clarks Hill Plaza                           3.180            3             0           0
    96      MSMC           MHC - Hillcrest                             3.180            3             0           0
    97      MSMC           Laurel Commerce Center                      3.180            3             0           0
    98      MSMC           3423 North Drake Avenue                     3.180            3             0           0
    99      MSMC           Eckerd - Orlando                            3.180            3             0           0
   100      MSMC           Gwinnett Walk                               3.180            3             0           0
   101      MSMC           Kenichi Retail                              3.180            3             0           0
   102      MSMC           Shops at Dana Park                         13.180            2            10           1
   103      MSMC           Blanco Crossing                             3.180            3             0           0
   104      MSMC           The Meridian Building                       3.180            3             0           0
   105      MSMC           Jennings Farm Retail Center                 3.180            3             0           0
   106      MSMC           Northview Plaza                             3.180            3             0           0
   107      MSMC           5500 Walnut Street                          3.180            3             0           0
   108      MSMC           Eckerd - Forest Hills                       3.180            3             0           0
   109      MSMC           Spring Centre                              13.180            2            10           1
   110      MSMC           9400 Relsterstown Road                      3.180            3             0           0
   111      MSMC           Town Park Plaza                             3.180            3             0           0
   112      MSMC           Eckerd - Chesapeake                         3.180            3             0           0
   113      MSMC           Eckerd - Tempe                              3.180            3             0           0
   114      MSMC           Oliveye Retail                              3.180            3             0           0
   115      MSMC           1578 Flatbush Avenue                        3.180            3             0           0
   116      MSMC           Comers Plaza                                8.180            2             5           1
   117      MSMC           Streetside Market                           3.180            3             0           0
   118      MSMC           Shoreline Mini-Storage                      3.180            3             0           0
   119      MSMC           Tanasbourne West Shops                      3.180            3             0           0
   120      MSMC           Sterling Auto Center                        3.180            3             0           0

----------------------------------------------------------------------------------------
                                                         Primary
Loan Pool   Mortage Loan                                 Excess      Deal
   No.      Seller         PROPERTYNAME                  Servicing   Fees*   Trustee Fee
----------------------------------------------------------------------------------------
_________   ____________   ___________________________   _________   ____    ___________

_________   ____________   ___________________________   _________   ____    ___________

    95      MSMC           Clarks Hill Plaza                     0      3           0.18
    96      MSMC           MHC - Hillcrest                       0      3           0.18
    97      MSMC           Laurel Commerce Center                0      3           0.18
    98      MSMC           3423 North Drake Avenue               0      3           0.18
    99      MSMC           Eckerd - Orlando                      0      3           0.18
   100      MSMC           Gwinnett Walk                         0      3           0.18
   101      MSMC           Kenichi Retail                        0      3           0.18
   102      MSMC           Shops at Dana Park                    0     12           0.18
   103      MSMC           Blanco Crossing                       0      3           0.18
   104      MSMC           The Meridian Building                 0      3           0.18
   105      MSMC           Jennings Farm Retail Center           0      3           0.18
   106      MSMC           Northview Plaza                       0      3           0.18
   107      MSMC           5500 Walnut Street                    0      3           0.18
   108      MSMC           Eckerd - Forest Hills                 0      3           0.18
   109      MSMC           Spring Centre                         0     12           0.18
   110      MSMC           9400 Relsterstown Road                0      3           0.18
   111      MSMC           Town Park Plaza                       0      3           0.18
   112      MSMC           Eckerd - Chesapeake                   0      3           0.18
   113      MSMC           Eckerd - Tempe                        0      3           0.18
   114      MSMC           Oliveye Retail                        0      3           0.18
   115      MSMC           1578 Flatbush Avenue                  0      3           0.18
   116      MSMC           Comers Plaza                          0      7           0.18
   117      MSMC           Streetside Market                     0      3           0.18
   118      MSMC           Shoreline Mini-Storage                0      3           0.18
   119      MSMC           Tanasbourne West Shops                0      3           0.18
   120      MSMC           Sterling Auto Center                  0      3           0.18

     ___________________________
     ___________________________
     ___________________________ ment and ending with the December 2004 payment; the monthly tax collection will be $62,228.55. The January 2005 __________

     Servicing Notes    Wells Fargo Tower- The servicing fee to the Other
                        Master Servicer under the ________________
                        GIC Office Portfolio-The servicing fee to the Other
                        Master Servicer under the ________________
                        International Plaza - The servicing fee to the Other
                        Master Servicer under the ________________
                        Alamo Quarry - The master servicing fee rate for the related Serviced Compani________________________

     MORGAN STANLEY

                                   SCHEDULE II

                                   [RESERVED]

                                  SCHEDULE III

                                   [RESERVED]

                                   SCHEDULE IV

                                   [RESERVED]

                                   SCHEDULE V

                                   [RESERVED]

                                   SCHEDULE VI

                      LIST OF ESCROW ACCOUNTS NOT CURRENTLY
                                ELIGIBLE ACCOUNTS

                                      None

                                  SCHEDULE VII

                           CERTAIN ESCROW ACCOUNTS FOR
                       WHICH A REPORT UNDER SECTION 5.1(G)
                                   IS REQUIRED

MSCI 2004 - HQ3
Acct Tape

            = Crossed Loans
            = Single-loan/ Multi-property Loans
            = I-grade treatement

-------------------------------------------------------------------------------------------------------------------------
 LOANPOO    SELLER          INTERNAL_LOAN_ID   PROPERTYNAME                    STREET ADDERESS                 COUNTY
-------------------------------------------------------------------------------------------------------------------------
Loan Pool   Mortgage Loan
   No.          Seller           Loan Number   PROPERTYNAME                    Street Adderess                 County
-------------------------------------------------------------------------------------------------------------------------
    11      MSMC                 ________   ____________________________    ____________________________    _________
    90      MSMC                 03-14897   2401 & 2406 South 24th Street   2401 & 2406 South 24th Street   Maricopa
    47      MSMC               61-0901351   Union Square                    58 West Bridge Street           Bucks
    77      MSMC                 03-14753   Lincoln Distribution Center     5808-6012 South 196th Street    King
    74      MSMC                 03-15272   Danville Towne Center           2 East Main Street              Vermillion

--------------------------------------------------------------------------------------------
 LOANPOO    CITY          STATE   NCASCA           ZIPCODE    MSA
--------------------------------------------------------------------------------------------
Loan Pool                         North or South
   No.      City          State   CA (nca/sca)     Zip Code   MSA
--------------------------------------------------------------------------------------------
    11      Bala Gynwyd   PA      NAP                 19004   Philadelphia-montgomery County
    90      Phoenix       AZ      NAP                 85034   Phoenix - Mesa
    47      New Hope      PA      NAP                 18938   Philadelphia
    77      Kent          WA      NAP                 98032   Tacoma PMSA
    74      Danville      IL      NAP                 61832   Champaign

MSCI 2004 - HQ3
Acct Tape

            = Crossed Loans
            = Single-loan/ Multi-property Loans
            = I-grade treatement

----------------------------------------------------------------------------------------------------------------
 LOANPOO    SELLER          INTERNAL_LOAN_ID   PROPERTYNAME                    PROPERTYTYPE    SUBTYPE
----------------------------------------------------------------------------------------------------------------


Loan Pool   Mortgage Loan
   No.          Seller           Loan Number   PROPERTYNAME                    Property Type   Property Sub-Type
----------------------------------------------------------------------------------------------------------------
   11       MSMC                    ________   __________                      Office          Suburban
   90       MSMC                    03-14897   2401 & 2406 South 24th Street   Industrial      Flex Industrial
   47       MSMC                  61-0901351   Union Square                    Mixed-Use       Office/Retail
   77       MSMC                    03-14753   Lincoln Distribution Center     Industrial      Warehouse/Office
   74       MSMC                    03-15272   Danville Towne Center           Mixed Use       Retail/Office

------------------------------------------------------------------------------------------------------
 LOANPOO    PROPERTIES    ORIGINALBALANCE   CURRENT BALANCE       DEFERRED MAINTENED   PER REPORT
------------------------------------------------------------------------------------------------------
                                                                                              Deffered
                                                                  Deferred                 Maintenance
Loan Pool    Number of                                            Maintenance Escrow   Recommended Per
   No.      Properties   Original Balance   Cut-Off Date Balace   in Place(y/n)             Report ($)
------------------------------------------------------------------------------------------------------
   11               12         $2,970,000           $ 2,970,000   Yes(3)                      $      0
   90                1         $5,000,000           $ 4,987,697   Yes                         $ 35,050
   47                1        $16,300,000           $16,272,792   Yes                         $      0
   77                1         $7,000,000           $ 7,000,000   Yes                         $400,600
   74                1         $7,400,000           $ 7,378,663   Yes                         $ 60,000

                                                    $38,609,152

                                                    $8,742,708

MSCI 2004 - HQ3
Acct Tape

            = Crossed Loans
            = Single-loan/ Multi-property Loans
            = I-grade treatement

-------------------------------------------------------------------------------------------------
 LOANPOO    SELLER          INTERNAL_LOAN_ID   PROPERTYNAME                    ESCROW AMOUNT
-------------------------------------------------------------------------------------------------
                                                                               Deffered
Loan Pool   Mortgage Loan                                                      Maintenance Escrow
   No.          Seller           Loan Number   PROPERTYNAME                             Amount($)
-------------------------------------------------------------------------------------------------
   11       MSMC                    ________   __________                                $528,125
   90       MSMC                    03-14897   2401 & 2406 South 24th Street             $500,000
   47       MSMC                  61-0901351   Union Square                              $421,130
   77       MSMC                    03-14753   Lincoln Distribution Center               $375,000
   74       MSMC                    03-15272   Danville Towne Center                     $275,000

-----------------------------------------------------------------------------------------------------------------
 LOANPOO    PCT_DEFMAINT      DEFERRED_MAINTENANCE_COMMENTS
-----------------------------------------------------------------------------------------------------------------
                 % of Total
                Recommended
                  Defferred
                Maintenance
Loan Pool   Amount Escrowed
   No.                  (%)   Deferred Maintenance Comments
-----------------------------------------------------------------------------------------------------------------
   11           ___________   Amount of required repairs existing _________from the former 20,000 gallon LUST as described in Phase 1 Environmental Assessment.
   90               1426.5%   NAP
   47                  0.0%   Reserve is for completion of construction which entlals paving/topcoating, exterior courtyard work, in addition to same interior fit-out.
   77                 93.6%   The Deferred Maintenance estimates includes $375,000 for roof repairs.
   74                458.0%   NAP

MSCI 2004 - HQ3
Acct Tape

            = Crossed Loans
            = Single-loan/ Multi-property Loans
            = I-grade treatement

----------------------------------------------------------------------------
 LOANPOO    SELLER          INTERNAL_LOAN_ID   PROPERTYNAME
----------------------------------------------------------------------------
Loan Pool   Mortgage Loan
   No.          Seller           Loan Number   PROPERTYNAME
----------------------------------------------------------------------------
    11      MSMC                    ________   _____________________________
    90      MSMC                    03-14897   2401 & 2406 South 24th Street
    47      MSMC                  61-0901351   Union Square
    77      MSMC                    03-14753   Lincoln Distribution Center
    74      MSMC                    03-15272   Danville Towne Center

              Schedule VIII to the Pooling and Servicing Agreement

                    List of Mortgagors that are Third Party
                       Beneficiaries Under Section 2.3(c)

------------------------------------------------------------------
Loan Pool No.   Property Name
------------------------------------------------------------------
      40        All Seasons Storage Portfolio - Lionville
------------------------------------------------------------------
      41        All Seasons Storage Portfolio - East Stroudsburg
------------------------------------------------------------------
      42        All Seasons Storage Portfolio - Chalfont
------------------------------------------------------------------
      43        All Seasons Storage Portfolio - York (White Rose)
------------------------------------------------------------------
      44        All Seasons Storage Portfolio - Scranton (Dunmore)
------------------------------------------------------------------
      45        All Seasons Storage Portfolio - York North
------------------------------------------------------------------
      46        All Seasons Storage Portfolio - Owensboro
------------------------------------------------------------------
      65        Schomac Portfolio - Rowlett
------------------------------------------------------------------

                                   SCHEDULE IX

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-l STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
For any Distribution
  Date on or after
     10/13/2005              0%

                                   SCHEDULE X

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
For any Distribution
  Date on or after
     10/13/2006              0%

                                   SCHEDULE XI

            Rates Used in Determination of Class X Pass-Through Rates
              ("CLASS X-l STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305

     09/13/2007        5.79286
For any Distribution
  Date on or after
     10/13/2007              0%

                                  SCHEDULE XII

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-l STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305
     09/13/2007        5.79286
     10/13/2007        5.60485

     11/13/2007        5.79243
     12/13/2007        5.60442
     01/13/2008        5.79199
     02/13/2008        5.64465
     03/13/2008        5.64458
     04/13/2008        5.83320
     05/13/2008        5.64382
     06/13/2008        5.83265
     07/13/2008        5.64328
     08/13/2008        5.83208
     09/13/2008        5.83183
For any Distribution
  Date on or after
    10/13/2008              0%

                                  SCHEDULE XIII

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-l STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305
     09/13/2007        5.79286
     10/13/2007        5.60485

     11/13/2007        5.79243
     12/13/2007        5.60442
     01/13/2008        5.79199
     02/13/2008        5.64465
     03/13/2008        5.64458
     04/13/2008        5.83320
     05/13/2008        5.64382
     06/13/2008        5.83265
     07/13/2008        5.64328
     08/13/2008        5.83208
     09/13/2008        5.83183
     10/13/2008        5.64248
     11/13/2008        5.83125
     12/13/2008        5.64727
     01/13/2009        5.64695
     02/13/2009        5.70233
     03/13/2009        5.70431
     04/13/2009        5.89287
     05/13/2009        5.70161
     06/13/2009        5.89241
     07/13/2009        5.70117
     08/13/2009        5.89195
     09/13/2009        5.89174
For any Distribution
  Date on or after
    10/13/2009              0%

                                  SCHEDULE XIV

            Rates Used in Determination of Class X Pass-Through Rates
              ("CLASS X-l STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305
     09/13/2007        5.79286
     10/13/2007        5.60485

     11/13/2007        5.79243
     12/13/2007        5.60442
     01/13/2008        5.79199
     02/13/2008        5.64465
     03/13/2008        5.64458
     04/13/2008        5.83320
     05/13/2008        5.64382
     06/13/2008        5.83265
     07/13/2008        5.64328
     08/13/2008        5.83208
     09/13/2008        5.83183
     10/13/2008        5.64248
     11/13/2008        5.83125
     12/13/2008        5.64727
     01/13/2009        5.64695
     02/13/2009        5.70233
     03/13/2009        5.70431
     04/13/2009        5.89287
     05/13/2009        5.70161
     06/13/2009        5.89241
     07/13/2009        5.70117
     08/13/2009        5.89195
     09/13/2009        5.89174
     10/13/2009        5.70051
     11/13/2009        5.89127
     12/13/2009        5.70005
     01/13/2010        5.69979
     02/13/2010        5.69958
     03/13/2010        5.70004
     04/13/2010        5.88997
     05/13/2010        5.69878
     06/13/2010        5.88946
     07/13/2010        5.93199
     08/13/2010        6.21694
     09/13/2010        6.21700
For any Distribution
  Date on or after
     10/13/2010              0%

                                   SCHEDULE XV

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305
     09/13/2007        5.79286
     10/13/2007        5.60485

     11/13/2007        5.79243
     12/13/2007        5.60442
     01/13/2008        5.79199
     02/13/2008        5.64465
     03/13/2008        5.64458
     04/13/2008        5.83320
     05/13/2008        5.64382
     06/13/2008        5.83265
     07/13/2008        5.64328
     08/13/2008        5.83208
     09/13/2008        5.83183
     10/13/2008        5.64248
     11/13/2008        5.83125
     12/13/2008        5.64727
     01/13/2009        5.64695
     02/13/2009        5.70233
     03/13/2009        5.70431
     04/13/2009        5.89287
     05/13/2009        5.70161
     06/13/2009        5.89241
     07/13/2009        5.70117
     08/13/2009        5.89195
     09/13/2009        5.89174
     10/13/2009        5.70051
     11/13/2009        5.89127
     12/13/2009        5.70005
     01/13/2010        5.69979
     02/13/2010        5.69958
     03/13/2010        5.70004
     04/13/2010        5.88997
     05/13/2010        5.69878
     06/13/2010        5.88946
     07/13/2010        5.93199
     08/13/2010        6.21694
     09/13/2010        6.21700
     10/13/2010        6.01554
     11/13/2010        6.21710
     12/13/2010        6.02245
     01/13/2011        6.02249
     02/13/2011        6.02447
     03/13/2011        6.02597
     04/13/2011        6.22634
     05/13/2011        6.02458
     06/13/2011        6.22644
     07/13/2011        6.02468
     08/13/2011        6.22654
     09/13/2011        6.22660
For any Distribution
  Date on or after           0%

10/13/2011

                                  SCHEDULE XVI

            Rates Used in Determination of Class X Pass-Through Rates
               ("CLASS X-1 STRIP RATE" AND "CLASS X-2 STRIP RATE")

     04/13/2004        5.79954
     05/13/2004        5.61243
     06/13/2004        5.79934
     07/13/2004        5.61224
     08/13/2004        5.79914
     09/13/2004        5.79904
     10/13/2004        5.61195
     11/13/2004        5.79884
     12/13/2004        5.61175
     01/13/2005        5.61080
     02/13/2005        5.61071
     03/13/2005        5.61093
     04/13/2005        5.79847
     05/13/2005        5.61036
     06/13/2005        5.79824
     07/13/2005        5.61014
     08/13/2005        5.79802
     09/13/2005        5.79791
     10/13/2005        5.60981
     11/13/2005        5.79756
     12/13/2005        5.60939
     01/13/2006        5.60915
     02/13/2006        5.60896
     03/13/2006        5.60916
     04/13/2006        5.79635
     05/13/2006        5.60821
     06/13/2006        5.79589
     07/13/2006        5.60776
     08/13/2006        5.79548
     09/13/2006        5.79533
     10/13/2006        5.60726
     11/13/2006        5.79496
     12/13/2006        5.60691
     01/13/2007        5.60669
     02/13/2007        5.60652
     03/13/2007        5.60682
     04/13/2007        5.79389
     05/13/2007        5.60585
     06/13/2007        5.79348
     07/13/2007        5.60544
     08/13/2007        5.79305
     09/13/2007        5.79286
     10/13/2007        5.60485

     11/13/2007        5.79243
     12/13/2007        5.60442
     01/13/2008        5.79199
     02/13/2008        5.64465
     03/13/2008        5.64458
     04/13/2008        5.83320
     05/13/2008        5.64382
     06/13/2008        5.83265
     07/13/2008        5.64328
     08/13/2008        5.83208
     09/13/2008        5.83183
     10/13/2008        5.64248
     11/13/2008        5.83125
     12/13/2008        5.64727
     01/13/2009        5.64695
     02/13/2009        5.70233
     03/13/2009        5.70431
     04/13/2009        5.89287
     05/13/2009        5.70161
     06/13/2009        5.89241
     07/13/2009        5.70117
     08/13/2009        5.89195
     09/13/2009        5.89174
     10/13/2009        5.70051
     11/13/2009        5.89127
     12/13/2009        5.70005
     01/13/2010        5.69979
     02/13/2010        5.69958
     03/13/2010        5.70004
     04/13/2010        5.88997
     05/13/2010        5.69878
     06/13/2010        5.88946
     07/13/2010        5.93199
     08/13/2010        6.21694
     09/13/2010        6.21700
     10/13/2010        6.01554
     11/13/2010        6.21710
     12/13/2010        6.02245
     01/13/2011        6.02249
     02/13/2011        6.02447
     03/13/2011        6.02597
     04/13/2011        6.22634
     05/13/2011        6.02458
     06/13/2011        6.22644
     07/13/2011        6.02468
     08/13/2011        6.22654
     09/13/2011        6.22660
     10/13/2011        6.02483
     11/13/2011        6.22669

     12/13/2011        6.02492
     01/13/2012        6.22679
     02/13/2012        6.02501
     03/13/2012        6.02540
For any Distribution
  Date on or after
     04/13/2012              0%

                                  SCHEDULE XVII

          MORTGAGE LOANS SECURED BY MORTGAGED PROPERTIES COVERED BY AN
                         ENVIRONMENTAL INSURANCE POLICY

MSCI 2004-HQ3
Acct Tape

             = Crossed Loans
             = Single-loan/Multi-property loans
             = l-qrade treatment

--------------------------------------------------------------------------------------------------------------------------
LOANPOO      SELLER        INTERNAL_LOAN_ID   PROPERTYNAME            CURRENT BALANCE        ENVIRONMENTAL_INSURANCE_YN
--------------------------------------------------------------------------------------------------------------------------

Loan Pool    Mortgage
    No.      Loan Seller        Loan Number   PROPERTYNAME            Cut-Off Date Balance   Environmental Insurance (Y/N)
--------------------------------------------------------------------------------------------------------------------------
    74       MSMC                  03-15272   Danville Towne Center            $ 7,378,663   Yes
---------
   101       MSMC                  03-15292   Kenichi Retail                   $ 2,990,565   Yes
                                                                               $10,369,228


--------------------------------------------------------------------------------------------------------------------------

MORGAN STANLEY

                                 SCHEDULE XVIII

          LIST OF MORTGAGE LOANS THAT HAVE SCHEDULED PAYMENTS AFTER THE
                           END OF A COLLECTION PERIOD

MSCI 2004-HQ3
Acct Tape

            = Crossed Loans
            = Single-loan/Multi-property loans
            = l-qrade treatment

------------------------------------------------------------------------------------------------
LOANPOO     SELLER        INTERNATIONAL LOAN ID   PROPERTYNAME
------------------------------------------------------------------------------------------------
Loan Pool   Mortgage
    No.     Loan Seller        Loan Number        PROPERTYNAME
------------------------------------------------------------------------------------------------
    12      MSMC                  00-00012        GIC Portfolio-40 Board Street

    13      MSMC                  00-00013        GIC Portfolio-Two Bala Plaza
------------------------------------------------------------------------------------------------
    14      MSMC                  00-00014        Harbor Steps

    15      MSMC                  03-15228        Alamo Quarry Market & Quarry Crossing
------------------------------------------------------------------------------------------------
    18      MSMC                  04-15658        PPG Portfolio 1 Long____

    19      MSMC                  04-15658        PPG Portfolio 1 Gateway

    20      MSMC                  04-15654        PPG Portfolio 1 Cente____
------------------------------------------------------------------------------------------------
    22      MSMC                  00-00018        International Plaza
------------------------------------------------------------------------------------------------
    23      MSMC                  04-15659        PPG Portfolio 2 South Bend

    24      MSMC                  04-15657        PPG Portfolio 2 _________

    25      MSMC                  04-15655        PPG Portfolio 2 Preston
------------------------------------------------------------------------------------------------
    73      MSMC                  03-13520        North Duke Crossing
---------
    82      MSMC                  03-14610        Storage Etc.-Long Beach
---------
    85      MSMC                  03-13047        Home Depot Plaza
------------------------------------------------------------------------------------------------
    93      MSMC                  03-13911        Woodland Hills Portfolio Warner Center

    94      MSMC                  03-13910        Woodland Hills Portfolio CostPlus Imports
------------------------------------------------------------------------------------------------
    17      MSMC                  00-00017        Four Seasons-Los Angeles at Beverly Hills

    21      MSMC                  02-11512        Stone Ridge Apartments
------------------------------------------------------------------------------------------------
    32      MSMC                  03-14688        DDC Portfolio 8th & Main Street

    33      MSMC                  03-14774        DDC Portfolio 1023 31st Street

    _4      MSMC                  03-14776        DDC Portfolio 629 E Main Steet

    35      MSMC                  03-14775        DDC Portfolio __ 121 N Washington Street

    28      MSMC                  03-15499        Lifetime Portfolio Rochester Hills

    29      MSMC                  03-15500        Lifetime Portfolio Canton
------------------------------------------------------------------------------------------------
    30      MSMC                  03-15313        3699 Wilshire Blvd
---------
    31      MSMC                  01-09863        The Byrd Center
------------------------------------------------------------------------------------------------





------------------------------------------------------------------------------------------------
    __      MSMC                  03-14884        All Season Storage Portfolio Lionvile

    __      MSMC                  03-1488_        All Season Storage Portfolio East Stroudburg

    42      MSMC                  03-14860        All Season Storage Portfolio ___font

    43      MSMC                  03-14865        All Season Storage Portfolio York (White Rose)

    44      MSMC                  03-14862        All Season Storage Portfolio Scrantch (__more)

    45      MSMC                  03-14863        All Season Storage Portfolio York North

    46      MSMC                  03-14866        All Season Storage Portfolio Owensboro
------------------------------------------------------------------------------------------------
    47      MSMC                61-0901351        Union Square
------------------------------------------------------------------------------------------------
    48      MSMC                  03-14822        Pacific Medical Portfolio Anwatukee Eoothils

    49      MSMC                  03-14819        Pacific Medical Portfolio Chandler Med. Bldg

    50      MSMC                  03-14815        Pacific Medical Portfolio 18546 Roscoe Blvd

    51      MSMC                  03-14818        Pacific Medical Portfolio 18460 Roscee Blvd
------------------------------------------------------------------------------------------------
    52      MSMC                  03-15121        Tri-City Shopping Center
---------
    53      MSMC                  03-13078        Yucalpa Valley Center
---------
    54      MSMC                  03-14453        Center Martinez
---------
    55      MSMC                  03-14417        11600 Wilshire Boulevard
---------
    56      MSMC                  03-13280        Wildwood Crossing Shopping Center
------------------------------------------------------------------------------------------------

MORGAN SX4NLEY

MSCI 20004-HQ3
Acct Tape

   ______   = Crossed Loans

   ______   = Single-loan / Multi-property Loans

   ______   =______ grade treatment

--------------------------------------------------------------------------------
 LOANPOO     SELLER       INTERNAL_LOAN_ID   PROPERTYNAME
--------------------------------------------------------------------------------
Loan Pool   Mortgage
   No.      Loan Seller      Loan Number     PROPERTYNAME
--------------------------------------------------------------------------------
    58          MSMC           03-15109      MHC - Bulow Plantation
    59          MSMC           03-15111      MHC - Lakewood Village
    60          MSMC           03-13857      Oak Ridge Commons
    61          MSMC           _________     ___________________________________
    62          MSMC           _________     ___________________________________
    63          MSMC           _________     ___________________________________
    64          MSMC           _________     ___________________________________
    65          MSMC           _________     ___________________________________
    66          MSMC           03-14373      Hanover Technical Center
    67          MSMC           03-15145      MHC-Boulder Cascade
    68          MSMC           03-14564      Buford Plaza
    69          MSMC           03-13479      Lyons Medical Office Building
    70          MSMC           03-15112      MHC-Palm Shadows
    71          MSMC           _________     ___________________________________
    72          MSMC           _________     ___________________________________
    74          MSMC           03-15272      Danville Towne Center
    75          MSMC           03-13654      Columbus Village East
    76          MSMC           03-14178      Canyon Country Plaza
    77          MSMC           03-14753      Lincoln Distribution Center
    78          MSMC           _________     ___________________________________
    79          MSMC           _________     ___________________________________
    80          MSMC           _________     ___________________________________
    81          MSMC           02-12106      The Bank United Building
    83          MSMC           03-13922      Michaels Plaza
    84          MSMC           03-14642      Alameda Market Place
    87          MSMC           03-15107      MHC-Fairveiw Manor
    88          MSMC           03-14560      Mesquite Tweeters
    89          MSMC           02-11412      Paradise Valley Shopping Center
    90          MSMC           03-14897      2401 & 2406 South 24th Street
    91          MSMC           03-15144      MHC - Bear Creek Village
    92          MSMC           02-12550      Amherst Tower
    95          MSMC           02-12554      Clarks Hill Plaza
    96          MSMC           03-15110      MHC - Hillcrest
    97          MSMC           03-12886      Laurel Commerce Center
    98          MSMC           03-13565      3423 North Drake Avenue
    99          MSMC           03-15167      Eckerd - Orlando
   100          MSMC           03-14999      Gwinnett Walk
   101          MSMC           03-15292      Kenichi Retail
   102          MSMC           03-13853      Shops at Dana Park
   103          MSMC           03-13680      Blanco Crossing
   104          MSMC           03-13574      The Meridian Building
   105          MSMC           03-14022      Jennings Farm Retail Center
   106          MSMC           03-14159      Northview Plaza
   108          MSMC           03-14393      Eckerd - Forest Hills
   109          MSMC           03-14881      Spring Centre
   110          MSMC           03-12981      9400 Reisterstown Road
--------------------------------------------------------------------------------

   MORGAN STANLEY

MSCI 20004-HQ3
Acct Tape

   ______   = Crossed Loans

   ______   = Single-loan / Multi-property Loans

   ______   =______ grade treatment

--------------------------------------------------------------------------------
 LOANPOO     SELLER       INTERNAL_LOAN_ID   PROPERTYNAME
--------------------------------------------------------------------------------
Loan Pool   Mortgae
   No.      Loan Seller      Loan Number     PROPERTYNAME
--------------------------------------------------------------------------------
   111          MSMC           03-15000      Town Park Plaza
   112          MSMC           03-14428      Eckerd - Chesapeake
   113          MSMC           03-15348      Eckerd - Tempe
   114          MSMC           03-15028      Oliveye Retail
   115          MSMC           03-14398      1578 Flatbush Avenue
   116          MSMC           03-14543      Corners Plaza
   117          MSMC           03-14012      Streetside Market
   118          MSMC           03-13529      Shoreline Mini-Storage
   119          MSMC           03-14725      Tanasboume West Shops
   120          MSMC           03-14391      Sterling Auto Center
--------------------------------------------------------------------------------

   MORGAN STANLEY